As filed with the Securities and Exchange Commission on June 8, 1999

                                          Registration No. 333-54011
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ICON Income Fund Eight
ICON Income Fund Eight A L.P., a Delaware limited partnership ("ICON Eight A") ICON Income Fund Eight B L.P., a Delaware limited partnership ("ICON Eight B")
       (Exact name of registrant as specified in governing instruments)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                                     7394
           (Primary Standard Industrial Classification Code Number)

       ICON Eight A [13-4006824], ICON Eight B [to be applied for]
                   (I.R.S. Employer Identification Numbers)

     600 MAMARONECK AVENUE, HARRISON, NEW YORK 10528 (914) 698-0600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               JOHN L. LEE, SECRETARY AND GENERAL COUNSEL
                              ICON Capital Corp.
                          600 Mamaroneck Avenue
                        Harrison, New York 10528
                             (914) 698-0600
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               Ross Pascal, Esq.
                            Day, Berry & Howard LLP
                              260 Franklin Street
                          Boston, Massachusetts 02109
                           (counsel to registrants)
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      This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities
Act of 1933, as amended, or on such date as the Commission, acting pursuant to said Section 8(c), may determine.
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          PAGE 1 of ________ PAGES EXHIBIT INDEX IS ON PAGE ________

        Cross Reference Sheet Required by Item 501(b) of Regulation S-K


Item Number and Caption                   Location in Prospectus

1.    Forepart of the Registration             Cover   Pages  of   Registration
Statement
      Statement and Outside Front              and Prospectus
      Cover Page of Prospectus

2.    Inside Front and Outside Back            Cover Page; Back Page
      Cover Pages of Prospectus

3.    Summary Information, Risk           Summary   of   the   Offering;   Risk
Factors
      Factors and Ratio of Earnings to
      Fixed Charges

4.    Use of Proceeds               Sources and Uses of Offering Proceeds;
                                    Summary of Compensation; Investment
                                    Objectives and Policies

5.    Determination of Offering Price               *

6.    Dilution                            *

7.    Selling Security Holders                 *

8.    Plan of Distribution                Cover Pages; Plan of Distribution

9.    Description of Securities to be               Cover  Pages;   Summary  of
the Offering;
      Registered                    Summary of the Partnership Agreement;
                                    Partnership Agreement

10.   Interests of Named Experts               Legal Matters; Experts
      and Counsel

11.   Information with Respect to              Summary    of   the    Offering;
Management;
      the Registrant                      Investment Objectives and Policies;
                                    Summary of the Partnership Agreement;
                                    Financial Statements

12.   Disclosure of Commission            Fiduciary Responsibility;
      Position on Indemnification              Partnership Agreement
      for Securities Act Liabilities
---------------------

* Omitted because the item is inapplicable or the answer is negative.

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                          ICON INCOME FUND EIGHT A L.P.
                                MASTER SUPPLEMENT
                               DATED JUNE 8, 1999
                     TO PROSPECTUS DATED SEPTEMBER 23, 1998

SUMMARY

  This master supplement dated June 8, 1999 updates and revises the prospectus dated September 23, 1998 and replaces all previous supplements. This master supplement forms a part of, and must be accompanied or preceded by, the prospectus.

  The primary purposes of this master supplement are to:

o revise certain sections of the prospectus so that they are easier to understand and to update the information in them,
o describe the current status of the offering of Fund Eight A and its equipment acquisition efforts,
o     reflect changes in the management of the general partner of Fund Eight
      A, ICON Capital Corp.,
o     update the prior performance of the prior public programs,
o    reflect a change to the experts section of the prospectus and
o    update the financial  information of ICON  Capital  Corp.and Fund  EightA.

     Each potential investor should thoroughly review the prospectus and this master supplement prior to subscribing for units in the partnerships.

  On pages 2 through 16 of this master supplement are certain  sections  of the prospectus are reproduced in a revised state so that they are easier to understand and to update the information in them. These sections appear in the prospectus as the cover page, the summary of the offering (pages 8-14 of the prospectus) and the risk factors (pages 14-22 of the prospectus).

             _______________________________________________________
                               REVISED COVER PAGE
             _______________________________________________________
                         ------------------------------

                            ICON INCOME FUND EIGHT
                        ------------------------------

                        $150,000,000 (Maximum Offering)
                1,500,000 Units of Limited Partnership Interest
 (in two Limited Partnerships, each having a minimum capitalization of 12,000
                                    Units)

                               $100.00 per Unit

                     Minimum Investment: 25 Units ($2,500)
               (10 Units or $1,000 for IRAs or Qualified Plans)



                       Price            Sales                   Proceeds
                    to  Public         Commissions            to Partnership

Per Unit             $    100            $    10                  $     90
Minimum Offering   $1,200,000            $120,000              $ 1,080,000
per Partnership of
12,000 Units

Maximum Offering  $75,000,000           $7,500,000              $67,500,000
 per PartnershiP
 of 750,000 Units



These are speculative securities and this investment involves a high degree of risk. Consider carefully the risk factors beginning on page 14, which include the following:

        o  The profitability of this investment cannot be estimated

        o We will receive substantial fees, only some of which are related to the amount of distributions you receive

        o You may be unable to resell the units and therefore you should be prepared to hold them for the life of the partnership

        o We manage similar partnerships and so the partnerships are subject to conflicts of interest


      ICON Income Fund Eight is an equipment leasing program consisting of two limited partnerships, ICON Income Fund Eight A L.P. and ICON Income Fund Eight B L.P. This prospectus describes an investment in units of either partnership. We have formed Fund Eight A as its general partner. We will form Fund Eight B, as its general partner, immediately prior to offering its units to investors.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      You must meet the requirements described below to invest in a partnership. Because we do not have direct knowledge of your financial situation, we will rely on what you tell us. In addition, brokers (sometimes called selling dealers) must have reasonable grounds to believe that this investment is suitable for you. Consequently, it is important that the information you provide is complete and accurate. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home.

      Investor Suitability

      You must meet our basic suitability requirements to invest. In general, you must either have:

(1)   a net worth of at least $30,000 plus $30,000 of annual gross income; or

(2) a net worth of at least $75,000.

      Certain State Requirements

      Residents of Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington must have either of the following in order to invest:

(1)   a net worth of at least $45,000 plus $45,000 of annual gross income; or

(2) a net worth of at least $150,000.

      Residents of Massachusetts and North Carolina must have either of the following in order to invest:

(1)   a net worth of at least $60,000 plus $60,000 of annual gross income; or

(2) a net worth of at least $225,000.

      If you are a Pennsylvania resident, your investment may not exceed 10% of your net worth. If you are an Ohio resident, your investment may not exceed 10% of your liquid net worth.

      Who Should Invest

      You should only invest if you:

o are prepared to hold this investment for 8-10 years, comprised of the period ending 5 years from when we complete the offering which is called the reinvestment period and the following 1-3 years when we will liquidate the assets of the partnerships;

o     have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

o     are prepared to assume the substantial risks associated with this investment.

      Minimum Investment

      The minimum number of units you must purchase is 25. Residents of Nebraska must purchase a minimum of 50 units. For IRAs and qualified plans, you must purchase at least 10 units.

See the section of this prospectus entitled "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of state suitability requirements.

We include cross-references in this prospectus to section captions where you can find further related discussions. The table of contents in the prospectus provides the pages on which these captions are located. In this prospectus, "general partner," "we," "us" and "our" refer to ICON Capital Corp., the general partner of the partnerships.



                         REVISED SUMMARY OF THE OFFERING


      This  summary   highlights   information   contained   elsewhere  in  this
prospectus. You should read the entire prospectus, including "Risk Factors," carefully before making an investment decision.

      ICON Income Fund Eight is an equipment leasing program consisting of two Delaware limited partnerships. Fund Eight A was formed on July 9, 1997 while Fund Eight B has not yet been formed. The partnerships will primarily engage in the business of leasing equipment and acquiring residual interests in leased equipment. To a lesser degree, the partnerships will

      o make loans that are secured by equipment to businesses we determine are creditworthy; and

      o engage in any other business activities which are consistent with the partnerships' objectives and in which the partnerships may lawfully engage.

      We expect that most of the proceeds we raise from this offering will be invested in equipment that is or will be leased, and this will produce passive income for federal income tax purposes. We call the users of leased equipment lessees.

      Some of the proceeds may be loaned to users of equipment. We call these loans financing transactions, and we call the businesses that use the equipment which is subject to a loan borrowers. The financing transactions, and some leases, will produce portfolio income rather than passive income for federal income tax purposes.

      We anticipate that each partnership will complete its reinvestment period 5 years from the date we complete our offer to sell units for that partnership, but the reinvestment period may be extended at our discretion. We will then sell each of the partnership's investments in the ordinary course of business within a further period ending from 8-10 years after we begin offering units. You should expect to hold your units for the full term of the partnership in question, which is 8-10 years from the time you invest.

Investment objectives and policies

      We have four investment objectives:

(1) INVEST IN EQUIPMENT AND MAKE LOANS: invest at favorable prices in a diversified portfolio of primarily used equipment having long lives and high resale values, and, to a lesser degree, make loans that are secured by equipment to creditworthy businesses at attractive rates of interest.

(2)   MAKE   CASH   DISTRIBUTIONS:    make   substantially   tax-deferred   cash
      distributions during the early years of the partnerships, beginning the month after the month you are admitted as a limited partner;

(3) CONSERVATIVELY MANAGE THE PARTNERSHIPS: manage a relatively safe investment for you by purchasing a diversified portfolio of equipment subject to leases or financing transactions with creditworthy lessees or borrowers. A diverse portfolio makes it less likely that changes in any one market sector will significantly impact the partnerships. Creditworthy lessees and borrowers lessens the partnerships' risk of economic loss due to bankruptcy of a lessee or borrower. We also intend to emphasize investments in used, long-lived, low obsolescence equipment to reduce the impact of economic depreciation; and

(4) PROVIDE A FAVORABLE TOTAL RETURN: provide you a total return on your investment which, by the time we sell the partnerships' equipment and other assets, compares favorably with other investment alternatives having similar risks.

      We intend to target investments in equipment and financing transactions with the highest available rate of return consistent with prudent risk management and reasonably conservative investment decisions. We can give no assurance, however, that your investment will achieve an above-average rate of return while satisfying the above objectives.

Uses of offering proceeds

      Assuming all of the units are sold, we will:

      o invest at least 80.40% of the funds we receive from investors in equipment, leases and financing transactions, and in a reserve of at least 1%; and

      o use the remaining 19.60% of the funds to pay fees and expenses relating to this offering and organizing the partnerships.

      Assuming only the minimum number of units (12,000) are sold for a partnership, we will:

      o invest at least 75% of the funds we receive from investors in equipment, leases and financing transactions, and in a reserve of at least 1%; and

      o use the remaining 25% of the funds to pay fees and expenses relating to this offering and organizing the partnerships.

Our compensation from the partnerships

      The dealer-manager, which is a company affiliated with us, will select the brokers, manage this offering, and be compensated for those and other services. We will acquire the assets for and manage the business of the partnerships. The section of this prospectus entitled "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES" details the estimated amount and range of each item of compensation that we and the dealer-manager will be paid. The most significant items are:

o approximately 19.60% of the proceeds from the offering (assuming we sell all 750,000 units) will pay fees and expenses relating to this offering and organizing the partnerships. We and our affiliates will receive approximately 11.60% of the proceeds and 8.0% will be paid to unrelated brokers;

o we are entitled to a management fee of between 2% and 5% of gross rental payments under the leases and 2% of payments on financing transactions;

o initially, we will receive 1% and the investors as a group (sometimes called limited partners) will receive 99% of cash distributions from the partnerships' operations and sales. This will continue until the limited partners have received what we call payout, which is a total cash distribution equal to the amount of their investment plus an 8.0% cumulative annual return on their investment; and

o after payout, 10% of cash distributions from sales and operations will be paid to us and 90% shall be paid to the limited partners.

Our relationship to the partnerships is not free of conflicts

      Each partnership will be subject to conflicts of interest because of our relationship to them. These conflicts may include:

o     the lack of arm's length negotiations in determining our compensation;

o     competition with other leasing programs that we sponsor for the acquisition, lease, financing or sale of equipment;

o     competition with our affiliates for the acquisition, lease, financing or sale of equipment; and

o competition for management services with other leasing programs that we or our affiliates sponsor.

      In addition to the fiduciary duty that we owe you as a general partner of a partnership, the Partnership Agreements contain provisions to minimize conflicts between us, our affiliates and you. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE PARTNERSHIP AGREEMENT."

Our fiduciary responsibility

      We will act as fiduciary to each partnership. However, each partnership will indemnify us for many of our acts on their behalf and we will be permitted to take actions that may involve a conflict of interest. See "CONFLICTS OF INTEREST."

Other offerings we sponsored and manage

      We have sponsored, and are currently managing, seven other public leasing programs with objectives similar to those of the partnerships. See "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES" and Exhibit B for more detailed information about such other programs.

Management; financial statements

      We are the sole general partner of the partnerships. We are a Connecticut corporation located at 600 Mamaroneck Avenue, Harrison, New York 10528 (telephone 914-698-0600). We will manage and control the affairs of the partnerships. See "MANAGEMENT" for a description of our officers and other key personnel who will be responsible on our behalf to manage the partnerships' business. Our financial statements and those of ICON Income Fund Eight A L.P. are located in "FINANCIAL STATEMENTS" section of this prospectus.

Federal income tax considerations

      See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of significant federal income tax issues pertinent to you. That section also describes a legal opinion regarding federal income tax matters that we have received which addresses the material federal income tax issues that may be relevant to you if you are an individual U.S. citizen or resident. If you are not an individual, you need to consult with your tax advisor to determine if you would face any special tax consequences because of an investment in the partnerships.

      We have obtained an opinion from Day, Berry & Howard LLP, our tax counsel, concerning the partnerships' classification for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES--Classification as a partnership." The opinion states that tax counsel has reviewed the summaries of federal income tax consequences to investors and of certain tax-exempt entities, including qualified plans, set forth in this prospectus under the captions "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS." Tax counsel believes that the statements and conclusions in these sections of the prospectus are correct under present tax law.

Capitalization

      The section of the prospectus entitled "CAPITALIZATION" includes a table showing the partnerships' current and projected capitalization, after deduction of the costs of this offering and organizing the partnerships.

Summary of partnership agreements

      The relationship between you, the limited partners, and us, the general partner, is governed by each Partnership Agreement. You should be particularly aware that under the Partnership Agreements:

o     you will have limited voting rights;

o your units will not be freely transferable and, even if transferable, can probably only be sold at a substantial discount to the price you paid for them; and

o the fiduciary duty that we owe you has been modified because of our sponsorship of other similar programs. This was done to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one such program.

      See "FIDUCIARY RESPONSIBILITY," "SUMMARY OF THE PARTNERSHIP AGREEMENT," "TRANSFER OF UNITS" and "REPORTS TO LIMITED PARTNERS" for further details.

Restrictions on your ability to transfer units

      The Partnership Agreements restrict your ability to transfer units. These restrictions are imposed so that the partnerships not be treated as a "publicly traded Partnership," which would make them subject to taxation as a corporation. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." As a result of these restrictions, you will be unable to transfer your units in a given year if the total transfer limits for the partnerships have been reached during that particular year. See "TRANSFER OF UNITS."

Plan of distribution

      The Offering -- Each of the partnerships is offering between 12,000 and 750,000 units, with a maximum offering amount of $75,000,000 for each partnership. We cannot guarantee that any specified amount of money will be raised. The dealer-manager and the brokers will offer the units for sale.

      Offering Period -- We expect the offering period for units in Fund Eight A to close in the early part of 2000. The offering of units in Fund Eight B will close at least one year after that. In no event will the offerings close later than September 23, 2002. The applicable state securities authority in most states must approve our continuing the offering for more than one year. We may terminate the offering of units in each partnership at any time. Furthermore, after the Fund Eight A offering closes, we are not required to undertake the Fund Eight B offering.

     Minimum Offering -- Fund Eight A has already met the minimum offering amount. Unless Fund Eight B receives subscriptions for 12,000 units prior to the completion of its offering period, no units will be issued by that fund, and all funds received in connection with its offering will be promptly refunded to investors. Although we (and our affiliates) may buy up to 10% of the total units purchased, not more than 600 of the units we purchase will be included in determining whether the minimum offering size for Fund Eight B has been achieved.

     Escrow Agent; Distribution of Escrow Interest -- For investments in Fund Eight B, we will deposit and hold your investment in an interest-bearing escrow account at a national bank until: - the minimum offering size of $1,200,000 has been received, excluding investments from Pennsylvania residents; or - one year after the offering for Fund Eight B begins, whichever comes first.

  If you are a Pennsylvania resident, your investment is subject to the further conditions that:
- it must be held in escrow until at least $3,750,000 (5% of the maximum offering of $75,000,000) has been received; and
- you are offered the opportunity to rescind your investment if $3,750,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the period of the offering in Pennsylvania.

      While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until: you are admitted to a partnership as a limited partner; - if you are a Pennsylvania investors, the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $3,750,000 per partnership must be satisfied for you to be admitted as a limited partner, or you will have the option to have your investment refunded; or
-     one year from the time the offering period began, whichever comes first.

      The interest earned on your investment will be paid to you upon admission to a partnership. If you are not admitted as a limited partner of Fund Eight B, the interest will be paid when your investment funds are returned.

      Subscription -- You must fill out a Subscription Agreement, attached as Exhibit C to this prospectus, in order to purchase units. By subscribing for units, you will be deemed to have made all of the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms of the Subscription Agreement and of the Partnership Agreement.

      Closings -- The initial closing of the offering for each partnership will be held after subscriptions for at least 12,000 units have been received by the escrow agent. At that time, subscribers for at least that number of units may be admitted to that partnership as limited partners. After the initial closing, each partnership intends to hold daily closings until the offering is completed or terminated. The initial closing for Fund Eight A was held on October 5, 1998.

      Status of the Offering -- As of the date of this prospectus supplement, 1,703 investors have been admitted as limited partners to Fund Eight A, and those limited partners have acquired 399,172 units.

                               REVISED RISK FACTORS


      This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing units. The partnerships' business, operating results and financial condition could be adversely affected by any of the following risks, which could result in a partnership failing to provide the expected returns on your investment or even a loss of a portion of your investment.

      This prospectus also contains certain forward-looking statements based upon current expectations that involve risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of words such as "expects," "anticipates," "intends," and "plans" and similar expressions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include those discussed below and elsewhere in this prospectus.

Partnership Risks

The ultimate composition of the partnerships' investment portfolios is currently unknown

      The ultimate composition of the partnerships' investment portfolio cannot be predicted, as there is no way of anticipating what types of equipment leases and financing transactions will be available on reasonable terms at the times the partnerships are ready to invest their funds. We may vary the partnerships' investment portfolios or may invest in financing transactions to a greater degree than currently anticipated. However, during the reinvestment period, it is our intention to invest all net offering proceeds and cash from operations and sales in leases and financing transactions, as described in the section entitled "INVESTMENT OBJECTIVES AND POLICIES."

The partnerships' success will partially depend on residual value of the equipment we acquire

      A significant part of the value of any leasing transaction is the potential value of the equipment once the primary lease term expires. Your ultimate investment return will partly depend upon the residual value of the equipment at the time of its sale or re-lease. The amount of this residual value will depend to a significant extent on:

o our ability to acquire or enter into lease agreements that preserve or enhance the value of the equipment during the partnerships' ownership period until the leases expire;

o     our ability to maximize the value of the equipment upon its sale or re-lease when the lease expires;

o     market conditions prevailing at lease expiration;

o     the cost of new equipment at the time we are remarketing used equipment;

o the extent to which technological developments during the lease term reduce the market for a certain type of used equipment; and

o     the strength of the economy.

If only the minimum offering size is raised the partnerships will not be able to diversify their investments

      Each partnership may begin operations with minimum capitalization of approximately $1,038,000, although Fund Eight A as of the date of this master supplement has already exceeded the minimum. Our ability to diversify Fund Eight B's investments, and its profitability, could be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of units are sold, Fund Eight B will not be able to achieve as much portfolio diversification as it could with more capital. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS."

If seasoned and used equipment that we acquire has not been properly maintained, or other issues arise, the partnerships may receive less residual value than expected

      We expect to significantly invest in seasoned and used equipment. See "INVESTMENT OBJECTIVES AND POLICIES--General" and "--Equipment." To prudently do so, we will seek to obtain representations from the sellers and lessees of seasoned and used equipment that:

o     the equipment has been maintained in compliance with the terms of their leases;

o     that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such leases; and

o the equipment is in good operating condition and repair and that the lessee has no defenses to rents payable for the equipment resulting from its condition.

      The partnerships would have rights against the seller or user of seasoned or used equipment for any losses arising from a breach of the representations. There is no assurance, however, that these rights would make the partnerships whole for all of their investment in the transaction or their expected returns on the transaction if lessees stop making rental payments in full due to undetected problems or issues.

The partnerships' may invest in options which could become unprofitable if the party granting the option files for bankruptcy

      The partnerships may acquire options to purchase equipment for a fixed price at a future date, typically at the end of a lease term. In the event of a bankruptcy by the party granting the option, the partnerships might be unable to enforce the option or recover the option price paid.

The partnerships could incur losses if a lessee or borrower defaults

o     If a lessee or borrower defaults on its payment obligations, a partnership would need to repossess the equipment or foreclose on the collateral securing the financing transaction. A partnership might be unable (1) to repossess the equipment or collateral at all or, in the event of bankruptcy, only after significant delay, or
           (2) to sell or re-lease the foreclosed equipment or collateral on terms comparable to those under the original lease. In these cases, a partnership might sustain a significant loss of anticipated revenues, resulting in the inability to fully recover its investment.

o If a lessee defaults on a lease financed with borrowed funds, the entire value of the equipment must first go to repay the related lender of the borrowed funds. Only after that repayment would any of the remaining value of the equipment be available for distribution to investors or reinvestment by the partnership. In such a circumstance, the partnership's entire investment in such equipment might be lost.

Excessive defaults in securitizations may result in partnership losses

      The partnerships may invest in special purpose entities formed to acquire pools of leases and financing transactions. These pools, which are often described as "securitizations," would typically consist of many hundreds or thousands of leases or financing transactions. Each pool will have a loss reserve for the percentage of its transactions that it projects will default. If the actual default experience of a pool in which a partnership invests is worse than the loss reserve, the partnership's return on its investment in the pool, or the investment itself, could be reduced or eliminated.

Losses as a result of lessee defaults may be greater if the partnership acquires the leased equipment with borrowed funds

      Although we expect each partnership to acquire some of its investments for cash, we intend to have the partnerships borrow to acquire additional investments and generate additional gross revenues. Such borrowings will be secured by a lien on the equipment that is being financed and the related leases. Although borrowing permits the partnerships to acquire a greater number and variety of investments, it may also increase the partnerships' risk of loss. For example, if a lessee defaults in the payment of rentals due under a lease which has been assigned to a lender, then the lender could foreclose on the equipment and the partnership might not recover its investment.

Leasing equipment in foreign countries may be riskier than leasing in the United States

      If the partnerships lease equipment outside the United States, regulations of other countries will apply which may adversely effect the partnerships' title to equipment in those countries. Foreign courts may not recognize judgments obtained in United States courts, and different accounting or financial reporting practices may make it difficult to judge lessees' and borrowers' financial viability, heightening the risk of default and the loss of the partnerships' investments.

      It may be difficult for the partnerships to obtain possession of their equipment if a foreign lessee defaults. The partnerships may have difficulty enforcing their rights under the lease or financing transaction. Moreover, foreign jurisdictions may confiscate equipment. Use of equipment in a foreign country will be subject to that country's tax laws, which may impose unanticipated taxes. While we will seek to require the lessees and borrowers to reimburse the partnerships for all taxes on the use of the equipment and require them to maintain insurance covering the risks of confiscation of the equipment, there is no assurance that we will be successful or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

The partnerships could incur losses as a result of foreign currency fluctuation

      The partnerships may enter into foreign leasing or financing transactions for which they would receive payments in foreign currencies. In these cases, the partnerships may enter into a contract to protect from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow the partnerships to receive a fixed U.S. dollar equivalent for these payments regardless of fluctuations in the currency exchange rate. If the lease or financing payments were disrupted due to default by the lessee or borrower, the partnerships would probably continue to meet their obligations under the hedge contract by acquiring the foreign currency equivalent of the missing payments, but at possibly unfavorable exchange rates.

      Furthermore, when a partnership acquires a residual interest in foreign equipment, it may be impossible to hedge foreign currency exposure with respect to residual values since the amount and timing of receipt of the residual interest is unpredictable. This could positively or negatively affect a partnership's income from such a transaction, as measured in U.S.
dollars.

Investment in joint ventures may subject the partnerships to risks relating to their co-investors

      The Partnership Agreements permit the partnerships to invest in joint ventures. Investing in joint ventures involves additional risks not present when directly entering into leases or financing transactions. These risks include the possibility that the partnerships' co-investors might become bankrupt or have economic or business interests or goals that are inconsistent with those of the partnerships and want to manage the joint ventures in ways that do not maximize the return to the partnerships. Among other things, actions by a co-investor might subject leases or financing transactions that are owned by the joint venture to liabilities greater than those contemplated by the partnerships. Also, when more than one person controls a joint venture, there might be a stalemate on decisions, including a proposed sale or other transfer of any leases or financing transactions at unfavorable prices or terms.

We may be unable to obtain insurance for certain types of losses

      While the leases and financing transactions will generally require lessees and borrowers to have comprehensive insurance and assume the risk of loss, some losses, such as from war or earthquakes, may be either uninsurable or not economically insurable. Furthermore, not all possible contingencies affecting equipment can be anticipated or insured against. If such a disaster would occur to the equipment or collateral securing the leases and financing transactions, the partnerships could suffer a total loss of investments in affected equipment.

The partnerships could suffer losses if they fail to maintain equipment registration

      Aircraft and marine vessels are subject to registration requirements by the Federal Aviation Administration and United States Coast Guard. Railroad cars, over-the-road vehicles and other equipment may be subject to governmental registration requirements. Failing to register these types of equipment or losing the registration could result in substantial penalties, premature sale of the equipment and/or the inability to operate and lease the equipment.

Undetected year 2000 problems

      Most computer programs have been written using two digits rather than four to define the applicable year. As a result, the programs are not designed to make the transition to the year 2000. This computer software problem is commonly referred to as the "year 2000" issue. Computer programs with date-sensitive applications may, if not modified, fail or miscalculate dates, causing system failures, the inability to process transactions or other disruptions of operations. We use third-party software in managing the partnerships and we are communicating with key software vendors to ensure that these systems are year 2000 compliant. If equipment lessees and borrowers were to have year 2000 problems, then their lease and financing payments to the partnerships could be delayed or missed. Although the impact of the year 2000 issue will depend on how lessees and borrowers address the issue, each of them will have a material self-interest in resolving any year 2000 issue. We do not expect the partnerships to incur significant costs as a result of the year 2000 issue.

Conflicts of interest

      The partnerships will be subject to various conflicts of interest arising out of their relationships to us and our affiliates. See "CONFLICTS OF INTEREST." These conflicts may include:

      o    the  lack  of  separate   legal   representation   and  arm's  length
           negotiations regarding compensation payable to us;

      o the fact that we will receive more fees for acquiring equipment and negotiating financing transactions if the partnerships utilize debt to fund these transactions;

      o the lack of prohibitions in the Partnership Agreements on our ability to compete with the partnerships for equipment acquisitions and other types of business;

      o our discretion to determine when to distribute net cash flow from operations to the limited partners or to a partnership's reserve account could be affected by the fact that deficient reserves relative to a partnership's contingent liability may expose us to liability to creditors of the partnership, ;

      o our opportunities to earn fees for referring a prospective lessee to lessors other than the partnerships;

      o the fact that the dealer-manager, who is affiliated with us and is not an independent securities firm, will review and investigate the partnerships and the information in this prospectus;

      o our ability as tax matters partner to negotiate with the IRS to settle tax disputes that would bind the partnerships and the limited partners might not be in your best interest given your tax situation; and

      o our decisions as to when and whether to sell a jointly-owned assets when the co-owner is another program we manage.

We will not devote our time exclusively to managing the partnerships

      The partnerships will not employ their own full-time officers, directors or employees. Instead, we will supervise and control the business affairs of the partnerships. Our officers and employees will only devote the amount of time they think is necessary to conduct the partnerships' business. See "CONFLICTS OF INTEREST."

      Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws which limit the interest rate that can be charged. Although we anticipate structuring the leases to avoid usury laws, there can be no assurance that we will be successful in doing this.

If a lease is determined to be a loan, it would be subject to usury laws

      Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws, which limit the interest rate that can be charged. Although we anticipate structuring the leases so that they avoid being deemed loans and would therefore not be subject to the usury laws, there can be no assurance that we will be successful in doing this. Loans at usurious interest rates are subject to a reduction in the amount of interest due under the loans.

Investment Risks

You will have limited voting rights and no management authority

      We will make all management decisions for the partnerships, including determining which equipment they will purchase and which leases and financing transactions each will enter into. The success of the partnerships will depend on the quality of the investment decisions we make, particularly relating to the acquisition of leases and financing transactions and the re-leasing and disposition of equipment. You are not permitted to take part in managing the partnerships or establishing the partnerships' investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of partnership management to us.

      Generally, you will only be able to vote on extraordinary matters, such as a proposed amendment to a Partnership Agreement. For any matter submitted for your vote, the consent of limited partners owning not less than a majority of a partnership's units is required for approval. Each Partnership Agreement provides that units we own are not counted in determining the percentage of units necessary for a vote concerning:

o     our removal as general partner; or

o     any transaction between us and a partnership. See Section 13.2 of the
                Partnership Agreements, entitled "Limited Voting Rights of the Limited Partners."

There is no guarantee you will receive a return comparable to that of investors in similar programs we sponsored and manage

      You should not assume that you will experience investment results or returns comparable to those experienced by investors in any other programs we sponsored and manage. You should also keep in mind that a portion of distributions made to date by other programs we sponsored and manage has included a return of investors' capital contributions. See Table III which appears as Exhibit B. Additionally, three similar programs that we sponsored and manage, although with different managers, experienced losses in 1991 and 1992 due primarily to lessee bankruptcies.

Losses could exceed reserves resulting in reduced distributions

      While we will do our best to avoid and minimize losses and to establish adequate reserves for losses, partnership losses could exceed those reserves. If so, there could be a reduction in your distributions. Each partnership will initially set aside 1% of the offering proceeds as reserves for losses. After the reinvestment period, the reserves will be not less than the smaller of 1% of the offering proceeds or 1% of the partnership's aggregate adjusted capital accounts.

The amount of distributions you will receive and your return from this investment is difficult to predict

      We arrived at the initial rate of cash distribution by estimating what we believe is a sustainable rate of distribution during the reinvestment period. The actual distribution rate may be greater or less than the initial rate of distribution during the reinvestment period if we deem it prudent to revise the rate. Furthermore, over the entire life of the partnership the actual rate of return on your investment may be greater than or less than the rate of distribution. If the rate of return on your investment is ultimately less than the initial distribution rate, then some of your distributions would include a return of some of your investment. Until all cash from the operations of a partnership and from the sale of all its assets have been paid, the final calculation of the return on your investment cannot be determined. There is no assurance that you will achieve any specified rate of return on your investment. See "Cash Distributions to Partners--Monthly Cash Distributions."

The rate of monthly cash distributions is not fixed

   While we intend to make monthly cash distributions from the partnerships' net cash flows from operations, we may determine it is in the best interest of the partnerships to periodically change the amount of the cash distributions you receive or not make any distributions in some months. When the partnerships' assets are being sold after the reinvestment period, regular distributions may sharply decrease because there will be fewer leases and financing transactions available to generate cash flow from operations. See "CASH DISTRIBUTIONS TO PARTNERS -- Monthly Cash Distributions."

There is no secondary market for units so your ability to transfer them is limited

      The units are limited partnership interests. In order to avoid treatment as a "publicly traded partnership," Treasury Department regulations impose severe limitations on our ability to create or participate in a "secondary market" for the units. Your ability to sell or otherwise transfer your units, other than at a substantial discount, is extremely limited. You must view your investment in a partnership as a long-term, illiquid investment.
See "TRANSFER OF UNITS."

If you choose to redeem your units you will not receive your full capital account balance

   Beginning the second full quarter following the final closing date of this offering, you may request that a partnership redeem up to 100% of your units. A partnership is under no obligation to do so, however, and will not maintain any cash reserve for this purpose. If we allow a partnership to redeem your units, the redemption price has been unilaterally set and is described in the section of this prospectus captioned "TRANSFER OF UNITS--Limited Right of Presentment for Redemption of Units." If your units are redeemed, the redemption price will probably provide you a significantly lower value than the value you would realize by retaining your units for the duration of the partnership.


Federal Income Tax Risks and ERISA Risks

Federal tax considerations in general

      Although this investment may be appealing for federal income tax purposes, you should invest based on economic rather than tax factors. While tax counsel has reviewed the section of the prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" for accuracy, their opinion about that section is limited largely to tax matters they believe are material to an individual taxpayer. Furthermore, the opinion is subject to assumptions concerning the future operations of the partnerships and is not binding on the IRS. In addition, the IRS has not ruled on any federal income tax issue in relation to the partnerships. Because your other income and expenses may affect the tax consequences of this investment, there can be no assurance that you will obtain the tax consequences described in this prospectus. You and your advisers should not only carefully review the "FEDERAL INCOME TAX CONSEQUENCES" Section, but also carefully review your tax circumstances.

      Many of the tax consequences described are unclear because recent tax laws have not yet been interpreted. The tax benefits described may be challenged by the IRS upon audit of any tax return of the partnerships. If an audit adjusts the partnerships' tax return, you might have to adjust your income tax return as well. This might also result in an examination of your return for items unrelated to the partnerships, or an examination of your prior years' returns. You could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The partnerships will not reimburse you for any legal and accounting expenses you incur because of an examination of your income tax return. Nor will a partnership represent you in connection with an audit by the IRS of items unrelated to the partnership. See "FEDERAL INCOME TAX CONSEQUENCES -Audit by the Service."

If the IRS classifies the partnerships as corporations, you will lose tax benefits

      If the IRS successfully contends that a partnership should be treated as a "publicly traded partnership." The partnership would then be treated as a corporation for federal income tax purposes rather than as a partnership. If so, all of the possible tax benefits of this investment could be eliminated and:

o     losses realized by a partnership would not pass through to you;

o     a partnership would be taxed at income tax rates applicable to corporations thereby reducing distributions to you; and

o your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

      To minimize this possibility, Section 10 of the Partnership Agreements place restrictions on your ability to transfer units. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships."

The partnerships could lose cost recovery or depreciation deductions if the IRS treats their leases as sales or financings

      We expect that, for federal income tax purposes, the partnerships will be treated as the owner and lessor of the equipment they own and lease. However, the IRS may challenge the leases and instead assert that they are sales or financings. This would result in the loss of cost recovery or depreciation deductions by the partnerships for the equipment subject to those challenged leases. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases."

You may incur tax liability in excess of the cash distributions you receive

      Your tax liability from this investment may exceed the cash distributions you receive from it. While we expect that your taxable income from this investment for most years will be less than your cash distributions in those years, to the extent any partnership debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of partnership property may result in taxes in any year that are greater than the amount of cash from the sale and give you tax liability in excess of cash distributions.

There are limitations on your ability to deduct partnership losses

      Your ability to deduct losses generated by the partnerships is limited to the amounts that you have at risk in this activity. This is generally the amount of your investment, plus or minus any profit or loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the partnerships' operations will constitute passive activities, you can only use losses from the partnerships to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitations."

The IRS may allocate more taxable income to you than the Partnership Agreements provide

      Our allocations of profits or losses might be successfully challenged by the IRS. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for you than the Partnership Agreements allocate. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses."

If you are a tax-exempt organization you will have unrelated business taxable income

      Tax-exempt organizations are nevertheless subject to unrelated business tax on unrelated business taxable income ("UBTI"). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The partnerships' leasing income will generally constitute UBTI, as will a portion of their income from financing transactions. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations."

Entering into joint ventures could entail the loss of anticipated tax benefits

      The partnerships and the joint ventures in which they invest will be entitled to cost recovery, depreciation or amortization deductions with respect to their properties only if they are the owners of properties for tax purposes. Determining who is the owner is based on many factors. If the IRS determines that the partnerships are not the owners of their equipment, they would not be entitled to cost recovery, depreciation or amortization deductions, and their leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases" and "--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation."

If you are a foreign investor you might be subject to U.S. tax withholding and be required to file U.S. tax returns

      Foreign investors should be aware that their share of the income from the partnerships may be subject to U.S. income tax withholding. Foreign investors may also be required to file U.S. income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors."

This investment may cause you to pay additional taxes

      You may be required to pay alternative minimum tax in connection with this investment as you will be allocated a ratable share of tax preference items. Our operation of the partnerships may lead to other adjustments which could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax." You also may be subject to state and local taxation, such as income, franchise or personal property taxes in your state, as a result of this investment. A partnership's use of equipment outside the U.S. might also subject the partnership and you to income or other types of taxation in foreign countries and other states.

The assets of the partnerships may be plan assets for ERISA purposes

      ERISA and the tax code may apply what is known as the look-through rule to this investment. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisor and carefully consider the effect of that treatment, were it to occur. See "INVESTMENT BY QUALIFIED PLANS."

                    -----------------------------------------

STATUS OF THE OFFERING AND EQUIPMENT ACQUISITION EFFORTS

  The prospectus describes the proposed offering of two partnerships, ICON Income Fund Eight A L.P. and ICON Income Fund Eight B L.P. Fund Eight B has not begun its offering and will not until a supplement is issued announcing the start of the offering. Fund Eight A started its offering on September 23, 1998. As of June 8, 1999, investor closings have been held reflecting the sale of 350,827.81 Units ($35,082,781) to 1,703 Limited Partners, which leaves a maximum of 399,172.19 Units ($39,917,219) available for sale. In view of these closings, the material in the prospectus on pages 80-81 under the heading "PLAN OF DISTRIBUTION - Segregation of Subscription Payments" should be considered revised because the minimum offering required to release the general investor funds from the escrow account and the amount needed to release Pennsylvania funds from the escrow account have been met for Fund Eight A.

  Included in this master supplement is a summary of the equipment acquisition, leasing and financing efforts of Fund Eight A; details of the transactions representing approximately ten percent or more of the offering proceeds raised to date are provided below.

America West Airlines, Inc.

  America West Airlines, Inc. ("America West"), believed to be the ninth largest commercial air carrier in the United States as measured by passenger enplanement, is leasing two Boeing 737-200 Advanced aircraft which Fund Eight A acquired in March 1999 with a gross purchase price of $13,699,000 and a primary lease term ending December 2003. America West has hubs in Phoenix, Las Vegas and Columbus, Ohio and serves both domestic and international destinations.

BP Amoco Plc

  Fund Eight A acquired a 115 foot tugboat and a 414 foot, 70,000 barrel tank barge on charter to Keystone Great Lakes, Inc., whose obligations are ultimately guaranteed by BP Amoco Plc. The Vessels had a gross purchase price of $13,310,245 with a primary lease term ending January 1, 2003. BP Amoco Plc is one of the world's largest oil companies.

Oxford Health Plans, Inc.

  Oxford Health Plans, Inc. ("Oxford") has leased various pieces of information systems equipment under primary leases ending December 31, 2001. This equipment enables the processing and storage of data and had a gross purchase price of $17,879,210. Oxford is one of the largest managed healthcare providers in the United States providing health benefit plans. The company's product lines include traditional health maintenance organizations, point-of-service plans, third-party administration of employer funded benefit plans, Medicare and Medicaid plans, and dental plans.

Portland General Electric Company

  Portland General Electric Company ("Portland General"), an electric utility engaged in the generation, purchase, transmission, distribution and sale of electricity in the State of Oregon and servicing 54 cities including Portland and Salem, is leasing a coal unloading and handling facility (the "Facility") which was acquired by Fund Eight A in December 1998. The Facility had a gross purchase price of $28,244,464 with a primary lease term ending January 23, 2005. It serves Portland General's coal fired power-generating plant located in Boardman, Oregon, the second largest plant in Portland General's system believe to represent 15.6% of Portland General's total energy generating capacity. Portland General is a wholly-owned subsidiary of Enron Corp.

CHANGES IN MANAGEMENT

  Paul B. Weiss, described in the prospectus as Vice Chairman and Executive Vice Presidentof the ICON Capital Corp., is now Vice Chairman and President. Beaufort
J. B. Clarke is now Chairman, Chief Executive Officer and Director of ICON Capital Corp.

  On December 15, 1998 Gary N. Silverhardt resigned his position as Senior Vice President and Chief Financial Officer of ICON Capital Corp. Kevin F. Redmond has assumed the duties of Chief Financial Officer of ICON Capital Corp. Prior to his present position, Mr. Redmond was Vice President and Controller of ICON Capital Corp., Manager of Accounting at NationsCredit Corp. and Audit Manager with the accounting firm of Deloite & Touche.

  In view of the management changes described above, the material appearing in the prospectus under the heading "MANAGEMENT" on pages 38 - 40 of the prospectus should be considered revised accordingly.

--------------------------------------------------------------------------------

                           STATUS OF ICON INCOME FUND EIGHT A L.P.

-------------------------------------------------------------------------------

  The following sets forth all of the completed equipment acquisition, leasing and financing efforts of Fund Eight A at June 8, 1999.

------------------------------------------------------------------------
 America West Airlines, Inc.          BP Amoco Plc
 Lease Financing of:                  Lease Financing of:
 737-200 Aircraft (2)                 Tugboat and Oil Barge
 Lease Term:   4.75 years             Lease Term:   46 months
 Equipment Cost:$ 13,699,000          Equipment Cost:$ 13,310,245

------------------------------------------------------------------------
------------------------------------------------------------------------
 Oxford Health Plans, Inc.            PETsMART, Inc.
 Lease Financing of:                  Lease Financing of:
 Information Systems                  Furniture & Fixtures
 Lease Term:   3 years                Lease Term:   3 to 4 years
 Equipment Cost:$ 17,879,210          Equipment Cost:$ 2,503,322:

------------------------------------------------------------------------
------------------------------------------------------------------------
 Pharmaprint, Inc.                    Portland General Electric Company
 Lease Financing of:                  Lease Financing of:
 Manufacturing Equipment              Coal Unloading & Handling Facility
 Lease Term:   4 years                Lease Term:   6 years
 Equipment Cost:$ 2,223,995           Equipment Cost:$ 28,244,464

------------------------------------------------------------------------
------------------------------------------------------------------------
 Total Equipment Cost:$ 77,860,236

------------------------------------------------------------------------

UPDATE OF THE PRIOR PERFORMANCE OF THE PRIOR PUBLIC PROGRAMS

The section of the prospectus on pages 35 through 37 under the heading "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES - Prior Public Programs" is updated and replaced by the following:

  "prior public programs

  We, ICON Capital Corp., were formed in 1985 to finance and lease equipment, and to sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to Fund Eight A, we are the general partner of ICON Cash Flow Partners, L.P., Series A, Series B, Series C, Series D, Series E, ICON Cash Flow Partners L.P. Six and Seven. Series A, Series B, Series C, Series D, Series E, L.P. Six and L.P. Seven are referred to as the prior public programs. To a limited extent, we and our affiliates, have in the past and may in the future, engage in the business of brokering equipment leasing or financing transactions which do not meet the investment criteria established by ourselves and the prior public programs (such as creditworthiness, equipment types, transaction size or concentration by lessee, location or industry).

  Series A admitted 222 investors beginning May 6, 1988 and ending January 8, 1989, and received a total of $2,504,500 in limited partner capital contributions. Series B admitted 1,742 investors beginning September 22, 1989 and ending on November 16, 1990, and received $20,000,000 in limited partner capital contributions. Series C admitted 1,732 investors beginning January 3, 1991 and ending on June 20, 1991, and received $20,000,000 in limited partner capital contributions. Series D admitted 3,054 investors beginning September 18, 1991 and ending on June 5, 1992, and received $40,000,000 in limited partner capital contributions. Series E admitted 3,738 investors beginning July 6, 1992 and ending on August 6, 1993, and received limited partner capital contributions totaling $61,041,151. L.P. Six admitted 2,272 investors beginning March 31, 1994 and ending on November 8, 1995, and received limited partner capital contributions totaling $38,385,712. L.P. Seven admitted 4,658 investors beginning January 19, 1996 and ending September 16, 1999 and received limited partner capital contributions totaling $99,999,682.

  As of March 31, 1999, Series B, Series C, L.P. Six and L.P. Seven are each actively engaged in the purchase of equipment and the entering into and the acquiring of leases and financing transactions. Series A, Series D and Series E have each entered their disposition period and will not purchase any additional equipment nor acquire any additional lease or financing transactions. As of March 31, 1999, the prior public programs had originated or acquired investments as follows: Series A acquired $6,033,973 of leased equipment and $1,542,785 of financing transactions. Series B acquired $61,466,203 of leased equipment and $4,114,770 of financing transactions; Series C acquired $66,504,867 of leased equipment and $3,752,413 of financing transactions; Series D acquired $112,606,872 of leased equipment and $20,164,549 of financing transactions; Series E acquired $232,635,253 of leased equipment and $39,668,309 of financing transactions, L.P. Six acquired $145,529,333 of leased equipment and $16,192,395 of financing transactions and L.P. Seven acquired $294,533,182 of leased equipment and $7,680,833 of financing transactions.

  As of March 31, 1999, Series A had equipment under management consisting of a $27,000 financing transaction which represents 2% of the original cost of financings acquired. Series B had equipment under management consisting of $1,728,839 of leases and $862,542 of financing transactions which represents 3% and 21% of the original cost of investments acquired, respectively. Series C had equipment under management consisting of $2,054,370 of leases and $1,330,154 of financing transactions which represents 3% and 35% of the original cost of investments acquired, respectively. Series D had equipment under management consisting of $24,284,934 of leases and $2,451,939 of financing transactions which represents 22% and 12% of the original cost of investments acquired, respectively. Series E had equipment under management consisting of $84,662,508 of leases and $27,916,178 of financing transactions which represents 36% and 70% of the original cost of investments acquired, respectively, L.P. Six had equipment under management consisting of $56,799,896 of leases and $2,826,352 of financing transactions which represents 39% and 17% of the original cost of investments acquired, respectively, and L.P. Seven had equipment under management consisting of $275,953,751 of leases and $1,903,741 of financing transactions which represents 94% and 25% of the original cost of investments acquired, respectively.

  The percentages and amounts of cash distributions which represented investment income and a return of capital for Series A through L.P. Seven from their dates of formation through March 31, 1999 are included in TABLE III of Exhibit B to this master supplement. Certain additional investment information concerning such programs as of March 31, 1999 is also included in Tables I, II and V of Exhibit B to this master supplement.

  Three of the prior public programs, Series A, Series B and Series C experienced unexpected losses in 1992. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote-down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. In 1992 Series C wrote-down its residual position by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. ICON Capital Corp. has taken certain steps to assist Series A, Series B and Series C in the partial recovery of these losses. ICON Capital Corp. amended the Partnership Agreement of Series A, Series B and Series C to (a) extend the reinvestment period of each partnership in order to delay the start and the end of the liquidation period and (b) either decrease or eliminate the obligation of these partnerships to pay certain management fees and administrative expenses to ICON Capital Corp.

  The General Partner hereby agrees that it will provide the most recent Form 10-K, with exhibits, for the Partnerships, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K.)

  The information presented in this section concerning the prior public programs and the information and data in the Tables included as Exhibit B for the prior public programs are unaudited and represent our experience and that of our affiliates in the prior public programs. Persons who invest in units of a partnership will not have any ownership interest in any other program as a result of such investment and should not assume that they will experience returns, if any, comparable to those experienced by the investors in the prior public programs.

Update of the financials of ICON Capital Corp. and Fund Eight A

   The audited balance sheet of Fund Eight A as of December 31, 1998, the unaudited balance sheet of Fund Eight A as of March 31, 1999, the audited financial statements of ICON Capital Corp. as of March 31, 1998 and 1997 and for each of the years then ended, and the unaudited financial statements of ICON Capital Corp. as of December 31, 1998 and for the nine months then ended are included herein. Notwithstanding the inclusion of our financial statements, purchasers of units should be aware that they are not buying an interest in ICON Capital Corp. and subsidiaries or in any of its affiliates or in any prior public program.

Experts

   As noted above, the audited balance sheet of Fund Eight A as of December 31, 1998 and the audited financial statements of ICON Capital Corp. as of March 31, 1998 and 1997 and for each of the years then ended, are included herein. They rely upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon their authority as experts in accounting and auditing.

                         Index to Financial Statements

ICON Income Fund Eight A L.P.                                Page

Unaudited Consolidated Financial Statements - March 31, 1999
   and December 31, 1998
      Balance Sheets at March 31, 1999 and December 31, 1998 Statements of Operations for the Three Months Ended March 31, 1999 Statements of Changes in Partners' Equity for the Three Months
        Ended March 31, 1999, and the Period July 9, 1997 (date of inception) to December 31, 1998
      Statements of Cash Flows for the Three Months Ended March 31, 1999
      Notes to Consolidated Financial Statements

General Partner's Discussion and Analysis of Financial
   Condition and Results of Operations

Audited Consolidated Financial Statements - December 31, 1998
      Independent Auditors' Report
      Balance Sheet at December 31, 1998
      Statement of Operations for the Period July 9, 1997
        (date of inception) to December 31, 1998
      Statement of Changes in Partners' Equity for the Period
        July 9, 1997 (date of inception) to December 31, 1998 Statement of Cash Flow for the Period July 9, 1997
        (date of inception) to December 31, 1999
      Notes to Consolidated Financial Statements

General Partner's Discussion and Analysis of Financial
   Condition and Results of Operations

ICON Capital Corp.

Unaudited Financial Statements - March 31, 1999 and 1998 Balance Sheets at March
      31, 1999 and 1998 Statements of Income for the Years Ended
       March 31, 1999 and 1998
      Statements of Changes in Stockholders' Equity
        for the Years Ended March 31, 1999 and 1998
      Statements of Cash Flows for the Years
        Ended March 31, 1999 and 1998
      Notes to Financial Statements

Audited Financial  Statements  - March 31, 1998 and 1997  Independent  Auditors'
      Report Balance Sheets at March 31, 1998 and 1997 Statements of Income for the Years Ended March 31, 1998
        and 1997
      Statements of Changes in Stockholders' Equity for the Years
        Ended March 31, 1998 and 1997
      Statements of Cash Flows for the Years Ended March 31, 1998
        and 1997
      Notes to Financial Statements

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                        Consolidated Financial Statements

                                 March 31, 1999

                                   (unaudited)

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                           Consolidated Balance Sheets

                                   (unaudited)

                                                            March 31,     December 31,
                                                              1999            1998

          Assets

Cash .................................................   $  1,444,422    $  2,283,067
                                                         ------------    ------------

Investment in finance leases
   Minimum rents receivable ..........................     69,552,652      42,719,705
   Estimated unguaranteed residual values ............     39,738,145      14,931,068
   Initial direct costs ..............................      2,523,798       1,413,816
   Unearned income ...................................    (30,370,655)    (14,262,735)
                                                         ------------    ------------

                                                           81,443,940      44,801,854

Other assets .........................................         60,882          44,658
                                                         ------------    ------------

Total assets .........................................   $ 82,949,244    $ 47,129,579
                                                         ============    ============

          Liabilities and Partners' Equity

Notes payable - non-recourse .........................   $ 48,937,945    $ 28,758,019
Note payable - recourse ..............................           --         5,000,000
Accounts payable-equipment ...........................      8,119,903            --
Accounts payable - General Partner and affiliates, net      2,981,856       1,232,922
Security deposits, deferred credits and other payables         83,296         172,918
Minority interest in consolidated joint venture ......        108,510         170,880
                                                         ------------    ------------

                                                           60,231,510      35,334,739
Commitments and Contingencies

Partners' equity (deficiency)
   General Partner ...................................         (3,507)            618
   Limited partners (267,628.09 and 136,786.33
     units outstanding, $100 per unit original
     issue price in 1999 and 1998, respectively) .....     22,721,241      11,794,222
                                                         ------------    ------------

     Total partners' equity ..........................     22,717,734      11,794,840
                                                         ------------    ------------

Total liabilities and partners' equity ...............   $ 82,949,244    $ 47,129,579
                                                         ============    ============



See accompanying notes to consolidated financial statements.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                      Consolidated Statement of Operations

                    For the Three Months Ended March 31, 1999

                                   (unaudited)

Revenues

   Finance income                                              $     900,192
   Interest income and other                                          28,501
                                                               -------------

   Total revenues                                                    928,693

Expenses

   Interest                                                          493,787
   Management fees - General Partner                                 264,378
   Administrative expense
     reimbursements - General Partner                                 93,031
   Amortization of initial direct costs                               54,724
   General and administrative                                         11,082
   Minority interest expense in consolidated joint venture             5,824
                                                               -------------

   Total expenses                                                    922,826

Net income                                                     $       5,867
                                                               =============

Net income allocable to:
   Limited partners                                            $       5,808
   General Partner                                                        59
                                                               -------------

                                                               $       5,867

Weighted average number of limited
   partnership units outstanding                                     202,420

Net income per weighted average
   limited partnership unit                                    $         .03
                                                               =============








See accompanying notes to consolidated financial statements.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

             Consolidated Statements of Changes in Partners' Equity

                  For the Three Months Ended March 31, 1999 and
             for the Period from July 9, 1997 (date of inception) to
                                December 31, 1998

                                   (unaudited)

                                   Limited Partner Distributions

                                      Return of    Investment        Limited    General
                                       Capital       Income          Partners   Partner      Total
                                    (Per weighted average unit)

Initial Partners'
   capital contribution
   May 6, 1998                                                     $     1,000  $ 1,000  $     2,000

Refund of initial
   limited partners'
   capital contribution                                                 (1,000)    -          (1,000)

Proceeds from issuance
   of limited partnership
   units (136,786.33 units)                                         13,678,633     -      13,678,633

Sales and
   offering expenses                                                (1,846,616)    -      (1,846,616)

Cash distributions
   to partners                        $   .40       $   .28            (64,728)    (654)     (65,382)

Net income                                                              26,933      272       27,205
                                                                   -----------  -------  -----------

Balance at
   December 31, 1998                                                11,794,222      618   11,794,840

Proceeds from issuance
   of limited partnership
   units (130,841.76 units)                                         13,084,176     -      13,084,176

Sales and
   offering expenses                                                (1,748,736)    -      (1,748,736)

Cash distributions
   to partners                        $  2.02       $   .03           (414,229)  (4,184)    (418,413)

Net income                                                               5,808       59        5,867
                                                                   -----------  -------  -----------

Balance at
   March 31, 1999                                                  $22,721,241  $(3,507) $22,717,734
                                                                   ===========  =======  ===========



See accompanying notes to consolidated financial statements.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                      Consolidated Statement of Cash Flows

                    For the Three Months Ended March 31, 1999

                                   (unaudited)

Cash flows from operating activities:
   Net income ....................................................   $      5,867
                                                                     ------------
   Adjustments to reconcile net income to
    net cash provided by operating activities:
      Finance income portion of receivables paid directly
        to lenders by lessees ....................................       (535,885)
      Interest expense on non-recourse financing paid
        directly by lessees ......................................        425,037
      Amortization of initial direct costs .......................         54,724
      Change in operating assets and liabilities:
         Collection of principal  - non-financed receivables .....       (184,349)
         Other assets ............................................        (16,224)
         Security deposits, deferred credits and other payables ..        (89,622)
         Accounts payable to General Partner and affiliates, net .      1,748,934
         Minority interest in consolidated joint venture .........        (62,370)
                                                                     ------------

           Total adjustments .....................................      1,340,245

        Net cash provided by operating activities ................      1,346,112
                                                                     ------------

Cash flows from investing activities:
   Equipment and receivables purchased ...........................    (11,483,308)
   Initial direct costs ..........................................     (1,164,706)

         Net cash used in investing activities ...................    (12,648,014)
                                                                     ------------

Cash flows from financing activities:
   Issuance of limited partnership units, net of offering expenses     11,335,440
   Net proceeds received from non-recourse borrowings ............      4,546,230
   Payments on recourse debt .....................................     (5,000,000)
   Cash distributions to partners ................................       (418,413)
                                                                     ------------

         Net cash provided by financing activities ...............     10,463,257
                                                                     ------------

Net decrease in cash .............................................       (838,645)

Cash at beginning of period ......................................      2,283,067

Cash at end of period ............................................   $  1,444,422
                                                                     ============






See accompanying notes to consolidated financial statements.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                Consolidated Statement of Cash Flows (Continued)

Supplemental Disclosure of Cash Flow Information

      For the three months ended March 31, 1999, non-cash activities included the following:

Fair value of equipment and receivables
   purchased for debt and payables ....   $(27,340,236)
Non-recourse notes payable assumed in
   purchase price .....................     19,220,334
Accounts payable - equipment ..........      8,119,903

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees ..............      7,279,005
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees .........................     (7,279,005)
                                          ------------
                                          $     --
                                          ============

      Interest expense of $493,787 consisted of interest expense on non-recourse financing paid directly to lenders by lessees of $425,037 and interest on the recourse note payable of $68,750.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                   Notes to Consolidated Financial Statements

                                 March 31, 1999

                                   (unaudited)
1.    Basis of Presentation

      The consolidated financial statements of ICON Income Fund Eight A L.P. (the "Partnership") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of income for each period shown. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information represented not misleading. The results for the interim period are not necessarily indicative of the results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Partnership's 1998 Annual Report on Form 10-K. The Partnership commenced business operations on October 14, 1998 and as a result a comparative consolidated statement of operations and a comparative consolidated statement of cash flows are not presented.

2.    Related Party Transactions

      Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the three months ended March 31, 1999 were as follows:

Underwriting commissions          $      261,684          Charged to Equity
Organization and offering                440,318          Charged to Equity
Acquisition fees                       1,164,706          Capitalized
Management fees                          264,378          Charged to Operations
Administrative expense
  reimbursements                          93,031          Charged to Operations

Total                             $    2,224,117
                                  ==============

      The Partnership and affiliates formed a joint venture for the purpose of acquiring and managing various assets. (See Note 3 for additional information relating to the joint ventures.)

3.    Investments in Joint Ventures

     The Partnership and affiliates formed the joint venture discussed below for the purpose of acquiring and managing various assets.

     In December 1998 the Partnership and three affiliates, ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and ICON Cash Flow Partners L.P. Seven ("L.P. Seven") formed ICON Boardman Funding L.L.C. ("ICON BF"), for the purpose of acquiring a lease with Portland General Electric. The purchase price totaled $27,421,810, and was funded with cash and non-recourse debt assumed in the purchase price. The Partnership, Series C, L.P. Six and L.P. Seven

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

received a 98.5%, .5%, .5% and .5% interest, respectively, in ICON BF. The Partnership's financial statements include 100% of the assets and liabilities of ICON BF. Series C, L.P. Six and L.P. Seven's investments in ICON BF have been reflected as "minority interests in joint venture." Simultaneously with the acquisition of the Portland General Electric lease by ICON BF, a portion of the rent receivable in excess of the senior debt payments was acquired by L.P. Six from ICON BF for $3,801,108. No gain or loss was recognized on this transaction.

     On March 30, 1999, ICON BF acquired L.P. Six's investment in a portion of the rent in excess of the senior debt payments for $3,097,637 and financed, with a third party, all of the rent receivable in excess of the senior debt payments. There was no gain or loss to L.P. Six on this transaction. ICON BF received $7,643,867 from the financing. The proceeds from the financing, net of the purchase of L.P. Six's investment, were distributed to the members of ICON BF in accordance with their ownership interests.

4.    Financial Reporting for the Period July 9, 1997 to December 31, 1997

      The Partnership was formed on July 9, 1997. There was no reportable activity for the Partnership for the period July 9, 1997 through December 31, 1997. The Partnership's initial capital contribution was made on May 6, 1998 and the Partnership commenced business operations on its initial closing date, October 14, 1998.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     The Partnership, was formed on July 9, 1997 as a Delaware limited partnership. The Partnership's maximum offering is $75,000,000. The Partnership commenced business operations on its initial closing date, October 14, 1998, with the admission of 12,000 limited partnership units at $100 per unit representing $1,200,000 of capital contributions. Between October 15, 1998 and December 31, 1998, 124,786.33 units were admitted representing $12,478,633 of capital contributions. Between January 1, 1999 and March 31, 1999, 130,841.76 additional units were admitted representing $13,084,176 of capital contribution bringing the total admission to 267,628.09 units totaling $26,762,809 in capital contributions.

Results of Operations for the Three Months Ended March 31, 1999

     For the three months ended March 31, 1999 the Partnership leased or financed additional equipment with an initial cost of $38,823,545. The weighted average initial transaction term for such acquisitions was 46 months. At March 31, 1999, the weighted average remaining transaction term of the portfolio was 51 months.

     Revenues for the three months ended March 31, 1999 were $928,693. Expenses for the three months ended March 31, 1999 were $922,826. Net income for the three months ended March 31, 1999 was $5,867. The net income per weighted average limited partnership unit outstanding was $.03.

Liquidity and Capital Resources

     The Partnership's primary sources of funds for the three months ended March 31, 1999 were capital contributions, net of offering expenses, of $11,335,440, net cash provided by operations of $1,346,112 and net proceeds received from non-recourse borrowings of $4,546,230. These funds along with borrowings assumed on equipment purchases of $27,340,236 were used to purchase or finance leases costing $38,823,545, to make payments on borrowings and fund cash distributions. The Partnership intends to continue to purchase equipment and fund cash distributions utilizing funds from capital contributions, cash from operations and additional borrowings.

     The Partnership and an affiliate, L.P. Seven entered into a joint line of credit agreement (the "Facility") with a lender in December 1998. The maximum amount available under the Facility is $5,000,000. The Facility is secured by eligible receivables and residuals and bears interest at the rate of Prime plus one half percent. At March 31, 1999 the Partnership and L.P. Seven had $0 and $3,000,000, respectively, outstanding under the Facility.

     In December 1998 the Partnership and three affiliates, ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and ICON Cash Flow Partners L.P. Seven ("L.P. Seven") formed ICON Boardman Funding L.L.C. ("ICON BF"), for the purpose of acquiring a lease with Portland General Electric. The purchase price totaled $27,421,810, and was funded with cash and non-recourse debt assumed in the purchase price. The Partnership, Series C, L.P. Six and L.P. Seven received a 98.5%, .5%, .5% and .5% interest, respectively, in ICON BF. The Partnership's financial statements include 100% of the assets and liabilities of ICON BF. Series C, L.P. Six and L.P. Seven's

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

investments in ICON BF have been reflected as "minority interests in joint venture." Simultaneously with the acquisition of the Portland General Electric lease by ICON BF, a portion of the rent receivable in excess of the senior debt payments was acquired by L.P. Six from ICON BF for $3,801,108. No gain or loss was recognized on this transaction.

     On March 30, 1999, ICON BF acquired L.P. Six's investment in a portion of the rent in excess of the senior debt payments for $3,097,637 and financed, with a third party, all of the rent receivable in excess of the senior debt payments. There was no gain or loss to L.P. Six on this transaction. ICON BF received $7,643,867 from the financing. The proceeds from the financing, net of the purchase of L.P. Six's investment, were distributed to the members of ICON BF in accordance with their ownership interests.

     Cash distributions to limited partners for the three months ended March 31, 1999, which were paid monthly, totaled $414,229. The monthly distribution rate was 10.75% (on an annualized basis) of which $5,808 was investment income and $408,421 was a return of capital. The limited partner distribution per weighted average unit outstanding for the three months ended March 31, 1999 was $2.05, of which $.03 was investment income and $2.02 was a return of capital, respectively.

     As of March 31, 1999 there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from the continued offering, operations, or borrowings, the Partnership will continue to invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations.

Year 2000 Issue

    The Year 2000 issue arose because many existing computer programs have been written using two digits rather than four to define the applicable year. As a result, programs could interpret dates ending in "00" as the year 1900 rather than the year 2000. In certain cases, such errors could result in system failures or miscalculations that disrupt the operation of the affected businesses.

    The Partnership uses computer information systems provided by the General Partner and has no computer information systems of its own. The software related to the General Partner's primary computer information systems are provided by third party vendors. The General Partner has formally communicated with these vendors and has received assurance that their programs are Year 2000 compliant. In addition, the General Partner has gathered information about the Year 2000 readiness of significant vendors and third-party servicers and continues to monitor developments in this area. All of the General Partner's peripheral computer technologies, such as its network operating system and third party software applications, including payroll and electronic banking have been evaluated and have been found to be Year 2000 compliant. The ultimate impact of the Year 2000 issue on the Partnership will depend to a great extent on the manner in which the issue is addressed by the Partnership's lessees. Each of the Partnership's lessees will have a material self interest in resolving any Year 2000 issue, however, non-compliance on the part of a lessee could result in lost or delayed revenues to the Partnership. The effect of this risk to the Partnership is not determinable.

    The General Partner is responsible for costs relating to the assessment and development of its Year 2000 compliance remediation plan, as well as the testing of the hardware and software owned or licensed for its personal computers. The General Partner's costs incurred to date and expected future costs are not material.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                        Consolidated Financial Statements

                                December 31, 1998

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT




The Partners
ICON Income Fund Eight A L.P.:

We have audited the accompanying consolidated balance sheet of ICON Income Fund Eight A L.P. (a Delaware limited partnership) as of December 31, 1998, and the related consolidated statement of operations, changes in partners' equity, and cash flows for the period July 9, 1997 (date of inception) to December 31, 1998. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ICON Income Fund Eight A L.P. as of December 31, 1998, and the results of its operations and its cash flows for the period July 9, 1997 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles.



                                          /s/ KPMG LLP
                                          --------------------------------------
                                          KPMG LLP



March 12, 1999
New York, New York

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                           Consolidated Balance Sheet

                                December 31, 1998

Assets

Cash .........................................................     $  2,283,067
                                                                   ------------

Investment in finance leases
   Minimum rents receivable ..................................       42,719,705
   Estimated unguaranteed residual values ....................       14,931,068
   Initial direct costs ......................................        1,413,835
   Unearned income ...........................................      (14,262,754)
                                                                   ------------
                                                                     44,801,854


Other assets .................................................           44,658

Total assets .................................................     $ 47,129,579
                                                                   ============


Liabilities and Partners' Equity

Notes payable - non-recourse .................................     $ 28,758,019
Note payable - line of credit ................................        5,000,000
Accounts payable - General Partner and affiliate, net ........        1,232,922
Accounts payable - other .....................................          172,918
Minority interests in consolidated joint venture .............          170,880
                                                                   ------------
                                                                     35,334,739

Commitments and Contingencies

Partners' equity
   General Partner ...........................................              618
   Limited partners (136,786.33 units
     outstanding, $100 per unit original issue price) ........       11,794,222
                                                                   ------------

     Total partners' equity ..................................       11,794,840

Total liabilities and partners' equity .......................     $ 47,129,579
                                                                   ============






See accompanying notes to consolidated financial statements.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                      Consolidated Statement of Operations

      For the Period July 9, 1997 (date of inception) to December 31, 1998


Revenues

   Finance income .............................................          $23,869
   Interest income and other ..................................           23,129
                                                                         -------

   Total revenues .............................................           46,998

Expenses

   General and administrative .................................           10,673
   Interest ...................................................            4,590
   Amortization of initial direct costs .......................            3,179
   Administrative expense
     reimbursements - General Partner .........................              956
   Management fees - General Partner ..........................              395

   Total expenses .............................................           19,793
                                                                         -------
Net income ....................................................          $27,205
                                                                         =======

Net income allocable to:
   Limited partners ...........................................          $26,933
   General Partner ............................................              272
                                                                         -------

                                                                         $27,205
                                                                         =======
Weighted average number of limited
   partnership units outstanding ..............................           95,236
                                                                         =======
Net income per weighted average
   limited partnership unit ...................................          $   .28
                                                                         =======












See accompanying notes to consolidated financial statements.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

              Consolidated Statement of Changes in Partners' Equity

    For the Period from July 9, 1997 (date of inception) to December 31, 1998

                                 Limited Partner Distributions
                                 -----------------------------
                                     Return of   Investment        Limited     General
                                      Capital      Income          Partners    Partner     Total
                                     ---------   ----------        --------    -------     -----
                                  (Per weighted average unit)

Initial partners'
  capital contribution
  May 6, 1998                                                   $      1,000  $ 1,000  $      2,000

Refund of initial
   limited partners'
   capital contribution                                               (1,000)     -          (1,000)

Proceeds from issuance
   of limited partnership
   units (136,786.33 units)                                       13,678,633             13,678,633

Sales and offering expenses                                       (1,846,616)            (1,846,616)

Cash distributions to partners        $.40          $.28             (64,728)    (654)      (65,382)

Net income                                                            26,933      272        27,205
                                                                ------------  -------  ------------

Balance at
   December 31, 1998                                            $ 11,794,222  $   618  $ 11,794,840
                                                                ============  =======  ============














See accompanying notes to consolidated financial statements.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                      Consolidated Statement of Cash Flows

      For the Period July 9, 1997 (date of inception) to December 31, 1998


Cash flows from operating activities:
   Net income ..................................................   $     27,205
                                                                   ------------
   Adjustments to reconcile net income to
   net cash provided by operating activities:
     Finance income portion of receivables paid directly
       to lenders by lessees ...................................         (6,266)
     Interest expense on non-recourse financing paid
       directly by lessees .....................................          4,590
     Amortization of initial direct costs ......................          3,179
     Changes in operating assets and liabilities:
       Collection of principal - non-financed receivables ......         47,915
       Other assets ............................................        (44,658)
       Minority interests in consolidated joint venture ........        170,880
       Accounts payable to General Partner and affiliates, net .      1,232,922
       Accounts payable - other ................................        172,918
       Other, net ..............................................          1,392
                                                                   ------------

         Total adjustments .....................................      1,582,872
                                                                   ------------
       Net cash provided by operating activities ...............      1,610,077
                                                                   ------------

Cash flows from investing activities:
   Equipment and receivables purchased .........................    (18,479,739)
   Initial direct costs ........................................     (1,417,014)
                                                                   ------------
       Net cash used in investing activities ...................    (19,896,753)
                                                                   ------------

Cash flows from financing activities:
   Initial partners' capital contribution ......................          2,000
   Issuance of limited partnership units,
     net of offering expenses ..................................     11,832,017
   Proceeds from note payable - line of credit .................      5,000,000
   Proceeds from sale of receivables ...........................      3,801,108
   Cash distributions to partners ..............................        (65,382)
                                                                   ------------

       Net cash provided by financing activities ...............     20,569,743
                                                                   ------------

Net increase in cash ...........................................      2,283,067

Cash at beginning of the period ................................           --
                                                                   ------------

Cash at end of year ............................................   $  2,283,067
                                                                   ============


See accompanying notes to consolidated financial statements.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                Consolidated Statement of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information
------------------------------------------------
      For the period ended December 31, 1998, non-cash activities included the following:

Fair value of equipment and receivables purchased for debt ....    $(28,753,429)
Non-recourse notes payable assumed in purchase price ..........      28,753,429
                                                                   ------------
                                                                   $     -
                                                                   ============




































See accompanying notes to consolidated financial statements.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                   Notes to Consolidated Financial Statements

                                December 31, 1998

1.    Organization

      ICON Income Fund Eight A L.P. (the "Partnership") was formed on July 9, 1997 as a Delaware limited partnership with an initial capitalization of $2,000. It was formed to acquire various types of equipment, to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The Partnership's maximum offering is $75,000,000. The Partnership commenced business operations on its initial closing date, October 14, 1998, with the admission of 12,000 limited partnership units at $100 per unit representing $1,200,000 of capital contributions. As of December 31, 1998, 124,786.33 additional units had been admitted into the Partnership with aggregate gross proceeds of $12,478,633 bringing the total admission to 136,786.33 units totaling $13,678,633 in capital contributions.

      The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will manage and control the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

      ICON Securities Corp., an affiliate of the General Partner, has and will receive an underwriting commission on the gross proceeds from sales of all units. The total underwriting compensation to be paid by the Partnership, including underwriting commissions, sales commissions, incentive fees, public offering expense reimbursements and due diligence activities will be limited to 13.5% of gross proceeds up to $25,000,000, 13.0% of gross proceeds from $25,000,000 to $50,000,000 and 12.5% of gross offering proceeds from $50,000,000 to $75,000,000. Such offering expenses aggregated $1,846,616 (including $752,325 paid to the General Partner or its affiliates (See Note 6) and were charged directly to limited partners' equity.

      Profits, losses, cash distributions and disposition proceeds will be allocated 99% to the limited partners and 1% to the General Partner until each limited partner has received cash distributions and disposition proceeds sufficient to reduce its adjusted capital contribution account to zero and receive, in addition, other distributions and allocations which would provide a 10% per annum cumulative return on its outstanding adjusted capital contribution account. After such time, the distributions will be allocated 90% to the limited partners and 10% to the General Partner.

2.    Significant Accounting Policies

      Basis of Accounting and Presentation - The Partnership's records are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner's management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. In addition, management is required to disclose contingent assets and liabilities.

      Consolidation - The consolidated financial statements include the accounts of the Partnership and its majority owned subsidiary, ICON Boardman Funding L.L.C. ("ICON BF"). All inter-company accounts and transactions have been eliminated. The Partnership accounts for its interests in less than 50% owned joint ventures under the equity method of accounting. In such cases, the Partnership's original investments are recorded at cost and adjusted for its share of earnings, losses and distributions thereafter.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

      Leases - The Partnership accounts for owned equipment leased to third parties as finance leases. For finance leases, the Partnership records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method. Initial direct costs of finance leases are capitalized and are amortized over the terms of the related leases using the interest method. Each lease is expected to provide aggregate contractual rents that, along with residual proceeds, return the Partnership's cost of its investments along with investment income.

      Disclosures About Fair Value of Financial Instruments - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments, except for lease related instruments. Separate disclosure of fair value information as of December 31, 1998 with respect to the Company's assets and certain liabilities is not provided because (i) SFAS No. 107 does not require disclosures about the fair value of lease arrangements and (ii) the carrying value of financial assets, other than lease related investments, and certain payables approximates market value and (iii) fair value information concerning certain non-recourse debt obligations is not practicable to estimate without incurring excessive costs to obtain all the information that would be necessary to derive a market rate.

     Impairment of Estimated Residual Values - The Partnership follows Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

     The Partnership's policy with respect to impairment of estimated residual values is to review, on a quarterly basis, the carrying value of its residuals on an individual asset basis to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable and, therefore, an impairment loss should be recognized. The events or changes in circumstances which generally indicate that the residual value of an asset has been impaired are (i) the estimated fair value of the underlying equipment is less than the Partnership's carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from disposition of the asset will be sufficient to satisfy the remaining obligation to the non-recourse lender and the Partnership's residual position. Generally in the latter situation, the residual position relates to equipment subject to third party non-recourse notes payable where the lessee remits their rental payments directly to the lender and the Partnership does not recover its residual until the non-recourse note obligation is repaid in full.

     The Partnership measures its impairment loss as the amount by which the carrying amount of the residual value exceeds the estimated proceeds to be received by the Partnership from release or resale of the equipment. Generally, quoted market prices are used as the basis for measuring whether an impairment loss should be recognized.

     Income Taxes - No provision for income taxes has been made as the liability for such taxes is that of each of the partners rather than the Partnership.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

     New Accounting Pronouncements - In June 1998 the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that an entity recognize all derivative instruments as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133 is effective for all quarters of fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to have a material effect on the Partnership's net income, partners' equity or total assets.

3.   Investment in Joint Venture

     The Partnership and affiliates formed the joint venture discussed below for the purpose of acquiring and managing various assets.

ICON Boardman Funding L.L.C.

     In December 1998 the Partnership and three affiliates, ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and ICON Cash Flow Partners L.P. Seven ("L.P. Seven") formed ICON Boardman Funding L.L.C. ("ICON BF"), for the purpose of acquiring a lease with Portland General Electric. The purchase price totaled $27,421,810, and was funded with cash and non-recourse debt assumed in the purchase price. The Partnership, Series C, L.P. Six and L.P. Seven received a 98.5%, .5%, .5% and .5% interest, respectively, in ICON BF. The Partnership's financial statements include 100% of the assets and liabilities of ICON BF. Series C, L.P. Six and L.P. Seven's investments in ICON BF have been reflected as "minority interests in joint venture." Simultaneously with the acquisition of the Portland General Electric lease by ICON BF, the rent in excess of the senior debt payments was acquired by L.P. Six for $3,801,108. No gain or loss was recognized on this transaction.

4.    Receivables Due in Installments

      Non-cancelable minimum annual amounts due on finance leases are as follows:

                           Year
                           ----
                           1999            $   11,712,022
                           2000                 8,192,984
                           2001                 7,875,315
                           2002                 3,294,285
                           2003                 3,876,618
                           Thereafter           7,768,481
                                           --------------
                                           $   42,719,705
                                           ==============
5.   Notes Payable

     Notes payable consists of notes payable non-recourse, which are being paid directly to the lenders by the lessees, and note payable-line of credit. The notes bear interest at rates ranging from 7.49% to 10.0%.

     The Partnership and an affiliate, ICON Cash Flow Partners L.P. Seven ("L.P. Seven") entered into a joint line of credit agreement (the "Facility") with a lender in December 1998. The maximum amount available under the Facility is $5,000,000. The Facility is secured by eligible receivables and residuals and bears interest at the rate of Prime plus one half percent. At December 31, 1998 the Partnership and L.P. Seven had $5,000,000 and $0, respectively, outstanding under the Facility.

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

     The above notes mature as follows:

                         Notes Payable      Note Payable
             Year        Non-Recourse         Recourse            Total
             ----        ------------       ------------          -----
             1999        $10,396,652        $ 5,000,000        $15,396,652
             2000          6,272,573               --            6,272,573
             2001          5,286,151               --            5,286,151
             2002          1,861,518               --            1,861,518
             2003          1,880,500               --            1,880,500
       Thereafter          3,060,625               --            3,060,625
                         -----------        -----------        -----------
                         $28,758,019        $ 5,000,000        $33,758,019
                         ===========        ===========        ===========

6.   Related Party Transactions

     Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the period ended December 31, 1998 were as follows:

Organization and offering expenses ....     $  478,752     Charged to equity
Underwriting commissions ..............        273,573     Charged to equity
Acquisition fees ......................      1,417,014     Capitalized
Administrative expense
  reimbursements ......................            956     Charged to operations
Management fees .......................            395     Charged to operations
                                            ----------
                                            $2,170,690
                                            ==========
     In December 1998 the Partnership and three affiliates, formed ICON Boardman Funding LLC ("ICON BF"), for the purpose of acquiring a lease with Portland General Electric. (See Note 3 for additional information relating to the joint venture.)

7.    Tax Information (Unaudited)

      The following table reconciles net income for financial reporting purposes to income for federal income tax purposes for the period ended December 31, 1998:

Net income per financial statements ......................          $    27,205

Differences due to:
  Direct finance leases ..................................               15,665
  Depreciation ...........................................           (1,995,119)
  Provision for losses ...................................                 --
  Loss on sale of equipment ..............................                 --
  Other ..................................................                 --
                                                                    -----------

Partnership income for
 federal income tax purposes .............................          $(1,952,249)
                                                                    ===========

      As of December 31, 1998, the partners' capital accounts included in the financial statements totaled $11,794,840 compared to the partners' capital accounts for federal income tax purposes of $11,663,001 (unaudited). The difference arises primarily from commissions reported as a reduction in the partners' capital accounts for financial reporting purposes but not for federal income tax purposes, and temporary differences related to direct finance leases, depreciation and provision for losses.

                         ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                                December 31, 1998

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     ICON Income Fund Eight A L.P. (the "Partnership"), was formed on July 9, 1997 as a Delaware limited partnership. The Partnership's maximum offering is $75,000,000. The Partnership commenced business operations on its initial closing date, October 14, 1998, with the admission of 12,000 limited partnership units at $100 per unit representing $1,200,000 of capital contributions. Between October 15, 1998 and December 31, 1998, 124,786.33 additional units were admitted representing $12,478,633 of capital contributions bringing the total admission to 136,786.33 units totaling $13,678,633 in capital contributions.

Results of Operations for the Period Ended December 31, 1998

     As the Partnership commenced operations on October 14, 1998, results for 1998 do not reflect a full year's activity.

     For the period ended December 31, 1998, the Partnership purchased and leased or financed equipment with an initial cost of $47,233,168 to three lessees or equipment users. Simultaneously with the acquisition of the Portland General Electric lease (see Note 3), rent in excess of the senior debt payments was acquired by L.P. Six for $3,801,108.

     Net income for the period ended December 31, 1998 was $27,205. The net income per weighted average limited partnership unit was $.28. Revenues for the period ended December 31, 1998 were $46,998.

Liquidity and Capital Resources

     The Partnership's primary sources of funds in 1998 were capital contributions, net of offering expenses, of $11,832,017, net cash generated from operations of $1,610,077 and proceeds from sale of receivables of $3,801,108. These funds, along with borrowings assumed on equipment purchases of $33,753,429 (consisting of $28,753,429 in non-recourse notes and $5,000,000 in note payable-line of credit) were used to purchase or finance leases costing $47,233,168 and to fund cash distributions. The Partnership intends to continue to purchase equipment and fund cash distributions utilizing funds from capital contributions, additional borrowings and cash from operations.

     The Partnership and an affiliate, ICON Cash Flow Partners L.P. Seven ("L.P. Seven") entered into a joint line of credit agreement (the "Facility") with a lender in December 1998. The maximum amount available under the Facility is $5,000,000. The Facility is secured by eligible receivables and residuals and bears interest at the rate of Prime plus one half percent. At December 31, 1998 the Partnership and L.P. Seven had $5,000,000 and $0, respectively, outstanding under the Facility.

     In December 1998 the Partnership and three affiliates, ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and L.P. Seven formed ICON Boardman Funding L.L.C. ("ICON BF"), for the purpose of acquiring a lease with Portland General Electric. The purchase price totaled $27,421,810, and was funded with cash and non-recourse debt assumed in the

                          ICON Income Fund Eight A L.P.
                        (A Delaware Limited Partnership)

                                December 31, 1998

purchase price. The Partnership, Series C, L.P. Six and L.P. Seven received a 98.5%, .5%, .5% and .5% interest, respectively, in ICON BF. The Partnership's financial statements include 100% of the assets and liabilities of ICON BF. Series C, L.P. Six and L.P. Seven's investment in ICON BF has been reflected as "minority interests in joint venture." Simultaneously with the acquisition of the Portland General Electric lease by ICON BF, the rent in excess of the senior debt payments was acquired by L.P. Six for $3,801,108. No gain or loss was recognized on this transaction.

     Cash distributions to the limited partners, which were paid monthly, aggregated $64,728. The monthly distribution rate in 1998 was 10.75% (on an annualized basis) of which 4.43% was investment income and 6.32% was a return of capital, calculated as a percentage of each limited partner's initial capital contribution. Distributions were calculated based on the number of days each investment unit was in the Partnership.

     As of December 31, 1998, there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from the continued offering, operations or borrowings, the Partnership will continue to invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations.

Year 2000 Issue

    The Year 2000 issue arose because many existing computer programs have been written using two digits rather than four to define the applicable year. As a result, programs could interpret dates ending in "00" as the year 1900 rather than the year 2000. In certain cases, such errors could result in system failures or miscalculations that disrupt the operation of the affected businesses.

    The Partnership uses computer information systems provided by the General Partner and has no computer information systems of its own. The software related to the General Partner's primary computer information systems are provided by third party vendors. The General Partner has formally communicated with these vendors and has received assurance that their programs are Year 2000 compliant. In addition, the General Partner has gathered information about the Year 2000 readiness of significant vendors and third-party servicers and continues to monitor developments in this area. All of the General Partner's peripheral computer technologies, such as its network operating system and third party software applications, including payroll and electronic banking have been evaluated and have been found to be Year 2000 compliant. The ultimate impact of the Year 2000 issue on the Partnership will depend to a great extent on the manner in which the issue is addressed by the Partnership's lessees. Each of the Partnership's lessees will have a material self interest in resolving any Year 2000 issue, however, non-compliance on the part of a lessee could result in lost or delayed revenues to the Partnership. The effect of this risk to the Partnership is not determinable.

    The General Partner is responsible for costs relating to the assessment and development of its Year 2000 compliance remediation plan, as well as the testing of the hardware and software owned or licensed for its personal computers. The General Partner's costs incurred to date and expected future costs are not material.

                             ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1999 and 1998

                                   (Unaudited)

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,

                                   (Unaudited)

                                                              1999           1998
                                                              ----           ----

          ASSETS

Cash ..................................................   $   774,338    $   179,403
Receivables from related parties ......................     3,613,449      3,580,727
Receivables from related parties - managed partnerships       475,000        340,990
Prepaid and other assets ..............................       269,898        226,855
Deferred charges ......................................       792,437        524,270
Fixed assets and leasehold improvements, at cost, less
  accumulated depreciation and amortization of
  $318,078 and $1,865,232 .............................     1,937,646        758,680
                                                          -----------    -----------

Total assets ..........................................   $ 7,862,768    $ 5,610,925
                                                          ===========    ===========

          LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses .................   $ 1,971,710    $ 1,819,003
Notes payable and capital lease obligations ...........     1,557,081      2,246,386
Deferred income taxes, net ............................       876,245        583,436
Deferred gain on sale of furniture and fixtures .......       853,761           --
                                                          -----------    -----------

Total liabilities .....................................     5,258,797      4,648,825
                                                          -----------    -----------

Commitments and contingencies

Stockholder's equity:
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ...............        15,000         15,000
  Additional paid-in capital ..........................       716,200        716,200
  Retained earnings ...................................     2,972,771      1,330,900
                                                          -----------    -----------
                                                            3,703,971      2,062,100

Note receivable from stockholder ......................    (1,100,000)    (1,100,000)
                                                          -----------    -----------

                                                            2,603,971        962,100
                                                          -----------    -----------

Total liabilities and stockholder's equity ............   $ 7,862,768    $ 5,610,925
                                                          ===========    ===========

See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,

                                   (Unaudited)

                                                    1999          1998
                                                    ----          ----

Revenues:

     Fees - managed partnerships ............   $14,057,423   $12,048,906
     Management fees - Securities ...........       758,039       716,444
     Servicing fee ..........................       302,188        19,741
     Interest income and other ..............        40,680        41,284
                                                -----------   -----------

          Total revenues ....................    15,158,330    12,826,375
                                                -----------   -----------

Expenses:

     Selling, general and administrative ....     8,950,128     9,404,987
     Amortization of deferred charges .......     1,344,012       844,636
     Management fee - Parent ................       993,000          --
     General and administrative fee - Parent        634,506          --
     Depreciation and amortization ..........       249,729       331,967
     Interest expense .......................       174,493        80,885
                                                -----------   -----------

          Total expenses ....................    12,345,868    10,662,475
                                                -----------   -----------

     Income before provision for income taxes     2,812,462     2,163,900

Provision for income taxes ..................     1,170,591     1,091,379
                                                -----------   -----------

     Net income .............................   $ 1,641,871   $ 1,072,521
                                                ===========   ===========











See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1999 and 1998

                                   (Unaudited)




                                                                                       Note          Total
                                 Common Stock         Additional                    Receivable       Stock-
                              Shares       Stated       Paid-in       Retained         from         Holder's
                           Outstanding      Value       Capital       Earnings      Stockholder      Equity
                           -----------     ------     ----------      --------      -----------     --------


March 31, 1997 ........         1,500        15,000   $   716,200   $ 1,050,282    $(1,100,000)   $   681,482

Net income ............          --            --            --       1,072,521                     1,072,521

Distributions to Parent          --            --            --        (791,903)          --         (791,903)
                          -----------   -----------   -----------   -----------    -----------    -----------

March 31, 1998 ........         1,500        15,000       716,200     1,330,900     (1,100,000)       962,100

Net income ............          --            --            --       1,641,871           --        1,641,871
                          -----------   -----------   -----------   -----------    -----------    -----------

March 31, 1999 ........         1,500   $    15,000   $   716,200   $ 2,972,771    $(1,100,000)   $ 2,603,971
                          ===========   ===========   ===========   ===========    ===========    ===========




















See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,

                                   (Unaudited)

                                                              1999           1998
                                                              ----           ----
Cash flows from operating activities:
   Net income .........................................   $ 1,641,871    $ 1,072,521
                                                          -----------    -----------
   Adjustments to reconcile net income
     to net cash provided by operating activities:
      Depreciation and amortization ...................       249,729        331,967
      Amortization of deferred charges ................     1,344,012        844,636
      Deferred income taxes ...........................       292,809        328,260
      Changes in operating assets and liabilities:
         Receivables from managed partnerships, net of
           deferred management fees ...................      (134,010)       224,060
         Receivables from related parties .............       (32,722)    (3,399,688)
         Prepaid and other assets .....................       (43,043)       (39,168)
         Accounts payable and accrued expenses ........       152,707        593,277
                                                          -----------    -----------

         Total adjustments ............................     1,829,482     (1,116,656)
                                                          -----------    -----------

   Net cash provided by (used in) operating activities      3,471,353        (44,135)
                                                          -----------    -----------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements      (511,038)      (234,336)
   Increase in deferred charges .......................    (1,612,179)      (989,189)
                                                          -----------    -----------

   Net cash used in investing activities ..............    (2,123,217)    (1,223,525)
                                                          -----------    -----------

Cash flows from financing activities:
   Proceeds from sale of furniture and fixtures .......     1,500,000           --
   Repayment of note payable - line of credit .........    (2,000,000)          --
   Principal payments on capital lease obligations ....      (253,201)       (53,558)
   Proceeds from note payable-line of credit ..........          --        2,000,000
   Distributions to Parent ............................          --         (791,903)
                                                          -----------    -----------

   Net cash (used in) provided by financing activities       (753,201)     1,154,539
                                                          -----------    -----------

Net increase (decrease) in cash .......................       594,935       (113,121)

Cash, beginning of year ...............................       179,403        292,524
                                                          -----------    -----------

Cash, end of year .....................................   $   774,338    $   179,403
                                                          ===========    ===========

See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1999

                                   (Unaudited)

(1)  Organization

     ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by three individuals. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships.

     The Company is the general partner and manager of ICON Cash Flow Partners L.P. Series A ("ICON Cash Flow A"), ICON Cash Flow Partners L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P. Series C ("ICON Cash Flow C"), ICON Cash Flow Partners L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), and ICON Income Fund Eight A L.P. ("ICON Eight A") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Eight A was formed on July 7, 1997 with an initial capital contribution of $2,000 and began offering its units to suitable investors on October 14, 1998. The offering period for ICON Eight A will end the earlier of October 14, 1999 or when ICON Eight A raises $75,000,000. In the event the offering does not reach $75,000,000 by October 14, 1999, ICON Eight A may extend the offering period for up to one year.

     The  following  table  identifies  pertinent  offering  information  by the
Partnerships:

                       Date Operations         Date Ceased        Gross Proceeds
                            Began            Offering Units           Raised
                       ---------------       --------------       --------------

ICON Cash Flow A       May 6, 1988           February 1, 1989     $  2,504,500
ICON Cash Flow B       September 22, 1989    November 15, 1990      20,000,000
ICON Cash Flow C       January 3, 1991       June 20, 1991          20,000,000
ICON Cash Flow D       September 13, 1991    June 5, 1992           40,000,000
ICON Cash Flow E       June 5, 1992          July 31, 1993          61,041,151
ICON Cash Flow Six     March 31, 1994        November 8, 1995       38,385,712
ICON Cash Flow Seven   January 19, 1996      September 16,1998      99,999,683
ICON Eight A           October 14, 1998             (1)             33,730,449
                                                                  ------------

                                                                  $315,661,495
                                                                  ============
(1) Gross proceeds raised through June 1, 1999.

                               ICON CAPITAL CORP.

(2)  Significant Accounting Policies

     (a) Basis of Accounting and Presentation

         The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
         Actual results could differ from those estimates.

     (b) Disclosures About Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The Company's financial instruments (cash, receivables and notes payable) are either payable on demand or have short-term maturities and present relatively low credit and interest rate risk, and as a result, their fair value approximates carrying value at March 31, 1999.

     (c) Revenue and Cost Recognition

         Income Fund Fees:

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for managing the Partnership's equipment leasing and financing transactions. Management and administrative fees are earned upon payment of rental obligations from lease and financing transactions.

         Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased monthly distributions to the limited partners from the cash distribution rates stated in their prospectuses. As a result, all management fees payable to the Company related to these entities were deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C receive their stated cash distribution rate of return on a cumulative basis. Due to the approval of amendments to the ICON Cash Flow B and ICON Cash Flow C Partnership Agreements, effective November 15, 1995 and June 19, 1996, the Company eliminated ICON Cash Flow B and ICON Cash Flow C's obligation to pay $220,000 and $529,125, respectively, of the original management fees deferred. As of December 31, 1997, ICON Cash Flow A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in deferred management fees and recognized such fees as income. Deferred management fees in the amount of $232,000 remain outstanding as of March 31, 1999 and have not been recognized in income. Of such amounts, $127,000 is due from ICON Cash Flow B and $105,000 is due from ICON Cash Flow C and these amounts are expected to be paid to the Company in fiscal year ended March 31, 2000. When paid, the Company will contribute such amounts back to ICON Cash Flow B and ICON Cash Flow C.

                               ICON CAPITAL CORP.

         The Company earns a servicing fee from an affiliate, ICON Receivables 1998-A ("1998-A"). See note 4.

     (d) Deferred Charges

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are reflected on the balance sheets as deferred charges and are being amortized over the offering periods.

     (e) Fixed Assets and Leasehold Improvements

         Fixed assets, which consists primarily of a capital lease, is recorded at cost and is being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f) Income Taxes

         The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

         The Company's activity is included in the consolidated Federal and combined state income tax returns of Holdings. The Company provides for income taxes as if it were a stand alone entity.

(3)  Stockholder's Equity

     As of March 31, 1999, the Company held a demand promissory note for $1,100,000 from Holdings. The note is without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. The note is reflected for financial statement reporting purposes as a reduction of stockholders' equity.

(4)  Related Party Transactions

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. The balance sheet item "Receivables from managed partnerships" relates to such fees, which have been earned by the Company but not paid by the Partnerships.

     Prior to January 1, 1999 the Company also earned a management fee from Securities for the support and administration of Securities' operations. The remaining related party receivable at March 31, 1998 was due primarily from Holdings. Such receivable related to the reimbursement of amounts paid by the Company on behalf of Holdings.

     Prior to January 1, 1999, all personnel were employed by, and all expenses were paid, by the Company. Effective January 1, 1999, management made the decision to implement certain organizational changes, and corporate resources, including but not limited to personnel, were reallocated between the Company, the Parent, and Securities in an effort to more accurately align revenues and expenses among the functions of the companies. Management also eliminated the management fee paid to the Company by Securities.

                               ICON CAPITAL CORP.

     At March 31, 1999, receivables from related parties represented cash advanced to the Parent, net of accrued general and administrative and management fees payable to the Parent.

     1998-A, a non consolidated affiliate of the Parent , was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a fee from 1998-A. This fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool.

     For  the  year  ended  March  31,  1998,   the  Company  paid  $791,903  in
     distributions to Holdings.

     See Note 8 for a discussion of a related party sale leaseback transaction.

(5)  Prepaid and Other Assets

     Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and security deposits.

(6)  Income Taxes

     The provision for income taxes for the years ended March 31, 1999 and 1998 consisted of the following:

                                            1999         1998
                                            ----         ----
Current:
    Federal ..........                   $  665,620   $  580,228
    State ............                      212,162      182,891
                                         ----------   ----------

        Total current                       877,782      763,119
                                         ----------   ----------

Deferred:
    Federal ..........                      220,066      100,481
    State ............                       72,743      227,779
                                         ----------   ----------

        Total deferred                      292,809      328,260
                                         ----------   ----------

Total ................                   $1,170,591   $1,091,379
                                         ==========   ==========

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liabilities at March 31, 1999 and 1998 were $876,245 and $583,436, respectively. Deferred income taxes at both dates are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.

                               ICON CAPITAL CORP.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1999 and 1998:

                                                          1999                  1998
                                                          ----                  ----

                                                    Tax        Rate         Tax      Rate
                                                    ---        ----         ---      ----

Federal statutory ...........................   $  956,237    34.00%    $  735,726   34.00%
State income taxes, net of Federal tax effect      188,037     6.69        271,041   12.53
Meals and entertainment exclusion ...........       24,293      .86         20,663    0.95
Other .......................................        2,024      .07         63,949    2.96
                                                ----------    -----     ----------   -----

Total .......................................   $1,170,591    41.62%    $1,091,379   50.44%
                                                ==========    =====     ==========   =====

(7)  Notes Payable

      In December 1997, the Company entered into a discretionary line of credit agreement (the "Facility"). The maximum amount available and outstanding under that Facility was originally $1,300,000. In March 1998, the Facility was increased to $2,000,000, all of which was outstanding at March 31, 1998. The Facility was paid in full on July 31, 1998.

     Notes payable at March 31, 1999 and 1998 were as follows:

                                                                  1999         1998
                                                                  ----         ----

Various obligations under capital leases, payable in monthly
  installments through August 2003 .........................   $1,557,081   $  246,386

Line of credit .............................................         --      2,000,000
                                                               ----------   ----------
Total ......................................................   $1,557,081   $2,246,386
                                                               ==========   ==========

(8)   Sale Leaseback

      On July 31, 1998 the Company entered into an agreement to sell a portion of its fixed assets to 1998-A, a non consolidated affiliate of the Parent, for $1,500,000, based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the March 31, 1999 balance sheet in "Notes payable and capital lease obligations." See note 7.

                               ICON CAPITAL CORP.

(9)   Commitments and Contingencies

      The Company had operating leases for office space through the year 2004. The leases were transferred to the Parent effective January 1, 1999. See note 4. Rent expense for the nine months ended December 31, 1998 and the year ended March 31, 1998 totaled to $426,644 and $497,223, net of sublease income of $141,498 and $155,749, respectively. Although all rental obligations were transferred to the Parent, a portion of the leases remain in the Company's name. The future minimum rental commitments under non-cancelable operating leases currently in the Company's name are due as follows:

        Fiscal Year Ending
             March 31,                       Amount
             --------                        ------
              2000                       $    605,205
              2001                            526,136
              2002                            535,764
              2003                            550,789
              2004                            571,824
              Thereafter                      333,564
                                         ------------

              Total                      $  3,123,282
                                         ============

(10) Supplemental Disclosure of Cash Flow Information

     During the year ended March 31, 1999, the Company recorded capital lease assets and a capital lease obligation of $1,563,897 of which $1,500,000 was leased from an affiliate. See note 8.

     During the year ended March 31, 1999 and 1998, the Company paid $174,493 and $80,885 in interest on recourse debt, respectively.

                               ICON CAPITAL CORP.


                              Financial Statements


                                December 31, 1998

                                   (Unaudited)

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                   (Unaudited)

                                                                     December 31,     March 31,
                                                                         1998           1998
                                                                         ----           ----
         ASSETS

Cash .............................................................   $ 1,368,602    $   179,403
Receivables from related parties - managed partnerships ..........       268,965        340,990
Receivables from related party ...................................     3,419,495      3,580,727
Prepaid and other assets .........................................       363,301        226,855
Deferred charges .................................................       694,383        524,270
Fixed assets and leasehold improvements, at cost, less accumulated
  depreciation and amortization of $219,166 and $1,865,232 .......     1,969,393        758,680
                                                                     -----------    -----------

Total assets .....................................................   $ 8,084,139    $ 5,610,925
                                                                     ===========    ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses ............................   $ 2,475,752    $ 1,819,003
Notes payable and capital lease obligations ......................     1,645,832      2,246,386
Deferred income taxes, net .......................................     1,271,677        583,436
Deferred gain on sale of furniture and fixtues ...................       887,595           --
                                                                     -----------    -----------

Total liabilities ................................................     6,280,856      4,648,825
                                                                     -----------    -----------

Commitments and contingencies

Stockholder's equity:
Common stock: no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ..........................        15,000         15,000
  Additional paid-in capital .....................................       716,200        716,200
  Retained earnings ..............................................     2,172,083      1,330,900
                                                                     -----------    -----------
                                                                       2,903,283      2,062,100

Note receivable from stockholder .................................    (1,100,000)    (1,100,000)
                                                                     -----------    -----------

                                                                       1,803,283        962,100
                                                                     -----------    -----------

Total liabilities and stockholders' equity .......................   $ 8,084,139    $ 5,610,925
                                                                     ===========    ===========



See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                     For the Nine Months Ended December 31,

                                   (Unaudited)

                                                    1998                 1997
                                                    ----                 ----
Revenues:

   Fees - managed partnerships .......          $10,186,199          $ 8,071,539
   Management fees - affiliate .......              758,129              414,084
   Servicing fee .....................              228,721                 --
   Interest income and other .........               35,266               34,770
                                                -----------          -----------

   Total revenues ....................           11,208,315            8,520,402
                                                -----------          -----------

   Expenses:

   Selling, general and administrative            8,310,345            6,451,292
   Amortization of deferred charges ..            1,051,632              390,897
   Depreciation and amortization .....              184,651              270,307
   Interest expense ..................              132,263               31,330
                                                -----------          -----------

   Total expenses ....................            9,678,891            7,143,826
                                                -----------          -----------

    Income before provision for
      income taxes ...................            1,529,424            1,376,576

    Provision for income taxes .......              688,241              619,459
                                                -----------          -----------

    Net income .......................          $   841,183          $   757,117
                                                ===========          ===========










See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 For the Nine Months Ended December 31, 1998 and
                  the Years Ended March 31, 1998, 1997 and 1996

                                   (Unaudited)

                                                                                        Note            Total
                                   Common Stock        Additional                     Receivable        Stock-
                                Shares      Stated      Paid-in       Retained          from           holders'
                             Outstanding    Value       Capital       Earnings       Stockholder       Equity


March 31, 1996                  1,500      $15,000     $716,200     $   889,957     $    -          $ 1,621,157

Issuance of
  note from stockholder           -           -           -             -            (1,100,000)     (1,100,000)

Net income                        -           -           -           2,363,371           -           2,363,371
,
Distributions to Parent           -           -           -          (2,203,046)          -          (2,203,046)
                              -------      -------     --------     -----------     -----------     -----------

March 31, 1997                  1,500       15,000      716,200       1,050,282      (1,100,000)        681,482

Net income                        -           -           -           1,072,521           -           1,072,521

Distributions to Parent           -           -           -            (791,903)          -            (791,903)
                              -------      -------     --------     -----------     -----------     -----------

March 31, 1998                  1,500       15,000      716,200       1,330,900      (1,100,000)        962,100

Net income                        -           -           -             841,183           -             841,183
                              -------      -------     --------     -----------     -----------     -----------

December 31, 1998               1,500      $15,000     $716,200     $ 2,172,083     $(1,100,000)    $ 2,903,283
                              =======      =======     ========     ===========     ===========     ===========






See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                     For the Nine Months Ended December 31,


                                                              1998           1997
                                                              ----           ----
Cash flows from operating activities:
   Net income .........................................   $   841,183    $   757,117
                                                          -----------    -----------
   Adjustments to reconcile net income
     to net cash provided by operating activities:
      Depreciation and amortization ...................       184,651        270,307
      Amortization of deferred charges ................     1,051,632        390,897
      Deferred income taxes ...........................       688,241        619,459
      Changes in operating assets and liabilities:
         Receivables from managed partnerships, net ...        72,025        255,065
         Receivables from related party ...............       161,232     (1,255,581)
         Prepaid and other assets .....................      (136,446)       (53,699)
         Increase in deferred charges .................    (1,221,745)      (749,862)
         Accounts payable and accrued expenses ........       656,749        (97,128)
         Other ........................................          --           32,491
                                                          -----------    -----------
           Total adjustments ..........................     1,456,340       (393,795)
                                                          -----------    -----------

   Net cash provided by operating activities ..........     2,297,523        363,322
                                                          -----------    -----------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements      (443,870)      (198,274)
                                                          -----------    -----------

   Net cash used for investing activities .............      (443,870)      (198,274)
                                                          -----------    -----------

Cash flows from financing activities:
   Proceeds from sale of furniture and fixtures .......     1,500,000           --
   Repayment of remaining line of credit ..............    (2,000,000)          --
   Principal payments on capital lease obligations ....      (164,450)       (37,985)
    Proceeds from notes payable .......................          --        1,300,000
    Distributions to Parent ...........................          --       (1,328,440)
                                                          -----------    -----------

   Net cash used for financing activities .............      (664,450)       (66,425)
                                                          -----------    -----------

Net increase in cash ..................................     1,189,199         98,623

Cash, beginning of period .............................       179,403        292,524
                                                          -----------    -----------

Cash, end of period ...................................   $ 1,368,602    $   391,147
                                                          ===========    ===========

See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                December 31, 1998

                                   (unaudited)

(1)      Basis of Accounting and Presentation

         The financial statements of ICON Capital Corp., (the "Company") are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of financial position and operating results for the interim period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Management believes that the disclosures made are adequate to prevent the information from being misleading. The financial statements should be read in conjunction with the Company's March 31, 1998 and 1997 audited financial statements. The results of operations for the nine months ended December 31, 1998 are not necessarily indicative of the results of operations for the entire fiscal year ending March 31, 1999.

(2)      Income Fund Fees

         The Company is the general partner and manager of ICON Cash Flow Partners, L.P., Series A ICON Cash Flow Partners, L.P., Series B ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six, ICON Cash Flow Partners L.P. Seven, and ICON Income Fund Eight A L.P. (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

         The Company earns fees from the Partnerships for the organization and offering of the Partnership and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees on the purchase or origination of equipment lease transactions are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for actively managing the leasing, re-leasing, financing and refinancing of Partnership equipment and financing transactions and for the administration of the Partnerships. Management and administrative fees earned are based primarily on gross rental payments. The Company had accounts receivable due from the Partnerships of $268,965 and $340,990 at December 31, 1998 and March 31, 1998, respectively. Under the Partnership agreements, the Company is entitled to management fees and reimbursement from the Partnerships for certain operating and administrative expenses incurred by it on behalf of the Partnerships.

                               ICON CAPITAL CORP.

(3)     Notes Payable

        Notes payable consisted of the following:

                                                    December 31,      March 31,
                                                       1998             1998
                                                       ----             ----

Various obligations under capital leases, payable
  in monthly installments through March 2002 ....   $1,645,832      $  246,386

Unsecured line of credit, interest at Prime
  (8.5% at March 31,1998) On July30, 1998,
  the unsecured line of credit was repaid .......         --         2,000,000
                                                    ----------      ----------

                                                    $1,645,832      $2,246,386
                                                    ==========      ==========


(4)     Sale Leaseback

        On July 31, 1998 the Company entered into an agreement to sell a portion of its fixed assets to ICON Receivables Corp. 1998-A ("1998-A") for $1,500,000. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 4, 1998. The lease contains a purchase option to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and established a deferred gain on sale in the amount of $950,994. The deferred gain is being amortized against depreciation expenses on a straight line basis over the remaining useful life of the assets sold. A capital lease obligation was established and the Company's fixed assets were revalued to reflect their new carrying value.

                                    EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS




















--------------------------------------------------------
Prior performance is not an indication of future results.

                            Prior Performance Tables

       The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six") and ICON Cash Flow Partners L.P. Seven ("LP Seven"), collectively the "Prior Public Programs").
Purchasers of the Units of limited partnership interest in ICON Income Fund Eight (the "Partnership") being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

       Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

       See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

  Table                        Description                                 Page

     I      Experience in Raising and Investing Funds                       B-2

    II      Compensation to the General Partner and Affiliates              B-4

   III      Operating Results of Prior Public Programs

            * Series A                                                      B-5
            * Series B                                                      B-7
            * Series C                                                      B-9
            * Series D                                                     B-11
            * Series E                                                     B-13
            * LP Six                                                       B-15
            * LP Seven                                                     B-17

    IV      Results of Completed Prior Public Programs (None)              B-19

     V      Sales or Disposition of Equipment by Prior Public Programs

            * Series A                                                     B-20
            * Series B                                                     B-23
            * Series C                                                     B-30
            * Series D                                                     B-35
            * Series E                                                     B-41
            * LP Six                                                       B-50
            * LP Seven                                                     B-52




--------------------------------------------------------
Prior performance is not an indication of future results.

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1999, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                   Series A              Series B             Series C                Series D
                                              -------------------   ------------------   -------------------   --------------------

Dollar amount offered                         $40,000,000           $20,000,000          $20,000,000           $ 40,000,000
                                              ===========           ===========          ===========           ============

Dollar amount raised                          $ 2,504,500  100.0%   $20,000,000 100.0%   $20,000,000  100.0%   $ 40,000,000  100.0%

Less:  Offering expenses:
  Selling commissions                             262,973   10.5%     1,800,000   9.0%     2,000,000   10.0%      4,000,000   10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates             100,180    4.0%       900,000   4.5%       600,000    3.0%      1,400,000    3.5%

  Reserves                                         25,045    1.0%       200,000   1.0%       200,000    1.0%        400,000    1.0%
                                              -----------  -----    ----------- -----    -----------  -----    ------------  -----

Offering proceeds available for investment    $ 2,116,302   84.5%   $17,100,000  85.5%   $17,200,000   86.0%   $ 34,200,000   85.5%
                                              ===========  =====    =========== =====    ===========  =====    ============  =====

Debt proceeds                                 $ 4,190,724           $46,092,749          $50,355,399           $ 71,712,589
                                              ===========           ===========          ===========           ============

Total equipment acquired                      $ 7,576,758           $65,580,973          $70,257,280           $132,771,421
                                              ===========           ===========          ===========           ============

Acquisition fees paid to General Partner
  and its affiliates                          $   206,710           $ 2,219,998          $ 2,396,810           $  4,539,336
                                              ===========           ===========          ===========           ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                      81.84%                82.23%               82.70%                 82.19%
Acquisition fees paid to General Partner
  or its Affiliates                                  2.66                  3.27                 3.30                   3.31
                                              -----------           -----------          -----------           ------------

Percent invested                                    84.5%                 85.5%                86.0%                  85.5%
                                              ==========            ==========           ==========            ===========

Percent leveraged (debt proceeds
  divided by total equipment acquired)              55.31%                70.28%               71.67%                 54.01%

Date offering commenced                         1/9/87               7/18/89              12/7/90                8/23/91

Original offering period (in months)              24                   18                   18                     18

Actual offering period (in months)                24                   17                    7                     10

Months to invest 90% of amount available for
  investment (measured from the beginning of
  offering)                                       24                   18                   10                      4



--------------------------------------------------------
Prior performance is not an indication of future results.

                                                          B-2

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1999, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                             Series E                   L.P. Six                  L.P. Seven
                                                       --------------------      ---------------------      ---------------------

Dollar amount offered                                  $ 80,000,000              $120,000,000               $100,000,000
                                                       ============              ============               ============

Dollar amount raised                                   $ 61,041,151  100.0%      $ 38,385,712   100.0%        99,999,682   100.0%

Less:  Offering expenses:
  Selling commissions                                     6,104,115   10.0%         3,838,571    10.0%         9,999,968    10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                     2,136,440    3.5%         1,343,500     3.5%         3,499,989     3.5%

  Reserves                                                  610,412    1.0%           383,857     1.0%           999,997     1.0%
                                                       ------------  -----       ------------    ----       ------------     ---

Offering proceeds available for investment             $ 52,190,184   85.5%      $ 32,819,784    85.5%      $ 85,499,728    85.5%
                                                       ============  =====       ============    ====       ============    ====

Debt proceeds                                          $181,626,869              $128,138,104               $253,427,329
                                                       ============              ============               ============

Total equipment acquired                               $272,303,562              $161,721,728               $302,214,015
                                                       ============              ============               ============

Acquisition fees paid to General Partner
  and its affiliates                                   $  7,021,906              $  4,390,033               $  9,547,487
                                                       ============              ============               ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                82.99%                    82.86%                     82.54%
Acquisition fees paid to General Partner
  or its Affiliates                                            2.51                      2.64                       2.96
                                                       ------------              ------------               ------------

Percent invested                                              85.5%                     85.5%                      85.5%
                                                       ===========               ===========                ===========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                  66.91%                    79.23%                     83.86%

Date offering commenced                                  6/5/92                   11/12/93                      11/9/95

Maximum offering period (in months)                        24                        24                            36

Actual offering period (in months)                         13                        24                            34

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)      9                        16                            14




--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE II

               Compensation to the General Partner and Affiliates
                                   (unaudited)


          The following table sets forth certain information, as of March 31, 1999, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                            Series A     Series B    Series C    Series D     Series E     LP Six      LP Seven
                                            --------     --------    --------    --------     --------     ------      --------

Date offering commenced                       1/9/87       7/18/89     12/7/90     8/23/91      6/5/92     11/12/93    11/9/95

Date offering closed                          1/8/89      11/16/90     6/20/91     6/5/92      7/31/93     11/8/95     9/16/98

Dollar amount raised                       $ 2,504,500  $20,000,000 $20,000,000 $40,000,000 $ 61,041,151 $38,385,712 $99,999,682
                                           ===========  =========== =========== =========== ============ =========== ===========

Amounts paid to the General
  Partner and its Affiliates
  from proceeds
  of the offering:

  Underwriting commissions                 $    37,568  $   200,000 $   400,000 $   800,000 $  1,220,823 $   767,714 $ 1,999,994
                                           ===========  =========== =========== =========== ============ =========== ===========

  Organization and offering reimbursements $   100,180  $   900,000 $   600,000 $ 1,400,000 $  2,136,440 $ 1,343,500 $ 3,499,989
                                           ===========  =========== =========== =========== ============ =========== ===========

  Acquisition fees                         $   206,710  $ 2,219,998 $ 2,396,810 $ 4,539,336 $  7,021,906 $ 4,390,033 $ 9,547,487
                                           ===========  =========== =========== =========== ============ =========== ===========

Dollar amount of cash generated
  from operations before deducting
  such payments/accruals to the
  General Partner and Affiliates           $ 4,880,566  $22,188,677 $23,049,467 $41,451,111 $110,636,171 $39,631,132 $ 3,376,801
                                           ===========  =========== =========== =========== ============ =========== ===========

Amount paid or accrued to General Partner and Affiliates:

  Management fee                           $   308,910  $ 2,782,287 $ 2,685,205 $ 4,856,426 $  7,590,910 $ 4,264,017 $ 4,727,365
                                           ===========  =========== =========== =========== ============ =========== ===========

  Administrative expense reimbursements    $   109,962  $   708,793 $   588,966 $ 1,845,178 $  4,017,943 $ 2,149,605 $ 2,033,341
                                           ===========  =========== =========== =========== ============ =========== ===========













                                       B-4
--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Series A
                                   (unaudited)


The following table summarizes the operating  results of Series A. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                          Three Months
                                                             Ended
                                                            March 31,                   For the Years Ended December 31,
                                                                        -----------------------------------------------------------
                                                              1999         1998         1997         1996        1995        1994
                                                              ----         ----         ----         ----        ----        ----

Revenues ...............................................   $     226    $   4,439    $  40,359    $  53,041   $ 128,935   $ 188,148
      Net gain on sales or remarketing of equipment ....        --         76,227       82,576      142,237      74,970      87,985
                                                           ---------    ---------    ---------    ---------   ---------   ---------
      Gross revenue ....................................         226       80,666      122,935      195,278     203,905     276,133

Less:
      Administrative expense reimbursement -
        General Partner                                           48        1,878        4,521        7,133       9,690      11,404
      General and administrative .......................         658       18,043       34,565       32,252      36,641      34,468
      Management fees - General Partner ................          27        1,004        2,553        4,055       5,951      13,607
      Interest expense .................................        --           --          7,875       15,092      39,350      63,423
      Provision for (reversal of) bad debts (2) ........        (864)     (22,242)     (17,000)        --        10,000      33,500
      Depreciation expense .............................        --           --           --           --        18,236      46,330
      Amortization of initial direct costs .............        --           --           --           --          --            27
                                                           ---------    ---------    ---------    ---------   ---------   ---------
Net income - GAAP ......................................   $     357    $  81,983    $  90,421    $ 136,746   $  84,037   $  73,374
                                                           =========    =========    =========    =========   =========   =========

Net income - GAAP - allocable to
      limited partners .................................   $     339    $  77,884    $  85,900    $ 129,909   $  79,835   $  69,705
                                                           =========    =========    =========    =========   =========   =========

Taxable income from operations (1) .....................          (3)      57,520       62,818      198,523   $  94,532   $ 111,397
                                                           =========    =========    =========    =========   =========   =========

Cash generated from operations .........................   $  (1,260)      24,760    $ 109,929    $ 210,327   $ 268,467   $ 301,679
Cash generated from sales of equipment .................        --         94,160      112,356      202,787     136,363     216,200
Cash generated from refinancing ........................        --           --           --           --          --          --
                                                           ---------    ---------    ---------    ---------   ---------   ---------

Cash generated from operations, sales and
      refinancing ......................................      (1,260)     118,920      222,285      413,114     404,830     517,879

Less:
      Cash distributions to investors from operations,
        sales and refinancing ..........................      12,523      181,576      225,405      225,405     225,533     233,651
      Cash distributions to General Partner from
        operations, sales and refinancing ..............         659        9,557       11,863       11,863      11,867      12,297
                                                           ---------    ---------    ---------    ---------   ---------   ---------

Cash generated from (used by) operations, sales
      and refinancing after cash distributions .........   $ (14,442)   $ (72,213)   $ (14,983)   $ 175,846   $ 167,430   $ 271,931
                                                           =========    =========    =========    =========   =========   =========






                                       B-5
--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)



                                                  Three Months Ended
                                                      March 31,                         For the Years Ended December 31,
                                                  ------------------        ----------------------------------------------------
                                                       1999                   1998       1997       1996       1995       1994
                                                       ----                   ----       ----       ----       ----       ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                    (3)                $ 21.82    $ 23.82    $ 37.65    $ 35.86     $42.25
                                                                            =======    =======    =======    =======     ======

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                               $   .14                $ 31.10    $ 34.30    $ 38.13    $ 31.88     $27.83
     Return of capital                               $  4.86                $ 41.40    $ 55.70    $ 51.87    $ 58.18     $65.46

   Source (on Cash basis)
     -  Operations                                       -                  $  9.89    $ 43.89    $ 83.98      90.06     $93.29
     -  Sales                                            -                  $ 37.60    $ 44.87    $ 6.02        -          -
     -  Refinancing                                      -                      -          -        -           -          -
     -  Other                                        $   5.00               $ 25.01    $  1.24      -           -          -

Weighted average number of limited partnership
   ($500) units outstanding                             5,009                 5,009      5,009      5,009      5,009       5,009
                                                     ========                ======     ======     ======     ======      ======














(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1997, 1998 and for the first quarter of 1999, the Partnership reversed $17,000, $22,242 and $864, respectively, of amounts previously included in the allowance for doubtful accounts..

(3)     Interim tax information is not available.

                                       B-6

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Series B
                                   (unaudited)


The following table summarizes the operating  results of Series B. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                 Three Months
                                                    Ended
                                                   March 31,                     For the Years Ended December 31,
                                                 ------------   ------------------------------------------------------------------
                                                     1999           1998         1997          1996          1995          1994
                                                     ----           ----         ----          ----          ----          ----

Revenue ........................................   $  35,682    $  211,742   $   333,775   $   342,739   $   715,841   $ 1,327,962
   Net gain (loss) on sales or remarketing
     of equipment ..............................        (436)      188,876       228,875       176,924       480,681       288,714
                                                   ---------    ----------   -----------   -----------   -----------   -----------
   Gross revenue ...............................      35,246       400,618       562,650       519,663     1,196,522     1,616,676

Less:
   Interest expense ............................      10,336        77,673       106,868        45,619       182,419       612,643
   General and administrative ..................      14,318        75,656        59,847       102,721       102,334       102,444
   Administrative expense reimbursement
     - General Partner .........................       3,674        20,288        39,609        50,841        85,848       153,287
   Management fees - General Partner (3) .......        --            --            --        (228,906)       84,811       151,316
   Depreciation expense ........................        --            --            --            --          54,799       106,001
   Amortization of initial direct costs ........        --            --            --               4        33,433       100,949
   Provision for (reversal of) bad debts (2) ...        --         (36,892)         --            --          25,000          --
                                                   ---------    ----------   -----------   -----------   -----------   -----------

Net income - GAAP ..............................   $   6,918    $  263,893   $   356,326   $   549,384   $   627,878   $   390,036
                                                   =========    ==========   ===========   ===========   ===========   ===========

Net income - GAAP - allocable to
   limited partners ............................   $   6,849    $  261,254   $   352,763   $   543,890   $   621,599   $   386,136
                                                   =========    ==========   ===========   ===========   ===========   ===========

Taxable income from operations (1) .............          (4)   $  103,673   $    44,995   $   740,381   $ 2,363,289   $   475,707
                                                                ==========   ===========   ===========   ===========   ===========

Cash generated from operations .................   $ 172,638    $  761,619   $   879,014   $ 1,002,547   $   999,015   $   800,648
Cash generated from sales of equipment .........      12,100       321,104       544,232       600,737     2,148,030     3,443,168
Cash generated from refinancing ................        --            --       1,500,000          --            --            --
                                                   ---------    ----------   -----------   -----------   -----------   -----------

Cash generated from operations, sales and
   refinancing .................................     184,738     1,082,723     2,923,246     1,603,284     3,147,045     4,243,816

Less:
   Cash distributions to investors from operations,
     sales and refinancing .....................      49,950       682,648     1,798,200     1,798,200     1,799,763     1,800,000
   Cash distributions to General Partner from
     operations, sales and refinancing .........         504         6,895        18,164        18,164        18,180        18,182
                                                   ---------    ----------   -----------   -----------   -----------   -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions ....   $ 134,284    $  393,180   $ 1,106,882   $  (213,080)  $ 1,329,102   $ 2,425,634
                                                   =========    ==========   ===========   ===========   ===========   ===========


                                       B-7


--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)

                                                    Three Months Ended
                                                        March 31,                       For the Years Ended December 31,
                                                    ------------------   ---------------------------------------------------------

                                                          1999             1998         1997          1996        1995       1994
                                                          ----             ----         ----          ----        ----       ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                       (4)         $   5.14     $   2.23     $  36.69    $  116.99    $  23.55
                                                                        ========     ========     ========    =========    ========
Cash distributions to investors
   Source (on GAAP basis)
     Investment income                               $      .34         $  13.09     $  17.73     $  27.23    $  31.08     $  19.31
     Return of capital                               $     2.16         $  21.11     $  72.27     $  62.78    $  58.92     $  70.69

   Source (on Cash basis)
     -  Operations                                   $     2.50         $  34.20     $  44.00     $  50.18    $  49.96     $  39.63
     -  Sales                                        $     -            $   -        $  27.24     $  30.07    $  40.04     $  50.37
     -  Refinancing                                  $     -            $   -        $  18.76        -            -            -
     -  Other                                              -            $   -            -        $   9.75        -            -

Weighted average number of limited partnership
   ($100) units outstanding                             199,800          199,800      199,800      199,800      199,986     200,000
                                                     ==========         ========     ========     ========     ========     =======










(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998, the Partnership reversed $36,892 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on November 15, 1995, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted. These amendments are effective from and after November 15, 1995 and include: (1) extending the reinvestment period for a maximum of four additional years and likewise delaying the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $241,652 of the $368,652 accrued and unpaid management fees as of December 31, 1996 and all additional management fees which would otherwise accrue. The remaining $127,000 of unpaid management fees will be paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner.

(4)  Interim tax information not available.

                                       B-8

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Series C
                                   (unaudited)



The following table summarizes the operating  results of Series C. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                            Three Months
                                                                Ended
                                                              March 31,                 For the Years Ended December 31,
                                                            ------------ ------------------------------------------------------
                                                                1999         1998           1997           1996          1995
                                                                ----         ----           ----           ----          ----

Revenues ................................................   $  44,890    $   291,197    $   455,472    $  659,218   $   964,104
   Net gain (loss) on sales or remarketing of equipment .      (2,576)       465,144        175,860       511,331        95,250
                                                            ---------    -----------    -----------    ----------   -----------
   Gross revenue ........................................      42,314        756,341        631,332     1,170,549     1,059,354

Less:
   General and administrative ...........................      12,330        103,231         60,248        37,247       107,419
   Administrative expense reimbursement - General Partner       5,311         29,415         59,126        93,494       130,482
   Interest expense .....................................        --             --            4,888        16,809       253,143
   Management fees - General Partner (3) ................        --             --         (471,463)       92,360       128,533
   Amortization of initial direct costs .................        --             --             --           6,912        38,892
   Depreciation expense .................................        --             --             --            --            --
   Provision for/(reversal of) bad debt (2) .............        --         (150,000)          --            --            --
                                                            ---------    -----------    -----------    ----------   -----------

Net income - GAAP .......................................   $  24,673    $   773,695    $   978,533    $  923,727   $   400,885
                                                            =========    ===========    ===========    ==========   ===========

Net income - GAAP - allocable to limited partners .......   $  24,426    $   765,958    $   968,748    $  914,490   $   396,876
                                                            =========    ===========    ===========    ==========   ===========

Taxable income (loss) from operations (1) ...............          (4)   $   361,361    $   274,376    $1,768,103   $  (649,775)
                                                                         ===========    ===========    ==========   ===========

Cash generated from operations ..........................   $ 176,021    $   952,528    $ 2,038,710    $1,987,290   $   391,072
Cash generated from sales of equipment ..................      11,473        646,783        621,621     1,289,421     3,058,969
Cash generated from refinancing .........................        --             --             --            --            --
                                                            ---------    -----------    -----------    ----------   -----------


Cash generated from operations, sales and
   refinancing ..........................................     187,494      1,599,311      2,660,331     3,276,711     3,450,041

Less:
   Cash distributions to investors from operations,
     sales and refinancing ..............................     445,494      1,782,770      1,784,993     1,786,992     1,796,363
   Cash distributions to General Partner from
     operations, sales and refinancing ..................       4,500         18,017         18,030        18,050        18,144
                                                            ---------    -----------    -----------    ----------   -----------

Cash generated from operations, sales and
   refinancing after cash distributions .................   $(262,500)   $  (201,476)   $   857,308    $1,471,669   $ 1,635,534
                                                            =========    ===========    ===========    ==========   ===========





--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Series C
                                   (unaudited)



The following table summarizes the operating  results of Series C. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                        For the Year Ended
                                                         December 31, 1994
                                                        ------------------
Revenues ................................................   $ 1,775,547
   Net gain (loss) on sales or remarketing of equipment .       361,407
                                                            -----------
   Gross revenue ........................................     2,136,954

Less:
   General and administrative ...........................       104,307
   Administrative expense reimbursement - General Partner       174,261
   Interest expense .....................................       920,433
   Management fees - General Partner (3) ................       171,135
   Amortization of initial direct costs .................       154,879
   Depreciation expense .................................       224,474
   Provision for/(reversal of) bad debt (2) .............       141,000
                                                            -----------

Net income - GAAP .......................................   $   246,645
                                                            ===========

Net income - GAAP - allocable to limited partners .......   $   244,000
                                                            ===========

Taxable income (loss) from operations (1) ...............   $(3,611,476)
                                                            ===========

Cash generated from operations ..........................   $ 2,854,887
Cash generated from sales of equipment ..................     1,665,032
Cash generated from refinancing .........................        -
                                                            -----------

Cash generated from operations, sales and
   refinancing ..........................................     4,519,919

Less:
   Cash distributions to investors from operations,
     sales and refinancing ..............................     1,799,100
   Cash distributions to General Partner from
     operations, sales and refinancing ..................        18,173
                                                            -----------

Cash generated from operations, sales and
   refinancing after cash distributions .................   $ 2,702,646
                                                            ===========




                                       B-9
--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)


                                                 Three Months Ended
                                                     March 31,                       For the Years Ended December 31,

                                                       1999              1998         1997        1996          1995         1994
                                                       ----              ----         ----        ----          ----         ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                  (4)             $  18.06     $  13.70    $  88.16      $ (32.24)    $(178.86)
                                                                       ========     ========    ========      ========     ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                               $   1.23          $  38.67     $  48.85    $  46.06      $  19.87     $  12.21
     Return of capital                               $  21.27          $  51.33     $  41.15    $  43.94      $  70.13     $  77.79

   Source (on Cash basis)
     -  Operations                                   $   8.89          $  48.09     $  90.00    $  90.00      $  19.59     $  90.00
     -  Sales                                             .58             32.65         -            -        $  70.41         -
     -  Refinancing                                    -                   -            -            -            -            -
     -  Other                                           13.03              9.26         -            -            -            -

Weighted average number of limited partnership
   ($100) units outstanding                           198,037           198,087      198,332     198,551       199,558      199,900
                                                     ========          ========     ========    ========      ========     ========




(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $150,000 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on June 19, 1996, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted accordingly. These amendments are effective from and after June 19, 1996 and include: (1) extending the reinvestment period for a maximum of four and one half additional years and likewise delayed the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and all additional management fees which would otherwise accrue. The remaining $105,000 of unpaid management fees will be paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner.

(4)  Interim tax information not available.


                                      B-10

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Series D
                                   (unaudited)



The following table summarizes the operating  results of Series D. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                         Three Months Ended
                                                              March 31,                    For the Years Ended December 31,
                                                         ------------------  ------------------------------------------------------
                                                                1999             1998           1997          1996          1995
                                                                ----             ----           ----          ----          ----

Revenues ................................................   $   598,742      $ 2,612,993    $ 3,084,705   $ 3,619,457   $ 3,270,722
   Net gain on sales or remarketing of equipment ........       278,329          183,820        452,706     2,391,683     1,931,333
                                                            -----------      -----------    -----------   -----------   -----------
   Gross revenue ........................................       877,071        2,796,813      3,537,411     6,011,140     5,202,055

Less:
   Interest expense .....................................       176,948          782,539      1,121,197     1,651,940       621,199
   Depreciation expense .................................       161,138          664,121        356,417          --            --
   Management fees - General Partner ....................        59,360          397,171        548,400       685,103       594,623
   Administrative expense reimbursement - General Partner        34,591          218,158        271,829       301,945       257,401
   General and administrative ...........................        44,022          268,346        199,751       217,378       273,663
   Amortization of initial direct costs .................         9,048          178,117        363,087       614,441       511,427
   Provision for bad debts (2) ..........................          --           (400,000)          --            --         150,000
                                                            -----------      -----------    -----------   -----------   -----------

Net income - GAAP .......................................   $   391,964      $   688,361    $   676,730   $ 2,540,333   $ 2,793,742
                                                            ===========      ===========    ===========   ===========   ===========

Net income - GAAP - allocable to limited partners .......   $   388,044      $   681,477    $   669,963   $ 2,514,930   $ 2,765,805
                                                            ===========      ===========    ===========   ===========   ===========

Taxable income from operations (1) ......................            (3)     $    86,365    $ 3,483,507   $ 3,097,307   $ 1,641,323
                                                                             ===========    ===========   ===========   ===========

Cash generated from operations ..........................   $   158,511      $ 3,315,260    $ 8,409,703   $ 1,621,624   $ 2,756,354
Cash generated from sales of equipment ..................       997,572        1,394,199      9,741,651    15,681,303     6,776,544
Cash generated from refinancing .........................          --            750,000      2,700,000     5,250,000     4,148,838
                                                            -----------      -----------    -----------   -----------   -----------

Cash generated from operations, sales and
   refinancing ..........................................     1,156,083        5,459,459     20,851,354    22,552,927    13,681,736

Less:
   Cash distributions to investors from operations,
     sales and refinancing ..............................       864,753        4,074,331      7,882,867     5,588,508     5,589,207
   Cash distributions to General Partner from
     operations, sales and refinancing ..................         8,735           41,155         79,648        56,450        56,457
                                                            -----------      -----------    -----------   -----------   -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions .................   $   282,595      $ 1,343,973    $12,888,839   $16,907,969   $ 8,039,072
                                                            ===========      ===========    ===========   ===========   ===========

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs - Series D
                                   (unaudited)



The following table summarizes the operating  results of Series D. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                        For the Years Ended
                                                         December 31, 1994
                                                        -------------------
Revenues ................................................   $ 3,661,321
   Net gain on sales or remarketing of equipment ........     1,199,830
                                                            -----------
   Gross revenue ........................................     4,861,151

Less:
   Interest expense .....................................       652,196
   Depreciation expense .................................         4,167
   Management fees - General Partner ....................       778,568
   Administrative expense reimbursement - General Partner       337,867
   General and administrative ...........................       412,655
   Amortization of initial direct costs .................       580,457
   Provision for bad debts (2) ..........................       475,000
                                                            -----------

Net income - GAAP .......................................   $ 1,620,241
                                                            ===========

Net income - GAAP - allocable to limited partners .......   $ 1,604,039
                                                            ===========

Taxable income from operations (1) ......................   $ 2,612,427
                                                            ===========

Cash generated from operations ..........................   $ 1,969,172
Cash generated from sales of equipment ..................     9,054,589
Cash generated from refinancing .........................          --
                                                            -----------

Cash generated from operations, sales and
   refinancing ..........................................    11,023,761

Less:
   Cash distributions to investors from operations,
     sales and refinancing ..............................     5,596,503
   Cash distributions to General Partner from
     operations, sales and refinancing ..................        56,530
                                                            -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions .................   $ 5,370,728
                                                            ===========





                                      B-11
--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)

                                                      Three Months Ended
                                                          March 31,                      For the Years Ended December 31,
                                                      ------------------   --------------------------------------------------------
                                                            1999              1998        1997        1996        1995        1994
                                                            ----              ----        ----        ----        ----        ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
      Taxable income from operations (1)                   (3)             $   2.14    $  86.40    $   76.82    $ 40.70    $   64.71
                                                                           ========    ========    =========    =======    =========

Cash distributions to investors
      Source (on GAAP basis)
        Investment income                               $    9.72          $  17.08    $  16.79    $   63.00    $ 69.28    $   40.13
        Return of capital                                   11.95          $  85.02    $ 180.71    $   77.00    $ 70.72    $   99.87

      Source (on Cash basis)
        -  Operations                                   $    3.97          $  83.08    $ 197.50    $   40.62    $ 69.04    $   48.77
        -  Sales                                        $   17.70             19.02         -          99.38    $ 70.96    $   91.23
        -  Refinancing                                       -                 -            -           -           -            -
        -  Other                                        $    -                 -            -           -           -            -

Weighted average number of limited partnership
      ($100) units outstanding                            399,118           399,118     399,138      399,179    399,229      399,703
                                                        =========          ========    ========     ========    =======     ========













(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $400,000 of amounts previously included in the allowance for doubtful accounts.

(3)  Interim tax information not available.

                                      B-12

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

               Operating Results of Prior Public Programs-Series E
                                   (unaudited)


The following table summarizes the operating  results of Series E. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                            Three Months
                                                               Ended
                                                              March 31,                 For the Years Ended December 31,
                                                            -----------    ---------------------------------------------------------
                                                                1999           1998           1997         1996             1995
                                                                ----           ----           ----         ----             ----

Revenues ................................................   $ 2,534,806    $ 9,435,503   $  6,401,873   $  7,907,175    $ 10,570,473
   Net gain on sales or remarketing of equipment ........       114,684        652,164      1,209,420      1,942,041       1,610,392
                                                            -----------    -----------   ------------   ------------    ------------
   Gross revenue ........................................     2,649,490     10,087,667      7,611,293      9,849,216      12,180,865

Less:
   Interest expense .....................................     1,162,697      4,495,629      2,471,045      2,957,534       4,377,702
   Management fees - General Partner ....................       233,637      1,207,760        919,728      1,120,336       1,596,569
   Administrative expense reimbursement - General Partner       139,838        657,327        486,253        563,107         784,775
   Provision for bad debts (3) ..........................          --        1,275,089           --          400,000         600,000
   Amortization of initial direct costs .................        11,946        235,302        461,620        887,960       1,530,505
   Depreciation .........................................       146,803        545,503        475,619      1,061,711       1,061,712
   General and administrative ...........................       204,319        558,525        370,705        608,293         638,362
   Minority interest in joint venture ...................        93,463         64,826         57,738          6,392           5,438
                                                            -----------    -----------   ------------   ------------    ------------


Net income - GAAP .......................................   $   656,787    $ 1,047,706   $  2,368,585   $  2,243,883    $  1,585,802
                                                            ===========    ===========   ============   ============    ============

Net income - GAAP - allocable to limited partners .......   $   650,219    $ 1,037,229   $  2,344,899   $  2,221,444    $  1,569,944
                                                            ===========    ===========   ============   ============    ============

Taxable income (loss) from operations (1) ...............            (3)   $ 1,688,176   $    981,575   $ (3,280,008)   $  1,700,386
                                                                           ===========   ============   ============    ============

Cash generated from operations ..........................   $ 2,882,946    $12,745,950   $ 21,638,350   $ 13,210,339    $  8,768,414
Cash generated from sales of equipment ..................     1,711,972      2,476,110     15,313,194     10,358,637       7,419,261
Cash generated from refinancing .........................          --       61,878,918     20,765,451     13,780,000       7,400,000
                                                            -----------    -----------   ------------   ------------    ------------


Cash generated from operations, sales and refinancing ...     4,594,918     77,100,978     57,716,995     37,348,976      23,587,675

Less:
   Cash distributions to investors from operations,
     sales and refinancing ..............................     1,532,320      7,755,553      7,768,316      7,771,164       7,773,082
   Cash distributions to General Partner from operations,
     sales and refinancing ..............................        15,478         78,338         78,468         78,496          78,512
                                                            -----------    -----------   ------------   ------------    ------------

Cash generated from operations, sales and refinancings
  after cash distributions ..............................   $ 3,047,120    $69,267,087   $ 49,870,211   $ 29,499,316    $ 15,736,081
                                                            ===========    ===========   ============   ============    ============


--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

               Operating Results of Prior Public Programs-Series E
                                   (unaudited)


The following table summarizes the operating  results of Series E. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                        For the Years Ended
                                                         December 31, 1994
                                                        -------------------

Revenues ................................................   $10,946,254
   Net gain on sales or remarketing of equipment ........       628,027
                                                            -----------
   Gross revenue ........................................    11,574,281

Less:
   Interest expense .....................................     4,868,950
   Management fees - General Partner ....................     1,547,509
   Administrative expense reimbursement - General Partner       408,114
   Provision for bad debts (3) ..........................       250,000
   Amortization of initial direct costs .................     1,840,714
   Depreciation .........................................       289,478
   General and administrative ...........................       438,569
   Minority interest in joint venture ...................        -
                                                            -----------
Net income - GAAP .......................................   $ 1,930,947
                                                            ===========

Net income - GAAP - allocable to limited partners .......   $ 1,511,824
                                                            ===========

Taxable income (loss) from operations (1) ...............   $ 2,793,029
                                                            ===========

Cash generated from operations ..........................   $17,597,929
Cash generated from sales of equipment ..................     6,492,842
Cash generated from refinancing .........................        -
                                                            -----------

Cash generated from operations, sales and refinancing ...    24,090,771

Less:
   Cash distributions to investors from operations,
     sales and refinancing ..............................     8,390,043
   Cash distributions to General Partner from operations,
     sales and refinancing ..............................        78,582
                                                            -----------

Cash generated from operations, sales and refinancings
  after cash distributions ..............................   $15,622,146
                                                            ===========






--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (unaudited)


                                                     Three Months Ended
                                                         March 31,                        For the Year Ended December 31,
                                                     ------------------        ---------------------------------------------------

                                                           1999                  1998        1997      1996       1995      1994
                                                           ----                  ----        ----      ----       ----      ----

Tax and distribution data per $1,000
   limited partner investment

Federal Income Tax results:
   Taxable income (loss) from operations (1)              (3)                  $  27.48   $  15.95  $ (53.28)  $  27.61  $  45.32
                                                                               ========   ========  ========   ========  ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                  $  10.69               $  17.05   $  38.49  $  36.45   $  25.75  $  24.78
     Return of capital                                  $  14.51               $ 110.45   $  89.01  $  91.05   $ 101.75  $ 112.74

Source (on cash basis)
   - Operations                                         $  25.20               $ 127.50   $ 127.50  $ 127.50   $ 127.50  $ 137.52
   - Sales                                                  -                                  -         -          -         -
   - Refinancings                                           -                                  -         -          -         -
   - Other                                                  -                                  -         -          -         -

Weighted average number of limited partnership
($100) units outstanding                                 607,856                608,273    609,211   609,503    609,650   610,080
                                                        ========               ========   ========  ========   ========  ========













(1) The difference between Net income - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)  Interim tax information not available.

                                      B-14


--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)


The following table summarizes the operating  results of L.P. Six. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                           Three Months Ended
                                                                March 31,            For the Years Ended December 31,
                                                           ------------------  ---------------------------------------------
                                                                  1999             1998             1997           1996
                                                                  ----             ----             ----           ----

Revenues .................................................   $  1,470,429      $  5,327,322    $  6,452,409    $  9,238,182
    Net gain on sales or remarketing of equipment ........        218,041           835,048          58,523         338,574
                                                             ------------      ------------    ------------    ------------

    Gross revenue ........................................      1,688,470         6,162,370       6,510,932       9,576,756

Less:
    Interest expense .....................................        460,253         2,164,887       2,648,557       4,330,544
    Management fees - General Partner ....................        163,360           969,546       1,092,714       1,333,394
    Amortization of initial direct costs .................         53,446           893,953       1,071,656       1,349,977
    Depreciation .........................................        156,300           736,793         745,275         848,649

    Administrative expense reimbursement - General Partner         86,213           485,391         547,382         642,276
    Provision for bad debts (3) ..........................           --              52,997         183,274         750,000
    General and administrative ...........................         61,416           384,414         178,464         657,470
    Minority interest in joint venture ...................          2,208             6,750           7,990          31,413
                                                             ------------      ------------    ------------    ------------


Net income (loss) - GAAP .................................   $    705,274      $    467,639    $     35,620    $   (366,967)
                                                             ============      ============    ============    ============

Net income (loss) - GAAP - allocable to limited partners .   $    698,221      $    462,963    $     35,264    $   (363,297)
                                                             ============      ============    ============    ============

Taxable income (loss) from operations (1) ................             (4)     $ (3,616,045)   $ (1,154,365)   $   (574,054)
                                                                               ============    ============    ============

Cash generated from operations ...........................   $    443,938      $  3,543,778    $ 12,075,547    $  9,923,936
Cash generated from sales of equipment ...................      1,227,776         4,473,161       4,336,675       8,684,744

Cash generated from refinancing ..........................           --                --              --         9,113,081
                                                             ------------      ------------    ------------    ------------


Cash generated from operations, sales and refinancing ....      1,671,714         8,016,939      16,412,222      27,721,761

Less:
    Cash distributions to investors from operations,
      sales and refinancing ..............................      1,019,828         4,085,189       4,102,940       4,119,354
    Cash distributions to General Partner from operations,
      sales and refinancing ..............................         10,301            41,261          41,444          41,613
                                                             ------------      ------------    ------------    ------------

Cash generated from operations, sales and refinancing
    after cash distributions .............................   $    641,585      $  3,890,489    $ 12,267,838    $ 23,560,794
                                                             ============      ============    ============    ============







--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)


The following table summarizes the operating  results of L.P. Six. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                           For the Years Ended December 31,
                                                           -------------------------------
                                                                 1995           1994
                                                                 ----           ----

Revenues .................................................   $  6,622,180   $    203,858
    Net gain on sales or remarketing of equipment ........        107,733        -
                                                             ------------   ------------

    Gross revenue ........................................      6,729,913        203,858

Less:
    Interest expense .....................................      3,003,633          2,142
    Management fees - General Partner ....................        696,096          8,827
    Amortization of initial direct costs .................        828,154         12,748
    Depreciation .........................................        636,487        -
    Administrative expense reimbursement - General Partner        381,471          6,872
    Provision for bad debts (3) ..........................        570,000         63,500
    General and administrative ...........................        360,235         38,879
    Minority interest in joint venture ...................        177,769        -
                                                             ------------   ------------

Net income (loss) - GAAP .................................   $     76,068   $     70,890
                                                             ============   ============

Net income (loss) - GAAP - allocable to limited partners .   $     75,307   $     70,181
                                                             ============   ============

Taxable income (loss) from operations (1) ................   $  2,239,753   $     71,033
                                                             ============   ============

Cash generated from operations ...........................   $  8,776,203   $    439,913
Cash generated from sales of equipment ...................      1,016,807        -
Cash generated from refinancing ..........................     33,151,416        -
                                                             ------------   ------------

Cash generated from operations, sales and refinancing ....     42,944,426        439,913

Less:
    Cash distributions to investors from operations,
      sales and refinancing ..............................      2,543,783        311,335
    Cash distributions to General Partner from operations,
      sales and refinancing ..............................         25,694          3,145
                                                             ------------   ------------

Cash generated from operations, sales and refinancing
    after cash distributions .............................   $ 40,374,949   $    125,433
                                                             ============   ============



--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)

                                                Three Months Ended
                                                     March 31,                          For the Years Ended December 31,
                                                ------------------        --------------------------------------------------------
                                                       1999                   1998        1997       1996        1995        1994
                                                       ----                   ----        ----       ----        ----        ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
    Taxable income (loss) from operations (1)         (4)                  $ (94.21)   $ (29.94)   $ (14.83)   $  85.13    $ 22.15
                                                                           ========    ========    ========    ========    =======

Cash distributions to investors (2)
    Source (on GAAP basis)
       Investment income                           $   18.40               $  12.18    $    .86    $      -    $   2.89    $
22.10
       Return of capital                           $    8.47                  95.32    $ 106.64    $ 107.50    $  94.78    $ 75.94

    Source (on cash basis)
       - Operations                                $   11.70                  93.25    $ 107.50    $ 107.50    $  97.67    $ 98.04
       - Sales                                         15.17                  14.25        -           -           -            -
       - Refinancing                                    -                       -          -           -           -            -
       - Other                                          -

Weighted average number of limited partnership
    ($100) units outstanding                         379,353                379,984     381,687     383,196     260,453     31,755
                                                    ========                =======     =======     =======     =======     ======












(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)


The  following  table  summarizes  the  operating  results  of L.P.  Seven.  The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                Three Months Ended
                                                                     March 31,               For the Years Ended December 31,
                                                                ------------------     -------------------------------------------
                                                                       1999                 1998           1997           1996
                                                                       ----                ----            ----           ----

Revenues ......................................................   $  4,487,983         $ 16,513,507    $  8,000,454   $  1,564,069
    Net gain on sales or remarketing of equipment .............        176,579              694,111       1,748,790           --
                                                                  ------------         ------------    ------------   ------------
    Gross revenue .............................................      4,664,562           17,207,618       9,749,244      1,564,069

Less:
    Interest expense ..........................................      1,801,892            8,050,315       3,652,517        398,200
    Management fees - General Partner .........................        603,424            2,337,112       1,522,045        264,784
    Amortization of initial direct costs ......................        436,376            1,929,906         932,123        230,785
    Administrative expense reimbursement - General Partner ....        257,859            1,005,354         652,319        117,809
    Provision for bad debts (3) ...............................        200,000              700,000         150,000         75,000
    General and administrative ................................        116,196              491,239         186,280         72,040
    Minority interest in joint venture ........................          1,199                4,516           4,380           --
                                                                  ------------         ------------    ------------   ------------

Net income - GAAP .............................................   $  1,247,616         $  2,689,176    $  2,649,580   $    405,451
                                                                  ============         ============    ============   ============

Net income - GAAP - allocable to limited partners .............   $  1,235,140         $  2,662,284    $  2,623,084   $    401,396
                                                                  ============         ============    ============   ============

Taxable income (loss) from operations (1) .....................             (4)        $ (5,506,497)   $  2,335,939   $    146,726
                                                                                       ============    ============   ============

Cash generated from operations ................................   $    271,234              535,582    $  2,855,330   $    973,899
Cash generated from sales of equipment ........................        769,046            4,903,647       7,315,408           --
Cash generated from refinancing ...............................      3,000,000                 --              --             --
                                                                  ------------         ------------    ------------   ------------

Cash generated from operations, sales and refinancing .........      4,040,280            5,439,229      10,170,738        973,899

Less:
    Cash distributions to investors from operations,
      sales and refinancing ...................................      2,678,115            8,692,479       4,147,829      1,361,099
    Cash distributions to General Partner from operations,
      sales and refinancing ...................................         27,052               87,803          41,125         13,749
                                                                  ------------         ------------    ------------   ------------

Cash generated from (used by) operations, sales and refinancing
    after cash distributions ..................................   $  1,335,113         $ (3,341,053)   $  5,981,784   $   (400,949)
                                                                  ============         ============    ============   ============



--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)

                                                       Three Months Ended
                                                            March 31,            For the Years Ended December 31,
                                                       ------------------     -----------------------------------------
                                                              1999              1998             1997           1996
                                                              ----              ----             ----           ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
    Taxable income from operations (1)                        (4)             $  (67.41)      $  55.90        $   9.30
                                                                              =========       ========        ========

Cash distributions to investors (2)
    Source (on GAAP basis)
       Investment income                                   $  12.39           $   32.92       $  67.94        $  31.71
       Return of capital                                   $  14.48           $   74.58       $  39.56        $  75.79

    Source (on cash basis)
       - Operations                                        $   2.72           $    6.62       $  73.96        $  76.97
       - Sales                                                 7.72           $   60.64       $  33.54             -
       - Refinancing                                          16.43                -               -               -
       - Other                                             $   -              $   40.24            -          $  30.53

Weighted average number of limited partnership
    ($100) units outstanding                                996,400            808,650         413,677         156,222
                                                           ========           ========        ========        ========













(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE IV

                   Results of Completed Prior Public Programs
                                   (unaudited)














                            No Prior Public Programs
       have completed operations in the five years ended March 31, 1999.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                      Total                                                Federal
         Type of                   Year of          Year of       Acquisition   Net Book        Net            GAAP        Taxable
        Equipment                Acquisition      Disposition       Cost (1)    Value (2)  Proceeds (3)    Gain (Loss)   Gain (Loss)
---------------------------      -----------      -----------     -----------  ----------  ------------    -----------   -----------

Computers                           1988             1990           $32,352      $13,859      $16,955         $3,096        $1,064
Office Copier                       1988             1990          $180,922      $52,504      $52,504             $0      ($30,400)

Agriculture                         1988             1991           $19,032       $8,921       $7,225        ($1,696)      ($2,214)
Computers                           1988             1991            $8,450           $0         $465           $465            $0
Computers                           1989             1991          $363,540      $28,027      $56,077        $28,050       $14,962
Telecommunications                  1990             1991          $827,804      $49,393           $0       ($49,393)           $0
Medical                             1988             1991           $29,756           $0           $0             $0      ($10,626)
Copiers                             1988             1991          $235,863           $0           $0             $0      ($18,115)

Agriculture                         1988             1992           $61,200      $25,810      $24,152        ($1,658)           $0
Computers                           1988             1992           $51,353           $0           $0             $0            $0
Copiers                             1988             1992          $195,875           $0           $0             $0            $0
Material Handling                   1988             1992           $78,321           $0           $0             $0            $0
Medical                             1988             1992           $50,433      $15,250       $7,000        ($8,250)      $34,389
Computers                           1989             1992           $41,058       $4,553       $6,606         $2,053      ($13,951)
Copiers                             1989             1992           $81,913       $6,495       $6,495             $0        $1,114
Office Equipment                    1989             1992           $81,986       $2,821      $12,298         $9,477      ($28,695)
Computers                           1991             1992            $3,607       $3,196       $4,142           $946        $1,076
Furniture And Fixtures              1992             1992            $4,325       $4,430       $4,390           ($40)          $65

Computers                           1988             1993           $71,813           $0           $0             $0            $0
Furniture                           1988             1993          $350,000           $0           $0             $0            $0
Medical                             1988             1993          $221,191         $182       $2,382         $2,200        $2,341
Agriculture                         1989             1993           $57,975       $2,050       $2,932           $882       ($1,724)
Printing                            1989             1993          $126,900       $5,661       $7,800         $2,139      ($10,729)
Reprographics                       1989             1993          $112,500         $115         $115             $0      ($12,079)
Computers                           1990             1993           $79,043           $0           $0             $0            $0
Reprographics                       1990             1993           $71,805       $8,391      $12,528         $4,137            $0
Retail                              1990             1993          $198,513     ($32,916)     $67,894       $100,810            $0
Video Production                    1990             1993          $341,796      $67,965     $161,615        $93,650       $24,507
Computers                           1991             1993          $135,380       $6,540      $20,134        $13,594      ($50,622)
Fixture                             1992             1993            $2,267       $1,635       $1,824           $189           $11
Telecommunications                  1992             1993           $20,000      $11,840      $11,200          ($640)      ($4,800)
Video Production                    1992             1993            $3,362       $1,110         $592          ($518)      ($2,867)
Manufacturing & Production          1993             1993           $22,660           $0           $0             $0            $0

Agriculture                         1988             1994           $30,000         $288         $288             $0            $0
Medical                             1988             1994           $46,050       $6,438       $6,438             $0            $0
Computers                           1989             1994           $71,152       $6,942         $500        ($6,442)      ($1,449)
Computers                           1991             1994          $156,552       $6,882      $16,611         $9,729      ($41,137)
Material Handling                   1991             1994            $7,013       $1,973       $2,203           $230         ($604)
Medical                             1991             1994           $40,556     ($11,278)      $1,460        $12,738          $375
Fixture                             1992             1994            $3,396         $751         $845            $94       ($1,192)
Manufacturing & Production          1992             1994           $17,103        ($199)          $0           $199       ($5,443)
Furniture                           1993             1994           $26,868           $0           $0             $0            $0
Manufacturing & Production          1993             1994           $27,096      $10,139      $11,054           $915            $0
Agriculture                         1989             1994           $14,191         $350         $350             $0            $0
Printing                            1993             1994           $24,112      $24,030      $27,061         $3,031            $0

Computers                           1991             1995           $17,200         $173       $3,522         $3,349        $1,594
Copiers                             1991             1995           $49,081       $7,350       $7,423            $73       ($3,044)
Sanitation                          1991             1995           $21,452         $560       $4,818         $4,258        $3,010
Agriculture                         1992             1995            $7,828         $462         $737           $275       ($1,901)
Computers                           1993             1995           $64,391      $36,094       $5,863       ($30,231)           $0
Manufacturing & Production          1993             1995           $28,557       $8,752       $8,912           $160            $0
Retail                              1993             1995           $28,507          ($9)        $697           $706            $0

Computers                           1991             1996           $35,618       $1,502      $20,150        $18,648       $19,571
Copiers                             1991             1996          $117,238      $17,784      $32,380        $14,596       $28,006
Material Handling                   1991             1996           $14,996         $843       $3,223         $2,380        $3,432
Sanitation                          1991             1996           $35,854       $5,946       $5,649          ($297)       $5,260
Fixture                             1992             1996           $18,452       $1,909       $1,909             $0       ($1,919)
Computers                           1993             1996           $72,479        ($573)        $515         $1,088            $0
Furniture                           1993             1996            $9,978          ($2)          $0             $2            $0
Material Handling                   1993             1996           $11,824           $0           $0             $0            $0
                                    1993             1996           $33,190         $400         $403             $3            $0
Retail                              1993             1996           $44,673          ($5)          $0             $0            $0
Sanitation                          1993             1996            $5,822           $0           $0             $0            $0
Video Production                    1993             1996           $41,465      $12,099      $12,441           $342            $0
Medical                             1994             1996           $12,166         $960       $2,000         $1,040       ($4,259)

Computers                           1991             1997           $75,602       $4,349      $15,753        $11,403       $19,783
Computers                           1993             1997           $39,593       $6,013           $0        ($6,013)           $0
Retail                              1993             1997          $158,276      $16,960      $23,438        $23,423        $5,373
Video                               1993             1997           $27,273           $0           $0             $0            $0
Sanitation                          1996             1997            $3,571          $43       $1,380         $1,337            $0

Computers                           1991             1998            $5,018           $0         $614           $614        $1,143
Computers                           1993             1998          $178,752           $0         $187           $187            $0
Manufacturing & Production          1993             1998          $157,173         $394         $706           $311            $0
Material Handling                   1993             1998           $27,258           $0         $669           $669            $0
Medical                             1993             1998           $12,963           $0           $0             $0            $0
Printing                            1993             1998           $33,033           $0         $772           $772            $0
Reprographics                       1993             1998           $53,149           $0       $2,501         $2,501       ($6,941)
Retail                              1993             1998           $99,794           $0      $37,856        $37,856       $37,435
Telecommunications                  1993             1998           $26,238         $591         $605            $14            $0
Video                               1993             1998           $16,975           $0           $0             $0            $0
Manufacturing & Production          1995             1998           $14,356           $0           $0             $0            $0
Telecommunications                  1996             1998           $15,297           $0           $0             $0            $0
Computers                           1997             1998            $9,289       $3,136           $0        ($3,136)           $0

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                   Federal
        Type of                  Year of      Year of         Acquisition    Net Book          Net           GAAP        Taxable
       Equipment               Acquisition  Disposition        Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------  -----------       -----------   ----------     ------------   -----------   ----------

Manufacturing & Production         1990         1990             $31,129       $28,288        $34,142       $5,854        $3,013
Mining                             1990         1990            $145,227      $120,804       $120,804           $0            $0
Video Production                   1990         1990             $10,201        $8,006         $9,086       $1,080          $671

Agriculture                        1989         1991              $5,986        $4,003             $0      ($4,003)           $0
Computers                          1989         1991             $76,899       $52,134         $7,492     ($44,642)           $0
Construction                       1989         1991             $48,299       $43,554         $7,784     ($35,770)      ($7,007)
Copiers                            1989         1991              $7,469        $4,997            $16      ($4,981)           $0
Environmental                      1989         1991             $10,609       $11,546             $0     ($11,546)           $0
Furniture                          1989         1991             $86,965       $62,229        $19,339     ($42,890)           $0
Manufacturing & Production         1989         1991             $55,125       $34,435        $12,807     ($21,628)           $0
Medical                            1989         1991              $9,447        $7,643             $0      ($7,643)           $0
Office Equipment                   1989         1991             $25,171       $24,586            $64     ($24,522)      ($1,985)
Retail                             1989         1991              $4,405        $4,792             $0      ($4,792)           $0
Sanitation                         1989         1991             $15,448       $17,983             $0     ($17,983)           $0
Telecommunications                 1989         1991              $2,238            $0            $60          $60            $0
Transportation                     1989         1991              $9,474       $10,801             $0     ($10,801)           $0
Video Production                   1989         1991             $11,925        $1,762             $7      ($1,755)           $0
Agriculture                        1990         1991             $35,245        $4,694             $0      ($4,694)      ($5,210)
Computers                          1990         1991          $2,671,588      $601,346       $136,169    ($465,177)    ($476,397)
Construction                       1990         1991             $64,544       $29,979        $24,379      ($5,600)      ($9,949)
Copiers                            1990         1991             $30,699       $18,760           $911     ($17,849)           $0
Environmental                      1990         1991             $14,658       $15,434             $0     ($15,434)           $0
Fixture                            1990         1991             $29,510       $27,027           $808     ($26,219)           $0
Furniture                          1990         1991             $53,420       $34,771         $3,598     ($31,173)      ($5,953)
Manufacturing & Production         1990         1991            $526,568      $504,823       $226,978    ($277,845)     ($47,036)
Material Handling                  1990         1991            $112,075       $59,977        $34,758     ($25,219)           $0
Medical                            1990         1991             $93,771       $47,016             $0     ($47,016)     ($19,410)
Mining                             1990         1991            $221,706            $0             $0           $0      ($82,375)
Miscellaneous                      1990         1991             $29,443       $28,179             $0     ($28,179)           $0
Office Equipment                   1990         1991             $44,560       $34,289           $760     ($33,529)           $0
Restaurant                         1990         1991             $97,304       $45,062        $18,564     ($26,498)     ($24,787)
Retail                             1990         1991             $43,751       $18,362         $9,230      ($9,132)     ($12,624)
Sanitation                         1990         1991            $171,345       $66,074        $77,146      $11,072      ($78,222)
Telecommunications                 1990         1991            $980,613      $119,372             $0    ($119,372)     ($11,618)
Transportation                     1990         1991             $13,434       $13,858             $0     ($13,858)           $0
Video Production                   1990         1991             $46,645       $26,631         $3,754     ($22,877)      $11,741
Material Handling                  1991         1991            $109,115      $108,512       $113,482       $4,970            $0

Agriculture                        1989         1992             $89,766       $19,058        $21,912       $2,854      ($12,999)
Computers                          1989         1992             $60,747        $1,659         $2,593         $934            $0
Copiers                            1989         1992             $79,556       $10,817        $10,839          $22       ($9,798)
Furniture                          1989         1992             $35,512        $2,418         $2,911         $493            $0
Manufacturing & Production         1989         1992            $117,236        $1,924         $1,936          $12            $0
Material Handling                  1989         1992             $16,058          $670           $789         $119       ($7,845)
Medical                            1989         1992             $31,701        $7,548         $1,967      ($5,580)           $0
Office Equipment                   1989         1992             $19,981        $1,381         $1,427          $46            $0
Printing                           1989         1992             $25,000        $3,510         $2,510      ($1,000)      ($8,247)
Telecommunications                 1989         1992             $18,779        $1,910         $2,012         $102            $0
Video Production                   1989         1992             $21,849        $3,275         $3,283           $8            $0
Agriculture                        1990         1992             $46,968        $2,847         $3,463         $617       ($4,451)
Computers                          1990         1992          $3,872,456      $671,632       $342,387    ($329,245)  ($1,086,408)
Construction                       1990         1992             $23,493        $1,229         $1,229           $0            $0
Copiers                            1990         1992             $19,240        $2,165         $3,524       $1,358       ($8,884)
Environmental                      1990         1992              $7,195        $1,164         $1,164           $0       ($4,683)
Fixture                            1990         1992             $55,869        $7,661         $9,096       $1,436      ($34,594)
Furniture                          1990         1992             $58,095        $7,193         $7,719         $525      ($26,836)
Manufacturing & Production         1990         1992            $192,143       $47,665        $43,213      ($4,452)     ($45,657)
Material Handling                  1990         1992            $104,852       $23,011         $7,775     ($15,236)     ($15,648)
Medical                            1990         1992             $88,537       $12,382        $13,393       $1,011      ($38,945)
Miscellaneous                      1990         1992              $4,999        $1,313         $1,236         ($77)      ($2,804)
Office Equipment                   1990         1992          $1,203,666      $179,190         $2,513    ($176,678)      ($6,351)
Printing                           1990         1992              $4,055          $787           $787           $0       ($2,487)
Restaurant                         1990         1992             $83,624          $194         $6,850       $6,657      ($12,961)
Retail                             1990         1992             $63,030       $35,999           $581     ($35,419)      ($1,296)
Sanitation                         1990         1992            $200,642       $12,623        $13,101         $478      ($14,846)
Telecommunications                 1990         1992             $64,899       $11,997         $4,965      ($7,032)     ($18,620)
Transportation                     1990         1992              $7,610            $1             $1           $0            $0
Video Production                   1990         1992             $18,558        $3,521         $4,302         $781       ($7,177)
Furniture                          1991         1992             $25,909       $28,313             $0     ($28,313)           $0
Manufacturing & Production         1991         1992             $51,311       $47,497        $57,487       $9,990            $0
Material Handling                  1991         1992             $10,023       $10,462        $10,595         $133            $0
Office Equipment                   1991         1992             $15,789            $0             $0           $0            $0
Sanitation                         1991         1992             $18,840       $10,122        $10,516         $394            $0

Agriculture                        1989         1993             $31,500        $4,370        $10,095       $5,725        $1,431
Computers                          1989         1993             $93,554          $267           $661         $394            $0
Copiers                            1989         1993            $168,679       $19,448        $23,072       $3,624      ($26,046)
Furniture                          1989         1993            $116,287       $17,152        $19,536       $2,384       ($9,084)
Manufacturing & Production         1989         1993             $14,804        $2,832         $3,541         $709            $0
Material Handling                  1989         1993             $20,725            $0         $1,650       $1,650            $0
Office Equipment                   1989         1993             $81,777          $990        $17,490      $16,500       ($4,999)
Telecommunications                 1989         1993              $2,524            $0             $0           $0            $0
Video Production                   1989         1993             $22,321            $0             $0           $0            $0
Agriculture                        1990         1993            $132,350       $11,556        $11,963         $407      ($42,903)
Automotive                         1990         1993             $75,730       $45,795        $51,888       $6,093       ($3,043)
Computers                          1990         1993          $1,069,393      $140,198       $164,423      $24,225     ($267,270)
Construction                       1990         1993             $41,779        $5,058         $5,075          $17       ($9,774)
Copiers                            1990         1993             $23,318        $3,058         $2,505        ($553)      ($7,670)
Fixture                            1990         1993             $73,038       $10,235        $10,235           $0      ($22,303)
Furniture                          1990         1993            $118,834       $11,204        $11,509         $305      ($10,168)
Manufacturing & Production         1990         1993          $1,120,324      $139,342       $186,899      $47,557     ($271,929)
Material Handling                  1990         1993            $210,922       $20,462        $29,157       $8,695      ($51,481)
Medical                            1990         1993            $380,749       $56,711        $37,821     ($18,890)     ($68,880)
Office Equipment                   1990         1993             $69,232        $8,695         $9,275         $580      ($18,731)
Printing                           1990         1993              $6,061        $1,431         $1,050        ($381)      ($1,388)
Reprographics                      1990         1993             $82,000        $8,200        $40,000      $31,800        $7,109
Restaurant                         1990         1993            $121,682       $10,330        $11,517       $1,187      ($28,626)
Retail                             1990         1993             $11,280          $813         $1,797         $984       ($2,806)
Sanitation                         1990         1993             $43,697        $5,148         $5,152           $4      ($10,588)
Telecommunications                 1990         1993            $278,193       $20,246        $22,616       $2,370      ($58,857)
Miscellaneous                      1990         1993            $595,538      ($98,697)      $203,595     $302,292            $0
Video Production                   1990         1993              $7,981          $374           $374           $0       ($1,484)
Computers                          1991         1993            $248,090       $36,021        $36,834         $813       ($9,175)
Construction                       1991         1993             $10,590          $869         $1,875       $1,006       ($4,480)
Furniture                          1991         1993             $73,541          ($66)          $603         $669       ($7,311)
Manufacturing & Production         1991         1993             $12,951            $0             $0           $0            $0
Material Handling                  1991         1993             $43,408       $20,390        $23,147       $2,757       ($1,015)
Medical                            1991         1993              $9,425        $5,708         $6,513         $805          $858
Sanitation                         1991         1993             $37,743       $16,285        $15,506        ($779)           $0
Computers                          1992         1993             $79,557       $38,668        $38,668           $0      ($36,961)
Material Handling                  1992         1993             $30,692          $149         $6,578       $6,429      ($17,976)

Computers                          1989         1994            $468,870      $109,719       $109,720           $1      $102,026
Copiers                            1989         1994             $13,461           $30            $30           $0            $0
Furniture                          1989         1994            $218,655       $79,000        $79,000           $0       $80,901
Manufacturing & Production         1989         1994             $90,725          ($13)            $0          $13            $0
Medical                            1989         1994             $97,017          $699         $1,141         $441            $0
Office Equipment                   1989         1994              $2,796            $0           $126         $126            $0
Printing                           1989         1994             $14,123            $0             $0           $0            $0
Telecommunications                 1989         1994             $10,950           ($2)          $127         $129            $0
Agriculture                        1990         1994             $73,503       $11,518        $12,258         $740       ($3,345)
Computers                          1990         1994          $3,937,366      $957,935       $959,231       $1,295      $367,292
Construction                       1990         1994            $141,052       $16,265        $16,265           $0      ($14,659)
Fixture                            1990         1994            $100,514       $10,959        $10,959           $0       ($6,640)
Furniture                          1990         1994            $282,115       $89,792        $94,919       $5,127       $43,164
Manufacturing & Production         1990         1994            $443,855      $121,619       $137,376      $15,757       ($8,207)
Material Handling                  1990         1994            $411,986       $20,972        $20,972           $0      ($33,402)
Medical                            1990         1994            $462,679       $42,572        $62,365      $19,792          $805
Mining                             1990         1994          $9,631,966    $1,298,813     $1,298,813           $0     ($689,039)
Office Equipment                   1990         1994             $34,402        $3,434         $3,434           $0       ($8,258)
Reprographics                      1990         1994             $16,482        $4,547         $4,547           $0          $904
Restaurant                         1990         1994            $297,355       $32,327        $33,776       $1,449      ($29,158)
Retail                             1990         1994            $841,977      $440,914       $440,914           $0      $668,569
Sanitation                         1990         1994              $7,147            $0             $0           $0            $0
Telecommunications                 1990         1994            $261,049       ($6,700)       $30,311      $37,011       $11,248
Video Production                   1990         1994             $45,804        $5,357         $5,365           $8       ($4,684)
Agriculture                        1991         1994             $15,633          $625           $629           $4            $0
Computers                          1991         1994            $684,631       $59,296        $59,296           $0     ($213,947)
Copiers                            1991         1994             $39,270        $2,598           $648      ($1,950)     ($15,152)
Environmental                      1991         1994             $44,016          $864           $904          $41            $0
Furniture                          1991         1994             $20,546          $906           $923          $17            $0
Material Handling                  1991         1994             $66,497        $2,470         $2,642         $172       ($5,750)
Medical                            1991         1994            $602,400      $306,415       $373,385      $66,970      $139,985
Sanitation                         1991         1994             $83,638        $4,459         $4,634         $174            $0
Telecommunications                 1991         1994             $11,188          $898         $1,146         $248       ($3,419)
Manufacturing & Production         1993         1994             $81,735          ($61)           $34          $95            $0
Material Handling                  1993         1994              $6,578        $3,110         $3,600         $490            $0
Sanitation                         1994         1994              $7,320            $0             $0           $0            $0

Computers                          1989         1995             $24,831        $1,574            $13      ($1,561)           $0
Manufacturing & Production         1989         1995             $11,262        $4,128             $0      ($4,128)           $0
Computers                          1990         1995          $3,151,688      $784,267       $578,324    ($205,942)      $61,278
Construction                       1990         1995            $397,553      $139,680        $93,172     ($46,508)       $2,914
Copiers                            1990         1995             $26,920        $6,048            ($0)     ($6,048)           $0
Furniture                          1990         1995             $64,010        $5,908         $4,760      ($1,148)       $5,171
Material Handling                  1990         1995            $108,329        $7,629         $6,899        ($730)         ($15)
Medical                            1990         1995            $919,987      $320,531       $260,980     ($59,551)      $56,955
Manufacturing & Production         1990         1995            $846,718      $211,207       $244,937      $33,730      $243,103
Office Equipment                   1990         1995             $38,014        $4,192         $2,111      ($2,081)       $1,950
Reprographics                      1990         1995            $102,003            $1             $1           $0            $0
Restaurant                         1990         1995             $63,437        $4,636         $1,896      ($2,740)         $897
Retail                             1990         1995          $2,703,611      $349,429       $193,032    ($156,397)     $184,637
Sanitation                         1990         1995             $58,070        $4,110         $1,738      ($2,372)       $1,518
Video Production                   1990         1995              $3,404          $773             $0        ($773)           $0
Agriculture                        1991         1995             $23,262        $7,034         $7,449         $415        $1,921
Computers                          1991         1995          $2,712,345      $677,342       $648,479     ($28,863)     $126,108
Construction                       1991         1995             $25,214        $1,539         $2,727       $1,188       ($2,122)
Furniture                          1991         1995             $62,471       $16,192         $5,091     ($11,101)      ($4,400)
Material Handling                  1991         1995             $34,473       $12,502        $12,105        ($397)           $0
Manufacturing & Production         1991         1995            $132,184        $5,116        $50,110      $44,993       $27,132
Office Equipment                   1991         1995             $48,350        $7,177         $9,506       $2,329       ($2,320)
Restaurant                         1991         1995             $73,807        $3,637         $2,910        ($728)      ($1,107)
Telecommunications                 1991         1995             $52,499        $3,093         $7,262       $4,169       ($3,403)
Audio                              1992         1995            $128,455       $98,566       $122,689      $24,123       $32,942
Computers                          1992         1995             $76,900        $2,447        $15,248      $12,801      ($10,269)
Furniture                          1992         1995            $188,807       $19,652        $19,652           $0      ($57,369)
Telecommunications                 1992         1995             $64,731       $47,017        $55,634       $8,616       $23,500
Video Production                   1992         1995            $382,790      $247,199       $298,045      $50,846      $122,650
Copiers                            1993         1995             $35,000            $0             $0           $0            $0
Computers                          1994         1995          $1,043,007      $346,471       $739,181     $392,710      $661,239
Furniture                          1994         1995            $204,779      $171,324       $181,605      $10,281            $0
Medical                            1994         1995             $23,671        $2,015         $2,015           $0            $0
Manufacturing & Production         1994         1995             $21,038       $17,225        $18,733       $1,509        $1,436
Computers                          1995         1995             $17,231       $16,864         $2,383     ($14,481)           $0

Telecommunications                 1989         1996             $20,339            $0         $1,566       $1,566            $0
Computers                          1990         1996          $1,056,724      $123,220        $88,594     ($34,626)      $94,675
Fixtures                           1990         1996             $19,989        $1,285           $250      ($1,034)      ($1,034)
Furniture                          1990         1996             $34,265       $10,881             $0     ($10,881)     ($10,881)
Medical                            1990         1996             $49,882        $3,282           $332      ($2,949)      ($2,357)
Manufacturing & Production         1990         1996             $72,805        $2,611         $1,588      ($1,023)       $3,342
Printing                           1990         1996             $26,691          $728             $0        ($728)        ($728)
Reprographics                      1990         1996             $77,770        $5,381         $1,037      ($4,345)           $0
Retail                             1990         1996          $1,332,608      $149,542       $230,752      $81,210      $238,200
Telecommunications                 1990         1996             $71,300        $4,781           $895      ($3,886)           $0
Computers                          1991         1996             $70,789        $2,113         $1,000      ($1,113)      ($1,113)
Construction                       1991         1996             $24,724        $3,791         $3,857          $66        $2,506
Furniture                          1991         1996            $281,079       $24,453        $28,755       $4,302        $3,424
Material Handling                  1991         1996             $45,771        $7,124         $3,307      ($3,817)           $0
Restaurant                         1991         1996             $16,013        $1,663         $2,152         $489        $1,976
Video Production                   1991         1996             $56,632        $4,245         $4,245           $0          $538
Printing                           1993         1996             $15,733        $3,714         $3,814         $100            $0
Computers                          1994         1996             $21,284       $13,176             $0     ($13,176)     ($13,176)
Fixtures                           1994         1996             $20,045            $0             $0           $0      ($14,238)
Manufacturing & Production         1994         1996             $16,349        $6,081         $6,191         $109       ($7,085)
Computers                          1995         1996             $36,894       $21,698             $0     ($21,698)     ($29,812)
Fixtures                           1994         1996             $28,449       $25,882             $0     ($25,882)     ($25,882)
Furniture                          1994         1996             $20,000            $0             $0           $0            $0

Computers                          1990         1997             $84,679       $10,369             $0     ($10,369)           $0
Computers                          1993         1997             $31,527        $1,238         $1,492         $254            $0
Retail                             1993         1997          $1,811,259      $166,382       $231,762      $65,380     ($165,810)
Computers                          1994         1997            $106,912          $689         $1,493         $804      ($41,957)
Manufacturing & Production         1994         1997             $43,759        $2,460         $3,548       $1,089      ($15,221)
Telecommunications                 1994         1997             $64,781        $1,953         $3,990       $2,037      ($11,293)
Computers                          1995         1997              $9,584            $0             $0           $0            $0
Manufacturing & Production         1995         1997             $74,770            $0             $0           $0            $0
Restaurant                         1995         1997             $12,030            $0             $0           $0       ($7,218)
Video Production                   1995         1997             $27,067        $4,971             $0      ($4,971)           $0
Computers                          1996         1997             $16,033       $15,371         $1,768     ($13,604)           $0
Printing                           1996         1997             $48,047       $36,903        $42,713       $5,811            $0

Audio                              1993         1998             $24,542            $0             $0          ($0)           $0
Computers                          1993         1998             $39,709            $0           $903         $896            $0
Manufacturing & Production         1993         1998             $52,813            $0            $56          $48            $0
Retail                             1993         1998            $119,662            $0        $89,793      $89,793     ($107,696)
Furniture                          1994         1998            $314,806            $0             $0          ($1)     ($10,625)
Manufacturing & Production         1994         1998             $70,492       $14,244         $8,999      ($5,245)     ($63,443)
Telecommunications                 1994         1998             $10,910          $331           $934         $603            $0
Computers                          1995         1998            $134,603          $280           $317          $35            $0
Fixtures                           1995         1998             $39,968            $0           $332         $332            $0
Furniture                          1995         1998             $26,533            $0             $1           $1            $0
Manufacturing & Production         1995         1998             $32,728       $10,823        $11,551         $728            $0
Medical                            1995         1998             $30,287            $0             $0          ($0)     ($27,258)
Printing                           1995         1998             $23,947          $358         $3,693       $3,335      ($12,109)
Restaurant                         1995         1998             $18,770            $0             $0         ($12)           $0
Video Production                   1995         1998             $19,080            $0             $0          ($8)           $0
Furniture                          1996         1998              $5,808           $12             $0         ($12)           $0
Telecommunications                 1997         1998            $136,762       $90,209       $131,929      $41,720     ($123,086)
Computers                          1998         1998             $29,409            $0             $0          ($1)           $0

Computers                          1993         1999             $29,329            $0             $0           $0            (4)
Medical                            1995         1999             $17,085            $0             $0          ($0)           (4)
Restaurant                         1995         1999             $15,388        $3,849         $4,318         $469            (4)
Restaurant                         1996         1999             $12,417            $0           $883         $883            (4)
Telecommunications                 1996         1999             $14,867          $508             $0        ($508)           (4)

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                   Total                                                   Federal
          Type of               Year of           Year of       Acquisition      Net Book        Net           GAAP        Taxable
         Equipment            Acquisition       Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss) Gain (Loss)
---------------------------   -----------       -----------     ------------     ---------   ------------   -----------  -----------

Agriculture                      1991              1991             $2,942           $0           $0             $0           $0
Computers                        1991              1991             $1,389           $0          $31            $31          $31
Construction                     1991              1991               $906         $102         $256           $154         $154
Manufacturing & Production       1991              1991             $1,800         $328         $343            $15          $15
Material Handling                1991              1991             $1,383           $0         $269           $269         $269
Office Equipment                 1991              1991             $1,233           $0           $0             $0           $0
Printing                         1991              1991            $19,967           $0           $6             $6           $6
Retail                           1991              1991             $6,714         $557         $639            $83          $83
Sanitation                       1991              1991           $167,899     $168,591     $172,406         $3,815       $3,815

Agriculture                      1991              1992             $7,013       $1,133         $300          ($834)       ($773)
Computers                        1991              1992           $451,724      $57,141      $55,313        ($1,828)    ($38,009)
Construction                     1991              1992           $233,875     $115,470     $119,943         $4,473     ($49,808)
Copiers                          1991              1992             $4,634      ($1,798)        $336         $2,134           $0
Fixture                          1991              1992        $10,326,838   $1,421,047         $614    ($1,420,433)          $0
Furniture                        1991              1992             $3,478           $1           $1             $0           $0
Material Handling                1991              1992            $25,677      $10,492      $11,432           $940      ($3,074)
Medical                          1991              1992            $12,817         $100         $100             $0     ($10,859)
Manufacturing & Production       1991              1992            $43,629      ($1,124)      $1,754         $2,878     ($32,166)
Office Equipment                 1991              1992             $8,342       $8,593       $3,261        ($5,332)          $0
Printing                         1991              1992            $16,961         $790         $944           $154      ($9,907)
Restaurant                       1991              1992            $35,504      $22,369       $8,777       ($13,592)          $0
Retail                           1991              1992           $118,527     $273,200      $10,583      ($262,617)    ($69,026)
Sanitation                       1991              1992           $253,845     $111,627     $115,785         $4,158           $0
Telecommunications               1991              1992            $12,916       $7,936       $9,356         $1,420      ($2,588)
Miscellaneous                    1991              1992            $53,827      $21,578      $13,932        ($7,646)      $1,797

Agriculture                      1991              1993            $57,287       $7,456       $9,998         $2,542     ($18,745)
Automotive                       1991              1993             $6,266       $1,328       $1,427            $99      ($2,344)
Computers                        1991              1993         $1,051,652     $162,294     $207,909        $45,615    ($325,207)
Construction                     1991              1993           $464,100      $55,261      $78,501        $23,240     ($73,626)
Fixture                          1991              1993             $2,403           $0           $0             $0     ($15,392)
Furniture                        1991              1993            $99,455      $25,656      $15,551       ($10,105)   ($138,905)
Medical                          1991              1993         $1,313,194     $708,948     $710,991         $2,043     ($81,725)
Manufacturing & Production       1991              1993           $207,168      $25,494      $33,904         $8,410      ($2,771)
Office Equipment                 1991              1993            $50,397      $10,621      $11,360           $739     ($12,948)
Printing                         1991              1993            $23,682         $425       $1,500         $1,075           $0
Reprographics                    1991              1993             $3,898         $464         $464             $0     ($12,279)
Restaurant                       1991              1993            $52,281       $8,374      $11,424         $3,050     ($45,442)
Retail                           1991              1993           $107,672       $6,184      $14,538         $8,354      ($5,137)
Sanitation                       1991              1993           $369,044      $58,844      $72,766        $13,922      ($3,854)
Telecommunications               1991              1993            $13,462         $609         $995           $386      ($1,686)
Transportation                   1991              1993             $3,762         $271         $612           $341           $0
Construction                     1992              1993            $14,788        ($961)          $0           $961           $0
Retail                           1992              1993             $4,093        ($139)        $396           $535      ($2,058)

Agriculture                      1991              1994            $37,987      $10,692      $14,276         $3,584      ($1,742)
Automotive                       1991              1994            $54,591         $161         $190            $29           $0
Computers                        1991              1994         $3,845,015     $145,861     $176,290        $30,428    ($761,570)
Construction                     1991              1994           $144,438       $8,068      $10,874         $2,806      ($2,060)
Copiers                          1991              1994             $2,041          ($0)         $89            $89           $0
Environmental                    1991              1994           $213,173      $94,203     $123,051        $28,848     ($38,471)
Fixture                          1991              1994           $234,136      $31,188      $32,228         $1,040     ($64,973)
Furniture                        1991              1994           $544,084     ($33,508)     $42,733        $76,241    ($111,133)
Material Handling                1991              1994            $27,610       $9,861      $12,180         $2,320      ($8,523)
Medical                          1991              1994           $166,398       $1,386      $15,777        $14,391         $490
Manufacturing & Production       1991              1994           $351,497      $31,295      $56,139        $24,844     ($79,430)
Office Equipment                 1991              1994            $30,245           $0         $126           $125           $0
Printing                         1991              1994         $1,066,789     $210,962     $210,962             $0    ($222,154)
Restaurant                       1991              1994            $70,707        ($339)        $796         $1,136     ($10,709)
Retail                           1991              1994         $1,381,039     $152,323     $153,469         $1,146    ($361,934)
Sanitation                       1991              1994           $173,772       $2,892       $4,374         $1,482           $0
Telecommunications               1991              1994           $277,162      ($2,629)     $13,384        $16,013     ($57,036)
Video                            1991              1994             $8,139          ($1)        $327           $328           $0
Fixture                          1992              1994            $15,450       $1,223       $1,552           $328      ($8,169)
Manufacturing & Production       1992              1994           $122,247      $21,475      $31,910        $10,435     ($37,107)
Furniture                        1994              1994            $65,659      $69,225      $73,420         $4,195           $0

Computers                        1991              1995        $14,393,689   $1,892,673   $1,681,499      ($211,174)    ($60,114)
Construction                     1991              1995           $238,913      $14,433      $27,420        $12,987    ($149,560)
Copiers                          1991              1995            $39,507       $3,456       $4,077           $621      $13,504
Fixtures                         1991              1995           $804,453     $113,148      $89,760       ($23,388)    ($16,463)
Furniture                        1991              1995           $603,534      $29,758      $76,781        $47,023           $0
Medical                          1991              1995         $3,713,348   $1,692,752   $2,084,752       $392,000    ($260,046)
Manufacturing & Production       1991              1995         $3,123,635     $917,619     $768,141      ($149,478) ($1,022,443)
Office Equipment                 1991              1995           $347,197      $17,431      $17,435             $5      ($3,502)
Retail                           1991              1995         $1,765,207     $206,416     $117,745       ($88,670)    $854,893
Sanitation                       1991              1995            $26,224       $6,541        ($655)       ($7,196)          $0
Telecommunications               1991              1995           $373,595      $37,285      $38,143           $858    ($103,967)
Video Production                 1991              1995           $192,070       $4,450      $23,511        $19,062      $55,805
Furniture                        1993              1995            $54,942      $42,999      $23,436       ($19,562)
Material Handling                1993              1995            $46,931      $13,325      $13,753           $428           $0
Restaurant                       1994              1995           $436,966     $379,595     $411,179        $31,584     ($17,421)
Retail                           1994              1995            $35,025      $10,101      $10,120            $19
Telecommunications               1994              1995            $19,591      $11,665       $1,542       ($10,123)    ($13,275)
Fixtures                         1995              1995            $25,958      $26,768      $26,866            $99

Agriculture                      1991              1996             $7,362         $365           $0          ($365)       ($365)
Computers                        1991              1996         $3,287,984     $417,743     $317,557      ($100,185)    $469,256
Fixtures                         1991              1996           $142,743       $1,011           $0        ($1,011)     ($1,011)
Furniture                        1991              1996         $1,670,320    ($155,540)     $83,650       $239,190     $303,948
Medical                          1991              1996         $2,023,960     $774,664     $377,555      ($397,109)    $459,686
Manufacturing & Production       1991              1996           $160,029       $4,540       $1,849        ($2,691)       ($812)
Restaurant                       1991              1996            $85,715        ($780)      $7,296         $8,077      $11,319
Retail                           1991              1996            $71,310       $8,481       $1,150        ($7,331)      $1,390
Sanitation                       1991              1996             $4,363         $433           $0          ($433)       ($433)
Telecommunications               1991              1996            $95,843       $6,362       $9,248         $2,886       $7,641
Transportation                   1991              1996           $815,481      $30,308      $85,288        $54,980      $86,899
Video                            1991              1996           $180,577       $3,186      $12,790         $9,604      $17,915
Automotive                       1992              1996            $97,543      $11,860      $12,140           $278           $0
Environmental                    1992              1996           $157,907       $3,659       $8,533         $4,874     ($11,597)
Retail                           1992              1996            $53,003       $3,147       $3,897           $750           $0
Telecommunications               1992              1996           $362,250     ($28,983)      $4,851        $33,834     ($21,366)
Manufacturing & Production       1993              1996            $16,123           $0           $0             $0           $0
Computers                        1994              1996            $18,698         $216         $441           $255     ($11,060)
Construction                     1994              1996            $14,015       $1,020       $1,020             $0           $0
Medical                          1994              1996            $18,685      $15,364       $3,000       ($12,364)     ($9,364)
Manufacturing & Production       1994              1996            $35,203           $0           $0             $0     ($21,180)
Office Equipment                 1994              1996            $17,293         $596         $596             $0           $0
Telecommunications               1994              1996             $4,820           $0           $0             $0           $0

Computer                         1991              1997             $5,327          $94       $3,865         $3,771       $4,461
Medical                          1991              1997         $2,499,782     $258,686     $258,686             $0     $258,686
Retail                           1991              1997            $30,855           $0       $2,500         $2,500       $3,475
Retail                           1992              1997            $97,767           $1          $79            $78           $0
Sanitation                       1992              1997           $147,542           $0       $1,640         $1,640           $0
Video Production                 1992              1997            $66,253      $11,586      $12,305           $719       $3,869
Computers                        1993              1997            $21,303           $0          $11            $11           $0
Manufacturing & Production       1993              1997            $36,069          ($0)        $736           $736           $0
Restaurant                       1993              1997            $25,794         $784       $1,400           $616           $0
Retail                           1993              1997         $1,442,919     $134,489     $182,728        $48,239    ($136,145)
Automotive                       1994              1997            $16,431       $5,412       $6,561         $1,149        ($376)
Computers                        1994              1997            $24,615       $1,159       $1,350           $191      ($4,988)
Fixtures                         1994              1997            $16,090         $872         $726          ($146)     ($5,244)
Furniture                        1994              1997            $12,814       $2,514           $0        ($2,514)          $0
Manufacturing & Production       1994              1997            $86,687          $26       $1,462         $1,436     ($26,470)
Material Handling                1994              1997            $15,324           $0         $242           $242      ($5,888)
Medical                          1994              1997           $485,541      $43,278      $31,102       ($12,176)     $12,051
Telecommunications               1994              1997            $28,364       $1,496       $2,201           $705      ($9,751)
Manufacturing & Production       1995              1997            $25,764         $323       $1,349         $1,025           $0
Restaurant                       1995              1997            $15,364          ($0)          $0             $0      ($9,219)
Telecommunications               1995              1997            $34,104      $22,816           $0       ($22,816)          $0
Audio                            1996              1997            $46,335           $0           $0             $0           $0
Automotive                       1996              1997            $19,219         $602       $2,799         $2,197           $0
Computers                        1996              1997            $81,936      $30,716      $32,590         $1,873           $0
Restaurant                       1996              1997            $14,346      $13,996      $16,964         $2,968           $0
Telecommunications               1996              1997            $50,797         $886         $886             $0           $0

Construction                     1991              1998            $13,317       $1,046       $1,244           $198           $0
Restaurant                       1993              1998            $12,233           $0           $0            ($0)          $0
Retail                           1993              1998         $1,191,185     $112,046     $166,375        $54,329  ($1,119,715)
Computers                        1994              1998            $34,227         $398       $1,256           $858           $0
Furniture                        1994              1998           $330,381       $2,281       $3,432         $1,152     ($28,476)
Manufacturing & Production       1994              1998            $86,801       $2,833       $1,036        ($1,796)    ($39,369)
Restaurant                       1994              1998            $12,802           $0       $1,452         $1,452           $0
Computers                        1995              1998           $107,763           $0       $2,368         $2,368           $0
Manufacturing & Production       1995              1998           $123,207           $0       $1,069         $1,069           $0
Restaurant                       1995              1998            $60,183           $0       $3,116         $3,116           $0
Telecommunications               1995              1998            $16,828           $0           $0             $0           $0
Automotive                       1996              1998            $22,278           $0       $2,245         $2,245           $0
Computers                        1996              1998            $33,537           $0           $0             $0           $0
Furniture                        1996              1998           $470,368      $22,468     $396,938       $374,470    ($489,183)
Manufacturing & Production       1996              1998            $13,260           $0         $445           $445           $0
Video Prodroduction              1996              1998            $53,372         $622         $624             $2           $0

Computers                        1991              1999            $12,981          $84           $0           ($84)          (4)
Telecommunications               1991              1999            $17,935           $0       $1,300         $1,300           (4)
Computers                        1994              1999            $15,606           $0       $1,993         $1,993           (4)
Manufacturing & Production       1994              1999            $26,567         $156         $336           $180           (4)
Medical                          1994              1999            $15,008       $1,383       $1,757           $374           (4)
Restaurant                       1994              1999            $29,171       $2,850       $1,552        ($1,297)          (4)
Retail                           1995              1999            $16,346           $0           $1             $1           (4)
Computers                        1996              1999            $44,246           $0       $1,521         $1,521           (4)
Construction                     1996              1999            $29,353       $1,024       $1,774           $749           (4)
Furniture                        1996              1999            $51,853           $0           $0             $0           (4)
Medical                          1996              1999            $11,554           $0           $0             $0

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                    Federal
         Type of                Year of       Year of         Acquisition      Net Book         Net           GAAP        Taxable
        Equipment             Acquisition   Disposition        Cost (1)        Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------   -----------   -----------       -----------     ----------    -----------   -----------   ----------

Medical                           1991          1992             $48,364             $0            $0             $0            $0
Medical                           1992          1992            $422,800       $406,812      $180,617      ($226,195)     ($21,855)
Manufacturing & Production        1992          1992            $922,806             $0            $0             $0            $0
Telecommunications                1991          1992              $2,965         $3,153            $0        ($3,153)           $0
Telecommunications                1992          1992              $9,287         $2,960       $19,223        $16,262        $9,564
Video Production                  1992          1992             $66,253             $0            $0             $0            $0

Medical                           1991          1993          $1,473,719       $767,962      $767,962             $0     ($367,414)
Manufacturing & Production        1991          1993            $729,750       $554,748      $690,006       $135,258      $230,288
Restaurant                        1991          1993             $10,967         $9,300       $12,098         $2,798        $5,185
Computers                         1992          1993            $804,823        $52,481       $51,141        ($1,340)     ($28,781)
Construction                      1992          1993              $4,788         $1,071        $1,076             $5       ($2,902)
Copiers                           1992          1993              $3,464         $1,071        $1,072             $1       ($1,699)
Furniture                         1992          1993             $38,333           $847        $4,245         $3,398      ($26,422)
Manufacturing & Production        1992          1993          $1,659,018       $235,971      $239,336         $3,365     ($108,394)
Material Handling                 1992          1993              $4,261         $1,826        $1,826             $0       ($1,617)
Medical                           1992          1993          $1,053,825       $421,329      $499,671        $78,342     ($312,299)
Office Equipment                  1992          1993              $7,692           $968        $2,919         $1,951       ($3,263)
Sanitation                        1992          1993              $9,167         $1,457        $1,457             $0       ($6,364)
Telecommunications                1992          1993            $210,033        $97,163       $97,355           $192     ($118,167)
Medical                           1993          1993            $190,018        $27,839       $31,758         $3,919      ($15,146)

Computers                         1991          1994          $5,918,285     $1,988,610    $1,988,610             $0      $364,917
Medical                           1991          1994          $4,337,672     $1,324,650    $1,325,089           $440      $275,632
Manufacturing & Production        1991          1994            $564,133       $135,237      $139,295         $4,058       ($4,466)
Mining                            1991          1994          $6,882,703     $1,911,959    $1,911,959             $0     ($335,688)
Telecommunications                1991          1994              $4,457             $0          $207           $207            $0
Agriculture                       1992          1994             $14,661           $308          $392            $84       ($5,218)
Automotive                        1992          1994              $2,180           $596          $596             $0         ($752)
Computers                         1992          1994          $1,742,271       $515,871      $517,638         $1,767     ($202,085)
Construction                      1992          1994              $6,320         $1,583        $1,511           ($72)        ($575)
Copiers                           1992          1994             $27,272         $3,088        $3,088             $0       ($6,206)
Environmental                     1992          1994             $18,502         $3,377        $3,334           ($43)      ($8,169)
Fixtures                          1992          1994             $30,123         $4,000        $4,966           $966            $0
Furniture                         1992          1994            $128,339        $33,457       $34,909         $1,452      ($45,840)
Material Handling                 1992          1994          $1,292,595     $1,131,118    $1,129,165        ($1,953)      ($7,118)
Medical                           1992          1994          $2,243,134       $607,899      $713,599       $105,700     ($627,651)
Manufacturing & Production        1992          1994            $160,816        $85,334       $89,861         $4,527      ($30,668)
Office Equipment                  1992          1994             $15,083         $3,869        $3,866            ($3)      ($5,979)
Photography                       1992          1994              $3,696           $747          $747             $0       ($1,651)
Printing                          1992          1994             $12,680           $728          $728             $0       ($2,409)
Restaurant                        1992          1994             $85,349         $4,717        $3,740          ($977)      ($7,665)
Retail                            1992          1994             $14,260         $1,686        $1,686             $0       ($3,106)
Sanitation                        1992          1994              $2,333           $707          $707             $0            $0
Telecommunications                1992          1994             $10,655         $3,409        $3,569           $160       ($3,119)
Transportation                    1992          1994              $2,452           $716          $442          ($274)      ($1,046)
Video Production                  1992          1994              $6,320         $2,055        $1,755          ($301)      ($2,283)
Medical                           1993          1994             $99,286        $21,595       $21,772           $178            $0
Restaurant                        1994          1994            $287,433       $276,973      $296,218        $19,245            $0

Computers                         1991          1995             $54,716         $6,105        $8,769         $2,664       $66,761
Fixtures                          1991          1995             $20,592         $6,858          $466        ($6,391)      ($5,577)
Furniture                         1991          1995            $671,313       $182,750      $320,524       $137,774       ($6,770)
Medical                           1991          1995          $4,238,594       $737,052      $700,553        $17,535      ($71,628)
Manufacturing & Production        1991          1995             $27,177         $1,358            $0        ($1,358)      ($1,358)
Retail                            1991          1995            $130,096        $31,986       $65,301        $33,315       ($1,749)
Sanitation                        1991          1995             $74,519         $8,525       $40,968        $32,443       ($3,429)
Agriculture                       1992          1995             $61,210        $12,058       $12,959         $1,475      ($15,540)
Audio                             1992          1995             $15,467         $2,721            $0        ($1,964)      ($1,964)
Automotive                        1992          1995             $21,561        $11,527           ($0)       ($1,840)      ($1,840)
Computers                         1992          1995            $212,151        $24,123       $20,948        ($2,754)     ($21,058)
Construction                      1992          1995             $39,933         $7,207        $6,398             $0           $38
Fixtures                          1992          1995             $18,898         $2,668        $2,668             $0         ($432)
Furniture                         1992          1995             $12,485         $1,209            $0        ($1,209)      ($1,209)
Material Handling                 1992          1995          $2,697,355     $3,586,072    $3,969,642     $1,139,585     ($724,447)
Medical                           1992          1995          $3,348,398       $714,943      $494,343      ($220,601)  ($1,322,760)
Manufacturing & Production        1992          1995          $1,101,940       $268,754      $269,476         $4,782      ($67,950)
Office Equipment                  1992          1995              $2,469             $0          $198           $198            $0
Restaurant                        1992          1995             $21,586         $3,710        $3,732            $22            $0
Retail                            1992          1995            $160,369        $29,643       $26,957         $1,227         ($751)
Sanitation                        1992          1995              $6,460         $1,545        $1,497           ($48)           $0
Telecommunications                1992          1995            $224,337        $37,338       $70,923        $33,585         ($718)
Video Production                  1992          1995             $95,387        $25,897       $30,829         $5,442         ($428)
Medical                           1993          1995            $426,311             $0            $0             $0            $0
Material Handling                 1993          1995             $26,836        $19,079            $0       ($19,079)     ($19,078)
Agriculture                       1994          1995             $16,304         $9,913       $10,262           $348            $0
Computers                         1994          1995             $16,175        $15,485            $0       ($15,485)     ($15,485)
Medical                           1994          1995             $30,222         $5,772        $8,996         $3,225            $0
Manufacturing & Production        1994          1995             $17,817        $14,606       $15,678         $1,072            $0
Restaurant                        1994          1995            $312,000       $247,116      $271,401        $24,285            $0
Medical                           1995          1995             $10,146         $1,999        $2,000             $1            $0

Computers                         1991          1996             $16,882            ($2)         $105           $107            $0
Fixtures                          1991          1996             $25,308         $1,210        $3,244         $2,034        $4,404
Printing                          1991          1996             $20,891           ($95)         $556           $650        $1,280
Audio                             1992          1996             $16,137         $1,887        $1,905            $18       ($1,367)
Automotive                        1992          1996             $33,805         $5,441        $2,000        ($3,441)        ($722)
Computers                         1992          1996            $280,451        $31,923       $10,348       ($21,575)     ($20,806)
Construction                      1992          1996             $50,624         $5,797        $6,467           $670       ($1,915)
Copiers                           1992          1996             $11,160         $1,449            $0        ($1,449)        ($845)
Environmental                     1992          1996              $6,810           $936            $0          ($936)           $0
Fixtures                          1992          1996             $99,216        $11,745       $20,000         $8,255       ($1,825)
Furniture                         1992          1996             $20,459         $3,706            $0        ($3,706)         ($70)
Material Handling                 1992          1996         $20,615,957    $10,585,846   $12,476,033     $1,891,187      $303,725
Medical                           1992          1996          $2,462,850       $252,786      $243,792        ($8,994)    ($167,648)
Manufacturing & Production        1992          1996          $1,414,399       $117,455       $59,071       ($58,384)     ($74,762)
Office Equipment                  1992          1996             $60,154         $9,886        $9,300          ($586)        ($531)
Photography                       1992          1996              $7,252         $1,286            $0        ($1,286)           $0
Printing                          1992          1996             $16,757         $2,390            $0        ($2,390)      ($2,390)
Restaurant                        1992          1996            $108,729        $13,773        $6,318        ($7,455)      ($3,765)
Retail                            1992          1996             $14,165           $609          $768           $159            $0
Sanitation                        1992          1996             $44,503         $6,313        $4,821        ($1,491)      ($5,206)
Telecommunications                1992          1996            $427,770        $44,812      $157,751       $112,939       $72,457
Video Production                  1992          1996             $21,426         $3,259        $2,455          ($804)           $0
Medical                           1993          1996            $133,170         $4,221       $61,949        $57,728        $6,191
Manufacturing & Production        1993          1996             $36,441          ($484)           $0           $484            $0
Office Equipment                  1993          1996             $24,195            ($4)           $0             $4            $0
Telecommunications                1993          1996             $24,949            ($4)         $881           $885            $0
Computers                         1994          1996            $252,860         $4,417       $58,071        $53,654       $14,037
Fixtures                          1994          1996             $12,057             $0          $781           $781       ($6,175)
Furniture                         1994          1996             $27,035        $23,539       $26,106         $2,567        $5,735
Restaurant                        1994          1996             $16,307        $13,051        $4,750        ($8,301)      ($8,301)
Telecommunications                1994          1996             $15,157        $10,262       $11,572         $1,310       ($7,857)
Computers                         1995          1996              $6,916           $201          $750           $549       ($4,753)
Fixtures                          1995          1996             $15,241         $9,204        $9,796           $593            $0
Medical                           1995          1996              $6,162         $1,353           $19             $0            $0
Manufacturing & Production        1995          1996             $26,538        $25,942            $0       ($25,942)     ($25,942)
Restaurant                        1995          1996            $508,782       $434,244      $487,909        $53,665            $0
Manufacturing & Production        1996          1996             $51,625        $44,861       $48,959         $4,098            $0

Medical                           1991          1997          $1,149,504       $276,606       $96,118             $0      $188,884
Automotive                        1992          1997             $24,515         $4,367        $3,040        ($1,328)       $1,981
Computers                         1992          1997            $347,614        $11,917       $19,814         $7,898       $36,824
Copiers                           1992          1997              $9,748           $976          $976             $0          $850
Fixture                           1992          1997            $104,162             $0            $0             $0            $0
Furniture                         1992          1997             $32,575         $5,708        $2,170        ($3,538)       $1,208
Manufacturing & Production        1992          1997            $141,478        $11,341        $7,043        ($4,298)       $6,046
Medical                           1992          1997            $954,760       $103,649      $109,333         $6,185       $84,846
Printing                          1992          1997             $85,513         $7,321        $5,849        ($1,472)       $5,523
Retail                            1992          1997            $362,443        $60,710       $84,800        $24,090       $79,536
Sanitation                        1992          1997             $32,997         $3,983            $0        ($3,983)          ($0)
Telecommunications                1992          1997             $18,803         $2,524            $0        ($2,524)           $0
Video Production                  1992          1997             $20,356         $3,472        $3,494            $22        $2,691
Computers                         1993          1997             $39,800         $7,443        $7,997           $554            $0
Fixture                           1993          1997             $79,718         $3,455        $3,455             $0      ($12,386)
Furniture                         1993          1997             $23,436             $0        $1,307         $1,307            $0
Manufacturing & Production        1993          1997             $77,698           $421        $9,876         $9,455        $1,527
Restaurant                        1993          1997             $17,005            ($3)           $0             $3            $0
Retail                            1993          1997             $42,786         $5,800           $32        ($5,769)           $0
Telecommunications                1993          1997             $76,929         $2,509        $2,622           $113            $0
Video Production                  1993          1997            $233,785        $52,954       $32,076       ($20,879)           $0
Computers                         1994          1997            $125,746         $3,499        $8,344         $4,845      ($14,285)
Fixture                           1994          1997             $90,785         $6,445        $9,149         $2,704      ($33,609)
Manufacturing & Production        1994          1997             $13,760           $962        $1,381           $419       ($3,712)
Restaurant                        1994          1997             $51,400           $488        $2,198         $1,710      ($18,580)
Retail                            1994          1997          $1,501,983       $319,666      $256,568             $2     ($295,191)
Telecommunications                1994          1997             $56,505           $546        $1,770         $1,224       ($8,729)
Computers                         1995          1997          $1,754,928       $299,886      $568,598         $1,619      $983,173
Manufacturing & Production        1995          1997          $1,732,267             $0      $570,337       $235,733     ($603,350)
Medical                           1995          1997             $88,444           $784        $4,806         $4,022            $0
Printing                          1995          1997            $549,350        $58,767      $451,179             $0      $597,439
Retail                            1995          1997             $20,061        $11,468       $11,761           $292            $0
Computers                         1996          1997             $36,872        $34,667          $400       ($34,267)           $0
Fixture                           1996          1997             $51,207        $40,982            $0       ($32,982)           $0
Manufacturing & Production        1996          1997             $14,123        $12,443        $1,500       ($10,943)           $0
Printing                          1996          1997              $3,795             $0            $0             $0            $0
Computers                         1997          1997             $20,254        $17,290            $0       ($17,290)           $0
Restaurant                        1997          1997             $53,637        $55,316       $64,495         $9,179            $0

Computers                         1991          1998             $27,771         $1,876            $0        ($1,876)           $0
Computers                         1992          1998             $23,813         $3,045            $0        ($3,045)       $2,289
Manufacturing & Production        1992          1998          $2,008,734       $531,576      $129,842      ($401,734)     $527,709
Medical                           1992          1998            $168,385        $17,866       $18,654           $788       $29,525
Computers                         1993          1998             $26,738             $0            $0             $0            $0
Manufacturing & Production        1993          1998            $128,488         $5,953          $499        ($5,454)           $0
Office Equipment                  1993          1998             $17,197             $0            $0             $0            $0
Retail                            1993          1998             $14,272         $1,396            $0        ($1,396)           $0
Computers                         1994          1998             $72,515        $19,396          $817       ($18,578)      ($3,808)
Fixtures                          1994          1998             $39,714         $6,382        $7,542         $1,160       ($4,350)
Manufacturing & Production        1994          1998             $34,966           $230            $0          ($230)      ($6,866)
Medical                           1994          1998             $47,024           $249          $968           $719       ($8,582)
Restaurant                        1994          1998            $379,600        $27,557       $27,437          ($120)           $0
Retail                            1994          1998            $281,194        $58,107       $39,134       ($18,973)     ($14,891)
Telecommunications                1994          1998             $20,637         $1,280        $2,088           $808            $0
Computers                         1995          1998          $2,164,520       $375,864      $344,018       ($31,846)    ($361,280)
Manufacturing & Production        1995          1998             $24,669             $0            $0             $0            $0
Printing                          1995          1998              $1,491            $95          $573           $478          ($24)
Restaurant                        1995          1998            $356,338       $249,255        $8,877      ($240,378)           $0
Telecommunications                1995          1998             $17,306         $1,015        $2,260         $1,244       ($4,677)
Video Production                  1995          1998             $21,548             $0            $0             $0            $0
Computers                         1996          1998            $332,919         $3,286       $30,165        $26,879     ($108,434)
Furniture                         1996          1998              $7,100           $305        $1,000           $695       ($3,135)
Manufacturing & Production        1996          1998            $786,344        $45,860      $205,208       $159,348     ($240,751)
Office Equipment                  1996          1998             $32,350         $1,990       $11,837         $9,847       ($6,957)
Computers                         1997          1998             $34,562        $32,385            $0       ($32,385)           $0
Fixtures                          1997          1998             $12,088         $8,697            $0        ($8,697)           $0
Manufacturing & Production        1997          1998             $62,069        $41,960       $51,209         $9,249            $0
Medical                           1997          1998              $6,606         $2,481        $2,545            $63       ($4,132)
Restaurant                        1998          1998            $274,771       $263,404            $0      ($263,404)           $0

Computers                         1994          1999            $136,015           $674        $6,876         $6,202            (4)
Computers                         1994          1999            $484,152        $49,621       $77,274        $27,653            (4)
Manufacturing & Production        1994          1999             $12,534             $0          $908           $908            (4)
Manufacturing & Production        1994          1999             $25,719         $7,292        $7,701           $409            (4)
Telecommunications                1994          1999             $12,190             $0            $0             $0            (4)
Computers                         1996          1999          $3,812,276       $579,496      $837,009       $257,513            (4)
Manufacturing & Production        1996          1999              $8,961           $490        $1,550         $1,060            (4)
Medical                           1997          1999             $17,800             $0            $0             $0            (4)
Telecommunications                1997          1999            $263,816       $187,162            $0      ($187,162)           (4)
Video Production                  1997          1999             $20,226         $7,940        $6,640        ($1,300)           (4)

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------

Automotive                   1992             1993            $78,708       $20,578       $21,261            $683          ($1,297)
Computers                    1992             1993           $215,949      $106,608      $109,268          $2,660           $2,490
Construction                 1992             1993            $19,166       $19,167       $19,758            $591           $2,748
Copiers                      1992             1993            $20,119       $15,801       $16,186            $385           $2,162
Fixture                      1992             1993            $34,015        $9,860       $11,228          $1,368          ($3,366)
Furniture                    1992             1993            $35,126       $19,425       $19,425              $0               $0
Material Handling            1992             1993            $10,885        $6,689        $6,261           ($428)         ($3,371)
Medical                      1992             1993            $64,989        $4,223        $7,894          $3,671         ($22,951)
Manufacturing & Prod.        1992             1993           $214,901      $175,434      $180,435          $5,001           $7,349
Office Equipment             1992             1993            $56,763       $43,220       $45,905          $2,685           $2,491
Photography                  1992             1993            $26,342       $21,122       $21,730            $608          ($2,163)
Printing                     1992             1993             $5,275        $3,153        $3,153              $0          ($1,923)
Restaurant                   1992             1993           $409,680      $272,826      $287,325         $14,499          $12,819
Sanitation                   1992             1993            $16,288       $15,857       $16,556            $699           $2,098
Telecommunications           1992             1993            $61,395       $61,417       $62,977          $1,560           $8,481
Video Production             1992             1993            $17,990       $14,524       $15,710          $1,186           $1,867
Miscellaneous                1993             1993           $120,994       $77,602       $83,587          $5,985               $0
Agriculture                  1993             1993           $116,298       $66,730       $83,866         $17,136         ($13,187)
Automotive                   1993             1993           $271,300      $116,885      $117,399            $514               $0
Computers                    1993             1993           $195,697       $48,654       $56,378          $7,724               $0
Construction                 1993             1993            $38,791       $21,486       $25,834          $4,348          ($5,210)
Copiers                      1993             1993            $80,019        $9,877       $13,724          $3,847               $0
Environmental                1993             1993            $14,991            $0            $0              $0               $0
Fixture                      1993             1993           $111,120       $93,400      $109,342         $15,942               $0
Furniture                    1993             1993            $25,242       $19,885       $18,203         ($1,682)              $0
Material Handling            1993             1993           $176,632      $155,737      $183,099         $27,362          ($1,077)
Medical                      1993             1993            $71,355       $57,939       $61,890          $3,951           $3,111
Manufacturing & Prod.        1993             1993            $26,412       $13,095       $15,580          $2,485               $0
Office Equipment             1993             1993            $14,703        $6,487        $7,422            $935               $0
Printing                     1993             1993            $60,010       $12,274       $14,636          $2,362           $1,433
Restaurant                   1993             1993            $63,908       $27,607       $31,424          $3,817               $0
Retail                       1993             1993             $6,477            $1            $0             ($1)              $0
Sanitation                   1993             1993             $2,107           $82           $88              $6          ($1,893)
Telecommunications           1993             1993         $6,178,527    $5,799,650    $7,119,747      $1,320,097       $1,417,499
Transportation               1993             1993           $324,407      $260,480      $292,416         $31,936          $34,565
Video Production             1993             1993            $20,683       $20,683       $25,715          $5,032               $0

Agriculture                  1992             1994            $49,841       $10,474       $10,474              $0          ($6,108)
Audio                        1992             1994            $32,788        $7,383        $7,782            $399               $0
Automotive                   1992             1994           $126,970       $11,657       $12,272            $615               $0
Computers                    1992             1994           $198,376        $8,722        $8,549           ($172)        ($14,333)
Construction                 1992             1994            $54,843       $17,730       $17,730              $0          ($4,433)
Copiers                      1992             1994            $15,376        $1,775        $1,775              $0          ($1,079)
Environmental                1992             1994            $31,995            $0            $0              $0               $0
Fixture                      1992             1994            $20,674          $164        $1,064            $900          ($9,736)
Furniture                    1992             1994            $61,625        $5,370        $5,636            $266               $0
Manufacturing & Prod.        1992             1994           $101,122       $13,969       $14,432            $463         ($21,582)
Material Handling            1992             1994         $2,734,334    $2,174,030    $2,212,133         $38,103               $0
Medical                      1992             1994           $314,509       $34,726       $59,635         $24,909        ($113,150)
Office Equipment             1992             1994             $2,540          $118          $118              $0               $0
Photography                  1992             1994            $47,692        $6,973        $6,973              $0         ($16,375)
Printing                     1992             1994            $48,147       $36,679       $36,679              $0          $16,360
Restaurant                   1992             1994           $474,258       $92,399       $94,557          $2,158         ($10,127)
Retail                       1992             1994             $8,087          $878          $274           ($604)         ($2,014)
Sanitation                   1992             1994           $103,149       $38,401       $39,685          $1,284            ($358)
Telecommunications           1992             1994            $66,815       $26,524       $27,991          $1,468          ($1,110)
Video Production             1992             1994            $12,663        $1,074        $1,074              $0            ($663)
Agriculture                  1993             1994            $43,840       $19,762       $20,825          $1,063               $0
Automotive                   1993             1994           $786,378      $155,107      $163,558          $8,450            ($634)
Computers                    1993             1994           $771,516      $130,886      $181,111         $50,226          ($3,077)
Construction                 1993             1994           $274,175       $30,496       $38,465          $7,969         ($55,502)
Copiers                      1993             1994            $82,454       $24,366       $26,172          $1,806               $0
Environmental                1993             1994            $49,112           $73           $93             $20               $0
Fixture                      1993             1994            $77,419          $302          $303              $1               $0
Furniture                    1993             1994           $280,317       $46,066       $50,280          $4,214               $0
Material Handling            1993             1994           $192,609       $37,782       $45,441          $7,659         ($11,521)
Medical                      1993             1994            $77,005       $27,502       $29,111          $1,609               $0
Manufacturing & Prod.        1993             1994           $173,000       $18,644       $22,629          $3,986          ($2,632)
Miscellaneous                1993             1994            $10,796        $2,469        $2,469              $0               $0
Office Equipment             1993             1994            $43,986        $4,723        $5,910          $1,187            ($975)
Photography                  1993             1994             $4,929          $292          $293              $1               $0
Printing                     1993             1994            $77,122        $8,529        $8,530              $1         ($10,269)
Restaurant                   1993             1994           $626,431      $287,444      $335,720         $48,276            ($340)
Retail                       1993             1994           $103,594        $3,848        $4,856          $1,008            ($412)
Telecommunications           1993             1994         $3,820,321      $919,560    $1,253,601        $334,040        ($102,561)
Transportation               1993             1994           $287,586       $42,283       $51,224          $8,941               $0
Computers                    1994             1994           $534,310       ($4,957)           $0          $4,957               $0
Telecommunications           1994             1994             $1,787           $74           $95             $22               $0

Audio                        1992             1995            $67,722        $9,191        $8,143         ($1,048)         ($8,721)
Automotive                   1992             1995           $245,537       $55,390       $30,876        ($24,514)        ($62,029)
Computers                    1992             1995           $670,255      $143,868       $69,402        ($74,466)       ($139,420)
Construction                 1992             1995            $91,856       $12,337       $11,839           ($498)        ($12,399)
Copiers                      1992             1995            $68,193       $17,372        $8,598         ($8,775)        ($14,211)
Fixtures                     1992             1995           $191,523       $41,188       $15,314        ($25,874)        ($49,304)
Furniture                    1992             1995           $321,142       $35,203       $22,974        ($12,230)        ($28,301)
Material Handling            1992             1995            $34,982       $10,003       $10,666            $662          ($1,678)
Medical                      1992             1995            $89,384        $3,814        $4,681            $867         ($11,772)
Manufacturing & Prod.        1992             1995           $315,323       $29,833       $26,162         ($3,671)        ($53,473)
Office Equipment             1992             1995            $33,105       $17,344       $13,159         ($4,185)         ($4,487)
Photography                  1992             1995            $84,703       $13,769       $11,838         ($1,931)        ($17,573)
Printing                     1992             1995            $73,624       $14,780       $12,386         ($2,394)        ($19,388)
Restaurant                   1992             1995           $712,329       $90,616       $75,578        ($15,038)       ($124,260)
Retail                       1992             1995            $32,891       $10,703        $8,863         ($1,840)         ($2,270)
Sanitation                   1992             1995            $38,998          $767          $174           ($594)         ($5,619)
Telecommunications           1992             1995            $79,770       $15,518       $12,517         ($3,001)        ($14,459)
Video Production             1992             1995            $49,130        $2,010        $3,312          $1,302          ($6,072)
Agriculture                  1993             1995            $30,211            $1            $0             ($1)              $0
Automotive                   1993             1995         $4,282,836      $349,513      $264,887        ($84,626)       ($136,043)
Computers                    1993             1995         $2,229,596      $188,186      $300,197        $112,011        ($168,156)
Construction                 1993             1995           $156,808       $13,060       $13,838            $778          ($4,890)
Copiers                      1993             1995           $182,402       $34,023       $41,091          $7,068         ($10,107)
Environmental                1993             1995            $72,193        $5,272       $10,169          $4,897          ($6,179)
Fixtures                     1993             1995            $46,183        $4,458       $11,658          $7,200               $0
Furniture                    1993             1995           $188,312       $22,536       $30,392          $7,856          ($2,545)
Material Handling            1993             1995           $215,464       $49,495       $47,550         ($1,945)         ($8,613)
Medical                      1993             1995           $321,168       $95,551       $62,632        ($32,918)        ($11,098)
Manufacturing & Prod.        1993             1995           $214,562       $27,462       $18,400         ($9,062)        ($10,793)
Office Equipment             1993             1995           $139,093        $6,376        $8,860          $2,485            ($240)
Printing                     1993             1995            $86,115        $4,822        $7,457          $2,635         ($13,293)
Restaurant                   1993             1995           $409,084       $48,198       $13,030        ($35,168)        ($34,988)
Retail                       1993             1995         $1,611,420    $1,042,917    $1,159,756        $116,839         $229,970
Telecommunications           1993             1995         $4,286,056      $743,382      $725,892        ($17,490)       ($498,634)
Transportation               1993             1995           $492,417      $107,360       $20,019        ($87,341)        ($41,603)
Video Production             1993             1995            $44,694          $834        $2,186          $1,353             ($38)
Computers                    1994             1995            $87,124        $6,538        $6,681            $143         ($23,642)
Manufacturing & Prod.        1994             1995         $4,274,389    $3,282,651    $3,920,390        $637,739         $197,449
Restaurant                   1994             1995           $328,731      $249,347      $279,689         $30,342         ($13,335)
Telecommunications           1994             1995           $216,656       $23,994      $131,743        $107,749         ($34,910)
Computers                    1995             1995            $36,958       $33,442       $33,448              $6               $0
Copiers                      1995             1995             $7,609        $6,148        $6,493            $346               $0
Medical                      1995             1995             $2,583        $1,128        $2,188          $1,059               $0
Manufacturing & Prod.        1995             1995             $6,457        $2,849        $2,850              $1               $0

Agriculture                  1992             1996            $31,460            $0            $0              $0            ($682)
Audio                        1992             1996            $92,826       ($2,059)       $3,806          $5,865           $3,870
Automotive                   1992             1996           $287,713        $6,658       $17,197         $10,540          ($3,064)
Boats and Barges             1992             1996        $11,212,811    $5,847,446    $6,484,930        $997,484       $1,494,529
Computers                    1992             1996           $898,409       $25,742       $43,694         $17,952         ($13,007)
Construction                 1992             1996           $123,305       $14,286        $8,278         ($6,008)        ($16,199)
Copiers                      1992             1996            $68,955       ($1,779)       $1,015          $2,794          ($1,081)
Environmental                1992             1996            $40,826        $3,783            $0         ($3,783)         ($4,085)
Fixtures                     1992             1996           $111,866        $6,089        $3,401         ($2,688)         ($6,541)
Furniture                    1992             1996           $146,474        $3,363        $5,462          $2,100          ($2,755)
Material Handling            1992             1996            $21,393        $8,813        $2,100         ($6,713)         ($2,452)
Medical                      1992             1996           $146,946       $11,947        $9,110         ($2,837)         ($6,459)
Manufacturing & Prod.        1992             1996           $667,197       $65,774       $45,284        ($20,490)        ($46,664)
Mining                       1992             1996           $578,501      $170,022      $185,000         $14,978          $60,364
Office Equipment             1992             1996            $16,072          $569          $689            $120            ($602)
Photography                  1992             1996           $141,810       $15,166        $6,252         ($8,914)        ($14,371)
Printing                     1992             1996           $145,378       $11,275       $15,431          $4,156           $6,849
Restaurant                   1992             1996           $884,581       $44,176       $26,729        ($17,446)        ($44,464)
Retail                       1992             1996            $96,493        $3,602        $6,900          $3,298          ($1,170)
Sanitation                   1992             1996            $98,510        $3,375          $493         ($2,882)         ($2,914)
Telecommunications           1992             1996           $761,258       $59,641       $98,290         $38,650          $47,869
Video Production             1992             1996           $121,200        $6,149        $7,489          $1,339          ($3,760)
Agriculture                  1993             1996            $21,432            $0           $70             $70               $0
Automotive                   1993             1996         $4,857,549      $272,271      $189,368        ($82,903)       ($162,026)
Computers                    1993             1996         $3,479,468      $395,869      $645,770        $249,901        ($677,445)
Construction                 1993             1996            $96,756        $7,966       $30,293         $22,327          $16,919
Copiers                      1993             1996           $106,667        $7,311        $9,624          $2,313            ($303)
Environmental                1993             1996           $247,777       $17,423        $5,377        ($12,046)        ($30,332)
Fixtures                     1993             1996           $105,895            $0        $1,315          $1,315               $0
Furniture                    1993             1996           $279,345       $35,048       $49,121         $14,073         ($29,464)
Material Handling            1993             1996           $101,226        $2,241        $3,333          $1,092            ($104)
Medical                      1993             1996           $540,339        $7,760       $17,215          $9,455           $1,594
Manufacturing & Prod.        1993             1996           $726,873       $36,559       $63,956         $27,397         ($15,009)
Miscellaneous                1993             1996           $109,700           ($5)       $3,135          $3,141               $0
Office Equipment             1993             1996           $325,028        $3,026       $12,953          $9,927         ($53,619)
Printing                     1993             1996           $185,965       $10,656       $20,955         $10,299          ($4,786)
Restaurant                   1993             1996           $280,383        $6,137       $12,560          $6,424            ($704)
Retail                       1993             1996           $440,090       $71,872       $57,200        ($14,672)        ($36,991)
Sanitation                   1993             1996            $18,319        $3,870       $14,042         $10,172           $7,122
Telecommunications           1993             1996         $3,379,187      $417,507      $467,241         $49,735        ($193,057)
Transportation               1993             1996            $87,016        $8,588       $27,917         $19,330          $14,920
Video Production             1993             1996           $113,063        $9,869          $472         ($9,397)        ($31,337)
Computers                    1994             1996           $145,099       $18,104       $33,695         $15,591         ($51,596)
Fixtures                     1994             1996             $5,701         ($248)          $15            $263               $0
Furniture                    1994             1996            $43,911        $5,660            $0         ($5,660)        ($13,787)
Material Handling            1994             1996            $40,874        $4,719        $8,180          $3,462         $265,046
Medical                      1994             1996           $600,290       $58,047       $64,059          $6,012        ($285,307)
Manufacturing & Prod.        1994             1996           $119,549       $31,979       $25,267         ($6,712)        ($42,424)
Printing                     1994             1996            $39,622        $6,853        $4,000         ($2,853)        ($15,129)
Restaurant                   1994             1996            $27,415       $14,772            $0        ($14,772)        ($16,490)
Telecommunications           1994             1996            $15,173           ($6)         $302            $308               $0
Computers                    1995             1996           $173,672       $29,108       $20,133         ($8,975)         ($7,703)
Copiers                      1995             1996             $5,041            $0          $378            $378               $0
Fixtures                     1995             1996            $44,435        $9,918        $7,530         ($2,389)         ($2,388)
Furniture                    1995             1996            $11,279            $0            $0              $0          ($9,023)
Material Handling            1995             1996             $3,725          $125          $420            $295               $0
Medical                      1995             1996           $104,042       $82,701       $37,325        ($45,376)        ($45,738)
Manufacturing & Prod.        1995             1996           $213,504      $115,772       $77,296        ($38,476)        ($36,655)
Printing                     1995             1996             $6,610        $2,807        $2,967            $160               $0
Restaurant                   1995             1996            $69,892       $66,077       $36,359        ($29,718)        ($29,718)
Retail                       1995             1996           $623,532      $524,555      $584,336         $59,781               $0
Telecommunications           1995             1996            $57,101        $3,218        $1,541         ($1,677)         ($1,867)
Video Production             1995             1996            $25,738       $12,618       $13,408            $790               $0
Computers                    1996             1996            $24,535        $7,962            $0         ($7,962)         ($7,962)
Manufacturing & Prod.        1996             1996            $52,320       $52,930            $0         $52,930               $0
Restaurant                   1996             1996             $7,247          $114        $1,500          $1,386          ($1,312)

Automotive                   1992             1997            $35,277            $0       $10,419         $10,419          $13,003
Computers                    1992             1997            $74,483            $0        $9,165          $9,165          $13,519
Construction                 1992             1997            $22,030        $4,101        $2,891           ($109)          $1,200
Environmntal                 1992             1997            $12,565        $2,224        $2,225              $0           $1,893
Fixture                      1992             1997            $28,886            $0            $0              $0           $2,401
Furniture                    1992             1997            $31,271        $1,531        $1,109           ($422)          $2,063
Manufacturing & Prod.        1992             1997             $6,943          $819        $1,311              $0           $1,072
Material Handling            1992             1997         $4,110,891      $925,806    $1,116,242              $0         $858,263
Mining                       1992             1997           $217,414       $71,977       $20,000              $0          $20,000
Photography                  1992             1997            $31,894        $4,950        $3,622              $0           $2,338
Printing                     1992             1997           $168,741       $18,014       $12,537         ($1,610)         $11,395
Restaurant                   1992             1997            $26,616            $0            $0              $0           $2,847
Sanitation                   1992             1997             $9,361            $0            $0              $0           $2,119
Telecommunications           1992             1997           $412,360       $39,967       $49,682         $12,232          $52,607
Agriculture                  1993             1997            $40,194            $0            $0              $0               $0
Automotive                   1993             1997           $888,312       $47,663       $24,773        ($22,890)              $0
Computers                    1993             1997           $734,252       $93,839       $90,756         ($3,083)          $3,687
Construction                 1993             1997            $63,042        $9,790       $10,459            $670               $0
Copiers                      1993             1997            $63,037            $0            $0              $0               $0
Environmntal                 1993             1997            $32,236        $4,298        $4,796            $497               $0
Fixtures                     1993             1997         $9,044,378    $1,170,547    $1,443,061        $504,440         $743,528
Furniture                    1993             1997           $315,502       $66,485       $67,421            $936               $0
Install Chgs                 1993             1997             $1,837            $0            $0              $0               $0
Manufacturing & Prod.        1993             1997           $536,057       $69,376       $86,814         $17,438          ($4,079)
Miscellaneous                1993             1997            $11,404            $0          $262            $262               $0
Material Handling            1993             1997           $208,966        $8,685        $6,409         ($2,276)              $0
Medical                      1993             1997           $980,345       $14,745        $9,015         ($5,730)         ($4,502)
Office Equipment             1993             1997           $293,902       $39,096       $48,162          $9,066         ($10,334)
Photography                  1993             1997           $106,420       $25,078       $25,359            $281               $0
Printing                     1993             1997            $69,600        $1,744        $2,253            $508               $0
Restaurant                   1993             1997         $1,033,639      $178,664      $193,503         $14,838         ($13,767)
Retail                       1993             1997           $801,808       $81,489      $108,377         $26,888         ($56,651)
Sanitation                   1993             1997            $38,711       $10,814        $1,093         ($9,721)              $0
Telecommunications           1993             1997         $2,215,528      $167,220      $191,182         $38,463          $73,235
Transportation               1993             1997           $155,270       $27,237       $31,561          $4,324           $2,810
Video Production             1993             1997            $30,290            $0            $0              $0               $0
Agriculture                  1994             1997            $16,669        $2,080        $1,356           ($724)              $0
Automotive                   1994             1997            $17,497        $2,193        $4,453          $2,260          ($2,429)
Computers                    1994             1997           $246,517       $23,978       $19,260           ($201)        ($50,581)
Furniture                    1994             1997            $77,796        $8,383       $13,210          $4,827         ($18,169)
Manufacturing & Prod.        1994             1997           $770,651      $221,135      $156,719         ($4,256)       ($168,342)
Medical                      1994             1997            $97,293       $13,074       $17,107          $4,033         ($15,151)
Printing                     1994             1997            $33,526            $0            $0              $0               $0
Restaurant                   1994             1997            $17,087          $346        $2,314          $1,968          ($4,605)
Telecommunications           1994             1997            $17,862          $228            $0           ($228)              $0
Video Production             1994             1997            $43,569            $0           $70             $70               $0
Audio                        1995             1997            $24,180            $0            $0              $0               $0
Computers                    1995             1997           $370,580       $19,725       $21,722          $1,997               $0
Copiers                      1995             1997            $10,564        $1,482            $0         ($1,482)              $0
Fixture                      1995             1997            $18,012            $0          $518            $518               $0
Furniture                    1995             1997            $25,418        $7,293        $8,354          $1,061               $0
Manufacturing & Prod.        1995             1997           $399,479       $78,533       $35,135        ($43,397)        ($10,332)
Medical                      1995             1997           $131,557       $30,567       $30,135          $1,728               $0
Office Equipment             1995             1997            $12,041            $0            $1              $1               $0
Printing                     1995             1997            $10,883            $0          $523            $523               $0
Restaurant                   1995             1997            $41,979        $6,944        $7,090            $145               $0
Telecommunications           1995             1997            $32,044          $644        $2,025          $1,382               $0
Transport                    1995             1997             $9,915            $0            $0              $0               $0
Video Production             1995             1997             $5,116        $1,434        $1,619            $185               $0
Aircraft                     1996             1997         $5,690,161    $5,231,289    $5,305,164         $73,875               $0
Computers                    1996             1997            $69,115       $64,613       $28,495        ($36,118)              $0
Manufacturing & Prod.        1996             1997           $112,286    $2,317,341    $2,316,413           ($929)              $0
Printing                     1996             1997            $30,867       $24,284            $0        ($24,284)              $0
Restaurant                   1996             1997            $21,703       $19,339            $0        ($16,339)              $0
Retail                       1996             1997            $28,814       $24,695            $0        ($24,695)              $0
Telecommunications           1996             1997           $646,908      $204,268       $81,062       ($123,206)       ($261,441)
Video Production             1996             1997            $53,503       $41,768       $45,625          $3,857               $0
Computers                    1997             1997            $42,221       $41,673            $0        ($37,673)              $0
Manufacturing & Prod.        1997             1997            $56,217       $54,750       $89,370         $34,620               $0

Manufacturing & Prod.        1992             1998            $25,735        $2,404        $2,380            ($24)          $4,850
Medical                      1992             1998            $28,945            $0            $0              $0          $18,473
Office Equipment             1992             1998             $3,486            $0            $0              $0           $3,786
Photography                  1992             1998            $11,376        $1,738            $0         ($1,738)          $1,094
Telecommunications           1992             1998            $11,597            $0          $200            $200           $9,370
Automotive                   1993             1998            $87,673          $762        $2,624          $1,863               $0
Computers                    1993             1998         $1,733,507      $276,113      $396,546        $120,433         $344,388
Manufacturing & Prod.        1993             1998         $7,678,431    $1,706,779    $1,242,850       ($463,929)      $2,449,451
Material Handling            1993             1998           $118,051       $11,071       $15,836          $4,765          $16,121
Medical                      1993             1998           $136,260        $2,133          $953         ($1,180)              $0
Restaurant                   1993             1998           $191,987        $1,006          $106           ($899)              $0
Retail                       1993             1998           $809,816       $71,096       $33,937        ($37,159)         $23,068
Sanitation                   1993             1998            $48,315            $0            $0              $0               $0
Telecommunications           1993             1998           $648,906       $35,408       $88,877         $53,470          $88,042
Computers                    1994             1998            $22,525           $51          $300            $249          ($2,099)
Furniture                    1994             1998            $74,536        $7,513       $14,995          $7,482          ($1,269)
Manufacturing & Prod.        1994             1998         $1,690,014      $416,684      $293,613       ($123,071)        $513,768
Medical                      1994             1998            $25,617        $6,948        $2,500         ($4,448)              $0
Automotive                   1995             1998             $8,961        $3,900            $0         ($3,900)              $0
Computers                    1995             1998           $212,327        $2,422          $644         ($1,778)              $0
Furniture                    1995             1998            $22,787            $0            $0              $0               $0
Manufacturing & Prod.        1995             1998           $166,073        $2,638        $3,103            $465               $0
Medical                      1995             1998           $117,168       $37,769            $0        ($37,769)              $0
Restaurant                   1995             1998            $23,799            $0            $0              $0               $0
Retail                       1995             1998            $89,814        $8,074          $388         ($7,686)              $0
Telecommunications           1995             1998            $43,490            $0          $486            $486               $0
Transportation               1995             1998            $36,258            $0            $0              $0               $0
Audio                        1996             1998            $81,517       $53,784        $1,542        ($52,242)              $0
Computers                    1996             1998            $37,165       $28,795           $37        ($28,758)              $0
Furniture                    1996             1998           $229,124       $10,974      $239,050        $228,076          $90,603
Manufacturing & Prod.        1996             1998             $2,966            $0            $0              $0               $0
Material Handling            1996             1998           $286,251        $4,475       $64,731         $60,256        ($111,494)
Restaurant                   1996             1998            $71,473       $41,524       $47,985          $6,461               $0
Telecommunications           1996             1998           $517,760      $236,581       $90,230       ($146,351)       ($222,673)
Audio                        1997             1998           $146,675      $108,896          $180       ($108,716)              $0
Automotive                   1997             1998            $23,941       $19,776        $8,082        ($11,694)              $0
Computers                    1997             1998           $339,493      $286,269       $34,750       ($251,518)              $0
Fixtures                     1997             1998           $127,298       $76,956       $76,000           ($956)              $0
Manufacturing & Prod.        1997             1998           $114,968      $114,482       $24,589        ($89,893)              $0
Material Handling            1997             1998           $358,411      $139,980       $54,400        ($85,580)       ($228,965)
Medical                      1997             1998            $55,017       $56,277            $0        ($56,277)              $0
Printing                     1997             1998            $38,468       $37,049            $0        ($37,049)              $0
Restaurant                   1997             1998            $11,438        $9,679       $10,753          $1,074               $0
Telecommunications           1997             1998            $37,484            $1            $1              $0               $0
Video Production             1997             1998           $120,470       $75,218       $39,134        ($36,083)              $0
Automotive                   1998             1998            $19,096       $18,410       $18,579            $170               $0
Computers                    1998             1998            $40,204       $32,477       $27,445         ($5,032)              $0
Construction                 1998             1998            $24,935            $0            $0              $0               $0
Copiers                      1998             1998             $2,561        $1,732        $2,104            $371               $0
Fixtures                     1998             1998           $135,089      $225,413      $226,995          $1,582               $0
Medical                      1998             1998             $8,700           $38            $0            ($38)              $0
Other                        1998             1998            $17,851       $17,281            $0        ($17,281)              $0
Restaurant                   1998             1998            $19,584       $18,504            $0        ($18,504)              $0
Video Production             1998             1998            $47,564       $44,703        $2,049        ($42,654)              $0

Medical                      1992             1999            $28,789          $827            $0           ($827)              (4)
Computers                    1993             1999            $17,922        $3,464            $2         ($3,462)              (4)
Retail                       1993             1999            $19,648        $1,016            $0         ($1,016)              (4)
Telecommunications           1993             1999           $105,620        $1,722        $2,627            $905               (4)
Manufacturing & Prod.        1994             1999         $5,398,842    $1,051,678      $317,300       ($734,378)              (4)
Retail                       1994             1999         $1,902,683      $332,716      $258,913        ($73,803)              (4)
Manufacturing & Prod.        1995             1999            $50,812        $2,513        $4,224          $1,711               (4)
Audio                        1996             1999            $59,239       $46,600            $0        ($46,600)              (4)
Telecommunications           1996             1999            $50,887        $5,547        $4,080         ($1,467)              (4)
Automotive                   1997             1999            $15,937       $12,294        $7,110         ($5,183)              (4)
Computers                    1997             1999             $6,768            $0            $0              $0               (4)
Fixtures                     1997             1999            $46,838       $36,603       $38,428          $1,825               (4)
Mining                       1997             1999           $558,796      $502,086        $6,109       ($495,978)              (4)
Automotive                   1998             1999            $27,718       $23,800       $14,000         ($9,800)              (4)
Computers                    1998             1999            $17,300        $7,287        $7,844            $557               (4)
Copiers                      1998             1999             $6,001          $750          $743             ($6)              (4)
Restaurant                   1998             1999            $24,567          $532          $403           ($129)              (4)
Telecommunications           1998             1999            $23,155       $16,595       $19,332          $2,736               (4)

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the four years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                   Federal
         Type of                 Year of      Year of        Acquisition    Net Book         Net           GAAP         Taxable
        Equipment              Acquisition  Disposition       Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------------------------------------------------------------ ------------- --------------------------- -------------

Restaurant                         1994        1995            $326,412      $274,229      $292,998       $18,770       ($8,364)
Computers                          1995        1995             $40,355       $36,171        $4,310      ($31,861)           $0
Manufacturing & Production         1995        1995            $107,995       $70,846       $13,253      ($57,593)      ($6,821)
Printing                           1995        1995          $1,820,770    $1,218,354      $847,650     ($370,703)    ($189,624)

Computers                          1994        1996             $18,446        $5,353        $3,560       ($1,793)     ($10,985)
Manufacturing & Production         1994        1996             $17,177        $8,953        $9,433          $480            $0
Telecommunications                 1994        1996             $24,655       $18,456       $20,460        $2,004            $0
Computers                          1995        1996          $1,347,917      $329,160      $125,734     ($203,426)    ($541,146)
Construction                       1995        1996         $22,064,270   $16,995,923   $16,995,923            $0     ($623,361)
Medical                            1995        1996            $103,056       $44,801       $50,884        $6,083            $0
Manufacturing & Production         1995        1996          $1,409,938      $812,883      $444,921     ($367,962)    ($374,116)
Printing                           1995        1996          $5,442,336    $2,288,789    $1,412,324     ($876,465)    ($414,037)
Restaurant                         1995        1996            $268,961      $253,439      $269,638       $16,199            $0
Telecommunications                 1995        1996          $1,650,391    $1,200,958    $1,315,148      $114,190            $0

Automotive                         1994        1997             $27,829       $14,749            $0      ($14,749)           $0
Computers                          1994        1997            $180,776       $66,976       $75,905        $8,929      ($13,291)
Construction                       1994        1997             $32,848       $17,140            $0      ($17,140)           $0
Fixture                            1994        1997             $45,846        $1,789        $2,750          $961      ($15,349)
Restaurant                         1994        1997             $94,554       $47,563       $52,007        $4,444            $0
Retail                             1994        1997             $26,897            $0        $1,936        $1,936       ($8,598)
Computers                          1995        1997          $3,262,279      $489,867      $501,756     ($140,124)     $185,069
Fixture                            1995        1997             $29,651       $18,427            $0      ($18,427)           $0
Manufacturing & Production         1995        1997          $1,890,353      $255,830      $887,316       $28,163      $191,708
Medical                            1995        1997             $88,067        $1,722        $2,461          $739            $0
Office Equipment                   1995        1997             $27,724            $0            $0            $0            $0
Printing                           1995        1997          $4,015,970      $898,332      $821,964      ($50,660)     ($50,886)
Restaurant                         1995        1997             $39,793       $28,957            $0      ($28,957)           $0
Telecommunications                 1995        1997             $19,948        $2,353        $2,428           $75            $0
Transport                          1995        1997             $12,332          $541          $544            $2            $0
Furniture                          1996        1997             $52,450       $51,399        $3,919      ($27,979)           $0
Manufacturing & Production         1996        1997            $640,182       $81,744      $128,607      ($27,601)    ($216,682)
Printing                           1996        1997            $349,511      $243,488      $223,338      ($20,150)           $0
Restaurant                         1996        1997             $30,415            $0           $99           $99            $0
Telecommunications                 1996        1997            $216,401      $118,544        $3,044        $3,044       ($7,459)

Computers                          1994        1998          $1,081,272      $182,678      $297,047      $114,369       $90,134
Furniture                          1994        1998            $152,405            $0            $0            $0            $0
Manufacturing & Production         1994        1998            $196,353       $28,664       $21,290       ($7,374)      ($8,364)
Retail                             1994        1998            $312,317       $15,946       $29,399       $13,453      ($20,149)
Video Production                   1994        1998             $14,310          $100          $112           $12       ($2,802)
Computers                          1995        1998          $5,253,429      $626,894      $984,318      $357,424     ($814,270)
Furniture                          1995        1998             $71,673            $0        $1,415        $1,415            $0
Manufacturing & Production         1995        1998            $545,660       $60,803      $121,399       $60,595       $34,751
Material Handling                  1995        1998             $33,158           $37        $2,001        $1,964            $0
Medical                            1995        1998            $155,914        $3,994        $5,211        $1,217            $0
Printing                           1995        1998            $829,320       $43,449       $31,748      ($11,701)     ($13,168)
Restaurant                         1995        1998             $10,838            $0            $0            $0            $0
Retail                             1995        1998             $23,389       $13,568        $5,300       ($8,268)           $0
Telecommunications                 1995        1998             $17,883          $542        $1,250          $708       ($1,743)
Aircraft                           1996        1998         $20,183,834    $1,762,606    $2,647,482      $884,876     ($656,362)
Computers                          1996        1998             $37,213        $2,027        $1,834         ($192)      ($4,673)
Copiers                            1996        1998            $231,614       $11,051       $59,407       $48,356      ($75,808)
Manufacturing & Production         1996        1998             $95,165       $19,874       $45,403       $25,529        $9,868
Printing                           1996        1998             $39,424            $0          $562          $562            $0
Telecommunications                 1996        1998          $1,123,203      $516,251      $256,378     ($259,873)     ($28,268)
Manufacturing & Production         1997        1998             $24,349            $0            $0            $0            $0
Printing                           1997        1998             $56,805       $45,916       $25,273      ($20,643)           $0
Telecommunications                 1997        1998             $60,692       $47,285       $11,465      ($35,820)     ($45,497)
Printing                           1998        1998             $33,213          $660            $0         ($660)           $0

Furniture                          1994        1999            $136,766            $0            $0            $0            (4)
Manufacturing & Production         1994        1999            $499,451       $79,381       $99,772       $20,391            (4)
Telecommunications                 1994        1999             $35,338        $6,642        $8,030        $1,388            (4)
Video Production                   1994        1999             $82,844          $845        $4,262        $3,417            (4)
Agriculture                        1995        1999             $37,934            $0            $0            $0            (4)
Computers                          1995        1999          $1,902,926      $324,701      $267,998      ($56,703)           (4)
Manufacturing & Production         1995        1999            $153,515        $4,045        $5,189        $1,145            (4)
Medical                            1995        1999            $132,951        $3,102        $4,302        $1,200            (4)
Printing                           1995        1999            $163,911        $7,469        $7,797          $328            (4)
Retail                             1995        1999             $33,425            $0            $0            $0            (4)
Computers                          1996        1999          $3,801,570      $587,657      $690,917      $103,260            (4)
Manufacturing & Production         1996        1999             $24,096        $4,052        $6,285        $2,232            (4)
Telecommunications                 1996        1999            $167,339       $39,719       $44,185        $4,467            (4)
Material Handling                  1998        1999          $3,801,108    $3,097,637    $3,097,637            $0            (4)
Printing                           1998        1999             $19,039            $0            $0            $0            (4)

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Seven for the two years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                         Total                                                Federal
      Type of             Year of       Year of       Acquisition    Net Book       Net           GAAP        Taxable
     Equipment          Acquisition   Disposition       Cost (1)     Value (2)  Proceeds (3)   Gain (Loss)  Gain (Loss)
-------------------     -----------   -----------     -----------    ---------  ------------   -----------  -----------

Construction                1996         1997            $50,702      $47,778            $0     ($47,778)           $0
Computers                   1996         1997         $2,048,220   $1,660,987    $1,774,347      $18,900            $0
Telecommunications          1996         1997            $52,104      $13,681       $22,837           $0      ($23,396)
Vessels                     1997         1997         $9,561,865   $4,154,528    $5,864,138   $1,709,610    $2,448,874

Computers                   1996         1998           $977,492      $71,299       $92,059      $20,760     ($343,764)
Fixture                     1996         1998           $598,654         $289          $289           $0            $0
Material Handling           1996         1998         $4,691,459   $3,443,875    $3,992,681     $548,806    $1,214,939
Telecommunications          1996         1998         $3,190,537     $881,952      $991,695     $109,743      $187,918
Telecommunications          1997         1998            $82,378      $56,553       $22,593     ($33,960)     ($63,983)
Fixture                     1998         1998           $291,620     $284,022            $0    ($284,022)           $0

Audio                       1996         1999            $53,561      $34,837       $34,000        ($837)           (4)
Computers                   1996         1999         $3,558,330     $478,483      $647,015     $168,532            (4)


(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1999

                            ICON Income Fund Eight
                                 $150,000,000
                  1,500,000 Units of Limited Partnership Interests (in two limited partnerships, each having a minimum capitalization of 12,000
                                    Units)
                $100.00 Per Unit/Minimum Investment 25 Units ($2,500)
                  (10 Units ($1,000) for IRAs and Qualified Plans)

    ICON Income Fund Eight is an equipment leasing program (the "Program") consisting of two Delaware limited partnerships (collectively, the "Partnerships", or, individually, a "Partnership"); ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B"). Each Partnership will be formed by ICON Capital Corp. (the "General Partner") immediately prior to the Offering of its Units. The Partnerships will be separate entities and an investor will have an interest only in the Partnership in which he purchases Units. This prospectus describes an investment by investors ("Limited Partners") in limited partnership interests (or "Units") of a Partnership. Each Partnership may sell as few as 12,000 or as many as 750,000 of Units.

THESE ARE SPECULATIVE SECURITIES. An investment in Units of the Partnerships involves certain risks (see "RISK FACTORS", Page 14).

   * Limited Partners must rely on the skills, integrity and business expertise of the General Partner.
   * The profitability of an investment in Units cannot be estimated. All Investment decisions will be made solely by the General Partner.
   * The General Partner and its affiliates will receive substantial fees, only a portion of which is contingent on amounts paid to Limited Partners.
   * No public market for Units exists. As a result, Limited Partners may only be able to resell their Units, if at all, at a discount and should, therefore, be prepared to hold their Units for the entire life of the Partnership.
   * The General Partner manages similar existing partnerships and this may give rise to potential conflicts of interest, including a conflict for management services and available investments.
   * There are certain tax risks associated with the Partnerships, including the possible adverse effects of future tax legislation.
   * The Partnerships' ability to realize lease revenues and make cash distributions is subject to the risk of lessee defaults.
   * A portion of the distributions made to date by Prior Public Programs have been a return of capital (i.e., the money you originally invested).
   * Three of the Prior Public Programs, Series A, Series B and Series C experienced losses in excess or reserves therefor in 1991-92, due primarily to lessee bankruptcies.

    The Partnerships intend to use the funds invested by the Limited Partners, together with the Partnerships' borrowings, to buy and lease a wide range of equipment primarily to businesses located in North America and Europe which are diversified as to industry types and geographic location. The Partnerships may also provide financing to such companies secured by equipment used in their businesses. ICON Capital Corp. (the "General Partner") estimates that not less than 80.40% of the gross amount of funds invested by Limited Partners (the "Gross Offering Proceeds") will be used to make investments in such equipment and financings (assuming a Maximum Offering with the maximum intended leverage permitted in such circumstances of 67%). 1% of Gross Offering Proceeds will be used to establish a working capital reserve and the balance (of up to 19.60% of Gross Offering Proceeds) will be used to pay the costs of organizing the Partnerships offering Units to the public and acquiring the Partnerships' assets.

    It is intended that the Partnerships will (a) make monthly distributions, primarily to the Limited Partners and to a much lesser extent to the General Partner, of cash generated by its operations beginning the month following a Limited Partner's admission to a Partnership and (b) reinvest undistributed net cash from normal Partnership operations and sale proceeds during their respective Reinvestment Periods in additional Leases and Financing Transactions. Thereafter, the Partnerships intend to (x) sell all their assets in an orderly manner and (y) distribute the cash proceeds to the Limited Partners, and to a much lesser extent to the General Partner, in accordance with the terms set forth in this Prospectus. The Offering is presently expected to have a termination date not later than twelve (12) months from the date of this Prospectus for ICON Income Fund Eight A L.P., and twelve (12) months thereafter for ICON Income Fund Eight B L.P.; provided that the General Partner may, in its sole and absolute discretion, extend the offering of Units in each Partnership for a further period not more than an additional twelve (12) months. In no event may the Offering of the Program extend beyond forty-eight (48) months from the date of this Prospectus. The Offering may terminate sooner than twenty-four (24) months from the date of this Prospectus if either (i) the General Partner terminates the Offering earlier or (ii) subscriptions for the Maximum Offering of 750,000 Units per Partnership are received prior to the end of such period. See "INVESTMENT OBJECTIVES AND POLICIES". The Partnerships are intended for income-oriented investment purposes and not as tax shelters. The majority of their income is expected to be passive activity income for federal income tax purposes.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
                                             Price                 Proceeds
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                            to  Public(1)         Sales
Costs(to Partnership(3)
-------------------------------------------------------------------------------
Per Unit                         $        100         $    10    $      90
Total (Minimum per Partnership of 12,000 Units)(5)          1,200,000(3)(4)
120,000              1,080,000
Total (Maximum per Partnership of 750,000 Units)            75,000,000(4)
7,500,000            67,500,000
               The date of this Prospectus is September 23, 1998 ICON SECURITIES CORP.
           600 Mamaroneck Avenue, Harrison, NY 10528 (914) 698-0600

 Footnotes from Cover Page. All capitalized terms used in these footnotes and in the balance of this Prospectus are defined in the Glossary that appears in
     Section 17 of the Partnership Agreement attached hereto as Exhibit A.

(1) The Gross Unit Price is $100.00, except that officers, employees and securities representatives of the General Partner, its Affiliates and Selling Dealers ("Affiliated Limited Partners") may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. The Partnerships will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased of each Partnership.

(2) The Partnerships will pay to a Selling Dealer or to the Dealer-Manager (which is an Affiliate of the General Partner) a Sales Commission of $8.00 (8% of the Gross Unit Price) for each Unit sold by their respective registered representatives (except as noted in footnote 1). In addition, the Partnerships will pay the Dealer-Manager Underwriting Fees of $2.00 (2.0% of Gross Offering Proceeds of the Partnership in question) for each Unit sold for its services in managing the Offering and to reimburse it, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor. See "PLAN OF DISTRIBUTION".

(3) Proceeds to the Partnerships are calculated before deduction of:

   (a) the O & O Expense Allowance in an amount equal to 3.50% of the first $25,000,000 of Gross Offering Proceeds, 2.50% of Gross Offering Proceeds over $25,000,000 but less than $50,000,000 and 1.50% of Gross Offering Proceeds above $50,000,000. The O & O Expense Allowance is payable to the General Partner and/or the Dealer-Manager on a non-accountable basis for expenses of organizing the Partnerships, registering it with federal and state securities authorities and printing the Prospectus and related legal and accounting costs and other costs of organizing the Partnership and offering Units to the public. The O & O Expense Allowance may be less or greater than the General Partner's actual expenses. The General Partner is responsible to pay Organizational and Offering Expenses which exceed such Allowance; and

   (b) Acquisition Fees in an amount equal to 3.0% (subject to certain conditions and limitations specified in the Partnership Agreement) of the sum of (i) the aggregate Purchase Price paid (including indebtedness incurred or assumed) by the Partnerships for all items of Equipment and (ii) the principal amount of all financing provided by the Partnerships to Users is payable to the General Partner for its services and expenses of finding, evaluating, documenting and acquiring the Partnerships' Investments. See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES".

(4) The amounts shown exclude ten Units ($1,000) in each Partnership that were purchased by the Original Limited Partner in connection with the organization of each Partnership and which will be refunded to the Original Limited Partner, and his Units will be retired, upon the Initial Closing Date. Such amounts also exclude the excess, if any, of (a) total Units which the General Partner and its Affiliates are entitled to purchase for their own investment account (a maximum of 10% of all non-affiliate Unit purchases) over (b) 600 Units ($60,000), the maximum amount of Unit purchases by the Sponsor which may be counted in determining whether the Minimum Offering of 12,000 Units has been completed. Accordingly, of the Minimum Offering of 12,000 Units, only 11,400 Units would need to be purchased by the general public to satisfy such condition if the General Partner and its Affiliates purchased 600 Units of such total (as they are permitted to do).

(5) A minimum of 12,000 Units (the "Minimum Offering") and a maximum of 750,000 Units will be offered in each Partnership. The Offering Period for Units is presently expected to have a termination date not later than twelve (12) months from the date of this Prospectus for ICON Eight A, and twelve (12) months thereafter for ICON Eight B. In no event may the Offering of the Program extend beyond forty-eight (48) months from the date of this Prospectus. The Offering will terminate sooner than twenty-four (24) months if either (1) the General Partner terminates the Offering earlier or (2) subscriptions for the Maximum Offering of 750,000 Units per Partnership are received prior to the end of such period. The General Partner in its sole discretion may increase the maximum number of Units which may be sold in ICON Income Fund Eight B L.P. by the number of authorized and unsold Units in ICON Income Fund Eight A L.P. (including any Units which were not sold because of the failure of ICON Income Fund Eight A L.P. to receive acceptable subscription for the minimum number of Units).

   NOTICE TO PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $3,750,000 (A MAXIMUM TO MINIMUM OFFERING RATIO OF 20:1) YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE PROGRAM'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS.

   THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

   THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE, AND MAY ONLY BE TRANSFERRED OR RESOLD IN CONFORMITY WITH THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIPS AND IN COMPLIANCE WITH APPLICABLE LAW.

General

      Investors are subject to certain suitability standards described herein. The General Partner will generally not have direct knowledge of the investor's financial situation so it will be relying upon the investor's representations concerning his financial situation in concluding that such suitability standards will be met. In addition, Soliciting Dealers are obligated to have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, financial situation and any other information known by it concerning the investor, that an investment in a Partnership is suitable for that investor. Consequently, it is important that the information provided by the investor to the Soliciting Dealer and the General Partner be complete and accurate.

      Investor Suitability -- To be eligible to purchase Units, all prospective investors are required to comply with the Partnership's basic suitability requirements. In general, prospective owners of Units must either have:

          (i) both (A) a net worth of not less than $30,000 (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (c) personal automobiles) and (B) $30,000 of annual gross income; or

          (ii) a net worth of at least $75,000 (determined as above).

      Certain State Requirements. Suitability. The following States have established more stringent investor suitability standards than those established by the Partnership: Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Massachusetts, Minnesota, Nebraska, New Hampshire, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington. Units will only be sold to residents of such jurisdictions who meet such more stringent standards. Any proposed transferee of a Unit who is a resident of such States must also meet such suitability standards.

      Instead of the foregoing standards, to be admitted to the Partnership as a Limited Partner a subscriber (or fiduciary acting on his, her or its behalf) who is a resident Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington must (1) either have (a) a net worth of not less than $45,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and (iii) personal automobiles) plus (b) $45,000 of annual gross income or (2) a net worth of at least $150,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf).

      Residents of Massachusetts and North Carolina must (1) either (a) have a net worth of not less than $60,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and (iii) personal automobiles) plus (b) $60,000 of annual gross income or (2) a net worth of at least $225,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf). (See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of any specific state suitability requirements.)

      An investment by each subscriber residing in Pennsylvania may not exceed 10% of his or her net worth (exclusive of home, home furnishings and automobiles). An investment by each subscriber residing in Ohio may not exceed 10% of his or her liquid net worth.

      Who Should Invest -- You should only invest in the Partnerships if you (a) are prepared to make an investment for the entire Reinvestment Period seven
    (7) years from the date of this Prospectus as well as the additional Liquidation Period of from twelve (12) to thirty-six (36) months thereafter,
    (b) have no need for liquidity of such investment (except as may be provided by monthly cash distributions) and (c) are prepared to assume the substantial risks associated with such investment. An investment in Units is not suitable for investors who will need access to their Capital Contribution during the term of the Partnerships or for whom the projected monthly cash distributions are an essential source of funds to pay their necessary living expenses. An investment also may produce "unrelated business taxable income" for pension, profit-sharing and other Qualified Plans in excess of applicable exemptions. Each potential investor should review the information appearing under the captions "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" with particular care and should consult his or her tax and investment advisors to determine (1) if an investment in Units is appropriate for him or her in light of his particular tax and investment situation and (2) if so, what portion of his or her total investment portfolio may prudently be invested in Units.

      Minimum Investment -- The minimum investment by an investor (whether by subscription or through resale) is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units) except IRAs and Qualified Plans for which the minimum investment is 10 Units.

                           TABLE OF CONTENTS


                                                             Page

   SUMMARY OF THE OFFERING....................................   8
      Investment Objectives and Policies......................   8
      Summary of Certain Risk Factors  .......................   9
      Sources and Uses of Offering Proceeds and Related Indebtedness
   10
      Compensation to the General Partner and Affiliates  ....  10
      Conflicts of Interest ..................................  11
      Fiduciary Responsibility................................  11
      Other Offerings by the General Partner and its Affiliates    11
      Management;  Financial  Statements  of the  General  Partner and of the
   Partnership................................................  11
      Federal Income Tax Considerations.......................  12
      Capitalization .........................................  12
      Summary of Partnership Agreements.......................  12
      Transfer of Units.......................................  12
      Plan of Distribution..................................  12
      Fiscal Year.............................................  14
      Glossary of Terms.......................................  14

   RISK FACTORS...............................................  14
      Operating Risks.........................................  14
      Partnership Risks and Investment Risks..................  14
      Federal Income Tax Risks and ERISA Risks................  20

   SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS  22

   COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES.........  23
      Organization and Offering Stage.........................  24
      Operational Stage.......................................  25
      Interest in Partnership Profits or Losses...............  28

   CONFLICTS OF INTEREST......................................  30
      Lack  of  Separate  Legal  Representation  and  Lack  of  Arm's  Length
   Negotiation
        of the Program Agreements.............................  30
      Compensation of the General Partner and Affiliates......  30
      Effect of Leverage on Compensation Arrangements.........  31
      Competition With the General Partner and its Affiliates. 31 Determination of Reserves and Liability of the General Partner for
   Partnership Obligations....................................  32
      Joint Ventures..........................................  32
      Lease Referrals.........................................  32
      Participation of a Securities Sales Affiliate in this Offering
   33
      General Partner to Act as Tax Matters Partner...........  33

   FIDUCIARY RESPONSIBILITY...................................  33
      General.................................................  33
      Conflicts...............................................  33
      Indemnification  of the  General  Partner,  Dealer-Manager  and Selling
Dealers.......................................................  34
      Investor Remedies.......................................  34

   OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES..  35
      Prior Public Programs...................................  35

   STATUS OF THE OFFERING.....................................  37

   CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS................  38

                                                              Page

   MANAGEMENT.................................................  38
      The General Partner.....................................  38
      Affiliates of the General Partner.......................  40

   INVESTMENT OBJECTIVES AND POLICIES.........................  40
      General.................................................  40
      Acquisition Policies and Procedures.....................  41
      Leases and Financing Transactions.......................  41
      Transaction Approval Procedures ..................   43
      Credit Review Procedures................................  44
      Equipment...............................................  44
      Portfolio Acquisitions..................................  45
      Other Investments.......................................  45
      Interim Financing ........................................45

   CASH DISTRIBUTIONS TO PARTNERS ............................  46
      Monthly Cash Distributions..............................  46
      First Cash Distribution to the Limited Partners.........  47
      Reinvestment of Undistributed Cash in Additional Equipment, Leases and
        Financing Transactions................................  47
      Distribution  of  Cash  from  Sales  of  the  Partnership's  Investment
   ..........................................................  48
      Reinvestment of Distribution .........................   48

   FEDERAL INCOME TAX CONSEQUENCES............................  48
      Summary.................................................  48
      Opinion of Tax Counsel..................................  49
      Classification as a Partnership.........................  49
      Publicly Traded Partnerships............................  50
      Taxation of Distributions...............................  51
      Partnership Income Versus Partnership Distributions.....  51
      Allocations of Profits and Losses.......................  52
      Deductibility  of  Losses:  Passive  Losses,  Tax  Basis  and "At Risk"
   Limitation.................................................  53
      Deductions for Organizational and Offering Expenses; Start-up Costs
   54
      Tax Treatment of the Leases.............................  54
      Cost Recovery...........................................  55
      Limitations on Cost Recovery Deductions.................  55
      Deferred Payment Leases.................................  56
      Sale or Other Disposition of Partnership Property.......  57
      Sale or Other Disposition of Partnership Interest.......  57
      Treatment of Cash Distributions Upon Redemption.........  58
      Gifts of Units..........................................  58
      Consequence of No Section 754 Election..................  58
      Tax  Treatment  of  Termination  of  the  Partnership  Pursuant  to the
   Partnership Agreement......................................  58
      Audit by the Service....................................  59
      Alternative Minimum Tax.................................  59
      Interest Expense........................................  60
      Self-Employment Income and Tax..........................  60
      Maximum Individual Tax Rates............................  61
      Section 183.............................................  61
      Foreign Source Taxable Income .......................     61
      Registration, Interest, and Penalties...................  62
      State and Local Taxation................................  63
      Foreign Investors.......................................  63
      Tax Treatment of Certain Trusts and Estates.............  63
      Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations
   63
      Corporate Investors.....................................  63

                                                              Page

   INVESTMENT BY QUALIFIED PLANS..............................  64
      Fiduciaries under ERISA.................................  64
      Prohibited Transactions Under ERISA and the Code........  64
      Plan Assets.............................................  65
      Other ERISA Considerations..............................  66

   CAPITALIZATION.............................................  66

   MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION.............  67
      Liquidity and Capital Resources.........................  67
      Operations..............................................  67

   SUMMARY OF THE PARTNERSHIP AGREEMENT.......................  68
      Establishment and Nature of the Partnership.............  68
      Name and Address........................................  68
      Purposes and Powers.....................................  68
      Duration of Partnership.................................  68
      Capital Contributions...................................  68
      Powers of the Partners..................................  69
      Limitations on Exercise of Powers by the General Partner  69
      Indemnification of the General Partner..................  71
      Liability of Partners...................................  71
      Non-assessability of Units..............................  71
      Distribution of Distributable Cash From Operations
        and Distributable Cash From Sales.....................  71
      Allocation of Profits and Losses........................  72
      Withdrawal of the General Partner.......................  73
      Transfer of Units.......................................  73
      Dissolution and Winding up..............................  73
      Access to Books and Records.............................  74
      Meetings and Voting Rights of Limited Partners..........  74
      Amendments..............................................  74

   TRANSFER OF UNITS..........................................  75
      Withdrawal .............................................  75
      Restrictions on the Transfer of Units...................  75
      Limited Right of Presentment for Redemption of Units....  77
      Certain Consequences of Transfer........................  78

   REPORTS TO LIMITED PARTNERS................................  78
      Annual Reports..........................................  78
      Quarterly Reports.......................................  79

   PLAN OF DISTRIBUTION.......................................  79
      Segregation of Subscription Payments ...................  80

   INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
     SUBSCRIPTION PROCEDURES..................................  81
      General Suitability Considerations......................  81
      State Requirements Concerning Minimum Investment and Minimum Investor
        Net Worth/Income......................................  81
      Subscriber Representations..............................  83
      Citizenship ............................................  85
      Special Limit on Ownership of Units by Benefit Plans....  85
      Minimum Investment and Suitability Standards............  85
      How to Subscribe........................................  86
      Admission of Partners; Closings.........................  86

   SALES MATERIAL.............................................  86

   LEGAL MATTERS..............................................  87


                                                              Page

   EXPERTS....................................................  87

   ADDITIONAL INFORMATION.....................................  87
   TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS.......  87

   FINANCIAL STATEMENTS.......................................  88

   GLOSSARY - Section 17 of the Limited Partnership Agreement

   EXHIBITS:
      A. Amended and Restated Agreement of Limited Partnership A-1
      B.  Prior Performance Tables for the Prior Public Programs   B-1
      C.  Subscription Documents.............................. C-1

                            SUMMARY OF THE OFFERING


    The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and in the Exhibits hereto. See the Glossary contained in Section 17 of the Amended and Restated Agreement of Limited Partnership attached as Exhibit A (the "Partnership Agreement") to this Prospectus for the definition of certain terms used in this Summary and throughout this Prospectus.

    ICON Income Fund Eight is an equipment leasing program consisting of two Delaware limited partnerships (collectively, the "Partnerships" and, individually, a "Partnership") the first of which was formed on July 9, 1997 primarily to engage in the business of leasing Equipment or acquiring residual interests thereon and providing financing, secured by equipment, to companies determined to be creditworthy by the General Partner as well as to engage in any other businesses which are consistent with the Partnership's objectives and in which the Partnership may lawfully engage. The General Partner expects that most of the Net Offering Proceeds will be invested in Equipment which is subject to Leases which produce passive income but that a portion of Proceeds will be invested in Financing Transactions as well as Leases or other transactions which produce portfolio income if the General Partner, in its sole discretion, believes such Investments to be in the best interests of each of the
Partnerships. See "SUMMARY OF THE PARTNERSHIP AGREEMENT". Each of the Partnerships is expected to complete its Reinvestment Period seven (7) years from the date of the commencement of the Offering in each Partnership provided that such period may be extended at the sole and absolute discretion of the General Partner. The General Partner will then liquidate each of the Partnerships' Investments in the ordinary course of business within a further period ending eight (8) years but no later than ten (10) years after the date of this Prospectus. Investors should therefor expect to hold their Units for the full term of the Partnership in question (i.e. from 7 to 10 years from the time they invest).

Investment Objectives and Policies

    The Partnerships intend to acquire and lease various types of Equipment to businesses primarily within the United States and also in other countries expected to be primarily in North America and Europe and in every case determined by the General Partner to be politically stable and to have suitable legal systems (see "RISK FACTORS--Partnership Risks and Investment Risks--Risks Associated with Foreign Investments; Lack of U.S. Jurisdiction"). The Partnerships will also provide financing to these same types of businesses secured by tangible and intangible personal property and other or additional collateral determined by the General Partner to be sufficient in amounts and types to provide adequate security for the current and future obligations of such borrowers (see "Investment Objectives and Policies--Leases and Financing Transactions").

    The terms of the Partnerships' Leases and Financing Transactions are expected to range from two to seven years provided that such period may be extended at the sole and absolute discretion of the General Partner. Each such investment is expected to provide for aggregate, basic contractual payments (rents in the case of Leases and debt service in the case of Financing Transactions) together with expected residual proceeds in the case of Leases which, in the aggregate, are intended to return the Partnerships' cost of such Investments (including Front-End Fees), together with investment income.

    The Partnerships' overall investment objectives are:

(i) INVESTMENT IN EQUIPMENT: to invest in a diversified portfolio of low obsolescence Equipment having long lives and high residual values, at prices that the General Partner believes to be below inherent values subject to lease or under other contractual arrangements with lessees of Equipment;

(ii) CASH DISTRIBUTIONS: to generate cash distributions after the minimum number of Units are sold, which may be substantially tax-deferred (i.e., distributions which are not subject to current taxation) during the early years of the Partnership. Such cash distributions will commence the month following the month in which the investor is admitted as a Limited Partner;

(iii) SAFETY: to create a significant degree of safety relative to other equipment leasing investments through the purchase of a diversified equipment portfolio. This diversification reduces the exposure to market fluctuations in any one sector. The purchase of used, long-lived, low obsolescence equipment typically at prices which are substantially below the cost of new equipment also reduces the impact of economic depreciation and can create the opportunity for appreciation in certain market situations, where supply and demand return to balance from oversupply conditions; and

(iv) TOTAL RETURN: to provide to limited partners a total return on their investment which, by the end of the Liquidation Period, compares favorably with other investment alternative with similar risk profiles. There can be no assurance, however, that an above average rate of return can be achieved while satisfying the other stated investment objectives of the Partnerships and, as such, the General Partner intends to target the highest available rate or return consistent with prudent risk management and reasonably conservative investment decisions.

      Not less than 80.40% of the Gross Offering Proceeds (assuming a Maximum Offering; 75% assuming a Minimum Offering) will be used to make investments in Equipment, Leases and Financing Transactions (collectively "Investments") on behalf of the Partnerships (see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS") and 1% of Gross Offering Proceeds will be initially set aside in a working capital reserve. If one assumed that individual investors (1) could purchase Investments with the same average yield as the Partnerships are able to achieve, (2) could arrange financing on the same terms and (3) could make such acquisitions without paying any transfer taxes or fees to brokers or attorneys to locate, negotiate and document such transactions (each of which assumptions the General Partner believes to be unlikely), then an investor's return from a direct ownership of Leases and Financing Transactions would be greater than the return from an investment in the Partnerships. In addition, if one assumed that an investor would incur no expenses in (1) managing Investments (e.g. billing and collecting rents, corresponding with the Lessees, insurers and others, administering sales, use and property tax collections, accounting and remittances to appropriate taxing authorities, etc.) and (2) re-marketing the Equipment (both of which assumptions the General Partner also believes to be unlikely), then such investor's annual share of gross revenues could be said to be reduced in direct proportion to the fees payable to the General Partner for performing such services.

Summary of Certain Risk Factors

    An investment in the Partnerships has many risks. The information appearing under the caption "RISK FACTORS" in this Prospectus contains a detailed discussion of the most important risks associated with an investment in Units. Please refer thereto for a discussion of the following specific risk factors as well as other relevant risk factors:

    Operating Risks:

    The Equipment owned by each Partnership will be subject to unanticipated declines in market value and Lessee defaults, both of which can adversely effect such Partnership's financial performance. To the extent the Partnership's Equipment will be acquired in part with borrowed funds, a Lessee default increases the risk of a material loss to the Partnership.

    Partnership and Investment Risks:

    o No  one  can  predict   whether   Limited   Partners   will  receive  cash
      distributions in amounts sufficient to return their original investment or the amount of profit thereon, if any, that they will ultimately receive.

    o The Investments to be acquired or entered into by each Partnership have not been specified as of the date of this Prospectus and will be determined solely by the General Partner.

    o A portion of the distributions made to date by the Prior Public Programs have been, and a portion of the distributions to be made by the
      Partnership   are   expected  to  be  a  return  of   investor's   Capital
      Contributions.

    o Investors will have no right to be involved in the management of the Partnership and will not have the opportunity to vote except in extraordinary circumstances. As a result, they must rely on the skills, integrity and business expertise of the General Partner.

    o The General Partner, the Dealer-Manager and the Selling Dealers will receive significant compensation for organizing the Partnership and conducting the Offering and managing the Partnership's business. None of this compensation has been the subject of arm's length negotiations. (See "Compensation to the General Partners and Affiliates".)

    o Investors must be prepared to hold their Units for the entire operational life of the Partnerships which currently is estimated to be 8 years, but, may be as long as ten (10) years because (a) only a limited secondary market exists for partnership units generally, (b) a buyer for Units (other than the Partnership under certain circumstances) may not exist and
      (c) they are likely to be unable to resell or dispose of Units except at a substantial discount from their purchase price. (See "TRANSFER OF UNITS--Limited Right of Presentment for Redemption of Units" for a discussion of redemption rights and prices.)

    o The Partnership may not raise sufficient Gross Offering Proceeds to achieve its objectives of owning a broadly diversified portfolio of Investments.

    o Each Partnership may lease a portion of its Equipment to Lessees formed under the laws of foreign countries or to other Lessees which conduct operations outside the United States for use exclusively outside the United States (or between foreign countries and the United States). In such cases, regulatory requirements of other countries governing Equipment registration, maintenance, liability of owners and lessors and similar considerations might reduce the value of the Partnership's Equipment in unanticipated ways. (See "RISK FACTORS--Partnership Risks and Investment Risks-- Risks Associated With Foreign Investments; Lack of U.S. Jurisdiction".)

   Federal Income Tax Risks:

    o Income and expenses of the Partnerships, due to their classification as "passive income" or "portfolio income," may not be able to be offset against other activities on an investor's income tax return.

    o Certain of each Partnerships investment transactions or deductions could be re-characterized which could result in loss of certain tax benefits associated with an investment in Units.

    o Each of the Partnerships may be treated as a "publicly-traded partnership" and therefore taxed at the partnership level as though it were a corporation with a second tax assessed against investors on Partnership distributions received by them.

Sources and Uses of Offering Proceeds and Related Indebtedness

      Not less than 80.40% of Gross Offering Proceeds will be used to make Investments assuming a Maximum Offering (75% assuming a Minimum Offering), 1% will be held in reserves (including working capital) and the balance will be applied to pay fees and expenses to the Sponsor and its Affiliates and to others involved in the Offering (19.60% assuming the Maximum Offering; 25% assuming the Minimum Offering). See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" for a breakdown of the General Partner's estimate as to how the capital it raises and a portion of the indebtedness it may employ will be used.

Compensation to the General Partner and Affiliates

    The Dealer-Manager (an Affiliate of the General Partner which will select the Selling Dealers and manage the Offering of Units) and the General Partner (which will acquire the assets for and manage the business of the Partnerships) will receive compensation for their services. The section of the Prospectus entitled "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES" details the estimated amount and range of each item of compensation payable to the Dealer Manager and the General Partner by the Partnerships. The most significant items of compensation are:

    o Approximately 19.60% of Gross Offering Proceeds (assuming a Maximum Offering) will be used to pay the costs of organizing each Partnership, offering the Units to the public and acquiring Partnership assets and, of such percentage, approximately 11.60% of Gross Offering Proceeds will be paid to the General Partner or an Affiliate and approximately 8.0% of Gross Offering Proceeds is expected to be paid to unrelated Selling
      Dealers. (See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS").

    o The General Partner will generally be entitled to receive a Management Fee of between 2% and 5% of annual gross rental payments (fee percentages for Leases are based on whether they are Full-Payout or Operating Leases) and 2% of payments on Financing Transactions.

    o The General Partner shall receive 1% and the Limited Partners 99% of each distribution of Distributable Cash From Operations and Distributable Cash From Sales until the Limited Partners have received total cash distributions in an amount equal to Payout (i.e., the time when each of the Limited Partners has received cash distributions in an amount equal to the sum of (i) his or her Capital Contribution plus (ii) an 8.0% cumulative annual return thereon, computed from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating cash actually distributed to such Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement.

    o After Payout distributions of Distributable Cash From Operations and Distributable Cash From Sales shall be 90% to the Limited Partners and 10% to the General Partner.

    o There are a number of other items of compensation and expense reimbursements that the General Partner may receive during the operation of the Partnerships. See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES".

Conflicts of Interest

      Each Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates.
   These conflicts may include, but are not limited to:

    o the lack of arm's length negotiations in determining compensation;

    o competition with other leasing programs sponsored by the General Partner or its Affiliates (including the other Partnership) for the acquisition, lease, financing or sale of Equipment;

    o competition with an Affiliate of the General Partner for the acquisition, lease, financing or sale of Equipment; and

    o competition with certain other leasing programs sponsored by the General Partner or its Affiliates for management services.

      In addition to the fiduciary duty that the General Partner owes to the Limited Partners, the Partnership Agreement contains certain provisions intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE PARTNERSHIP AGREEMENT".

Fiduciary Responsibility

      The General Partner will act as fiduciary to each Partnership. However, each Partnership will be obligated to provide certain indemnities to the General Partner, and, as detailed under "CONFLICTS OF INTEREST," the General Partner will be permitted to engage in certain activities that may involve a conflict of interest.

Other Offerings by the General Partner and its Affiliates

      The General Partner has sponsored, and is currently managing, seven other public leasing programs with objectives similar to those of the Partnerships. See "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES" for more detailed information concerning the Prior Public Programs (ICON Cash Flow Partners, L.P., Series A through Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven) and the Prior Performance Tables included in Exhibit B to this Prospectus for tabular and statistical data concerning the Prior Public Programs.

Management; Financial Statements of the General Partner and of the Partnership

      The sole General Partner of the Partnerships is ICON Capital Corp., a Connecticut corporation located at 600 Mamaroneck Avenue, Harrison, New York 10528 (telephone 914-698-0600). The General Partner will manage and control the affairs of the Partnerships. See "MANAGEMENT" for a description of the officers and other key personnel who will be responsible for the management of the Partnerships' business.

      The financial statements of the General Partner and of ICON Income Fund Eight A L.P. are located in the section of this Prospectus entitled "FINANCIAL STATEMENTS".

Federal Income Tax Considerations

      See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of significant federal income tax issues pertinent to the Partnerships. Such Section also contains a description of the legal opinion regarding federal income tax matters that the Partnerships will receive, which together with such opinion, addresses the material federal income tax issues which are expected to be of relevance to U.S. taxpayers who are individuals. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors, prior to their subscription, to determine special tax consequences of an investment to the Partnerships.

      The Partnerships have obtained an opinion from Day, Berry & Howard LLP, Tax Counsel to the General Partner, concerning the Partnerships' classification as partnerships for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership". The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS" have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel are of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures and judicial decisions.

Capitalization

      The section of this Prospectus entitled "CAPITALIZATION" details, in tabular form, the Partnerships' current and projected capitalization, after deduction of Sales Commissions, Underwriting Fees and the O & O Expense Allowance.

Summary of Partnership Agreements

      Each Partnership Agreement governs the relationship between the Limited Partners and the General Partner. Investors should be particularly aware that under either Partnership Agreement:

   (1) they will have limited voting rights;

   (2)their Units will not be freely transferable, and, even if transferable, can probably only be sold at a substantial discount; and

   (3)the fiduciary duty owed by the General Partner to the Limited Partners has been modified in recognition of its sponsorship of the Prior Public Programs so as to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one investment program.

      See "FIDUCIARY RESPONSIBILITY," "SUMMARY OF THE PARTNERSHIP AGREEMENT," "TRANSFER OF UNITS" and "REPORTS TO LIMITED PARTNERS" for further details.

Transfer of Units

      The transfer of Units in each Partnership is subject to restrictions contained in the Partnership Agreement for that Partnership which are primarily intended to avoid having the Partnerships be treated as a "publicly traded partnership" and thereby become subject to taxation as a corporation (see "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships"). As a result of such limitations, however, it is possible that a Limited Partner wishing to transfer Units might not be able to do so if the aggregate transfer limits of the Partnerships have been reached for such year. See the "TRANSFER OF UNITS" section of the Prospectus discusses the restrictions on transfer of Units in greater detail.

Plan of Distribution

      The Offering -- Each of the Partnerships is offering a minimum of 12,000 Units and a maximum of 750,000 units in each Partnership with a total maximum offering of $75,000,000 for each Partnership. Such offering is on a "best efforts" basis; that is, there is no guarantee that any specified amount of money will be raised. Units will be offered for sale by ICON Securities Corp. (the "Dealer-Manager") and NASD-member firms (the "Selling Dealers") which have entered into Selling Dealer Agreements with the Dealer-Manager.

      Offering Period -- The Offering of Units in each Partnership may be terminated in the discretion of the General Partner at any time. The Offering Period for Units is presently expected to have a termination date not later than twelve (12) months from the date of this Prospectus for ICON Eight A, and twelve (12) months thereafter for ICON Eight B; provided that the General Partner may, in its sole and absolute discretion, extend the offering of Units in each Partnership for a further period not more than an additional twelve (12) months. In no event may the Offering of the program extend beyond forty-eight (48) months from the date of this Prospectus. The General Partner has a reasonable period of time (generally not in excess of 5 business days) in which to conclude the closing of a Partnership after the termination of such Partnership's offering. The Offering Period may be terminated at the option of the General Partner at any earlier time. Further, after the first Partnership offering is terminated, the General Partner is not required to undertake the second Partnership offering. In most states, continued offering beyond one year after the effective date in such state is subject to approval by the applicable state securities authority. The Offering will terminate sooner than twenty-four (24) months if either (1) the General Partner terminates the Offering earlier or (2) subscriptions for the Maximum Offering of 750,000 Units per Partnership are received prior to the end of such period. The end of the Offering Period is also called the Termination Date. Subscriptions for Units will only be accepted from the date of this Prospectus until the Termination Date.Minimum Offering -- Unless each Partnership receives subscriptions for 12,000 Units prior to the completion of its Offering Period, no Units will be issued and all funds received in connection with the Offering (including accrued interest on Subscription Monies) will be promptly refunded. Although the General Partner and its Affiliates may purchase up to ten percent (10%) of the total Units purchased, not more than 600 of such Units may be included in determining whether the Minimum Offering has been achieved.

      Escrow Agent; Distribution of Escrow Interest -- All subscription payments for each Partnership, will be deposited and held in an interest-bearing escrow account with a national banking association (or another banking institution named by the General Partner in the event that such bank is unable to serve as escrow agent) until the earlier to occur of (i) the date on which the Minimum Offering (or $1,200,000 in subscriptions) have been received (exclusive of subscriptions from Pennsylvania residents) or (ii) twelve (12) months after the commencement of the Offering of each Partnership. Subscriptions from residents of Pennsylvania are subject to the further conditions that (1) each such subscription must be held in escrow until such time as at least $3,750,000 in subscriptions per Partnership (5% of the Maximum Offering of $75,000,000 per Partnership) have been received from all investors and (2) each Pennsylvania subscriber must be offered the opportunity to rescind his or her subscription if such condition has not been met, initially 120 days following the date his or her subscription is received by the Escrow Agent and every 120 days thereafter during the effective period of the offering in Pennsylvania. During the period that subscription monies are held in escrow, such funds will be invested in a savings or money-market account with the Escrow Agent and earn interest at the prevailing rates applicable to such accounts from the time on the subscription payments deposited with the Escrow Agent until the earlier of the date (i) the subscriber is admitted to the Program as a Limited Partner,
    (ii) in the case of Pennsylvania investors, at the end of the respective 120 day period following the Effective Date during which his subscription was received (during which period aggregate subscriptions of $3,750,000 per Partnership must be satisfied for such investor to be admitted as a Limited Partner or rescission of his subscription offered to him) or (iii) one year from the commencement of the Offering Period of the Partnership in question. The interest so earned will be paid to the subscriber upon his or her admission to a Partnership (or, if such subscriber is not admitted to a Partnership, when the subscription payments are returned). After the Initial Closing Date (see "--Closings"), subscriptions will be held in a special, segregated, interest-bearing subscription account of the Partnership pending each subsequent Closing (other than subscriptions from Pennsylvania investors, which will continue to be held in the Escrow Account until subscriptions for at least $3,750,000 of Units per Partnership have been received and the next Closing is held).

      Subscription -- Every investor must manually execute a Subscription Agreement in the form attached as Exhibit C hereto in order to purchase Units. By subscribing for Units, each investor will be deemed to have made all of the representations and warranties contained therein and will be bound by all of the terms of such Agreement and of the Partnership Agreement.

      Closings -- The initial Closing for each Partnership will be held after subscriptions for at least 12,000 Units have been received by the Escrow Agent, at which time subscribers for at least such number of Units may be admitted to that Partnership as Limited Partners. After the Initial Closing Date, each Partnership intends to hold daily Closings until the Offering is completed or terminated.

      Status of the Offering -- As of the date of this Prospectus, investors have not been admitted as Limited Partners to a Partnership.

Fiscal Year

    The fiscal year of each Partnership will end on December 31.

Glossary of Terms

    For definitions of certain terms used in this Prospectus, see Section 17 of the Partnership Agreement included as Exhibit A to this Prospectus.



                                 RISK FACTORS

-------------------------------------------------------------------------------

    The purchase of Units may be considered speculative and subject to certain risks. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider the following:

Operating Risks

    General. The Partnerships will engage in the business of equipment leasing and providing financing, which entail certain economic and other risks, including, but not limited to, the following: the risk of sharp changes in the market value or technological obsolescence of some or all of the types of Equipment that the Partnerships may lease or finance and the physical deterioration of such Equipment; the possibility of Lessee or User defaults;
fluctuations in general business and economic conditions; the adoption of legislation or regulations that may affect the cost, manner of operations, and titling and registration (when necessary) of certain of the Partnerships' Equipment. Many of the foregoing risks are outside the control of the Partnerships and may adversely affect their operating costs or revenues and the amounts of residual equipment values actually realizable by them. Such risks are further discussed below.

    Year 2000 Compliance. Most computer programs have been written using two digits rather than four to define the applicable year. As a result, the programs are not designed to make the transition to the year 2000. This computer software problem is commonly referred to as the "year 2000" issue. Computer programs with date-sensitive applications may, if not modified, fail or miscalculate dates, causing system failures, the inability to process transactions or other disruptions of operations. The Manager uses, and expects on behalf of the Fund to use, primarily third party software and is communicating with key software vendors to ensure that the systems used by the Manager and the Fund are not impaired by the year 2000 issue. The ultimate impact of the year 2000 issue on the Fund will depend to a great extent on the manner in which the issue is addressed by those businesses whose operational capability is important to the operation of the Fund. Each of these entities will have a material self interest in resolving any year 2000 issue. The General Partner does not expect the Fund to incur significant costs as a result of the year 2000 issue.

    Certain of the Prior Public Programs with Investment Objectives Similar to the Partnership have Experienced Unexpected Losses. As discussed in greater detail in the "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES" Section of this Prospectus at page 35 and as shown on TABLE III, three of the early Prior Public Programs, Series A, Series B and Series C, while under previous management experienced unexpected losses in 1991-92 due primarily to lessee bankruptcies.

Partnership Risks and Investment Risks

    Investments Unspecified. The Equipment to be purchased and the Leases and Financing Transactions to be entered into or acquired have not been determined as of the date of this Prospectus. The General Partner will have complete discretion in investing the Net Offering Proceeds and proceeds from
Partnerships' Indebtedness within the limits set forth under the caption "INVESTMENT OBJECTIVES AND POLICIES". In addition, because the Partnerships' Investments have not been specified, no one can make a judgment as to whether or not the investments to be made will result in investors receiving distributions sufficient to return their investment and/or profit thereon.


    Limited Voting Rights of Limited Partners. All decisions with respect to management of the Partnerships, including the determination as to which Equipment the Partnerships will purchase and which Leases and Financing Transactions each will enter into or acquire, will be made exclusively by the General Partner. The success of the Partnerships, to a large extent, will depend on the quality of the investment decisions made by the General Partner, particularly as it relates to the purchase of Equipment, the acquisition of Leases and Financing Transactions and the re-leasing and disposition of its Equipment. Limited Partners are not permitted to take part in the management of the Partnerships or the establishment of the Partnerships' investment objectives or policies. Accordingly, potential investors should not purchase Units unless they are willing to entrust all aspects of the management of the Partnerships to the General Partner.

    Generally speaking, only extraordinary matters, such as a proposed amendment to the Partnership Agreement, are required to be submitted for vote of the Limited Partners. For any matter submitted for vote of the Limited Partners, the Consent of the Majority Interest (more than 50% of the relevant Partnership's Interests) is required for approval. The Partnership Agreement provides that in determining the requisite percentage of Interests necessary for a vote concerning (i) the removal of the Sponsor as General Partner or (ii) any transaction between the Sponsor and the Program, any Interests owned by the Sponsor shall not be included. See Section 13.2 of the Partnership Agreement, "Limited Voting Rights of the Limited Partners".

   Investment Portfolio Composition. There can be no assurance as to the ultimate composition of the Partnerships' actual Investment portfolio, as there is no way of anticipating what types of Equipment, Leases and Financing Transactions will be available on reasonable terms at the times the Partnerships are ready to invest their funds. The General Partner may vary the Partnerships' Investment portfolios (although it is the General Partner's intention to invest all Net Offering Proceeds and Cash From Operations and/or Cash From Sales in Leases and Financing Transactions as described under the caption "INVESTMENT OBJECTIVES AND POLICIES") or may invest in Financing Transactions to a greater degree than currently anticipated. Net Offering Proceeds, in this instance, means the gross amount of Capital Contributions of all limited partners less underwriting fees, sales commissions and the O & O Expense Allowance payable by the Partnership.

   Residual Value of Equipment. With respect to Leases - as distinguished from Financing Transactions - a significant part of the value of any such transaction to the Partnerships is the potential value of the Equipment once the primary Lease term expires. Each investor's ultimate investment return from the Partnerships will depend, in part, upon the residual value of the Partnership's Equipment at the time of its sale or re-lease. The General Partner's ability to purchase Equipment at a favorable price is an important factor in maximizing its ultimate return on its investment in such Equipment. The extent to which this residual value can be realized will also depend to a significant extent on a) the ability of the General Partner to acquire Leases with lease agreements containing provisions which have the effect of preserving or enhancing the value of the Equipment upon its return by the Lessee to the Partnership in question at the expiration of the primary Lease term and b) the General Partner's ability to maximize the value of the Equipment in the market for used equipment such as the Equipment existing at such time. The residual value realized by the Partnerships will also depend, however, on factors beyond the control of the Partnerships such as the cost of new equipment similar to the Equipment at the time the Equipment is being remarketed by the Partnership in question, the extent to which technological developments during the Lease term have reduced to an unanticipated extent the market for used equipment such as the Equipment and the strength of the economy at such time.

   A Lack of Diversification of Investments Would Result if only the Minimum Offering were Raised. Each Partnership may begin operations with minimum capitalization of approximately $1,038,000 (after payment of estimated Sales Commissions, Underwriting Fees and O & O Expense Allowance totaling 13.50% or $162,000 of Gross Offering Proceeds). The ability of the Partnerships to diversify its Investments and their profitability could be adversely affected by the amount of funds at their disposal. To the extent that the minimum number of Units are sold, it is likely that the Partnerships would not be able to achieve as great a degree of diversification in their portfolio of Investments as would be possible with more capital to invest. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS".

   Losses Due to Lessee Bankruptcies. While the Partnership will use its diligent business efforts to avoid and minimize losses and to establish reserves for losses which are adequate and prudent, there can be no assurance that losses of the Partnership will not exceed such reserves due to conditions beyond the control of the General Partner. If the Partnership were to incur any such excess losses, the amounts otherwise distributable as a return of, and a return on, capital to the Limited Partners would be reduced in the absence of offsetting investment gains or cost savings by the Partnership.

   Investments in "Seasoned" Leases and "Used" Equipment. The General Partner expects it will invest a significant amount of the Net Offering Proceeds and proceeds of any Indebtedness in "seasoned" and/or "used" Equipment. (See "INVESTMENT OBJECTIVES AND POLICIES--General" and "--Equipment".) Purchasers of Units must therefore rely solely on the judgment and ability of the executive officers of the General Partner with respect to the selection of lessees, the purchase of Equipment, incurring Indebtedness, the negotiation of the terms of purchases of Equipment, Leases and Financing Transactions and other aspects of the Partnership's business and affairs. The General Partner will seek, and expects that it will be able in substantially all instances to obtain for the Partnership, representations from the sellers and lessees of all Equipment, including "seasoned" and "used" Equipment, that such Equipment has been maintained in compliance with the terms of the applicable Leases, that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such Leases and that the Equipment is in good operating condition and repair and the user has no defenses to, or offsets against, rents payable with respect to such Equipment as a result of the condition of the Equipment. The Partnership would have rights against the seller or user of such "seasoned" or "used" Equipment or both for any losses of the Partnership arising from their breach of such representations.

   Risks Associated with Investment in Options. The Partnerships may enter into transactions where the Partnerships acquire or enter into an option to purchase Equipment for a fixed price at a future date (typically at the end of the Lease Term encumbering the asset). In the event of the bankruptcy of the party granting the option or the Lessee in the underlying Lease, the option held by the Partnerships might be unenforceable and the price paid by the Partnerships might prove to be unrecoverable in whole or in part.

   Risks Associated with Lessee or User Default. If a Lessee or User defaulted on its payment obligations under a Lease or Financing Transaction, the relevant Partnership would need to repossess the Equipment in question or foreclose on such Equipment and/or other collateral securing such transaction. If the Partnership in question was then unable to sell or re-lease the foreclosed Equipment or collateral upon rental terms comparable to those under the original lease or were unable to repossess such Equipment or collateral promptly or at all, the relevant Partnership might realize a significant loss of anticipated revenues that may result in the inability of such Partnership to recover fully its investment in such Lease or Financing Transaction. In that regard, if a Lessee or User (meaning any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction) default occurs in connection with the bankruptcy of such Lessee or User, there could be a significant delay in the Partnership being able to recover possession of the Equipment in question which delay could, as noted in the preceding sentence, result in significant loss to the Partnership. In the event a Lease was partially financed with borrowed funds and there was a default by the Lessee, the entire value of the Equipment realized upon its repossession must first go to repay the related Lender and only after that had occurred would any of the remaining realized value be available for distribution to investors or reinvestment by the Partnership. In any such circumstance, it is possible that the Partnership's entire investment in the Investment would be lost.

   Risks Of Investment In Securitization Transactions. The Partnerships may invest in subordinated interests in special purpose entities formed to acquire pools of Leases and Financing Transactions. The pool of Leases and Financing Transactions owned by such a special purpose entity would typically consist of many hundreds of such transactions. A loss reserve is created based on historical data to account for the small percentage of these transactions projected to be in default over the life of the securitization. If the actual default experience of a special purpose entity in which a Partnership invested is worse than the loss reserve, the Partnership's return on its investment, or the investment itself, could be reduced or eliminated.

   Leveraged Investment--Increased Risk of Loss. It is expected that each Partnership will acquire a portion of their Investments for cash consideration and to acquire other Investments subject to existing (primarily non-recourse) indebtedness. The General Partner intends to use borrowings (or "leverage") from unaffiliated lenders to acquire additional Investments and generate additional Gross Revenues for the Partnerships. Typically, such borrowings are secured by a lien on the item of the Partnership's Equipment being financed and the related Leases. Such loans are generally, although not exclusively, non-recourse to the other assets of the Partnership. Although the use of borrowings permits the Partnership to acquire a greater number and variety of Investments, borrowings may also increase the Partnership's risk of loss. For example, if a Lessee defaults in the payment of rentals due under a Lease which has been assigned to a Lender, and if the Partnership is unable to sell or re-lease such Equipment or collateral upon rental terms comparable to those under the original Lease or is unable to repossess such Equipment or collateral promptly or at all, the Lender could foreclose on such Equipment and the Partnership could be unable to recover its Investment.

   It is also possible that the Partnership may, on occasion, find it necessary to borrow funds for use in operations (for example to upgrade Equipment so that it can be remarketed more effectively). There can be no assurance that, if the need to borrow funds for use in operations were to develop, financing would be available on terms satisfactory to the Partnership.

   A Portion of the Cash Distributions of the Prior Public Programs has been a Return of Capital. A portion of distributions made to date by the Prior Public Programs has been a return of investors' capital contributions. See Table III of the Prior Performance Tables for the Prior Public Programs which appear as
Exhibit B to this Prospectus. Subscribers will not acquire any ownership interest in any Prior Public Program and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in any such Prior Public Program (notwithstanding the similarity in investment objectives and intended operations of such Programs and the Partnership) or that the prior performance of any such Prior Public Program indicates the future results of operations of such Prior Public Program.

   Risks Associated with Foreign Investments; Lack of U.S. Jurisdiction. The Partnerships may lease a portion of their Equipment to lessees formed under the laws of foreign countries or to other Lessees for use exclusively outside the United States (or between foreign countries and the United States). In such cases, regulatory requirements of other countries governing equipment registration, maintenance, noise control and other environmental factors, liability of owners and lessors and other matters would apply. Use of different accounting or financial reporting practices in such countries may make it difficult to judge the risk that the Lessees and Users will maintain their financial viability for the entire term of the related Lease and Financing Transactions thereby creating the risk of default and the possible loss of a Partnership's investment in the related Lease and Financing Transactions. Foreign registries may permit the recordation of liens which would cloud the Partnership's title to its Equipment or may omit to record liens or charges permitted under the laws of such countries needed to ensure the relevant Partnership's interest in any such Investment. The recognition in foreign courts of judgments obtained in United States courts may be difficult or impossible to obtain and foreign procedural rules may otherwise delay such recognition. Political instability, changes in national policy, competitive pressures, fuel shortages, labor stoppages, recessions and other political and economic events adversely affecting world or regional trading markets of a particular foreign Lessee or User could also create the risk that a foreign Lessee would fail or be unable to perform its obligations to the Partnership. It may be difficult for a Partnership to obtain possession of Equipment used outside of the United States in the event of a default by the Lessee, or for a Partnership to enforce its rights under the related Lease or Financing Transaction. Moreover, foreign jurisdictions may confiscate or expropriate Equipment without paying adequate compensation. The use and operation of Equipment in a foreign jurisdiction will be subject to the tax laws of that jurisdiction, which may impose unanticipated taxes on the ownership of Equipment, or the income derived therefrom. The General Partner anticipates that the Leases and Financing Transactions will contain provisions requiring the Lessees and Users to reimburse the Partnerships for all taxes arising out of the use and operation of the Equipment and to maintain insurance covering the risks of confiscation of the Equipment by foreign countries.

   Changes in Currency Exchange Rates. Although the Partnerships expect that most of their Investments will require payment in U.S. dollars, payments under such Leases and/or Financing Transactions may be payable in foreign currency. To avoid the risks associated with changes in currency exchange rates the Partnerships will only purchase Equipment subject to Leases or Financing Transactions in which the rental payments are either U.S. dollar denominated or where a foreign exchange contract or letter of credit to assure the U.S. dollar value of the full Lease or Financing Transaction payment schedule has been purchased. In those circumstances where a Partnership acquires a residual interest in Equipment, the amount and timing of receipt of which is inherently unpredictable, it may be impossible to hedge a foreign currency exposure which could positively or adversely affect a Partnership's income from such a transaction as measured in U.S. dollars. It is possible that a country in which Equipment acquired by the Partnerships is operated or registered may subsequently impose regulations or restrictions upon the exchange or transfer of currency, so that payment in U.S. currency may be prevented.

   Risks Of Currency Hedge Contracts. A Partnership may enter into Leases or Financing Transactions pursuant to which it would receive periodic payments in currencies other than United States dollars. In such circumstance the Partnership may elect to enter into a hedge contract pursuant to which it would receive a fixed United States dollar equivalent of such payments regardless of subsequent fluctuations in the exchange rate between the two currencies. In the event of a disruption in the foreign currency payments due the Partnership from the Lease or Financing Transaction in question, due to the default by the related Lessee or User, the Partnership would probably be required to continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missing hedged payments at what might then be unfavorable exchange rates

   Risks of Joint Ventures. The Partnership Agreement permits the Partnerships to invest in Joint Ventures with other limited partnerships or investment programs sponsored by the General Partner and its Affiliates as well as programs sponsored by non-Affiliates. Joint Ventures will not permit the Partnerships indirectly to engage in activities which it cannot directly engage in as sole owner of any Investment under the terms of the Partnership Agreement. Investing in Joint Ventures rather than a direct investment in Leases or Financing Transactions may, under some circumstances, involve additional risks, including risks associated with the possibility that the Partnerships' co-investors might become bankrupt or that such co-investors may have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnerships. Among other things, actions by such a co-investor might have the result of subjecting Leases or Financing Transactions owned by the Joint Venture to liabilities in excess of those contemplated by the Partnerships or might have other adverse consequences for the Partnerships. It is possible that, if no one Person controls the Joint Venture, there will be a potential risk of impasse on decisions, including a proposed sale or other transfer of any Leases or Financing Transactions.

   Uninsured Losses. The Partnerships' Leases and Financing Transactions will generally require Lessees and Users to arrange, at their expense, for comprehensive insurance (including fire, liability and extended coverage) and to assume the risk of loss of the Equipment or the collateral securing the Leases and Financing Transactions, whether or not insured. When the Lessee or User is not required to provide such insurance, the Partnerships will obtain it at their own expense. However, there are certain types of losses (generally of a catastrophic nature such as those due to war or earthquakes) which are either uninsurable or not economically insurable. Should such a disaster occur with respect to Equipment or collateral securing the Leases and Financing Transactions a Partnership could suffer a total loss of its Investment.

   Risk of Loss of Equipment Registration. Aircraft and marine vessels are subject to certain registration requirements. Registration with the Federal Aviation Administration ("FAA") may be required for the operation of aircraft within the United States. Similarly, certain types of marine vessels must be registered with the United States Coast Guard prior to operation in the waterways of the United States and rolling stock and over-the-road vehicles may be subject to registration requirements. Failure to register or loss of such registration for these types of equipment could result in substantial penalties, the premature sale of such Equipment and the inability to operate and lease the Equipment.

   Rate of Limited Partner Cash Distributions Not Fixed. While it is the Partnerships' objective to make monthly cash distributions from net cash flows from operations, the General Partner may determine it is in the best interest of the Partnerships to change the amount of such cash flows which are distributed to the Limited Partners and reinvested in additional Investments. (See "Cash Distributions to Partners--Monthly Cash Distributions".)

   Return Difficult to Predict. The rate of monthly distribution may not equal the return on Investment. The initial rate of cash distribution has been arrived at by the General Partner using its experience to attempt to determine the sustainable rate of distribution during the Reinvestment Period. The actual return on the investment may be greater than or less than the rate of distribution. If during the Reinvestment Period the actual return is less than the rate of distribution, a portion of each such payment to limited partners would be a partial return of their Investment. Until all cash distributions from the operations of a Partnership and from sale of all its assets has been completed the final level of an investor's return on investment, if any, cannot be determined. There is no assurance that investors will achieve any specified rate of return on their respective capital contributions to the Partnerships and the total return on capital of each Partnership can only be determined at the termination of the Partnership after all residual cash flows (proceeds from sale and re-leasing of equipment after the initial and any subsequent lease terms have expired) have been realized (see "Cash Distributions to Partners--Monthly Cash Distributions").

   Decrease in Distributions during Liquidation Period. During the Liquidation Period of each Partnership, it is expected that distributions may sharply decrease relative to the annual cash distribution objectives for the Reinvestment Period, because as Investments are liquidated there will be fewer Leases and Financing Transactions available to generate cash from operations.

   Lack of a Secondary Market for Units; Restricted Transferability. The Units are limited partnership interests. In order to avoid treatment as a "publicly traded partnership," the Code and regulations promulgated thereunder by the Department of the Treasury of the United States impose severe limitations on the ability of the General Partner or the Partnerships to create or participate in a "secondary market" for Units. As a result of the foregoing, only a limited market for limited partnership interests, such as Units, currently exists. The ability of an owner of Units to sell or otherwise transfer such Units (other than at a substantial discount) is extremely limited. As a result, an investor must view an investment in the Partnerships as a long-term, illiquid investment. See "TRANSFER OF UNITS".

   Redemption Price for Units Not Equal to Capital Account Balance. Commencing with the second full quarter following the Final Closing Date, any Limited Partner (other than any Affiliated Limited Partner) may request that a Partnership redeem up to 100% of the Units held by such Limited Partner. A Partnership is under no obligation to do so. The redemption price payable in the event the General Partner determines in its sole discretion to redeem such Units has been unilaterally set. Such redemption price is set forth in "TRANSFER OF UNITS--Limited Right of Presentment for Redemption of Units". During the term of a Partnership, the redemption price may have no direct relationship to a Limited Partner's Capital Account at the time of a redemption. In the event a Limited Partner's interest in a Partnership is redeemed it is probable that the redemption price would provide a significantly lower value than the value realized by retaining the Limited Partner's interest in a Partnership.

   Liability of Limited Partners for Certain Distributions. A Limited Partner's personal liability for obligations of the Partnerships generally will be limited under the Delaware Act to the amount of such Limited Partner's Capital Contribution. Under the Delaware Act, a Limited Partner may be liable to return to a Partnership any amount distributed for a period of three years from the date of such distribution if such distribution causes the liabilities of the Partnership (other than Partnership liabilities to Partners on account of their partnership interests and non-recourse debt) to exceed the fair market value of the assets of such Partnership in the event the Limited Partner knew such facts at the time of such distribution.

   Conflicts of Interest. The Partnerships will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates which may arise during the life of the Partnerships. (See "CONFLICTS OF INTEREST".) Such conflicts may include:

    o the lack of separate legal representation and arm's length negotiations of the program agreements and of compensation payable to the General Partner;

    o the General Partner would realize a greater amount of Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed;

    o the Partnership Agreement does not prohibit the General Partner or its Affiliates from competing with a Partnership for Equipment acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the prior Programs;

    o because a deficiency in the amount of reserves relative to the Partnerships' contingent liabilities may expose the General Partner to potential liability to creditors of the Partnership, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to each Partnership's Reserve Account;

    o if the Partnership enters into a Joint Venture, the General Partner would have a fiduciary duty to the Partnerships and to any other partnerships sponsored by it which participate in the joint venture which may result in conflicts arising in determining when and whether to dispose of any jointly owned interest;

    o the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnerships or other programs sponsored by the General Partner or to its Affiliates;

    o due to affiliation with the General Partner, the Dealer-Manager's review and investigation of the Partnerships and the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager; and

    o as Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the Service to settle tax disputes and to thereby bind the Partnerships and the Limited Partners by such settlement. There is no assurance that such settlement will be in the best interest of any specific Limited Partner given his or her specific tax situation.

   Certain of such conflicts are affected by (i) the fiduciary duty that the General Partner owes to the Limited Partners and by (ii) provisions of the Partnership Agreement which are intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE PARTNERSHIP AGREEMENT".

   Participation of a Securities Sales Affiliate in this Offering. The Dealer-Manager is an Affiliate of the General Partner. As a result, the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

   General Partner Not Employed by Partnership Exclusively. The Partnerships will not employ their own full-time officers, directors or employees. The General Partner will supervise and control the business affairs of the Partnerships. The Partnerships will contract with the General Partner to manage the Partnerships' Investments. The officers and employees of the General Partner will devote to the Partnerships' affairs only such time as may be reasonably necessary to conduct its business. See "CONFLICTS OF INTEREST".

   Equipment Leases May be Subject to Usury Laws. Equipment leases have, on occasion, been held by the courts to be loan transactions subject to state usury laws. It is expected that all of the Financing Transactions will be treated as loan transactions by the Partnerships. It is anticipated that the Partnerships will structure their Leases and Financing Transactions so as to avoid application of the usury laws of the states in which it will conduct their operations. However, there can be no assurance that the Partnerships will be successful in doing so.

Federal Income Tax Risks and ERISA Risks

   Federal Tax Considerations in General. Although certain federal income tax aspects may be important in analyzing the attractiveness of an investment in the Partnerships' Units, prospective investors in the Partnerships should make an investment based primarily on economic rather than tax factors. While the Partnerships have obtained an opinion of Tax Counsel as to various tax matters and Tax Counsel has reviewed the "FEDERAL INCOME TAX CONSEQUENCES" Section of this Prospectus for accuracy, that opinion and such review is limited largely to those tax matters believed to be material to an individual taxpayer. Furthermore, such tax opinion is subject to certain assumptions concerning the future operations of the Partnerships (which may vary from such assumptions) and is not binding on the Internal Revenue Service (the "Service"). In addition, no ruling has been or will be sought from the Service on any federal income tax issue. Because of such facts and because each investor's other income and expenses may materially affect the tax consequences of an investment in Units, there can be no assurance that the tax consequences described in this Prospectus will be obtained by every investor. Prospective investors and their advisors should, therefore, not only carefully review the "FEDERAL INCOME TAX CONSEQUENCES" Section of this Prospectus, but should also carefully review their own particular circumstances. Many of the tax consequences described herein are unclear because of the passage in recent years of major tax legislation, which has not been interpreted through Treasury Regulations, published administrative positions of the service or court decisions. Availability of the tax benefits described herein may be challenged by the Service upon audit of any tax return of the Partnerships. Any adjustment to any tax return of the Partnerships as a result of an audit could also result in adjustments to the income tax returns of the Limited Partners, and might result in an examination of such returns for items unrelated to the Partnerships, or an examination of such returns for prior years. The Limited Partners could incur substantial legal and accounting costs in contesting any Service challenge, regardless of the outcome. No Partnership will reimburse any Limited Partner for any individual legal and accounting expenses incurred by such Limited Partner with regards to any examination of such Limited Partner's income tax return. Nor will a Partnership represent a Limited Partner in connection with an audit by the Service of items unrelated to the Partnership (see "FEDERAL INCOME TAX CONSEQUENCES -Audit by the Service".)

   Risk of Partnership Status. The Service may successfully contend that a Partnership should be treated as a "publicly traded partnership" ("PTP") that is treated as a corporation for federal income tax purposes rather than as a partnership. In such event, substantially all of the possible tax benefits (primarily non-taxation of a Partnership and a pass-through to investors of all income and losses) of an investment in a Partnership could be eliminated. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships". If a Partnership were treated as a PTP, the following results would occur: (a) losses realized by a Partnership would not pass through to Partners, (b) a Partnership would be taxed at income tax rates applicable to corporations, and (c) distributions to the Partners would be taxable to them as dividend income to the extent of current and accumulated earnings and profits. In order to minimize the possibility of PTP treatment for a Partnership, Section 10 of the Partnership Agreement provides for restrictions on transfers of Units by incorporating certain "safe harbor" tests specified in Treasury Regulations.

   Risk of Tax Treatment of Leases as Sales or Financings. Although the General Partner expects that with respect to each Lease the Partnerships will be treated, for federal income tax purposes, as the owner and lessor of the Equipment, it is possible that the Service may challenge some or all of the Partnerships' Leases and assert that they are properly characterized as sales or financings for federal tax purposes. Such treatment would result in the loss of cost recovery deductions by the Partnerships with respect to the Equipment subject to such Leases. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases".

   Tax Liability From Operations And Sales or Other Dispositions. The tax liability of Limited Partners may materially exceed net income for financial reporting purposes. The General Partner expects that taxable income for each year will generally, if not always, be less than cash distributions for the same year. However, the sale or other disposition of a Unit or Partnerships' property may result in Limited Partners realizing federal income tax liabilities that exceed the amount of cash (if any) realized from such sale or other disposition.

   Audit of Partnership Return. An audit of a Partnership's information return may lead to an audit of income tax returns of Limited Partners which could lead to adjustments of items unrelated to a Partnership.

   Limitations on the Deduction of Losses. The ability of individuals, trusts, estates, personal service corporations and certain other closely-held corporations to deduct losses generated by the Partnerships is limited to the amounts such investors have "at risk" in the activity, i.e., generally the amount paid for their Units plus any profit allocations, reduced by loss allocations and distributions. Additionally, such investors are subject to restriction on the deductibility of losses attributable to certain "passive activities". The Partnerships' operations will constitute "passive activities". Such investors can only use "passive losses" to offset "passive income" in calculating tax liability. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitations".

   Risk of Allocation of Profits and Losses. Allocations of Profits or Losses between the General Partner and Limited Partners might be successfully challenged by the Service if they did not have substantial economic effect or were not made in accordance with the "interests" of the Partners. If such a challenge were upheld, taxable income and loss might be reallocated, resulting in the Limited Partners being allocated more taxable income or less loss than that allocated to them under the Partnership Agreement. To avoid such a challenge, the Partnership Agreement includes provisions regarding "special allocations" and "curative allocations" to comply with the applicable requirements of Treasury Regulations. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses".

   Risk of Unrelated Business Taxable Income. Investors that are entities customarily exempt from federal income taxation on their income, such as qualified corporate pension, profit sharing and stock bonus plans, including Keogh Plans ("Qualified Plans"), IRAs and certain charitable and other organizations described in Section 501(c) of the Code, are nevertheless subject to "unrelated business tax" under the Code on "unrelated business taxable income" ("UBTI"). Such entities are required to file federal income tax returns if they have total UBTI from all sources in excess of $1,000 per year. The Partnerships' leasing income and certain other income of the Partnerships will generally constitute UBTI taxable to such entities. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations".

   Risk of Determination of Equitable Owner of Properties. The Partnerships and Joint Ventures in which they invest will be entitled to cost recovery, depreciation or amortization deductions with respect to their properties only if they are considered to be the equitable owners of the Partnerships' properties for federal income tax purposes. The determination of who is the equitable owner is based on many factors. If the Partnerships were deemed not to be the equitable owner of its Equipment and other properties, it would not be entitled to cost recovery, depreciation or amortization deductions, and the character of Partnerships' leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases" and "--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation".

   Foreign Investors Should be Aware. Foreign investors should be aware that income from the Partnerships may be subject to United States federal income tax withholding. Such investors may also be required to file United States federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors".

   Additional Taxes and Reporting Obligations. Limited Partners may be required to pay various taxes in connection with an investment in the Partnerships, such as the alternative minimum tax ("AMT"). Each Limited Partner is expected to be allocated a ratable share of "tax preference items" and the operations of the Partnerships may give rise to other adjustments which could increase a particular investor's AMT. AMT is treated in the same manner as the regular income tax for purposes of payment of estimated taxes. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax".

   Limited Partners also may be subject to state and local taxation, such as income, franchise or personal property taxes in the state in which they are a resident, as a result of their Partnership investment. A Partnership's use of Equipment outside the United States might also subject the Partnership or Limited Partners to income or other taxation in foreign countries.

   ERISA Risks. Under certain circumstances, ERISA and the Code, as interpreted by the Department of Labor, will apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets". Under certain circumstances, an investment in Units may not be an appropriate investment for Qualified Plans or IRAs due to such interpretations. Fiduciaries of Qualified Plans and IRAs, in consultation with their advisors, should carefully consider: (1) whether an investment in Units is consistent with their fiduciary responsibilities and (2) the effect of the possible treatment of assets if the Partnerships' underlying assets are treated as "plan assets". See "INVESTMENT BY QUALIFIED PLANS".

   THE FOREGOING IS A SUMMARY OF THE SIGNIFICANT FEDERAL INCOME TAX RISKS RELATING TO A PURCHASE OF UNITS AND THE FORMATION AND PROPOSED OPERATIONS OF THE PARTNERSHIPS. THE RISKS DESCRIBED ABOVE AND THE OTHER SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE OF UNITS ARE FURTHER DESCRIBED IN "FEDERAL INCOME TAX CONSEQUENCES".

   VARIOUS TAX RULES INCLUDING, WITHOUT LIMITATION, STATE, LOCAL AND FOREIGN TAXES, THE ALTERNATIVE MINIMUM TAX, THE 'AT-RISK,' PASSIVE LOSS AND INVESTMENT INTEREST LIMITATIONS, AND THE UNRELATED BUSINESS INCOME TAX RULES PRODUCE TAX EFFECTS THAT CAN VARY BASED ON A LIMITED PARTNER'S PARTICULAR CIRCUMSTANCES. THEREFORE, PROSPECTIVE LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES OF AN INVESTMENT IN UNITS.



        SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS


   The following tables set forth the General Partner's best estimate of the use of the Gross Offering Proceeds from the sale of the Minimum Offering ($1,200,000) and the Maximum Offering ($75,000,000) for each Partnership. Because the Partnerships have not made any acquisitions, certain of the amounts below cannot be precisely calculated at the present time and may vary substantially from these estimates. As shown below, it is projected that 80.40% of Gross Offering Proceeds will be used to make investments in Leases and Financing Transactions (assuming a Maximum Offering). See footnote 7 to the following table.


                     Minimum Offering                          Maximum Offering
                            Dollar                   Dollar
                  Amount per Partnership     %(1)            Amount     per
Partnership       %(1)

Gross Offerings Proceeds (2)$1,200,000             100.00%$75,000,000
100.00%

Expenses:
Sales Commissions (3) (96,000)    (8.00%)   (6,000,000)     (8.00%)
Underwriting Fees (4) (24,000)    (2.00%)   (1,500,000)     (2.00%)
O & O Expense Allowance (5)(42,000)(3.50%)  (1,875,000)     (2.50%)
Public Offering Expenses(162,000)(13.50%)   (9,375,000)    (12.50%)

Acquisition Fees (attributable to
 Offering Proceeds and
 Borrowings)(6)      (138,000)   (11.50%)   (5,328,102)     (7.10%)

Gross Offering Proceeds
Available for Investments(7)$900,000                75.00%$60,296,898   80.40%


(1)All percentages shown in the table above are percentages of Gross Offering Proceeds.

(2)Does not include $1,000 in cash contributed by both the Original Limited Partner and the General Partner to each Partnership at the time of its formation. Upon the Initial Closing of each Partnership, the Original Limited Partner will withdraw from such Partnership and his capital contribution of $1,000 will be refunded.

(3)Each Partnership will pay to participating broker-dealers a Sales Commission of $8.00 per Unit sold (8% of Gross Offering Proceeds), except that no Sales Commission will be paid in respect of Units sold to Affiliated Limited Partners. The General Partner expects that substantially all Sales Commissions will be paid to unaffiliated Selling Dealers.

(4)Each Partnership will pay the Dealer-Manager an Underwriting Fee equal to $2.00 for each Unit sold (2.0% of Gross Offering Proceeds) for managing the Offering of Units and to reimburse, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor.


(5)Each Partnership will pay the General Partner an O & O Expense Allowance equal to $3.50 for each Unit sold (3.5% of Gross Offering Proceeds) if the Offering results in Gross Offering Proceeds of $25,000,000 or less. The General Partner will reduce the percentage of O & O Expense Allowance payable to it by the Partnership from 3.5% to 2.5% for Gross Offering Proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for Gross Offering Proceeds exceeding $50,000,000. The O & O Expense Allowance will be paid on a non-accountable basis, which means that such compensation may be less than, or greater than, the actual costs and expenses paid by the General Partner and the Dealer-Manager in (a) organizing the Partnerships and offering Units for sale (which may include advertising and promotional expenses incurred in preparing the Partnerships for registration and subsequently offering and distributing the Units to the public--the "Organizational and Offering Expenses") and (b) fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of Gross Offering Proceeds or (b) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. The General Partner has agreed in the Partnership Agreement to pay all Organizational and Offering Expenses in excess of those previously noted, in the aggregate, without recourse to, or reimbursement from, the Partnerships. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "PLAN OF DISTRIBUTION".

(6)The amounts and percentages shown in the column entitled Minimum Offering represent for the Minimum Offering the maximum Acquisition Fees which are payable from Gross Offering Proceeds. The amounts and percentages shown in the column entitled Maximum Offering represent for the Maximum Offering the minimum Acquisition Fees which are payable from Gross Offering Proceeds. The amounts and percentage shown are computed by multiplying 3.0% by the total purchase price of Investments purchased with both Capital Contributions and with borrowings and the result is then reduced to the amounts and percentages shown on the foregoing chart.

(7)Each Partnership intends to establish an initial Reserve equal to 1.0% of Gross Offering Proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.



              COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES


   The following table discloses in summary fashion the forms and estimated amounts of all compensation or distributions which may be paid, directly or indirectly, by the Partnerships to the General Partner and its Affiliates. Some of such compensation will be paid regardless of the success or profitability of the Partnerships' operations. The following compensation was not determined by arm's-length negotiations.

   Notwithstanding the fact that some of the compensation disclosed below may vary in amount from the amounts projected, the total amounts of compensation payable to all Persons, including the General Partner, is limited by provisions of the Partnership Agreement and the requirements of (a) the NASAA Guidelines, which include specific maximum sponsor compensation and minimum use of proceeds requirements and (b) the NASD's Conduct Rules (which limit selling compensation).

                              Organization and
                               Offering Stage
Form  of   (and   Entity                           Estimated Dollar Amount
Receiving) Compensation    Method of Compensation

Underwriting          Fees                         A  minimum  of  $24,000
(payable to ICON 2.0% ($2.00 per Unit) if the Minimum Securities Corp., the of the Gross Offering Offering of 12,000
"Dealer-Manager")          Proceeds  on all  Units Units   is   sold   per
                           sold.                   Partnership    and    a
                                                   maximum  of  $1,500,000
                                                   if     the      Maximum
                                                   Offering   of   750,000
                                                   Units   is   sold   per
                                                   Partnership.

Sales Commissions 8.0% ($8.00 per Unit) Not determinable at (expected to be paid of the Gross Offering this time.
primarily    to    Selling Proceeds  of all  Units
Dealers  with a de minimis sold,  except for Units If all Units  sold were
amount   expected   to  be sold   to    Affiliated sold       by       the
paid  to  ICON  Securities Limited       Partners, Dealer-Manager   (which
Corp.)                     which  shall be sold on is  actually   expected
                           a    net    of    Sales to   sell   only  a  de
                           Commission basis.       minimis    number    of
                          Units), the maximum amount of
                           Sales Commissions that the
                                                   Dealer-Manager  could receive
                                                   would  be   $96,000   if  the
                                                   Minimum  Offering  of  12,000
                                                   Units is sold per Partnership
                                                   and $6,000,000 if the Maximum
                                                   Offering of 750,000  Units is
                                                   sold per Partnership, in each
                                                   case    calculated    without
                                                   giving   effect  to  possible
                                                   reduction   of   such   Sales
                                                   Commissions  not  payable for
                                                   Units purchased by Affiliated
                                                   Limited Partners, if any.

O & O Expense Allowance 3.5% ($3.50 per Unit) Not determinable at (payable to ICON Capital of the first this time. Corp., the "General $25,000,000 of each Partner", or the Unit sold for Gross A minimum of $42,000 Dealer-Manager, or both, Offering Proceeds; if the Minimum for Organizational and 2.5% ($2.50 per
Unit) Offering of 12,000 Offering Expenses) of each Unit sold for Units is sold per
                           Gross          Offering Partnership    and    a
                           Proceeds  in  excess of maximum  of  $1,875,000
                           $25,000,000   but  less if     the      Maximum
                           than  $50,000,000;  and Offering   of   750,000
                           1.5%  ($1.50  per Unit) Units   is   sold   per
                           for   Gross    Offering Partnership.
                           Proceeds      exceeding
                           $50,000,000.        The
                           General   Partner   has
                           agreed      in      the
                           Partnership   Agreement
                           to      pay      actual
                           Organizational      and
                           Offering  Expenses  for
                           this  Offering  to  the
                           extent  such   expenses
                           exceed   the   O   &  O
                           Expense Allowance.

                           The General Partner will pay or advance the bona fide due diligence fees and expenses of the Dealer-Manager and actual and prospective Selling Dealers on a fully accountable basis from such Allowance up to, but not in excess, of the lesser of the maximum amount payable under the NASD Conduct Rules, or 1/2 of 1% of Gross Offering Proceeds per Unit with respect to each Partnership payable to the Dealer-Manager.
                               Operational Stage

Form  of  (and   Entity
Receiving) Compensation    Method of Compensation  Estimated Dollar Amount

Acquisition  Fee (payable  3.0%    of   (a)    the The    total   of   all
to ICON Capital Corp.)     purchase  price paid by Acquisition  Fees  paid
                           the  Partnership to the to the General  Partner
                           seller  of each item of and   to   any    other
                           Equipment  acquired  or Persons  over  the life
                           residual          value of   each   Partnership
                           interest  acquired,  in will  not   exceed  the
                           each case  inclusive of lesser  of  (a)  15% of
                           debt     incurred    or Gross          Offering
                           assumed  or debt  which Proceeds   or   (b)  an
                           would  be   assumed  if aggregate        amount
                           the  option to  acquire which,   together  with
                           a    residual     value other  Front-End  Fees,
                           interest           were does  not   exceed  the
                           immediately   exercised maximum    amount    of
                           and (b)  the  principal Front-End          Fees
                           amount      of     each allowable         under
                           Financing   Transaction Section IV.C.2.  of the
                           entered     into     or NASAA Guidelines.
                           acquired     by     the
                           Partnership.(1)         Total  Acquisition Fees
                                                   would  equal  11.5%  of
                                                   Gross          Offering
                                                   Proceeds            per
                                                   Partnership         (or
                                                   $138,000     if     the
                                                   Minimum   Offering   of
                                                   12,000  Units  is  sold
                                                   per   Partnership)  and
                                                   7.10%      of     Gross
                                                   Offering  Proceeds  per
                                                   Partnership (
                                                    or  $5,328,102  if the
                           Maximum Offering of 750,000
                                                   Units is sold per Partnership
                                                   .)).

                                                   In          calculating
                                                   Acquisition  Fees, fees
                                                   payable    by   or   on
                                                   behalf      of     each
                                                   Partnership          to
                                                   unaffiliated    finders
                                                   and  brokers   will  be
                                                   deducted           from
                                                   Acquisition        Fees
                                                   otherwise   payable  to
                                                   the  General   Partner.
                                                   No      finder's     or
                                                   broker's  fees  may  be
                                                   paid  to any  Affiliate
                                                   of the General Partner.

                                                   Acquisition   Fees  are
                                                   required  to be reduced
                                                   or   refunded   if  the
                                                   Partnerships'
                                                   Investment           in
                                                   Equipment  is less than
                                                   the  greater of (i) 80%
                                                   of the Gross Offering





(1)Total Acquisition Fees paid from all sources is limited to 3.0% of Gross Offering Proceeds, an amount equal to the lesser of (a) 15.0% of Gross Offering Proceeds or (b) the difference between (i) the maximum Front-End Fees allowable under the NASAA Guidelines and (ii) all other Front-End Fees (i.e., Sales Commissions, Underwriting Fees and the O & O Expense Allowance, which total 13.5% of Gross Offering Proceeds). Pursuant to the NASAA Guidelines, the maximum Front-End Fees which the Partnership may pay is 20% of Gross Offering Proceeds (if no debt is employed by the Partnership to acquire its Investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of the cost of the Partnership's
   Investments) so utilized. As a result, if the Partnership utilized indebtedness equal to 67% of the cost of the Partnership's Investments, the Partnership would be able to pay total Front-end Fees equal to 19.60% of Gross Offering Proceeds and Acquisition Fees would be limited to 7.5% of Gross Offering Proceeds.


Form  of   (and   Entity   Method of Compensation  Estimated Dollar Amount
Receiving) Compensation
                           Proceeds reduced by .0625%
                            for each 1% of borrowings
                          encumbering the Partnerships'
                          Equipment, or (ii) 75% of the
                          Gross Offering Proceeds. See
                          "SOURCES AND USES OF OFFERING
                                                   PROCEEDS      AND     RELATED
                                                   INDEBTEDNESS".

Management     Fee     for The lesser of:          Not   determinable   at
actively    managing   the                         this time.
leasing,       re-leasing, (i)(a)   5%  of   gross
financing and  refinancing rental   payments  from The   General   Partner
of Partnership  Leases and Operating        Leases has      agreed      to
Financing     Transactions (except       Operating subordinate    (without
(payable  to  the  General Leases   (if  any)  for interest)  its  receipt
Partner)                   which        management of monthly  payments of
                           services  are  performed  the  Management  Fees to by
                           non-affiliates   the  Limited   Partners'  under  the
                           supervision receipt of the First of the General Partner Cash Distributions for which 1% of annual until the earlier of gross rental payments (1) receipt by the shall be payable), Limited Partners, of
                                                   all     accrued     but
                           (b) 2% of gross  rental previously  unpaid, and
                           payments    and    debt current,   installments
                           service  payments  from of      First      Cash
                           Full-Payout      Leases Distributions   (as  so
                           with     net      lease limited)     or     (2)
                           provisions,    2%    of expiration    of    the
                           annual gross  principal Reinvestment    Period.
                           and  interest  payments Any Management  Fees so
                           from          Financing deferred     will    be
                           Transactions       (see deferred        without
                           "INVESTMENT  OBJECTIVES interest   during   the
                           AND     POLICIES--Leases Reinvestment     Period
                           and           Financing until    the    Limited
                           Transactions--Financing Partners  have received
                           Transactions"),         the  previously  unpaid
                                                   portion  of First  Cash
                           (c)  and  7%  of  gross Distributions
                           rental   payments  from described     in    the
                           Equipment  operated  by preceding sentence.
                           the    Partnership   as
                           provided    in    NASAA Management         Fees
                           Guidelines      Section payable   with  respect
                           IV.E.4(2), or           to          Investments
                           acquired by the Partnership
                                                   prior to the  effective  date
                                                   of  the   withdrawal  of  the
                                                   General  Partner shall remain
                                                   payable   to   the    General
                                                   Partner  notwithstanding  any
                                                   such  withdrawal  as and when
                                                   the Partnership  receives the
                                                   rental   proceeds  from  such
                                                   Investments    creating   the
                                                   obligation    to   pay   such
                                                   Management Fees.









(2) If the General Partner provides both equipment management and additional services, relating to the continued and active operation of program Equipment, such as on-going marketing and re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for the Partnerships' Equipment and similar services, it may charge the Partnerships a management fee not to exceed 7.0% of the gross rental payments from Equipment operated by the Partnerships.

Form  of  (and  Entity
Receiving) Compensation    Method       of         Estimated   Dollar
                           Compensation            Amount

                           (ii)  management  fees which are  competitive  and/or
                           customarily   charged  by  others  rendering  similar
                           services as an ongoing public activity in the same
Distributable  Cash From   geographic   location
Operations        (share   for           similar   Not  determinable  at
distributable   to   the   equipment         and   this time.
General Partner)           Financing
                           Transactions.

                           Prior    to    Payout
                           (i.e.  the time  when
                           cash    distributions
                           in  an  amount  equal
                           to  the  sum  of  the
                           Limited     Partners'
                           (i)           capital
                           contributions     and
                           (ii)      an     8.0%
                           cumulative     annual
                           return       thereon,
                           compounded     daily,
                           have   been    made),
                           distributions      of
                           Distributable    Cash
                           From       Operations
                           shall  be made 99% to
                           the Limited  Partners
                           and    1%   to    the
                           General      Partner.
                           After         Payout,
                           distributions      of
                           Distributable    Cash
                           From       Operations
                           shall be  tentatively
                           attributed   90%   to
                           the Limited  Partners
                           and    10%   to   the
                           General Partner.


Distributable  Cash From   Prior    to    Payout   Not  determinable  at
Sales             (share   (i.e.  the time  when   this time.
distributable   to   the   cash    distributions
General Partner)           in  an  amount  equal
                           to  the  sum  of  the
                           Limited     Partners'
                           (i)           capital
                           contributions     and
                           (ii)      an     8.0%
                           cumulative     annual
                           return       thereon,
                           compounded     daily,
                           have   been    made),
                           distributions      of
                           Distributable    Cash
                           From  Sales  shall be
                           made   99%   to   the
                           Limited  Partners and
                           1%  to  the   General
                           Partner.        After
                           Payout,
                           distributions      of
                           Distributable    Cash
                           From       Operations
                           shall be  tentatively
                           attributed   90%   to
                           the Limited  Partners
                           and    10%   to   the
                           General Partner.

Form  of   (and   Entity
Receiving) Compensation    Method of Compensation  Estimated Dollar Amount

Subordinated Remarketing With respect to sales Not determinable at Fee for arranging the of the Equipment and this time.
sale of the  Partnerships' of    the     Financing
Equipment   and   of   the Transactions,         a
Partnerships'    Financing Subordinated
Transactions  (payable  to Remarketing         Fee
the General Partner).      payable to the  General
                           Partner in an amount equal to the lesser of (i) 3.0% of the contract sales price for the Partnerships'
                           Investments (as defined in the Glossary), or (ii) one-half the normal competitive commission charged by unaffiliated parties for such services in light of the size, type and location of the Leases and Financing Transactions. No Subordinated Remarketing
                           Fee will accrue or be payable with respect to any portion of Cash From Sales which is reinvested in additional Partnership Investments. Payment of such Subordinated Remarketing Fee will be deferred until after Payout and will be made without interest.

Reimbursement          for Subject      to     the Not   determinable   at
out-of-pocket  Acquisition limitations   contained this time.
Expenses  incurred  by the in  Section  6.4 of the
General     Partner    and Partnership  Agreement,
Affiliates        directly the  Partnership   will
attributable     to    the reimburse  the  General
acquisition  of  Equipment Partner     and     its
(payable  to  the  General Affiliates  for certain
Partner  and   Affiliates) expenses   incurred  by
(3)                        them   in    connection
                           with the  Partnership's
                           operations.

              Interest in Partnership Profits or Losses

Partnerships' Profits and The General Partner Not determinable at Losses for Tax Purposes will be allocated this time.
(share  allocable  to  the shares      of      the
General Partner)           Partnerships'   Profits
                           and   Losses   for  Tax
                           Purposes           that
                           generally   approximate
                           its       share      of
                           Distributable      Cash
                           From  Operations and of
                           Distributable      Cash
                           From     Sales.     See
                           "FEDERAL   INCOME   TAX
                           CONSEQUENCES--Alloca-tions
                           of Profits and Losses."

(3) In the event the General Partner or an Affiliate purchases Equipment with its own funds in order to facilitate the later purchase by a Partnership or borrows on behalf of a Partnership for any Partnership purpose, the General
Partner or such Affiliate will be entitled to receive interest on the funds expended for such purpose on behalf of the Partnership until the purchase by the Partnership of such Equipment or other repayment of the loan. Interest will be paid at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area.

   As described in the above table, the General Partner will reduce the percent of O & O Expense Allowance payable to it by the Partnership from the 3.5% of Gross Offering Proceeds of $25,000,000 or less to 2.5% for Gross Offering Proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for Gross Offering Proceeds exceeding $50,000,000. on a non-accountable basis (exclusive of Sales Commissions) whether or not incurred. Such Organizational and Offering Expenses include, but are not limited to, legal, accounting and printing costs, and filing and qualification fees and disbursements, bona fide due diligence fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers up to an aggregate amount equal to the lesser of one-half of 1% of Gross Offering Proceeds or the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rulesand expenses for salaries and direct expenses of officers and directors of the General Partner while directly engaged in organizing the Partnerships and registering the Units. The General Partner has agreed to pay any amount by which such O & O Expense Allowance exceeds the foregoing.

   As described in the above table, the General Partner will be entitled to receive Acquisition Fees from the Partnerships for evaluating, selecting, negotiating and closing the acquisition of the Partnerships' Equipment and entering into Financing Transactions. In addition, sellers of Equipment to the Partnerships may pay fees to brokers or finders representing such sellers, but in no event may such brokers or finders include the General Partner or any of its Affiliates.

   Acquisition Fees payable by the Partnerships to the General Partner will equal the sum of 3.0% of (a) the aggregate purchase price paid for all items of Equipment acquired by the Partnerships and (b) the aggregate principal amount of Financing Transactions entered into by the Partnerships with unaffiliated Users, subject to certain conditions and limitations specified in the Partnership Agreement. The Acquisition Fees presented under the caption "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" are calculated assuming that, on average, total indebtedness will equal 67% of the Purchase Price of all of the Partnership's Investments.

   The General Partner has agreed to limit maximum permitted Partnership borrowings during the Offering Period in the event Gross Offering Proceeds exceed $25,000,000; the reduction will be pro rata from the 80% permitted borrowings if Gross Offering Proceeds do not exceed $25,000,000 to an aggregate of 67% if a Maximum Offering involving Gross Offering Proceeds of $75,000,000 are realized by the Partnership. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership. To the extent that such limitation is not otherwise satisfied, the Acquisition Fees payable or paid to the General Partner by the Partnerships will be reduced or refunded by the General Partner to the Partnerships to the extent necessary to comply with such limitation. Any such refund shall bear interest calculated at a rate of 1% per month if such refund is not made within 30 days after the end of any calendar quarter in which the Partnerships' Investment in Equipment fails to satisfy such minimum investment.

   In addition to the O & O Expense Allowance, the Partnerships will reimburse the General Partner and its Affiliates for (1) the actual costs to them of goods and materials used for or by the Partnerships and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of the Partnerships' Leases and Financing Transactions incurred prior to the time that each Partnership has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of a Partnership, not in excess of the lesser of the General Partner's (or Affiliate's) costs or 90% of the costs which a Partnership would be required to pay to independent parties for comparable services. Each Partnerships' Annual Reports to its Limited Partners will provide a breakdown of services performed by, and amounts reimbursed to, the General Partner and its Affiliates.

   Assuming the sale of 750,000 Units in a twelve (12) month period, the General Partner estimates that it would incur the following expenses which would be potentially eligible to be reimbursed by the Partnerships at the end of such period pursuant to the NASAA Guidelines and section 6.4(i) of the Partnership Agreement (subject to the limitations on such reimbursements described below):

    Salaries and benefits:
    Accounting staff$150,000
    Professional staff270,000
    Secretarial staff90,000
    Investor relations staff   150,000
    Computer and equipment     90,000
    Maintenance     30,000
    Total         $780,000


   Section 6.4(i) of the Partnership Agreement provides limitations on types and annual amounts of eligible expenses of the Partnerships which may actually be paid by the Partnerships. No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement (except as permitted under Section 6.4(i) of the Partnership Agreement) shall be:

   (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the Sponsor or any Affiliate thereof; and

   (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified provided in such Section 6.4(i)).

   In addition to the foregoing limitations, the reimbursement for administrative expenses authorized by such Section 6.4(i) which is made in any year during the Reinvestment Period may not exceed the sum of (a) 2.0% of the Partnerships' Gross Revenues (excluding any Cash From Sales) for such year plus
(b) the excess (if any) of such expense reimbursement limitation for all prior years over the amounts of such expenses actually reimbursed by the Partnerships for such prior years. To the extent that the total of such expenses which are actually incurred in any year exceed the amount which is actually reimbursed for such year, the unreimbursed expenses will be accrued and may be paid to the General Partner, without interest thereon, in any succeeding year for which the administrative expenses are less than such year's expense reimbursement limitation.

   While a Partnership is not permitted to pay any remuneration to any officer or director of the General Partner or any Affiliated Entity for services on a Partnership's behalf, the Sponsor or the Dealer-Manager may apply any portion or none of the O & O Expense Allowance paid to it to defray such costs.

   No specific arrangements have been made for the General Partner or any of its Affiliates of the General Partner to provide financing for a Partnership's Leases and Financing Transactions. All such financing is subject to certain restrictions set forth in Section 6.4 of the Partnership Agreement.


                        CONFLICTS OF INTEREST


   The Partnerships will be subject to various conflicts of interest with the General Partner, its Affiliates and investment entities advised, managed or controlled by them. Certain provisions of the Partnership Agreement are intended to protect the Limited Partners' interests (specifically Sections 6.2 and 6.4, which limit the General Partner's exercise of powers and its and its Affiliates' compensation therefor). In addition, see "FIDUCIARY RESPONSIBILITY" for a discussion of the General Partner's fiduciary obligations to the Limited Partners, which, in general, require the General Partner to consider the best interests of the Limited Partners in managing the Partnerships' assets and affairs.

   The General Partner intends to use its best business judgment and discretion in resolving any conflicts which arise. These conflicts include, but are not limited to, the following:

Lack of Separate Legal Representation and Lack of Arm's Length Negotiation of the Program Agreements

   The Partnerships, the Dealer-Manager and the General Partner are represented by the same Counsel. The Limited Partners, as a group, have not been represented by legal counsel and the Partnerships' Counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. None of the agreements and arrangements between the Partnerships on the one hand and the General Partner or Dealer-Manager on the other hand have been negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for the Partnerships will also perform services for the General Partner, the Dealer-Manager, certain of its Affiliates and for other partnerships or ventures which the General Partner or its Affiliates may sponsor. However, should a dispute arise between a Partnership, on the one hand, and the General Partner or Dealer-Manager, on the other hand, the General Partner will cause such Partnership to retain separate legal counsel to represent such Partnership in connection with such dispute.

Compensation of the General Partner and Affiliates

   The compensation payable by the Partnerships to the General Partner and Dealer-Manager have been determined unilaterally by the General Partner and, therefore, are not the result of arm's-length negotiations. However, the amount of such compensation is believed to be representative of practices in the industry and complies with the NASAA Guidelines as in effect on the date of this Prospectus. The General Partner and Dealer-Manager will receive substantial compensation upon each Closing and upon, or from, the Partnerships' acquisition, use and sale of its Leases and Financing Transactions. Decisions involving these transactions will be made by the General Partner in its discretion. See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES."

   A conflict of interest may also arise from decisions by the General Partners concerning the timing of the Partnerships' purchases and sales of Equipment or the termination of the Partnership, each of which events will have an effect on the timing and amounts of its compensation. In such circumstances, the interest of the General Partner in continuing the Partnerships and receiving Management Fees, for example, may conflict with the interests of the Limited Partners in realizing an earlier return of their capital and any investment return thereon.

Effect of Leverage on Compensation Arrangements

   The General Partner intends to acquire a Partnership's Investments with borrowings approximating 67% of the aggregate purchase price of the Partnership's total Investments, but is permitted to finance up to 80% of the aggregate purchase price of all the Partnership Investments in the event Gross Offering Proceeds are $25,000,000 or less. If Gross Offering Proceeds are $25,000,000 or less for each Partnership the General Partner believes that higher leverage will best serve the Partnership in question by allowing for greater diversification of Equipment and lower concentrations from a Lessee credit standpoint than could be the case if lower leverage standards existed. Since Acquisition Fees are based upon the purchase price of all Equipment acquired by each Partnership, including related borrowings, the General Partner would realize a greater amount of Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed. If Gross Offering Proceeds exceed $25,000,000, however, the General Partners has agreed to a pro rata limitation on the aggregate permitted borrowings by the Partnerships. If Gross Offering Proceeds were $50,000,000, their permitted borrowing limitation would be reduced from 80% of the aggregate purchase price of the Partnerships' Total Investment to 75%. In the event of a Maximum Offering of $75,000,000, the limitation would be reduced further to 67% of the aggregate purchase price of each Partnership's total Investments. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, each Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership. (See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES")

Competition With the General Partner and its Affiliates

   The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form, sponsor, act as a general partner of, or as an advisor to other investment entities (including other public equipment ownership and leasing partnerships) which have investment objectives similar to the Partnerships' and which may be in a position to acquire the same Investments at the same time as the Partnerships. See "CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS" and "MANAGEMENT" for a chart of and a description of the relationships of the Partnerships to the General Partner and relevant Affiliates.

   Until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such Investment opportunities meeting the investment objectives of the Partnerships (including Equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnerships first except in the following circumstances:.

o The required cash investment is greater than the cash available for investment by the Partnerships;

o     The  amount  of  debt  is  above  levels   deemed   acceptable   for  the
      Partnerships;

o The equipment type is not appropriate to the Partnerships' objectives, which include, among others, the avoidance of concentration of exposure to any one class of equipment;

o The Lessee credit quality does not satisfy the Partnerships' objectives, maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual Lessee or User;

o The term remaining exceeds the Liquidation Period guidelines established for the Partnerships;

o The available cash flow (or lack thereof) is not commensurate with the Partnerships' need to make certain distributions during each Partnership's Reinvestment Period (as defined);

o The transaction structure, particularly with respect to the end-of-lease options governing the Equipment, does not provide the Partnerships with the residual value opportunity commensurate with the total return requirements of the Partnerships; and

o The transaction does not comply with the terms of each Partnership's partnership agreement.

   The Partnership Agreement does not prohibit the General Partner or its Affiliates from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Prior Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately preceding paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Program (including the Partnerships), any particular investment opportunity after considering the factors in the preceding paragraph.

   Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Programs on the one hand and a Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and Financing Transactions for investment by a Partnership.

   If the Investments available from time to time to a Partnership and to other Affiliated Programs is less than the aggregate amount of Investment then sought by them, the available Investment shall generally be allocated to the investment entity which has been seeking Investments for the longest period of time.

   Conflicts may also arise between two or more Affiliated Programs (including the Partnerships) advised or managed by the General Partner or any of its Affiliates, or between one or more of such Affiliated Programs and any Affiliate of the General Partner acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In any such case involving Affiliated Programs, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Program attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Affiliated Program.

Determination   of  Reserves  and   Liability   of  the  General   Partner  for
Partnership Obligations

   As a general rule, the General Partner is liable for the Partnerships' liabilities which exceed its assets (including Reserves for working capital and contingent liabilities). The General Partner has sole discretion to determine the amount of Reserves and the allocation of the Partnerships' cash flow to maintain or increase the amount the Reserve account. Because a deficiency in the amount of reserves relative to the Partnerships' contingent liabilities may expose the General Partner to potential liability to creditors of the Partnerships, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to the Partnerships' Reserve Account.

Joint Ventures

   To permit added diversification, the Partnerships may invest in joint ventures with other limited partnerships or other investment entities sponsored by the General Partner, any Affiliate or any non-Affiliate. If the Partnership enters into a joint venture, the General Partner would have a fiduciary duty to the Partnerships and to any other partnerships sponsored by it which participate in the joint venture which may result in conflicts arising in determining when and whether to dispose of any jointly owned investment. In order to minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement restricts investments in such joint ventures by requiring that such joint investment must comply with the investment criteria and investment objectives of the Partnerships. See "RISK FACTORS--Partnership Risks and Investment Risks--Risks of Joint Ventures."

Lease Referrals

   From time to time, the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnerships or other programs sponsored by the General Partner or to its Affiliates. Such activities could involve conflicts of interest in that the General Partner would receive compensation as a result of such referral even though the Partnerships would not receive any benefits.
Section 6.5 of the Partnership Agreement provides that, if the Partnerships have funds available for investment, the General Partner will not refer prospective lessees to third parties for compensation unless using the criteria listed above under "Competition with the General Partner and its Affiliates" the investment in question is deemed by the General Partner to be inconsistent with the investment objectives and diversification of the Partnerships.

Participation of a Securities Sales Affiliate in this Offering

   Units will be sold on a best-efforts basis through ICON Securities Corp. which will act as Dealer-Manager and will receive Underwriting Fees, with respect to sales of all Units and will receive Sales Commissions for Units (if any) sold by its securities representatives (except for sales of Units to Affiliated Limited Partners). Because of affiliation with the General Partner, its review and investigation of the Partnerships and of the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

General Partner to Act as Tax Matters Partner

   The General Partner has been designated as the Tax Matters Partner under the Partnership Agreement for purposes of dealing with the Internal Revenue Service ("Service") on any audit or other administrative proceeding before the Service and/or any legal proceeding. As Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the Service, to settle tax disputes and to thereby bind the Partnerships and the Limited
Partners by such settlement. While the General Partner will seek to take into consideration the interest of the Limited Partners generally in agreeing to any settlement of any disputed items of Partnerships' income and expense, there is no assurance that such settlement will be in the best interest of any specific Limited Partner given his or her specific tax situation.



                      FIDUCIARY RESPONSIBILITY


General

   The General Partner is accountable to the Partnerships as a fiduciary pursuant to the terms of the Partnership Agreement. In accordance therewith, the General Partner must at all times act with integrity and good faith and exercise due diligence in the conduct of the business of the Partnerships and in resolving conflicts of interest, subject to certain limitations set forth in the Partnership Agreement.

Conflicts

   General. Under Delaware law, general partners are held to a duty of the highest good faith in conducting partnership affairs. This has been interpreted to mean that a general partner cannot engage in a business which would create an interest for the general partner that is adverse to that of the Partnerships. Because the General Partner and certain partnerships and other investment entities which it has sponsored, or in the future may sponsor, will acquire and lease equipment and enter into financing arrangements, the General Partner may be deemed to have a position adverse to the Partnerships.

Modification. The Partnership Agreement includes certain provisions which are intended to facilitate resolution of conflicts of interest which may arise between the Partnerships and other Programs sponsored by the General Partner or any Affiliates of the General Partner with respect to particular investment opportunities that become available. The General Partner shall make investment opportunities available as described in that section; provided that until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such investment opportunities shall be presented to the Partnerships first. Furthermore, if two or more entities sponsored by the General Partner or any of its Affiliates are in a position to lease the same equipment or provide the same financing, the General Partner will generally afford priority to the entity that has equipment which has been available for lease or sale or that has had funds available to invest for the longest period of time. It is not clear under Delaware law whether such provisions would be enforceable.

   Detriment and Benefit. Without modifying the general common law fiduciary duties, the General Partner could not serve as the general partner for the Partnerships and any other investor program which might acquire, finance and lease equipment at the same time. The modification made by the Partnership Agreement may operate as a detriment to the Limited Partners because there may be business opportunities that will not be made available to the Partnerships.

   The foregoing modifications permit the General Partner to act as the General Partner of more than one similar investment program and for the Partnerships to benefit from its experience resulting therefrom, but relieves the General Partner and/or its Affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time, and permits the Partnerships to use joint ventures to acquire larger and more diverse assets. The Partnership Agreement provisions are intended to reconcile the applicable requirements of the Delaware Act with the fact that the General Partner is currently managing, and will continue to manage during the term of the Partnerships, a number of other equipment leasing programs with which possible conflicts of interest may arise and be resolved in a manner consistent with the expectation of the investors of all such programs, the General Partner's fiduciary duties and the Partnerships' and such other entities' investment objectives, including especially that of investment diversification.

Indemnification of the General Partner, Dealer-Manager and Selling Dealers

   The Partnership Agreement provides that the General Partner shall have limited liability to the Partnerships and the Limited Partners, and provides for the indemnification of the General Partner and its Affiliates by the
Partnerships, from the assets of the Partnerships (and not by the Limited Partners), for any liability, loss, cost and expense of litigation that arises out of certain acts or omissions by the General Partner and its Affiliates, provided that the General Partner or the Affiliate determined in good faith that such action or inaction was in the best interests of the Partnerships, the General Partner or such Affiliate was acting on behalf of or performing services for the Partnership and such course of conduct did not constitute negligence or misconduct by the General Partner or such Affiliate. Notwithstanding the foregoing, the General Partner and each Affiliate shall be liable, responsible and accountable, and the Partnerships shall not be liable to any such party, for any portion of any such liability, loss, cost or expense which resulted from such party's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnerships or any Partner, as determined by a court of competent jurisdiction. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such provisions in the Partnership Agreement which provisions could be asserted by the General Partner as a defense to suit by a Limited Partner for alleged breach by the General Partner of its fiduciary duty in conducting the affairs of the Partnerships. The Partnership shall not incur or assume the cost of that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner or such Affiliate is prohibited from being indemnified under this section.

   In addition, the General Partner has agreed to indemnify the Dealer-Manager and the Selling Dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of Units. A successful claim for any indemnification would deplete the Partnerships' assets by the amount paid and could reduce the amount of distributions subsequently made to the Limited Partners.

   The Partnerships are not permitted, however, to furnish indemnification to the General Partner, any Affiliate of the General Partner, any Affiliate or any Person acting as a Selling Dealer (as the case may be) for any losses, liabilities or litigation, settlement or any other costs or expenses arising from or out of an alleged violation of federal or state securities laws unless
(i)(A) there has been a successful adjudication on the merits in favor of such indemnitee or Selling Dealer on each count involving alleged securities laws violations by such indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or
(C) a court of competent jurisdiction shall have approved a settlement of the claims against the indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

Investor Remedies

   Under the Delaware Act, a Limited Partner may institute legal action (i) on behalf of himself and all other similarly situated Limited Partners (a class action) to recover damages for a breach by the General Partner of its fiduciary duty or (ii) on behalf of the Partnerships (a derivative action) to recover damages from the General Partner or from third parties where the General Partner has failed or refused to enforce an obligation. In addition, (i) investors may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under federal and state securities laws; and (ii) investors who have suffered losses in connection with the purchase or sale of their Units may be able to recover such losses from the entity (e.g., a Selling Dealer or the Dealer-Manager (including all Persons associated therewith)) which is determined to have violated the anti-fraud provisions of federal or state securities laws.

   In addition, where an employee benefit plan has acquired Units, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract could be viewed to apply with equal force to the General Partner. The General Partner will provide quarterly and annual reports of operations and must, on demand, give any Limited Partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the Partnerships' affairs. Further, the Partnerships' books and records may be inspected or copied by its Limited Partners or their legal representatives at any time during normal business hours. See "SUMMARY OF THE PARTNERSHIP AGREEMENT--Access to Books and Records."

   This is a rapidly developing and changing area of the law and this summary, which describes in general terms the remedies available to Limited Partners for breaches of fiduciary duty by the General Partner, is based on statutes and judicial and administrative decisions as of the date of this Prospectus. Limited Partners who have questions concerning the duties of the General Partner or who believe that a breach of fiduciary duty by the General Partner has occurred should consult their own counsel.

   To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable. If a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against the Partnerships by the General Partner under the Partnership Agreement or otherwise, the Partnerships will submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



      OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES


   Prior Public Programs

  The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the General Partner is the general partner of ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and ICON Cash Flow Partners L.P. Seven ("L.P. Seven"). Series A, Series B, Series C, Series D, Series E, L.P. Six and L.P. Seven are referred to collectively as the "Prior Public Programs". The Prior Public Programs were also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnerships. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or financing transactions which do not meet the investment criteria established by the General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

  As of February 1, 1989 (the final date for admission of its limited partners), Series A had held twelve closings beginning May 6, 1988 and ending January 8, 1989, and had received a total of $2,504,500 in limited partner capital contributions from 222 investors. As of November 16, 1990 (the final date for admission of its limited partners), Series B had held twenty-seven closings beginning September 22, 1989 and ending on November 16, 1990 following which a total of 1,742 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series B partnership. As of June 20, 1991 (the final date for admission of its limited partners), Series C had held thirteen closings beginning January 3, 1991 and ending on June 20, 1991 following which a total of 1,732 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series C partnership. As of June 5, 1992 (the final date for admission of its limited partners), Series D had held nineteen closings beginning September 18, 1991 and ending on June 5, 1992, following which a total of 3,054 investors, holding limited partnership interests equal to the entire $40,000,000 offering of such partnership, were admitted as limited partners in the Series D partnership. As of August 6, 1993, Series E had held 27 closings beginning July 6, 1992 and ending on August 6, 1993, following which a total of 3,738 investors, which had subscribed for units in such partnership through July 31, 1993 (the termination date of Series E's offering period) and which held limited partnership interests equal to $61,041,150 out of the original $80,000,000 offering which was registered had been admitted as Limited Partners to the Series E partnership. As of November 8, 1995, L.P. Six had held 41 closings beginning March 31, 1994 and ending on November 8, 1995, following which a total of 2,272 investors, which had subscribed for units in such partnership and held limited partnership interests equal to $38,385,712 out of the original $120,000,000 offering which was registered, had been admitted to the partnership. As of June 30, 1998, L.P. Seven had held 53 closings beginning January 19, 1996 and including June 30, 1998, following which a total of 4,126 investors, which had subscribed for units in such partnership and held limited partnership interests equal to $85,793,834 out of the original $100,000,000 offering which was registered, and had been admitted to the L.P.
Seven partnership.

  The Prior Public Programs are all actively engaged in the purchase of Equipment and the entering into and the acquiring of Leases and Financing Transactions. As of March 31, 1998, the Prior Public Programs had originated or acquired investments (stated in terms of their respective original acquisition costs) as follows: Series A had acquired a total of $6,033,973 of leased equipment, $1,542,785 of Financing Transactions and total investments of $7,576,758. Series B had acquired a total of $61,466,203 of leased equipment, $4,114,770 of Financing Transactions and total investments of $65,580,973; Series C had acquired a total of $66,504,867 of leased equipment, $3,752,413 of Financing Transactions and total investments of $70,257,280; Series D had acquired a total of $112,606,872 of leased equipment, $20,164,549 of Financing Transactions and total investments of $132,771,421; Series E had acquired a total of $207,778,033 of leased equipment, $22,998,729 of Financing Transactions and total investments of $230,776,762; and L.P. Six had acquired a total of $142,702,746 of leased equipment, $12,307,967 of Financing Transactions and total investments of $155,010,713.; L.P. Seven acquired a total of $257,234,989 of leased equipment, $778,060 of Financing Transactions and total investments of $258,013,049.

  As of March 31, 1998, Series A had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $98,054 of leases and $209,693 of Financing Transactions which represents 2% and 14% of the original cost of investments acquired, respectively. Series B had equipment under management (determined as above) consisting of $2,153,000 of leases and $1,516,343 of Financing Transactions which represents 4% and 27% of the original cost of investments acquired, respectively. Series C had equipment under management (determined as above) consisting of $4,081,683 of leases and $2,017,927 of Financing Transactions which represents 6% and 54% of the original cost of investments acquired, respectively. Series D had equipment under management (determined as above) consisting of $32,194,705 of leases and $2,783,652 of Financing Transactions which represents 29% and 14% of the original cost of investments acquired, respectively. Series E had equipment under management (determined as above) consisting of $73,180,285 of leases and $12,233,536 of Financing Transactions which represents 35% and 53% of the original cost of investments acquired, respectively, L.P. Six had equipment under management (determined as above) consisting of $83,787,630 of leases and $4,192,552 of Financing Transactions which represents 59% and 34% of the original cost of investments acquired, respectively and L.P. Seven had equipment under management (determined as above) consisting of $221,417,949 of leases and $778,060 of Financing Transactions which represents 86% and 100% of the original cost of investments acquired, respectively.

  The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through L.P. Seven for each year from their respective dates of formation through March 31, 1998 are included in TABLE III of Exhibit B to the Prospectus. Certain additional investment information concerning such Programs as of March 31, 1998 is also included in Tables I, II and V of Exhibit B to the Prospectus.

  Three  of  the  Prior  Public  Programs,  Series  A,  Series  B and  Series  C
experienced unexpected losses in 1992 as shown on TABLE III of Exhibit B to Cumulative Supplement No. 3. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. The Sponsor has taken certain steps which it believes will assist Series A, Series B and Series C in the partial recovery of losses, including the following: (1) foregone
Administrative Expense reimbursements for the period July 1, 1991 through September 30, 1993, to which it was otherwise entitled in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C); (2) reduced the annual cash distribution rate to 9% effective September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of such Programs; (3) effective September 30, 1993 the Sponsor deferred $38,081 in Series A management fees and effective November 15, 1995 and June 19, 1996, eliminated Series B and C's obligation to pay $220,000 and $529,125, respectively, in accrued and future management fees; (4) effective January 1, 1994 reduced the management fees which Series A, Series B and Series C would each pay to the Sponsor to a flat rate of 2% and effective January 1, 1995 further reduced the management fees which Series A pays to the Sponsor to a flat rate of 1%; (5) effective January 31, 1994, converted the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of such Programs' portfolios; (6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years, (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to $250,000, and (c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its Leases and Financing Transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series A), which was converted to a capital contribution in September, 1997; (7) effective November 15, 1995, amended the Partnership Agreement of Series B, by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the Liquidation Period, and (b) eliminate the obligation of Series B to pay the General Partner $220,000 of the $347,000 of accrued management fees and any future management fees, and (c) limit past management fees payable by Series B to $127,000 and require the General Partner to pay such amount to Series B as an additional capital contribution; and (8) effective June 19, 1996, amended the Partnership Agreement of Series C by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series C for up to four and one half additional years and thereby delay the start and the end of the Liquidation Period, and (b) eliminate the obligation of series B to pay the General Partner $529,125 of the $634,125 of management fees and (c) limit past management fees payable by Series C to $105,000 and require the General Partner to pay such amount to Series C as an additional capital contribution. There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

  The General Partner hereby agrees that it will provide the most recent Form 10-K, with exhibits, for the Partnerships, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K.)

  The information presented in this Section concerning the Prior Public Programs and the information and data in the Tables included as Exhibit B for the Prior Public Programs are unaudited and represent the experience of the General Partner and its Affiliates in the Prior Programs. Persons who invest in Units in a Partnership will not have any ownership interest in any other program as a result of such investment and should not assume that they will experience returns, if any, comparable to those experienced by the investors in the Prior Public Programs.



                       STATUS OF THE OFFERING


   As of the date of this Prospectus, a Partnership has not had an Initial Closing.

             CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS


   The following diagram shows the relationship of the Partnerships and the General Partner with certain Affiliates of the General Partner. The solid lines indicate ownership and the broken lines certain contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

                              ICON Holdings Corp.





















                             MANAGEMENT


The General Partner

   The General Partner, ICON Capital Corp., is a Connecticut corporation which was formed in 1985 under the name ICON Properties, Inc. The name of the General Partner was changed on July 19, 1990 to more accurately reflect the scope and focus of its business activities. The financial statements which are presented in this Prospectus show that the financial condition of ICON Capital Corp. which, with an aggregate maximum Net Worth in excess of one million dollars, is commensurate with the financial obligations assumed by it in the Offering and in the operation of the Partnership. The General Partner's principal offices are located at 600 Mamaroneck Avenue, Harrison, New York 10528 ((914) 698-0600), with additional offices located at 31 Milk Street, Suite 1111, Boston, Massachusetts 02109 ((617) 338-4292); Four Embarcadero Center, Suite 1810, San Francisco, California 94111 ((415) 981-4266) and 599 Lexington Avenue, Suite 2705, New York, NY 10022 ((212) 418-4700). The officers of the General Partner, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

   The General Partner will perform, or cause to be performed, all services relating to the day-to-day management of the Equipment purchased and Leases and Financing Transactions acquired or entered into by the Partnerships. Such services include the collection of payments due from the Lessees and Users, re-leasing services in connection with Equipment which is off-lease, inspections of the Equipment, liaison with Lessees and Users, supervision of maintenance being performed by third parties, and monitoring of performance by the Lessees of their obligations under the Leases and Users, including payment of rent or principal and interest and all operating expenses.




   The officers and directors of the General Partner are:

   Beaufort J. B. Clarke       Chairman,  President,  Chief  Executive  Officer
and Director
   Thomas W. Martin       Executive Vice President, Treasurer and Director
   Paul B. Weiss          Vice Chairman and Executive Vice President
   Allen V. Hirsch        Senior Vice President
   Gary N. Silverhardt         Senior  Vice   President  and  Chief   Financial
Officer
   Robert W. Kohlmeyer, Jr.         Senior Vice President of Operations
   David W. Parr          Vice   President,   General   Counsel  and  Assistant
Secretary
   John L. Lee            Secretary

   Beaufort J. B. Clarke, 52, became the Chairman, President, Chief Executive Officer and Director of both the General Partner and the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Previous to that time, Mr. Clarke was president of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Prior to that time, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling and has over 20 years of senior management experience in the U.S. leasing industry. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

   Thomas W. Martin, 44, was appointed Executive Vice President, Treasurer and Director of the General Partner in August of 1996. Mr. Martin also became the Executive Vice President and Director of the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to this time, Mr. Martin was Senior Vice President and a member of the Executive Committee of Gemini Financial Holdings from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

   Paul B. Weiss, 37, became Executive Vice President of the General Partner responsible for lease acquisitions in November of 1996. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. for the period from October of 1993 through November of 1996. Prior to that time, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

   Allen V. Hirsch, 44, joined the General Partner in December of 1996 as Senior Vice President. Mr. Hirsch also became the President and Chief Executive Officer of the Dealer Manager in December of 1996. Prior to joining ICON, Mr. Hirsch spent 16 years with PLM Financial Services and Affiliates most recently as President of PLM Securities Corp. for four years and he also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, an M.S. degree in Transportation from the University of Maryland and an M.B.A. from Harvard Business School.

   Gary N. Silverhardt, 38, joined ICON in 1989. He served as Vice President and Controller from 1989 through 1996, prior to being promoted to Chief Financial Officer. From 1985 to 1989 he was with Coopers & Lybrand, most recently as an Audit Supervisor. Prior to 1985, Mr. Silverhardt was employed by Katz, Schneeberg & Co. He received a B.S. degree from the State University of New York at New Paltz and is a Certified Public Accountant.

  Robert W. Kohlmeyer, Jr., 36, was appointed Vice President of Operations of the General Partner in August of 1996. Prior to joining ICON, Mr. Kohlmeyer was President of Corporate Capital Services, an investment banking firm, which he founded in March 1993. Prior to that time, Mr. Kohlmeyer held the title of Vice President with Gemini Financial Holdings from September 1991 to February 1993. Mr. Kohlmeyer has a B.B.A. degree from Texas Christian University.

  David W. Parr, 41, became Vice President and General Counsel of the General Partner in September of 1996 and is the Assistant Secretary of the Dealer Manager. Prior to joining ICON, Mr. Parr was Vice President, Clerk and General Counsel of Chancellor Corporation from June of 1990 to September of 1996. Mr. Parr served as Vice President and Associate General Counsel of American Finance Group, Inc. (an equipment leasing company) from December of 1986 through June of 1990 and previously counseled leasing companies as an attorney with the law firm Widett, Slater & Goldman, P.C. from 1983 through 1986. Mr. Parr received a B.A. from Trinity College, a J.D. degree from Syracuse University and a LL.M. degree, in taxation, from Boston University.

   John L. Lee, 54, became Assistant Secretary of the General Partner in April of 1997 and serves as Senior Vice President and General Partner of ICON Holdings Corp. Mr. Lee had been a partner at the Boston law firm of Peabody & Brown with a practice focusing on commercial aircraft and vessel leasing and from of 1992 through April of 1997. Prior to joining Peabody & Brown, Mr. Lee served as General Counsel of American Finance Group, Inc. for over ten years, and was earlier an associate with the law firm of Shearman & Sterling in New York City. Mr. Lee received an A.B. degree from the University of North Carolina (Chapel Hill) and a J.D. degree from Harvard Law School.

Affiliates of the General Partner

   ICON Securities Corp., (the "Dealer-Manager"), is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp., and was formed in 1982 to manage the equity sales for investor programs sponsored by its Affiliates. The Dealer-Manager is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering.



                 INVESTMENT OBJECTIVES AND POLICIES


General

   Investment Objectives. The Partnerships intend to purchase various types of Equipment and to acquire or enter into Leases and Financing Transactions primarily to businesses located within North America and Europe. Such Lessees and Users shall be those which the General Partner determines likely be able to meet all of their obligations to the Partnership in a timely and complete manner. The Partnerships' overall objectives are:

(i) INVEST IN EQUIPMENT: to invest in a diversified portfolio of new or used, long-lived, low obsolescence Equipment expected to have high residual values, at purchase prices that the General Partner believes to be favorable, such Equipment to be subject to leases or other contractual arrangements with the lessees or users of the Equipment;

(ii) CASH DISTRIBUTIONS: to make, from rental payments received from Lessees and Users, cash distributions which may be substantially tax-deferred (i.e., distributions which are not subject to current taxation) during the early years of each Partnership to investors, beginning in the month following the month in which the minimum number of Units are sold;

(iii) SAFETY: to create a relative degree of safety through the accumulation of Investments which, when taken as a group, represent a diversified equipment portfolio. In the opinion of the General Partner, this diversification reduces the exposure to market fluctuations in any one sector. Furthermore, the purchase of new or used, long-lived, low obsolescence Equipment typically at prices below the cost of new equipment may reduce the impact of economic depreciation; and

(iv) TOTAL RETURN: to provide to Limited Partners a total return on their investment which, by the end of the Liquidation Period, compares favorably with other investment alternatives with similar risk profiles. There can be no assurance, however, that an above average rate of return can be achieved while satisfying the other stated investment objectives of the Partnerships and, as such, the General Partner intends to target the highest available rate or return consistent with prudent risk management and reasonably conservative investment decisions.

   It is expected that each Partnership will initially invest a minimum of the sum of (x) 75% of Gross Offering Proceeds which will increase to 80.40% in the event of a Maximum Offering (see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS") and (y) related borrowings (which may equal 80% of each Partnership's Investments declining to 67% in the event of a Maximum Offering), together with amounts payable from the rentals due from its Leases and excess Cash From Operations, to make Investments.

THERE CAN BE NO ASSURANCE THAT EACH PARTNERSHIP WILL BE SUCCESSFUL IN MEETING ALL OF ITS OBJECTIVES.

Acquisition Policies and Procedures

   The General Partner believes that there are significant benefits available through purchasing long-lived, low obsolescence capital equipment whether constituting new Equipment or used Equipment, subject to Leases, Financing Transactions and options, as described below. The principal investment vehicle for the Partnerships will be the outright acquisition of Equipment, where the Partnerships will purchase an item of Equipment and hold title to that Equipment directly or through a special purpose equipment owning entity and enter into leases or other contracts with unaffiliated parties regarding the use of Equipment. The Partnerships may, within certain limitations, also jointly purchase Equipment with other Affiliated Programs and with unaffiliated third parties. Under these forms of investment, the Partnerships would generate cash proceeds from the leasing or operation of its Equipment and ultimately receive sales proceeds upon the liquidation of the Equipment.

   In certain circumstances, a Partnership may make an investment which would provide it with a future option to assume a lease or to purchase Equipment at prices or rates which the General Partner considers favorable. In such a case, a Partnership would, upon its exercise of the option, receive the ownership of the Equipment. Such an arrangement would generate no cash flow to such Partnership until such time as it exercised its option, if at all. The Partnerships may also, on occasion, make other commitments to lease, purchase or purchase options in Equipment at future points in time on conditions which the General Partner deems to be in the Partnerships' best interest. A wide range of investment structures exists and the General Partner has experience in tailoring equipment investment structures to a particular investment opportunity.

   The Partnerships will only acquire Equipment which a non-Affiliated Lessee has committed to lease from the Partnerships or which is subject to an existing lease. See "--Leases and Financing Transactions" in this section. Typically, the Partnerships will purchase used Equipment from the current users (which may be the proposed Lessees pursuant to a sale-leaseback or other arrangement) or other leasing companies, or new Equipment from manufacturers, dealers or proposed Lessees (through a sale-leaseback or other arrangement). Substantial Equipment purchases by the Partnerships will only be made subject to the General Partner obtaining such information and reports, and undertaking such inspections and surveys, as the General Partner may deem necessary or advisable to determine the probable economic life, reliability and productivity of such Equipment, as well as the competitive position, suitability and desirability of investing in such Equipment as compared with other investment opportunities.

Leases and Financing Transactions

   Leases in General. In the typical Lease, the Partnerships will be the owner of the Equipment for every purpose and the Lessee of such Equipment makes periodic payments, usually a fixed amount payable periodically for a fixed term, to the Partnerships for the right to use the Equipment. The most important characteristic that distinguishes a lease from other contractual arrangements involving capital equipment is that the Lessee has the right to use the Equipment for a term that leaves a significant part of the Equipment's economic life remaining at the end of that term. It is the value remaining after the expiration of the initial fixed lease term that is the "residual value" of the Equipment and in most cases the profitability of the transaction for the Lessor is determined by the Lessor's ability to realize the Equipment's residual value.

   The Partnerships also expect to acquire transactions where the only direct economic benefit to be derived from its investment is the residual value of the Equipment in question. These transactions usually take one of two forms. The first is a "leveraged lease" in which the lessor, instead of receiving periodic rent payments followed by the residual value, borrows funds from a third party lender and assigns to the lender the periodic rent payments (and perhaps a portion of the residual value of the Equipment) which are calculated to fully repay the loan. The net effect is that in a leveraged lease transaction the cash purchase price of the Equipment to the lessor is much lower because the loan usually defrays a significant portion of the Equipment's purchase price. The lessor retains the tax benefits of owning the Equipment (see "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of The Leases") as well as its residual value. The second type of transaction where the only economic benefit to the Partnership is the Equipment's residual value is in those instances where Partnership purchases an option to purchase the Equipment, usually for a fixed price at the expiration of an existing lease term.

   It is anticipated that the Partnerships may acquire Leases where the Lessees' obligations under such Leases are denominated in a currency other than United States dollars. If a Lease is denominated in a major currency such as the pound sterling, deutschmark or yen, which historically have stable exchange relationships with the United States, dollar hedging may be unnecessary or not cost effective. The General Partner expects Leases denominated in more volatile currencies will be hedged. In any such circumstance a Partnership may elect to enter into a hedge contract so that the Partnership would receive a fixed number of United States dollars with respect to the rent and any other fixed, periodic payments due under any such Lease even though the exchange rate between the United States dollar and the currency the Lease is denominated in could change over the Lease term. It is expected that the Partnerships would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the economics of the Lease in question, even with these transaction expenses taken into account, met the Partnerships' objectives. Second, the Lessee whose Lease obligations are being hedged must be superior from a credit standpoint since a Partnership would typically remain obligated under the hedge contract even if the Lessee in question defaulted on the Lease obligations being hedged. See "RISK FACTORS--Partnership Risks and Investment Risks-Risks of Currency Hedge Contracts."

   Leveraged Investments. The General Partner intends to use each Partnerships' indebtedness (or "leverage") as a tool in acquiring and building a pool of Partnerships' Investments and related receivables. It expects that each Partnership may acquire a portion of its Investments entirely for cash and the balance of its Investments (particularly Leases with investment-grade Lessees) with a mixture of cash and (primarily "non-recourse") indebtedness (as to which the lender will generally have no recourse to assets of a Partnership other than to foreclose on a Partnership's interest in such Lease and dispose of the related Equipment).

   As a result of borrowings, the General Partner expects that each Partnership may achieve substantial additional earnings for the Partnership represented by the difference between the rate at which earnings on its Leases and Financing Transactions exceed the interest and other costs to the Partnership of such borrowings.

   Lease Provisions. The specific provisions of each Lease to be entered into or be acquired by each Partnership will depend upon a variety of factors, including
(i) the type and intended use of the Equipment covered thereby, (ii) the business, operations and financial condition of the Lessee party thereto, (iii) regulatory considerations and (iv) the tax consequences and accounting treatment of certain provisions thereof.

   The General Partner anticipates that each Lease entered into on behalf of the Partnerships, as well as each existing Lease acquired on behalf of the Partnerships, will generally provide that the Lessee will: (i) pay rent and other payments without deduction or offset of any kind; (ii) bear the risk of loss of the Equipment subject thereto and maintain both (a) casualty insurance in an amount equal to the lesser of the market value of the Equipment subject thereto or a specified amount set forth in such Lease and (b) liability insurance (naming such Partnership as an additional insured) in an amount consistent with industry standards; (iii) pay sales, use or similar taxes relating to the lease or other use of the Equipment; (iv) indemnify the Partnerships against any liability resulting from any act or omission of the Lessee or its agents; (v) maintain the Equipment in good working order and condition during the term of such Lease; and (vi) not permit the assignment or sublease of the Equipment subject thereto without the prior written consent of the General Partner. The General Partner also anticipates that, in general, Leases will not be cancelable during their initial terms; provided that the General Partner may agree to Lease provisions which permit cancellation of a Lease upon payment of an appropriate compensation such that the cancellation will not prevent the Partnership from achieving its objectives if such provisions are deemed by the General Partner to be in the Partnership's best interest.

   In the opinion of the General Partner, each such Lease will also otherwise generally afford each Partnership overall protection substantially equivalent to that provided in leases then being negotiated by leasing companies and financial institutions.

   Each such Lease will prescribe certain events of default, including, without limitation, (i) a default, subject to applicable grace periods (if any), in the payment of rent, (ii) a failure, subject to applicable grace periods (if any), to observe or perform covenants or terms of such Lease and (iii) certain events with respect to the bankruptcy or insolvency of the Lessee party thereto. Enforcement of remedies is subject to applicable bankruptcy and similar laws. If, and to the extent that, each Partnership borrows funds in connection with any Lease, it will generally be required to assign some or all of its rights under such Lease as collateral for such borrowing.

   The Partnerships' Leases are anticipated to have terms ranging from two to seven years.

   At the end of each Lease term, the Lessee may have the option to buy the Equipment subject thereto or to terminate the Lease and return such Equipment.

   Financing Transactions, in General. The Partnerships also expect to invest in transactions which are frequently structured as leases but which, because the lessee has the right under the transaction documents to use the Equipment for its entire useful life, are treated as secured loans for most purposes and are referred to herein as "Financing Transactions" or "Full-Payout Leases." The nominal lessee is treated as the owner from the outset of the transaction and the nominal lessor is treated as a lender whose loan is secured by the Equipment. Since the Lessor gets no residual value in this type of transaction, the profitability of the transaction to the Lessor is determined solely by the periodic payments it receives from the User during the term.

   The Partnerships may also enter into Financing Transactions with Users. Such Financing Transactions shall be evidenced in one of two ways. First, in the form of a Lease (described above) which would include a nominal or bargain purchase option; in any such circumstance the User is deemed the owner of the Equipment from the inception of the transaction with a Partnership deemed to be a lender with a security interest in the Equipment. Second, by a written promissory note or other instrument of the User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation shall be sufficient to return the Partnership's full cost associated with such Financing Transaction, together with an appropriate yield. Furthermore, such repayment obligation would be collateralized by a security interest in such tangible or intangible personal property (in addition to the Equipment) of such User as the Investment Committee may deem to be appropriate. In either of the two cases described above, the General Partner will use its best efforts to perfect such security interest so that such security interest will constitute a perfected lien on the Equipment. Financing Transactions will not include participation features for the General Partner, its Affiliates or Users. The General Partner expects that a substantial minority of Net Offering Proceeds will be invested in Financing Transactions unless, in its sole discretion, such Investments at a later date appear to be in the best interests of a Partnership.

   The Partnerships' may also invest in subordinate interests in structured finance transactions in which a special purpose entity not affiliated with the General Partner (but managed by the General Partner as Servicer) accumulates a portfolio consisting primarily of middle market and small ticket leases or loans. When a suitably large portfolio of such transactions has been accumulated, the portfolio is rated by rating agencies, and senior debt and subordinate debt or equity interests are sold to investors.

    In the structure typical of securitization transactions the Partnerships may acquire an interest in senior and subordinate investors make equity investments and loans to the special purpose entity and receive certificates and notes issued by such entity; the proceeds of such investments are used to acquire a portfolio of, typically, many hundreds of Leases and Financing Transactions. The investors receive a return on their investments from the rents received by the special purpose entity from the Leases and Financing Transactions owned by it. By combining a large number or relatively small transactions into one large one, by having senior and subordinate investors and by having the securitization entity's obligations rated by rating agencies such as Moody's Investors Services, Inc. or Fitch IBCA, Inc., the cost of financing the pool of transactions is substantially less than financing them individually. The subordinate interest in such a securitization entity receives a significantly higher percentage return on its investment than the senior lenders receive on theirs.

Transaction Approval Procedures

   All investment decisions with respect to the purchase of Equipment and the acquisition or entering into of Leases and Financing Transactions shall be made by the Investment Committee of the General Partner using investment policies described herein and the undertakings set forth under "CONFLICTS OF INTEREST." All potential Leases and Financing Transactions shall be evaluated on the basis of (i) the extent to which such transaction appears to satisfy the Partnerships' investment objectives, (ii) the financial condition of the prospective Lessee or User and the character of its business, (iii) the type of equipment to be purchased for lease or which will secure the proposed Financing Transaction, and
(iv) to the extent deemed prudent, the availability of additional collateral and credit enhancements to support the transaction in the event of a lack of performance by the potential Lessee or User.

   The General Partner has established an Investment Committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential Leases and Financing Transactions. The Investment Committee will be responsible for supervising and approving significant individual transactions or portfolio purchases as well as transactions which vary from standard credit criteria and policies. The Investment Committee will, at all times, consist of four persons designated by the General Partner. It is anticipated that all four persons comprising the Investment Committee will be officers and employees of the General Partner or an Affiliate of the General Partner. Action by the Investment Committee shall be determined by a majority and a written report of any action taken thereby shall promptly be completed. As of the date of this Prospectus, the members of the Investment Committee are Messrs. Clarke, Martin, Weiss and Kohlmeyer.

Credit Review Procedures

   The General Partner's credit department is responsible for following the credit review procedures described below and determining compliance therewith. The General Partner intends that such procedures (or similar procedures that it believes to be equally reliable) shall be observed in reviewing potential Lessees and Users. Such procedures generally require the following:

   (i) receipt and analysis of such potential Lessee's or User's current and recent years' financial statements and, if deemed appropriate, income tax returns;

   (ii) for Lessees and Users which do not have senior debt rated investment grade by an independent rating agency, independent verification of the potential Lessee's or User's credit history, bank accounts, trade references, credit reports concerning the potential Lessee or User from credit agencies such as Dun & Bradstreet, TRW, etc.; and

   (iii) review and verification of underlying equipment or other collateral.

Equipment

   "Used" Equipment. The General Partner anticipates that the majority of the Partnerships' Investments, based on cash purchase price, will be comprised of used Equipment (that is, Equipment initially delivered to the current Lessee more than two months prior to the Partnerships' purchase of such Equipment). "Used" Equipment transactions frequently may be advantageous because the General Partner's credit and remarketing departments may have the opportunity to analyze payment histories and compliance with other Lease provisions particularly the condition of the Equipment and how the Equipment is used and maintained by the Lessee and or User prior to entering into a purchase commitment.

   Equipment Registration. The ownership of, and liens and encumbrances on, certain types of assets, most notably aircraft and marine vessels, over-the-road motor vehicles and rolling stock, are recorded in central registries maintained by states or, in case of rolling stock, aircraft and marine vessels, the federal government. Many foreign countries maintain similar registries for transportation assets as well. The advantage of such registries is that they permit a purchaser to independently confirm that the seller they are dealing with is the true owner of an asset and that the asset is free of liens. Such registries also add certainty to the securing of a lender's security interest in an asset which can reduce the cost of such loans.

   Types of Equipment. The Partnerships' Equipment is expected to include:

   (i) transportation equipment, such as aircraft (including airframes, engines, avionics and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), tractors, trailers, heavy duty trucks and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including, but not limited to, towboats and barges);

   (ii) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical or horizontal milling machines, rotary or cylindrical grinders, metal fabrication or slitting equipment, and other metal forming equipment used in the production of a broad range of products;

   (iii) materials handling equipment such as fork-lifts and other more specialized equipment for moving materials in warehouse or shipping or areas;

   (iv) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment, miscellaneous medical equipment (such as lab test equipment, blood-gas analyzers, treatment room furniture), and

   (v) office and management information systems equipment (such as microcomputer management information systems, communication and related peripheral equipment, including, terminals, tape, magnetic or optical, disc drives, disc controllers, printers, optical character scanning devices, and communication devices and modems), graphic processing equipment (such as typesetters, printing presses, computer aided design/computer aided manufacturing ("CAD/CAM") equipment) and photocopying equipment and printing systems (such as electronic laser printers).


   Length of Ownership of Equipment. In most transactions, the General Partner will seek out leasing opportunities where the remaining lease term is greater than two years and, on expiry of the lease, at least one-third of the economic useful life of the Equipment is likely to remain, based on the Equipment age or utilization history. To maximize its remarketing options (and its returns), the General Partner seeks to avoid in investing in Equipment that may become technologically obsolete or is otherwise of limited utility (including from excessive wear and tear).

   The General Partner intends to evaluate the Partnerships' Investments at least annually, and more frequently as circumstances require, to determine whether all items of Leases and Financing Transactions should remain in its portfolio or should be sold. The General Partner will make that decision based upon the Partnerships' operating results, general economic conditions, tax considerations, the nature and condition of items of Equipment, the financial condition of the parties obligated to make payments under Leases and Financing Transactions, alternate investment opportunities then available to the Partnerships and other factors that the General Partner deems appropriate to such evaluation. Following the expiration of any Lease entered into by the Partnerships, the Partnerships will seek to remarket the Equipment subject thereto by either (i) extending or renewing such Lease with the existing Lessee,
(ii) leasing such Equipment to a new Lessee or (iii) selling such Equipment to the existing Lessee or a third party.

Portfolio Acquisitions

   Each Partnership may purchase portfolios of Equipment subject to Leases or Financing Transactions (hereinafter "Portfolios").

   In evaluating a portfolio acquisition, the General Partner will typically follow one or more of the following procedures:

   (i) either the largest of the Leases and Financing Transactions (by present value of contractual payments and assumed residual) or a substantial random sampling in the event that there is not a concentration of large transactions will be reviewed for completeness and accuracy of documentation;

   (ii) where practicable Lessee and User payment histories will be reviewed and verified;

   (iii) underlying Equipment or other collateral will be evaluated and the values thereof verified;

   (iv) under certain circumstances, Dun & Bradstreet and/or TRW credit reports will be obtained for a representative number of non-investment grade potential Lessees and Users; and

   (vi) Uniform Commercial Code lien searches will be performed against selected potential Lessees and Users, as well as against the current holder of such Portfolio.

   In connection with the acquisition of any Portfolio, the General Partner may require that such acquisition be full or partially recourse to the current holder of such Portfolio in the event of any underlying Lessee or User default.

Other Investments

   Each Partnership may also, from time to time, invest in certain other types of property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the limitations set forth elsewhere in this Prospectus), Affiliated Programs, joint ventures, other entities, and is not precluded from repurchasing Partnership Interests in such Partnership if such repurchasing does not impair the operations of the Program; provided that each Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies, and in relation to the acquisition of Equipment or the underlying value thereof as set forth in this section.

Interim Financing

      A General Partner or any Affiliate of the General Partner (other than Prior Programs) may acquire Equipment for a Partnership on an interim basis (not to exceed six months) provided that (i) the acquisition is in the best interest of a Partnership and (ii) such Equipment is purchased by the Partnership for a price no greater than the cost of such Equipment to the General Partner and no benefit to the General Partner or its Affiliates arises from the acquisition, except allowable compensation to the General Partner as set forth in "Compensation to the General Partner and Affiliates". In the event the General Partner or an Affiliate purchases Equipment on an interim basis (generally not in excess of six months) in its own name and with its own funds in order to facilitate the ultimate purchase by a Partnership, the General Partner or such Affiliates, as the case may be, will be entitled to receive interest on the funds expended on behalf of the Partnership. Interest will be paid on such funds or other loans from the General Partner or its Affiliates until the purchase of Equipment by the Partnership or other loan repayment at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. Interest on any such temporary purchases to be paid by the Partnership to the General Partner or its Affiliates will begin to accrue on the date of the purchase of the Equipment by the General Partner or its Affiliates. In addition, if the General Partner or an Affiliate either temporarily purchases the Equipment in its own name and assumes loans in connection therewith for the purpose of facilitating the acquisition of the Equipment or the borrowing of money on behalf of a Partnership, or borrows money and loans it on a short-term basis to the Partnership, the General Partner or such Affiliate shall receive an interest rate from the Partnership no greater than that which the General Partner or such Affiliate is paying. Any rental payments received or accrued by the General Partner or an Affiliate prior to the sale of the Equipment to the Partnership will either reduce the sales price of the Equipment to the Partnership or will be assigned to the Partnership upon its purchase of the Equipment. If a loan secured by Equipment is assumed in connection with any such acquisition, such loan must have the same interest terms at the time such Equipment is acquired by a Partnership as it had at the time such Equipment was first acquired by the General Partner or an Affiliate.



                        Cash Distributions to Partners


   While it is the Partnerships' objective to make THE monthly cash distributions DESCRIBED BELOW, no prediction can be made as to what level of distributions or return on investment, if any, will be achieved NO PORTION OF DISTRIBUTIONS IS GUARANTEED AND LIMITED PARTNERS BEAR A SIGNIFICANT RISK OF LOSS.

   Monthly Cash Distributions. Section 8.1(a) of the Partnership Agreement provides that each Limited Partner is entitled to receive monthly cash distributions computed as provided in this paragraph. Such distributions will be made for the period which begins with his or her admission to a Partnership and ending with the expiration or termination of the Reinvestment Period (the period of active investment and reinvestment by a Partnership which ends five (5) years after each of the Partnerships' Final Closing Date to the extent that
Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by a Partnership pursuant to Section 10.5 of the Partnership Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by a Partnership. Since Distributable Cash From Operations or From Sales
represents all cash from operations or from sales, as the case may be, less a Partnership's expenses (the timing and amounts of which are expected to be largely non-discretionary) and monies which the General Partner determines in its discretion to (i) set aside as Reserves (which must be maintained at a minimum of 1% of Gross Offering Proceeds) and (ii) reinvest in additional Partnership Investments, decisions by the General Partner to establish additional Reserves or to make Investments, or both, might effect the ability of a Partnership to make such distributions. As noted in this Section in "--Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions", a Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon a Partnership by its banks or other lenders.

   If Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will be noncumulative meaning that if there is insufficient cash available in a given month to make the full distribution, as described in the preceding paragraph, such shortfall will not be made up in the next or any subsequent monthly distribution. Such cash distributions will also be computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of each Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

    Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from a Partnership's Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

   It is anticipated that distributions of Cash From Operations and Cash From Sales, if available, will be made monthly (approximately 5 days after the end of each month), commencing in the first full month following the Initial Closing Date. The monthly distribution of Cash From Operations and Cash From Sales is subject to the availability of funds and, accordingly, there can be no assurance that any such anticipated monthly distributions will be made or that any or all of the Capital Contributions of the Limited Partners will be returned out of Cash From Operations and/or Cash From Sales.

   First Cash Distributions to the Limited Partners. Section 6.4(g) of the Partnership Agreement provides that unless each Limited Partner has received distributions equal to 8.0% as a percentage of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested capital returned to such Limited Partner pursuant to Section 8.6 of the Partnership Agreement and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units) (the "First Cash Distributions"), the Management Fees otherwise payable on a monthly basis to the General Partner in its capacity as Manager shall be deferred and shall be paid without interest upon the earlier to occur of (i) receipt by the Limited Partners of all current and accrued but unpaid First Cash Distributions or (ii) expiration of the Reinvestment Period.

   In addition, Section 8.1 of the Partnership Agreement provides that upon Payout (see Section 17 of the Partnership Agreement for a definition of such term) of Limited Partners' Capital Contributions and an economic return thereon, the General Partner is entitled to an increase from 1% to 10% of Cash From Operations and Cash From Sales when cash distributions to the limited Partners upon Payout (i.e. the time when cash distributions in an amount equal to the sum of the Limited Partners' (i) capital contributions and (ii) an 8.0% cumulative annual return thereon, compounded daily, have been made), distributions of Distributable Cash From Sales shall be made 99% to the Limited Partners and 1% to the General Partner and that, after Payout, distributions of Distributable Cash From Sales shall be tentatively attributed 90% to the Limited Partners and 10% to the General Partner.

   It is the objective of each Partnership to make the First Cash Distributions regardless of the number of Units sold, subject only to the limitations described in "--Monthly Cash Distributions" above. A portion of such distributions may represent a return of Capital Contributions recovered in the form of depreciation deductions on the Equipment and the balance of such distributions may represent investment income on such Capital Contribution in the form of a Limited Partner's proportionate share of net taxable income of each Partnership for such taxable year. Because neither a Partnership nor the General Partner or any of its Affiliates had acquired any Equipment, Leases or Financing Transactions as of the date of this Prospectus, it is not possible to predict what proportion of such distributions may consist, from month-to-month during the Reinvestment Period, of a return of, or investment income on, capital. See Tables III and IV of Exhibit B hereto for Prior Performance of the Prior Public Programs which contain past performance information with regard to cash distributions made for such Programs (which information is not necessarily indicative of either such Programs' or a Partnership's future performance as to the amount, if any, of such future distributions or the relative composition thereof from year to year.)

   Each cash distribution will consist of a combination of (1) an investor's pro rata share of a Partnership's net income generated from operations, after deduction or amortization of non-cash expenses (such as depreciation and initial direct costs) and cash expenses (such as interest on indebtedness) and (2) a return of such investor's original capital investment as determined with generally accepted accounting principles, consistently applied.

   A material portion of each cash distribution may consist of a distribution of an investor's original capital investment which, under GAAP, is deemed to be that portion of cash distributions which are not attributable to a Partnership's net income for the period of the distribution, irrespective of whether such distributions have in fact been paid from cash from current or past operations. Accordingly, cash distributions received by a limited partner may not, in all instances, be characterized solely or primarily as investment income earned on such limited partner's investment in a Partnership. Each Partnership anticipates that it will receive gross revenues (e.g., rent or debt payments) from all of its Financing Transactions and the majority of its Leases over the respective terms of each such investment in an amount equal to the sum of (1) the purchase price of such Financing Transactions and the Equipment subject to such Leases plus (2) investment income earned on such investments.

   Reinvestment of Undistributed Cash in Additional Equipment, Leases and Financing Transactions. During the Reinvestment Period, each Partnership intends to reinvest substantially all undistributed (1) Cash From Operations and (2) Cash From Sales as well as (3) proceeds of non-recourse and recourse financing which are not needed to pay current obligations in additional Equipment, Leases and Financing Transactions. The Cash From Sales realized by each Partnership from the sale or other disposition of an item of Equipment (including indemnity and insurance payments arising from the loss or destruction of the Equipment), after the payment of, or provision for, all related Partnership liabilities, may be reinvested at the sole discretion of the General Partner, during the Reinvestment Period. Each Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon that Partnership by its banks or other lenders.

   Distribution of Cash From Sales of the Partnership's Investments. After the Reinvestment Period, it is an objective of each Partnership to sell or otherwise dispose of its Equipment and liquidate all of its investments in Financing Transactions as soon as is deemed prudent, usually not prior to the expiry of the then remaining term of the related Lease, and to distribute substantially all the proceeds therefrom ("Distributable Cash From Sales") together with Reserves and other Cash From Operations and Cash From Sales not previously distributed to its Limited Partners, less the estimated costs and expenses and projected disbursements and reserves required for prompt and orderly termination of each Partnership and the payment of deferred Management Fees and Subordinated Remarketing Fees, which in each case have accrued but not been paid (if any). See "RISK FACTORS--Partnership Risks and Investment Risks--Residual Value of Equipment." Distributions made after the Reinvestment Period will depend upon results of operations, Cash From Sales of each Partnership's Investments, and the amount of Cash From Operations (if any) which each Partnership derives from the operation of its remaining Investments (if any) during such period.

   Reinvestment of Distributions. The Limited Partners have the option to elect that their distributions from a Partnership be reinvested in additional Units during the Offering Period of a Partnership. Distributions shall be invested promptly, and in no event later than 30 days from the distribution date, in the Units to the extent that they are available. All such investment of distributions in Units will be purchased at the public offering price and commissions equal to 8.0% of the Units purchase price shall be paid to the unaffiliated Selling Dealer responsible for the sale to the Limited Partner of his or her original Units. Investors may choose to elect for reinvestment of their distributions at any time by completing the appropriate authorization form which appears in Exhibit C, "Subscription Documents". Reinvestment of Distributions will commence with the next distribution payable after receipt by a Partnership of an investor's authorization form or subscription agreement.

   The General Partner reserves the right to prohibit qualified plan investors from the reinvestment of distributions if such participation would cause the underlying assets of each Partnership to constitute "plan assets." See "INVESTMENT BY QUALIFIED PLANS."



                        FEDERAL INCOME TAX CONSEQUENCES


Summary

    THIS SECTION ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A PARTNERSHIP FOR AN INDIVIDUAL TAXPAYER. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS, SINCE TAX CONSEQUENCES WILL NOT BE THE SAME FOR ALL INVESTORS AND ONLY BY A CAREFUL ANALYSIS OF A PROSPECTIVE INVESTOR'S PARTICULAR TAX SITUATION CAN AN INVESTMENT IN A PARTNERSHIP BE EVALUATED PROPERLY. IN PARTICULAR, INVESTORS THAT ARE TRUSTS, CORPORATIONS, TAX-EXEMPT ORGANIZATIONS (SUCH AS EMPLOYEE BENEFIT PLANS), OR ANY OTHER INVESTORS THAT ARE NOT DOMESTIC INDIVIDUAL TAXPAYERS SHOULD UNDERSTAND THAT THE TAX CONSEQUENCES OF AN INVESTMENT IN A PARTNERSHIP ARE LIKELY TO DIFFER, PERHAPS MATERIALLY, FROM THE PRINCIPAL TAX CONSEQUENCES OUTLINED IN THIS SECTION. SEE "--FOREIGN INVESTORS," "--TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES," "--TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS" AND "--CORPORATE INVESTORS." STATE AND LOCAL TAX CONSEQUENCES MAY ALSO DIFFER FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW. SEE "--STATE AND LOCAL TAXATION."

    For federal income tax purposes, a partnership is treated as a "pass through" entity as to which the partners, and not the partnership, pay tax on partnership income and deduct losses incurred by the partnership. The Limited Partners will report on their federal income tax returns their share of the income, gain, loss and deduction incurred by each Partnership and pay the tax on their share of any resulting taxable income generated by each Partnership. The most substantial tax risk to the Limited Partners is that each Partnership will be treated as a "publicly traded partnership." In such event, each Partnership would have to pay tax on Partnership income and the Limited Partners may be subject to a further tax on distributions from each Partnership. Tax Counsel are of the opinion that each Partnership, will not be treated as a "publicly-traded partnership."

    The General Partner expects that the items of income and loss generated by each Partnership will be treated as either "passive" or "portfolio" income and losses for federal income tax purposes. Limited Partners will not be able to use any "passive" losses produced by such Partnership to offset either "ordinary income" (such as salaries and fees) or "portfolio" income (such as dividend, interest income or certain capital gains).

    The overwhelming majority of each Partnership's income is expected to be generated from leasing activities. The General Partner expects the majority of the partnerships' leases to be treated as such for federal income tax purposes and will attempt to have such leasing activities comply with any requirements necessary to cause the Partnerships to be treated as the owners of the leased equipment for federal income tax purposes. If the Service were successfully to challenge such tax treatment, the amount and timing of taxable income or loss to the Limited Partners may be adversely affected.

Opinion of Tax Counsel

    The Partnerships have obtained an opinion from Day, Berry & Howard LLP, Tax Counsel to the General Partner, concerning the Partnerships' classification as partnerships for federal income tax purposes. See "--Classification as a Partnership." The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS" have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel is of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service and judicial decisions.

    The opinion of Tax Counsel is based upon facts described in this Prospectus and upon facts that have been represented by the General Partner to Tax Counsel. Any alteration of such facts may adversely affect the opinion rendered. Furthermore, as noted above, the opinion of Tax Counsel is based upon existing law, which is subject to change, either prospectively or retroactively.

    Each prospective investor should note that the tax opinion represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind. There can be no assurance that the Service will not challenge the conclusions set forth in Tax Counsel's opinion.

    As of the date of the opinion of Tax Counsel, no Equipment has been acquired by a Partnership. Therefore, it is impossible at this time to opine on the application of the tax law to the specific facts that will exist when a particular item of Equipment is acquired and placed under lease. The issues on which Tax Counsel have declined to express an opinion, and the likely adverse federal income tax consequences resulting from an unfavorable resolution of any of those issues, are set forth below in the following subsections of this
Section: "--Allocations of Profits and Losses," "--Tax Treatment of the Leases," "--Cost Recovery," and "--Limitations on Cost Recovery Deductions."

Classification as a Partnership

    Under current Treasury Regulations, a business entity with two or more members that does not fall within certain specified categories will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Partnerships have received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations and published rulings, each Partnership will be classified as a partnership and not as an association taxable as a corporation. The Partnerships will not request rulings from the IRS as to their classification as Partnerships for Federal income tax purposes.

    The opinion of Tax Counsel is based, in part, on representations of the General Partner to the effect that: (1) the business of each Partnership will be as described in this Memorandum and (2) neither Partnership will elect to be classified as an association taxable as a corporation.

    If either Partnership is or at any time hereafter becomes taxable as a corporation, it would be subject to federal income tax at the tax rates and under the rules applicable to corporations generally. The major consequences of being treated as a corporation would be that such Partnership's losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If either Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of either Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if such Partnership's debt exceeds the tax basis of such Partnership's assets at the time of such exchange) even though they might not receive cash distributions from such Partnership to cover such tax liabilities.

Publicly Traded Partnerships

    Certain   limited   partnerships   may  be  classified  as  publicly  traded
partnerships ("PTPs"). If a partnership is classified as a PTP (either at inception or as a result of subsequent events) and derives less than 90% of its gross income from qualified sources (such as interest and dividends, rents from real property and gains from the sale of real property) it will be taxed as a corporation. A PTP is defined as any partnership in which interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of such market. Units in each Partnership are not currently traded on an established securities market (and the General Partner does not intend to list the Units on any such market). Units are also not readily tradable on a secondary market nor are they expected to be in the future. Therefore, each Partnership will be a PTP only if the Units become "readily tradable on the substantial equivalent of a secondary market."

    Limited partnership interests may be "readily tradable" if they are regularly quoted by persons who are making a market in the interests or if prospective buyers and sellers of the interests have a readily available, regular and ongoing opportunity to buy, sell or exchange interests in a market that is publicly available, in a time frame which would be provided by a market maker, and in a manner which is comparable, economically, to trading on an established securities market. Limited partnership interests are not "readily tradable" merely because a general partner provides information to partners regarding partners' desires to buy or sell interests to each other or if it arranges occasional transfers between partners.

    Treasury Regulations provide certain safe harbor tests relating to PTP status. If the trading of interests in a partnership falls into one of the safe harbor tests, then interests in the partnership will not be considered to be traded on a substantial equivalent of a secondary market and the partnership will not be treated as a PTP. Safe harbor tests include a "2% safe harbor" test. A partnership satisfies the "2% safe harbor" test if the partnership interests that are sold or otherwise disposed of during the taxable year do not exceed 2% of the total interests in partnership capital or profits. Certain transfers ("Excluded Transfers") are excluded from the 2% "safe harbor" test, including transfers at death, transfers between certain family members and block transfers (i.e., transfers by a single partner (and related persons) within a 30-day period of interests representing in the aggregate more than 2% of the total interests in partnership capital or profits). In addition to Excluded Transfers, for the "2% safe harbor" test, transfers pursuant to a "qualified matching service" are not counted. A matching service is a qualified matching service only if (1) it consists of a computerized or printed listing system that lists customer's bid and/or ask quotes in order to match sellers and buyers; (2) matching occurs either by matching the list of interested buyers to bid on the listed interest; (3) sellers cannot enter into a binding agreement to sell the interest until at least 15 days after the date information regarding the Offering of the interest for sale is made available to potential buyers ("notice date"); and (4) the closing of the sale does not occur prior to 45 days after the notice date; (5) the matching service displays only quotes at which any person is committed to boy or sell a partnership interest at the quoted price (firm quotes); (6) the seller's information is removed from the matching service within 120 days after the notice date and, following any removal (other than removal by reason of a sale of any part of such interest) of the seller's information from the matching service, no offer to sell an interest in the partnership is entered into the matching service by the seller for at least 60 calendar days; and (7) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (other than through private transfers) does not exceed 10 percent of the total interests in partnership capital or profits. A failure to satisfy one of the specified safe harbor tests does not give rise to a presumption that interests are readily tradable on a secondary market or the substantial equivalent thereof.

    In the opinion of Tax Counsel, the Partnerships will not be treated as PTPs. For the purpose of this opinion, Tax Counsel has received a representation from the General Partner that the Units will not be listed on a securities exchange or NASDAQ and that, acting in accordance with Section 10.2(c) of the Partnership Agreement, the General Partner will refuse to permit any assignment of Units which violates the "safe harbor" tests described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

    If either Partnership were classified as a PTP it would be treated for federal income tax purposes as an association taxable as a corporation unless 90% or more of its income were to come from certain "qualified sources." The business of the Partnerships will be the leasing and financing of personal (not real) property. Thus, their income would not be from such qualified sources. The major consequences of being treated as a corporation would be that the Partnership's losses would not be passed through to the Partners, and the Partnership's income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnerships at any time are taxable as corporations, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of either Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities. See "--Classification as a Partnership" and "--Sale or Other Disposition of Partnership Interest" in this Section.

Taxation of Distributions

    If a Partnership is classified as a partnership for federal income tax purposes, it will not be subject to federal income tax. Each Partner will be required to report on his federal income tax return his share of the income, gains, losses, deductions and credits of a Partnership for each year.

    Each Partnership will report its operations on an accrual basis for federal income tax purposes using a December 31 fiscal year and will file an annual partnership information return with the Service. Each Limited Partner will be furnished with all information with respect to a Partnership necessary for preparation of his federal income tax return within 75 days after each fiscal year end.

    Cash distributions to a Limited Partner in any year may be greater or less than his share of a Partnership's taxable income for such year. Distributions in excess of income will not be taxable to the Limited Partner but will first reduce the tax basis for his Units (as increased or decreased by such Limited Partner's allocable share of a Partnership's income or loss for the year in which such distributions occur) to the extent thereof. Any cash distributions in excess of his basis will then be taxable to such Limited Partner, generally as capital gains, provided the Units are capital assets in the hands of the Limited Partner.

   To the extent a Partnership reinvests Cash From Operations or Cash From Sales in additional or replacement Investments, each Partnership intends to make sufficient cash distributions to the Limited Partners during the Reinvestment Period to enable them to pay when due their respective federal income taxes on such Cash From Operations and Cash From Sales (assuming each Limited Partner is in the highest marginal federal income tax bracket, determined without regard to surtaxes, if any).

    To the extent that the principal amount of the Partnerships' indebtedness is repaid from cash derived from rentals or sales of the Partnerships' Equipment, the taxable income of a Limited Partner in a Partnership may exceed the related cash distributions for such year. Depreciation or other cost recovery with respect to Equipment may create a deferral of tax liability in that larger cost recovery deductions in the early years may reduce or eliminate the Partnerships' taxable income in those early years of the Partnerships' operations. However, this deferral is offset in later years by smaller or no depreciation or cost recovery deductions, while an increasingly larger portion of the Partnerships' income must be applied to reduce debt principal (thereby, possibly generating taxable income in excess of cash distributions in those years).

    Miscellaneous itemized deductions of an individual taxpayer, which include investment expenses (such as organizational expenses; see "--Deductions for Organizational and Offering Expenses; Start-Up Costs"), are deductible only to the extent they exceed 2% of the taxpayer's adjusted gross income. Temporary Regulations prohibit the indirect deduction through partnerships and other pass-through entities of an amount that would not be deductible if paid by the individual. Thus, these limitations may apply to certain of the Partnerships' expenses under certain circumstances.

Partnership Income Versus Partnership Distributions

    The income reported each year by each Partnership to the Limited Partners will not be equivalent to the cash distributions made by the Partnerships to the Limited Partners. The difference in the two amounts primarily arise from the fact that depreciation and other cost recovery deductions reduce the Partnerships' income but not its cash available for distribution, and revenues reinvested by the Partnerships or used to repay debt principal will generally constitute income even though not distributed to the Limited Partners. See "--Taxation of Distributions" and "--Cost Recovery."

Allocations of Profits and Losses

    As a general rule, during the Reinvestment Period, 99% of each Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner, until the later of such time as (1) each Limited Partner's Adjusted Capital Contribution (i.e., such Limited Partner's Capital Contribution reduced by distributions from a Partnership that are in excess of such Limited Partner's 8% Cumulative Return) is reduced to zero and (2) each Limited Partner has been allocated Profits equal to the sum of (i) such Limited Partner's aggregate 8% Cumulative Return plus (ii) any Partnerships' Losses previously allocated to such Limited Partner. Thereafter the Partnerships' Profits will be allocated 90% among the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, the Partnerships' Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

    As a general rule, 99% of the Partnerships' Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of each Partnership.

    A Limited Partner's share of any item of income, gain, loss, deduction, or credit is determined by the Partnership Agreement, unless the allocation set forth therein does not have "substantial economic effect." If an allocation made by a Partnership does not have substantial economic effect, the partner's share of any such item will be determined in accordance with the Limited Partner's "interest in the Partnership," taking into account all the facts and circumstances.

    An allocation of a Partnership's income, gain, loss, deduction, or credit provided for in a partnership agreement will generally be upheld if: (a) the allocation has "substantial economic effect," or (b) the partners can show that, taking into account all facts and circumstances, the allocation is "in accordance with the partner's interest in the partnership" or (c) the allocation is "deemed" to be in accordance with the partner's interest in the partnership under special rules requiring that partners receiving allocations of losses and deductions which the partnership was able to generate as a result of, inter alia, purchasing assets with borrowed money, be "charged back" income and gain to the extent that such income and gain is generated by the assets that generated such losses and deductions ("minimum gain charge-back").

    The determination of substantial economic effect is to be made at the end of each of the partnership's taxable years. In general, the regulations provide that in order for an allocation to have "economic effect," among other things:
(a) the allocation must be appropriately reflected by an increase or decrease in the dollar amount of the relevant partner's capital account; (b) liquidation proceeds must be distributed in accordance with the partners' capital account balances; and (c) either (i) upon liquidation of the partnership, any partner with a deficit balance in his capital account must be required to restore the deficit amount to the partnership, which amount will be distributed to partners in accordance with their positive capital account balances or paid to creditors or (ii) in the absence of an obligation to restore such deficit, the partnership agreement must contain a "qualified income offset" provision pursuant to which a partner who is allocated losses and deductions by the partnership which cause or increase a capital account deficit must be allocated income and gains as quickly as possible so as to eliminate any deficit balance in his capital accounts that is greater than any amount that he is, in fact, obligated to restore. For this purpose, capital accounts are required to be kept in accordance with certain tax accounting principles described in the regulations.

    The economic effect of an allocation is deemed to be "substantial" if there is a reasonable possibility that the allocation will affect substantially the amount to be received by the partners from the partnership, independent of tax consequences. An economic effect is not considered substantial if, at the time the allocation becomes part of the partnership agreement, (1) at least one partner's after-tax consequences may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement and (2) there is a strong likelihood that the after-tax consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement. The regulations state that, in determining after-tax consequences, the partner's tax attributes that are unrelated to the partnership will also be taken into account.

    The Partnership Agreement requires that (1) all allocations of revenues, income, gain, costs, expenses, losses, deductions and distributions be reflected by an increase or decrease in the relevant Partners' capital accounts, (2) all Partners who are allocated losses and deductions generated by assets acquired with borrowed money be charged back income and gains generated by such assets, and (3) although no Limited Partner having a deficit balance in his Capital Account after the final liquidating distribution will be required to make a cash contribution to capital in the amount necessary to eliminate the deficit, the Partnership Agreement does contain a provision for a qualified income offset.

    The tax benefits of investment in a Partnership are largely dependent on the Service's acceptance of the allocations provided under the Partnership Agreement. The allocations in the Partnership Agreement are designed to have "substantial economic effect." However, because the substantiality of an allocation having economic effect depends in part on the interaction of such allocation with the taxable income and losses of the Partners derived from other sources, Tax Counsel can render no opinion on whether the allocations of a Partnership's income, gain, loss, deduction or credit (or items thereof) under the Partnership Agreement will be recognized, and no assurance can be given that the Service will not challenge those allocations on the ground that they lack "substantial economic effect." If, upon audit, the Service took the position that any of those allocations should not be recognized and that position was sustained by the courts, the Limited Partners could be taxed upon a portion of the income allocated to the General Partner and all or part of the deductions allocated to the Limited Partners could be disallowed.

    Each Partnership will determine its income or loss annually, based on a fiscal year ending December 31 and using the accrual basis of accounting. For purposes of allocating such income or loss (or items thereof) among the Partners, each Partnership will treat its operations as occurring ratably over each fiscal year. Each Partnership's income and loss (or items thereof) for any fiscal year will be allocated among the Limited Partners based on the number of Units held by each Limited Partner throughout the fiscal year, or, if any Partners hold their Units for less than the entire fiscal year, the portion of the fiscal year during which each of such Partners held his Units.

Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation

    Passive Losses

    The "passive activity" rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include "portfolio income" such as interest, dividends and royalties, and ordinary income such as salary and other compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss as follows: "active" trade or business income or loss; "passive activity" income or loss; or "portfolio" income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and certain closely-held corporations (including S corporations).

    A "passive activity" is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, rental activities are considered passive activities. Furthermore, the status of limited partners is generally considered passive with respect to a partnership's activities.

    Accordingly, a Limited Partner's distributive share of a Partnership's income or losses is expected to be characterized as passive activity income or loss (except to the extent attributable to portfolio income or loss, such as interest earned on a Partnership's funds pending their investment or reinvestment in Equipment). Any loss suspended under the passive activity rules may be carried forward indefinitely to offset passive activity income, if any, derived in future years, including income generated from the activity producing the suspended loss. Additionally, suspended losses generally may be deducted against non-passive income when a taxpayer recognizes gain or loss upon a taxable disposition of his entire interest in the passive activity. Finally, passive income from a Partnership can be used to absorb losses from other passive activities, subject to the rules regarding publicly-traded partnerships.

    Losses from a "publicly traded partnership" are treated as passive activity losses that may not be used to offset income from any other activity other than income subsequently generated by the same "publicly traded partnership." Income from a "publicly traded partnership" (to the extent not used to offset losses from the same partnership) is generally treated as portfolio income. Each Partnership has been structured so as to avoid treatment as a "publicly traded partnership." However, income or losses from each Partnership may not be used to offset losses or income from a Limited Partner's interest in any other partnerships which are treated as "publicly traded partnerships."

    Tax Basis

    A Limited Partner's initial tax basis in his Partnership interest will be his capital contribution to a Partnership (i.e., the price he paid for his Units). His tax basis will then be increased (or decreased) by his share of income (or loss) and by his share of any increase (or decrease) of a Partnership's indebtedness as to which no Partner is personally liable, and reduced by the amount of any cash distributions. A Limited Partner may only deduct his allocable share of a Partnership's losses, if any, to the extent of his basis in his Units.

    "At Risk" Limitation

    Generally, taxpayers (including certain closely-held corporations) may not deduct losses incurred in most activities, including the leasing of equipment, in an amount exceeding the aggregate amount the taxpayer is "at risk" in the activity at the close of a Partnership's tax year. Generally, a taxpayer is considered "at risk" with respect to an activity to the extent of money and the adjusted basis of other property contributed to the activity.

    A Limited Partner generally will not be "at risk", and will not be entitled to increase the tax basis of his Units, with respect to recourse liabilities, if any, of each Partnership (such as trade payables), and he will not be "at risk" with respect to nonrecourse liabilities incurred by a Partnership (such as amounts borrowed to finance purchases of Equipment), even though such nonrecourse liabilities may increase the tax basis of the Units. Thus, a Limited Partner's initial amount "at risk" effectively will be the amount of his capital contribution to a Partnership. Such amount will be reduced subsequently by cash distributions and loss allocations, and increased by allocations of a Partnership's income.

    The effect of the "at risk" rules generally is to limit the availability of a Partnership's losses to offset a Limited Partner's income from other sources to an amount equal to his capital contribution to a Partnership, less cash distributions received and allocations of such Partnership's losses, plus any of such Partnership's income allocated to him. Therefore, although a Partnership may generate tax losses for a taxable year, the Limited Partners who are subject to the "at risk" rules will be unable to use such losses to the extent they exceed such Limited Partner's "at risk" amount in computing taxable income for the year. Any unused losses may be carried forward indefinitely until such Limited Partners have sufficient "at risk" amounts in the Partnership to use the losses.

Deductions for Organizational and Offering Expenses; Start-Up Costs

    The costs of organizing and syndicating each Partnership, as well as certain "start-up" costs, may not be deducted currently and must be capitalized.

    Section 709 of the Code provides that no current deduction is allowed to a partnership for organizational expenses. "Organizational expenses" include legal fees incident to the organization of the partnership, accounting fees for establishing a partnership accounting system and necessary filing fees. Such expenses may be written off ratably over a 60-month period. Similar rules apply to "start-up expenditures" under Section 195 of the Code

    Under Section 709, no deduction is allowed at all for any amounts paid or incurred to promote or effect the sale of an interest in a partnership ("syndication expenses"). Syndication expenses may be deducted, if at all, only upon liquidation of the Partnership, and then perhaps only as a capital loss. "Syndication expenses" include brokerage fees (such as the Underwriting Fees and Sales Commissions), registration fees, legal fees of underwriters and placement agents and the issuer (the Partnership) for securities advice and advice concerning the adequacy of tax disclosures in the Offering documents, accounting fees for the preparation of information to be included in the Offering materials, printing and reproduction costs and other selling or promotional expenses.

    The General Partner will endeavor to treat the organizational, start-up and syndication costs of each Partnership in accordance with the foregoing rules. However, because there is uncertainty about the distinction between trade or business expenses that may be currently deducted and organizational, start-up and syndication costs that must be capitalized and either amortized or deferred, there can be no assurance that the Service will not challenge the current deduction of certain expenses of each Partnership on the grounds that such expenses are not currently deductible.

Tax Treatment of the Leases

    The availability to Limited Partners of depreciation or cost recovery deductions with respect to a particular item of Equipment depends, in part, upon the classification of the particular lease of that Equipment as a "true lease" of property under which a Partnership is the owner, rather than as a sale, financing or refinancing arrangement for federal income tax purposes.

    Whether a Partnership is the owner of any particular item of Equipment and whether any of its Leases is a "true lease" for federal income tax purposes depends upon questions of fact and law. The Service has published guidelines for purposes of issuing advance rulings on the tax treatment of "leveraged" leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts (although they have been so applied in a number of instances).

    The Partnerships will not request, and probably would not be able to obtain, a ruling from the Service that each of its Leases will qualify as such for tax purposes, nor is it expected that the General Partner will obtain the advice of Tax Counsel with respect to any particular Lease. Moreover, the General Partner may determine that a Partnership should enter into specific Leases on such terms that the tax treatment of the Leases would be questionable. Should a Lease be recharacterized as a sale, financing, or refinancing transaction for income tax purposes, a portion of the "rental" income of a Partnership equivalent to interest on the amount "financed" under such Lease would be treated as interest income, without offset for deductions for depreciation or cost recovery, and the balance of such "rental" income would be a tax-free recovery of principal. The general result would be increased amounts of taxable income in the initial years of the Lease followed by decreased amounts of income in later years.

    Whether each Partnership Lease will meet the relevant requirements and whether a Partnership otherwise will be treated, for federal income tax purposes, as the owner of each item of Equipment acquired by that Partnership, will depend on the specific facts in each case, which are undeterminable because they will occur in the future. Accordingly, Tax Counsel can render no opinion on this issue.

Cost Recovery

    In general, equipment of the sort anticipated to be acquired and leased by each Partnership is classified as either "3-year property," "5-year property" or "7-year property," and may be written off for federal income tax purposes (through "cost recovery" or "depreciation" deductions) over its respective recovery period using the 200 percent declining-balance depreciation method, with a switch to the straight-line method at a time that maximizes the deduction. A taxpayer may elect to use a straight-line method of depreciation. A "half-year convention" (under which a half-year's depreciation is allowed in the year that the property is placed in service) will generally apply in computing the first year's depreciation. However, if more than 40% of the aggregate basis of depreciable property is placed in service in the last three months of the tax year, a "mid-quarter convention" must be used whereunder all property placed in service during any quarter of a tax year is treated as placed in service at the midpoint of such quarter.

    The General Partner expects that a Partnership's Equipment will consist primarily of 5-year property. The General Partner intends to claim cost recovery deductions with respect to each Partnership's Equipment under the method(s) deemed by the General Partner to be in the best interests of each Partnership, which generally will be a straight-line method. Whether the Partnerships will be entitled to claim cost recovery deductions with respect to any particular item of Equipment and the applicable method and convention to be used depends on a number of factors, including whether the Leases are treated as true leases for federal income tax purposes. See "--Tax Treatment of the Leases" in this Section.

    Each Partnership will allocate all or part of the Acquisition Fees to be paid to the General Partner to the cost basis of Equipment on which cost recovery is computed. No assurance can be given that the Service will agree that the amount of such fee which is so allocated is properly attributable to purchased Equipment such that cost recovery deductions based on such additional basis are properly allowable. The Service might assert that the Acquisition Fees are attributable to items other than the Equipment or are not subject to cost recovery at all. If the Service were successful, the cost recovery deductions available to each Partnership would be reduced accordingly. Because the determination of this issue will depend on the magnitude and type of services performed in consideration for these fees, which facts are presently undeterminable and may vary in connection with each piece of Equipment acquired by each Partnership, Tax Counsel is unable to render an opinion thereon.

    Under certain circumstances, a taxpayer will be required to recover the cost of an asset over a period longer than the period described above. Such circumstances include the use of equipment predominantly outside the United States and the use of equipment by a "tax-exempt entity." See "--Limitations on Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

    Property Used Predominantly Outside the United States.

    Each Partnership may own and lease Equipment that is used predominantly outside the United States. The cost of such Equipment must be written off for federal income tax purposes using the straight line method of depreciation over a period corresponding to the Equipment's "ADR Class Life" (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and the applicable half-year or mid-quarter convention. If the Equipment does not have an ADR Class Life, a 12-year period must be used.
See "--Cost Recovery."

    However, certain types of property which are used predominantly outside the United States nevertheless qualify for the normal rules discussed in "--Cost Recovery" (that is, a shorter depreciable life should be allowable). The exceptions include the following: (1) aircraft registered in the United States which are operated to and from the United States; (2) certain railroad rolling stock which is used within and without the United States; (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and (4) containers of a United States person which are used in the transportation of property to and from the United States. It is not presently determinable whether any Equipment owned and leased by the Partnership will be in any of these categories.

    Tax-Exempt Leasing.

    The Partnership may lease Equipment to certain tax-exempt entities. Property leased to tax-exempt entities ("tax-exempt use property") must be written off for federal income tax purposes using the applicable half-year or mid-quarter convention and applying the straight line method of depreciation over a period corresponding to the longer of (i) the Equipment's "ADR Class Life" (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and (ii) or 125% of the term of the lease. The term of a lease will include all options to renew as well as certain successive leases, determined under all of the facts and circumstances. The use of property by a tax-exempt entity at any point in a chain of use results in its characterization as tax-exempt use property (e.g., a sublease by a non-tax-exempt lessee to a tax-exempt sublessee).

    The definition of a "tax-exempt entity" includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, certain foreign persons and entities, and certain international organizations. The term also generally includes certain organizations which were tax-exempt at any time during the five-year period ending on the date such organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if 50% or less of the income derived from the leased property is subject to U.S. income tax.

    The term "tax-exempt use property" does not include: (1) any portion of property which is used predominantly by a tax-exempt entity (directly, or through a partnership in which the tax-exempt entity is a partner) in an unrelated trade or business if the income from such trade or business is included in the computation of income subject to the tax on unrelated business taxable income; (2) property leased to a tax-exempt entity under a "short-term lease" (that is, a lease which has a term of less than the greater of one year or 30% of the property's ADR Class Life, but in any case less than three years); and (3) certain high-technology equipment.

    If any property which is not otherwise tax-exempt use property is owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as partners, such tax-exempt entity's proportionate share of such property is treated as tax-exempt use property unless certain specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by the Partnerships. However, taxable income from the Partnerships will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations." Additionally, a substantial portion of the Partnerships' taxable income will be treated as United States source business income in the hands of foreign Limited Partners for which no exemption is available. See "--Foreign Investors." Therefore, it is not anticipated that the depreciation limitations applicable to tax-exempt use property will be material as they relate to Equipment owned by the Partnerships and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

    Both the lessor and lessee under certain rental agreements ("Section 467 rental agreements") are required to accrue annually the rent allocable to the taxable year, as well as interest on deferred rental payments, where actual payment of the rent is deferred. A Section 467 rental agreement is defined as any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either (i) provides for increasing or decreasing rental payments or (ii) provides for rentals payable beyond the close of the calendar year following the year in which the associated use occurred. In general, the rent allocable to a taxable year will be determined by reference to the terms of the lease. However, if a Section 467 rental agreement is silent as to the allocation of rents, or, if (1) a Section 467 rental agreement provides for increasing or decreasing rents, (2) a principal purpose for providing for increasing or decreasing rents is the avoidance of taxes and (3) the lease is part of a leaseback transaction or is for a term in excess of 75% of certain prescribed asset write-off periods, then rents will be deemed to accrue on a level basis in amounts having a present value (as determined by utilizing a discount rate equal to 110% of the "applicable federal rate," which is roughly equivalent to the rate on certain U.S. government securities with comparable maturities) equal to the present value (as so determined) of the aggregate rentals actually payable under the agreement. The differences between the rent actually paid and the recomputed rents are treated as loans bearing interest at the applicable federal rate.

    Each Partnership may enter into transactions which will subject it to these provisions. The application of such provisions could result in the acceleration of income recognition by the Partnerships prior to receipt of corresponding cash flow.

Sale or Other Disposition of Partnership Property

    In general, an individual's long term capital gains (i.e., gains on sales of capital assets held for more than 18 months) are taxed at 20% and mid-term capital gains (i.e., gains on sales of capital assets held for more than 12 months but no more than 18 months) are taxed at 28% under current law while the maximum tax rate for ordinary income is 39.6%. For corporations, the highest maximum tax rate for both capital gains and ordinary income is 35%.

    Because of the different individual tax rates for capital gains and ordinary income, the Internal Revenue Code provides various rules concerning the characterization of income as ordinary or capital and for distinguishing between long-term, mid-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, the amount of capital losses which an individual may offset against ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing separately).

    Upon a sale or other disposition of the Equipment of a Partnership (including a sale or other disposition resulting from destruction of the Equipment or from foreclosure or other enforcement of a security interest in the Equipment), that the Partnership will realize gain or loss equal to the difference between the basis of the Equipment at the time of sale or disposition and the amount realized upon sale or disposition. The amount realized on a foreclosure would include the face amount of the debt being discharged in a foreclosure, even though a Partnership receives no cash. Since the Equipment constitutes tangible personal property, upon a sale or other disposition of the Equipment, all of the recovery deductions ("depreciation") taken by a Partnership will, to the extent of any realized gain, be subject to recapture (i.e., treated by the Partners as ordinary income). Recapture cannot be avoided by holding the Equipment for any specified period of time. If a Partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

    Any gain in excess of the amount of recapture will constitute gain or loss described in Section 1231 of the Code if the property sold or otherwise disposed of either was used in a Partnership's trade or business and held for more than one year or was a capital asset which was held for more one year and not held primarily for sale to customers. Under Section 1231 of the Code, if the sum of the gains on sale or exchange of certain assets (generally, depreciable property, other than inventory and literary properties) used in a trade or business and held for more than one year and the gains from certain compulsory or involuntary conversions exceed the losses on such sales, exchanges and conversions, such excess gains will be treated as capital gains (subject to a special Section 1231 recapture rule described below). If such losses exceed such gains, however, such excess losses will be treated as ordinary losses.

    There is a special rule under Section 1231 for casualty and theft losses on depreciable business property and capital assets which are held for more than one year and are held in connection with a trade or business or a transaction entered into for profit. Such gains and losses must be separately grouped together and if casualty gains equal or exceed casualty losses, then the gains and losses are further grouped with other Section 1231 transactions to determine whether there is an overall Section 1231 gain or loss. If the casualty or theft losses exceed gains, the resulting net loss is not further grouped with other
Section 1231 transactions, but is, instead, excluded from Section 1231 and treated as an ordinary loss.

    Under a special "Section 1231 recapture" rule, net Section 1231 gain will be treated as ordinary income to the extent of the taxpayer's "non-recaptured" net
Section  1231  losses.  "Non-recaptured"  net  Section  1231  losses are any net
Section 1231 losses from the five preceding taxable years which have not yet been offset against net Section 1231 gains in those years.

    If, at the time of sale, the sold Equipment is a capital asset (i.e., was not used in a Partnership's trade or business) and had been held by a Partnership for one year or less, or if a Partnership is a "dealer" in Equipment of the type sold, any gain or loss will be treated as short-term capital gain or loss or ordinary income or loss, respectively.

Sale or Other Disposition of Partnership Interest

    Gain or loss recognized by a Limited Partner on the sale of his interest in a Partnership (which would include both the cash or other consideration received by such Limited Partner from the purchaser as well as such Limited Partner's share of the Partnership's nonrecourse indebtedness) will, except as noted below, be taxable as a long-term, mid-term or short-term capital gain or loss, depending on his holding period for his Units and assuming that his Units qualify as capital assets in his hands. That portion of a selling Partner's gain allocable to a Partnership's unrealized receivables (including depreciation recapture) and inventory (the "ordinary income assets"), however, would be treated as ordinary income. The term "ordinary income assets" would include assets subject to recapture of recovery deductions determined as if a selling Partner's proportionate share of a Partnership's properties had been sold at that time. Thus, a substantial portion of a Limited Partner's gain upon the sale of his Units may be treated as ordinary income. For a discussion of the relevance of the distinction between ordinary income and capital gain, see "--Sale or Other Disposition of Partnership Property" in this Section.

    In connection with the sale or exchange of a Partnership interest, the transferor must promptly notify the Partnership of the sale or exchange, and, once the Partnership is notified, it is required to inform the Service (and the seller and the buyer of the Partnership interest) on or before January 31 following the calendar year of sale of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the Partnership interest sold or exchanged. Penalty for failure to file is $50 for each failure, with a limit of $100,000. In addition, failure of the transferor of a Partnership interest to notify the Partnership will result in a $50 penalty per failure.

Treatment of Cash Distributions Upon Redemption

    The redemption by a Partnership of all or a portion of a Limited Partner's Units (see "SUMMARY OF THE PARTNERSHIP AGREEMENT") will be treated as a sale or exchange of such Units by the Limited Partner and may generate taxable income to him. The "amount realized" by such Limited Partner on such redemption will equal the sum of the cash received by such Limited Partner, plus the Limited Partner's share of the Partnership's non-recourse liabilities.

    Under Section 751(b) of the Code, in the event a Partnership distributes cash to a Partner and, simultaneously, the Limited Partner's interest in the Partnership's "ordinary income assets" is reduced, the Limited Partner will be deemed to receive the cash, or a portion thereof, in exchange for the "ordinary income assets." The Limited Partner will recognize ordinary income to the extent the portion of the distribution that is attributable to the "ordinary income assets" exceeds such Limited Partner's undivided interest in a Partnership's adjusted basis in such assets prior to the exchange. The remainder of the distribution, if any, will be treated in the same manner as a partnership distribution (i.e., the Limited Partner will recognize income only to the extent the cash distributions exceed such Limited Partner's adjusted basis in his Units). See "--Taxation of Distributions."

    The Partnerships anticipate that any redemption of a Limited Partner's Units will be payable out of Cash From Operations and Cash From Sales that otherwise would be available for distribution to all Limited Partners or for reinvestment in additional Equipment. Accordingly, while any redemption of Units by a Partnership would decrease the aggregate number of Units outstanding and thereby proportionally increase each remaining Limited Partner's distributive share of the Partnership's income, gain, loss and deductions and items thereof, it may also reduce the total amount of cash which is available for investment or reinvestment.

Gifts of Units

    Generally, no gain or loss is recognized upon the gift of property. However, a gift of Units (including a charitable contribution) may be treated partially as a sale to the extent of the transferor's share of a Partnership's nonrecourse liabilities, if any. Gain may be required to be recognized in an amount equal to the difference between such nonrecourse debt share and that portion of the basis in the Units allocable to the sale transaction. Charitable contribution deductions for the fair market value of the Units will be reduced by the amounts involved in such partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income to the transferor on a sale of his Units.

Consequence of No Section 754 Election

    Because of the complexities of the tax accounting required, each Partnership does not presently intend to file elections under Section 754 of the Code to adjust the basis of property in the case of transfers of Units. As a consequence, a transferee of Units may be subject to tax upon a portion of the proceeds of sales of a Partnership's property that represents, as to him, a return of capital. This may affect adversely the price that potential purchasers would be willing to pay for Units.

Tax Treatment of Termination of the Partnership Pursuant to the Partnership Agreement

    In the event of termination of a Partnership pursuant to the Partnership Agreement (see "SUMMARY OF THE PARTNERSHIP AGREEMENT--Duration of Partnership") the General Partner is required to sell or dispose of the Partnership assets, apply the proceeds and other Partnership funds to repayment of the liabilities of the Partnership and distribute any remaining funds to the Partners in accordance with their positive Capital Accounts balances. Sales and other dispositions of that Partnership's assets would have the tax consequences described in "--Sale or Other Disposition of Partnership Property" in this Section. Liquidating cash distributions in excess of a Partner's tax basis for his Partnership interest generally would be taxable (generally as capital gain, provided the Partnership interests constitute capital assets in the hands of the Partners); cash distributions in amounts less than such basis may result in a loss (generally a capital loss which would be subject to the general limitations on deductibility of losses). The tax basis for the Units of a Limited Partner is increased (or decreased) by his share of a Partnership's taxable income (or loss) resulting from the sale or other disposition of Equipment. Hence, if a Partnership's Equipment has been sold or disposed of under circumstances resulting in a loss, distribution of the sale proceeds upon liquidation of the Partnership may result in taxable gain to the Partners.

Audit by the Service

    No tax rulings have been sought by either Partnership from the Service. While the Partnerships (and any joint ventures in which the Partnerships participate) intends to claim only such deductions and assert only such tax positions for which there is a substantial basis, the Service may audit the returns of the Partnerships or any such joint venture and it may not agree with some or all of the positions taken by the Partnerships (or such joint venture).

    An audit of a Partnership's information return may result in an increase in a Partnership's income, the disallowance of deductions, and the reallocation of income and deductions among the Partners. In addition, an audit of a Partnership's information return may lead to an audit of income tax returns of Limited Partners which could lead to adjustments of items unrelated to a Partnership.

    Partners must report a Partnership's items on their individual returns in a manner consistent with the Partnership's return unless the Partner files a statement with the Service identifying the inconsistency or unless the Partner can prove his return is in accordance with information provided by such Partnership. Failure to comply with this requirement is subject to penalties and may result in an extended statute of limitations. In addition, in most circumstances the federal tax treatment of items of a Partnership's income, gain, loss, deduction and credit will be determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with its partners.

    Any audit of a Partnership will be at the Partnership's level and the Service will deal with the Partnership's "Tax Matters Partner" (the "TMP") with respect to its tax matters. The General Partner is designated as each Partnership's TMP in the Partnership Agreement. Only those Limited Partners having at least a 1% interest in a Partnership (the "Notice Partners") will be entitled to receive separate notice from the Service of the audit of a Partnership's return and of the results thereof, and Limited Partners who have an interest of less than 1% ("Non-notice Partners") will not be entitled to notice from the Service. However, groups of Non-notice Partners who together own a 5% or greater interest in a Partnership (a "Notice Group") may, by notification to the Service, designate a member of their group to receive Service notices. All Partners in a Partnership have the right to participate in any audit of the Partnership. The General Partner is required to keep all Limited Partners informed of any administrative and judicial proceedings involving the tax matters of a Partnership. Also, the General Partner will keep Non-notice Partners advised of any significant audit activities in respect of a Partnership.

    The TMP is authorized to enter into settlement agreements with the Service that are binding upon Non-notice Partners, except Non-notice Partners who are members of a Notice Group or who have filed a statement with the Service that the TMP does not have authority to enter into settlement agreements that are binding upon them. Any Partner will have the right to have any favorable settlement agreement reached between the Service and any other Partners with respect to an item of his Partnership applied to him.

    The General Partner is empowered by the Partnership Agreement to conduct, on behalf of each Partnership and Limited Partners, all examinations by tax authorities relating to each Partnership, at the expense of each Partnership. See "SUMMARY OF THE PARTNERSHIP AGREEMENT." A tax controversy could result in substantial legal and accounting expense being charged to a Partnership subject to the controversy, irrespective of the outcome.

Alternative Minimum Tax

    An alternative minimum tax ("AMT") is payable by taxpayers to the extent it exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on "alternative minimum taxable income" ("AMTI") in excess of an exemption amount. The AMTI is based on the taxpayer's taxable income, as recomputed with certain adjustments and increased by certain "tax preference" items. A two-tiered AMT rate schedule for noncorporate taxpayers exists consisting of a 26% rate (which applies to the first $175,000 ($87,500 for married individuals filing separately) of a taxpayer's AMTI in excess of the exemption amount) and a 28% rate (which applies to the amount in excess of $175,000 ($87,500 for married individuals filing separately) over the exemption amount). The exemption amount is $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

    The principal adjustments include the following: (1) depreciation deductions cannot exceed those computed under the 150% declining balance method and , for property placed in service before January 1, 1999, an extended recovery period,
(2) mining exploration and development costs are capitalized and amortized ratably over ten years, (3) magazine circulation expenditures are amortized over three years, (4) research and experimental expenditures are amortized over ten years, (5) miscellaneous itemized deductions are not allowed, (6) medical expenses are deductible only to the extent they exceed 10% of adjusted gross income, (7) state and local property and income taxes are not deductible, (8) interest deductions are subject to further restrictions, (9) the standard deduction and personal exemptions are not allowed, (10) only "alternative tax net operating losses" are deductible and (11) the excess of the fair market value of stock received on the exercise of an incentive stock option over the exercise price must be included as income.

    The principal "tax preference" items which must be added to taxable income for AMT purposes include the following: (1) the excess of depletion over the adjusted basis of the property at the end of the year, (2) the excess of intangible drilling costs over 65% of net oil and gas income, and (3) private activity bond interest.

    The General Partner does not anticipate that any significant "tax preference" items will be generated by either Partnership. The principal Partnership items that may have an impact on a particular Partner's AMTI are interest and depreciation. It is anticipated that each Partnership will generally depreciate its Equipment using the straight line method. Therefore, a Partnership's activities should not give rise to any significant depreciation adjustments for purposes of computing the AMTI of the Limited Partners. Prospective investors should be aware, however, that for purposes of computing AMTI, interest incurred to acquire or maintain an ownership interest in a passive activity (such as a Partnership) is deductible only to the extent that such interest, when added to the passive activity income or loss of the taxpayer (computed with the appropriate alternative minimum tax adjustments and tax preferences), does not result in a passive activity loss (as so computed). Accordingly, Limited Partners who borrow money and incur interest expense in connection with their purchase of Units may only be allowed a limited deduction for such interest in computing their AMTI.

    The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the Units should consult their tax advisors as to the possible AMT consequences of an investment in a Partnership.

Interest Expense

    In general, interest expense incurred in connection with investment activities is deductible only against investment income. Interest expense incurred in connection with investments in "passive" activities (such as the Partnership and other limited partnerships) may only be deducted in accordance with the rules applicable to losses derived from passive activities. See "--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation."

    Interest expense incurred by a Partnership probably will be treated as "passive" activity interest, as would interest expense incurred by a Limited Partner on money he borrows to purchase or carry his interest in a Partnership but may be deductible against related income of a Partnership allocable to the Units purchased with such borrowed money.

    Each Partnership may enter into transactions involving the prepayment of interest or the payment of "points," commitment fees and loan origination or brokerage fees. In general, prepaid interest, "points" and similar costs may not be deductible currently and, instead, may have to be capitalized and written off over the life of the related loan. The General Partner will treat such costs in accordance with the applicable requirements.

Self-Employment Income and Tax

    A Limited Partner's net earnings from self-employment for purposes of the Social Security Act and the Code will not include his distributive share of any item of income or loss from a Partnership, other than any guaranteed payments made to such Limited Partner for services rendered to or on behalf of a Partnership.

Maximum Individual Tax Rates

    The federal income tax on individuals applies at a 15%, 28%, 31%, 36% and 39.6% rate. The personal exemption, which is $2,650 for 1997, is reduced by 2% for each $2,500 by which an individual's adjusted gross income exceeds $181,800 for joint returns, $151,500 for heads of household, $121,200 for single taxpayers, and $90,900 for married persons filing separately (as these amounts are adjusted for inflation). An individual is required to reduce the amount of certain of his otherwise allowable itemized deductions by 3% of the excess of his adjusted gross income over $124,800 or $62,250 in the case of married taxpayers filing separately (as these amounts are adjusted for inflation).

Section 183

    Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." Section 183 contains a presumption that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years ending with taxable year at issue. The General Partner intends to operate each Partnership for the purpose of providing an economic profit and anticipates that each Partnership will have sufficient gross income to entitle it to the benefit of the presumption referred to above. If either Partnership's activities were treated as not being engaged in for profit, any deductions of that Partnership in excess of its gross income might be permanently disallowed.

Foreign Source Taxable Income

    It is possible that certain rental income and interest received by the Partnerships from sources within foreign countries will be subject to withholding and/or income taxes imposed by such countries. In addition, capital gains on the sale of equipment may also be subject to capital gains taxes in some of the foreign countries where the Partnerships sell equipment. Tax treaties between certain countries and the United States may reduce or eliminate certain of such taxes. The activities of the Partnerships within certain foreign countries may cause Limited Partners to be required to file tax returns in such foreign countries. It is impossible to predict in advance the rate of foreign tax the income of the Partnerships will be subject to since the amount of the Partnerships' assets to be invested in various countries is not known.

    The Limited Partners will be informed by the Partnerships as to their proportionate share of the foreign source of income of and foreign taxes paid by the Partnerships which they will be required to include in their income. The Limited Partners generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes.

    Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Limited Partner's Federal tax (before the credit) attributable to its total foreign source taxable income. A Limited Partner's share of the Partnerships' rental income and interest attributable to equipment used outside the U.S. generally will qualify as foreign source income. Generally, the source of income realized upon the sale of personal property, such as equipment, will be based on the location of the equipment.

    The limitation on the foreign tax credit is applied separately to different types of foreign source income, including foreign source passive income, such as interest. Special limitations also apply with respect to income from the sale of capital assets. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, for foreign tax credit limitation purposes, the amount of a Limited Partner's foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any Limited Partner who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Partnerships will be treated as owned by the Limited Partners in the Partnerships and indebtedness incurred by the Partnerships will be treated as incurred by Limited Partners in the Partnerships.

    Because of these limitations, Limited Partners may be unable to claim credit for the full amount of their proportionate share of the foreign taxes attributable to the income of the Partnerships. In addition, foreign losses, if any, generated by the Partnerships could reduce the tax credits available to a Limited Partner from unrelated foreign source income. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Limited Partner, Limited Partners are advised to consult their own tax advisers.

Registration, Interest and Penalties

    Tax Shelter Registration

    "Tax shelters" are required to be registered with the Service. Under Temporary Treasury Regulations, an investment constitutes a "tax shelter" for this purpose if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment for any of the first five years will be greater than twice the amount to be invested. Each Partnership is a "tax shelter" under this definition because the term "amount of deductions" means gross deductions and gross income expected to be realized by a Partnership is not counted. The Temporary Treasury Regulations also provide that a tax shelter is not required to be registered initially if it is a "projected income investment." A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor as of the close of any of the first five years of the investment. The General Partner expects, based on economic and business assumptions which the General Partner believes to be reasonable, that no Limited Partner's cumulative tax liability will be reduced during any of the first five years after the effective date of this Prospectus by reason of an investment in a Partnership. There can be no assurance, however, that unexpected economic or business developments will not cause Limited Partners to incur tax losses from a Partnership, with the result that their cumulative tax liability during the first five years might be reduced. Therefore, the General Partner has registered each Partnership as a "tax shelter" with the Service. A Tax Shelter Registration Number is expected to be received shortly. However, for so long as a Partnership is a projected income investment, the Limited Partners are not required to include a Partnership's registration number on their tax returns.

    Even though each Partnership may be a projected income investment, each Partnership will nonetheless be required to maintain a list identifying each person who has been sold a Unit and containing such other information as required by the regulations. This list must be made available to the Service upon request.

    In the event each Partnership ceases to be a projected income investment, each Partnership and the Limited Partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that the Limited Partners will be required to include a Partnership's registration number on their tax returns.

    Pursuant to the Temporary Treasury Regulations, the General Partner is required to notify the Limited Partners that a Partnership is no longer a projected income investment and to inform each Limited Partner that he must report a Partnership's registration number on any return on which he claims a deduction, credit or other tax benefit from that Partnership.

    The General Partner is required by the Temporary Treasury Regulations to include the following legend herein: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

    Interest on Underpayments

    The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury based on the yield of U.S. obligations with maturities of three years or less.

    Penalty for Substantial Understatements

    The Code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter," (a) there was substantial authority for the taxpayer's treatment of the item, or (b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

    For purposes of the understatement penalty, "tax shelter" includes a partnership if a significant purpose of the partnership is "the avoidance or evasion of Federal income tax." Each Partnership should not be treated as a "tax shelter" within the meaning of this provision primarily because (1) each Partnership's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of a Partnership, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

State and Local Taxation

    In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in a Partnership. A Limited Partner's share of the taxable income or loss of a Partnership generally will be required to be included in determining reportable income for state or local tax purposes in the jurisdiction in which the Limited Partner is a resident. In addition, other states in which a Partnership owns Equipment or does business may require nonresident Limited Partners to file state income tax returns and may impose taxes determined with reference to their pro rata share of a Partnership's income derived from such state. Any tax losses generated through a Partnership from operations in such states may not be available to offset income from other sources in other states. To the extent that a nonresident Limited Partner pays tax to a state by virtue of the operations of a Partnership within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that the Limited Partner itemizes deductions. Each investor is advised to consult his own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with an investment in a Partnership.

Foreign Investors

    Foreign investors in each Partnership should be aware that, to a substantial degree, the income of a Partnership will consist of trade or business income that is attributable to or effectively connected with a fixed place of business ("permanent establishment") maintained by a Partnership in the United States. As such, a Partnership's income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Such foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of a Partnership's income, gains, losses and deductions. Additionally, a Partnership is required to withhold tax on each such foreign investor's distributive share of income from that Partnership (whether or not any cash distributions are made); any amount required to be withheld will be deducted from distributions otherwise payable to such foreign investor and such foreign investor will be liable to repay that Partnership for any withholdings in excess of the distributions to which he is otherwise entitled. Foreign investors must consult with their tax advisors as to the applicability to them of these rules and as to the other tax consequences described herein.

Tax Treatment of Certain Trusts and Estates

    The tax treatment of trusts and estates can differ somewhat from the tax treatment of individuals. Investors which are trusts and estates should consult with their tax advisors as to the applicability to them of the tax rules discussed herein.

Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

    Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except to the extent their "unrelated business taxable income" exceeds $1,000 in any taxable year. The excess "unrelated business taxable income" is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors in a Partnership will be deemed to be engaged in the business carried on by such Partnership and, therefore, subject to the unrelated business income tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in a Partnership.

Corporate Investors

    The federal income tax consequences to investors which are corporations (other than certain closely-held corporations, which are subject to the "at risk" and "passive loss" limitations discussed herein) may differ materially from the tax consequences discussed herein, particularly as they relate to the alternative minimum tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in a Partnership.

                    INVESTMENT BY QUALIFIED PLANS



Fiduciaries under ERISA

    A fiduciary of a Qualified Plan is subject to certain requirements under ERISA, including the duty to discharge its responsibilities solely in the interest of, and for the benefit of, the Qualified Plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the Qualified Plan's governing documents.

    Fiduciaries with respect to a Qualified Plan include, for example, any persons who exercise any authority or control respecting the management or disposition of the funds or other property of the Qualified Plan. For example, any person who is responsible for choosing a Qualified Plan's investments, or who is a member of a committee that is responsible for choosing a Qualified Plan's investments, is a fiduciary of the Qualified Plan. Also, an investment professional who renders, or who has the authority or responsibility to render, investment advice with respect to the funds or other property of a Qualified Plan may be a fiduciary of the Qualified Plan, as may any other person with special knowledge or influence with respect to a Qualified Plan's investment or administrative activities.

    IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, where a participant in a Qualified Plan exercises control over such participant's individual account in the Qualified Plan in a "self-directed investment" arrangement that meets the requirements of Section 404(c) of ERISA, such Participant (rather than the person who would otherwise be a fiduciary of such Qualified Plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain Qualified Plans of sole proprietorships, partnerships and closely-held corporations of which the owners of 100% of the equity of such business and their respective spouses are the sole participants in such plans at all times are generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

    A person subject to ERISA's fiduciary rules with respect to a Qualified Plan (or, where applicable, IRA) should consider those rules in the context of the particular circumstances of the Qualified Plan (or IRA) before authorizing an investment of a portion of the Qualified Plan's (or IRA's) assets in Units.

Prohibited Transactions Under ERISA and the Code

    Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and
Section 406 of ERISA (which does not apply to IRAs or to certain transactions with respect to Qualified Plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("disqualified persons" and "parties in interest" are hereinafter referred to as "Disqualified Persons"). Disqualified Persons include, for example, fiduciaries of the Qualified Plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other Disqualified Persons. In addition, the beneficiary - "owner" or "account holder"
- of an IRA is generally considered to be a Disqualified Person for purposes of the prohibited transaction rules.

    "Prohibited transactions" include, for example, any direct or indirect transfer to, or use by or for the benefit of, a Disqualified Person of a Qualified Plan's or IRA's assets, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA in connection with a transaction involving the assets of the Qualified Plan or the IRA. Under ERISA, a Disqualified Person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. In addition, ERISA authorizes additional penalties and further relief from such transaction. Section 4975 of the Code imposes excise taxes on a Disqualified Person that engages in a prohibited transaction with a Qualified Plan or IRA. Prohibited transactions subject to these sanctions will generally be required to be "unwound" to avoid incurring additional penalties.

    In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by a Qualified Plan or IRA from assets as to which the General Partner or any of its Affiliates are fiduciaries. Additionally, fiduciaries of Qualified Plans and IRAs should be alert to the potential for a prohibited transaction in the context of a particular Qualified Plan's or IRA's decision to purchase Units if, for example, such purchase were to constitute a use of plan assets by or for the benefit of, or a purchase of Units from, a Disqualified Person.

Plan Assets

    If a Partnership's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the General Partner or its Affiliates. In addition, certain of the transactions described in this Prospectus in which a Partnership might engage, including certain transactions with Affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to Qualified Plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to the General Partner in violation of ERISA.

    Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor ("DOL") in currently effective regulations, generally apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets," the applicable regulations exempt investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the application of the "look-through" principle. Under the DOL's current regulations governing the determination of what constitutes the assets of a Qualified Plan or IRA in the context of investment securities such as the Units, an undivided interest in the underlying assets of a collective investment entity such as a Partnership will not be treated as "plan assets" of Qualified Plan or IRA investors if (i) the securities are "publicly offered,"
(ii) less than 25% by value of each class of equity securities of the entity is owned by Qualified Plans, IRAs, and certain other employee benefit plans or
(iii) the entity is an "operating company."

    In order to qualify for the publicly-offered exception described above, the securities in question must be freely transferable, owned by at least 100 investors independent of the issuer and of one another, and either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public Offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the Offering occurred. Units will be sold as part of an Offering registered under the Securities Act of 1933. Further, the General Partner has represented (a) that it intends to register the Units in each Partnership under the Securities Exchange Act of 1934 in compliance with the DOL's requirements and (b) that it is highly likely that substantially more than 100 independent investors will purchase and hold Units in each Partnership. Accordingly, the determination of whether the Units will qualify for the publicly-offered exception will depend on whether they are freely transferable within the meaning of the DOL regulations. Although whether a security is freely transferable is a factual determination, the limitations on the assignment of Units and substitution of Limited Partners contained in Sections 10.2, 10.3 and
10.4 of the Partnership Agreement appear to fall within the scope of certain restrictions enumerated in the DOL's current regulations that ordinarily will not affect a determination that securities are freely transferable when the minimum investment, as in the case of the Units, is $10,000 or less. Because, however, the effect of the restrictions on transferability of Units on the ultimate determination of whether Units are "freely transferable" for purposes of the DOL's regulations (as well as the determination of whether each Partnership will be an "operating company" under the alternative DOL exemption set forth above) is not certain, the General Partner has decided to rely on the 25% ownership exemption described above for these purposes. Consequently, pending favorable clarification of such matters from the DOL, in order to ensure that the assets of the Partnerships will not constitute "plan assets" of Qualified Plan and IRA Unitholders, the General Partner will take such steps as are necessary to ensure that ownership of Units by Qualified Plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total value of outstanding Units. In calculating this limit, the General Partner will, as provided in the DOL's regulations, disregard the value of any Units held by a person (other than a Qualified Plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Partnerships, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Partnerships, or any affiliate of any such a person. (See "INVESTOR SUITSBILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--Minimum Investment and Suitability Standards.") Whether the assets of the Partnerships will constitute "plan assets" is a factual issue which may depend in large part on the General Partner's ability throughout the life of the Partnerships to satisfy the 25% ownership exemption. Accordingly, tax counsel are unable to express an opinion on this issue.

Other ERISA Considerations

    In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether
(a) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA, (b) the purchase is prudent in light of the diversification of assets requirement for such Plan and the potential difficulties that may exist in liquidating Units, (c) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments and other needs for liquidity, (d) the investment is made solely in the interests of plan participants, (e) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from the Partnerships, and (f) the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the Qualified Plan or IRA to value its assets in accordance with the rules and policies applicable to the Qualified Plan or IRA.



                           CAPITALIZATION




    The capitalization of the Partnerships as of the date of this Prospectus and as adjusted to reflect the sale of the Minimum and Maximum Offering of Units is as follows:


                     As of Minimum OfferingMaximum Offering
                    the date per Partnership per Partnership
                     hereof (1)(12,000 Units)(750,000 Units)

General Partner's
Capital Contribution (1)          $    1,000     $      1,000 $         1,000

Limited Partner's
Capital Contribution (2)            1,000(1)     1,200,000         75,000,000

Total Capitalization        $     2,000    $     1,201,000    $    75,001,000

Less Estimated
Organizational and
Offering Expenses (3)                  -                         (162,000)
                      (9,375,000)

Net Capitalization                $    2,000              $
1,039,000(2)               $ 55,626,000(2)

(1) Each Partnership was originally capitalized by the contribution of $1,000 by the General Partner and $1,000 by the Original Limited Partner.

(2) The Original Limited Partner will withdraw from a Partnership and receive a return of his original Capital Contribution on the Initial Closing Date upon the admission of the Initial Limited Partners to such Partnership.

(3)The amounts shown reflect the Gross Offering Proceeds from sale of Units at $100.00 per Unit before deduction of (a) Sales Commissions in an amount equal to 8.0% of Gross Offering Proceeds (or $8 per Unit sold, which will be paid except in the case of Units sold to Affiliated Limited Partners), (b) Underwriting Fees equal in amount to 2.0% of Gross Offering Proceeds (or $2.00 per Unit sold) and (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% ($3.50 per Unit) of the first $25,000,000 of each Unit sold for Gross Offering Proceeds; 2.5% ($2.50 per Unit) of each Unit sold for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for Gross Offering Proceeds exceeding $50,000,000. The General Partner has agreed in the Partnership Agreement to pay actual Organizational and Offering Expenses for this Offering to the extent such expenses exceed the O & O Expense Allowance. (No fees or compensation were payable with regard to either the General Partner's or Original Limited Partner's original subscription payment).

    The maximum dollar amount of such items of compensation payable to the General Partner, its Affiliates and non-affiliated Selling Dealers will equal $162,000 for the Minimum Offering of 12,000 Units per Partnership and $9,375,000 for the Maximum Offering of 750,000 Units per Partnership, in each case computed as if all Units are sold to the general public without purchases by Affiliated Limited Partners. Affiliated Limited Partners may acquire Units (for investment purposes only) on a net of Sales Commissions basis for a price of $92.00 per Unit (and a proportionate Net Unit Price for each fractional Unit purchased). To the extent that Units are purchased by such Affiliated Limited Partners, both the total Capital Contributions of the Limited Partners and each Partnership's obligation to pay Sales Commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS."



                MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION



Liquidity and Capital Resources

   Each Partnership will have limited funds at its formation because the capital anticipated to be raised by each Partnership through its Offering of Units will not be available on the date of formation.

   Each Partnership's capital resources are expected to undergo major changes during its initial year of operations as a result of completion of its Offering and acquisition of its Equipment. Thereafter, each Partnership's capital needs and resources are expected to be relatively stable over the holding periods of the Equipment. Each Partnership intends to acquire its Equipment as required to commit all Net Proceeds available for Investment in Equipment. As of the date of this Prospectus, no material commitments with respect to capital expenditures of any Partnership have been made. The General Partner anticipates that reserves sufficient to pay each Partnership's operating expenses and to make Distributions to the Limited Partners will initially be derived from rental payments from the Leases. To date, no Partnership has had any operations. During the period of ownership of the Equipment, each Partnership's operations will consist principally of the ownership and leasing of Equipment.

   Each Partnership intends to establish initially working capital reserves of approximately 1.0% of Gross Proceeds per Unit, an amount which is anticipated to be sufficient to satisfy general liquidity requirements. Liquidity would, however, be adversely affected by unanticipated or greater than anticipated operating costs or losses (including Lessees' inability to make timely Lease payments). To the extent that working capital reserves are or may be insufficient to satisfy the cash requirements of a Partnership, it is anticipated that additional funds would be obtained through revenues from Partnership operations, the proceeds from the sale of Equipment, bank loans, short-term loans from the General Partner or its Affiliates or the sale of Equipment. The General Partner may use a portion of Cash From Operations and Cash From Sales or Refinancings to re-establish working capital reserves. In no event will a Partnership's reserves be reduced for the purpose of making Distributions to the Partners below a level which the General Partner deems necessary for Partnership operations. There can be no assurance, however, that the amounts in the working capital reserve will be adequate to meet a Partnership's Obligations.

Operations

   Each Partnership is newly formed and has had no operations to date. Until receipt and acceptance of subscriptions for 12,000 Units and the admission of the subscribers therefor as Limited Partners on the Initial Closing Date, a Partnership will not commence active operations. During the period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, each Partnership will be in active operation.

   Each Partnership will acquire Equipment with Net Offering Proceeds and indebtedness, (which is expected to average at least 50% of a Partnership's aggregate Purchase Price for all of its Equipment, determined when the Net Offering Proceeds of this Offering are fully invested). However, in the event a Partnership requires additional cash or the General Partner determines that it is in the best interests of a Partnership to obtain additional funds to increase cash available for Investment in Equipment and Financing Transactions or for any other proper business need of a Partnership, a Partnership may borrow, on a secured or unsecured basis, amounts up to 67% of the aggregate Purchase Price of all Investments acquired by such Partnership at any given time following full investment of the Net Offering Proceeds. The Partnerships currently have no arrangements with, or commitments from, any Lender with respect to any such borrowings. The General Partner anticipates that any acquisition financing or other borrowings will be obtained from institutional lenders. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures".



                     SUMMARY OF THE PARTNERSHIP AGREEMENT


    The following is a brief summary of the material provisions of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") which will be executed by the General Partner, which sets forth the terms and conditions upon which each Partnership will conduct its business and affairs and certain of the rights and obligations of the Limited Partners of such Partnership. Such summary does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by express reference to, the Partnership Agreement, a copy of which is included as Exhibit A to the Registration Statement of which this Prospectus forms a part. Prospective investors in the Partnership should study the Partnership Agreement carefully before making any investment. References below to Partnership and the Partnership Agreement refer to each Partnership and its Partnership Agreement.

Establishment and Nature of the Partnerships

    ICON Income Fund Eight A L.P. was organized under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with ICON Capital Corp., a Connecticut corporation, as its General Partner. A limited partnership is a partnership having one or more general partners and one or more limited partners. A limited partner ordinarily does not play a role in the management or control of a partnership's affairs and his liability for partnership obligations is generally limited to his investment, while a general partner is, in general, personally liable for all partnership obligations.

Name and Address

    The Partnerships will be conducted under the name "ICON Income Fund Eight" which has its principal office and place of business at 600 Mamaroneck Avenue, Harrison, New York 10528 (unless such offices are changed by the General Partner with written notice to the Limited Partners).

Purposes and Powers

    Each Partnership has been organized, without limitation, for the purposes of
(a) acquiring, investing in, owning, leasing, re-leasing, financing, refinancing, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds, residual interests therein, and options to purchase Equipment and residual interests therein, (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases thereof) and other such personal property, and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of each Partnership. In conducting such business, the Partnerships are not limited to any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world).

Duration of Partnership

    The term of ICON Income Fund Eight A L.P. commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on July 9, 1997 and will terminate at midnight on December 31, 2017, subject, however, to earlier termination upon the occurrence of any Dissolution Event, including, without limitation, (i) the withdrawal, removal or dissolution of, or the occurrence of certain bankruptcy events with respect to, the General Partner (unless a Substitute General Partner will be timely admitted to such Partnership), (ii) the Sale of all or substantially all of such Partnership's assets and (iii) the voluntary dissolution of such Partnership.

Capital Contributions

    General Partner. The General Partner has contributed $1,000, in cash, as its Capital Contribution to ICON Income Fund Eight A L.P. in exchange for a one percent (1%) Partnership Interest.

    Original Limited Partner. The Original Limited Partner has made a capital contribution of $1,000 to ICON Income Fund Eight A L.P. in exchange for ten (10) Units then representing a 99% Partnership Interest. On the Initial Closing Date, the Original Limited Partner will withdraw from such Partnership, his capital contribution of $1,000 will be returned to him in full and his original Partnership Interest of ten (10) Units will be retired upon the admission of additional Limited Partners.

    Limited Partners. Each Limited Partner (other than the Original Limited Partner and Affiliated Limited Partners) will make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of each Partnership for each Unit or fraction thereof purchased in exchange for such Unit. Each Affiliated Limited Partner will make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased in exchange for such Unit.

Powers of the Partners

    General Partner. Except as otherwise specifically provided in the Partnership Agreement, the General Partner will have complete and exclusive discretion in the management and control of the affairs and business of the Partnerships and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs and exercise the powers of the Partnerships. Without limiting the generality of the foregoing, the General Partner will have the right to make Investments for and on behalf of the Partnerships and to manage such Investments and all other assets of the Partnerships. The Limited Partners will not be permitted to participate in the management of the Partnerships. Except to the extent limited by the Delaware Act or the Partnership Agreement, the General Partner may delegate all or any of its duties under the Partnership Agreement to any Person (including, without limitation, any Affiliate of the General Partner).

    The General Partner will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a Limited Partner to a Partnership; provided that no such admission will be accepted unless (i) the Minimum Offering will have been achieved, (ii) such admission will not have certain tax consequences and (iii) the Person seeking such admission will agree in writing to be bound by the provisions of the Partnership Agreement, will make a written representation as to whether such Person is or is not a United States Person and will satisfy all applicable suitability requirements (see "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES").

    The General Partner is designated as the Partnership's Tax Matters Partner and is authorized and directed by the Partnership Agreement to represent the Partnerships and their Limited Partners in connection with all examinations of the Partnerships' affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Partnerships' funds in doing so.

    Limited Partners. No Limited Partner shall participate in or have any control over a Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnerships (except one who is also the General Partner, and then only in its capacity as the General Partner).

Limitations on Exercise of Powers by the General Partner

    The General Partner will have no power to take any action prohibited by the Partnership Agreement or the Delaware Act. Furthermore, the General Partner is subject to certain provisions in its administration of the business and affairs of the Partnerships, as outlined below.

    From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, each Partnership will not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of the principal amount of such additional Indebtedness plus the aggregate principal amount of Indebtedness of such Partnership then outstanding would exceed 67% of the aggregate Purchase Price paid by such Partnership for Investments then held by that Partnership (inclusive of the Purchase Price of any Investment then being acquired).

    Each Partnership will neither purchase ,or lease Investments from, nor sell or lease Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except only upon the satisfaction of certain conditions, including, but not limited to, the following:

    (i) the General Partner has determined that such Affiliated Investment is in the best interests of a Partnership;

    (ii) such Affiliated Investment is made by a Partnership upon terms (including price) no less favorable to such Partnership than the terms upon which the General Partner or such Affiliate entered into such Affiliated Investment;

    (iii) neither the General Partner nor any such Affiliate will realize any gain or other benefit, other than permitted reasonable compensation, as a result of such Affiliated Investment; and

    (iv) such Affiliated Investment was held only on an interim basis (generally not longer than six months) by the General Partner or any Affiliate of the General Partner for purposes of facilitating the acquisition of such Investment by a Partnership, borrowing money or obtaining financing for a Partnership or for other purposes related to the business of a Partnership.

    No loans may be made by the Partnerships to the General Partner or any Affiliate of the General Partner. The General Partner or any such Affiliate, however, may make Partnership Loans to the Partnerships, provided the terms of such Partnership Loan will include, without limitation, the following:

    (i) interest will be payable with respect to such Partnership Loan at a rate not in excess of the lesser of (A) the rate at which the General Partner or such Affiliate itself borrowed funds for the purpose of making such Partnership Loan, (B) if no such borrowing was incurred, the rate obtainable by a Partnership in an arms-length borrowing with similar terms (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) or (C) the rate from time to time announced by The Chase Manhattan Bank N.A. (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

    (ii) such Partnership Loan will be fully repaid within twelve months after the date on which it was made; and

    (iii) neither the General Partner nor any such Affiliate may receive financial charges or fees in connection with such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for actual reasonable out-of-pocket expenses).

The Partnerships will not acquire any Investments in exchange for Interests in the Partnerships.

The Partnerships may make Investments in Joint Ventures provided that:

    (i) the General Partner has determined that such Investment is in the best interests of a Partnership and will not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

    (ii) such Investment will (if made with participants affiliated with the Sponsor) be made by a Partnership upon terms that are substantially identical to the terms upon which such participants have invested in such Joint Venture; and

    (iii) such Investment will (if made with non-affiliated Persons) give veto power on disposition decisions only in such Joint Venture to a Partnership and such Joint Venture will own and lease specific Equipment and/or invest in one or more specific Financing Transactions.

   Except as specifically permitted by the Partnership Agreement, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Furthermore, neither the General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (except as permitted by Section 6.4) in connection with the reinvestment of Cash From Sales and Cash From Operations (including casualty insurance proceeds) in new Investments or of the proceeds of the resale, exchange or refinancing of Equipment. In addition, in connection with any agreement entered into by the Partnership with the General Partner or any such Affiliate, no rebates or "give-ups" may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement. Neither the General Partner nor any Affiliate shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor of interests in a particular Program; provided, however, that the above shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of the Partnership Agreement.

During the Reinvestment Period, the General Partner may not dissolve a Partnership or sell or otherwise dispose of all or substantially all of the assets of a Partnership without the Consent of the Majority Interest.

Indemnification of the General Partner

    Pursuant to the Partnership Agreement, except to the limited extent provided therein, the General Partner and any Affiliate of the General Partner and individual officers engaged in the performance of services for the Partnerships will be indemnified by the Partnerships from assets of the Partnerships (and not by the Limited Partners) for any liability, loss, cost and expense of litigation suffered by such party, which arises out of certain actions (for example, legal costs associated with enforcing the Partnerships' rights against Lessees, Users and others) or omissions to act (for example, the cost of a tax bond while contesting the magnitude of, or liability for, state or local taxes) by the
General      Partner      or      such      Affiliate.       See      "FIDUCIARY
RESPONSIBILITY--Indemnification of the General Partner, Dealer-Manager and Selling Dealers."

Liability of Partners

    Liability of the General Partner. The General Partner will be liable for all general obligations of the Partnership to the extent not paid by the Partnerships; provided that neither the General Partner nor any Affiliate of the General Partner will have any personal liability for obligations of the Partnerships that are specifically non-recourse to the General Partner or for the repayment of the Capital Contribution of any Limited Partner. All decisions made for or on behalf of the Partnerships by the General Partner will be binding upon the Partnerships. See "FIDUCIARY RESPONSIBILITY--General."

    Limited Liability of the Limited Partners. No Limited Partner will have any personal liability on account of any obligations and liabilities of, including any amounts payable by, a Partnership and will only be liable, in its capacity as a Limited Partner, to the extent of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of such Partnership. Notwithstanding any of the foregoing, any Limited Partner who participates in the management or control of a Partnership's affairs may be deemed to be acting as a General Partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in connection with the transaction of business with a Partnership, that such Limited Partner is a General Partner. See also "RISK FACTORS--Partnership Risks and Investment Risks--Liability of Limited Partners for Certain Distributions."

    The Delaware Act provides that, for a period of three years from the date on which any distribution is made to any Limited Partner, such Limited Partner may be liable to a Partnership for such distribution if (i) after giving effect to such distribution, all liabilities of a Partnership (other than liabilities to Partners on account of their Partnership Interests and liabilities for which the recourse of creditors is limited to specified property of a Partnership), exceed the fair value of the assets of a Partnership (except that the fair value of any property that is subject to such a limited recourse liability will be included in the assets of a Partnership only to the extent that the fair value of such property exceeds such liability) and (ii) such Limited Partner knew at the time of such distribution that such distribution was made in violation of the Delaware Act.

Non-assessability of Units

    The Units are nonassessable. Except as may otherwise be required by law or by the Partnership Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner will have any further obligations to a Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, a Partnership, but may, under certain circumstances, be required to return distributions made to such Limited Partner in violation of the Delaware Act as described in the immediately preceding paragraph.

Distribution  of  Distributable  Cash From  Operations and  Distributable  Cash
    From Sales

    Distributable Cash from Operations and Distributable Cash From Sales (Available Cash from such sources) that is not reinvested in Equipment and Financing Transactions will be distributed 99% to the Limited Partners as a group and 1% to the General Partner until Payout (which is defined as the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution.) Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement. Thereafter, such distributions will be distributable 90% to the Limited Partners as a group and 10% to the General Partner.

    During the Reinvestment Period (the period of active investment and reinvestment by a Partnership which ends five (5) years after a Partnership's Final Closing Date), the General Partner will have the sole discretion to determine the amount of Distributable Cash From Operations and Distributable Cash From Sales that are to be reinvested in new Investments and the amounts that are to be distributed; provided, however, each Limited Partner is entitled to receive, and shall receive, to the extent available, monthly cash distributions computed as provided in this paragraph. Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by a Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by a Partnership. As discussed in "INVESTMENT OBJECTIVES AND POLICIES--Cash Distributions to Partners", decisions by the General Partner as to the amounts of Reserves which a Partnership establishes and the amounts of that Partnership's funds which will be reinvested may effect the ability of such Partnership to make such cash distributions.

    Such  cash   distributions   will  be   noncumulative;   meaning   that,  if
Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of a Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

    Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

    During  the  Disposition   Period,  each  Partnership  intends  to  promptly
distribute   substantially   all   Distributable   Cash  From   Operations   and
Distributable Cash From Sales.

    Section 6.4(g) of the Partnership Agreement provides that the General Partner will be paid its monthly Management Fee for any month during the Reinvestment Period only after payment in full of any accrued and unpaid First Cash Distributions for such month and any previous month. To the extent such Management Fee is not paid currently, it will be paid without interest out of the first funds available therefore. (See the "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES.")

Allocation of Profits and Losses

    As a general rule, during the Reinvestment Period, a Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated, first, 99% to the Limited Partners in proportion to their respective numbers of Units and 1% to the General Partner, until each Limited Partner has been allocated Profits equal to the excess, if any, of (1) such Limited Partner's Unpaid Target Distribution (i.e. the sum of such Limited Partner's (a) Adjusted Capital Contribution plus (b) Unpaid Cumulative Return thereon) over (2) such Limited Partner's Capital Account balance; next, in a manner which in a manner that will cause (a) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (b) the General
Partner's Capital Account balance, to be in the ratio of 90% to 10%; and thereafter, 90% to the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, a Partnership's Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

    As a general rule, 99% of a Partnership's Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of such Partnership.

    In addition to the general provisions regarding allocations of Profits and Losses, the Partnership Agreement contains a number of special allocations that are intended to meet certain "safe harbor" provisions contained in the Treasury Regulations relating to partnership allocations (for example, a "qualified income offset" provision requires that Profits be allocated to any Limited Partners developing deficits in their Capital Account in an amount necessary to eliminate such deficits; and "minimum gain chargeback" provisions require that depreciation recapture and other similar items of income be allocated back to the Partners who were initially allocated the depreciation deductions or other related items of deduction); and certain other special allocations that are designed to reflect the business deal among the Partners (for example, the Sales Commissions with respect to any Unit are allocated to the owner of that Unit) or to protect the Limited Partners in the event a Partnership is subjected to an unexpected tax liability because of a particular Partner (for example, local taxes that are imposed on the Partnership because of a Partner's residence in that locality will be charged to that Partner).

    The Partnership Agreement provides that Limited Partners who own Units for less than an entire fiscal year will be allocated Profits or Losses (which will be treated as if they occurred ratably over the fiscal year) based on the proportionate part of the fiscal year that they owned their Units.

Withdrawal of the General Partner

    Voluntary Withdrawal The General Partner may not voluntarily withdraw as a General Partner from a Partnership without 60 days' advance written notice to the Limited Partners, (b) an opinion of Tax Counsel that such withdrawal will not cause the termination of such Partnership or materially adversely affect the federal tax status of that the Partnership and (c) a selection of, and acceptance of its appointment as such by, a Substitute General Partner acceptable to a Majority Interest of the Limited Partners with an adequate net worth in the opinion of Tax Counsel.

    Involuntary Withdrawal The General Partner may be removed by Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

    Neither the General Partner nor any of its Affiliates may participate in any vote by the Limited Partners to (i) involuntarily remove the General Partner or
(ii) cancel any management or service contract with the General Partner or any such Affiliate.

    Management Fees payable with respect to Investments acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the gross rental from such Investments creating the obligation to pay such Management Fees. In the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner.

    Liability of Withdrawn General Partner Generally speaking, the General Partner shall remain liable for all obligations and liabilities incurred by it or by a Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of a Partnership from and after the time such withdrawal shall have become effective. Transfer of Units

    Withdrawal of a Limited Partner A Limited Partner may withdraw from a Partnership only by Assigning or having all Units owned by such Limited Partner redeemed in accordance with the Partnership Agreement. A Limited Partner may generally assign all of his Units and may assign a portion of his or her Units except certain impermissible types of assignees or assignments which would adversely effect a Partnership (See Exhibit A--Section 10.2).

    Limited Right of Presentment for Redemption of Units Described herein are the provisions by which the General Partner is enabled to effect the redemption of Units as set forth in Section 10.5 of the Partnership Agreement. Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem all or any portion of his or her Units. Subject to the availability of funds and the other provisions of Section 10 of the Partnership Agreement (see "TRANSFER OF UNITS"--"Limited Right of Presentment for Redemption of Units").

Dissolution and Winding-up

    Events Causing Dissolution A Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event") (i) the withdrawal of the General Partner (unless a Substitute General Partner has been duly admitted to a Partnership); (ii) the voluntary dissolution of a Partnership
(A) by the General Partner with the Consent of the Majority Interest or (B) subject to Section 13 of the Partnership Agreement, by the Consent of the Majority Interest without action by the General Partner; (iii) the sale of all or substantially all of the assets of a Partnership; (iv) expiration of a Partnership term specified in the Partnership Agreement; (v) the Operations of a Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or (vi) any other event which causes the dissolution or winding-up of a Partnership under the Delaware Act.

    Liquidation of a Partnership Upon the occurrence of a Dissolution Event, the Investments and other assets of a Partnership will be liquidated and the proceeds thereof will be distributed to the Partners after payment of liquidation expenses and the debts of a Partnership and otherwise in the order of priority set forth in the Partnership Agreement and the existence of a Partnership will be terminated. No Limited Partner is guaranteed the return of, or a return on, such Limited Partner's Capital Contribution.

Access to Books and Records

   The General Partner will maintain the books and records of each Partnership at the Partnerships' principal office. Investor suitability records will be maintained by the General Partner for a period of six years. Each Limited Partner will have the right to have a copy of the Participant List (including, among other things, the names and addresses of, and number of Units held by, each Limited Partner) mailed to it for a nominal fee; provided such Limited Partner will certify that such Participant List will not be sold or otherwise provided to another party or used for commercial purpose other than in the interest of the requesting party relative to his or its interest in such Partnership matters. In addition, each Limited Partner or his representative will have the right, upon written request, subject to reasonable Notice and at such Limited Partner's expense, to inspect and copy such other books and records of a Partnership as will be maintained by the General Partner.

Meetings and Voting Rights of Limited Partners

    Meetings A meeting of the Limited Partners to act upon any matter on which the Limited Partners may vote may be called by the General Partner at any time on its own initiative and will be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units. In addition, in lieu of a meeting, any such matter may be submitted for action by Consent of the Limited Partners.

    Voting Rights of Limited Partners The Limited Partners, acting by the Consent of the Majority Interest constituting a numerical majority (i.e., more than 50%) of Units, may take action on the following matters without the concurrence of the General Partner:

    (i) amendment of the Agreement; provided that such amendment (A) may not in any manner allow the Limited Partners to take part in the control or management of a Partnership's business, and (B) may not, without the specific Consent of the General Partner, alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement;

    (ii) dissolution of a Partnership;

    (iii) Sale or series of Sales of all or substantially all of the assets of a Partnership (except any such Sale or series of Sales in the ordinary course of liquidating a Partnership's Investments during the Disposition Period (see "--Dissolution and Winding-up--Liquidation of a Partnership"); and

    (iv) removal of the General Partner and election of one or more Substitute General Partners.

Limited Partners who dissent from any vote approved by the Majority Interest are bound by such vote and do not have a right to appraisal of, or automatic repurchase of, their Units as a result thereof.

Amendments

    Amendment by Limited Partners without Concurrence of the General Partner. The Limited Partners, acting by the Consent of the Majority Interest without the concurrence of the General Partner, may amend the Partnership Agreement to effect any change therein, except (i) in any manner to allow the Limited Partners to take part in the control or management of a Partnership's business, and (ii) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement. Notwithstanding the foregoing, (x) any amendment of the provisions of the Partnership Agreement relating to amendments of the Partnership Agreement will require the Consent of each Limited Partner and (y) any amendment that will increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of a Partnership will require the Consent of each Partner affected thereby.

    Amendment by General Partner without the Consent of the Limited Partners. The General Partner may, without the Consent of the Majority Interest, amend the Partnership Agreement to effect any change therein for the benefit or protection of the Limited Partners, including, without limitation:

    (i) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner;

    (ii) to cure any ambiguity in, or to correct or supplement, any provision thereof;

    (iii) to preserve the status of a Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any other applicable law);

    (iv) to delete or add any provision thereof or thereto required to be so deleted or added by the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar official;

    (v) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

    (vi) under certain circumstances, to amend the allocation provisions thereof, in accordance with the advice of Tax Counsel, the Accountants or the IRS, to the minimum extent necessary; and

    (vii) to change the name of a Partnership or the location of its principal office.



                               TRANSFER OF UNITS


Withdrawal

    A Limited Partner may withdraw from a Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with the terms of the Partnership Agreement.

Restrictions on the Transfer of Units

    There is no public or secondary market for the Units and none is expected to develop. Moreover, a Limited Partner may Assign Units owned by such Limited Partner to an Assignee only upon the satisfaction of certain conditions and subject to certain restrictions. Finally, an Assignee of any Partnership Interest will become a Substitute Limited Partner only if the General Partner has reasonably determined that all conditions to an Assignment have been satisfied and that no adverse effect to a Partnership does or may result from the admission of such Substitute Limited Partner to a Partnership and such Assignee will have executed a transfer agreement and such other forms, including executing a power of attorney to the effect set forth in the Partnership Agreement, as the General Partner reasonably may require. Consequently, holders of Units may not be able to liquidate their investments in the event of emergencies or for any other reasons or to obtain financing from lenders who will readily accept Units as collateral.

    A Limited Partner may Assign Units held by it to any Person (an "Assignee") only upon the satisfaction of certain conditions, including, but not limited to the following:

    (i) such Limited Partner and such Assignee will each execute a written Assignment instrument, in form and substance satisfactory to the General Partner, which will, among other things, state the intention of such Limited Partner that such Assignee will become a Substitute Limited Partner, evidence the acceptance by the Assignee of all of the terms and provisions of the Partnership Agreement and include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

    (ii) such Assignee will pay to a Partnership a fee not exceeding $150.00 to the Partnership for costs and expenses reasonably incurred in connection with such Assignment.

    Furthermore, unless the General Partner will specifically Consent, no Units may be Assigned:

    (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

    (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of a Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that a Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of a Partnership's taxable year or its status as a partnership for federal income tax purposes;

    (iii) to any Person if such Assignment would affect a Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which a Partnership is then conducting business;

    (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

    (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

    (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

    (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

    (viii) if the effect of such Assignment would be to cause the "equity participation" in a Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%; or

    (ix) if such Assignment would cause an impermissible percentage of Units to be owned by non-United States Citizens.

Any attempt to make any Assignment of Units in violation of the provisions of the Partnership Agreement or applicable law will be null and void ab initio and will not bind the Partnership.

    The Partnership Agreement provides further that so long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner will not permit any interest in a Unit to be Assigned on a Secondary Market and, if the General Partner determines in its sole discretion, that a proposed assignment was effected on a Secondary Market, a Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not in fact recognized.

    Any Assignment which results in a failure to meet the "safe harbor" provisions of Treasury Regulations ss.1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, will be treated as causing the Units to be publicly traded. Pursuant to the Partnership Agreement, the Limited Partners will agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred on a Secondary Market.

    Assignments of Units will be recognized by a Partnership as of the first day of the Segment following the date upon which all conditions to such Assignment will have been satisfied.

Limited Right of Presentment for Redemption of Units

    A Partnership will at no time be under any obligation to redeem Units of a Limited Partner and will do so only in the sole and absolute discretion of the General Partner. Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of a Partnership, any Limited Partner may request that a Partnership redeem, and, subject to the availability of funds and provided that a Partnership will not in any calendar year redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such calendar year, with the prior Consent of the General Partner, a Partnership will redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Applicable Redemption Price, with respect to any Unit, will be an amount (determined as of the date of redemption of such Unit), as follows:

(a) during the second year of the Reinvestment Period, each Limited Partner shall receive equal to 90% of the original Capital Contribution of such Limited Partner;
(b) during the third year, each Limited Partner shall receive equal to 92% of the original Capital Contribution of such Limited Partner;
(c) during the fourth year, each Limited Partner shall receive equal to 94% of the original Capital Contribution of such Limited Partner;
(d) during the fifth year, each Limited Partner shall receive equal to 96% of the original Capital Contribution of such Limited Partner;
(e) during the first year of the Liquidation Period, each Limited Partner shall receive equal to 98% of the original Capital Contribution of such Limited Partner;
(f) during the second year of the Liquidation Period, each Limited Partner shall receive equal to 100% of the original Capital Contribution of such Limited Partner;

    less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Distributable Cash, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption such Unit;

    provided, however, that in no event will the applicable redemption price computed under clauses (a) through (f) exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

    There can be no assurance that the Applicable Redemption Price will in any way reflect the fair market value of the Units at the time of redemption.

    The availability of funds for the redemption of any Unit will be subject to the availability of sufficient Distributable Cash. In this connection, it should be noted that the General Partner intends to reinvest a substantial portion of a Partnership's Cash From Operations and substantially all Cash From Sales during the Reinvestment Period. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of a Partnership's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem Units will reduce a Partnership's funds available to make Investments and distributions to the remaining Partners. In the event that a Partnership receives requests to redeem more Units than there are funds sufficient to redeem, the General Partner will honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner will use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests. A Limited Partner desiring to have a portion or all or his Units redeemed will submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of a Partnership. Redemption requests hereunder will be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partners address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, (collectively "Hardship Redemptions") will be treated as having been received at 12:01 A.M. EST and all other requests will be deemed received with the start of the business day during which received. Within the times specified above, the General Partner will accept or deny each redemption request. The General Partner will, in its sole discretion, decide whether a redemption is in the best interest of a Partnership.

Certain Consequences of Transfer

    Any Units tendered to, and accepted by, a Partnership for redemption will be canceled when redeemed and, as of the date of such redemption, will no longer represent a Partnership Interest. In the event that any Limited Partner will Assign all Units owned by such Limited Partner, or have all such Units accepted for redemption by a Partnership, such Limited Partner will thereupon cease to be a Limited Partner and will no longer have any of the rights or privileges of a Limited Partner in a Partnership. Whether or not any Assignee becomes a Substitute Limited Partner, however, the Assignment by a Limited Partner of such Limited Partner's entire Partnership Interest will not release such Limited Partner from liability to a Partnership to the extent of any portion of such Limited Partner's Capital Contribution not yet paid and of any distributions (including any return of or on such Limited Partner's Capital Contribution) made to such Limited Partner in violation of the Delaware Act or other applicable law.

    The sale of Units by a Limited Partner may result in the recapture of all of the depreciation deductions previously allocated to such Limited Partner. See the "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Interest."

    Neither the General Partner nor any of its Affiliates (i.e., no Affiliate Limited Partner) may redeem their Partnership Units, if any.

    Gain or loss realized on the redemption of a Unit by a Limited Partner who holds his Units as a capital asset and who has held such Unit for more than one year, will be capital gain or loss, as the case may be, except that any gain realized will be treated as ordinary income to the extent attributable to the Limited Partner's share of potential depreciation recapture on a Partnership's Equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption."



                     REPORTS TO LIMITED PARTNERS


Annual Reports

    By March 15 of each Fiscal Year, the General Partner will deliver to each Limited Partner a statement of such Partner's share of a Partnership's income, gains, losses, deductions, and items thereof, and credits, if any, for the Fiscal Year most recently completed to enable such Limited Partner to prepare his federal income tax return.

    Within 120 days after the end of a Partnership's fiscal year, the General Partner will send to each Person who was a Limited Partner at any time during such Fiscal Year an annual report including, among other things:

    (i) financial statements for a Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which will be prepared as required by the Partnership Agreement and accompanied by an auditor's report containing an opinion of the Accountants;

    (ii) a breakdown (by source) of distributions made during such Fiscal Year to the General Partner and the Limited Partners;

    (iii) a status report with respect to each item of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of a Partnership's Investments at the end of such Fiscal Year, including (among other things) information relevant to the condition and utilization of such Equipment or the collateral securing such Financing Transaction;

    (iv) a breakdown of the compensation paid to, and any amounts reimbursed to, the Sponsor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part any other Programs of the Sponsor demonstrating the allocation thereof between a Partnership and such other Programs;

    (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, certain information regarding Investments made by a Partnership during such Fiscal Year.

Quarterly Reports

    Within 75 days after the end of each of the first three Fiscal Quarters in any Fiscal Year, the General Partner will send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, an interim report for such Fiscal Quarter including, among other things:

    (i) unaudited financial statements for a Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity;

    (ii) a tabular summary of the compensation paid to, and any amounts reimbursed to, the Sponsor, including (among other things) a statement of the services performed or expenses incurred in consideration therefor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part; and

    (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with a Partnership Agreement, certain information regarding Investments made by a Partnership during such Fiscal Quarter.



                        PLAN OF DISTRIBUTION


    Subject to the  conditions  set forth in this  Prospectus  and in accordance with the terms and conditions of the Partnership Agreement, pursuant to the Dealer-Manager Agreement between a Partnership and the Dealer-Manager, a Partnership will offer through the Dealer-Manager, on a best efforts basis, a Maximum Offering of 750,000 Units per Partnership, all of which are priced at $100 per Unit (except for certain Units which may be purchased by Affiliated Limited Partners for the Net Unit Price of $92.00 per Unit). The minimum subscription is 25 Units (10 Units for IRAs and Qualified Plans, including Keogh plans except in certain states as set forth in the "INVESTOR SUITABILITY AND
MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section). See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--How to subscribe".

    The Offering Period for ICON Eight B will begin following the Closing of ICON Eight A. The Offering is expected to terminate not later than September 30, 1999 for ICON Eight A and September 30, 2000 for ICON Eight B, provided that in no event will the Offering Period for any Partnership continue for longer than twenty four months. The General Partner has a reasonable period of time (generally not in excess of 5 business days) to conclude a Partnership's closing after the termination of such Partnership's Offering. The sale of Units in 1999 in various states may require extensions of the Offering permits by their state securities commissions, which extensions may not be granted. Each Offering Period may be terminated at the option of the General Partner at any time during the Offering Period.

    Only one Partnership will accept subscriptions at a time. An individual subscription may not specify in which of the Partnerships a subscriber wishes to invest. Subscription payments not applied to the purchase of Units in ICON Eight A will be retained in escrow, carried over and automatically deemed a subscription for Units in ICON Eight B. Accordingly, subscribers will generally not have the right to withdraw or receive their funds from the Escrow Account unless and until the Offering of ICON Eight B is terminated, which may be as late forty eight (48) months after the effective date of this Prospectus.

    Units will be sold primarily through the Selling Dealers and to a limited extent by the Dealer-Manager. Each Partnership will pay to the Selling Dealer or the Dealer-Manager, as the case may be, a Sales Commission equal to 8.0% of the Gross Offering Proceeds from the sale of such Units (except for Units sold to Affiliated Limited Partners, as to which no Sales Commission is payable) from Gross Offering Proceeds of such sales.

    Generally, Units are purchased by all subscribers at a price of $100.00 per Units except for:

    (a) officers, employees and securities representatives of the General Partner, its Affiliates and Selling Dealers ("Affiliated Limited Partners") who may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. A Partnership will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased.

    The total marketing compensation to be paid to the Dealer-Manager and all participating Selling Dealers in connection with the Offering of Units in the Partnerships, including Sales Commissions and Underwriting Fees, will not exceed a maximum of 10.0% of the Gross Offering Proceeds (except that the General
Partner may pay bona fide due diligence fees and expenses incurred by the Dealer-Manager and prospective Selling Dealers from its O & O Expense Allowance up to the lesser of (i) an additional 1/2 of 1% of such Gross Offering Proceeds or (ii) the maximum amount allowable under the NASD Conduct Rules). Any payments made in connection with due diligence activities will only be paid on a fully accountable basis and only for bona fide due diligence activities. Amounts paid or advanced for Sales Commissions and due diligence fees and expenses will be made only for bona fide sales or due diligence activities as evidenced by receipt of duly executed subscription documents (in the case of sales) and an invoice and other evidence satisfactory to the General Partner confirming the nature and cost of due diligence activity performed (in the case of due diligence activities). The sums which may be expended in connection with due diligence activities are included in the O & O Expense Allowance paid by each Partnership to the General Partner. See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES."

    The Dealer-Manager Agreement and the Selling Dealer Agreements contain provisions for the indemnification of the Dealer-Manager and participating Selling Dealers by a Partnership with respect to certain liabilities, including liabilities arising under the Securities Act. The Dealer-Manager may be deemed to be an "underwriter" for purposes of the Securities Act in connection with this Offering.

Segregation of Subscription Payments

    Commencing on the effective date of this Prospectus and until subscriptions for 12,000 Units (or 37,500 Units per Partnership in the case of residents of Pennsylvania) have been accepted by the General Partner and such subscribers have been admitted as Limited Partners on the Initial Closing Date (or a subsequent Closing Date in the case of Pennsylvania residents), all funds received by the Dealer-Manager from subscriptions for Units will be placed in an escrow account, at a Partnership's expense, The Chase Manhattan Bank N.A. by the General Partner, as escrow agent. Thereafter, funds received through the Termination Date will be deposited in the Qualified Subscription Account maintained by a Partnership.

    The General Partner will promptly accept or reject subscriptions for Units after its receipt of a prospective investor's Subscription Documents and subscription funds. Brokers have agreed to provide each investor with final prospectuses prior to execution of a subscription agreement. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus. The Initial Closing Date will be as soon as practicable after the receipt and acceptance by a Partnership of subscriptions for 12,000 Units (excluding for such purpose subscriptions from residents of Pennsylvania). Subsequent to the Initial Closing Date, it is anticipated that daily Closings will be held (provided the number of Units subscribed for is sufficient to justify the burden and expense of a Closing). Once subscriptions for a total of 37,500 Units per Partnership (including subscriptions from residents of Pennsylvania), all subscription payments then remaining in escrow would be released from escrow and the escrow agreement would be terminated. Thereafter subscription payments would continue to be deposited with The Chase Manhattan Bank N.A. in a special, segregated, subscription account of a Partnership which will be maintained during the Offering Period for the receipt and investment of subscription payments. At each Closing, a Partnership will admit as Limited Partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by a Partnership and who are then eligible to be admitted to a Partnership (e.g., Pennsylvania subscribers are not eligible to be admitted to the Partnership prior to sale of 37,500 Units per Partnership) for the funds representing such subscriptions will be released from the escrow account or from a Partnership's segregated subscription account (as the case may be) to a Partnership.

    Interest earned, if any, on subscription funds of subscribers who are accepted and admitted to a Partnership will be remitted to the subscribers by the Escrow Agent or the General Partner as soon as practicable after their admission. If 12,000 Units have not been subscribed for on or before the anniversary of the date on the cover of this Prospectus (which is dated as of the Effective Date) (or, in the case of each subscriber from Pennsylvania, if 37,500 Units per Partnership have not be sold within 120 days of the Escrow Agent's receipt of such subscription, and such subscriber has been offered and has elected to rescind his or her subscription), then a Partnership will direct the Escrow Agent to release the applicable subscription payments from escrow and return them promptly to the related subscribers, together with all interest earned thereon, in which case such Partnership will be terminated. The procedure described in the preceding sentence will be applied to return subscription payments (if any) which are held in the Escrow Account for twelve months from the date of this Prospectus. In addition, any Net Proceeds from the sale of Units in a Partnership which have not been invested or committed for investment within two years after the Effective Date (except for Reserve and necessary operating capital) will be returned, without interest, to the Limited Partners in proportion to their respective Capital Contributions. Any such returned proceeds will include, in addition, a return of the proportionate share of the O & O Expense Allowance, Underwriting Fees and any Sales Commissions paid to the General Partner or any of its Affiliates.



     INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                       SUBSCRIPTION PROCEDURES


General Suitability Considerations

    Among the reasons for establishing investor suitability standards and minimum dollar amounts of investment is that there is no public market for the Units, which are not freely transferable, and none is expected to develop.
Accordingly, only Persons able to make a long-term investment and who have adequate financial means and no need for liquidity with regard to their investment should purchase Units. Investors subscribing for Units should carefully consider the risk factors and other special considerations (including the lack of a market for Units and the resulting long-term nature of an investment in Units) described under "RISK FACTORS--Partnership Risks and Investment Risks--Lack of a Secondary Market for Units; Restricted Transferability", "TRANSFER OF UNITS--Restrictions on the Transfer of Units" and "--Limited Right of Presentment". An investment in Units is not appropriate for investors who must rely on cash distributions with respect to their Units as their primary, or as an essential, source of income to meet their necessary living expenses.

State Requirements Concerning Minimum Investment and Minimum Investor Net Worth/Income

    Minimum Investment. All Investors other than Qualified Plans and IRAs: The minimum number of Units an investor may purchase is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units).

    Qualified Plans and IRAs: The minimum number of Units which a Qualified Plan and an IRA may purchase is 10 Units.

    Minimum Net Worth/Income. Except with respect to Qualified Plans and IRAs and except for residents of states with higher suitability standards (as described below), Units will be sold during the Offering only to an investor who represents, in writing:

    (i) that such investor has either (A) both a net worth of at least $30,000 in excess of Capital Contributions required to be made in respect of Units subscribed for by such investor and an annual gross income of at least $30,000, or (B) irrespective of annual gross income, a net worth of at least $75,000 or that such investor is purchasing in a fiduciary capacity for a Person who meets either such condition, or

    (ii) that such investor satisfies the suitability standards applicable in such investor's state of residence or domicile, if such standards are more stringent (as listed in "--Certain State Requirements" paragraph below or in the current Supplement to this Prospectus).

    Certain State Requirements. Suitability. The following States have established more stringent investor suitability standards than those established by the Partnership: Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Massachusetts, Minnesota, Nebraska, New Hampshire, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington. Units will only be sold to residents of such jurisdictions who meet such more stringent standards. Any proposed transferee of a Unit who is a resident of such States must also meet such suitability standards.

      Instead of the foregoing standards, to be admitted to the Partnership as a Limited Partner a subscriber (or fiduciary acting on his, her or its behalf) who is a resident Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington must (1) either (a) a net worth of not less than $45,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and (iii) personal automobiles) plus (b) $45,000 of annual gross income or (2) a net worth of at least $150,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf).

      Subscribers who are residents of Massachusetts and North Carolina must (1) have either (a) a net worth of not less than $60,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and
(iii) personal automobiles) plus (b) $60,000 of annual gross income or (2) a net worth of at least $225,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf). (See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of any specific state suitability requirements).

   An investment by each subscriber residing in Pennsylvania may not exceed 10% of his or her net worth (exclusive of home, home furnishings and automobiles). An investment by each subscriber residing in Ohio may not exceed 10% of his or her liquid net worth.

    All computations of net worth for purposes of all suitability standards (whether described above or below) exclude the value of such investor's home, home furnishings and personal automobiles and, in connection therewith, all of such investor's assets must be valued at their fair market value.

    If an investor is a Qualified  Plan or an IRA, such investor must  represent
(i) that the IRA owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards.

    Each investor must execute a copy of the Subscription Agreement, the form of which is included as an exhibit to the Registration Statement of which this Prospectus forms a part, or an Assignment instrument or other writing, to evidence such investor's compliance with such standards and the requirements of applicable laws.

    Legending of Unit certificates issued to residents of California. The California Corporations Commissioner requires that certificates evidencing ownership of Units for all Units issued, or subsequently transferred, to Persons who are residents of, or who are either domiciled or actually present in, the State of California, must bear the following legend restricting transfer:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A LIMITED PARTNERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

    Fiduciary and Qualified Plan Subscriptions. When Units are purchased for fiduciary accounts, such as trusts and retirement plans, the foregoing conditions must be met either by the fiduciary account or by the Person who directly or indirectly supplies the funds for the purchase of Units. In the case of gifts to minors by a donor, the foregoing conditions must be met by the donor who directly or indirectly supplies the funds for such purchase. A transferee will be required to comply with all of the foregoing requirements as a condition to admission as a Substitute Limited Partner.

    In addition, it should be noted that an investment in a Partnership will not, in and of itself, create an IRA or Qualified Plan and that, in order to create an IRA or Qualified Plan, an investor must itself comply with all applicable provisions of the Code and ERISA. IRAs or Qualified Plans, and other tax-exempt organizations, when making a decision concerning an investment in a Partnership, should consider the following:

    (i) any income or gain realized by such entity will be "unrelated business taxable income" and subject to the unrelated business tax;

    (ii) investments in a Partnership made by Qualified Plans and IRAs may cause a pro rata portion of such Partnership's assets to be considered to be "plan assets" with respect to such entities for purposes of ERISA and the excise taxes imposed by Section 4975 of the Code; and

    (iii) such entities, since they are exempt from federal income taxation, will be unable to take full advantage of the tax benefits, if any, generated by a Partnership.

See "RISK FACTORS--Federal Income Tax Risks and ERISA Risks--Risk of Unrelated Business Taxable Income," "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS."

    A Fiduciary or Investment Manager (as such terms are defined in Sections 3(21) and 3(38) of ERISA, respectively) of a Qualified Plan or IRA or a fiduciary of another tax-exempt organization should consider all risks and investment concerns, including those unrelated to tax considerations, in deciding whether an investment in a Partnership is appropriate and economically advantageous for a Qualified Plan or other tax-exempt organization. See "RISK FACTORS", "INVESTMENT OBJECTIVES AND POLICIES", "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

    Although the General Partner believes that Units may represent suitable investments for individuals, Qualified Plans, IRAs and many different types of entities, Units may not be suitable investments for such entities due to tax rules of particular application to certain types of entities. (For example, the General Partner believes that Units will generally not be a suitable investment for charitable remainder trusts.) Furthermore, the foregoing standards represent minimum requirements, and a Person's satisfaction of such standards alone does not mean that an investment in a Partnership would be suitable for such Person. A prospective investor should consult his personal tax and financial advisors to determine whether an investment in a Partnership would be advantageous in light of his particular situation.

    Transfer. Units are subject to substantial transfer restrictions and may be transferred only under certain circumstances and subject to certain conditions (see "TRANSFER OF UNITS--Restrictions on the Transfer of Units"), including, among others, that Units may be sold only to an Assignee who meets all applicable suitability standards and any Limited Partner making an Assignment of Units may also become subject to the securities laws of the state or other jurisdiction in which the transfers are deemed to take place. Furthermore, following a transfer of less than all of the Units owned by any Limited Partner, each Limited Partner must generally retain a sufficient number of Units to satisfy the minimum investment standards applicable to such Limited Partner's initial purchase of Units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc. ("NASD") is involved, such firm must be satisfied that a proposed Assignee of Units satisfies the suitability requirements as to financial position and net worth specified in Section (b)2(B)(i) of Rule 2810 of the NASD's Conduct Rules and must inform the proposed Assignee of all pertinent facts relating to the liquidity and marketability of the Units during the term of any investment therein.

Subscriber Representations

    By  signing  and   initialing  the  block  provided  in  Section  5  of  the
Subscription Agreement and paying for Units, each investor makes the representations contained in such Section 5 (except as provided to the contrary therein) and will be bound by all the terms thereof. In addition, each investor acknowledges in his Subscription Agreement that his subscription is subject to acceptance by the General Partner, in its sole discretion, and may be rejected in whole or in part for any reason.

    The representations made by each subscriber (except for certain of the representations which may not be made by the residents of certain states as noted on such Page C-4) are set forth on page C-4 of Exhibit C to this Prospectus and confirm that each subscriber signing the Subscription Agreement:
(i) has received a copy of the Prospectus; (ii) has read the "General Instructions" (on Page C-2) of the Subscription Agreement; (iii) that an investment in Units is not liquid; and (iv) that the General Partner may rely upon the accuracy of the factual data concerning such subscriber which is contained in the Subscription Agreement (including, without limitation, that (A) if such investor is an IRA, Qualified Plan or other Benefit Plan, has accurately identified itself as such; (B) has accurately identified himself as either a U.S. Citizen or non-U.S. Citizen (i.e., as determined in the manner described under "Citizenship" below) and (C) has accurately reported his federal taxpayer identification number and is not subject to backup withholding of federal income taxes). Specifically, by representing whether he is a United States Citizen, Resident Alien or resident of another country, each subscriber will be deemed to have made a representation as to whether he is or is not a "United States Person" as defined in Section 7710(a)(30) of the Code. In addition, each subscriber appoints the General Partner as his true and lawful attorney-in-fact to execute such documents (including the Partnership Agreement) as may be required for the such subscriber's admission as a Limited Partner.

    Each Partnership will require such representations to be made by each subscriber in order to assist NASD-registered securities sales representatives, Selling Dealers and the Dealer-Manager to determine whether an investment in Units is suitable for such subscriber. The General Partner will rely upon the accuracy and completeness of the subscriber's representations in complying with its obligations under applicable state and federal securities laws and may assert such representations as a defense against the subscribers or securities regulatory agencies. Units shall not be purchased for a discretionary account without obtaining the prior written approval of your customer and his or her signature on a Subscription Agreement.

    Each subscriber is also instructed on Page C-2 of the Subscription Agreement that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBERS SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Each subscriber is hereby further advised that an investment in Units of a Partnership involves certain risks including, without limitation, the matters set forth in this Prospectus under the captions "RISK FACTOR", "CONFLICTS ON INTEREST", "MANAGEMENT" and "INCOME TAX CONSIDERATIONS" Each subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of such subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws. Each subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for subscriber to readily liquidate his investment in the Partnership in question, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES". Various states may also impose more stringent standards than the general requirements. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES." In addition, the State of California has additional transfer requirements as summarized in the following legend:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

   Each subscriber's acknowledgment that he has received this Prospectus and the instruction that he should rely on no information other than that contained in this Prospectus, are required in order that the General Partner may make an informed judgment as to whether it should accept such subscriber's offer to subscribe for Units. The General Partner recognizes that in the sales process of this Offering a potential subscriber will usually discuss a Partnership with his registered representative. It is possible that a subscriber may misunderstand what he is told or that someone might tell him something different from, or contrary to, the information contained in this Prospectus. Additionally, a subscriber might be relying on something he read or heard from sources for which the neither the Dealer-Manager nor the General Partner is responsible, over which they have no control and which contradicts the data and information contained in this Prospectus. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner alleging that he did not receive a Prospectus for this Offering or that although he did receive a Prospectus, he relied upon information that is contradictory to that disclosed in this Prospectus, then each Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon the acknowledgment and receipt of this Prospectus and the instruction concerning non-reliance on any Offering material other than this Prospectus as evidence that such subscriber did, in fact, receive a Prospectus and that such subscriber was properly notified that he should not rely upon any information other than the information disclosed in this Prospectus.

   The General Instructions on Page C-2 also ask a potential investor to review the disclosure in this Prospectus concerning certain conflicts of interest faced by a Partnership's management and certain risks involved in an investment in a Partnership and that any federal income tax benefits which may be available as a result of such purchase may be adversely affected as set forth in this Prospectus under the captions "RISK FACTORS", "CONFLICTS OF INTEREST", "MANAGEMENT" and "INCOME TAX CONSIDERATIONS". Such instruction has been included because, since the investment involves inherent conflicts of interest and risks as disclosed in this Prospectus, the General Partner does not intend to admit a subscriber as a Limited Partner unless it has reason to believe that the investor is aware of the risks involved with an investment in a Partnership. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner to the effect that he was not aware that an investment in a Partnership involved the inherent risks described in this Prospectus, each Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon this instruction as evidence that such subscriber had been aware of the degree of risks involved in an investment in such Partnership for the reasons set forth in this Prospectus under "RISK FACTORS."

   Each Selling Dealer must countersign each Subscription Agreement for subscribers solicited by such firm. By such signature, each Selling Dealer selling Units to a subscriber certifies that it has obtained information from the subscriber sufficient to enable it to determine that the subscriber has satisfied the suitability standards named thereon. Since each Partnership, the Dealer Manager and the General Partner will not have had the opportunity to obtain such information directly from the subscriber, the General Partner will rely on such representation so as to determine whether to admit a subscriber to such Partnership as a Limited Partner. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner alleging that the Units sold to him were not a suitable investment for him because he did not meet the financial requirements contained in the investor suitability standards, such Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation as evidence that such subscriber met such financial requirements.

   The representation that a subscriber has agreed to all the terms and conditions of the Partnership Agreement is necessary because the General Partner and each Limited Partner are bound by all of the terms and conditions there of, notwithstanding that the Limited Partners do not actually sign the Partnership Agreement. Since the Partnership Agreement is not actually signed by each subscriber but pursuant to powers of attorney granted in the Subscription Agreement, the General Partner thereby obligates each subscriber to each of the terms and conditions of the Partnership Agreement. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner that he did not agree to be bound by all of the terms of the Partnership Agreement and the Subscription Agreement, such Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation and the power of attorney as evidence of the subscriber's agreement to be bound by all the terms of such agreement.

Citizenship

   Federal law restricts the extent to which aircraft and marine vessels which are to be registered in the United States may be owned or controlled by Persons who are not United States Citizens. For these purposes, "United States Citizens" is defined to include (i) individuals who are citizens of the United States or one of its possessions, (ii) partnerships in which each partner is an individual who is a citizen of the United States, in the case of aircraft, or in which at least 75% of the equity in the partnership is held by citizen of the United States, in the case of vessels, (iii) certain trusts, the trustees of which are citizens of the United States (provided that, in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee, and in the case of vessels, each of the beneficiaries of the trust is a citizen of the United States), and (iv) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by Persons who are citizens of the United States.

   As a consequence of those rules, a Partnership may cause title to certain aircraft and vessels to be held by a trust of which a Partnership is the sole beneficiary by a limited partnership beneficially owned by a Partnership or a limited liability company of which the Partnership is a member. See "RISK FACTORS--Business Risks--Risk of Loss of Equipment Registration." In addition, each investor will be required to represent and warrant whether or not the investor is a United States Citizen, and subscriptions will be accepted from only a limited number of Persons who are not United States Citizens. See "PLAN OF DISTRIBUTION-- Offering of Units." The General Partner will not admit a non-United States Citizen as if such admission would result in the potential invalidation of Equipment registration. See "RISK FACTORS--Partnership Risks and Investment Risks--Lack of a Secondary Market for Units; Restricted Transferability".

Special Limit on Ownership of Units by Benefit Plans

   To avoid classification of a pro rata portion of a Partnership's underlying assets as "plan assets" of investors which are benefit plan investors, each Partnership intends to restrict the ownership of Units by benefit plan investors to less than 25% of the total value of outstanding Units at all times. (See "INVESTMENT BY QUALIFIED PLANS--Plan Assets.")

Minimum Investment and Suitability Standards

   Each Selling Dealer Agreement and the Dealer-Manager Agreement each requires that the broker-dealer selling Units in a Partnership make diligent inquiry, as required by law, of each prospective investor to determine whether a purchase of Units is suitable for such Person in light of his or her circumstances and, if so and upon receipt of a subscription for Units, to promptly transmit to the General Partner all Subscription Monies and duly executed Subscription Agreements and related documents received by them.

   To demonstrate that its registered  representative has complied with Sections
(b)2(B)(i) and (b)3(D) of Rule 2810 of the NASD Conduct Rules in connection with the Offering of Units to an investor, each Selling Dealer is required to countersign each Subscription Agreement solicited by its registered representative to confirm that such Selling Dealer had reasonable grounds to believe (based on information requested from the investor concerning investment objectives, other investments, financial situation and needs, as well as any other information known to such registered representative) that (i) the proposed investment in a Partnership is suitable for such investor, (ii) such Selling Dealer or registered representative had delivered a copy of this Prospectus to the investor at the time of or prior to solicitation of the subscription, (iii) such Selling Dealer or registered representative has informed the investor of the lack of liquidity and marketability of the investment and (4) such Selling Dealer or registered representative has confirmed that the investor's signature or the signature of the authorized Person appears on the subscribing document where required.

How to Subscribe

   An investor who meets the suitability standards set forth above may subscribe to acquire Units. Subscribers must personally execute the Subscription Agreement and deliver to a securities sales representative a check for all Subscription Monies payable in connection with such subscription, made payable as provided in the next paragraph, in order to subscribe for Units. In the case of IRA, SEP and Keogh plan owners, both such owners and the plan fiduciary (if any) must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, such donor must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over, nor is a fiduciary, the plan fiduciary alone may sign the Subscription Agreement.

   Until subscriptions for 12,000 Units (or 37,500 Units per Partnership in the case of residents of Pennsylvania) are received by the Partnership, checks for the payment of Subscription Monies should be made payable to "--ICON Income Fund Eight Escrow Account" for deposit into such Escrow Account. After the Initial Closing Date, checks for the payment of Subscription Monies should be made payable to "ICON Income Fund Eight Subscription Account" for deposit into a Qualified Subscription Account.

   The General Partner will promptly review, and accept or reject (in its sole and absolute discretion), each subscription. Investors whose subscriptions are accepted by the General Partner will receive prompt written confirmation of such acceptance from the General Partner or its agents.

   The General Partner and any Affiliate of the General Partner and the Selling Dealers (and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase Units for their own account for investment purposes, subject to the terms and conditions contained herein, including purchases of Units on or before the Initial Closing Date, which will count, to the extent of 600 Units, toward the achievement of the Minimum Offering. All Units purchased by such parties will be purchased solely for investment purposes and not with a present view towards resale or distribution. The General Partner and its Affiliates (and their respective officers and employees) may not purchase more than ten (10%) percent of all Units subscribed for by all non-Affiliated Persons.

   The NASD's Conduct Rules require that any member of, or Person associated with, the Dealer-Manager or a Selling Dealer who sells or offers to sell Units must make every reasonable effort to assure that such potential subscriber is a suitable investor for a Partnership investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors and further requires each selling broker and each subscriber to make such determination of suitability. The State of Maine requires us to inform you that the Dealer-Manager and each Person selling Units cannot rely upon representations made by a subscriber in a Subscription Agreement alone in making a determination of the suitability of the investment for such subscriber.

Admission of Partners; Closings

   Subscribers will be admitted to a Partnership as Limited Partners, and will for all purposes become and be treated as Limited Partners, as of the first day immediately following the Initial Closing Date or the Final Closing Date or any subsequent Closing Date (other than the Final Closing Date), as the case may be, next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner will set the Initial Closing Date. Following the Initial Closing Date, a Closing may be held each day.


                           SALES MATERIAL


   In addition to and apart from this Prospectus, a Partnership will utilize certain sales material in connection with the Offering of Units. This material may include reports describing the General Partner and its Affiliates, summary descriptions of Investments (including, without limitation, pictures of Equipment or facilities of Lessees), materials discussing the Prior Programs and a brochure and audio-visual materials or taped presentations highlighting various features of this Offering. The General Partner and its Affiliates may also respond to specific questions from Selling Dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to Selling Dealers for customer use, and other information relating to this Offering may be made available to Selling Dealers for their internal use. However, this Offering is made only by means of this Prospectus. Except as described herein or in Supplements hereto, each Partnership has not authorized the use of other sales materials in connection with this Offering. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference or as forming the basis of this Offering of the Units described herein.

   No dealer, salesman or other Person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by a Partnership and described in this Prospectus or in Supplements hereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any Person in any jurisdiction in which such solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


                            LEGAL MATTERS


   The legality of the securities offered hereby and the tax matters set forth under "Federal Income Tax Consequences" will be passed upon for the Partnerships by Day, Berry & Howard LLP, Boston, Massachusetts.


                               EXPERTS


   The audited balance sheet of ICON Income Fund Eight A L.P. as of May 6, 1998 and the audited financial statements of ICON Capital Corp. as of March 31, 1998 and 1997 and for each of the years then ended, have been included herein and in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.


                       ADDITIONAL INFORMATION


   A Registration Statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the securities offered hereby. This Prospectus, which forms a part of the Registration Statement filed with the Securities and Exchange Commission, contains information concerning the Partnerships and includes a copy of the Limited Partnership Agreement to be utilized by the Partnerships, but does not contain all the information set forth in the Registration Statement and exhibits thereto. The information omitted may be examined at the principal office of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies thereof may be obtained from such office upon payment of the fee prescribed by the Rules and Regulations of the Commission.



        TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS


   Exhibit B contains prior performance and investment information for the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A; ICON Cash Flow Partners, L.P., Series B,; ICON Cash Flow Partners, L.P., Series C,; ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven (the "Prior Public Programs"). Table I through V of Exhibit B contain unaudited information relating to such Prior Public Programs and their experience in raising and investing funds and to the compensation paid to the General Partner and its Affiliates by, the operating results of, and sales or dispositions of investments by, such Prior Public Programs. PURCHASERS OF THE UNITS OFFERED BY THIS PROSPECTUS WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIPS. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES WHICH WILL IN LARGE PART DEPEND ON FACTS WHICH CANNOT NOW BE DETERMINED, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY SUCH PRIOR PUBLIC PROGRAMS.


                        FINANCIAL STATEMENTS


   The audited balance sheet of ICON Income Fund Eight A L.P. as of May 6, 1998, the unaudited balance sheet of ICON Income Fund Eight A L.P. as of June 30, 1998, the audited financial statements of ICON Capital Corp. and subsidiaries as of March 31, 1998 and 1997 and for each of the years then ended, and the unaudited financial statements of ICON Capital Corp. and subsidiaries as of June 30, 1998 and for the three months then ended are included herein. Notwithstanding the inclusion of the General Partner's financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. and subsidiaries or in any of its Affiliates or in any Prior Public Program.

                         Index to Financial Statements


ICON Income Fund Eight A L.P.
-----------------------------

Unaudited Balance Sheet - June 30, 1998

     Balance Sheet at June 30, 1998
     Notes to Balance Sheet

Audited Balance Sheet - May 6, 1998

     Independent Auditors' Report
     Balance Sheet at May 6, 1998
     Notes to Balance Sheet



ICON Capital Corp.
------------------

Unaudited Financial Statements - June 30, 1998 and March 31, 1998

     Balance Sheet at June 30, 1998 and March 31, 1998 Statement of Income for
     the Three Months Ended
       June 30,  1998 and 1997
     Statements  of  Changes  in  Stockholders'  Equity  for the  Three  Months
Ended
       June 30, 1998 and the Years Ended March 31, 1998, 1997 and 1996 Statement of Cash Flows for the Three Months Ended
       June 30, 1998 and 1997
     Notes to Financial Statements

Audited Financial Statements - March 31, 1998 and 1997

     Independent Auditors' Report
     Balance Sheets at March 31, 1998 and 1997
     Statements of Income for the Years Ended March 31,
       1998 and 1997
     Statements of Changes in Stockholders' Equity for
       the Years Ended March 31, 1998 and 1997
     Statements of Cash Flows for the Years Ended
       March 31, 1998 and 1997
     Notes to Financial Statements



                         ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                  June 30, 1998





































                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                  June 30, 1998







                                     Assets


Cash                                                               $   2,000
                                                                   ---------

                                                                       $   2,000




               Liabilities and Partners' Equity


Commitments and Contingencies

Partners' Equity

         General Partner                                           $   1,000
         Limited Partner                                               1,000
                                                                   ---------

                                                                       $   2,000











See accompanying notes to balance sheet.








                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                             Notes to Balance Sheet

                                  June 30, 1998






(1)      The Partnership

         ICON  Income  Fund  Eight A L.P.  (the  "Partnership"),  was formed on
July
         9,   1997   as   a   Delaware   Limited   Partnership.   The   initial
capitalization
         of  the  Partnership  was  $2,000.   The  Partnership   will  continue
until
         December 31, 2017, unless terminated sooner.  The Partnership  intends to
         offer  limited   partnership  units  on  a  "best  efforts"  basis  to
the
         general  public  with  the  intention  of  raising  up to  $75,000,000 of
         capital.   With  the  funds  raised,   the   Partnership   intends  to
acquire
         various  types of  equipment  and to  lease  such  equipment  to third parties
         and,   to  a  lesser   degree,   to  enter  into   secured   financing
transactions.
         The  General   Partner  of  the  Partnership  is  ICON  Capital  Corp.
(the
         "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)      Capital Contribution

         The  General  Partner  has made an  initial  capital  contribution  of
$1,000,
         and   the   original    limited    partner   has   made   an   initial
capital
         contribution of $1,000 to the Partnership.

(3)      Commitment and Contingencies

         The  Partnership  has not  applied  for an  advance  ruling  from  the
Internal
         Revenue   Service;   however,   in  the   opinion   of   counsel   the
Partnership
         will  be  classified  as a  Partnership  and  not  as  an  association taxable
         for U.S.  Federal  income tax  purposes.  In the  absence of a ruling, there
         cannot  be  assurance  that  the   Partnership   will  not  constitute
an
         association taxable as a corporation.



                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                   May 6, 1998







































                          Independent Auditors' Report





The Partners
ICON Income Fund Eight A L.P.:


We have audited the accompanying balance sheet of ICON Income Fund Eight A L.P. (a Delaware limited partnership) as of May 6, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Eight A L.P. as of May 6, 1998, in conformity with generally accepted accounting principles.





                                                   KPMG PEAT MARWICK LLP







May 6, 1998
New York, New York









                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                   May 6, 1998







                                     Assets


        Cash                                                                  $
2,000

--------

                                                                        $
2,000

========



                        Liabilities and Partners' Equity


        Commitments and Contingencies

        Partners' Equity

               General                         Partner                        $
1,000
               Limited                                                  Partner
1,000

--------

                                                                        $
2,000

========










        See accompanying notes to balance sheet.








                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                             Notes to Balance Sheet

                                   May 6, 1998






(1)     The Partnership

        ICON Income Fund Eight A L.P. (the  "Partnership"),  was formed on July
9,
        1997 as a Delaware  Limited  Partnership.  The  initial  capitalization of
        the  Partnership  was  $2,000.  The  Partnership  will  continue  until
December
        31,  2017,  unless  terminated  sooner.  The  Partnership   intends  to
offer
        limited   partnership   units  on  a  "best   efforts"   basis  to  the
general
        public  with the  intention  of raising up to  $75,000,000  of capital.
With
        the funds  raised,  the  Partnership  intends to acquire  various types of
        equipment  and to lease  such  equipment  to third  parties  and,  to a lesser
        degree,   to   enter   into   secured   financing   transactions.   The
General
        Partner   of   the    Partnership   is   ICON   Capital   Corp.    (the
"General
        Partner"),  a  Connecticut   corporation.   The  General  Partner  will
acquire
        the assets and manage the business of the Partnership.

(2)     Capital Contribution

        The  General  Partner  has  made an  initial  capital  contribution  of
$1,000,
        and   the    original    limited    partner   has   made   an   initial
capital
        contribution of $1,000 to the Partnership.

(3)     Commitment and Contingencies

        The  Partnership  has  not  applied  for an  advance  ruling  from  the
Internal
        Revenue  Service;  however,  in the opinion of counsel the  Partnership will
        be  classified  as a  Partnership  and  not as an  association  taxable for
        U.S.  Federal  income  tax  purposes.  In  the  absence  of  a  ruling, there
        cannot  be  assurance   that  the   Partnership   will  not  constitute
an
        association taxable as a corporation.









                               ICON CAPITAL CORP.


                              Financial Statements


                                  June 30, 1998

                                   (Unaudited)





                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                   (Unaudited)

                                                                            June
30,        March 31,

1998            1998

----            ----
         ASSETS

Cash      .............................................................       $
319,286    $   179,403
Receivables     from     affiliates      ......................................
4,411,889      3,580,727
Receivables   from   related   parties   -  managed   partnerships   ..........
232,000        572,990
Prepaid    and    other    assets     .........................................
274,156        226,855
Deferred       charges        .................................................
454,106        524,270
Fixed assets and leasehold improvements, at cost, less accumulated
  depreciation   and   amortization   of  $1,943,516   and   $1,872,399   .....
812,095        758,680

-----------    -----------

Total    assets     .....................................................     $
6,503,532    $ 5,842,925

===========    ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY


Accounts   payable  and   accrued   expenses   ............................   $
2,251,232    $ 1,819,003
Notes   payable   -   line   of   credit    ...................................
2,000,000      2,000,000
Obligations    under    capital    leases     .................................
255,967        246,386
Current   and   deferred   income   taxes,   net    ...........................
670,955        583,436
Deferred   management   fees  -   managed   income   funds   ..................
232,000        232,000

-----------    -----------

Total       liabilities        ................................................
5,410,154      4,880,825

-----------    -----------

Commitments and contingencies

Stockholder's equity:
Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued   and    outstanding    1,500   shares    ..........................
15,000         15,000
  Additional     paid-in     capital      .....................................
716,200        716,200
  Retained       earnings        ..............................................
1,462,178      1,330,900

-----------    -----------

2,193,378      2,062,100

Note    receivable    from    stockholder     .................................
(1,100,000)    (1,100,000)

-----------    -----------


1,093,378        962,100

-----------    -----------

Total   liabilities  and   stockholder's   equity   .......................   $
6,503,532    $ 5,842,925

===========    ===========



See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.







                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          Three Months Ending June 30,

                                   (Unaudited)


1998          1997

----          ----

Revenues:

     Fees   -   managed   partnerships   ..................................   $
3,403,320   $ 2,107,087
     Management    fees    -    affiliate    ..................................
256,287       112,217
     Lease    consulting   fees   and   other    ..............................
76,786        47,571

-----------   -----------

     Total       revenues       ...............................................
3,736,393     2,266,875

-----------   -----------

Expenses:

     Selling,    general    and    administrative    ..........................
2,936,460     2,108,179
     Amortization    of    deferred    charges    .............................
454,279       136,637
     Depreciation     and     amortization     ................................
71,117        91,579
     Interest       expense       .............................................
55,740         4,456

-----------   -----------

          Total       expenses       ..........................................
3,517,596     2,340,851

-----------   -----------

     Income   (loss)  before   provision   for  (benefit   from)  income  taxes
218,797       (73,976)

     Provision   for   (benefit   from)   income   taxes   ....................
87,519      (37,424)

-----------   -----------

     Net    income    ...................................................     $
131,278   $   (36,552)

===========   ===========












See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.







                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                  For the  Three  Months  Ended  June 30,  1998  and the  Years
Ended
                  March 31, 1998, 1997 and 1996

                                   (Unaudited)



Note         Total
                                  Common                                  Stock
Additional                    Receivable      Stock-
                                Shares              Stated              Paid-in
Retained         from        holder's
                             Outstanding              Value             Capital
Earnings      Stockholder    Equity
                             -----------           -------           ----------
--------      -----------    --------


March    31,    1995    ........    1,500    $    15,000    $    1,416,200    $
843,550    $  (700,000)   $ 1,574,750

Net          income           ............           --          --          --
46,407           --           46,407

Cancellation of note
 from         stockholder         .....         --         --         (700,000)
--          700,000           --
                                        -----------                 -----------
-----------    -----------    -----------

March      31,       1996       ........       1,500       15,000       716,200
889,957           --        1,621,157

Issuance of
  note          from           stockholder           --          --          --
--       (1,100,000)    (1,100,000)

Net          income           ............           --          --          --
2,363,371           --        2,363,371

Distributions           to           Parent          --          --          --
(2,203,046)          --       (2,203,046)
                          -----------          -----------          -----------
-----------    -----------    -----------

March      31,       1997       ........       1,500       15,000       716,200
1,050,282     (1,100,000)       681,482

Net          income           ............           --          --          --
1,072,521           --        1,072,521

Distributions           to           Parent          --          --          --
(791,903)          --         (791,903)
                          -----------          -----------          -----------
-----------    -----------    -----------

March      31,       1998       ........       1,500       15,000       716,200
1,330,900     (1,100,000)       962,100

Net          Income           ............           --          --          --
131,278           --          131,278
                          -----------          -----------          -----------
-----------    -----------    -----------

June    30,    1998     .........     1,500    $    15,000    $    716,200    $
1,462,178    $(1,100,000)   $ 1,093,378
                          ===========          ===========          ===========
===========    ===========    ===========

See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.






                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                       For the Three Months Ended June 30,

                                   (unaudited)

                                                                1998
1997
                                                                ----
----

Cash flows from operating activities:
   Net   income   ............................................   $   131,278  $
(36,552)
                                                             ---------
---------
   Adjustments   to   reconcile   net   income   to  net   cash   provided   by
operating
     activities:
      Depreciation    and    amortization     ......................     71,117
91,579
      Amortization   of   deferred    charges    ...................    454,279
136,637
      Changes in operating assets and liabilities:
         Receivables from managed income funds, net of
           deferred     amounts     ..............................      340,990
414,522
         Receivables    from   affiliates    .....................    (831,162)
396,376
         Deferred    income    taxes     ...........................     87,519
303,354
         Prepaid   and   other   assets    ........................    (47,302)
(9,804)
         Deferred    charges     ................................     (384,115)
(215,712)
         Accounts   payable   and   accrued   expenses   ...........    432,229
(300,836)
         Other          ...........................................          --
(44,704)
                                                             ---------
---------
           Total     adjustments     .............................      123,555
771,412
                                                             ---------
---------

   Net  cash   provided   by   operating   activities   .............   254,833
734,860
                                                             ---------
---------

Cash flows from investing activities:
   Purchases  of  fixed  assets  and  leasehold   improvements   ..   (124,532)
(60,819)
                                                             ---------
---------

   Net  cash  used  for   investing   activities   ................   (124,532)
(60,819)
                                                             ---------
---------

Cash flows from financing activities:
   Increase     in     capital     lease     obligation      ..................
26,300         --
   Principal   payments  on  capital   lease   obligations   .......   (16,718)
(9,230)
   Distributions     to     Parent      ...............................      --
(908,440)
   Principal    payments   on   notes    payable    recourse    financings   --
(45,417)
                                                             ---------
---------

   Net  cash   provided   by  (used   for)   financing   activities   ..  9,582
(917,670)
                                                             ---------
---------

Net    increase   in   cash    .....................................    139,883
(243,629)

Cash,    beginning   of   period    ................................    179,403
292,524
                                                             ---------
---------

Cash,  end  of  period   ......................................   $  319,286  $
48,895
                                                             =========
=========

See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.





                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                  June 30, 1998

                                   (unaudited)

(1)  Basis of Accounting and Presentation

     The  financial   statements  of  ICON  Capital   Corp.   (the   "Company")
are
     unaudited,   however,   in  the  opinion  of   management,   they  include
all
     adjustments  (consisting  only of  normal  recurring  accruals)  necessary for a
     fair   statement   of  financial   position.   Certain   information   and
footnote
     disclosures   normally   included   in   financial   statements   prepared
in
     accordance   with   generally   accepted   accounting    principles   have
been
     condensed  or  omitted.  Management  believes  that the  disclosures  made are
     adequate   to   make   the   information   represented   not   misleading.
These
     financial  statements  should be read in  conjunction  with the  Company's
March
     31, 1998 and 1997 audited financial statements.

(2)  Income Fund Fees

     The  Company  is the  general  partner  and  manager  of  ICON  Cash  Flow
Partners,
     L.P.,Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P., Series C ("ICON
Cash
     Flow  C"),  ICON  Cash  Flow  Partners,  L.P.,  Series D ("ICON  Cash Flow
D"),
     ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E"), ICON
Cash
     Flow  Partners  L.P.  Six  ("ICON  Cash  Flow  Six")  and ICON  Cash  Flow
Partners
     L.P.    Seven    ("ICON    Cash    Flow    Seven")    (collectively    the
"Partnerships"),
     which are publicly  registered  equipment  leasing  limited  partnerships.
The
     Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

     The  Company  earns  fees  from  the  Partnerships  for  the  organization
and
     offering  of  the   Partnership  and  for  the   acquisition,   management
and
     administration  of  their  lease  portfolios.  Organization  and  offering fees
     are  earned  based  on  investment   units  sold  and  are  recognized  at
each
     closing.  Acquisition  fees on the  purchase or  origination  of equipment lease
     transactions   are  earned  based  on  the  purchase  price  paid  or  the principal
     amount of each  transaction  entered into.  Management and  administrative fees
     are  earned for  actively  managing  the  leasing,  re-leasing,  financing
and
     refinancing of Partnership  equipment and financing  transactions  and for the
     administration   of  the  Partnerships.   Management  and   administrative
fees
     earned  are  based  primarily  on  gross  rental  payments.   The  Company
had
     accounts  receivable  due from the  Partnerships  of $232,000 and $572,990 at
     June   30,   1998  and   March   31,   1998,   respectively.   Under   the
Partnership
     agreements,   the   Company   is   entitled   to   management   fees   and
reimbursement
     from  the   Partnerships   for  certain   operating   and   administrative
expenses
     incurred by it on behalf of the Partnerships.

(3)  Commitments and Contingencies

     The Company has operating leases for office space through the year 2004. Rent expense for the three months ended June 30, 1998 and 1997 was
$207,321
     and $125,014, respectively, net of sublease income of $40,665 and $44,586, respectively.








                                             $  4,558,416

(11) Supplemental Disclosure of Cash Flow Information

     During the year ended March 31, 1998 and 1997,  the Company  paid  $80,885
and
     $6,818 in interest on recourse financing, respectively.





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

      For  the  year  ended   March  31,   1997,   payments   relating  to  the
Company's
      non-recourse  note payable  aggregated  $1,541,647,  of which  $1,293,775 was
      principal and $247,872 was interest.

      For the year ended March 31, 1998, the Company purchased $103,839 in fixed assets utilizing proceeds from capital lease transactions.













                               ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1998 and 1997

                   (With Independent Auditors' Report Thereon)













                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1998 and 1997, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                        KPMG Peat Marwick LLP


June 12, 1998
New York, New York






                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,

                                                              1998
1997
                                                              ----
----

          ASSETS

Cash    ..................................................    $    179,403    $
292,524
Receivables    from    affiliates     ...........................     3,580,727
181,039
Receivables   from   related   parties   -   managed    partnerships    572,990
1,323,502
Prepaid    and    other    assets    ..............................     226,855
187,687
Deferred      charges      ......................................       524,270
379,717
Fixed assets and leasehold improvements, at cost, less
  accumulated depreciation and amortization of
  $1,865,232     and     $1,533,265     ...........................     758,680
752,472
                                                          -----------
-----------

Total   assets   ..........................................   $   5,842,925   $
3,116,941
                                                          ===========
===========

          LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts  payable  and  accrued  expenses   .................   $  1,819,003  $
1,225,726
Notes     payable     -     line     of     credit     ........................
2,000,000           --
Notes   payable   -   capital   lease   obligations    .............    246,386
196,105
Deferred   management   fees   -   managed   partnerships    .......    232,000
758,452
Deferred    income    taxes,    net    ............................     583,436
255,176
                                                          -----------
-----------

Total     liabilities      .....................................      4,880,825
2,435,459
                                                          -----------
-----------

Commitments and contingencies

Stockholder's equity:
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued   and    outstanding    1,500    shares    ...............    15,000
15,000
  Additional     paid-in     capital     ..........................     716,200
716,200
  Retained     earnings      ...................................      1,330,900
1,050,282
                                                          -----------
-----------
                                                            2,062,100
1,781,482

Note   receivable   from   stockholder    ......................    (1,100,000)
(1,100,000)
                                                          -----------
-----------

                                                              962,100
681,482
                                                          -----------
-----------

Total  liabilities  and  stockholder's   equity  ............   $  5,842,925  $
3,116,941
                                                          ===========
===========

See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.






                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,

                                                            1998         1997
                                                            ----         ----

Revenues:

     Fees   -    managed    partnerships    ....................    $12,048,906
$11,517,396
     Management     fees    -    affiliate     ....................     716,444
261,003
     Lease    consulting    fees    and    other    ................     61,025
112,245
     Rental    income    from     investment    in    operating     lease    --
1,541,647
                                                        -----------
-----------

          Total      revenues      ............................      12,826,375
13,432,291
                                                        -----------
-----------

Expenses:

     Selling,    general    and    administrative    ............     9,404,987
7,174,496
     Amortization    of    deferred     charges     ...............     844,636
484,579
     Depreciation     and     amortization      ..................      331,967
319,000
     Interest    expense    -    notes    payable    ...............     80,885
6,818
     Depreciation    -    equipment     under     operating    lease    .    --
1,293,775
     Interest     expense    -     non-recourse     financings     .....     --
247,872
                                                        -----------
-----------

          Total      expenses      ............................      10,662,475
9,526,540
                                                        -----------
-----------

     Income   before    provision   for   income   taxes   .......    2,163,900
3,905,751

Provision    for    income    taxes    ..........................     1,091,379
1,542,380
                                                        -----------
-----------

     Net   income    .....................................    $   1,072,521   $
2,363,371
                                                        ===========
===========













See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.






                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1998 and 1997





Note          Total
                                  Common                                  Stock
Additional                 Receivable       Stock-
                              Shares               Stated               Paid-in
Retained       from         holder's
                           Outstanding               Value              Capital
Earnings   Stockholder       Equity

March    31,    1996     ........     1,500    $    15,000    $    716,200    $
889,957    $      --      $ 1,621,157

Issuance of
  note          from           stockholder           --          --          --
--       (1,100,000)    (1,100,000)

Net          income           ............           --          --          --
2,363,371           --        2,363,371

Distributions           to           Parent          --          --          --
(2,203,046)          --       (2,203,046)
                          -----------          -----------          -----------
-----------    -----------    -----------

March      31,       1997       ........       1,500       15,000       716,200
1,050,282     (1,100,000)       681,482

Net          income           ............           --          --          --
1,072,521           --        1,072,521

Distributions           to           Parent          --          --          --
(791,903)          --         (791,903)
                          -----------          -----------          -----------
-----------    -----------    -----------

March    31,    1998     ........     1,500    $    15,000    $    716,200    $
1,330,900    $(1,100,000)   $   962,100
                          ===========          ===========          ===========
===========    ===========    ===========

















See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.






                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,


1998           1997

----           ----
Cash flows from operating activities:
   Net   income    .......................................................    $
1,072,521    $ 2,363,371

-----------    -----------
   Adjustments   to   reconcile   net   income   to  net   cash   provided   by
operating
     activities:
      Depreciation    and    amortization     .................................
331,967      1,612,775
      Amortization   of   deferred    charges    ..............................
844,636        484,579
      Deferred    income    taxes     .........................................
328,260       (228,768)
      Rental     income     paid     directly     to     lender    by    lessee
 ...............          --       (1,541,647)
      Interest    expense    paid    directly    to    lenders    by    lessees
 ..........          --          247,872
      Changes in operating assets and liabilities:
         Receivables from managed partnerships, net of
           deferred    management    fees     .................................
224,060        790,506
         Receivables    from    affiliates     ................................
(3,399,688)       155,767
         Deferred      charges      ...........................................
(989,189)      (561,410)
         Prepaid   and   other    assets    ...................................
(39,168)       (54,099)
         Accounts   payable   and   accrued   expenses   ......................
593,277        353,956
         Other
 ......................................................                       --
4,158

-----------    -----------
           Total      adjustments      ........................................
(2,105,845)     1,263,689

-----------    -----------
   Net  cash  provided  by  (used  in)  operating   activities   ..............
(1,033,324)     3,627,060

-----------    -----------

Cash flows from investing activities:
   Purchases  of  fixed  assets  and   leasehold   improvements   .............
(234,336)       (97,279)

-----------    -----------

   Net  cash   used  in   investing   activities   ............................
(234,336)       (97,279)

-----------    -----------

Cash flows from financing activities:
   Proceeds   from  notes   payable-line   of  credit   .......................
2,000,000           --
   Distributions    to    Parent     ..........................................
(791,903)    (2,203,046)
   Principal  payments  on  notes   payable-capital   lease  obligations,   net
(53,558)       (49,061)
   Loan                             to                              stockholder
 ..............................................          --       (1,100,000)

-----------    -----------

   Net  cash  provided  by  (used  in)  financing   activities   ..............
1,154,539     (3,352,107)

-----------    -----------

Net   (decrease)   increase   in   cash   .....................................
(113,121)       177,674

Cash,    beginning   of   year    .............................................
292,524        114,850

-----------    -----------

Cash,   end  of  year   ...................................................   $
179,403    $   292,524

===========    ===========


See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.





                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1998

(1)  Organization

     ICON  Capital  Corp.  (the  "Company")  was  incorporated  in 1985.  Until
August
     20,  1996,  the  Company  was owned by three  individuals.  On August  20,
1996,
     ICON  Holdings  Corp.   ("Holdings"  or  the  "Parent")  acquired  all  of
the
     outstanding  stock  of the  Company,  as  well  as all of the  outstanding stock
     of ICON Securities Corp.  ("Securities"),  an affiliated company. Holdings is
     fifty  percent  owned  by  Summit  Asset  Holding  L.L.C.,   a  subsidiary
of a
     diversified   financial   and  business   services   group  based  in  the
United
     Kingdom, and fifty percent owned by Warrenton Capital Partners L.L.C. ("Warrenton"). The primary activity of the Company is the development,
     marketing  and  management  of  publicly   registered   equipment  leasing
limited
     partnerships.    The   Company   will,    on   occasion,    also   provide
consulting
     services  to  unrelated   parties  in  connection   with  the  acquisition
and
     administration of lease transactions.

     The  Company  is the  general  partner  and  manager  of  ICON  Cash  Flow
Partners,
     L.P.  Series A ("ICON  Cash Flow  A"),  ICON  Cash  Flow  Partners,  L.P.,
Series B
     ("ICON  Cash Flow B"),  ICON Cash  Flow  Partners,  L.P.,  Series C ("ICON
Cash
     Flow  C"),  ICON  Cash  Flow  Partners,  L.P.,  Series D ("ICON  Cash Flow
D"),
     ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow
Partners
     L.P.    Seven    ("ICON    Cash    Flow    Seven")    (collectively    the
"Partnerships"),
     which are publicly  registered  equipment  leasing  limited  partnerships.
The
     Partnerships  were  formed for the  purpose  of  acquiring  equipment  and leasing
     such   equipment  to  third   parties.   The  Company's   investments   in
the
     Partnerships which totaled $7,000, are carried at cost and are included in prepaid and other assets.

     The   Company   earns   fees  from  the   Partnerships   on  the  sale  of
Partnership
     units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Cash Flow Seven was formed on May 23, 1995 with an initial capital contribution of $1,000 and began  offering  its units to  suitable  investors  on  November  9, 1995.
The
     offering  period for ICON Cash Flow  Seven  will end 36 months  after ICON
Cash
     Flow Seven began offering such units, November 9, 1998.

     The  following  table  identifies   pertinent   offering   information  by
the
Partnerships:

                      Date Operations        Date Ceased        Gross Proceeds
                           Began            Offering Units          Raised

ICON Cash Flow A      May 6, 1988           February 1, 1989    $  2,504,500
ICON Cash Flow B      September 22, 1989    November 15, 1990     20,000,000
ICON Cash Flow C      January 3, 1991       June 20, 1991         20,000,000
ICON Cash Flow D      September 13, 1991    June 5, 1992          40,000,000
ICON Cash Flow E      June 5, 1992          July 31, 1993         61,041,151
ICON Cash Flow Six    March 31, 1994        November 8, 1995      38,385,712
ICON Cash Flow Seven  January 19, 1996                (1)         81,574,845
                                                                ------------

                                                                $263,506,208

(1) Gross proceeds raised through May 31, 1998.





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

(2)  Significant Accounting Policies

     (a) Basis of Accounting and Presentation

         The  Company's   financial   statements  have  been  prepared  on  the
historical
         cost basis of  accounting  using the accrual  basis.  The  preparation of
         financial   statements   in   conformity   with   generally   accepted
accounting
         principles  requires  management  to make  estimates  and  assumptions that
         affect the reported  amounts of assets and  liabilities and disclosure of
         contingent    assets   and    liabilities   at   the   date   of   the
financial
         statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b) Disclosures About Fair Value of Financial Instruments

         The  Statement  of  Financial  Accounting  Standards  No.  107  ("SFAS
No.
         107"),   "Disclosures  about  Fair  Value  of  Financial  Instruments"
requires
         disclosures   about   the  fair   value  of   financial   instruments.
The
         Company's   financial   instruments   (cash,   receivables  and  notes
payable)
         are either payable on demand or have short-term maturities and present relatively low credit and interest rate risk, and as a result, their fair value approximates carrying value at March 31, 1998.

     (c) Revenue and Cost Recognition

         Income Fund Fees:

         The  Company  earns fees from the  Partnerships  for the  organization
and
         offering  of each  Partnership  and for  the  acquisition,  management
and
         administration   of   their   lease   portfolios.   Organization   and
offering
         fees are earned  based on  investment  units  sold and are  recognized at
         each  closing.  Acquisition  fees are  earned  based  on the  purchase price
         paid   or  the   principal   amount   of  each   transaction   entered
into.
         Management   and   administrative   fees  are  earned   for   managing
the
         Partnership's   equipment  and  financing   transactions.   Management
and
         administrative fees are earned upon receipt of rental payments from lease and financing transactions.

         Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased monthly distributions to the limited
         partners   from  the  cash   distribution   rates   stated   in  their
prospectuses
         to an annual  rate of 9%. As a result,  all  management  fees  payable to
         the  Company  related  to  these  entities  had  been  deferred  until the
         limited  partners  of ICON  Cash  Flow A,  ICON  Cash  Flow B and ICON
Cash
         Flow  C  received  their  stated  cash  distribution  rate  of  return on a
         cumulative  basis.  Due to the  approval  of  amendments  to the  ICON
Cash
         Flow  B  and  ICON  Cash  Flow  C  Partnership  Agreements,  effective
November
         15, 1995 and June 19, 1996, The Company eliminated ICON Cash Flow B and ICON Cash Flow C's obligation to pay $220,000 and
$529,125,
         respectively  of  the  original   management  fees  deferred.   As  of
December
         31, 1997, ICON Cash Flow A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in
         deferred   management   fees  and  recognized  such  fees  as  income.
Management
         fees in the  amount  of  $232,000  are  deferred  and  outstanding  at
March
         31,  1998,  of  which  $127,000  is  due  from  ICON  Cash  Flow B and
$105,000
         is  due  from  ICON  Cash  Flow  C.  Such   amounts  are  included  in
receivables
         due from managed partnerships as well as in deferred management fees on the March 31, 1998 balance sheet.





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

     (d) Deferred Charges

         Under  the  terms  of  the  Partnerships'   agreements,   the  Company
is
         entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain  limitations,  based on the number of  investment  units sold.
The
         unamortized balance of these costs are included on the balance sheets as deferred charges and are being amortized over the offering period.

     (e) Fixed Assets and Leasehold Improvements

         Fixed  assets,   which  consist   primarily  of  computer   equipment,
software
         and   furniture   and   fixtures,   are   recorded  at  cost  and  are
being
         depreciated   over  three  to  five  years  using  the   straight-line
method.
         Leasehold   improvements   are   also   recorded   at  cost   and  are
being
         amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f) Income Taxes

         The   Company   accounts   for  its   income   taxes   following   the
liability
         method  as  provided  for  in   Statement   of  Financial   Accounting
Standard
         No. 109 ("SFAS 109"), "Accounting for Income Taxes."

         The Company  filed stand  alone  Federal and state  income tax returns for
         the  period  April  1,  1996  to  August  20,  1996.   Thereafter  the
Company's
         activity is included in the combined Federal and state income tax returns of Holdings.

(3)  Stockholder's Equity

     As  of  March  31,  1998,  the  Company  held  a  demand  promissory  note for
     $1,100,000  from  Holdings.  The note is without  interest,  except in the case
     of  default,  at which time the note would  bear  interest  at the rate of
18%.
     The  note  is  reflected  for  financial   statement   reporting  purposes
as a
     reduction from stockholders' equity.






                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

(4)  Related Party Transactions

     The  Company  earns  fees  from  the  Partnerships  for  the  organization
and
     offering  of  each  Partnership  and  for  the   acquisition,   management
and
     administration    of   their   lease    portfolios.    Receivables    from
managed
     partnerships relate to such fees, which have been earned by the Company but not paid by the Partnerships. The Company also earns a management fee from
     Securities for the support and administration of Securities' operations. Receivables from affiliates are due primarily from Holdings.
Such
     receivables relate to the reimbursement of amounts paid by the Company on behalf of Holdings for items such as investment in a securitization trust and debt obligations.

     For  the  year  ended  March  31,  1998,   the  Company  paid   $1,328,440
in
     distributions to Holdings.

(5)  Prepaid and Other Assets

     Included in prepaid and other assets are unamortized insurance costs, the
     Company's investment in the Partnerships and sublease receivables.

(6)  Income Taxes

     The  provision  (benefit)  for income  taxes for the years ended March 31,
1998
     and 1997 consisted of the following:

                                                    1998               1997
                                                    ----               ----
     Current
         Federal                  $                  580,228                  $
1,263,920
         State                                                          182,891
507,228
                                               -------------
------------

             Total                       current                        763,119
1,771,148
                                               -------------
------------

     Deferred:
         Federal                                                        100,481
(24,563)
         State                                                          227,779
(204,205)
                                               -------------
-------------

             Total                       deferred                       328,260
(228,768)
                                               -------------
------------

     Total                   $                    1,091,379                   $
1,542,380
                                               =============
============

     Deferred   income  taxes  are  provided  for  the  temporary   differences
between
     the financial  reporting  basis and the tax basis of the Company's  assets
and
     liabilities.  The  deferred  tax  liabilities  at March 31,  1998 and 1997 of
     $583,436  and  $347,155,  respectively,  are net of  deferred  tax  assets of
     $91,979  at March  31,  1997.  Deferred  income  taxes at March  31,  1998 are
     primarily   the  result  of   temporary   differences   relating   to  the
carrying
     value  of  fixed  assets,   the  investments  in  the   Partnerships   and
deferred
     charges.







                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

     The   following   table   reconciles   income   taxes   computed   at  the
federal
     statutory rate to the Company's effective tax rate for the years ended
     March 31, 1998 and 1997:


1998                   1997

----                   ----

                                                       Tax
Rate           Tax      Rate

 Federal            statutory            $            735,726            34.00%
$1,327,955   34.00%
 State    income    taxes,     net    of    Federal    tax    effect    271,041
12.53          199,995    5.12
 Meals          and           entertainment           exclusion          20,663
 .95           21,979    0.56
 Other                                                                   63,949
2.96          (7,549)   (0.19)
                                                   ----------            ------
----------  ------
                                                   $1,091,379            50.44%
$1,542,380   39.49%
                                                   ==========            ======
==========  ======

(7)  Notes Payable

      On August  21,  1997,  the  Company  entered  into an  unsecured  line of credit
      agreement.  The maximum amount  available and outstanding  under the line of
      credit was  $600,000.  On  December  10,  1997,  the  Company  refinanced the
      discretionary   line  of  credit   with  a  new  line  of   credit   (the
"Facility").
      The  maximum  amount  available  and  outstanding   under  that  Facility
was
      $1,300,000. In March 1998, the Facility was increased to $2,000,000, all of which was outstanding at March 31, 1998. The Facility matures on August
      31, 1998.

     Interest  is  payable  at prime  (8.5% at March  31,  1998)  plus 1%.  The
Facility
     requires  that the Company,  among other things,  meet certain  objectives with
     respect  to  financial   ratios.  At  March  31,  1998,  the  Company  was
in
     compliance with the covenants required by the Facility.

     Notes payable at March 31, 1998 and 1997 were as follows:

                                                            1998         1997
                                                            ----         ----

 Unsecured line of credit, interest at
    prime (8.5% at March 31, 1998) plus 1%
    due June 30, 1998                                   $ 2,000,000  $      -

 Various obligations under capital leases, payable
  in     monthly      installments      through      March     2002     246,386
196,105
                                                        -----------
----------

                                                        $      2,246,386      $
196,105
                                                        ===========
==========





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

(8)  Investment in Equipment Under Operating Lease

     In    December    1993,    the    Company    invested     $5,340,436    in
manufacturing
     equipment  and  leased  such  equipment  to a third  party  for a two year period.
     Simultaneously   with  the  purchase  of  the   equipment,   the  Company,
on a
     non-recourse   basis,    obtained   $5,393,840   in   financing   from   a
financial
     institution,  of which  $5,340,436  of such proceeds were paid directly to the
     equipment  vendor to  satisfy  the cost of the  equipment.  The  excess of the
     proceeds  from the  financing  over the  cost of the  equipment,  $53,404, was
     paid  directly  to the  Company  and was  earned  over the  initial  lease term.
     All  rental   payments   by  the  lessee   were  paid   directly   to  the
financial
     institution. The original non-recourse financing bore interest at a rate of
     6.6%, and was paid in 24 monthly installments of $55,097 through December
     1995, with a final payment of $4,699,584 due in January 1996.

      On January 1, 1996,  the lessee  renewed the lease and the bank  extended the
      term  of  the  non-recourse  note.  The  terms  of the  renewal  required
24
      monthly   installments   of  $171,294   through   December   1997.   Such
rental
      payments  continued  to be paid  directly  to the  financial  institution to
      reduce  the  loan,   with  interest   calculated  at  8.95%.   The  lease
terminated
      in  fiscal  1997  and  the  Company   recognized  a  gain  of  $1,694  on
disposition.

(9)   Commitments and Contingencies

      The Company has operating leases for office space through the year 2004. Rent expense for the years ended March 31, 1998 and 1997 totaled to
      $497,223  and   $347,990,   net  of  sublease   income  of  $155,749  and
$170,602,
      respectively.    The   future    minimum   rental    commitments    under
non-cancelable
      operating leases are due as follows:

            Fiscal Year Ending
                 March 31,                       Amount

                  1999                       $    988,702
                  2000                            898,017
                  2001                            773,501
                  2002                            521,906
                  Thereafter                    1,376,290
                                             ------------
                                             $  4,558,416

(11) Supplemental Disclosure of Cash Flow Information

     During the year ended March 31, 1998 and 1997,  the Company  paid  $80,885
and
     $6,818 in interest on recourse financing, respectively.





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

      For  the  year  ended   March  31,   1997,   payments   relating  to  the
Company's
      non-recourse  note payable  aggregated  $1,541,647,  of which  $1,293,775 was
      principal and $247,872 was interest.

      For the year ended March 31, 1998, the Company purchased $103,839 in fixed assets utilizing proceeds from capital lease transactions.

                       AMENDED AND RESTATED


                 AGREEMENT OF LIMITED PARTNERSHIP

                                OF


                 ICON INCOME FUND EIGHT 1___ L.P.




      This Amended and Restated Agreement of Limited Partnership, dated as of ______________ (this "Agreement"), is made and entered into by and among ICON Capital Corp., a Connecticut corporation ("ICON"), as general partner (hereinafter referred to as the "General Partner"), Thomas W. Martin, as the original limited partner (the "Original Limited Partner"), and such additional Limited Partners as may be admitted to the Partnership upon the Initial Closing Date or any subsequent Closing Date pursuant to the terms hereof; such additional Limited Partners hereinafter each referred to as a "Limited Partner" and collectively referred to as the "Limited Partners"; and the General Partner and the Limited Partners hereinafter occasionally referred to collectively as the "Partners").

                            WITNESSETH:


      WHEREAS, ICON Income Fund Eight 1__ L.P., a Delaware Limited Partnership (the "Partnership") was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership, dated as of _____________, and filed on _______ under and pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

      WHEREAS, on ___________, the General Partner and Original Limited Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the General Partner and each Limited Partner, intending to be legally bound, hereby agree as follows:

Section 1. ESTABLISHMENT OF PARTNERSHIP.

      The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section 2. NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF REGISTERED AGENT FOR SERVICE OF PROCESS.

      2.1  Legal Name and Address.


      The Partnership shall be conducted under the name "ICON Income Fund Eight 1__ L.P." The principal office and place of business of the Partnership shall be 600 Mamaroneck Avenue, Harrison, New York 10528 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware, 19805. The name of its registered agent at such address shall be The Corporation Service Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.


--------------
1 A or B

      2.2 Address of Partners.

      The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt.

Section 3. PURPOSES AND POWERS.

      3.1 Purposes.

      The Partnership has been organized for the objects and purposes of (a) acquiring, investing in, purchasing, owning, purchasing options to purchase in, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds and purchasing equity interests in Equipment owning entities, (b) lending and providing financing to other Persons for their acquisition of items of Equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of Equipment (or interests therein and leases thereof) and other such personal property in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world), and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership.

      3.2  Investment Objectives and Policies.

   The Equipment acquired by the Partnership shall be selected from among new, used and reconditioned (i) aircraft, rail and over-the-road transportation equipment and marine vessels; (ii) machine tools and manufacturing equipment,
(iii) materials handling equipment, and (iv) miscellaneous equipment of other types satisfying the investment objectives of the Partnership and consistent with the remaining term of the Partnership. The Financing Transactions entered into by the Partnership shall be with Users that shall provide a written promissory note of such User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation may be collateralized by a security interest in tangible or intangible personal property and in any lease of such personal property, as well as the revenues arising thereunder, or in such other assets of such User as the General Partner may deem to be appropriate. All funds held by the Partnership (including, without limitation, Subscription Monies released to the Partnership on any Closing Date) that are not invested in Equipment, Financing Transactions, Reserves or Joint Ventures shall be invested by the Partnership in Permitted Investments.

      3.3  Powers.

      In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

      (a) to acquire, invest in, purchase and/or make future commitments to purchase, own, hold, lease, release, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and other tangible and intangible personal property of all kinds in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world);

      (b) to invest substantially all Cash From Operations (other than those necessary to pay the expenses of the Partnership and to make First Cash Distributions) and Cash From Sales in additional Investments during the Reinvestment Period as provided in Section 8.1(a) hereof;

      (c) to enter into joint ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to equipment and other tangible and intangible personal property and financing arrangements deemed prudent by the General Partner in order to achieve successful operations for the Partnership;

      (d) to purchase and hold trust certificates, debt securities and equity securities issued by any Person if, in the General Partner's opinion, the purchase is an advisable or necessary step in the acquisition and financing by the Partnership of Investments;


      (e) to hold interests in property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Programs), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature); provided that the Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies, and in relation to the acquisition of Equipment or the underlying value thereof as set forth in this section;

      (f) subject to any applicable statutes and regulations, to lend and borrow money to further the purposes of the Partnership, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans and leases it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

      (g) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Partnership under the Delaware Act and the laws of the United States of America and under the terms of this Agreement.

Section 4. TERM.

      The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on June 9, 1997 and shall terminate at midnight on December 31, 2017, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5. PARTNERS AND CAPITAL.

      5.1  General Partner.

      The  General   Partner  has   contributed   $1,000,   in  cash,   as  its
Capital
Contribution to the Partnership.

      The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel to the Partnership, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

      5.2  Original Limited Partner.

      The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

      By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original Partnership Interest of ten (10) Units upon the Initial Closing Date and admission of additional Limited Partners.

      5.3  Limited Partners.

      (a) From and after the Initial Closing Date, there shall be one class of limited partners, the Interests of which shall consist of up to 750,000 Units that shall initially be held by the Limited Partners.

      (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a subscription agreement, substantially in the form filed as an exhibit to the Prospectus, and such other documents as the General Partner shall reasonably request, which other documents shall be in form and substance reasonably satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement. Units will be sold only to Persons (i) who represent that they have either (a) an annual gross income of at least $30,000 and a net worth of at least $30,000 or (b) a net worth of at least $75,000 or (ii) who satisfy the suitability standards applicable in the state of their residence or domicile, if more stringent than the standards described in clause (i) above.

      (c) Each Limited Partner (other than Affiliated Limited Partners) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased.

      (d) Limited Partners must purchase a minimum of (i) twenty-five (25) whole Units other than (ii) IRA or Qualified Plans (including Keogh Plans) which may purchase a minimum of ten (10) whole Units. Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Net Unit Price or Gross Unit Price, whichever shall be applicable.

      (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed ten (10%) percent of all Units subscribed for by non-Affiliated Persons.

      (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited Partner in confirmation thereof.

      (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a Limited Partner. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus.

      (h) Each Subscriber shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, as of the first day immediately following the Closing Date as of which such Subscriber is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith. Each subscriber has the right to cancel his or her subscription during a period of five business days after receipt of a final prospectus.

      (i) The name and address of each Limited Partner and the amount of the Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

      (j) From the date hereof to, but not including, the Initial Closing Date, all funds in respect of Units for which subscriptions have been received ("Subscription Monies") shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established by the General Partner for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

      (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date. If the number of Units subscribed for are not sufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

      5.4  Partnership Capital.


      (a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k)).


      (b) Except as provided in Section 10.5 and except that the 10 Units purchased by the Original Limited Partner shall be redeemed at par on the Initial Closing Date as provided in Section 5.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

      (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner either as to (i) the return of such Limited Partner's Capital Contribution or Capital Account, (ii) such Limited Partner's share of Profits and Losses or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.

      (d) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except, and solely to the extent, provided in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii), above.

      5.5  Capital Accounts.

      (a) A separate Capital Account shall be established and maintained for the
General Partner and for each Limited Partner.

      (b) The Capital Account of the General Partner initially shall be $1,000.

      (c) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

      (d) The Capital Account of each Partner shall be increased by (i) the amount of any additional money contributed by such Partner to the Partnership,
(ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Partner of Partnership Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by (i) the amount of money distributed to or on behalf of such Partner by the Partnership, (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code
Section 752), and (iii) allocations to such Partner of Partnership Losses (or items thereof) and items of loss and deduction specially allocated pursuant to
Section 8.2(f) hereof.

      (e) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the class of Interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such Interests were acquired.

      (f) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).
However,
if  the  transfer   causes  a  termination  of  the   Partnership   under  Code
Section
708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.

      (g) For any taxable year in which the Partnership has a Code section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

      (h) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

      (i) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas.
Reg.
Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based wherever practicable, on federal tax accounting principles.

      5.6  Additional Capital Contributions.

      (a) The General Partner shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

      (b) No Limited Partner shall be required to make any Capital Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

      5.7  Loans by Partners.

      Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

      5.8  No Right to Return of Capital.

      No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

Section 6. GENERAL PARTNER.

      6.1 Extent of Powers and Duties.

      (a)  General.

      Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General
Partner shall provide such asset management personnel and services as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, including, but not limited to, leasing and re-leasing the Equipment, monitoring the use of collateral for the Leases and Financing Transactions, arranging for necessary registration, maintenance and repair of the Equipment (to the extent Lessees or Users are not contractually obligated to do so and the General Partner expressly assumes such duties), collecting revenues, paying Operating Expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to provide tax, financial and regulatory reporting to the Limited Partners and for the operations of the Partnership. The General Partner may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents and other Persons, including any of its Affiliates, which it determines are necessary for the maintenance of any of the Partnership's property, and/or the operation of the business of the Partnership, may engage and retain attorneys, accountants or brokers to the extent that, in the judgment of the General Partner, their professional services are required during the term of the Partnership, as well as employ the services of its Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided that (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates to render comparable services which could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the Sponsor is to receive compensation from the Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; and (iv) the Sponsor must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of its gross revenues for such services therefrom. Any such contract may only be amended in a manner which is either more favorable to the Sponsor or less favorable to the Partnership by the vote or consent of a Majority Interest of the Limited Partners. Except as otherwise provided in this Agreement, the General Partner shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law.

      (b) Powers and Duties.

           (i) General Powers and Duties. The General Partner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts during so much of its time as the General Partner, in its sole and absolute discretion, may deem to be necessary or appropriate to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership and so as, consistent therewith, to protect the interests of the Limited Partners. The General Partner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Notwithstanding anything to the contrary herein stated or implied, the Limited Partners may not contract away the fiduciary duty owed to such Limited Partners by the Sponsor under common law. The General Partner shall be responsible and shall use its best efforts and exercise discretion to the best of its ability:
(A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Financing Transactions (except as limited by Section 11.1) and to contract with others to do the same on behalf of the Partnership; (B) to select and supervise the activities of any equipment management agents for the Partnership; (C) to assure the proper application of revenues of the Partnership; (D) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to (1) the Partners pursuant to this Agreement or (2) taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units; and
(F) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership. In establishing criteria for the resolution of conflicts of interest between the Partnership, on the one hand, and the General Partner or any Affiliate of the General Partner, on the other hand, the General Partner shall not abdicate or ignore its fiduciary duty to the Partnership.


           (ii) Amplification of Powers. In amplification, and not by way of limitation, of the powers of the General Partner expressed herein, the General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions: (A) to expend Partnership capital and income; (B) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Programs), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the General Partner, for all such purposes; (C) to invest any and all funds held by the Partnership in accordance with the provisions of clause (x) of this Section 6.1(b) of this Agreement; (D) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (E) to borrow money or otherwise to procure extensions of credit for the Partnership (except that neither the Partnership nor the Sponsor shall borrow money solely for the purpose of making First Cash Distributions which the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor; (F) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (G) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); and (H) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the General Partner were itself the owner thereof.

           (iii)Admission of Limited Partners. The General Partner shall not deny the admission of any Person as a Limited Partner (including any Substitute Limited Partner and the General Partner and any Affiliate of the General Partner) (except the Original Limited Partner) unless they have not satisfied the following:

           A (B) such Person shall agree, in writing, to be bound by the provisions of this Agreement;

                B(D) such Person shall represent, in writing, that such Person is or is not a United States Person, as the case may be;

           C (F) prior to the admission of such Person, the Minimum Offering shall have been achieved;

                D(H) the General Partner shall believe that such Person is
                "suitable" in all respects under the laws of the state in which such Person resides;

                E(J) the  General  Partner  shall  have no  reason  to  believe that
                the  admission  of such  Person  to the  Partnership  (1) would cause
                the   Partnership   to  lose   its   Partnership   status   for
federal
                income  tax  purposes,  (2) would  disqualify  the  Partnership to
                engage  or to  continue  to  engage  in any  business  which it is
                otherwise   eligible   to   transact   or   (3)   would   cause
an
                impermissible    percentage   of   Units   to   be   owned   by
non-United
                States    citizens    for    purposes    of   any    applicable
title
                registration law; and

                F(L)   such    admission    would   not   cause   the   "equity
participation"
                in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%.


      In  connection   with  such  right,   the  General   Partner  shall  have
the
      authority  to  do  all  things  necessary  or  advisable,   in  the  sole
and
      absolute discretion of the General Partner, to effect the admission of the
      Limited Partners, including, but not limited to, (x) registering the Units under the Securities Act and (y) effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

           (iv)  Authority  To  Enter  into   Dealer-Manager   Agreement.   The
General
      Partner   shall  have  the   authority  to  enter  into,   on  behalf  of
the
      Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.


           (v)  Authority  to  Enter  into  Selling  Dealer   Agreements.   The
General
      Partner   shall  have  the   authority  to  enter  into,   on  behalf  of
the
      Partnership,  or  to  authorize  the  Dealer-Manager  so to  enter  into, separate
      selling  dealer  agreements,  each  substantially  in the  form  filed as an
      exhibit to the  Registration  Statement (the "Selling Dealer  Agreements"
and
      each  a   "Selling   Dealer   Agreement"),   with  NASD   member   broker
dealers
      selected   by   the   General   Partner   or  the   Dealer-Manager   (the
"Selling
      Dealers" and each a "Selling Dealer").


           (vi)  Authority  to  Enter  Into  Escrow   Agreement.   The  General
Partner
      shall have the  authority  to enter into,  on behalf of the  Partnership, the
      Escrow  Agreement,  substantially  in the  form  filed as an  exhibit  to the
      Registration  Statement,  with  the  Escrow  Agent,  pursuant  to  which, among
      other  things,  the Escrow  Agent shall agree to act as the Escrow  Agent with
      respect  to  all  Subscription  Monies  received  prior  to  the  Initial
Closing
      Date and the Escrow  Agent shall be entitled to receive for its  services in
      such  capacity  such   compensation  as  the  General  Partner  may  deem
reasonable
      under  the  circumstances,  which  compensation  shall  be  deemed  to be
and
      shall   constitute  an  Organization  and  Offering  Expense  payable  by the
      General Partner.


           (vii)Reserves.  The General  Partner shall  initially  establish for the
      Partnership,  and  shall  use its  best  efforts  to  maintain,  Reserves which
      may be  treated  as having  been  invested  or  committed  to  investment for
      purposes  of Section  8.6 of this  Agreement.  Reserves,  once  expended, need
      not  be  restored,   provided,  however,  that  any  such  Reserves  that
are
      restored in the sole and absolute discretion of the General Partner shall be restored from Cash From Operations.


           (viii)  Insurance.  The General  Partner shall cause the Partnership to
      purchase  and maintain  such  insurance  policies as the General  Partner deems
      reasonably  necessary  to protect the  interests of the  Partnership  (to the
      extent  that  such  policies  are not  maintained  by  Lessees,  Users or other
      Persons  for  the  benefit  of  the  Partnership).  The  General  Partner is
      authorized,  on  behalf  of the  Partnership,  to  purchase  and  pay the premiums
      for   such   types   of   insurance,   including,   without   limitation,
extended
      coverage  liability  and  casualty and  workers'  compensation,  as would be
      customary  for  any  Person  owning   comparable   property  and  engaged
in a
      similar  business,  and the  General  Partner  and any  Affiliate  of the
General
      Partner  and  their   respective   employees  and  agents  may  be  named
as
      additional   insured   parties   thereunder,   provided   the   cost   of
premiums
      payable by the Partnership is not increased thereby. Notwithstanding the foregoing, the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 6.3 of this Agreement.

           (ix)   Reinvestment.    During   the   Reinvestment    Period,   the
Partnership
      may reinvest  all or a  substantial  portion of its Cash From  Operations
and
      Cash  From  Sales  in   additional   Investments   in   furtherance   of,
and
      consistent with, the Partnership's purposes and investment objectives set forth
      in Sections 3.1 and 3.2.

           (x)  Transactions  with the General  Partner.  The  General  Partner
and
      its  Affiliates  (including  programs  sponsored  by the General  Partner
and
      its Affiliates)  may purchase or otherwise make  investments in Equipment in
      its own name,  an  Affiliate's  name,  the name of a nominee or nominees, or a
      trust or  trustees  or  otherwise  temporarily  (generally  not more than six
      (6)  months)  hold  title   thereto  for  the  purpose  of   facilitating
the
      acquisition of such Equipment by the Company; provided, however, that the
      Company will not acquire Equipment from a Program in which the Manager or any of its Affiliates has an interest.

      (c) Delegation of Powers.

      Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any Affiliate of the General Partner).

      (d)  Reliance by Third Parties.

      No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

      6.2 Limitations on the Exercise of Powers of General Partner.

      The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

      (a)  Limitations on Indebtedness.

      From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the Partnership shall not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of
(i) the principal amount of any such additional Indebtedness plus (ii) the aggregate principal amount of all Indebtedness then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of any Investment then being acquired). Notwithstanding the foregoing, in the event all Capital Contributions exceed $25,000,000 the limitation on Indebtedness set forth in subsection (ii) of the preceding sentence shall be reduced by 0.0000003% for each dollar by which all Capital Contributions exceeds $25,000,000. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership.

      (b)  Investment Company Status.

      The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (c) Sales and Leases of Equipment From or to the General Partner and its Affiliates.


      The Partnership shall neither purchase or lease Investments from, nor sell or lease Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except as provided in this Section. The Sponsor shall not purchase any Equipment or Financing Transactions from the Partnership or any affiliated program which it has sponsored (whether held by them on an interim basis or otherwise). Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:


      (i)  the   General   Partner   determines   that  the   making   of  such
Affiliated
      Investment is in the best interests of the Partnership;

      (ii) such  Investment  is  purchased  by the  Partnership  at a  Purchase
Price
      which  does  not  exceed  the  sum of (A) the  net  cost  to the  General
Partner
      or such Affiliate of acquiring and holding same (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the General Partner and any Affiliate of the General
      Partner is otherwise entitled pursuant to this Agreement;

      (iii)there   is  no   difference   in   the   interest   terms   of   the
Indebtedness
      secured  by  the   Investment   at  the  time  it  is   acquired  by  the
General
      Partner  or  such   Affiliate   and  the  time  it  is  acquired  by  the
Partnership;

      (iv)  neither  the  General  Partner  nor any  Affiliate  of the  General
Partner
      realizes   any  gain,   or  receives  any  other   benefit,   other  than
compensation
      for its services, if any, permitted by this Agreement, as a result of the
      Partnership making such Affiliated Investment; and

      (v)  at  the  time  of   transfer   thereof  to  the   Partnership,   the
General
      Partner  or  such  Affiliate  had  held  such  Affiliated  Investment  on an
      interim  basis  (generally  not longer than six months) for the  purposes of
      (A)   facilitating   the   acquisition   of   such   Investment   by  the
Partnership,
      (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

      (d) Loans to or from the General Partner and its Affiliates.

      No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a "Partnership Loan") in accordance with this Section 6.2(d). The terms of any Partnership Loan permitted to be made hereunder shall include the following:

      (i)  any  interest   payable  by  the   Partnership  in  connection  with
such
      Partnership  Loan  shall be  charged at an annual  rate of  interest  not in
      excess of the lesser of the following:  (A) the rate of interest  payable by
      the  General   Partner  or  such   Affiliate  in  connection   with  such
borrowing
      (in the event that the  General  Partner or any  Affiliate  shall  borrow money
      for the specific purpose of making such  Partnership  Loan), (B) the rate of
      interest  that  would be charged to the  Partnership  (without  reference to
      the  General   Partner's   or  such   Affiliate's   financial   abilities
or
      guarantees) by unrelated  lending  institutions  on a comparable loan for the
      same  purpose  in the  same  geographic  area  (if  neither  the  General
Partner
      nor any  such  Affiliate  has  borrowed  money to make  such  Partnership
Loan)
      or (C) a rate of  interest  equal to the rate of  interest  from  time to time
      announced  by  The  Chase   Manhattan  Bank  (National   Association)  at
its
      principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

      (ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such
      Partnership Loan is made; and

      (iii)neither  the  General  Partner  nor any such  Affiliate  may receive points
      or  other  financial  charges  or  fees  in  any  amount  in  respect  of such
      Partnership  Loan (except that the General  Partner or such Affiliate may be
      reimbursed,    dollar   for   dollar,    for   the   actual    reasonable
out-of-pocket
      expenses   (including,   without   limitation,   any   points   or  other
financial
      charges  or  fees)  incurred  by it in  connection  with  the  making  of such
      Partnership   Loan),   provided   that   nothing  in  this  clause  (iii)
shall
      prohibit  any  increase  in   Acquisition   Fees  and   Management   Fees
otherwise
      payable to the General Partner or such Affiliate in accordance with this
      Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

   If the General Partner or any Affiliate of the General Partner purchases Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or such Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the purchase price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organizational and Offering Expenses shall not constitute a
Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

      (e)  No Exchange of Interests for Investments.

      The   Partnership   shall  not  acquire  any   Investments   in  exchange
for
Interests in the Partnership.

      (f)  Joint Venture Investments.

      The Partnership may make Investments in Joint Ventures, provided that:

        (i)     the General Partner shall have determined that:

           (A) such Investment is in the best interests of the Partnership; and

           (B)  such   Investment   shall  not  result  in  duplicate  fees  to
the
                General Partner or any Affiliate of the General Partner;

        (ii)  in  the  case  of  any  Joint  Venture  with  any  non-Affiliated
Person,
      the  Partnership  must  acquire  a  controlling  interest  in such  Joint
Venture
      and  the  non-Affiliate   must  acquire  the   non-controlling   interest
therein
      and such Joint Venture must own and lease specific Equipment and/or invest in one or more specific Financing Transactions; and

        (iii) in the case of any Joint Venture with any Program sponsored by the
      General Partner or any Affiliate of the General Partner, all of the
      following conditions are met:

           (A)  all  Programs,  including  the  Partnership,  participating  in such
                Joint    Venture    shall    have    substantially    identical
investment
                objectives   and  shall   participate  in  such  Joint  Venture
on
                substantially the same terms and conditions;

           (B)   the   compensation   payable   by  the   Partnership   to  the
General
                Partner   or  any   Affiliate   of  the   General   Partner  by
the
                Partnership  and by  each  other  Program  sponsored  by any of them
                in    connection    with   such   Joint    Venture   shall   be
substantially
                identical;

           (C) the Partnership shall have a right of first refusal with respect to the purchase of any equipment or other tangible or intangible
                personal property or financing transactions held by such Joint
                Venture; and

           (D)  the purpose of such Joint  Venture  shall be either
                (1) to effect appropriate diversification for the Partnership and the other Programs participating in such Joint Venture or (2) to relieve the Sponsor or one or more Programs sponsored by it of the obligation to acquire, or to acquire from any of them, equipment or other tangible or intangible personal property or financing transactions at any time subject to a purchase commitment entered into pursuant to Section 6.2(c) of this Agreement.

      Subject to the other provisions of this Agreement, the Partnership may employ, or transact business with, any Person, notwithstanding the fact that any Partner or any Affiliate thereof may have (or have had) an interest in or connection with such Person and provided that neither the Partnership nor the other Partners shall have any rights by virtue of this Agreement in or to any income or profits derived therefrom.

      (g) Exchange, Merger, Roll-Up or Consolidation of the Partnership Prohibited.

      The Partnership shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated with members, of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization. The General Partner is not authorized to take any action inconsistent herewith.

      (h)  No Exclusive Listings.

      No exclusive listing for the sale of Equipment or other Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

      (i) Other Transactions Involving the General Partner and its Affiliates.

      Except as specifically permitted by this Agreement, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Furthermore, neither the General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (except as permitted by Section 6.4) in connection with the reinvestment of Cash From Sales and Cash From Operations (including casualty insurance proceeds) in new Investments or of the proceeds of the resale, exchange or refinancing of Equipment. In addition, in connection with any agreement entered into by the Partnership with the General Partner or any such Affiliate, no rebates or "give-ups" may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement. Neither the General Partner nor any Affiliate shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor of interests in a particular Program; provided, however, that this Section 6.2(i) shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of this Agreement.

      (j) Transactions with the General Partner.

      The General Partner and its Affiliates (including programs sponsored by the General Partner or its Affiliates) will not buy or lease Equipment from, or sell or lease Equipment to, the Partnership except as provided by this Section 6.2(j). The General Partner and its Affiliates (other than programs sponsored by the General Partner or its Affiliates) shall be permitted to make acquisitions of Equipment for the Partnership (and assume loans in connection therewith), provided that (a) such acquisitions are in the best interests of the
Partnership, (b) no benefit arises out of such acquisitions to the General Partner or its Affiliates by the Partnership), (c) such Equipment generally is not held by the General Partner or any such Affiliate for more than six months (provided, however, that with respect to unspecified Equipment, the General Partner or its Affiliates shall not intend to hold such Equipment for more than one hundred and twenty (120) days (but in no event more than six months) prior to the transfer to the Partnership, and (d) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner or any such Affiliate and at the time acquired by the Partnership. The General Partner or any Affiliate thereof (other than programs sponsored by the General Partner or its Affiliates) may sell such Equipment to the Partnership at a price equal to the sum of its cost for such Equipment and any acquisition costs relating to the prospective selection and acquisition of or investment in such Equipment (including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisal, commissions, accounting fees and other related costs) paid by it with respect to such Equipment.

      (k)  Sale of All or Substantially All Assets; Dissolution.

      During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

      (l) No Investments in Limited Partnership Interests of other Programs.

      The Partnership shall not invest in limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

      6.3 Limitation on Liability of General Partner and its Affiliates; Indemnification.

      (a) The General Partner, and any Affiliate engaged in the performance of services on behalf of the Partnership (hereinafter sometimes referred to as an "Indemnitee"), shall, except as provided to the contrary in this Section 6.3,
(i) be indemnified by the Partnership from assets of the Partnership (and not by the Limited Partners) for any liability, loss, cost and expense of litigation (collectively referred to herein as "Liabilities") suffered by such Indemnitee, and (ii) have no liability, responsibility, or accountability in damages or otherwise to the Partnership or any Partner for any loss suffered by the Partnership or any Partner, which arises out of any action or inaction of such Indemnitee if (A) the General Partner has determined, in good faith, that such course of conduct was in the best interests of the Partnership, the General Partner or such Affiliate was acting on behalf of or performing services for the Partnership and (B) such course of conduct did not constitute negligence or misconduct by such Indemnitee. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such Indemnitee for any portion of such Liabilities, which resulted from such Indemnitee's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner, as determined by a court of competent jurisdiction. Subject to Section 6.3(c) hereof, if any action, suit, or proceeding shall be pending against the Partnership or an Indemnitee which is alleged to relate to, or arise out of, any action or inaction of the General Partner or any Affiliate, the Partnership shall have the right to employ, at the expense of the Partnership, separate counsel of its choice in such action, suit, or proceeding.

      Any amounts payable by the  Partnership to an Indemnitee  pursuant to this
Section 6.3 shall be recoverable only out of the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The Partnership shall not incur or assume the cost of that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner or such Affiliate is prohibited from being indemnified pursuant to this Section 6.3.

      (b) The Partnership shall not furnish indemnification to an Indemnitee or to any person acting as a Selling Dealer for any Liabilities imposed by a judgment in a suit arising from or out of a violation of federal or state securities laws unless (i)(A) there has been a successful adjudication on the merits in favor of such Indemnitee or Selling Dealer on each count involving alleged securities laws violations by such Indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction shall have approved a settlement of the claims against the Indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

      (c) The provision of advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnitee by a Limited Partner of the Partnership in his capacity as such is prohibited. However, the provision of advances from Partnership funds to an Indemnitee for legal expenditures and other costs incurred as a result of any initiated suit, action or proceeding is permissible only if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 6.3 in cases in which such Indemnitee would not be entitled to indemnification under 6.3(a) and 6.3(b). If advances are permissible under this Section 6.3, the Indemnitee shall furnish the Partnership with an undertaking as set forth in the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the Partnership pay, at any time and from time to time after such Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under this Section 6.3. The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined above. In the event that a final determination is made that the Partnership is not so obligated in respect to all or any portion of the amounts paid by it or if the Indemnitee enters into a stipulation or settlement with like effect, such Indemnitee will refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee or if the Partnership enters into a stipulation or settlement with like effect, the Partnership will pay such amount to such Indemnitee.

      6.4  Compensation of General Partner and its Affiliates.

      Neither the General Partner nor any Affiliate of the General Partner shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this
Section 6.4.

      (a)  Allocations and Distributions.

      The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Interest held by it as General Partner.

      (b)  Underwriting Fees.

      Underwriting Fees shall be paid by the Partnership to the Dealer-Manager in respect of each Unit sold.

      (c)  Sales Commissions.

      Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

      (d)  Due Diligence Expenses.

      Due Diligence Expenses actually incurred in connection with the Offering shall be paid or reimbursed by the Partnership to the Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all Due Diligence Expenses of such Selling Dealer, and provided, further, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

      (e) O & O Expense Allowance.

      The Partnership shall pay, immediately following each Closing Date, the O & O Expense Allowance to the General Partner, whether or not the full amount thereof is actually incurred by the General Partner or any Affiliate of the General Partner, without deduction for Underwriting Fees and Sales Commissions. The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by it. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or any Affiliate of the General Partner (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

      (f)  Acquisition Fees.

      In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Partnership for any (A) item of Equipment or (B) Financing Transaction, as the case may be, and
(ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:

      (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

      (ii)  the  Partnership  shall  not  pay  any  Acquisition  Fees,  or part thereof,
      that  would  cause  the   Partnership's   Investment   in  Equipment  and
Financing
      Transactions  to be  less  than  the  greater  of (x)  80%  of the  Gross
Offering
      Proceeds  from the  Partnership's  sale of Units,  reduced  by .0625% for each
      1%  of   Indebtedness   encumbering   any  Investment   acquired  by  the
Partnership,
      or (y) 75% of such Gross Offering Proceeds; and

      (iii)  the   aggregate   sum  of  (A)   Acquisition   Fees  and  (B)  all
other
      Front-End  Fees,  which, in each case, may be paid to any Person pursuant to
      this  Agreement  in  connection   with  all   Investments   made  by  the
Partnership
      from  any   source   (including,   without   limitation,   Net   Offering
Proceeds,
      Partnership  indebtedness  or  reinvestment  of excess Cash Flows)  shall not
      exceed  an  amount   equal  to  the  product  of   multiplying   (x)  the
Gross
      Offering  Proceeds  by (y) a  percentage  equal  to (1)  100%  minus  (2)
the
      greater  of the two  percentages  calculated  under  clause (x) or clause
(y)
      of subsection 6.4(f)(ii), above.

      The following are examples of application of the formula in clause (ii), above:

      (1) No  Indebtedness  - 80% to be  committed to  Investment  in Equipment
and
Financing Transactions.
      (2)   50%    Indebtedness    -   50%   x   .0625%   =   3.125%    80%   -
3.125% =
                     76.875%  to  be  committed  to   Investment  in  Equipment
and
                     Financing
                     Transactions.
      (3)  80% Indebtedness -  80% x .0625% = 5%
                     80%  -  5%  =  75%  to  be  committed  to   Investment  in
Equipment
                     and Financing Transactions.

      To calculate the  percentage  of  Indebtedness  encumbering  Investments, the
      aggregate   amount  of  such   Indebtedness   shall  be  divided  by  the
aggregate
      Purchase   Price  (without   deduction  for  Front-End   Fees)  paid  for
all
      Investments.   Such  percentage  of  Indebtedness  so  calculated   would
be
      multiplied by .0625% to determine the percentage to be deducted from 80%.


      Where the Partnership purchases an item of Equipment or any Financing Transaction from the General Partner or one of its Affiliates pursuant to
Section 6.2(d) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(d) and there shall be no duplicative payment thereof.

      (g)  Management Fees.

      Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month; provided that Management Fees shall be payable solely out of Gross Revenues received during the month in which paid; and provided, further, that such Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous month (in each case, up to an amount equal to 8.0% per annum of each respective Limited Partner's unreturned Capital Contribution), and, to the extent that the Partnership does not have sufficient Cash From Operations in any month to pay such proportion of all such First Cash Distributions, the payment of such Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Cash From Operations for the payment thereof.

      (h)  Subordinated Remarketing Fees.

      For rendering services in connection with the sale of any Investment, the Partnership shall pay to the General Partner the applicable Subordinated Remarketing Fee; provided that:

      (i) no such Subordinated Remarketing Fee shall be paid in connection with the sale of any Investment to the extent that the Cash From Sales realized
      thereby is reinvested in additional Investments;

      (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout; and

      (iii) the  General  Partner  shall not be  entitled to receive any amount of
      Subordinated  Remarketing  Fees to the  extent  that  such  amount  would cause
      the total  commissions  paid to all Persons,  in connection with the sale of
      such   Investments,   to  exceed  a  fee  for  such  services   which  is
reasonable,
      customary and competitive in light of the size, type and location of such
      Investment.

After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

      (i)  Partnership Expenses.

      (i)   Reimbursement.   Except  as  otherwise  provided  in  this  Section
6.4(i),
      expenses   of  the   Partnership,   other   than   those   incurred   and
otherwise
      reimbursed in accordance with Sections 6.4(b) through (h), shall be billed directly to and paid by the Partnership.

      (ii)  Goods  and  Third-Party  Services.  The  General  Partner  and  any
Affiliate
      of the General Partner may be reimbursed for the actual cost of goods and services used for or by the Partnership and obtained by it or them from non-Affiliates.

      (iii)   Administrative   Services   Provided  by  the   General   Partner
and
      Affiliates.   Subject  to  clause  (iv)  of  this  Section  6.4(i),   the
General
      Partner  and any  Affiliate  of the  General  Partner  may be  reimbursed for
      Operating  Expenses  which  are  actually  incurred  by  it  or  them  in connection
      with  the   performance  or  arrangement   of   administrative   services
reasonably
      necessary,   convenient   or   advisable,   in  the   discretion  of  the
General
      Partner,  to  the  prudent  operation  of  the  Partnership   (including,
without
      limitation,   legal,   accounting,   remarketing  and  agency   expenses)
provided
      that the  reimbursement  for same  shall be  limited to the lesser of (A)
its
      or  their  actual  cost  of   providing   same  or  (B)  the  amount  the
Partnership
      would   be   required   to   pay   to   non-Affiliates   for   comparable
administrative
      services in the same geographic location and provided further, that no reimbursement is permitted for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

      (iv)  Limitations  on  Reimbursements.  Neither the  General  Partner nor
any
      Affiliate   of  the  General   Partner   shall  be   reimbursed   by  the
Partnership
      for amounts expended by it with respect to the following:

           (A)    salaries,     fringe    benefits,    travel    expenses    or
other
           administrative    items    incurred   by   or   allocated   to   any
Controlling
           Person of the General Partner or of any such Affiliate;

           (B)  expenses   for  rent,   depreciation   and   utilities  or  for
capital
           equipment   or   other   administrative   items   (other   than   as
specified
           respectively   in   paragraphs   (ii)  and  (iii)  of  this  Section
6.4(i),
           above).

      6.5 Other Interests of the General Partner and its Affiliates.

      The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership.


      The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form, sponsor, act as a general partner of, or as an advisor to other investment entities (including other public equipment leasing partnerships) which have investment objectives similar to the Partnerships' and which may be in a position to acquire the same Investments at the same time as the Partnerships. See "CERTAIN RELATIONSHIPS WITH THE
PARTNERSHIPS" and "MANAGEMENT" for a chart of and a description of the relationships of the Partnerships to the General Partner and relevant Affiliates.

   Until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such Investment opportunities meeting the investment objectives of the Partnerships (including Equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnerships first except in the following circumstances:.

       The required cash investment is greater than the cash available for investment by the Partnerships;

       The amount of debt is above levels deemed acceptable for the Partnerships;

       The   equipment   type   is  not   appropriate   to  the   Partnerships'
objectives,
      which include, among others, the avoidance of concentration of exposure to any one class of equipment;

       The  Lessee   credit   quality   does  not  satisfy  the   Partnerships'
objectives,
      maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual Lessee or User;

       The  term   remaining   exceeds   the   Liquidation   Period
      guidelines established for the Partnerships;

       The  available  cash flow (or lack  thereof)  is not  commensurate  with the
      Partnerships'   need   to  make   certain   distributions   during   each
Partnership's
      Reinvestment Period (as defined);

       The   transaction   structure,   particularly   with   respect   to  the
end-of-lease
      options  governing  the  Equipment,  does not  provide  the  Partnerships with
      the   residual   value   opportunity    commensurate   with   the   total
return
      requirements of the Partnerships; and

       The   transaction   does   not   comply   with   the   terms   of   each
Partnership's
      partnership agreement.

   The Partnership Agreement does not prohibit the General Partner or its Affiliates from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Prior Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately preceding paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Program (including the Partnerships), any particular investment opportunity after considering the factors in the preceding paragraph.

   Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Programs on the one hand and a Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and Financing Transactions for investment by a Partnership.

      If the Investments available from time to time to a Partnership and to other Affiliated Programs is less than the aggregate amount of Investment then sought by them, the available Investment shall generally be allocated to the investment entity which has been seeking Investments for the longest period of time.

   Conflicts may also arise between two or more Affiliated Programs (including the Partnerships) advised or managed by the General Partner or any of its Affiliates, or between one or more of such Affiliated Programs and any Affiliate of the General Partner acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In any such case involving Affiliated Programs, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Program attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect.
However,
the General Partner in its discretion may make exceptions to this general policy where equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Affiliated Program.

      If the financing available from time to time to two or more Affiliated Programs (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.


      Nothing in this Section 6.5 shall be deemed to diminish the General Partner's overriding fiduciary obligation to the Partnership or to act as a waiver of any right or remedy the Partnership or other Partners may have in the event of a breach of such obligation.

Section 7.  POWERS AND LIABILITIES OF LIMITED PARTNERS.

      7.1  Absence of Control Over Partnership Business.

      The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

      7.2  Limited Liability.

      The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

      No Limited Partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the
Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

Section 8.  DISTRIBUTIONS AND ALLOCATIONS.

      8.1   Distribution   of   Distributable    Cash   From   Operations   and
Distributable
Cash From Sales.

      (a) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of the Partnership's Distributable Cash From Operations and Distributable Cash From Sales shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, Distributable Cash From Operations and Distributable Cash From Sales to Limited Partners in an amount equal to the following amounts for the periods specified (pro rated, as necessary, for periods of less than one year):

      (i) For the  period  beginning  with a  Limited  Partner's  admission  to the
      Partnership   and  ending  with  the   expiration   or   termination   of
the
      Reinvestment   Period,   each  Limited   Partner  shall  be  entitled  to
receive
      monthly  cash  distributions,  to  the  extent  that  Distributable  Cash
From
      Operations  and   Distributable   Cash  From  Sales  are  sufficient  for
such
      purpose.  The  annual  amount  of such  distributions  will  be  computed by
      multiplying  10.75%  by  each  Limited  Partner's   respective   original
Capital
      Contribution  reduced by any portion  thereof which has been (A) returned to
      such  Limited  Partner  pursuant  to  Section  8.6,  or (B)  redeemed  by the
      Partnership  pursuant  to  Section  10.5,  of this  Agreement.  A ratable portion
      (i.e.,   one-twelfth)  of  such  annual   distribution  amount  shall  be
payable
      monthly; and


      Any  portion  of the  monthly  distribution  amounts  described  in  this clause
      (i)  which  exceeds  the  sum  of  Distributable   Cash  From  Operations
and
      Distributable   Cash  From   Sales  for  any  year  (if  any)   shall  be
distributable
      (if at  all)  solely  at the  discretion  of the  General  Partner.  Each monthly
      cash   distribution   amount   shall  be  computed  as  provided  in  the
preceding
      sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period).

      (ii)   Each   Limited    Partner   is   entitled   to   receive   monthly
cash
      distributions  (if the  distributions  described in  paragraph  (i) above are
      not  adequate)  in amounts  which would  permit the  Limited  Partners to pay
      federal income taxes  resulting  from  Partnership  Operations  (assuming that
      all   Limited   Partners   are   subject  to  income   taxation   at  the
highest
      marginal   federal  income  tax  rate   (determined   without  regard  to
state
      taxes,   if  any)   on   taxable   income   of  the   Partnership.   Such
distributions
      will be made, to the extent that Distributable Cash From Operations and
      Distributable Cash From Sales are sufficient for such purpose.


      (b) During the Disposition Period, no Available Cash From Operations or Available Cash From Sales shall be reinvested in additional Investments, and all Available Cash From Operations and Available Cash From Sales shall be distributed to the Partners.

      (c) Distributions of Distributable Cash From Operations and Distributable Cash From Sales (collectively, "Distributable Cash") shall be made to the Partners monthly. Subject to Section 8.1(a), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership's then available Distributable Cash and other funds of the Partnership and the General Partner's estimate of the Partnership's total Distributable Cash for such Fiscal Year. Prior to Payout, distributions pursuant to this Section 8.1(c) shall be made 99% to the Limited Partners and 1% to the General Partner; provided, however, that prior to the admission to the Partnership of any Limited Partners, such distributions shall be made 1% to the Original Limited Partner and 99% to the General Partner. After Payout, distributions pursuant to this Section 8.1(c) shall be tentatively attributed and distributed 90% to the Limited Partners and 10% to the General Partner; provided, however, that, if at the time of Payout, each respective Limited Partner has not yet received total cash distributions pursuant to this
Section 8.1(c) equal to 150% of such Limited Partner's original Capital Contribution (reduced by any amounts paid to such Limited Partner (i) as a return of his uninvested Capital Contributions pursuant to Section 8.6 and (ii) in redemption of his Units pursuant to Section 10.5), distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the total cash distributions made to the Limited Partners equal 150% of the Limited Partners' aggregate original Capital Contributions. The amount tentatively attributed to the General Partner pursuant to the previous sentence and not theretofore distributed to the General Partner shall be distributed to the General Partner, without interest, out of the first Distributable Cash available to the Partnership after the Limited Partners have received distributions equal to 150% of their aggregate original Capital Contributions.

                                51A-143


      (d) Notwithstanding the provisions of Section 8.1(c), distributions of Distributable Cash made during the Disposition Period shall be made in accordance with the provisions of Section 11.3.

      8.2  Allocations of Profits and Losses.

      (a) The Profits and Losses of the Partnership shall be determined for each
Fiscal Year or Fiscal Period.

      (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

      (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

      (i) first,  1% to the General  Partner  and 99% to the  Limited  Partners
until
      the Limited  Partners  have been  allocated  Profits equal to the excess, if
      any,  of  their  aggregate   Unpaid  Target   Distributions   over  their
aggregate
      Capital Account balances;

      (ii)  next,   in  a  manner  that  will  cause  (A)  the  excess  of  the
Limited
      Partners'   aggregate   Capital  Account  balances  over  the  amount  of
their
      aggregate   Unpaid   Target    Distributions    and   (B)   the   General
Partner's
      Capital Account balance, to be in the ratio of 90% to 10%; and

      (iii) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (d) Profits for any Fiscal Period during the Disposition Period shall be allocated to the Partners as follows:

      (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

      (ii) next,  1% to the General  Partner  and 99% to the  Limited  Partners
until
      the Limited  Partners  have been  allocated  Profits equal to the excess, if
      any,  of  their  aggregate   Unpaid  Target   Distributions   over  their
aggregate
      Capital Account balances;

      (iii)  next,  in  a  manner  that  will  cause  (A)  the  excess  of  the
Limited
      Partners'   aggregate   Capital  Account  balances  over  the  amount  of
their
      aggregate   Unpaid   Target    Distributions    and   (B)   the   General
Partner's
      Capital Account balance, to be in the ratio of 90% to 10%; and

      (iv) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

      (i) first,  1% to the General  Partner  and 99% to the  Limited  Partners
until
      the Limited  Partners  have been  allocated  Losses  equal to the excess, if
      any,   of  their   aggregate   Capital   Account   balances   over  their
aggregate
      Adjusted Capital Contributions;

      (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

      (iii)   thereafter,   1%  to  the   General   Partner   and  99%  to  the
Limited
      Partners;   provided,  however,  that  if  and  to  the  extent  that  an allocation
      of  Losses  to any  Limited  Partner  pursuant  to  this  Section  8.2(e)
or
      Section   8.2(f)   would  result  in  any  Limited   Partner   having  an
Adjusted
      Capital  Account   Deficit,   such  Losses  shall  be  allocated  to  all
other
      Partners  in   accordance   with  this  Section   8.2(e)  and,   when  no
Limited
      Partner  can  be  allocated  any  such  Losses   without   violating  the
limitation
      contained in this proviso, such remaining Losses shall be allocated to the
      General Partner.

      (f)  Special Allocations.

      The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

      (i) Minimum  Gain  Charge-Back.  Notwithstanding  any other  provision of this
      Section 8, if there is a net  decrease  in  Partnership  Minimum  Gain or in
      any Partner  Nonrecourse  Debt  Minimum  Gain  during any Fiscal  Period, prior
      to any other  allocation  pursuant  this  Section 8, each  Partner  shall be
      specifically   allocated  items  of  Partnership   income  and  gain  for
such
      Fiscal  Period  (and,  if  necessary,  subsequent  Fiscal  Periods) in an amount
      and   manner   required   by  Treas.   Reg.   Sections   1.704-2(f)   and
1.704-2(i)(4)
      or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

      (ii)      Partnership      Nonrecourse      Deductions.       Partnership
Nonrecourse
      Deductions   for  any  Fiscal  Period  shall  be  allocated  99%  to  the
Limited
      Partners and 1% to the General Partner.

      (iii) Partner  Nonrecourse  Deductions.  Partner  Nonrecourse  Deductions
for
      any  Fiscal  Period  shall  be  allocated  to the  Partner  who  made  or guaranteed
      or  is  otherwise   liable  with  respect  to  the  loan  to  which  such
Partner
      Nonrecourse Deductions are attributable in accordance with principles of
      Treas. Reg. Section 1.704-2(i) or any successor provision.


      (iv) Qualified  Income Offset.  If in any Fiscal Period,  any Partner has
an
      Adjusted   Capital   Account   Deficit,   whether   resulting   from   an
unexpected
      adjustment,   allocation  or  distribution   described  in  Treas.   Reg.
Section
      1.704-1(b)(2)(ii)(d)(4),  (5) or (6) or  otherwise,  such  Partner  shall be
      allocated  items of  Partnership  income  and gain  (consisting  of a pro rata
      portion  of each item of  Partnership  income,  including  gross  income,
and
      gain for such  Fiscal  Period)  sufficient  to  eliminate  such  Adjusted
Capital
      Account  Deficit as  quickly  as  possible,  to the  extent  required  by such
      Treasury   Regulation.   It  is  the   intention   of  the  parties  that
this
      allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).


      (v)  Curative  Allocations.  The  special  allocations  provided  for  in the
      proviso of Section  8.2(e) and in Sections  8.2(f)(i)-(iv)  are  intended to
      comply  with  certain   requirements  of  Treas.  Reg.  Sections  1.704-1
and
      1.704-2.  To the  extent  that  any of  such  special  allocations  shall have
      been  made,   subsequent   allocations  of  income,   gains,  losses  and
deductions
      and  items  thereof  ("curative  allocations")  shall  be  made  as  soon as
      possible  and  in a  manner  so as  to  cause,  to  the  extent  possible without
      violating  the   requirements  of  Treas.   Reg.   Sections  1.704-1  and
1.704-2,
      the  Partners'  Capital  Account  balances to be as nearly as possible in the
      same   proportions   in   which   they   would   have   been   had   such
special
      allocations  not  occurred.  In making  such  curative  allocations,  due regard
      shall  be  given  to  the   character  of  the  Profits  and  Losses  and
items
      thereof  that  were  originally   allocated  pursuant  to  the  provision
of
      Sections  8.2(e)  and  Sections   8.2(f)(i)-(iv)  in  order  to  put  the
Partners
      as nearly as possible in the positions in which they would have been had such special allocations not occurred.

           If  the  General  Partner   determines,   after   consultation  with
Tax
      Counsel,  that the  allocation of any item of Partnership  income,  gain, loss
      or  deduction  is  not  specified  in  this  Section  8 (an  "unallocated item"),
      or that the  allocation of any item of  Partnership  income,  gain,  loss
or
      deduction   hereunder  is  clearly   inconsistent   with  the   Partners'
economic
      interests   in  the   Partnership   determined   by   reference  to  this
Agreement,
      the  general  principles  of  Treas.  Reg.  Section  1.704-1(b)  and  the factors
      set    forth   in    Treas.    Reg.    Section    1.704-1(b)(3)(ii)    (a
"misallocated
      item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

      (vi)  Special   Allocation  of  State,   Local  and  Foreign  Taxes.  Any
state,
      local  or  foreign  taxes  imposed  on the  Partnership  by  reason  of a
Partner
      being a  citizen,  resident  or  national  of  such  state,  locality  or foreign
      jurisdiction,   including   any   item(s)  of   taxable   income  or  tax
loss
      resulting therefrom, shall be specially allocated to such Partner.

      (vii)  Transactions  with  Partnership.  If,  and  to  the  extent  that, any
      Partner  is  deemed  to  recognize  any  item  of  income,   gain,  loss,
deduction
      or credit as a result of any transaction between such Partner and the
      Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or
      Losses or items thereof shall be allocated to the Partner who was charged with such item.

      (viii) Fees and  Commissions  Paid to General  Partner.  It is the intent of
      the  Partnership  that any  amount  paid or  deemed  paid to the  General
Partner
      as  a  fee  or  payment   described  in  Section  6.4  shall  be  treated
as a
      "guaranteed  payment"  or a  payment  to a  partner  not  acting  in  his capacity
      as  a  partner   pursuant   to   Section   707(c)  of  the  Code  to  the
extent
      possible.  If any such fee or payment is deemed to be a  distribution  to the
      General  Partner and not a  guaranteed  payment or a payment to a partner not
      acting  in  his  capacity  as  a  partner,   the  General  Partner  shall
be
      allocated an amount of Partnership gross ordinary income equal to such payment.

      (ix)  Selling  Commissions,  Underwriting  Fees,  Acquisition  Fees and O
& O
      Expense    Allowance.    Selling    Commissions,    Underwriting    Fees,
Acquisition
      Fees and the O & O Expense Allowance shall be allocated 100% to the
      Limited  Partners.  Organizational  and Offering  Expenses,  in excess of
Sales
      Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

      8.3  Distributions and Allocations Among the Limited Partners.

      (a) Except to the extent otherwise provided herein, all distributions of Distributable Cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

      (b) All distributions of Distributable Cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

        (i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;

        (ii) second, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of
        Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

        (ii)   third,   all   monthly   distributions   of  cash  made  to  the
Limited
        Partners   pursuant  to  Section  8.1(c)  shall  be  distributed  among the
        Limited Partners in the ratio that the number of Units held by each
        Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all
        Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited
        Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.


      (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.3(b)(iii).


      (d) Each distribution made to a Limited Partner pursuant to Section 8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

      (i)   first,   in   reduction   of   such   Limited    Partner's   Unpaid
Cumulative
      Return,  to  the  extent  thereof,   as  determined   immediately  before
such
      distribution; and

      (ii)   then,   in   reduction   of  such   Limited   Partner's   Adjusted
Capital
      Contribution, to the extent thereof, as determined immediately before such distribution.

      8.4  Tax Allocations: Code Section 704(c); Revaluations.

      (a) In accordance with Code section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

      (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Clause (b) of the definition of Gross Asset Value herein and Section 5.5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

      (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      8.5  Compliance with NASAA Guidelines Regarding Front-End Fees.

      Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited Partner.




      8.6  Return of Uninvested Capital Contribution.

      In the event that 100% of Net Offering Proceeds have not been used to make Investments or committed to Reserves to the extent permitted to be treated as Investments pursuant to Section 6.1(b)(vii) within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Limited Partner). Funds shall be deemed to have been committed to investment and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve (12) month period described above, if such investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Limited Partners on a pro rata basis, as a return of capital.

      8.7  Partner's Return of Investment in the Partnership.

      Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his Partnership Interest. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

      8.8  No Distributions in Kind.

      Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purposes of (a) liquidating the assets transferred to it and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

      8.9  Partnership Entitled to Withhold.

      The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9.  WITHDRAWAL OF GENERAL PARTNER.

      9.1  Voluntary Withdrawal.

      The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw, (b) the Partnership shall have received an opinion of Tax Counsel to the Partnership to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

      9.2  Involuntary Withdrawal.

      The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

      For purposes of this Section 9.2 and Section 13, neither the General Partner nor any Affiliate of the General Partner will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or (b) cancel any management or service contract with the General Partner or any such Affiliate.

      9.3  Consequences of Withdrawal.

      (a) Upon the voluntary withdrawal of the General Partner in accordance with Section 9.1, the General Partner, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership (i) an amount equal to the positive balance, if any, in the General Partner's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of Withdrawal and any unrealized gains and losses inherent in the Partnership's assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the Partnership Interest then held by the General Partner, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees payable with respect to Leases and Financing Transactions acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees and in the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to the General Partner by the Partnership and (B) any amounts due and owing by the General Partner to the Partnership. The right of the General Partner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the General Partner, or its estate, successors or legal representatives, that such withdrawal shall have been made in contravention of this Agreement and (y) if the General Partner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

      (b) Upon involuntary withdrawal of the General Partner as such from the Partnership in accordance with Section 9.2, the Partnership shall pay to the General Partner (i) the fair market value of the Partnership Interest then held by the General Partner, as calculated in the manner set forth in clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees payable with respect to Leases and Financing Transactions acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees and in the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to such withdrawn General Partner by the Partnership and (B) any amounts due and owing by such withdrawn General Partner to the Partnership, and, upon such payment, the General Partner's Interest in the income, losses, distributions and capital of the Partnership shall be terminated.

      (c) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Interest shall be determined, in good faith, by such General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Interest within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

      (d) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

      9.4  Liability of Withdrawn General Partner.

      If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective.

      9.5  Continuation of Partnership Business.

      In the event that the General Partner withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such withdrawal. If, within 90 days following such withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General Partner's withdrawal, then the Partnership shall be dissolved.

Section 10.  TRANSFER OF UNITS.

      10.1 Withdrawal of a Limited Partner.

      A Limited Partner may withdraw from the Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with this
Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3.

      10.2  Assignment.

      (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the "Assignee"); provided that

      (i) such Limited Partner and such Assignee shall each execute a written
      Assignment instrument, which shall:

           (A)  set forth the terms of such Assignment;

           (B) in the case of assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become
           a  Substitute   Limited   Partner   and,  in  all  cases,   evidence
the
           acceptance by the Assignee of all of the terms and provisions of this
           Agreement;

           (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all
           applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

           (D) otherwise be satisfactory in form and substance to the General Partner; and

      (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

      (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

      (i)  to  a  minor  or  incompetent  (unless  a  guardian,   custodian  or
conservator
      has been appointed to handle the affairs of such Person);

      (ii)  to  any  Person  if,  in  the   Opinion   of  Tax   Counsel,   such
Assignment
      would  result in the  termination  of the  Partnership's  taxable year or its
      status as a partnership  for federal  income tax purposes,  provided that the
      Partnership may permit such  Assignment to become  effective if and when, in
      the opinion of Tax Counsel,  such  Assignment  would no longer  result in the
      termination   of  the   Partnership's   taxable   year   or  its   status
as  a
      partnership for federal income tax purposes;

      (iii)   to   any   Person   if   such   Assignment   would   affect   the
Partnership's
      existence or  qualification as a limited  partnership  under the Delaware
Act
      or  the  applicable   laws  of  any  other   jurisdiction  in  which  the
Partnership
      is then conducting business;

      (iv) to any Person  not  permitted  to be an  Assignee  under  applicable law,
      including,    without   limitation,    applicable   federal   and   state
securities
      laws;

      (v)  if   such   Assignment   would   result   in  the   transfer   of  a
Partnership
      Interest  representing  less than  twenty-five  (25)  Units,  or ten (10)
Units
      in the case of a Qualified Plan (unless such Assignment is of the entire
      Partnership Interest owned by such Limited Partner);

      (vi)  if  such   Assignment   would  result  in  the  retention  by  such
Limited
      Partner  of a  portion  of its  Partnership  Interest  representing  less than
      the  greater  of (A)  twenty-five  (25)  Units,  or ten (10) Units in the case
      of a  Qualified  Plan,  and (B) the minimum  number of Units  required to be
      purchased   under   minimum   investment   standards   applicable  to  an
initial
      purchase of Units by such Limited Partner;

      (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

      (viii)  if  the  effect  of  such  Assignment   would  be  to  cause  the
"equity
      participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%; or

      (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

      Any attempt to make any Assignment of Units in violation of this Section
      10.2(b) shall be null and void ab initio.

      (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not, in fact, recognized. For purposes of this Section 10.2(c), any Assignment which results in a failure to meet the "safe-harbor" provisions of Treasury Regulations ss.1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

      (d) Assignments made in accordance with this Section 10.2 shall be considered terminated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the assignee shall commence the month following effectiveness of the assignment.

      10.3  Substitution.

      (a)  An  Assignee  of  a  Limited   Partner  shall  be  admitted  to  the
Partnership
as a Substitute Limited Partner only if:

      (i)  the   General   Partner   has   reasonably   determined   that   all
conditions
      specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

      (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section
15,
      as the General Partner reasonably may require to determine compliance with this Section 10.

      (b) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his Units shall be subject to all the provisions of Sections 10.2,
10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions from Distributable Cash From Operations and Distributable Cash From Sales and the share of the Profits or Losses for Tax Purposes to which his predecessor in interest would have been entitled in accordance with Section 8.

      10.4  Status of an Assigning Limited Partner.

      Any Limited Partner that shall Assign the entire Partnership Interest owned by such Limited Partner to an Assignee who shall become a Substitute Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

      10.5  Limited Right of Presentment for Redemption of Units.

      (a) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

      (b) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership.

      (c) A Limited Partner desiring to have a portion or all of his Units redeemed shall submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

      (d) In the event that the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

      (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such Limited Partner, the General Partner shall deliver written notice to such Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

Section 11.  DISSOLUTION AND WINDING-UP.

      11.1  Events Causing Dissolution.

      The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

      (a) the withdrawal of the General Partner, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with Section 9.5; or

      (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the General Partner; or

      (c) the Sale of all or substantially all of the assets of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

      (d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

      (e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

      (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

      11.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution.

      (a) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

           (i) the  General  Partner  (or if there  shall be none,  such  other
Person
      as shall be  selected  by the  Consent of the  Majority  Interest,  or if no
      such other  Person is so  selected,  such other  Person as is required by law
      to wind up the  affairs  of the  Partnership,  which  Person,  in  either event,
      may  exercise  all of the powers  granted to the General  Partner  herein
and
      is hereby  authorized  to do any and all acts and  things  authorized  by law
      and by this  Agreement  for such purposes and any and all such other acts
or
      things  consistent  therewith  as  may  be  expressly  authorized  by the
Majority
      Interest)     shall    proceed    with    the    liquidation    of    the
Partnership
      (including,  without  limitation,  the Sale of any remaining  Investments
and
      cancellation  of  the  Certificate  of  Limited   Partnership),   and  is
hereby
      authorized   to  adopt  such  plan,   method  or   procedure  as  may  be
deemed
      reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

           (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

           (iii) in the event  that,  after all  requirements  of  clauses  (i)
and
      (ii)  of  this  Section  11.2(a)  shall  have  been   accomplished,   the
General
      Partner  shall  have a  deficit  balance  in  its  Capital  Account,  the
General
      Partner  shall  contribute  within  thirty  (30) days to the  Partnership as a
      Capital  Contribution  an amount  equal to the  lesser of (A) the  amount of
      such   deficit   balance  or  (B)  the  excess  of  1.01%  of  the  total
Capital
      Contributions    of   the    Limited    Partners    over   the    capital
previously
      contributed by the General  Partner (for this purpose,  any payments made by
      the   General   Partner  as   co-signatory   or   guarantor   of  any  of
the
      indebtedness   of  the   Partnership   and  not  yet  reimbursed  to  the
General
      Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner on, under or with respect to any
      Partnership Loans at the time of such dissolution shall be deemed to be
      Capital Contributions by the General Partner to the Partnership and any
      obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

           (iv)  the   proceeds   from  Sales  and  all  other  assets  of  the
Partnership
      shall  be  applied  and   distributed   in  liquidation  as  provided  in
Section
      11.3; and

           (v) the General Partner (or such other Person effecting the winding
      up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

      (b) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

      11.3  Application of Liquidation Proceeds Upon Dissolution.

      Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

      (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

      (b) next, to the setting up of any reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

      (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

      (d) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled pursuant to this Agreement; and

      (e) thereafter, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

      11.4  No Recourse Against Other Partners.

      Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to Section 11.2(a)(iii) hereof. Section 12. FISCAL MATTERS.

      12.1  Title to Property and Bank Accounts.

      Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(F), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

      12.2  Maintenance of and Access to Basic Partnership Documents.

      (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

      (i)   the Participant List;

      (ii)  a  copy  of  the   Certificate  of  Limited   Partnership  and  all
amendments
      thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

      (iii) copies of this Agreement and any amendments hereto;

      (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

      (v)  copies  of  the  Partnership's   federal,  state  and  local  income
tax
      returns  and  reports,  if any,  for the three  most  recently  completed
Fiscal
      Years;

      (vi)  records  as  required  by  applicable  tax  authorities   including
those
      specifically  required  to  be  maintained  by  "tax  shelters",   if  so
required
      by the Partnership; and

      (vii) investor suitability records for Units sold by any Affiliate of the
      General Partner for a period of six years.

      (b) Each Limited Partner and his designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Limited Partner, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or its representative will wish to examine or copy or both.

      (c) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within ten (10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the General Partner of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy of, such Limited Partner shall certify that the Participant List is not being requested for further reproduction and sale or any other commercial purpose unrelated to the Interest of such Limited Partner in the Partnership or for any unlawful purpose.

      (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or its representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner or (ii) produce and mail a copy of the Participant List within ten (10) days after receipt of the applicable Limited Partner's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the General Partner shall be liable to such Limited Partner who requested such list for the costs, including reasonable attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with either (i) the required fee or (ii) the certification called for in the next sentence and, in the case of clause (ii), the General Partner believes that the actual purpose and reason for a request for a copy of the Participant List is to secure such List for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the List is not being requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided under this Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

      12.3  Financial Books and Accounting.

      The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

      12.4  Fiscal Year.

      Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.


      12.5  Reports.

      (a) Quarterly Reports. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

      (i) a report  containing the same  financial  information as is contained in
      the   Partnership's   quarterly  report  on  Form  10-Q  filed  with  the
Commission
      under the  Securities  Exchange  Act of 1934,  as  amended,  which  shall include
      unaudited  financial  statements  for the  Partnership  at and  for  such
Fiscal
      Quarter,   including   a  balance   sheet  and  related   statements   of
operations,
      cash   flows   and   changes   in   Partners'   equity,   all  of   which
financial
      statements shall be prepared in accordance with Section 12.3;

      (ii) a tabular  summary,  prepared by the General  Partner,  with respect to
      the fees and other  compensation  and costs and expenses  which were paid
or
      reimbursed  by  the   Partnership  to  the  Sponsor  during  such  Fiscal
Quarter,
      identified   and  properly   allocated  as  to  type  and  amount.   Such
tabulation
      shall  (A)  include  a  detailed   statement   identifying  any  services
rendered
      or  to  be   rendered   to   the   Partnership   and   the   compensation
received
      therefor and (B)  summarize  the terms and  conditions  of any  contract, which
      was not filed as an exhibit  to the  Registration  Statement,  as amended
and
      in effect as on the  Effective  Date.  The  requirement  for such summary shall
      not  be  circumvented  by  lump-sum   payments  to   non-Affiliates   who
then
      disburse the funds to, or for the benefit of, the Sponsor; and

      (iii) until all Capital  Contributions  have been  invested or  committed to
      investment  in   Investments   and   Reserves,   used  to  pay  permitted
Front-End
      Fees  or  returned  to the  Limited  Partners  (as  provided  in  Section
8.7,
      above),   a  special  report   concerning  all  Investments  made  during
such
      Fiscal Quarter which shall include (A) a description of the types of
      Equipment  acquired  and  Financing  Transactions  made,  (B)  the  total
Purchase
      Price paid for such categories of Investments, (C) the amounts of Capital
      Contributions and indebtedness used to acquire such Investments, (D) the
      Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

      (b) Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

      (i)   financial   statements   for  the   Partnership   for  such  Fiscal
Year,
      including  a  balance  sheet  as of  the  end of  such  Fiscal  Year  and related
      statements   of   operations,   cash  flows  and  changes  in   Partners'
equity,
      which  shall be  prepared  in  accordance  with  Section  12.3 and  shall be
      accompanied   by  an   auditor's   report   containing   an   opinion  of
the
      Accountants;

      (ii) an analysis, prepared by the General Partner (which need not be audited, but shall be reviewed, by the Accountants), of distributions made to the  General  Partner  and the  Limited  Partners  during  such Fiscal
Year
      separately identifying the portion (if any) of such distributions from:

           (A)  Cash Flow during such period;

           (B)  Cash Flows from prior periods;

           (C)  Cash From Sales;

           (D) Capital Contributions originally used to establish a Reserve;

      (iii) a status report with respect to each piece of Equipment and each
      Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

           (A)  the  condition  of  each  such  item  of  Equipment  and of any personal
           property   securing  any   Financing   Transaction   to  which  such
report
           applies;

           (B) how such Equipment was being utilized as of the end of such
           Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

           (C) the remaining term of any Lease to which such Equipment is subject;

           (D) the projected or intended use of such Equipment during the next following Fiscal Year;

           (E)  the method used to determine values set forth therein;

           (F) such other  information  as may be  relevant to the value or use of
           such   Equipment  or  any  personal   property   securing  any  such
Financing
           Transaction   as  the  General   Partner,   in  good  faith,   deems
appropriate;

      (iv)  the  annual  report  shall  contain  a  breakdown  of all  fees and other
      compensation  paid,  and  all  costs  and  expenses  reimbursed,  to  the
Sponsor
      by  the   Partnership   during   such   Fiscal   Year   identified   (and
properly
      allocated) as to type and amount:

           (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the
           Partnership  and  the  compensation  therefor  and  shall  summarize the
           terms  and  conditions  of any  contract  which  was  not  filed  as an
           exhibit to the  Registration  Statement,  as  amended  and in effect on
           the Effective Date. The requirement for such  information  shall not be
           circumvented  by  lump-sum  payments  to  non-Affiliates   who  then
disburse
           the funds to, or for the benefit of, the Sponsor;

           (B) In the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such
           items  and   shall   include   support   for  such   allocation   to
demonstrate
           how  the   Partnership's   portion  of  such  total   amounts   were
allocated
           between  the  Partnership  and  any  other  Programs  in  accordance with
           this  Agreement  and the  respective  governing  agreements  of such other
           Programs.  Such cost and  expense  allocation  shall be  reviewed by the
           Accountants    in    connection    with    their    audit   of   the
financial
           statements  of the  Partnership  for such Fiscal Year in  accordance with
           the  American  Institute  of  Certified  Public  Accountants  United
States
           Auditing   standards   relating   to   special   reports   and  such
Accountants
           shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Sponsor, the cost of whose services were reimbursed; and

           (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by
Program
           basis  and  may be  reimbursed  to the  Sponsor  by the  Partnership in
           accordance   with   this    subparagraph    only   to   the   extent
such
           reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

      (v) until all  Capital  Contributions  have been  invested  or  committed to
      investment  in   Investments   and   Reserves,   used  to  pay  permitted
Front-End
      Fees  or  returned  to the  Limited  Partners  (as  provided  in  Section
8.7,
      above),   a  special  report   concerning  all  Investments  made  during
such
      Fiscal  Year  which  shall  include  (A)  a  description   of  the  types
of
      Equipment  acquired  or  Financing   Transactions  made,  (B)  the  total
Purchase
      Price paid for such categories of Investments, (C) the amounts of Capital
      Contributions and indebtedness used to acquire such Investments, (D) the
      Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

      12.6  Tax Returns and Tax Information.

      The General Partner shall:

      (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

      (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

      12.7  Accounting Decisions.

      All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

      12.8  Federal Tax Elections.

      The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

      (a) In case of a transfer of all or part of the Partnership Interest of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

      (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

      12.9  Tax Matters Partner.

      (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

      (b) The Tax Matters Partner shall have the following duties;

      (i)  To  the  extent  and  in  the  manner  required  by  applicable  law
and
      regulations,   the  Tax   Matters   Partner   shall   furnish  the  name,
address,
      Interest   and  taxpayer   identification   number  of  each  Partner  to
the
      Secretary of the Treasury or his delegate (the "Secretary"); and

      (ii)  To  the  extent  and in  the  manner  required  by  applicable  law
and
      regulations,  the Tax Matters  Partner  shall keep each Partner  informed of
      administrative   and  judicial   proceedings   for  the   adjustment   at
the
      Partnership level of any item required to be taken into account by a
      Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

      (c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash from Operations or Cash From Sales. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

      (d) The Tax Matters Partner is hereby authorized, but not required:

      (i) to  enter  in to  any  settlement  with  the  IRS  or  the  Secretary with
      respect  to any tax audit or  judicial  review,  in which  agreement  the
Tax
      Matters  Partner  may  expressly  state  that such  agreement  shall bind the
      other  Partners,  except that such  settlement  agreement  shall not bind any
      Partner who (within the time  prescribed  pursuant to Section  6224(c)(3)
of
      the  Code  and  regulations   thereunder)  files  a  statement  with  the
Secretary
      providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

      (ii) in the  event  that a notice  of a final  administrative  adjustment at
      the  partnership  level of any item  required  to be taken  into  account by a
      Partner  for  tax  purposes  (a  "final  adjustment")  is  mailed  to the
Tax
      Matters    Partner,    to   seek   judicial    review   of   such   final
adjustment,
      including  the  filing  of a  petition  for  readjustment  with  the  Tax
Court,
      the  District  Court  of the  United  Sates  for the  district  in  which the
      partnership's   principal  place  of  business  is  located,  the  United
States
      Court of Claims or any other appropriate forum;

      (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

      (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the
      Secretary, to file a petition for judicial review with respect to such request;

      (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

      (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

      12.10  Reports to State Authorities.

      The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section 13.  MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

      13.1 Meetings of the Limited Partners.


      (a) A meeting of the Limited Partners may be called by the General Partner on its own initiative, and shall be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited Partners). Within ten days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13).

      (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

      (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

      (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners. Every proxy must be signed by a Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

      (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

      13.2  Voting Rights of the Limited Partners.

      Subject to Section 13.3, the Limited Partners, acting by Consent of the Majority Interest may take the following actions without the concurrence of the General Partner:

      (a) amend this Agreement, other than (1) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this Agreement;

      (b)  dissolve the Partnership;

      (c) remove the General Partner and elect one or more Substitute General Partners; and

      (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period.

      In determining the requisite percentage in interest of Units necessary to approve a matter on which the Sponsor may not vote or consent, any Units owned by the Sponsor shall not be included. With respect to any Interests owned by the Sponsor, the Sponsor may not vote on matters submitted to the Limited Partners regarding the removal of the Sponsor or regarding any transaction between the Program and the Sponsor. In determining the requisite percentage of Interests necessary to approve a matter in which a Sponsor may not vote or consent, any Interests owned by the Sponsor shall not be included.

      13.3  Limitations on Action by the Limited Partners.

      The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Limited Partner by the Sponsor under common law. Any action taken pursuant to Section
13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this
Section 13.3, counsel shall be deemed to have been selected by the Limited Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

Section 14.  AMENDMENTS.

      14.1 Amendments by the General Partner.

      Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

      (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

      (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

      (c) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

      (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

      (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

      (f) if the Partnership is advised by Tax Counsel, by the Partnership's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

      (g) to change the name of the Partnership or the location of its principal office.

      14.2 Amendments with the Consent of the Majority Interest.

      In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that (a) no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this Section 14 without the consent of each Limited Partner.

Section 15.  POWER OF ATTORNEY.

      15.1 Appointment of Attorney-in-Fact.

      By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the
Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

      (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

      (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

      (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

      (d) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

      (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Section 8, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

      15.2   Amendments   to  Agreement  and   Certificate   of  Limited
Partnership.

      (a) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

      (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the
      Consent of the Partners;

      (ii)  Partners   holding  the   percentage  of  Interests   specified  in
this
      Agreement as being required for such amendment or action have consented to such amendment or action in the manner  contemplated  by this  Agreement;
and

      (iii)  any   Limited   Partner  has  failed  or  refused  to  consent  to
such
      amendment    or    action    (hereinafter     referred    to    as    the
"non-consenting
      Limited Partner"),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

      (b) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Limited Partner shall be signed by the General Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the General Partner need be signed only by such Substitute General Partner.

      15.3  Power Coupled With an Interest.

      The foregoing grant of authority by each Limited Partner:

      (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

      (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

      (c) shall survive the Assignment by any Limited Partner of the whole or any portion of such Limited Partner's Partnership Interest, provided that, if any Assignee of an entire Partnership Interest shall have furnished to the General Partner a power of attorney complying with the provisions of Section
15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

Section 16.  GENERAL PROVISIONS.

      16.1  Notices, Approvals and Consents.

      All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

      (a) If to the Partnership or the General Partner, at the principal office of the Partnership, to:


                ICON Income Fund Eight 1__ L.P.
                c/o ICON Capital Corp.
                600 Mamaroneck Avenue
                Harrison, New York  10528
                Attention:  President
                Telephone:  (914) 698-0600
                Telecopy:   (914) 698-0699


      (b) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

      16.2  Further Assurances.

      The  Partners   will  execute,   acknowledge   and  deliver  such  further
instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      16.3  Captions.

      Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

      16.4  Binding Effect.

      Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

      16.5  Severability.

      If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

      16.6  Integration.

      This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

      16.7  Applicable Law.

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

      16.8  Counterparts.

      This  Agreement  may be  signed  by  each  party  hereto  upon a  separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

      16.9  Creditors.

      No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the interest of the Limited Partner as provided herein above.

      16.10  Interpretation.

      Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

      16.11  Successors and Assigns.

      Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the General Partner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the General Partner and not any such assignee shall remain solely liable for its obligations hereunder.

      16.12  Waiver of Action for Partition.

      Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to the property of the Partnership.

Section 17.     DEFINITIONS.

      Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

      "Accountants"   means  KPMG  Peat   Marwick   LLP,  or  such  other  firm
of
      independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.


      "Acquisition   Expenses"   means   expenses   (other   than   Acquisition
Fees)
      incurred  and paid to any  Person  which are  attributable  to  selection
and
      acquisition   of  Equipment  and  Financing   Transactions,   whether  or
not
      acquired  or entered  into,  including  legal fees and  expenses,  travel
and
      communications   expenses,   costs  of  credit   reports  and  appraisals
and
      reference  materials  used  to  evaluate   transactions,   non-refundable
option
      payments  on  equipment  and  other   tangible  or  intangible   personal
property
      not acquired, fees payable to finders and brokers which are not Affiliates of the Sponsor, accounting fees and expenses, costs of each acquisition of an item of Equipment or a Financing


1 A or B

      Transaction  (including  the  negotiation  of Leases and the  negotiation
and
      documentation  of  Partnership   borrowings,   including   commitment  or
standby
      fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

      "Acquisition  Fees"  means,  in  connection  with  any  Investment,   the
amount
      payable  from all  sources  in  respect  of (a) all fees and  commissions paid
      by any party in  connection  with the  selection and purchase of any item of
      Equipment    and    the    negotiation    and    consummation    of   any
Financing
      Transaction by the Partnership, however designated and however treated for tax or accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a Lender not affiliated with the
      Sponsor, but not any Acquisition Expenses.

      In calculating Acquisition Fees, fees payable by or on behalf of the
      Partnership to finders and brokers which are not Affiliates of the Sponsor shall be deducted from the amount of Acquisition Fees payable to the
      Sponsor, and no such fees may be paid to any finder or broker which is an
      Affiliate of the Sponsor.

      "Adjusted   Capital   Account   Deficit"   means  with   respect  to  any
Capital
      Account  as of the end of any  taxable  year,  the  amount  by which  the balance
      in  such  Capital  Account  is  less  than  zero.  For  this  purpose,  a
Partner's
      Capital  Account  balance  shall be (a) reduced  for any items  described in
      Treas.   Reg.   Section   1.704-1(b)(2)(ii)(d)(4),(5),   and   (6),   (b)
increased
      for any amount such Partner is  unconditionally  obligated to  contribute to
      the  Partnership  no  later  than  the end of the  taxable  year in which his
      Units,  or the General  Partner's  Partnership  Interest,  are liquidated
(as
      defined  in  Treas.  Reg.  Section  1.704-1(b)(2)(ii)(g))  or,  if later, within
      90 days  after  such  liquidation,  and  (c)  increased  for  any  amount such
      Partner  is   treated   as  being   obligated   to   contribute   to  the
Partnership
      pursuant    to    the    penultimate    sentences    of    Treas.    Reg.
Sections
      1.704-2(g)(1) and 1.704-2(i)(5) (relating to Minimum Gain).

      "Adjusted  Capital  Contribution"  means, as to any Limited  Partner,  as of
      the   date   of    determination,    such   Limited   Partner's   Capital
Contribution
      reduced,  but not below zero, by all  distributions  theretofore  made to such
      Limited  Partner by the  Partnership  which are deemed to be in reduction of
      such    Limited    Partner's    Capital    Contribution    pursuant    to
Section
      8.3(d)(ii).

      "Administrator" means the official or agency administering the securities laws of a state.

      "Affiliate"   means,   with   respect  to  any  Person,   (a)  any  other
Person
      directly  or  indirectly  controlling,  controlled  by  or  under  common control
      with such Person,  (b) any  officer,  director or partner of such Person,
(c)
      any   other   Person   owning   or   controlling   10%  or  more  of  the
outstanding
      voting   securities  of  such  Person  and  (d)  if  such  Person  is  an officer,
      director or partner, any other Person for which such Person acts in such capacity.



                                  A-20

      "Affiliated  Investment"  means  any  Investment  in  which  the  General
Partner,
      any  Affiliate  of the  General  Partner  or  any  Program  sponsored  by the
      General    Partner   or   any   Affiliate   of   the   General    Partner
(including,
      without limitation, any Program in which the General Partner or any such
      Affiliate has an interest) either has or in the past has had an interest, but excluding any Joint Venture.

      "Affiliated   Limited   Partner"   means   any   officer,   employee   or
securities
      representative   of  the  General   Partner  or  any   Affiliate  of  the
General
      Partner or of any Selling Dealer who is admitted as a Limited Partner at a
      Closing.


      "Affiliated Program" means any investment program of whatever form that is managed or advised by the General Partner.


      "Agreement" means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

      "Applicable Redemption Price" means, with respect to any Unit, the amount
      (determined as of the date of redemption of such Unit) as follows:

      (a) during the second year,  each Limited  Partner  shall  receive  equal to
        90% of the original Capital Contribution of such Limited Partner; (b) during the third year, each limited partner shall receive equal to
92%
        of the original Capital Contribution of such Limited Partner; (c) during the fourth year, each limited partner shall receive equal to
        94% of the original Capital Contribution of such Limited Partner; (d) during the fifth year, each limited partner shall receive equal to
96%
        of the original Capital Contribution of such Limited Partner;
      (e)  during  the  first  year of the  Liquidation  Period,  each  limited partner
        shall  receive  equal to 98% of the original  Capital  Contribution  of such
        Limited Partner;
      (f)  during  the  second  year  of  the   Liquidation   Period  and  each
year
        thereafter, each limited partner shall receive equal to 100% of the original Capital Contribution of such Limited Partner;

      less  the  sum of (i)  100% of  previous  distributions  to such  Limited
Partner
      of   uninvested   Capital   Contributions,    (ii)   100%   of   previous
distributions
      of  Distributable  Cash,  (iii)  100%  of  any  previous  allocations  to such
      Limited   Partner  of  investment   tax  credit   amounts  and  (iv)  the
aggregate
      amount,  not  exceeding   $150.00,   of  expenses   reasonably   incurred
by a
      Partnership   in   connection    with   the    redemption    such   Unit.
provided,
      however,   that  in  no  event  shall  the  applicable  redemption  price computed
      under  either  clause  (a) or (b) of this  definition  exceed  an  amount equal
      to  such  Limited  Partner's  Capital  Account  balance  as of the end of the
      calendar  quarter  preceding  such  redemption  minus cash  distributions which
      have been made or are due to be made for the  calendar  quarter  in which the
      redemption   occurs  (for  a  redemption  of  all  Units  owned  by  such
Limited
      Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

      "Assignee"  means  any  Person  to  whom  any  Partnership  Interest  has been
      Assigned,  in whole or in part,  in a manner  permitted  by Section  10.2 of
      this Agreement.

      "Assignment"  means,  with  respect to any  Partnership  Interest  or any part
      thereof,   the  offer,  sale,   assignment,   transfer,   gift  or  other
disposition
      of, such Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no
      Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the term "Assign" has a correlative meaning.

      "Available  Cash From  Operations"  means Cash From Operations as reduced by
      (a)  payments of all accrued but unpaid  Management  Fees not required to be
      deferred,   and  (b)  after   Payout,   payments   of  all   accrued  but
unpaid
      Subordinated Remarketing Fees.

      "Available  Cash  From  Sales"  means  Cash From  Sales,  as  reduced  by
(a)
      payments  of all  accrued  but unpaid  Management  Fees not  required  to be
      deferred,   and  (b)  after   Payout,   payments   of  all   accrued  but
unpaid
      Subordinated Remarketing Fees.

      "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

      "Capital Account" means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement

      "Capital  Contributions"  means  (1)  as  to  the  General  Partner,  its initial
      $1,000   contribution  to  the  capital  of  the  Partnership  plus  such additional
      amounts  as may be  contributed  to the  capital  of the  Partnership  by the
      General  Partner  and (2) as to any  Limited  Partner,  the gross  amount of
      investment  in the  Partnership  actually  paid by such  Limited  Partner for
      Units,   without   deduction  for  Front-End  Fees  (whether  payable  by
the
      Partnership or not).

      "Cash   Flow"  means  the   Partnership's   cash  funds   provided   from
normal
      operations   of  the   Partnership   and  from   Financing   Transactions
(but
      excluding  Cash from Sales),  without  deduction  for  depreciation,  but after
      deducting  cash  funds  used  to  pay  all  other  cash  expenses,   debt
payments,
      capital   improvements   and   replacements   (other   than  cash   funds
withdrawn
      from reserves).

      "Cash From Operations" means Cash Flow (a) reduced by amounts allocated to
      Reserves  to the extent  deemed  reasonable  by the  General  Partner and
(b)
      increased by any portion of Reserves then deemed by the General Partner as not required for Partnership operations.

      "Cash  From  Refinancings"  means the cash  received  by the  Partnership as a
      result  of  any   borrowings   by  the   Partnership,   reduced   by  (a)
all
      Indebtedness of the Partnership evidencing such borrowings, and (b) the portion of such cash allocated to Reserves to the extent deemed reasonable by the General Partner.

      "Cash  From  Sales"  means  the cash  received  by the  Partnership  as a result
      of a Sale reduced by (a) all  Indebtedness  of the  Partnership  required to
      be  paid  as  a  result  of  the  Sale,   whether  or  not  then  payable
(including,
      without  limitation,  any  liabilities  on an item of Equipment sold that are
      not  assumed by the buyer and any  remarketing  fees  required to be paid to
      Persons   who  are  not   Affiliates   of  the  General   Partner),   (b)
the
      Subordinated  Remarketing  Fee (to  the  extent  permitted  to be paid at the
      time  pursuant  to Section  6.4(f) of this  Agreement),  (c) any  accrued but
      previously  unpaid  Management  Fees  to the  extent  then  payable,  (d)
any
      Reserves  to the extent  deemed  reasonable  by the  General  Partner and
(e)
      all  expenses  incurred  in  connection  with  such  Sale.  In the  event the
      Partnership   takes  back  a  promissory   note  or  other   evidence  of
indebtedness
      in connection with any Sale, all payments  subsequently  received in cash by
      the  Partnership  with  respect  to such note shall be  included  in Cash
From
      Sales upon  receipt,  irrespective  of the  treatment of such payments by the
      Partnership  for  tax  or  accounting   purposes.   If,  in  payment  for
Equipment
      sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in
      Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

      "Closing" means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

      "Closing Date" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

      "Commission" means the Securities and Exchange Commission.

      "Competitive  Equipment  Sale  Commission"  means that brokerage fee paid for
      services  rendered in  connection  with the purchase or sale of Equipment
and
      the sale or  absolute  assignment  for  value of  Financing  Transactions which
      is  reasonable,  customary  and  competitive  in light of the size,  type
and
      location   of  the   Equipment   or   other   collateral   securing   the
applicable
      Partnership Investment which is so transferred.

      "Consent"  means  either (a)  consent  given by vote at a meeting  called
and
      held  in  accordance   with  the  provisions  of  Section  13.1  of  this
Agreement
      or (b) the written consent without a meeting, as the case may be, of any
      Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      "Controlling  Person" means,  with respect to the General  Partner or any of
      Affiliate   of   the   General    Partner,    any   of   its    chairmen,
directors,
      presidents,   secretaries   or   corporate   clerks,   treasurers,   vice
presidents,
      any holder of a 5% or larger  equity  interest in the General  Partner or any
      such  Affiliate,  or any  Person  having  the  power to  direct  or cause the
      direction  of  the  General  Partner  or  any  such  Affiliate,   whether
through
      the ownership of voting securities, by contract or otherwise.

      "Counsel"  and  "Counsel to the  Partnership"  means Day,  Berry & Howard
LLP,
      Boston, Massachusetts, or any successor law firm selected by the General
      Partner.

      "Cumulative  Return" means,  as to any Limited  Partner,  an amount equal to
      an  eight  (8%)  percent  annual   cumulative   return  on  such  Limited
Partner's
      Adjusted  Capital   Contribution   (calculated   before   application  of
any
      distribution  made  to  such  Limited  Partner  pursuant  on the  date of such
      calculation)  as  outstanding   from  time  to  time,   compounded  daily
from a
      date not later than the last day of the calendar quarter in which the original Capital Contribution is made

      "Dealer-Manager" means ICON Securities Corp., an Affiliate of the General Partner.

      "Dealer-Manager Agreement" means the agreement entered into between the
      General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

      "Delaware  Act"  means  the  Delaware   Revised   Uniform  Limited
      Partnership Act, 6 Del. Code Ann. tit. 6, ss. 17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

      "Distributable Cash" has the meaning specified in Section 8.1(c) of this Agreement.


      "Distributable   Cash  From   Operations"   means   Available  Cash  From
Operations
      as reduced by (1) amounts which the General Partner determines shall be reinvested  through  the end of the  Reinvestment  Period  in  additional
Leases
      and Financing Transactions and which ultimately are so reinvested.

      "Distributable   Cash  From  Sales"  means  Available  Cash  From  Sales,
as
      reduced by (1) amounts which the General Partner determines shall be reinvested  through  the end of the  Reinvestment  Period  in  additional
Leases
      and Financing Transactions and which ultimately are so reinvested.


      "Due  Diligence  Expenses"  means  fees and  expenses  actually  incurred for
      bona  fide  due  diligence   efforts  expended  in  connection  with  the
Offering
      in a  maximum  amount  not to  exceed  the  lesser  of  (i)  1/2 of 1% of
Gross
      Offering   Proceeds  and  (ii)  the  maximum   amount   permitted  to  be
reimbursed
      under Rule 2810 of the NASD Conduct Rules.

      "Effective Date" means the date the Registration Statement is declared effective by the Commission.

      "Equipment"  means  any  new,  used or  reconditioned  capital  equipment
and
      related  property   acquired  by  the   Partnership,   or  in  which  the
Partnership
      has acquired a direct or indirect interest, as more fully described in
      Section 3.1 of this Agreement, including, but not limited to, the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow   Account"   means  an   interest-bearing   account   established
and
      maintained   by  the  General   Partner   with  the  Escrow   Agent,   in
accordance
      with  the  terms  of  the   Escrow   Agreement,   for  the   purpose   of
holding,
      pending the distribution thereof in accordance with the terms of this
      Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the
      Initial Closing Date.


      "Escrow   Agent"  means  The  Chase   Manhattan   Bank  N.A.  or  another
United
      States  banking   institution  with  at  least   $50,000,000  in  assets,
which
      shall   be   selected   by  the   General   Partner   to  serve  in  such
capacity
      pursuant to the Escrow Agreement.


      "Escrow  Agreement"  means  that  certain  Escrow  Agreement,   dated  as
of
      __________,    between    the    General    Partner    and   the   Escrow
Agent,
      substantially   in  the  form   thereof   filed  as  an  exhibit  to  the
Registration
      Statement, as amended and supplemented from time to time as permitted by the terms thereof.

      "Final   Closing   Date"  means  the  last  Closing  Date  on  which  any
Limited
      Partner  (other than a Substitute  Limited  Partner) shall be admitted to the
      Partnership,   which   shall   be  as  soon  as   practicable   following
the
      Termination Date.

      "Financing Transaction" means any extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease of such property.

      "First Cash  Distributions"  means,  with respect to any Limited Partner, all
      distributions  made to such  Limited  Partner by the  Partnership  during the
      Reinvestment   Period   equal   to  an   eight   percent   (8%)   annual,
cumulative
      return  on the  amount of such  Limited  Partner's  Capital  Contribution
(as
      reduced by any amounts of uninvested  Capital  Contributions  distributed to
      such  Limited  Partner  pursuant  to Section  8.6 and by any amount  paid to
      such  Limited   Partner  in   redemption   of  such   Limited   Partner's
Units
      pursuant to Section 10.5).

      "Fiscal Period" means any interim accounting period established by the
      General Partner within a Fiscal Year.

      "Fiscal     Quarter"     means,     for    each    Fiscal    Year,    the
three-calendar-month
      period which commences on the first day of such Fiscal Year and each additional three-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such
      Fiscal Year (or such shorter period ending on the last day of a Fiscal
      Year).

      "Fiscal  Year"  means  the   Partnership's   annual   accounting   period
established
      pursuant to Section 12.4 of this Agreement.

      "Front-End  Fees"  means  fees  and  expenses  paid  by  any  Person  for any
      services  rendered during the Partnership's  organizational  and offering
or
      acquisition  phases (including Sales  Commissions,  Underwriting  Fees, O
& O
      Expense  Allowance,  Acquisition  Fees and  Acquisition  Expenses  (other than
      any  Acquisition  Fees or  Acquisition  Expenses  paid by a  manufacturer of
      equipment  to any of its  employees  unless such  Persons are  Affiliates of
      the   Sponsor)   and   Leasing   Fees,   and  all  other   similar   fees
however
      designated).

      "Full-Payout  Lease" means any lease,  entered into or acquired from time to
      time   by   the   Partnership,    pursuant   to   which   the   aggregate
noncancelable
      rental payments due during the initial term of such lease are at least sufficient to permit the Partnership to recover the Purchase Price of the
      Equipment subject to such lease.

      "General  Partner" means ICON Capital  Corp., a Connecticut  corporation,
and
      any  Person  who   subsequently   becomes  an  additional  or  Substitute
General
      Partner   duly   admitted  to  the   Partnership   in   accordance   with
this
      Agreement,   in  such   Person's   capacity  as  a  general   partner  of
the
      Partnership.

      "Gross   Asset   Value"   means,   with  respect  to  any  asset  of  the
Partnership,
      the asset's adjusted tax basis, except that:

      (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

      (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the
      Partners' Capital Accounts are adjusted pursuant to Section 5.5(h) hereof;

      (c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of
      distribution;

      (d)  to  the   extent   not   otherwise   reflected   in  the   Partners'
Capital
      Accounts,   the  Gross  Asset  Values  of  Partnership  assets  shall  be increased
      (or  decreased)  to   appropriately   reflect  any   adjustments  to  the
adjusted
      basis  of  such  assets   pursuant  to  Code   Section   734(b)  or  Code
Section
      743(b); and

      (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg.
      Section 1.704-1(b)(2)(iv)(g)(3).

      "Gross   Offering   Proceeds"   means   the  gross   amount  of   Capital
Contributions
      (before deduction of Front-End Fees payable by the Partnership and the discount for Sales Commissions) of all Limited Partners admitted to the
      Partnership.

      "Gross  Revenue"  means  gross  cash  receipts  of the  Partnership  from whatever
      source   including,   but  not   limited   to,  (a)  rental  and  royalty
payments
      realized under Leases, (b) principal and interest payments realized under
      Financing Transactions and (c) interest earned on funds on deposit for the
      Partnership (other than Subscription Monies).

      "Gross  Unit  Price"  means  $100.00  for each whole  Unit,  and $.01 for each
      1/10,000th   Unit,   purchased  by  a  Limited  Partner  (other  than  an
Affiliated
      Limited Partner).

      "Indebtedness"  means,  with  respect  to  any  Person  as of  any  date, all
      obligations  of  such  Person  (other  than  capital,  surplus,  deferred income
      taxes   and,   to  the  extent  not   constituting   obligations,   other
deferred
      credits  and  reserves)   that  could  be   classified   as   liabilities
(exclusive
      of  accrued  expenses  and trade  accounts  payable  incurred  in respect of
      property   purchased  in  the  ordinary  course  of  business  which  are not
      overdue   or   which   are   being    contested    in   good   faith   by
appropriate
      proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

      "Independent   Expert"  means  a  Person  with  no  material  current  or prior
      business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

      "Initial Closing Date" means the first Closing Date for the Partnership on which Limited Partners with Interests equal to, or greater than, the
      Minimum Offering are admitted to the Partnership.

      "Interest" or "Partnership  Interest" means the limited  partnership unit
or
      other   indicia   of   ownership   in   the   Partnership.   The   entire
ownership
      interest of a Partner in the  Partnership,  whether  held by such Partner
or
      an    immediate    or    subsequent    Assignee    thereof,    including,
without
      limitation,  such  Partner's  right  (a) to a  distributive  share of the
Cash
      From  Operations,  Cash From  Sales and any other  distributions  of cash from
      operation or sale of the  Partnership's  Investments  or  liquidation  of the
      Partnership and its assets,  and of the  Partnership's  Profits or Losses for
      Tax  Purposes  and  (b)  if  a  General   Partner,   to   participate  in
the
      management of the business and affairs of the Partnership.

      "Investment   in  Equipment   and  Financing   Transactions"   means  the
aggregate
      amount  of  Capital   Contributions   actually   paid  or   allocated  to
the
      purchase,   manufacture   or  renovation  of  Equipment   acquired,   and
investment
      in   Financing   Transactions   entered   into   or   acquired,   by  the
Partnership
      together  with  other  cash   payments   such  as  interest,   taxes  and
Reserves
      allocable   thereto   (not   exceeding   3%  of  Capital   Contributions)
and
      excluding Front-End Fees.


      "Investment   Committee"   means   a   committee   established   by   the
General
      Partner to establish  credit review  policies and  procedures,  supervise the
      efforts of the credit  department  and approve  significant  transactions
and
      transactions   which  differ  from  the  standards   and   procedures  it
has
      established. The Investment Committee will, at all times, consist of at least four persons designated by the General Partner.


      "Investments"  means,  collectively,  the Partnership's  portfolio,  from time
      to time,  of  Equipment,  Leases and  Financing  Transactions,  including any
      equity   interest  of  the   Partnership   therein,   whether  direct  or
indirect,
      through a nominee, Joint Venture or otherwise.

      "IRA" means an Individual Retirement Account and its related funding vehicle.

      "IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

      "Involuntary  Withdrawal"  means,  with  respect to the General  Partner, the
      removal  or   involuntary   withdrawal   of  the  General   Partner  from
the
      Partnership pursuant to Section 9.2 of this Agreement.

      "Joint   Venture"   means   any   syndicate,    group,    pool,   general
partnership,
      business trust or other  unincorporated  organization through or by means of
      which  the  Partnership  acts  jointly  with  any  Program  sponsored  by the
      General  Partner  or  any  Affiliate  of  the  General  Partner  or  with any
      non-Affiliated    Person   to   invest    in    Equipment,    Leases   or
Financing
      Transactions.

      "Lease"  means  any  Full-Payout   Lease  and  any  Operating  Lease  and
any
      residual value interest therein.

      "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment acquired by the
      Partnership.

      "Lender"  means  any  Person  that  lends  cash  or cash  equivalents  to the
      Partnership,  including any Person that acquires by purchase,  assignment
or
      otherwise  an interest in the future  rents  payable  under any Lease and in
      the  related   Equipment  or  other  assets  or  in  payments  due  under any
      Financing Transaction, and any property securing, any such transaction.

      "Lessee" means a lessee under a Lease.

      "Limited  Partner"  means  any  Person  who is the  owner of at least one
Unit
      and who has been admitted to the  Partnership  as an Limited  Partner and any
      Person who becomes a  Substitute  Limited  Partner,  in  accordance  with this
      Agreement,   in  such   Person's   capacity  as  a  Limited   Partner  of
the
      Partnership.

      "Liquidation   Period"   means  the  period   commencing   on  the  first
day
      following  the end of the  Reinvestment  Period  and  continuing  for the period
      deemed  necessary  by the  General  Partner for  orderly  termination  of its
      operations   and  affairs  and   liquidation   or   disposition   of  the
Partnership's
      Investments   and  other   assets   and  the   realization   of   maximum
Liquidation
      Proceeds therefor, which period is expected to continue not less than twelve (12), and not more than thirty six (36), months beyond the end of the Reinvestment Period and which, in any event, will end no later than eleven (11) years after the Final Closing Date.

      "Majority" or "Majority Interest" means Limited Partners owning more than
      50% of the aggregate outstanding Units.

      "Management  Fees"  means,  for any Fiscal Year, a fee in an amount equal to
      the  lesser  of  (a)  the  sum of (i) an  amount  equal  to 5% of  annual gross
      rental  revenues  realized under Operating  Leases,  (ii) an amount equal to
      2% of annual gross rental payments realized under Full-Payout Leases that are Net Leases, (iii) an amount equal to 2% of annual gross principal
and
      interest  revenues  realized in connection  with  Financing  Transactions
or
      (iv) an amount equal to 7% of annual gross rental revenues from Equipment owned and operated by the Partnership in the manner contemplated by the
      NASAA   Guidelines   (i.e.,  the  General  Partner  provides  both  asset
management
      and additional  services  relating to the continued and active  operation of
      such   Equipment,   such  as  on-going   marketing   or   re-leasing   of
Equipment,
      hiring  or  arranging  for the  hiring  of crews or  operating  personnel for
      such   Equipment   and   similar   services),   and  (b)  the  amount  of
reasonable
      management  fees  customarily  paid  to   non-affiliated   third  parties
rendering
      similar services in the same geographic location and for similar types of equipment.

      "Maximum Offering" means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total of 750,000 Units of
      Partnership Interest on or before the Final Closing Date.

      "Minimum  Offering"  means  receipt  and  acceptance  by the  Partnership of
      subscriptions  for not less than  12,000  Units  (excluding  the ten (10)
Units
      subscribed  for by the Original  Limited  Partner and any Units in excess of
      600  Units  collectively   subscribed  for  by  the  General  Partner  or
any
      Affiliate of the General Partner).

      "NASAA    Guidelines"   means   the   Statement   of   Policy   regarding
Equipment
      Programs     adopted     by     the     North     American     Securities
Administrators
      Association, Inc., as in effect on the date of the Prospectus.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Net   Disposition   Proceeds"   means  the  proceeds   realized  by  the
Partnership
      from  the  Sale,   refinancing  or  other   disposition  of  an  item  of
Equipment
      (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment), Financing Transactions, or any
      other Partnership property, less all related Partnership liabilities.

      "Net   Lease"   means  a   Lease   under   which   the   Lessee   assumes
responsibility
      for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancelable rental payments pursuant to such Lease are absolutely net to the Partnership.

      "Net Offering Proceeds" means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

      "Net Unit Price" means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

      "Net  Worth"  means,  with  respect  to any  Person as of any  date,  the excess,
      on such date,  of assets over  liabilities,  as such items  would  appear on
      the  balance   sheet  of  such  Person  in  accordance   with   generally
accepted
      accounting principles.

      "Notice"  means  a  writing   containing  the  information   required  by
this
      Agreement to be communicated to any Person, personally delivered to such
      Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

      "O & O  Expense  Allowance"  means  the  aggregate  amount  equal  to the product
      of (a)  the  number  of  Units  subscribed  for in the  Offering  and (b)
3.5%
      ($3.50 per Unit) of the first $25,000,000 or less of each Unit sold for
      Gross  Offering  Proceeds;  2.5%  ($2.50  per Unit) of each Unit sold for
Gross
      Offering  Proceeds in excess of  $25,000,000  but less than  $50,000,000;
and
      1.5% ($1.50 per Unit) for Gross Offering Proceeds exceeding $50,000,000.

      "Offering" means the offering of Units pursuant to the Prospectus.

      "Offering Period" means the period from the Effective Date to the Termination Date.

      "Operating   Expenses"  means  (a)  all  costs  of  personnel  (including officers
      or   employees   of  the  General   Partner  or  its   Affiliates   other
than
      Controlling    Persons)    involved    in    the    business    of    the
Partnership,
      allocated   pro  rata  to  their   services   performed   on   behalf  of
the
      Partnership,    but   excluding   overhead   expenses   attributable   to
such
      personnel);  (b) all  costs of  borrowed  money,  taxes  and  assessments on
      Partnership  Investments and other taxes  applicable to the  Partnership;
(c)
      legal,   audit,   accounting,   brokerage,   appraisal  and  other  fees;
(d)
      printing,   engraving   and  other   expenses   and  taxes   incurred  in
connection
      with the issuance,  distribution,  transfer,  registration  and recording of
      documents  evidencing  ownership  of an  interest in the  Partnership  or in
      connection   with  the  business  of  the   Partnership;   (e)  fees  and
expenses
      paid  to  independent   contractors,   bankers,   brokers  and  services,
leasing
      agents   and   sales   personnel    consultants   and   other   equipment
management
      personnel,  insurance  brokers and other  agents (all of which shall only be
      billed   directly   by,  and  be  paid   directly  to,  the  provider  of
such
      services);  (f)  expenses  (including  the cost of personnel as described in
      (a)   above)   in   connection   with   the   disposition,   replacement,
alteration,
      repair,      refurbishment,      leasing,     licensing,      re-leasing,
re-licensing,
      financing,   refinancing   and   operation   of   Partnership   Equipment
and
      Financing   Transactions   (including   the   costs   and   expenses   of
insurance
      premiums,  brokerage  and  leasing  and  licensing  commissions,  if any, with
      respect  to  its   Investments   and  the  cost  of  maintenance  of  its
Equipment;
      (g) expenses of organizing,  revising,  amending,  converting,  modifying
or
      terminating   the   Partnership;   (h)   expenses  in   connection   with
distributions
      made  by  the   Partnership  to,  and   communications   and  bookkeeping
and
      clerical   work   necessary   in   maintaining    relations   with,   its
Limited
      Partners,   including   the  costs  of  printing   and  mailing  to  such
Person
      evidences   of  ownership  of  Units  and  reports  of  meetings  of  the
Partners
      and of  preparation  of proxy  statements  and  solicitations  of proxies in
      connection   therewith;   (i)  expenses  in  connection   with  preparing
and
      mailing  reports  required  to  be  furnished  to  the  Limited  Partners for
      investor,  tax  reporting  or  other  purposes,  and  reports  which  the
General
      Partner  deems  it to be in the  best  interests  of the  Partnership  to furnish
      to  the  Limited  Partners  and  to  their  sales  representatives;   (j)
any
      accounting,  computer,  statistical  or bookkeeping  costs  necessary for the
      maintenance  of the  books  and  records  of the  Partnership  (including an
      allocable   portion  of  the   Partnership's   costs  of  acquiring   and
owning
      computer   equipment   used  in  connection   with  the   operations  and
reporting
      activities  of  the  Partnership  and  any  other   investment   programs
sponsored
      by   the   General    Partner   or   any   of   its    Affiliates,    the
Partnership's
      interest  in which  equipment  shall be  liquidated  in  connection  with the
      Partnership's   liquidation);   (k)   the   cost   of   preparation   and
dissemination
      of   the   informational   material   and   documentation   relating   to
potential
      sale,    refinancing    or   other    disposition    of   Equipment   and
Financing
      Transactions;   (l)  the  costs  and  expenses   incurred  in  qualifying
the
      Partnership   to  do  business  in  any   jurisdiction,   including  fees
and
      expenses of any  resident  agent  appointed by the  Partnership;  and (m)
the
      costs   incurred  in  connection   with  any   litigation  or  regulatory
proceedings
      in which the Partnership is involved.

      "Operating  Lease"  means a lease,  entered  into or  acquired  from time to
      time   by   the   Partnership,    pursuant   to   which   the   aggregate
noncancelable
      rental payments during the original term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the
      Equipment leased thereby.

      "Operations"   means  all   operations   and   activities  of  the
      Partnership except Sales.

      "Organizational   and  Offering   Expenses"   means  (a)  all  costs  and
expenses
      incurred  in  connection   with,   and  in  preparing   the   Partnership
for,
      qualification    under   federal   and   state    securities   laws   and
subsequently
      offering  and   distributing   the  Units  to  the  public   (except  for
Sales
      Commissions  and  Underwriting  Fees  payable  to  the  General  Partner, the
      Dealer-Manager  or any  Selling  Dealer),  including  but not limited to,
(i)
      printing   costs,    (ii)    registration    and   filing   fees,   (iii)
attorneys',
      accountants'  and  other   professional   fees  and  (iv)  Due  Diligence
Expenses
      and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering the Units.

      "Original Limited Partner" means Thomas W. Martin.

      "Participant   List"  means  a  list,  in  alphabetical  order  by  name, setting
      forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than
      10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

      "Partner"   means  the  General   Partner   (including   any   Substitute
General
      Partner)  and  any  Limited  Partner   (including  the  Original  Limited
Partner
      and any Substitute Limited Partner).

      "Partner Nonrecourse Debt" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

      "Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

      "Partner   Nonrecourse   Deductions"   shall   consist   of  those
      deductions  and  in  those  amounts   specified  in  Treas.   Reg.
      Sections 1.704-2(i)(2) and (j).


      "Partnership"    means   ICON   Income   Fund   Eight   1__   L.P.,   the
limited
      partnership   formed   pursuant   to,  and  governed  by  the  terms  of,
this
      Agreement.


      "Partnership Loan" means any loan made to the Partnership by the General
      Partner or any Affiliate of the General Partner in accordance with Section
      6.2(d) of this Agreement.

      "Partnership    Minimum    Gain"   has   the   meaning    specified    in
Treasury
      Regulation ss.ss. 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas.
      Reg. Section 1.704-2(j)(1)(iii).

      "Partnership   Nonrecourse  Deductions"  shall  consist  of  those
      deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

      "Payout"   means   the  time   when   the   aggregate   amount   of  cash
distributions
      (from  whatever  sources)  to a  Limited  Partner  equals  the  amount of such
      Limited  Partner's  Capital  Contribution  plus  an  amount  equal  to an eight
      (8%)    percent    annual    cumulative    return    on   such    Capital
Contribution,
      compounded  daily  from  a  date  not  later  than  the  last  day of the calendar
      quarter  in  which  such  Capital  Contribution  is made  (determined  by treating
      distributions  actually made to a Limited  Partner as first being applied to
      satisfy  such 8% return on  capital  which has  accrued  and has not been paid
      and   applying   any   excess   distributions   as  a   return   of  such
Limited
      Partner's  Capital   Contribution).   Income  earned  on  escrowed  funds
and
      distributed   to   Limited   Partners   may  be  used  to   satisfy   the
cumulative
      return requirement.

      "Permitted  Investment"  means an investment  in any of (a)  certificates of
      deposit or  savings  or  money-market  accounts  insured  by the  Federal
Deposit
      Insurance   Corporation   of  banks   located  in  the   United   States;
(b)
      short-term   debt   securities   issued  or   guaranteed  by  the  United
States
      Government    or   its   agencies   or    instrumentalities,    or   bank
repurchase
      agreements   collateralized   by  such  United   States   Government   or
agency
      securities, (c) other highly liquid types of money-market investments.

      "Person"   shall   mean   any   natural   person,   partnership,   trust,
corporation,
      association or other legal entity, including, but not limited to, the
      General Partner and any Affiliate of the General Partner.

      "Prior   Program"   means  any  Program   previously   sponsored  by  the
General
      Partner or any Affiliate of the General Partner.

      "Prior  Public  Programs"  means ICON Cash Flow  Partners,  L.P.,  Series
A,
      ICON  Cash Flow  Partners,  L.P.,  Series  B,  ICON  Cash Flow  Partners,
L.P.,
      Series  C,  ICON  Cash  Flow  Partners,  L.P.,  Series  D, and ICON  Cash
Flow
      Partners,  L.P.,  Series E, ICON Cash  Flow  Partners  L.P.  Six and ICON
Cash
      Flow Partners L.P. Seven.

      "Profits"   or   "Losses"    means,    for   any   Fiscal    Year,    the
Partnership's
      taxable  income or loss for such Fiscal Year,  determined  in  accordance with
      Code section 703(a) (for this purpose,  all items of income,  gain,  loss
or
      deduction   required   to  be   stated   separately   pursuant   to  Code
section
      703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

      (b)   any   expenditure   of   the   Partnership    described   in   Code
section
      705(a)(2)(B),    or   treated   as   such   pursuant   to   Treas.   Reg.
ss.
      1.704-1(b)(2)(iv)(i)   and  not   otherwise   taken   into   account   in
computing
      Profits and Losses shall be applied to reduce such taxable income or increase such loss;

      (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of
      such asset and the special depreciation calculations described in Treas.
      Reg. ss. 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

      (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for
      such    Fiscal    Year,    there    shall   be   taken    into    account
depreciation,
      amortization   or  other  cost  recovery   determined   pursuant  to  the
method
      described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g)(3); and

      (e) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

      "Profits  from  Operations"  or  "Losses  from   Operations"   means  all
Profits
      for Tax Purposes or Losses for Tax Purposes of the Partnership other than
      Profits for Tax Purposes or Losses for Tax Purposes generated by Sales.



1 A or B

      "Profits from Sales" or "Losses from Sales" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership generated by Sales.

      "Program"    means   a   limited    or   general    partnership,    Joint
Venture,
      unincorporated    association    or    similar    organization,     other
than  a
      corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.


      "Prospectus"   means   the   prospectus   included   as   part   of   the
Registration
      Statement on Form S-1 (No. 333-54011) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the
      Securities Act and as thereafter supplemented or amended pursuant to Rule
      424(c) under the Securities Act.


      "Purchase  Price" means,  with respect to any Investment,  the price paid by,
      or on behalf of, the  Partnership  for or in connection with the purchase of
      any  item  of  Equipment  or  the  acquisition  or  consummation  of  any
Financing
      Transaction,   as  the  case  may  be,   including   the  amount  of  the
related
      Acquisition  Fees  and  all  liens  and  encumbrances  on  such  item  of
Equipment
      or   Financing   Transaction   (but   excluding   "points"   and  prepaid
interest),
      plus   that   portion   of   the   reasonable,   necessary   and   actual
expenses
      incurred   by  the   General   Partner   or   any   such   Affiliate   in
acquiring
      Equipment  or  Financing  Transactions  on an arm's  length  basis with a view
      to   transferring   such   Equipment   or   Financing    Transaction   to
the
      Partnership,   which  is   allocated   to  the   Equipment  or  Financing
Transaction
      in  question  in  accordance  with  allocation   procedures  employed  by
the
      General   Partner  or  such  Affiliate  from  time  to  time  and  within generally
      accepted   accounting   principles.   Purchase  Price  shall  also  mean,
with
      respect to options to acquire Equipment or any interest therein, the sum of the exercise price and the price to acquire the option.

      "Qualified  Plan"  means  a  pension,   profit-sharing   or  stock  bonus
plan,
      including Keogh Plans,  meeting the  requirements of Sections 401 et seq.
of
      the Code, as amended, and its related trust.

      "Qualified    Subscription    Account"    means   the    interest-bearing
account
      established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this
      Agreement, of Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.


      "Registration Statement" means the Registration Statement on Form S-1 (No. 333-54011) filed with the Commission under the
      Securities Act in the form in which such Registration Statement is declared to be effective.


      "Reinvestment  Period"  means  the  period  commencing  with the  Initial
Closing
      Date and ending five (5) years  after the Final  Closing  Date;  provided that
      such  period  may be  extended  at the sole and  absolute  discretion  of the
      General  Partner  for a further  period  of not more  than an  additional
36
      months.

      "Reserves"   means   reserves   established   and   maintained   by   the
Partnership
      for   working    capital   and    contingent    liabilities,    including
repairs,
      replacements,   contingencies,   accruals   required   by   lenders   for
insurance,
      compensating  balances required by lenders and other  appropriate  items, in
      an amount  not less than (a)  during  the  Reinvestment  Period,  1.0% of
Gross
      Offering  Proceeds and (b) during the Disposition  Period,  the lesser of
(1)
      1%  of  Gross  Offering   Proceeds  and  (2)  1%  of  the   Partnership's
aggregate
      Adjusted Capital Accounts.

      "Roll-Up"    means   any   transaction    involving   the    acquisition,
merger,
      conversion,   or  consolidation,   either  directly  or  indirectly,   of
the
      Partnership  and the issuance of  securities  of a Roll-Up  Entity.  Such term
      does  not  include  (a)  a  transaction   involving   securities  of  the
Partnership
      if  they  have  been  listed  on  a  national   securities   exchange  or
traded
      through  the  National   Association  of  Securities   Dealers  Automated
Quotation
      National   Market   System   for   at   least   12   months;   or  (b)  a
transaction
      involving the conversion of only the Partnership to corporate, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in (i) Partnership's voting rights; (ii) the term of  existence  of the  Partnership;  (iii)  Sponsor's  compensation;
or
      (iv) the Partnership's investment objectives.

      "Roll-Up   Entity"  means  any   partnership,   corporation,   trust,  or
other
      entity  that  is  created  by,  or  surviving   after,   the   successful
completion
      of a proposed Roll-Up transaction.

      "Sale"    means   the    sale,    exchange,    involuntary    conversion,
foreclosure,
      condemnation,   taking,   casualty   (other  than  a  casualty   followed
by
      refurbishing   or   replacement),   or  other   disposition   of  any  of
the
      Partnership's Equipment and Financing Transactions.

      "Sales Commissions" means, with respect to any Unit, an amount equal to
      8.0% of the Gross Offering Proceeds attributable to the sale of such Unit.

      "Schedule  A"  means   Schedule  A  attached  to  and  made  a  part  of,
this
      Agreement,    which   sets   forth   the   names,   addresses,    Capital
Contributions
      and Interests of the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

      "Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Dealer" means each member firm of the National Association of
      Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a
      Selling Dealer Agreement with the General Partner or the Dealer-Manager.

      "Selling  Dealer   Agreement"  means  each  of  the  agreements   entered
into
      between  the  General  Partner  or  the  Dealer-Manager  and  any  Seller
Dealer,
      each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

      "Sponsor"   means  any  Person   directly  or   indirectly   instrumental
in
      organizing,  in whole or in  part,  the  Partnership  or any  Person  who will
      manage  or  participate  in  the  management  of  the  Partnership,   and
any
      Affiliate  of  such  Person.  The  term  Sponsor  does  not  include  any
Person
      whose  only   relationship   to  the   Partnership  is  that  of  (1)  an
independent
      equipment  manager  and  whose  only  compensation  is as  such  or (2) a wholly
      independent   third   party,   such  as  an   attorney,   accountant   or
underwriter,
      whose  only   compensation   is  for   professional   services   rendered
in
      connection with the Offering.

      "Subordinated    Remarketing   Fee"   means,    with   respect   to   any
Investment,  a
      fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

      "Subscription Agreement" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

      "Subscription Monies" has the meaning specified in Section 5.3(j) of this Agreement.

      "Substitute  General  Partner"  means any  Assignee  of or  successor  to the
      General  Partner  admitted to the  Partnership in accordance with Section
9.5
      of the Agreement.

      "Substitute   Limited  Partner"  means  any  Assignee  of  Units  who  is admitted
      to the Partnership as a Limited Partner pursuant to Section 10.3 of this
      Agreement.

      "Tax Counsel" means Day, Berry & Howard LLP, Boston, Massachusetts, or such other tax counsel acceptable to the General Partner.

      "Tax  Matters   Partner"   means  the  Person   designated   pursuant  to
Section
      6231(a)(7)   of  the  Code  to   manage   administrative   and   judicial
tax
      proceedings   conducted  at  the   Partnership   level  by  the  Internal
Revenue
      Service  with  respect  to  Partnership   matters.  The  General  Partner
is
      designated Tax Matters Partner for the Partnership in Section 12.6(e) of
      this Agreement.

      "Termination  Date"  means  the  earliest  of (a) the date on  which  the
Maximum
      Offering   has  been  sold,   (b)  twelve  (12)  months   following   the
Effective
      Date provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 12 months and (c) the termination of the Offering by the
      General Partner at any time.

      "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

      "Underwriting Fees" means, in the aggregate, fees in an amount equal to
      2.0% of the Gross Offering Proceeds of Units sold.

      "Unit" means a Unit of  Partnership  interest  held by any Limited
      Partner.

      "Unpaid Cumulative  Return" means, as to any Limited Partner,  the amount of
      such Limited Partner's  Cumulative Return calculated  through the date as of
      which such Unpaid  Cumulative  Return is being  calculated,  reduced (but not
      below  zero)  by  the  aggregate   distributions   theretofore   made  to
such
      Limited Partner by the  Partnership  pursuant to Sections 8.1(c) and 11.3 of
      this   Agreement   which   are   deemed  to  be  a   reduction   of  such
Limited
      Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

      "Unpaid Target Distribution" means, as to any Limited Partner, as of any given date, the sum of such Partner's Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

      "User" means any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction.

      "Voluntary  Withdrawal"  means,  with  respect  to the  General  Partner, the
      voluntary  withdrawal  from the  Partnership  of the  General  Partner as the
      General   Partner   of   the   Partnership,   or  the   voluntary   sale,
assignment,
      encumbrance  or  other  disposition  of  all  of  the  General  Partner's
General
      Partnership Interest
      pursuant to Section 9.1 of this Agreement.

      "Withdrawal" means, with respect to the General Partner, the Voluntary or
      Involuntary Withdrawal of such General Partner.

      "Withdrawn   General   Partner"   means  a  General   Partner  which  has
completed a
      Withdrawal in accordance with the provisions of this Agreement.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



GENERAL PARTNER:                    ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.


BY:                                       BY:

/s/Beaufort J. B. Clarke                       /s/Thomas W. Martin
BEAUFORT J. B. CLARKE, President               THOMAS W. MARTIN

                                   SCHEDULE A


              NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS



      Name and Address                    Capital Contributions Made

I.    General Partner

      ICON Capital Corp.                       $1,000
      600 Mamaroneck Avenue
      Harrison, New York 10528


II.   Original Limited Partner

      Thomas W. Martin                         $1,000
      31 Milk Street
      Suite 1111
      Boston, MA  02109

                    AGREEMENT OF LIMITED PARTNERSHIP
                                   OF
                      ICON INCOME FUND EIGHT 1 L.P.


                            TABLE OF CONTENTS
                                                                            Page

Section 1. ESTABLISHMENT OF PARTNERSHIP..............................  1

Section 2. NAME,  PRINCIPAL OFFICE,  NAME AND ADDRESS OF REGISTERED
      AGENT
            FOR SERVICE OF PROCESS...................................  1
      2.1  Legal Name and Address....................................  1
      2.2  Address of Partners.......................................  2

Section 3. PURPOSES AND POWERS.......................................  2
      3.1  Purposes..................................................  2
      3.2  Investment Objectives and Policies........................  2
      3.3  Powers....................................................  2

Section 4. TERM......................................................  3

Section 5. PARTNERS AND CAPITAL......................................  3
      5.1  General Partner...........................................  3
      5.2  Original Limited Partner..................................  3
      5.3  Limited Partners..........................................  3
      5.4  Partnership Capital.......................................  5
      5.5  Capital Accounts..........................................  5
      5.6  Additional Capital Contributions........................... 6
      5.7  Loans by Partners.......................................... 6
      5.8  No Right to Return of Capital.............................. 6

Section 6. GENERAL PARTNER............................................ 6
      6.1  Extent of Powers and Duties................................ 6
      6.2  Limitations on the Exercise of Powers of General Partner... 9
      6.3  Limitation  on  Liability  of  General  Partner  and its
           Affiliates; Indemnification............................... 12
      6.4  Compensation of General Partner and its Affiliates........ 13
      6.5  Other   Interests   of  the  General   Partner  and  its
           Affiliates................................................ 16

Section 7. POWERS AND LIABILITIES OF LIMITED PARTNERS................ 17
      7.1  Absence of Control Over Partnership Business.............. 17
      7.2  Limited Liability......................................... 17

Section 8. DISTRIBUTIONS AND ALLOCATIONS............................. 17
      8.1  Distribution of  Distributable  Cash from Operations and
           Distributable Cash from Sales ............................ 18
      8.2  Allocations of Profits and Losses......................... 18
      8.3  Distributions and Allocations Among the Limited Partners.. 20
      8.4  Tax Allocations: Code Section 704(c); Revaluations........ 21
      8.5  Compliance  with NASAA  Guidelines  Regarding  Front-End
           Fees...................................................... 22
      8.6  Return of Uninvested Capital Contribution................. 22
      8.7  Partner's Return of Investment in the Partnership......... 22
      8.8  No Distributions in Kind ................................. 22
      8.9  Partnership Entitled to Withhold.......................... 22

Section 9. WITHDRAWAL OF GENERAL PARTNER............................. 22
      9.1  Voluntary Withdrawal...................................... 22
      9.2  Involuntary Withdrawal.................................... 23
      9.3  Consequences of Withdrawal................................ 23
      9.4  Liability of Withdrawn General Partner.................... 24
      9.5  Continuation of Partnership Business...................... 24

1 A or B

                                                                            Page

Section 10.............................................TRANSFER OF UNITS
       24

      10.1 Withdrawal of a Limited Partner........................... 24
      10.2 Assignment................................................ 24
      10.3 Substitution.............................................. 25
      10.4 Status of an Assigning Limited Partner.................... 26
      10.5 Limited Right of Presentment for Redemption of Units...... 26


Section 11....................................DISSOLUTION AND WINDING-UP
       27
      11.1 Events Causing Dissolution................................ 27
      11.2 Winding Up of the Partnership;  Capital  Contribution by

           the General Partner Upon Dissolution...................... 27
      11.3 Application of Liquidation Proceeds Upon Dissolution...... 28
      11.4 No Recourse Against Other Partners........................ 28

Section 12................................................FISCAL MATTERS
       28
      12.1 Title to Property and Bank Accounts....................... 28
      12.2 Maintenance of and Access to Basic Partnership Documents.. 28
      12.3 Financial Books and Accounting............................ 29
      12.4 Fiscal Year............................................... 30
      12.5 Reports................................................... 30
      12.6 Tax Returns and Tax Information........................... 31
      12.7 Accounting Decisions...................................... 32
      12.8 Federal Tax Elections..................................... 32
      12.9 Tax Matters Partner....................................... 33
      12.10Reports to State Authorities.............................. 33

Section 13............MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS
       33
      13.1 Meetings of the Limited Partners.......................... 33
      13.2 Voting Rights of the Limited Partners..................... 34
      13.3 Limitations on Action by the Limited Partners............. 34


Section 14....................................................AMENDMENTS
       35

      14.1 Amendments by the General Partner......................... 35
      14.2 Amendments with the Consent of the Majority Interest...... 35

Section 15.............................................POWER OF ATTORNEY
       35
      15.1 Appointment of Attorney-in-Fact........................... 35
      15.2 Amendments  to  Agreement  and  Certificate  of  Limited
           Partnership............................................... 36
      15.3 Power Coupled With an Interest............................ 36


Section 16............................................GENERAL PROVISIONS
       37

      16.1 Notices, Approvals and Consents........................... 37
      16.2 Further Assurances........................................ 37
      16.3 Captions.................................................. 37
      16.4 Binding Effect............................................ 37
      16.5 Severability.............................................. 37
      16.6 Integration............................................... 37
      16.7 Applicable Law............................................ 38
      16.8 Counterparts.............................................. 38
      16.9 Creditors................................................. 38
      16.10Interpretation............................................ 38
      16.11Successors and Assigns.................................... 38
      16.12Waiver of Action for Partition............................ 38

Section 17...................................................DEFINITIONS
       38

                                   EXHIBIT B

                           PRIOR PERFORMANCE TABLES
                         FOR THE PRIOR PUBLIC PROGRAMS

                                    EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS










Prior performance is not an indication of future results.



                            Prior Performance Tables

       The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six") and ICON Cash Flow Partners L.P. Seven ("LP Seven"), collectively the "Prior Public Programs").
Purchasers of the Units of limited partnership interest in ICON Income Fund Eight (the "Partnership") being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

       Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

       See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

Table                     Description                                 Page

   I     Experience in Raising and Investing Funds                     B-2

  II     Compensation to the General Partner and Affiliates            B-4

 III     Operating Results of Prior Public Programs

         * Series A                                                    B-5
         * Series B                                                    B-7
         * Series C                                                    B-9
         * Series D                                                   B-11
         * Series E                                                   B-13
         * LP Six                                                     B-15
         * LP Seven                                                   B-17

  IV     Results of Completed Prior Public Programs (None)            B-19

   V     Sales or Disposition of Equipment by Prior Public Programs

         * Series A                                                   B-20
         * Series B                                                   B-23
         * Series C                                                   B-30
         * Series D                                                   B-35
         * Series E                                                   B-41
         * LP Six                                                     B-50
         * LP Seven                                                   B-52

Prior performance is not an indication of future results.



                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                       Series A
Series B             Series C              Series D
                                                 -------------------
------------------    -----------------    ------------------
Dollar amount offered                            $ 40,000,000
$20,000,000           $20,000,000          $40,000,000
                                                 ============
===========           ===========          ===========

Dollar amount raised                             $  2,504,500  100.0%
$20,000,000  100.0%  $20,000,000  100.0%  $40,000,000  100.0%

Less:  Offering expenses:
  Selling commissions                                 262,973   10.5%
1,800,000    9.0%    2,000,000   10.0%    4,000,000   10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                 100,180    4.0%
900,000    4.5%      600,000    3.0%    1,400,000    3.5%

  Reserves                                             25,045    1.0%
200,000    1.0%      200,000    1.0%      400,000    1.0%
                                                 ------------  -----
-----------  -----   -----------  -----   -----------  -----

Offering proceeds available for investment       $  2,116,302   84.5%
$17,100,000   85.5%  $17,200,000   86.0%  $34,200,000   85.5%
                                                 ============  =====
===========  =====   ===========  =====   ===========  =====

Debt proceeds                                    $  4,190,724
$46,092,749          $50,355,399          $70,962,589
                                                 ============
===========          ===========          ===========

Total equipment acquired                         $  7,576,758
$65,580,973          $70,257,280          $32,771,421
                                                 ============
===========          ===========          ===========

Acquisition fees paid to General Partner
  and its affiliates                             $    206,710          $
2,219,998          $ 2,396,810          $ 4,539,336
                                                 ============
===========          ===========          ===========

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                          81.84%
82.23%               82.70%               82.19%
Acquisition fees paid to General Partner
  or its Affiliates                                      2.66
3.27                 3.30                 3.31
                                                 ------------
-----------          -----------          -----------

Percent invested                                        84.5%
85.5%                86.0%                85.5%
                                                  ===========
==========           ==========           ==========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)            55.31%
70.28%               71.67%               53.45%

Date offering commenced                             1/9/87
7/18/89              12/7/90              8/23/91

Original offering period (in months)                   24
18                   18                   18

Actual offering period (in months)                     24
17                    7                   10

Months to invest 90% of amount available for
  investment (measured from the beginning of offering) 24
18                   10                    4

Prior performance is not an indication of future results.


                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                             Series
E                  L.P. Six                  L.P. Seven

--------------------      ---------------------      ---------------------
Dollar amount offered                                  $
80,000,000              $ 120,000,000              $100,000,000

============              =============              ============

Dollar amount raised                                   $ 61,041,151
100.0%     $  38,385,712   100.0%       72,944,549(1) 100.0%

Less:  Offering expenses:
  Selling commissions                                     6,104,115
10.0%         3,838,571    10.0%        7,294,455     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                     2,136,440
3.5%         1,343,500     3.5%        2,188,336      3.0%

  Reserves                                                  610,412
1.0%           383,857     1.0%          729,446      1.0%
                                                       ------------
-----      -------------    ----      ------------      ---

Offering proceeds available for investment             $ 52,190,184
85.5%     $  32,819,784    85.5%     $ 62,732,312     86.0%
                                                       ============
=====      =============    ====      ============     ====

Debt proceeds
$124,431,396              $ 110,105,846              $193,840,785

============              =============              ============

Total equipment acquired
$230,776,762              $ 155,010,713              $258,013,049

============              =============              ============

Acquisition fees paid to General Partner
  and its affiliates                                   $
7,021,906              $   4,390,033              $  7,524,928

============              =============              ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price
82.55%                     82.75%                    83.17%
Acquisition fees paid to General Partner
  or its Affiliates
2.95                       2.75                      2.83

------------              -------------              ------------

Percent invested
85.5%                      85.5%                     86.0%

===========               ============               ===========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)
53.92%                     71.12%                    75.13%

Date offering commenced
6/5/92                   11/12/93                     11/9/95

Maximum offering period (in months)
24                       24                           36

Actual offering period (in months)
13                       24                           29 (1)

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)
9                       16                           14

(1)  L.P.  Seven began  offering its units to suitable  investors on November
9,
     1995. As of June 30, 1998, L.P. Seven had raised an aggregate dollar amount of $85,793,834. The offering period for L.P. Seven will end no later than
     November 8, 1998, 36 months after the Partnership began offering such units.

Prior performance is not an indication of future results.





                                    TABLE II

               Compensation to the General Partner and Affiliates
                                   (unaudited)


          The following table sets forth certain information, as of March 31, 1998, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                                  Series A    Series B
Series C   Series D     Series E      LP Six    LP Seven
                                                  --------    --------
--------   --------     --------      ------    --------

Date offering commenced                            1/9/87      7/18/89
12/7/90     8/23/91      6/5/92      11/12/93    11/9/95

Date offering closed                               1/8/89     11/16/90
6/20/91     6/5/92      7/31/93      11/8/95       (1)

Dollar amount raised                             $2,504,500 $20,000,000
$20,000,000 $40,000,000 $ 61,041,151 $38,385,712 $72,944,549
                                                 ========== ===========
=========== =========== ============ =========== ===========

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting commissions                       $   63,450 $   215,218 $
413,120 $   807,188 $  1,226,111 $   767,714 $ 1,458,891
                                                 ========== ===========
=========== =========== ============ =========== ===========

  Organization and offering reimbursements       $  100,180 $   900,000 $
600,000 $ 1,400,000 $  2,136,440 $ 1,343,500 $ 2,188,336
                                                 ========== ===========
=========== =========== ============ =========== ===========

  Acquisition fees                               $  206,710 $ 2,219,998 $
2,396,810 $ 4,539,336 $  7,021,906 $ 4,390,033 $ 7,524,978
                                                 ========== ===========
=========== =========== ============ =========== ===========

Dollar amount of cash generated from operations
  before deducting such  payments/accruals to
  the General Partner and Affiliates             $4,879,680 $21,637,059
$22,454,061 $38,448,938 $100,506,618 $37,968,108 $ 3,922,437
                                                 ========== ===========
=========== =========== ============ =========== ===========

Amount paid or accrued to General Partner and Affiliates:

  Management fee                                 $  308,386 $ 2,782,287 $
2,685,205 $ 4,530,494 $  6,582,207 $ 3,385,280 $ 2,265,130
                                                 ========== ===========
=========== =========== ============ =========== ===========

  Administrative expense reimbursements          $  108,924 $   690,679 $
562,862 $ 1,664,407 $  3,429,748 $ 1,701,219 $   977,676
                                                 ========== ===========
=========== =========== ============ =========== ===========













(1)  L.P.  Seven began  offering its units to suitable  investors on November
9,
     1995. As of June 30, 1998, L.P. Seven had raised an aggregate dollar amount of $85,793,834. The offering period for L.P. Seven will end no later than
     November 8, 1998, 36 months after the Partnership began offering such units.

Prior performance is not an indication of future results.




                                    TABLE III

              Operating Results of Prior Public Programs - Series A
                                   (unaudited)


The following table summarizes the operating  results of Series A. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                               Three Months Ended
                                                         March 31,
1998             For the Years Ended December 31,
                                                       ------------------
----------------------------------------------

1998             1997      1996     1995    1994     1993

----             ----      ----     ----    ----     ----

Revenues                                                   $  18,478        $
40,359  $ 53,041 $128,935 $188,148 $317,069
      Net gain on sales or remarketing of equipment           12,429
82,576   142,237   74,970   87,985  118,143
                                                           ---------
--------  -------- -------- -------- --------
      Gross revenue                                           30,907
122,935   195,278  203,905  276,133  435,212

Less:
      Administrative expense reimbursement
        - General Partner
888           4,521     7,133    9,690   11,404    4,125
      General and administrative                                 787
34,565    32,252   36,641   34,468   32,040
      Management fees - General Partner
507           2,553     4,055    5,951   13,607   36,261
      Interest expense
-             7,875    15,092   39,350   63,423   84,324
      Provision for (reversal of) bad debts (2)                  -
(17,000)      -     10,000   33,500   87,551
      Depreciation expense
-               -         -     18,236   46,330   97,179
      Amortization of initial direct costs
-               -         -        -         27      686
                                                           ---------
--------  -------- -------- -------- --------
Net income (loss) - GAAP                                   $  28,725        $
90,421  $136,746 $ 84,037 $ 73,374 $ 93,046
                                                           =========
========  ======== ======== ======== ========

Net income (loss) - GAAP - allocable to
      limited partners                                     $  27,289        $
85,900  $129,909 $ 79,835 $ 69,705 $ 88,394
                                                           =========
========  ======== ======== ======== ========

Taxable income from operations (1)                             (3)
62,818   198,523 $ 94,532 $111,397  130,892
                                                           =========
========  ======== ======== ======== ========

Cash generated from operations                             $  22,614
$109,929  $210,327 $268,467 $301,679 $382,184
Cash generated from sales equipment                           14,082
112,356   202,787  136,363  216,200  490,078
Cash generated from refinancing
-               -         -        -         -        -
                                                           ---------
--------  -------- -------- -------- -------

Cash generated from operations, sales and
      refinancing                                             36,696
222,285   413,114  320,793  517,879  872,262

Less:
      Cash distributions to investors from operations,
        sales and refinancing                                 56,351
225,405   225,405  225,533  233,651  356,915
      Cash distributions to General Partner from
        operations, sales and refinancing                      2,966
11,863    11,863   11,867   12,297   18,785
                                                           ---------
--------  -------- -------- -------- --------

Cash generated from (used by) operations, sales
      and refinancing after cash distributions             $ (22,621)
$(14,983) $175,846 $ 83,393 $271,931 $496,562
                                                           =========
========  ======== ======== ======== ========


Prior performance is not an indication of future results.



                                    TABLE III

        Operating Results of Prior Public Programs - Series A (Continued)
                                   (unaudited)



                               Three Months Ended
                                      March
31,                  For the Years Ended December 31,

------------------   -------------------------------------------------

1998              1997      1996       1995       1994      1993

----              ----      ----       ----       ----      ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)
(3)          $ 23.82    $ 37.65    $ 35.86    $ 42.25   $ 49.65

=======    =======    =======    =======   =======

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                          $
10.90          $ 34.30    $ 38.13    $ 31.88    $ 27.83   $ 35.29
     Return of capital                                          $
11.60          $ 55.70    $ 51.87    $ 58.18    $ 65.46   $107.22

   Source (on Cash basis)
     -  Operations                                              $
9.03          $ 43.89    $ 83.98    $ 90.06    $ 93.29   $142.51
     -  Sales                                                   $
5.62          $ 44.87    $  6.02       -          -          -
     -  Refinancing                                             $
7.85             -          -          -          -          -
     -  Other
-            $  1.24       -          -          -          -

Weighted average number of limited partnership
   ($500) units outstanding
5,009           5,009      5,009      5,009      5,009      5,009

=======          ======     ======     ======     ======    =======
















(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation
and
     amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the
     aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) Interim tax information is not available.

Prior performance is not an indication of future results.



                                    TABLE III

              Operating Results of Prior Public Programs - Series B
                                   (unaudited)


The following table summarizes the operating  results of Series B. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                      Three Months Ended
                                                           March
31,                     For the Years Ended December 31,
                                                      ------------------
------------------------------------------------------

1998               1997       1996       1995       1994       1993

----               ----       ----       ----       ----       ----

Revenue                                                  $  77,990
$  333,775 $  342,739 $  715,841 $1,327,962 $2,526,762
   Net gain on sales or remarketing
     of equipment
21,164              228,875    176,924    480,681    288,714    185,542
                                                         ---------
---------- ---------- ---------- ---------- ----------
   Gross revenue
99,154              562,650    519,663  1,196,522  1,616,676  2,712,304

Less:
   Interest expense
21,765              106,868     45,619    182,419    612,643  1,285,458
   General and administrative
7,182               59,847    102,721    102,334    102,444    120,094
   Administrative expense reimbursement
     - General Partner
5,848               39,609     50,841     85,848    153,287     38,467
   Management fees - General Partner (4)
-                    -     (228,906)    84,811    151,316    517,107
   Depreciation expense
-                    -          -       54,799    106,001    244,819
   Amortization of initial direct costs
-                    -            4     33,433    100,949    255,570
   Provision for bad debts (2)
-                    -          -       25,000         -      20,000
   Write down of estimated residual values (3)
-                    -          -          -           -        -
                                                         ---------
---------- ---------- ---------- ---------- -------

Net income (loss) - GAAP                                 $  64,359
$  356,326 $  549,384 $  627,878 $  390,036 $  230,789
                                                         =========
========== ========== ========== ========== ==========

Net income (loss) - GAAP - allocable to
   limited partners                                      $  63,715
$  352,763 $  543,890 $  621,599 $  386,136 $  228,461
                                                         =========
========== ========== ========== ========== ==========

Taxable income from operations (1)                           (5)
$   44,995 $  740,381 $2,363,289 $  475,707 $  103,180

========== ========== ========== ========== ==========

Cash generated from operations                           $ 382,639
$  879,014 $1,002,547 $  999,015 $  800,648 $2,434,478
Cash generated from sales
22,335              544,232    600,737  2,148,030  3,443,168  1,129,325
Cash generated from refinancing                            150,000
1,500,000        -          -           -        -
                                                         ---------
---------- ---------- ---------- ---------- ---------

Cash generated from operations, sales and
   refinancing                                             554,974
2,923,246  1,603,284  3,147,045  4,243,816  3,563,803

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                 449,550
1,798,200  1,798,200  1,799,763  1,800,000  2,466,667
   Cash distributions to General Partner from
     operations, sales and refinancing
4,540               18,164     18,164     18,180     18,182     24,917
                                                         ---------
---------- ---------- ---------- ---------- ----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions              $ 100,884
$1,106,882 $ (213,080)$1,329,102 $2,425,634 $1,072,219
                                                         =========
========== ========== ========== ========== ==========

Prior performance is not an indication of future results.




                                    TABLE III

        Operating Results of Prior Public Programs - Series B (Continued)
                                   (unaudited)

                               Three Months Ended
                                                            March
31,                     For the Years Ended December 31,
                                                       ------------------
------------------------------------------------------

1998              1997         1996      1995       1994        1993

----              ----         ----      ----       ----        ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income from operations (1)                           (5)
$    2.23   $   36.69  $ 116.99   $    23.55   $   5.11

=========   =========  ========   ==========   ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                    $    3.15
$   17.73   $  27.23  $   31.08   $   19.31   $   11.42
     Return of capital                                    $   19.35
$   72.27   $  62.78  $   58.92   $   70.69   $  111.91

   Source (on Cash basis)
     -  Operations                                        $   19.12
$   44.00   $  50.18  $   49.96   $   39.63   $  120.50
     -  Sales                                             $    1.13
$   27.24   $  30.07  $   40.04   $   50.37   $    2.83
     -  Refinancing                                       $    2.25
$   18.76        -          -           -          -
     -  Other
-                 -      $   9.75        -           -          -

Weighted average number of limited partnership
   ($100) units outstanding
199,800            199,800    199,800    199,986     200,000     200,000
                                                          =========
========   ========   ========    ========   =========







(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation
and
     amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the
     aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two
     reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on November 15, 1995, five years after the Final Closing Date. The General Partner distributed  a
     Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of March 20, 1996 these amendments  were agreed to and are  effective  from and after  November
15,
     1995. The amendments: (1) extend the Reinvestment Period for a maximum of four additional years and likewise delay the start and end of the
     Liquidation Period, and (2) eliminate the Partnership=s obligation to pay the General Partner $220,000 of the $347,000 accrued and unpaid management fees as of November 15, 1995, and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the
     General Partner, or $127,000 ($347,000 less $220,000) will be returned to the Partnership in the form of an additional Capital Contribution by the
     General Partner.

(5) Interim tax information not available.

Prior performance is not an indication of future results.




                                    TABLE III

              Operating Results of Prior Public Programs - Series C
                                   (unaudited)



The following table summarizes the operating  results of Series C. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                      Three Months Ended
                                                           March
31,                    For the Years Ended December 31,
                                                      ------------------
-------------------------------------------------------

1998              1997        1996      1995        1994       1993

----              ----        ----      ----        ----       ----

Revenues                                                   $108,896
$  455,472 $  659,218 $  964,104 $ 1,775,547 $3,203,141
   Net gain on sales or remarketing of equipment
79,155            175,860    511,331     95,250     361,407    101,463
                                                           --------
---------- ---------- ---------- ----------- ----------
   Gross revenue
188,051            631,332  1,170,549  1,059,354   2,136,954  3,304,604

Less:
   General and administrative
15,868             60,248     37,247    107,419     104,307    133,274
   Administrative expense reimbursement
     - General Partner
8,622             59,126     93,494    130,482     174,261     78,969
   Interest expense
-               4,888     16,809    253,143     920,433  1,715,520
   Management fees - General Partner                             -
(471,463)    92,360    128,533     171,135    695,662
   Amortization of initial direct costs
-                 -        6,912     38,892     154,879    427,625
   Depreciation expense
-                 -         -           -       224,474    393,185
   Provision for/(reversal of) bad debt (2)
-                 -         -           -       141,000    (90,000)
   Write down of estimated residual values (3)
-                 -         -           -          -          -
                                                           --------
---------- ---------- ---------- ----------- -------

Net income (loss) - GAAP                                   $163,561
$  978,533 $  923,727 $  400,885 $   246,645 $  (49,631)
                                                           ========
========== ========== ========== =========== ==========

Net income (loss) - GAAP - allocable to
  limited partners                                         $161,925
$  968,748 $  914,490 $  396,876 $   244,000 $  (49,135)
                                                           ========
========== ========== ========== =========== ==========

Taxable income (loss) from operations (1)                      (5)
$  274,376 $1,768,103 $ (649,775)$(3,611,476)$1,780,593

========== ========== ========== =========== ==========

Cash generated from operations                             $533,143
$2,038,710 $1,987,290 $  391,072 $ 2,854,887 $2,694,348
Cash generated from sales
92,979            621,621  1,289,421  3,058,969   1,665,032  1,266,452
Cash generated from refinancing
-                  -        -           -          -          -
                                                           --------
---------- ---------- ---------- ----------- -------

Cash generated from operations, sales and
   refinancing                                              626,122
2,660,331  3,276,711  3,450,041   4,519,919  3,960,800

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                  445,921
1,784,993  1,786,992  1,796,363   1,799,100  2,466,667
   Cash distributions to General Partner from
     operations, sales and refinancing
4,504             18,030     18,050     18,144      18,173     24,916
                                                           --------
---------- ---------- ---------- ----------- ----------

Cash generated from operations, sales and
   refinancing after cash distributions                    $175,697
$  857,308 $1,471,669 $1,635,534 $ 2,702,646 $1,469,217
                                                           ========
========== ========== ========== =========== ==========

Prior performance is not an indication of future results.




                                    TABLE III

        Operating Results of Prior Public Programs - Series C (Continued)
                                   (unaudited)


                                                    Three Months Ended
                                                         March
31,                      For the Years Ended December 31,
                                                    ------------------
-------------------------------------------------------
                                                           1998
1997      1996        1995       1994        1993
                                                           ----
----      ----        ----       ----        ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:

   Taxable income from operations (1)                      (5)              $
13.70   $   88.16  $  (32.24) $ (178.86)  $  88.14

=======   =========  =========  =========   ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                 $     8.17          $
48.85   $  46.06   $  19.87   $   12.21      -
     Return of capital                                 $    14.33          $
41.15   $  43.94   $  70.13   $   77.79   $ 123.33

   Source (on Cash basis)
     -  Operations                                     $    22.50          $
90.00   $  90.00   $  19.59   $   90.00   $ 123.33
     -  Sales
-                    -         -      $  70.41        -          -
     -  Refinancing
-                    -         -           -          -          -
     -  Other
-                    -         -           -          -          -

Weighted average number of limited partnership
   ($100) units outstanding                              198,187
198,332    198,551    199,558     199,900    199,992
                                                       =========
========   ========   ========    ========   ========




(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation
and
     amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the
     aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two
     reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on June 19, 1996, five years after the Final Closing Date. The General Partner distributed a
Definitive
     Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of February 19, 1998 these amendments were agreed to and are effective from and after June 19, 1996.
     The amendments: (1) extend the Reinvestment Period for a maximum of four and one half additional years and likewise delay the start and end of the
     Liquidation Period, and (2) eliminate the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General
     Partner or $105,000 ($634,125 less $529,125) will be returned to the
     Partnership in the form of an additional Capital Contribution by the
     General Partner.

(5) Interim tax information not available.

Prior performance is not an indication of future results.


                                    TABLE III

              Operating Results of Prior Public Programs - Series D
                                   (unaudited)



The following table summarizes the operating  results of Series D. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                  Three Months Ended
                                                       March
31,                        For the Years Ended December 31,
                                                  ------------------
-----------------------------------------------------------
                                                         1998
1997        1996        1995        1994        1993
                                                         ----
----        ----        ----        ----        ----

Revenues                                              $  730,736         $
3,084,705 $ 3,619,457 $ 3,270,722 $ 3,661,321 $ 6,300,753
   Net gain on sales or remarketing of equipment           6,854
452,706   2,391,683   1,931,333   1,199,830     313,468
                                                      ----------
----------- ----------- ----------- ----------- -----------
   Gross revenue                                         737,590
3,537,411   6,011,140   5,202,055   4,861,151   6,614,221

Less:
   Interest expense                                      239,598
1,121,197   1,651,940     621,199     652,196   1,261,312
   Depreciation expense                                  152,750
356,417         -           -         4,167   1,144,609
   Management fees - General Partner                     130,599
548,400     685,103     594,623     778,568     996,356
   Administrative expense reimbursement
     - General Partner                                    71,978
271,829     301,945     257,401     337,867     423,387
   General and administrative                             48,002
199,751     217,378     273,663     412,655     184,604
   Amortization of initial direct costs                   34,695
363,087     614,441     511,427     580,457     931,983
   Provision for bad debts (3)
-                   -           -       150,000     475,000     575,000
                                                      ----------
----------- ----------- ----------- ----------- -----------

Net income - GAAP                                     $   59,968         $
676,730 $ 2,540,333 $ 2,793,742 $ 1,620,241 $ 1,096,970
                                                      ==========
=========== =========== =========== =========== ===========

Net income - GAAP - allocable to limited partners     $   59,368         $
669,963 $ 2,514,930 $ 2,765,805 $ 1,604,039 $ 1,086,000
                                                      ==========
=========== =========== =========== =========== ===========

Taxable income from operations (1)                        (4)            $
3,483,507 $ 3,097,307 $ 1,641,323 $ 2,612,427 $ 5,766,321

=========== =========== =========== =========== ===========

Cash generated from operations                        $  346,598         $
8,409,703 $ 1,621,624 $ 2,756,354 $ 1,969,172 $ 6,330,281
Cash generated from sales                                638,024
9,741,651  15,681,303   6,776,544   9,054,589   5,143,299
Cash generated from refinancing                              -
2,700,000   5,250,000   4,148,838         -           -
                                                      ----------
----------- ----------- ----------- ----------- -----------

Cash generated from operations, sales and
   refinancing                                           984,622
20,851,354  22,552,927  13,681,736  11,023,761  11,473,580

Less:
   Cash distributions to investors from operations,
     sales and refinancing                             1,080,945
7,882,867   5,588,508   5,589,207   5,596,503   5,600,000
   Cash distributions to General Partner from
     operations, sales and refinancing                    10,919
79,648      56,450      56,457      56,530      56,564
                                                      ----------
----------- ----------- ----------- ----------- -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions               $ (107,242)
$12,888,839 $16,907,969 $ 8,039,072 $ 5,370,728 $ 5,817,016
                                                      ==========
=========== =========== =========== =========== ===========

Prior performance is not an indication of future results.




                                    TABLE III

        Operating Results of Prior Public Programs - Series D (Continued)
                                   (unaudited)

                               Three Months Ended
                                                             March
31,                For the Years Ended December 31,
                                                        ------------------
------------------------------------------------

1998             1997      1996      1995     1994      1993

----             ----      ----      ----     ----      ----
Tax data and distributions per $1,000 limited
      partner investment

Federal income tax results:
      Taxable income from operations (1)                      (4)
$  86.40  $  76.82  $  40.70  $  64.71  $ 142.72

========  ========  ========  ========  ========

Cash distributions to investors (2)
      Source (on GAAP basis)
        Investment income                                  $    1.37
$  16.79  $  63.00  $  69.28  $  40.13  $  27.15
        Return of capital                                      23.63
$ 180.71  $  77.00  $  70.72  $  99.87  $ 112.85

      Source (on Cash basis)
        -  Operations                                      $    8.01
$ 197.50  $  40.62  $  69.04  $  48.77  $ 140.00
        -  Sales                                           $
14.75              -    $  99.38  $  70.96  $  91.23      -
        -  Refinancing                                     $
2.24              -         -        -          -        -
        -  Other
-                  -         -        -          -        -

Weighted average number of limited partnership
      ($100) units outstanding                               399,118
399,138   399,179   399,229   399,703   400,000
                                                           =========
========  ========  ========  ========  ========














(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization,
     the use of the reserve method for providing for possible doubtful accounts under GAAP and different  methods of recognizing  revenue on Direct
Finance
     Leases.

(2) The program held its initial closing on September 13, 1991 and as of its final closing date on June 5, 1992 it had eighteen (18)
additional
     semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the
     aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

Prior performance is not an indication of future results.




                                    TABLE III

               Operating Results of Prior Public Programs-Series E
                                   (unaudited)


The following table summarizes the operating  results of Series E. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                 Three Months Ended
                                                      March
31,                       For the Years Ended December 31,
                                                 ------------------
---------------------------------------------------------------
                                                        1998
1997        1996         1995         1994         1993
                                                        ----
----        ----         ----         ----         ----

Revenues                                            $ 2,216,133      $
6,401,873  $ 7,907,175  $10,570,473  $10,946,254  $ 8,748,076
   Net gain on sales or remarketing of equipment        270,346
1,209,420    1,942,041    1,610,392      628,027    1,486,575
                                                    -----------
-----------  -----------  -----------  -----------  -----------
   Gross revenue                                      2,486,479
7,611,293    9,849,216   12,180,865   11,574,281   10,234,651

Less:
   Interest expense                                   1,019,133
2,471,045    2,957,534    4,377,702    4,868,950    3,023,934
   Management fees - General Partner                    432,694
919,728    1,120,336    1,596,569    1,547,509      949,468
   Administrative expense reimbursement
     - General Partner                                  208,970
486,253      563,107      784,775      408,114      811,966
   Provision for bad debts (3)                          200,000
-        400,000      600,000      250,000    2,186,750
   Amortization of initial direct costs                 173,973
461,620      887,960    1,530,505    1,840,714    1,667,212
   Depreciation                                         105,096
475,619    1,061,711    1,061,712      289,478       18,037
   General and administrative                            90,139
370,705      608,293      638,362      438,569      315,000
   Minority interest in joint venture                    30,795
57,738        6,392        5,438          -            -
                                                    -----------
-----------  -----------  -----------  -----------  -----------

Net income - GAAP                                   $   225,679      $
2,368,585  $ 2,243,883  $ 1,585,802  $ 1,527,095  $ 1,499,573
                                                    ===========
===========  ===========  ===========  ===========  ===========

Net income - GAAP - allocable to
  limited partners                                  $   223,422      $
2,344,899  $ 2,221,444  $ 1,569,944  $ 1,511,824  $ 1,484,577
                                                    ===========
===========  ===========  ===========  ===========  ===========

Taxable income (loss) from operations (1)                 (4)        $
981,575  $(3,280,008) $ 1,700,386  $ 2,793,029  $ 3,293,140

===========  ===========  ===========  ===========  ===========

Cash generated from operations                      $ 4,759,343
$21,638,350  $13,210,339  $ 8,768,414  $17,597,929  $18,415,294
Cash generated from sales                               580,586
15,313,194   10,358,637    7,419,261    6,492,842    9,416,909
Cash generated from refinancing                       6,257,067
20,765,451   13,780,000    7,400,000           -    38,494,983
                                                    -----------
-----------  -----------  -----------  -----------  -----------

Cash generated from operations,
  sales and refinancing                              11,596,996
57,716,995   37,348,976   23,587,675   24,090,771   66,327,186

Less:
   Cash distributions to investors from
     operations, sales and refinancing                1,939,210
7,768,316    7,771,164    7,773,082    8,390,043    5,796,799
   Cash distributions to General Partner
     from operations, sales and refinancing              19,588
78,468       78,496       78,512       78,582       58,637
                                                    -----------
-----------  -----------  -----------  -----------  -----------

Cash generated from operations, sales and
  refinancings after cash distributions             $ 9,638,168
$49,870,211  $29,499,316  $15,736,081  $15,622,146  $60,471,750
                                                    ===========
===========  ===========  ===========  ===========  ===========

Prior performance is not an indication of future results.



                                    TABLE III

         Operating Results of Prior Public Programs-Series E (Continued)
                                   (unaudited)


                                                                    Three Months
Ended
                                                                           March
31,                For the Year Ended December 31,

------------------  -----------------------------------------------

1998           1997      1996      1995      1994      1993

----           ----      ----      ----      ----      ----
Tax and distribution data per $1,000 limited partner investment

Federal Income Tax results:
   Taxable income (loss) from operations (1)
(4)          $  15.95  $ (53.28) $  27.61  $  45.32  $  66.54

========  ========  ========  ========  ========

Cash distributions to investors (2)
   Source (on GAAP basis)
     Investment income                                               $
3.67       $  38.49  $  36.45  $  25.75  $  24.78  $  30.32
     Return of capital                                               $
28.20       $  89.01  $  91.05  $ 101.75  $ 112.74  $  88.06

Source (on cash basis)
   - Operations                                                      $
31.87       $ 127.50  $ 127.50  $ 127.50  $ 137.52  $ 118.38
   - Sales
-               -         -         -         -        -
   - Refinancings
-               -         -         -         -        -
   - Other
-               -         -         -         -        -

Weighted average number of limited partnership
($100) units outstanding
608,381        609,211   609,503   609,650   610,080   489,966

========       ========  ========  ========  ========  ========













(1) The difference between Net income - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation
and
     amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on July 6, 1992 and as of its final closing date of July 31, 1993 it had twenty-six (26)
additional
     semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the
     aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

Prior performance is not an indication of future results.



                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)


The following table summarizes the operating  results of L.P. Six. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                    Three Months
Ended
                                                                           March
31,              For the Years Ended December 31,

------------------  -----------------------------------------------

1998              1997         1996         1995      1994

----              ----         ----         ----      ----

Revenues
$1,488,286       $ 6,452,409  $ 9,238,182  $ 6,622,180  $203,858
    Net gain on sales or remarketing of equipment
94,149            58,523      338,574      107,733       -

----------       -----------  -----------  -----------  ------
    Gross revenue
1,582,435         6,510,932    9,576,756    6,729,913   203,858

Less:
    Interest expense
588,261         2,648,557    4,330,544    3,003,633     2,142
    Management fees - General Partner
254,169         1,092,714    1,333,394      696,096     8,827
    Amortization of initial direct costs
205,583         1,071,656    1,349,977      828,154    12,748
    Depreciation
159,480           745,275      848,649      636,487       -
    Administrative expense reimbursement - General Partner
123,218           547,382      642,276      381,471     6,872
    Provision for bad debts (3)
100,000           183,274      750,000      570,000    63,500
    General and administrative
43,559           178,464      657,470      360,235    38,879
    Minority interest in joint venture
1,693             7,990       31,413      177,769       -

----------       -----------  -----------  -----------  ------

Net income (loss) - GAAP                                            $
106,472       $    35,620  $  (366,967) $    76,068  $ 70,890

==========       ===========  ===========  ===========  ========

Net income (loss) - GAAP - allocable to limited partners            $
105,407       $    35,264  $  (363,297) $    75,307  $ 70,181

==========       ===========  ===========  ===========  ========

Taxable income (loss) from operations (1)
(4)          $(1,154,365) $  (574,054) $ 2,239,753  $ 71,033

===========  ===========  ===========  ========

Cash generated from operations
$1,474,692       $12,075,547  $ 9,923,936  $ 8,776,203  $439,913
Cash generated from sales
383,797         4,336,675    8,684,744    1,016,807       -
Cash generated from refinancing
-           7,780,328    9,113,081   33,151,416       -

----------       -----------  -----------  -----------  ------

Cash generated from operations, sales and refinancing
1,858,489        24,192,550   27,721,761   42,944,426   439,913

Less:
    Cash distributions to investors from operations,
      sales and refinancing
1,022,275         4,102,940    4,119,354    2,543,783   311,335
    Cash distributions to General Partner from operations,
      sales and refinancing
10,326            41,444       41,613       25,694     3,145

----------       -----------  -----------  -----------  --------

Cash generated from operations, sales and refinancing
    after cash distributions                                        $
825,888       $20,048,166  $23,560,794  $40,374,949  $125,433

==========       ===========  ===========  ===========  ========

Prior performance is not an indication of future results.



                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)

                               Three Months Ended
                                                             March
31,                 For the Years Ended December 31,

------------------        -------------------------------------------

1998                   1997       1996        1995      1994

----                   ----       ----        ----      ----
Tax data and distributions per $1,000 limited
    partner investment

Federal income tax results:
    Taxable income (loss) from operations (1)
(4)                 $ (29.94)   $ (14.83)   $  85.13   $ 22.15

========    ========    ========   =======

Cash distributions to investors (2)
    Source (on GAAP basis)
       Investment income                                   $
2.77               $    .86    $     -     $   2.89   $ 22.10
       Return of capital                                   $
24.10               $ 106.64    $ 107.50    $  94.78   $ 75.94

    Source (on cash basis)
       - Operations                                        $
26.87               $ 107.50    $ 107.50    $  97.67   $ 98.04
       - Sales
-                        -             -         -           -
       - Refinancing
-                        -             -         -           -
       - Other
-                        -             -         -           -

Weighted average number of limited partnership
    ($100) units outstanding
380,379                381,687     383,196     260,453    31,755

========               ========    ========    ========   =======















(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation
and
     amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the
     weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the
     aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

Prior performance is not an indication of future results.



                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)


The  following  table  summarizes  the  operating  results  of L.P.  Seven.  The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                           Three
Months Ended
                                                                           March
31,                  For the Years Ended December 31,

------------------             --------------------------------

1998                         1997             1996

----                         ----             ----

Revenues                                                             $
3,096,163                  $ 8,000,454       $1,564,069
    Net gain on sales or remarketing of equipment
-                       1,748,790              -

-----------                  -----------       ----------
    Gross revenue
3,096,163                    9,749,244        1,564,069

Less:
    Interest expense
1,531,238                    3,652,517          398,200
    Management fees - General Partner
478,301                    1,522,045          264,784
    Amortization of initial direct costs
423,326                      932,123          230,785
    Administrative expense reimbursement - General Partner
207,548                      652,319          117,809
    Provision for bad debts (3)
150,000                      150,000           75,000
    General and administrative
57,235                      186,280           72,040
    Minority interest in joint venture
1,116                        4,380              -

-----------                  -----------       ----------

Net income - GAAP                                                    $
247,399                  $ 2,649,580       $  405,451

===========                  ===========       ==========

Net income - GAAP - allocable to limited partners                    $
244,925                  $ 2,623,084       $  401,396

===========                  ===========       ==========

Taxable income from operations (1)
(4)                     $ 2,335,939       $  146,726

===========       ==========

Cash generated from operations                                       $
93,208                  $ 2,855,330       $  973,899
Cash generated from sales
-                       7,315,408              -
Cash generated from refinancing
-                       4,250,000              -

-----------                  -----------       ----------

Cash generated from operations, sales and refinancing
93,208                   14,420,738          973,899

Less:
    Cash distributions to investors from operations,
      sales and refinancing
1,858,176                    4,147,829        1,361,099
    Cash distributions to General Partner from operations,
      sales and refinancing
16,036                       41,125           13,749

-----------                  -----------       ----------

Cash generated from (used by) operations, sales and refinancing after cash distributions
$(1,781,004)                 $10,231,784       $ (400,949)

============                 ===========       ==========


Prior performance is not an indication of future results.




                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)

                                  Three Months
Ended
                                                                           March
31,              For the Years Ended December 31,

------------------          -------------------------------

1998                       1997          1996

----                       ----          ----
Tax data and distributions per $1,000 limited
    partner investment

Federal income tax results:
    Taxable income from operations (1)
(4)                    $  55.90       $   9.30

========       ========

Cash distributions to investors (2)
    Source (on GAAP basis)
       Investment income                                         $
3.54                  $  63.41       $  25.69
       Return of capital                                         $
23.33                  $  36.86       $  61.44

    Source (on cash basis)
       - Operations                                              $
1.35                  $  69.03       $  62.35
       - Sales
-                      $  31.24            -
       - Refinancing
-                           -              -
       - Other                                                   $
25.52                       -         $  24.78

Weighted average number of limited partnership
    ($100) units outstanding
680,272                   413,677        156,222

=========                  ========       ========















(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization,
     the use of the reserve method for providing for possible doubtful accounts under GAAP and different  methods of recognizing  revenue on Direct
Finance
     Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based
     on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the
     aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

Prior performance is not an indication of future results.







                                    TABLE IV

                   Results of Completed Prior Public Programs
                                   (unaudited)














No Prior Public Programs have completed operations in the five years ended
March
31, 1998.





























                                      B-19
                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                            Federal
           Type of                 Year of      Year of    Acquisition   Net
Book     Net           GAAP       Taxable
          Equipment              Acquisition  Disposition   Cost (1)
Value (2)  Proceeds(3) Gain (Loss)  Gain (Loss)
--------------------------       -----------  -----------  -----------
---------  ----------  -----------  -----------

Computers                            1988         1990         $32,352
$13,859    $16,955        $3,096       $1,064
Office Copier                        1988         1990        $180,922
$52,504    $52,504            $0     ($30,400)

Agriculture                          1988         1991         $19,032
$8,921     $7,225       ($1,696)     ($2,214)
Computers                            1988         1991
$8,450         $0       $465          $465           $0
Computers                            1989         1991        $363,540
$28,027    $56,077       $28,050      $14,962
Telecommunications                   1990         1991        $827,804
$49,393         $0      ($49,393)          $0
Medical                              1988         1991
$29,756         $0         $0            $0     ($10,626)
Copiers                              1988         1991
$235,863         $0         $0            $0     ($18,115)

Agriculture                          1988         1992         $61,200
$25,810    $24,152       ($1,658)          $0
Computers                            1988         1992
$51,353         $0         $0            $0           $0
Copiers                              1988         1992
$195,875         $0         $0            $0           $0
Material Handling                    1988         1992
$78,321         $0         $0            $0           $0
Medical                              1988         1992         $50,433
$15,250     $7,000       ($8,250)     $34,389
Computers                            1989         1992         $41,058
$4,553     $6,606        $2,053     ($13,951)
Copiers                              1989         1992         $81,913
$6,495     $6,495            $0       $1,114
Office Equipment                     1989         1992         $81,986
$2,821    $12,298        $9,477     ($28,695)
Computers                            1991         1992          $3,607
$3,196     $4,142          $946       $1,076
Furniture And Fixtures               1992         1992          $4,325
$4,430     $4,390          ($40)         $65

Computers                            1988         1993
$71,813         $0         $0            $0           $0
Furniture                            1988         1993
$350,000         $0         $0            $0           $0
Medical                              1988         1993        $221,191
$182     $2,382        $2,200       $2,341
Agriculture                          1989         1993         $57,975
$2,050     $2,932          $882      ($1,724)
Printing                             1989         1993        $126,900
$5,661     $7,800        $2,139     ($10,729)
Reprographics                        1989         1993        $112,500
$115       $115            $0     ($12,079)
Computers                            1990         1993
$79,043         $0         $0            $0           $0
Reprographics                        1990         1993         $71,805
$8,391    $12,528        $4,137           $0
Retail                               1990         1993        $198,513
($32,916)   $67,894      $100,810           $0
Video Production                     1990         1993        $341,796
$67,965   $161,615       $93,650      $24,507
Computers                            1991         1993        $135,380
$6,540    $20,134       $13,594     ($50,622)
Fixture                              1992         1993          $2,267
$1,635     $1,824          $189          $11
Telecommunications                   1992         1993         $20,000
$11,840    $11,200         ($640)     ($4,800)
Video Production                     1992         1993          $3,362
$1,110       $592         ($518)     ($2,867)
Manufacturing & Production           1993         1993
$22,660         $0         $0            $0           $0

Agriculture                          1988         1994         $30,000
$288       $288            $0           $0
Medical                              1988         1994         $46,050
$6,438     $6,438            $0           $0
Computers                            1989         1994         $71,152
$6,942       $500       ($6,442)     ($1,449)
Computers                            1991         1994        $156,552
$6,882    $16,611        $9,729     ($41,137)
Material Handling                    1991         1994          $7,013
$1,973     $2,203          $230        ($604)
Medical                              1991         1994         $40,556
($11,278)    $1,460       $12,738         $375
Fixture                              1992         1994          $3,396
$751       $845           $94      ($1,192)
Manufacturing & Production           1992         1994         $17,103
($199)        $0          $199      ($5,443)
Furniture                            1993         1994
$26,868         $0         $0            $0           $0
Manufacturing & Production           1993         1994         $27,096
$10,139    $11,054          $915           $0
Agriculture                          1989         1994         $14,191
$350       $350            $0           $0
Printing                             1993         1994         $24,112
$24,030    $27,061        $3,031           $0

Computers                            1991         1995         $17,200
$173     $3,522        $3,349       $1,594
Copiers                              1991         1995         $49,081
$7,350     $7,423           $73      ($3,044)
Sanitation                           1991         1995         $21,452
$560     $4,818        $4,258       $3,010
Agriculture                          1992         1995          $7,828
$462       $737          $275      ($1,901)
Computers                            1993         1995         $64,391
$36,094     $5,863      ($30,231)          $0
Manufacturing & Production           1993         1995         $28,557
$8,752     $8,912          $160           $0
Retail                               1993         1995         $28,507
($9)      $697          $706           $0

Computers                            1991         1996         $35,618
$1,502    $20,150       $18,648      $19,571
Copiers                              1991         1996        $117,238
$17,784    $32,380       $14,596      $28,006
Material Handling                    1991         1996         $14,996
$843     $3,223        $2,380       $3,432
Sanitation                           1991         1996         $35,854
$5,946     $5,649         ($297)      $5,260
Fixture                              1992         1996         $18,452
$1,909     $1,909            $0      ($1,919)
Computers                            1993         1996         $72,479
($573)      $515        $1,088           $0
Furniture                            1993         1996          $9,978
($2)        $0            $2           $0
Material Handling                    1993         1996
$11,824         $0         $0            $0           $0
                                     1993         1996         $33,190
$400       $403            $3           $0
Retail                               1993         1996         $44,673
($5)        $0            $0           $0
Sanitation                           1993         1996
$5,822         $0         $0            $0           $0
Video Production                     1993         1996         $41,465
$12,099    $12,441          $342           $0
Medical                              1994         1996         $12,166
$960     $2,000        $1,040      ($4,259)

Computers                            1991         1997         $75,602
$4,349    $15,753       $11,403      $19,783
Computers                            1993         1997         $39,593
$6,013         $0       ($6,013)          $0
Retail                               1993         1997        $158,276
$16,960    $23,438       $23,423       $5,373
Video                                1993         1997
$27,273         $0         $0            $0           $0
Sanitation                           1996         1997          $3,571
$43     $1,380        $1,337           $0

Computers                            1993         1998
$123,234         $0       $205          $205           (4)
Manufacturing & Production           1993         1998        $110,906
$366       $706          $340           (4)
Printing                             1993         1998
$33,033         $0       $776          $776           (4)
Retail                               1993         1998
$43,805         $0         $7            $7           (4)
Telecommunications                   1993         1998         $26,238
$591       $605           $14           (4)
Video                                1993         1998
$16,975         $0         $0            $0           (4)
Manufacturing & Production           1995         1998
$14,356         $0         $6            $6           (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.

---------------------
Prior performance is not an indication of future results.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                      Federal
           Type of               Year of        Year of     Acquisition
Net Book      Net              GAAP         Taxable
          Equipment            Acquisition    Disposition     Cost (1)
Value (2)  Proceeds (3)     Gain (Loss)    Gain (Loss)
---------------------------    -----------    -----------   -----------
----------  ------------    ------------   ------------

Manufacturing & Production        1990            1990         $31,129
$28,288     $34,142          $5,854          $3,013
Mining                            1990            1990        $145,227
$120,804    $120,804              $0              $0
Video Production                  1990            1990
$10,201         $8,006      $9,086          $1,080            $671

Agriculture                       1989            1991
$5,986         $4,003          $0         ($4,003)             $0
Computers                         1989            1991         $76,899
$52,134      $7,492        ($44,642)             $0
Construction                      1989            1991         $48,299
$43,554      $7,784        ($35,770)        ($7,007)
Copiers                           1989            1991
$7,469         $4,997         $16         ($4,981)             $0
Environmental                     1989            1991         $10,609
$11,546          $0        ($11,546)             $0
Furniture                         1989            1991         $86,965
$62,229     $19,339        ($42,890)             $0
Manufacturing & Production        1989            1991         $55,125
$34,435     $12,807        ($21,628)             $0
Medical                           1989            1991
$9,447         $7,643          $0         ($7,643)             $0
Office Equipment                  1989            1991         $25,171
$24,586         $64        ($24,522)        ($1,985)
Retail                            1989            1991
$4,405         $4,792          $0         ($4,792)             $0
Sanitation                        1989            1991         $15,448
$17,983          $0        ($17,983)             $0
Telecommunications                1989            1991
$2,238             $0         $60             $60              $0
Transportation                    1989            1991          $9,474
$10,801          $0        ($10,801)             $0
Video Production                  1989            1991
$11,925         $1,762          $7         ($1,755)             $0
Agriculture                       1990            1991
$35,245         $4,694          $0         ($4,694)        ($5,210)
Computers                         1990            1991      $2,671,588
$601,346    $136,169       ($465,177)      ($476,397)
Construction                      1990            1991         $64,544
$29,979     $24,379         ($5,600)        ($9,949)
Copiers                           1990            1991         $30,699
$18,760        $911        ($17,849)             $0
Environmental                     1990            1991         $14,658
$15,434          $0        ($15,434)             $0
Fixture                           1990            1991         $29,510
$27,027        $808        ($26,219)             $0
Furniture                         1990            1991         $53,420
$34,771      $3,598        ($31,173)        ($5,953)
Manufacturing & Production        1990            1991        $526,568
$504,823    $226,978       ($277,845)       ($47,036)
Material Handling                 1990            1991        $112,075
$59,977     $34,758        ($25,219)             $0
Medical                           1990            1991         $93,771
$47,016          $0        ($47,016)       ($19,410)
Mining                            1990            1991
$221,706             $0          $0              $0        ($82,375)
Miscellaneous                     1990            1991         $29,443
$28,179          $0        ($28,179)             $0
Office Equipment                  1990            1991         $44,560
$34,289        $760        ($33,529)             $0
Restaurant                        1990            1991         $97,304
$45,062     $18,564        ($26,498)       ($24,787)
Retail                            1990            1991         $43,751
$18,362      $9,230         ($9,132)       ($12,624)
Sanitation                        1990            1991        $171,345
$66,074     $77,146         $11,072        ($78,222)
Telecommunications                1990            1991        $980,613
$119,372          $0       ($119,372)       ($11,618)
Transportation                    1990            1991         $13,434
$13,858          $0        ($13,858)             $0
Video Production                  1990            1991         $46,645
$26,631      $3,754        ($22,877)        $11,741
Material Handling                 1991            1991        $109,115
$108,512    $113,482          $4,970              $0

Agriculture                       1989            1992         $89,766
$19,058     $21,912          $2,854        ($12,999)
Computers                         1989            1992
$60,747         $1,659      $2,593            $934              $0
Copiers                           1989            1992         $79,556
$10,817     $10,839             $22         ($9,798)
Furniture                         1989            1992
$35,512         $2,418      $2,911            $493              $0
Manufacturing & Production        1989            1992
$117,236         $1,924      $1,936             $12              $0
Material Handling                 1989            1992
$16,058           $670        $789            $119         ($7,845)
Medical                           1989            1992
$31,701         $7,548      $1,967         ($5,580)             $0
Office Equipment                  1989            1992
$19,981         $1,381      $1,427             $46              $0
Printing                          1989            1992
$25,000         $3,510      $2,510         ($1,000)        ($8,247)
Telecommunications                1989            1992
$18,779         $1,910      $2,012            $102              $0
Video Production                  1989            1992
$21,849         $3,275      $3,283              $8              $0
Agriculture                       1990            1992
$46,968         $2,847      $3,463            $617         ($4,451)
Computers                         1990            1992      $3,872,456
$671,632    $342,387       ($329,245)    ($1,086,408)
Construction                      1990            1992
$23,493         $1,229      $1,229              $0              $0
Copiers                           1990            1992
$19,240         $2,165      $3,524          $1,358         ($8,884)
Environmental                     1990            1992
$7,195         $1,164      $1,164              $0         ($4,683)
Fixture                           1990            1992
$55,869         $7,661      $9,096          $1,436        ($34,594)
Furniture                         1990            1992
$58,095         $7,193      $7,719            $525        ($26,836)
Manufacturing & Production        1990            1992        $192,143
$47,665     $43,213         ($4,452)       ($45,657)
Material Handling                 1990            1992        $104,852
$23,011      $7,775        ($15,236)       ($15,648)
Medical                           1990            1992         $88,537
$12,382     $13,393          $1,011        ($38,945)
Miscellaneous                     1990            1992
$4,999         $1,313      $1,236            ($77)        ($2,804)
Office Equipment                  1990            1992      $1,203,666
$179,190      $2,513       ($176,678)        ($6,351)
Printing                          1990            1992
$4,055           $787        $787              $0         ($2,487)
Restaurant                        1990            1992
$83,624           $194      $6,850          $6,657        ($12,961)
Retail                            1990            1992         $63,030
$35,999        $581        ($35,419)        ($1,296)
Sanitation                        1990            1992        $200,642
$12,623     $13,101            $478        ($14,846)
Telecommunications                1990            1992         $64,899
$11,997      $4,965         ($7,032)       ($18,620)
Transportation                    1990            1992
$7,610             $1          $1              $0              $0
Video Production                  1990            1992
$18,558         $3,521      $4,302            $781         ($7,177)
Furniture                         1991            1992         $25,909
$28,313          $0        ($28,313)             $0
Manufacturing & Production        1991            1992         $51,311
$47,497     $57,487          $9,990              $0
Material Handling                 1991            1992         $10,023
$10,462     $10,595            $133              $0
Office Equipment                  1991            1992
$15,789             $0          $0              $0              $0
Sanitation                        1991            1992         $18,840
$10,122     $10,516            $394              $0

Agriculture                       1989            1993
$31,500         $4,370     $10,095          $5,725          $1,431
Computers                         1989            1993
$93,554           $267        $661            $394              $0
Copiers                           1989            1993        $168,679
$19,448     $23,072          $3,624        ($26,046)
Furniture                         1989            1993        $116,287
$17,152     $19,536          $2,384         ($9,084)
Manufacturing & Production        1989            1993
$14,804         $2,832      $3,541            $709              $0
Material Handling                 1989            1993
$20,725             $0      $1,650          $1,650              $0
Office Equipment                  1989            1993
$81,777           $990     $17,490         $16,500         ($4,999)
Telecommunications                1989            1993
$2,524             $0          $0              $0              $0
Video Production                  1989            1993
$22,321             $0          $0              $0              $0
Agriculture                       1990            1993        $132,350
$11,556     $11,963            $407        ($42,903)
Automotive                        1990            1993         $75,730
$45,795     $51,888          $6,093         ($3,043)
Computers                         1990            1993      $1,069,393
$140,198    $164,423         $24,225       ($267,270)
Construction                      1990            1993
$41,779         $5,058      $5,075             $17         ($9,774)
Copiers                           1990            1993
$23,318         $3,058      $2,505           ($553)        ($7,670)
Fixture                           1990            1993         $73,038
$10,235     $10,235              $0        ($22,303)
Furniture                         1990            1993        $118,834
$11,204     $11,509            $305        ($10,168)
Manufacturing & Production        1990            1993      $1,120,324
$139,342    $186,899         $47,557       ($271,929)
Material Handling                 1990            1993        $210,922
$20,462     $29,157          $8,695        ($51,481)
Medical                           1990            1993        $380,749
$56,711     $37,821        ($18,890)       ($68,880)
Office Equipment                  1990            1993
$69,232         $8,695      $9,275            $580        ($18,731)
Printing                          1990            1993
$6,061         $1,431      $1,050           ($381)        ($1,388)
Reprographics                     1990            1993
$82,000         $8,200     $40,000         $31,800          $7,109
Restaurant                        1990            1993        $121,682
$10,330     $11,517          $1,187        ($28,626)
Retail                            1990            1993
$11,280           $813      $1,797            $984         ($2,806)
Sanitation                        1990            1993
$43,697         $5,148      $5,152              $4        ($10,588)
Telecommunications                1990            1993        $278,193
$20,246     $22,616          $2,370        ($58,857)
Miscellaneous                     1990            1993        $595,538
($98,697)   $203,595        $302,292              $0
Video Production                  1990            1993
$7,981           $374        $374              $0         ($1,484)
Computers                         1991            1993        $248,090
$36,021     $36,834            $813         ($9,175)
Construction                      1991            1993
$10,590           $869      $1,875          $1,006         ($4,480)
Furniture                         1991            1993
$73,541           ($66)       $603            $669         ($7,311)
Manufacturing & Production        1991            1993
$12,951             $0          $0              $0              $0
Material Handling                 1991            1993         $43,408
$20,390     $23,147          $2,757         ($1,015)
Medical                           1991            1993
$9,425         $5,708      $6,513            $805            $858
Sanitation                        1991            1993         $37,743
$16,285     $15,506           ($779)             $0
Computers                         1992            1993         $79,557
$38,668     $38,668              $0        ($36,961)
Material Handling                 1992            1993
$30,692           $149      $6,578          $6,429        ($17,976)

Computers                         1989            1994        $468,870
$109,719    $109,720              $1        $102,026
Copiers                           1989            1994
$13,461            $30         $30              $0              $0
Furniture                         1989            1994        $218,655
$79,000     $79,000              $0         $80,901
Manufacturing & Production        1989            1994
$90,725           ($13)         $0             $13              $0
Medical                           1989            1994
$97,017           $699      $1,141            $441              $0
Office Equipment                  1989            1994
$2,796             $0        $126            $126              $0
Printing                          1989            1994
$14,123             $0          $0              $0              $0
Telecommunications                1989            1994
$10,950            ($2)       $127            $129              $0
Agriculture                       1990            1994         $73,503
$11,518     $12,258            $740         ($3,345)
Computers                         1990            1994      $3,937,366
$957,935    $959,231          $1,295        $367,292
Construction                      1990            1994        $141,052
$16,265     $16,265              $0        ($14,659)
Fixture                           1990            1994        $100,514
$10,959     $10,959              $0         ($6,640)
Furniture                         1990            1994        $282,115
$89,792     $94,919          $5,127         $43,164
Manufacturing & Production        1990            1994        $443,855
$121,619    $137,376         $15,757         ($8,207)
Material Handling                 1990            1994        $411,986
$20,972     $20,972              $0        ($33,402)
Medical                           1990            1994        $462,679
$42,572     $62,365         $19,792            $805
Mining                            1990            1994      $9,631,966
$1,298,813  $1,298,813              $0       ($689,039)
Office Equipment                  1990            1994
$34,402         $3,434      $3,434              $0         ($8,258)
Reprographics                     1990            1994
$16,482         $4,547      $4,547              $0            $904
Restaurant                        1990            1994        $297,355
$32,327     $33,776          $1,449        ($29,158)
Retail                            1990            1994        $841,977
$440,914    $440,914              $0        $668,569
Sanitation                        1990            1994
$7,147             $0          $0              $0              $0
Telecommunications                1990            1994        $261,049
($6,700)    $30,311         $37,011         $11,248
Video Production                  1990            1994
$45,804         $5,357      $5,365              $8         ($4,684)
Agriculture                       1991            1994
$15,633           $625        $629              $4              $0
Computers                         1991            1994        $684,631
$59,296     $59,296              $0       ($213,947)
Copiers                           1991            1994
$39,270         $2,598        $648         ($1,950)       ($15,152)
Environmental                     1991            1994
$44,016           $864        $904             $41              $0
Furniture                         1991            1994
$20,546           $906        $923             $17              $0
Material Handling                 1991            1994
$66,497         $2,470      $2,642            $172         ($5,750)
Medical                           1991            1994        $602,400
$306,415    $373,385         $66,970        $139,985
Sanitation                        1991            1994
$83,638         $4,459      $4,634            $174              $0
Telecommunications                1991            1994
$11,188           $898      $1,146            $248         ($3,419)
Manufacturing & Production        1993            1994
$81,735           ($61)        $34             $95              $0
Material Handling                 1993            1994
$6,578         $3,110      $3,600            $490              $0
Sanitation                        1994            1994
$7,320             $0          $0              $0              $0

Computers                         1989            1995
$24,831         $1,574         $13         ($1,561)             $0
Manufacturing & Production        1989            1995
$11,262         $4,128          $0         ($4,128)             $0
Computers                         1990            1995      $3,151,688
$784,267    $578,324       ($205,942)        $61,278
Construction                      1990            1995        $397,553
$139,680     $93,172        ($46,508)         $2,914
Copiers                           1990            1995
$26,920         $6,048         ($0)        ($6,048)             $0
Furniture                         1990            1995
$64,010         $5,908      $4,760         ($1,148)         $5,171
Material Handling                 1990            1995
$108,329         $7,629      $6,899           ($730)           ($15)
Medical                           1990            1995        $919,987
$320,531    $260,980        ($59,551)        $56,955
Manufacturing & Production        1990            1995        $846,718
$211,207    $244,937         $33,730        $243,103
Office Equipment                  1990            1995
$38,014         $4,192      $2,111         ($2,081)         $1,950
Reprographics                     1990            1995
$102,003             $1          $1              $0              $0
Restaurant                        1990            1995
$63,437         $4,636      $1,896         ($2,740)           $897
Retail                            1990            1995      $2,703,611
$349,429    $193,032       ($156,397)       $184,637
Sanitation                        1990            1995
$58,070         $4,110      $1,738         ($2,372)         $1,518
Video Production                  1990            1995
$3,404           $773          $0           ($773)             $0
Agriculture                       1991            1995
$23,262         $7,034      $7,449            $415          $1,921
Computers                         1991            1995      $2,712,345
$677,342    $648,479        ($28,863)       $126,108
Construction                      1991            1995
$25,214         $1,539      $2,727          $1,188         ($2,122)
Furniture                         1991            1995         $62,471
$16,192      $5,091        ($11,101)        ($4,400)
Material Handling                 1991            1995         $34,473
$12,502     $12,105           ($397)             $0
Manufacturing & Production        1991            1995
$132,184         $5,116     $50,110         $44,993         $27,132
Office Equipment                  1991            1995
$48,350         $7,177      $9,506          $2,329         ($2,320)
Restaurant                        1991            1995
$73,807         $3,637      $2,910           ($728)        ($1,107)
Telecommunications                1991            1995
$52,499         $3,093      $7,262          $4,169         ($3,403)
Audio                             1992            1995        $128,455
$98,566    $122,689         $24,123         $32,942
Computers                         1992            1995
$76,900         $2,447     $15,248         $12,801        ($10,269)
Furniture                         1992            1995        $188,807
$19,652     $19,652              $0        ($57,369)
Telecommunications                1992            1995         $64,731
$47,017     $55,634          $8,616         $23,500
Video Production                  1992            1995        $382,790
$247,199    $298,045         $50,846        $122,650
Copiers                           1993            1995
$35,000             $0          $0              $0              $0
Computers                         1994            1995      $1,043,007
$346,471    $739,181        $392,710        $661,239
Furniture                         1994            1995        $204,779
$171,324    $181,605         $10,281              $0
Medical                           1994            1995
$23,671         $2,015      $2,015              $0              $0
Manufacturing & Production        1994            1995         $21,038
$17,225     $18,733          $1,509          $1,436
Computers                         1995            1995         $17,231
$16,864      $2,383        ($14,481)             $0

Telecommunications                1989            1996
$20,339             $0      $1,566          $1,566              $0
Computers                         1990            1996      $1,056,724
$123,220     $88,594        ($34,626)        $94,675
Fixtures                          1990            1996
$19,989         $1,285        $250         ($1,034)        ($1,034)
Furniture                         1990            1996         $34,265
$10,881          $0        ($10,881)       ($10,881)
Medical                           1990            1996
$49,882         $3,282        $332         ($2,949)        ($2,357)
Manufacturing & Production        1990            1996
$72,805         $2,611      $1,588         ($1,023)         $3,342
Printing                          1990            1996
$26,691           $728          $0           ($728)          ($728)
Reprographics                     1990            1996
$77,770         $5,381      $1,037         ($4,345)             $0
Retail                            1990            1996      $1,332,608
$149,542    $230,752         $81,210        $238,200
Telecommunications                1990            1996
$71,300         $4,781        $895         ($3,886)             $0
Computers                         1991            1996
$70,789         $2,113      $1,000         ($1,113)        ($1,113)
Construction                      1991            1996
$24,724         $3,791      $3,857             $66          $2,506
Furniture                         1991            1996        $281,079
$24,453     $28,755          $4,302          $3,424
Material Handling                 1991            1996
$45,771         $7,124      $3,307         ($3,817)             $0
Restaurant                        1991            1996
$16,013         $1,663      $2,152            $489          $1,976
Video Production                  1991            1996
$56,632         $4,245      $4,245              $0            $538
Printing                          1993            1996
$15,733         $3,714      $3,814            $100              $0
Computers                         1994            1996         $21,284
$13,176          $0        ($13,176)       ($13,176)
Fixtures                          1994            1996
$20,045             $0          $0              $0        ($14,238)
Manufacturing & Production        1994            1996
$16,349         $6,081      $6,191            $109         ($7,085)
Computers                         1995            1996         $36,894
$21,698          $0        ($21,698)       ($29,812)
Fixtures                          1994            1996         $28,449
$25,882          $0        ($25,882)       ($25,882)
Furniture                         1994            1996
$20,000             $0          $0              $0              $0

Computers                         1990            1997         $84,679
$10,369          $0        ($10,369)             $0
Computers                         1993            1997
$31,527         $1,238      $1,492            $254              $0
Retail                            1993            1997      $1,811,259
$166,382    $231,762         $65,380       ($165,810)
Computers                         1994            1997
$106,912           $689      $1,493            $804        ($41,957)
Manufacturing & Production        1994            1997
$43,759         $2,460      $3,548          $1,089        ($15,221)
Telecommunications                1994            1997
$64,781         $1,953      $3,990          $2,037        ($11,293)
Computers                         1995            1997
$9,584             $0          $0              $0              $0
Manufacturing & Production        1995            1997
$74,770             $0          $0              $0              $0
Restaurant                        1995            1997
$12,030             $0          $0              $0         ($7,218)
Video Production                  1995            1997
$27,067         $4,971          $0         ($4,971)             $0
Computers                         1996            1997         $16,033
$15,371      $1,768        ($13,604)             $0
Printing                          1996            1997         $48,047
$36,903     $42,713          $5,811              $0

Computers                         1993            1998
$25,907             $0          $7              $7              (4)
Manufacturing & Production        1993            1998
$26,401             $0          $8              $8              (4)
Computers                         1995            1998
$59,354             $0          $1              $1              (4)
Medical                           1995            1998
$30,287             $0          $0              $0              (4)

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.

---------------------
Prior performance is not an indication of future results.

                                TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                        Federal
           Type of             Year of      Year of     Acquisition      Net
Book         Net             GAAP          Taxable
          Equipment          Acquisition  Disposition     Cost (1)
Value (2)    Proceeds (3)     Gain (Loss)    Gain (Loss)
--------------------------   -----------  -----------   -----------
----------    ------------    ------------   ------------

Agriculture                     1991         1991
$2,942             $0              $0              $0            $0
Computers                       1991         1991
$1,389             $0             $31             $31           $31
Construction                    1991         1991              $906
$102            $256            $154          $154
Manufacturing & Production      1991         1991            $1,800
$328            $343             $15           $15
Material Handling               1991         1991
$1,383             $0            $269            $269          $269
Office Equipment                1991         1991
$1,233             $0              $0              $0            $0
Printing                        1991         1991
$19,967             $0              $6              $6            $6
Retail                          1991         1991            $6,714
$557            $639             $83           $83
Sanitation                      1991         1991          $167,899
$168,591        $172,406          $3,815        $3,815

Agriculture                     1991         1992            $7,013
$1,133            $300           ($834)        ($773)
Computers                       1991         1992          $451,724
$57,141         $55,313         ($1,828)     ($38,009)
Construction                    1991         1992          $233,875
$115,470        $119,943          $4,473      ($49,808)
Copiers                         1991         1992            $4,634
($1,798)           $336          $2,134            $0
Fixture                         1991         1992       $10,326,838
$1,421,047            $614     ($1,420,433)           $0
Furniture                       1991         1992
$3,478             $1              $1              $0            $0
Material Handling               1991         1992           $25,677
$10,492         $11,432            $940       ($3,074)
Medical                         1991         1992           $12,817
$100            $100              $0      ($10,859)
Manufacturing & Production      1991         1992           $43,629
($1,124)         $1,754          $2,878      ($32,166)
Office Equipment                1991         1992            $8,342
$8,593          $3,261         ($5,332)           $0
Printing                        1991         1992           $16,961
$790            $944            $154       ($9,907)
Restaurant                      1991         1992           $35,504
$22,369          $8,777        ($13,592)           $0
Retail                          1991         1992          $118,527
$273,200         $10,583       ($262,617)     ($69,026)
Sanitation                      1991         1992          $253,845
$111,627        $115,785          $4,158            $0
Telecommunications              1991         1992           $12,916
$7,936          $9,356          $1,420       ($2,588)
Miscellaneous                   1991         1992           $53,827
$21,578         $13,932         ($7,646)       $1,797

Agriculture                     1991         1993           $57,287
$7,456          $9,998          $2,542      ($18,745)
Automotive                      1991         1993            $6,266
$1,328          $1,427             $99       ($2,344)
Computers                       1991         1993        $1,051,652
$162,294        $207,909         $45,615     ($325,207)
Construction                    1991         1993          $464,100
$55,261         $78,501         $23,240      ($73,626)
Fixture                         1991         1993
$2,403             $0              $0              $0      ($15,392)
Furniture                       1991         1993           $99,455
$25,656         $15,551        ($10,105)    ($138,905)
Medical                         1991         1993        $1,313,194
$708,948        $710,991          $2,043      ($81,725)
Manufacturing & Production      1991         1993          $207,168
$25,494         $33,904          $8,410       ($2,771)
Office Equipment                1991         1993           $50,397
$10,621         $11,360            $739      ($12,948)
Printing                        1991         1993           $23,682
$425          $1,500          $1,075            $0
Reprographics                   1991         1993            $3,898
$464            $464              $0      ($12,279)
Restaurant                      1991         1993           $52,281
$8,374         $11,424          $3,050      ($45,442)
Retail                          1991         1993          $107,672
$6,184         $14,538          $8,354       ($5,137)
Sanitation                      1991         1993          $369,044
$58,844         $72,766         $13,922       ($3,854)
Telecommunications              1991         1993           $13,462
$609            $995            $386       ($1,686)
Transportation                  1991         1993            $3,762
$271            $612            $341            $0
Construction                    1992         1993           $14,788
($961)             $0            $961            $0
Retail                          1992         1993            $4,093
($139)           $396            $535       ($2,058)

Agriculture                     1991         1994           $37,987
$10,692         $14,276          $3,584       ($1,742)
Automotive                      1991         1994           $54,591
$161            $190             $29            $0
Computers                       1991         1994        $3,845,015
$145,861        $176,290         $30,428     ($761,570)
Construction                    1991         1994          $144,438
$8,068         $10,874          $2,806       ($2,060)
Copiers                         1991         1994
$2,041            ($0)            $89             $89            $0
Environmental                   1991         1994          $213,173
$94,203        $123,051         $28,848      ($38,471)
Fixture                         1991         1994          $234,136
$31,188         $32,228          $1,040      ($64,973)
Furniture                       1991         1994          $544,084
($33,508)        $42,733         $76,241     ($111,133)
Material Handling               1991         1994           $27,610
$9,861         $12,180          $2,320       ($8,523)
Medical                         1991         1994          $166,398
$1,386         $15,777         $14,391          $490
Manufacturing & Production      1991         1994          $351,497
$31,295         $56,139         $24,844      ($79,430)
Office Equipment                1991         1994
$30,245             $0            $126            $125            $0
Printing                        1991         1994        $1,066,789
$210,962        $210,962              $0     ($222,154)
Restaurant                      1991         1994           $70,707
($339)           $796          $1,136      ($10,709)
Retail                          1991         1994        $1,381,039
$152,323        $153,469          $1,146     ($361,934)
Sanitation                      1991         1994          $173,772
$2,892          $4,374          $1,482            $0
Telecommunications              1991         1994          $277,162
($2,629)        $13,384         $16,013      ($57,036)
Video                           1991         1994
$8,139            ($1)           $327            $328            $0
Fixture                         1992         1994           $15,450
$1,223          $1,552            $328       ($8,169)
Manufacturing & Production      1992         1994          $122,247
$21,475         $31,910         $10,435      ($37,107)
Furniture                       1994         1994           $65,659
$69,225         $73,420          $4,195            $0

Computers                       1991         1995       $14,393,689
$1,892,673      $1,681,499       ($211,174)     ($60,114)
Construction                    1991         1995          $238,913
$14,433         $27,420         $12,987     ($149,560)
Copiers                         1991         1995           $39,507
$3,456          $4,077            $621       $13,504
Fixtures                        1991         1995          $804,453
$113,148         $89,760        ($23,388)     ($16,463)
Furniture                       1991         1995          $603,534
$29,758         $76,781         $47,023            $0
Medical                         1991         1995        $3,713,348
$1,692,752      $2,084,752        $392,000     ($260,046)
Manufacturing & Production      1991         1995        $3,123,635
$917,619        $768,141       ($149,478)  ($1,022,443)
Office Equipment                1991         1995          $347,197
$17,431         $17,435              $5       ($3,502)
Retail                          1991         1995        $1,765,207
$206,416        $117,745        ($88,670)     $854,893
Sanitation                      1991         1995           $26,224
$6,541           ($655)        ($7,196)           $0
Telecommunications              1991         1995          $373,595
$37,285         $38,143            $858     ($103,967)
Video Production                1991         1995          $192,070
$4,450         $23,511         $19,062       $55,805
Furniture                       1993         1995           $54,942
$42,999         $23,436        ($19,562)
Material Handling               1993         1995           $46,931
$13,325         $13,753            $428            $0
Restaurant                      1994         1995          $436,966
$379,595        $411,179         $31,584      ($17,421)
Retail                          1994         1995           $35,025
$10,101         $10,120             $19
Telecommunications              1994         1995           $19,591
$11,665          $1,542        ($10,123)     ($13,275)
Fixtures                        1995         1995           $25,958
$26,768         $26,866             $99

Agriculture                     1991         1996            $7,362
$365              $0           ($365)        ($365)
Computers                       1991         1996        $3,287,984
$417,743        $317,557       ($100,185)     $469,256
Fixtures                        1991         1996          $142,743
$1,011              $0         ($1,011)      ($1,011)
Furniture                       1991         1996        $1,670,320
($155,540)        $83,650        $239,190      $303,948
Medical                         1991         1996        $2,023,960
$774,664        $377,555       ($397,109)     $459,686
Manufacturing & Production      1991         1996          $160,029
$4,540          $1,849         ($2,691)        ($812)
Restaurant                      1991         1996           $85,715
($780)         $7,296          $8,077       $11,319
Retail                          1991         1996           $71,310
$8,481          $1,150         ($7,331)       $1,390
Sanitation                      1991         1996            $4,363
$433              $0           ($433)        ($433)
Telecommunications              1991         1996           $95,843
$6,362          $9,248          $2,886        $7,641
Transportation                  1991         1996          $815,481
$30,308         $85,288         $54,980       $86,899
Video                           1991         1996          $180,577
$3,186         $12,790          $9,604       $17,915
Automotive                      1992         1996           $97,543
$11,860         $12,140            $278            $0
Environmental                   1992         1996          $157,907
$3,659          $8,533          $4,874      ($11,597)
Retail                          1992         1996           $53,003
$3,147          $3,897            $750            $0
Telecommunications              1992         1996          $362,250
($28,983)         $4,851         $33,834      ($21,366)
Manufacturing & Production      1993         1996
$16,123             $0              $0              $0            $0
Computers                       1994         1996           $18,698
$216            $441            $255      ($11,060)
Construction                    1994         1996           $14,015
$1,020          $1,020              $0            $0
Medical                         1994         1996           $18,685
$15,364          $3,000        ($12,364)      ($9,364)
Manufacturing & Production      1994         1996
$35,203             $0              $0              $0      ($21,180)
Office Equipment                1994         1996           $17,293
$596            $596              $0            $0
Telecommunications              1994         1996
$4,820             $0              $0              $0            $0

Computer                        1991         1997
$5,327            $94          $3,865          $3,771        $4,461
Medical                         1991         1997        $2,499,782
$258,686        $258,686              $0      $258,686
Retail                          1991         1997
$30,855             $0          $2,500          $2,500        $3,475
Retail                          1992         1997
$97,767             $1             $79             $78            $0
Sanitation                      1992         1997
$147,542             $0          $1,640          $1,640            $0
Video Production                1992         1997           $66,253
$11,586         $12,305            $719        $3,869
Computers                       1993         1997
$21,303             $0             $11             $11            $0
Manufacturing & Production      1993         1997
$36,069            ($0)           $736            $736            $0
Restaurant                      1993         1997           $25,794
$784          $1,400            $616            $0
Retail                          1993         1997        $1,442,919
$134,489        $182,728         $48,239     ($136,145)
Automotive                      1994         1997           $16,431
$5,412          $6,561          $1,149         ($376)
Computers                       1994         1997           $24,615
$1,159          $1,350            $191       ($4,988)
Fixtures                        1994         1997           $16,090
$872            $726           ($146)      ($5,244)
Furniture                       1994         1997           $12,814
$2,514              $0         ($2,514)           $0
Manufacturing & Production      1994         1997
$86,687            $26          $1,462          $1,436      ($26,470)
Material Handling               1994         1997
$15,324             $0            $242            $242       ($5,888)
Medical                         1994         1997          $485,541
$43,278         $31,102        ($12,176)      $12,051
Telecommunications              1994         1997           $28,364
$1,496          $2,201            $705       ($9,751)
Manufacturing & Production      1995         1997           $25,764
$323          $1,349          $1,025            $0
Restaurant                      1995         1997
$15,364            ($0)             $0              $0       ($9,219)
Telecommunications              1995         1997           $34,104
$22,816              $0        ($22,816)           $0
Audio                           1996         1997
$46,335             $0              $0              $0            $0
Auto                            1996         1997           $19,219
$602          $2,799          $2,197            $0
Computers                       1996         1997           $81,936
$30,716         $32,590          $1,873            $0
Restaurant                      1996         1997           $14,346
$13,996         $16,964          $2,968            $0
Telecommunications              1996         1997           $50,797
$886            $886              $0            $0

Construction                    1991         1998           $13,317
$1,046          $1,244            $198            (4)
Fixtures                        1994         1998           $27,381
$2,281          $3,432          $1,152            (4)
Computers                       1995         1998
$19,695             $0            $708            $708            (4)
Manufacturing & Production      1995         1998
$36,284             $0              $0              $0            (4)
Restaurant                      1995         1998
$24,039             $0             $46             $46            (4)
Auto                            1996         1998
$22,278             $0          $2,245          $2,245            (4)
Computers                       1996         1998
$14,663             $0            $894            $894            (4)
Video Production                1996         1998
$8,487             $0              $0              $0            (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.

---------------------
Prior performance is not an indication of future results.

                                    TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                   Federal
           Type of                 Year of         Year of      Acquisition
Net Book        Net           GAAP          Taxable
          Equipment               Acquisition    Disposition     Cost (1)
Value (2)   Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------------       -----------    -----------   ------------
---------   ------------   -----------   ------------

Medical                              1991           1992
$48,364            $0             $0           $0             $0
Medical                              1992           1992
$422,800      $406,812       $180,617    ($226,195)      ($21,855)
Manufacturing & Production           1992           1992
$922,806            $0             $0           $0             $0
Telecommunications                   1991           1992
$2,965        $3,153             $0      ($3,153)            $0
Telecommunications                   1992           1992
$9,287        $2,960        $19,223      $16,262         $9,564
Video Production                     1992           1992
$66,253            $0             $0           $0             $0

Medical                              1991           1993
$1,473,719      $767,962       $767,962           $0      ($367,414)
Manufacturing & Production           1991           1993
$729,750      $554,748       $690,006     $135,258       $230,288
Restaurant                           1991           1993
$10,967        $9,300        $12,098       $2,798         $5,185
Computers                            1992           1993
$804,823       $52,481        $51,141      ($1,340)      ($28,781)
Construction                         1992           1993
$4,788        $1,071         $1,076           $5        ($2,902)
Copiers                              1992           1993
$3,464        $1,071         $1,072           $1        ($1,699)
Furniture                            1992           1993
$38,333          $847         $4,245       $3,398       ($26,422)
Manufacturing & Production           1992           1993
$1,659,018      $235,971       $239,336       $3,365      ($108,394)
Material Handling                    1992           1993
$4,261        $1,826         $1,826           $0        ($1,617)
Medical                              1992           1993
$1,053,825      $421,329       $499,671      $78,342      ($312,299)
Office Equipment                     1992           1993
$7,692          $968         $2,919       $1,951        ($3,263)
Sanitation                           1992           1993
$9,167        $1,457         $1,457           $0        ($6,364)
Telecommunications                   1992           1993
$210,033       $97,163        $97,355         $192      ($118,167)
Medical                              1993           1993
$190,018       $27,839        $31,758       $3,919       ($15,146)

Computers                            1991           1994       $5,918,285
$1,988,610     $1,988,610           $0       $364,917
Medical                              1991           1994       $4,337,672
$1,324,650     $1,325,089         $440       $275,632
Manufacturing & Production           1991           1994
$564,133      $135,237       $139,295       $4,058        ($4,466)
Mining                               1991           1994       $6,882,703
$1,911,959     $1,911,959           $0      ($335,688)
Telecommunications                   1991           1994
$4,457            $0           $207         $207             $0
Agriculture                          1992           1994
$14,661          $308           $392          $84        ($5,218)
Automotive                           1992           1994
$2,180          $596           $596           $0          ($752)
Computers                            1992           1994
$1,742,271      $515,871       $517,638       $1,767      ($202,085)
Construction                         1992           1994
$6,320        $1,583         $1,511         ($72)         ($575)
Copiers                              1992           1994
$27,272        $3,088         $3,088           $0        ($6,206)
Environmental                        1992           1994
$18,502        $3,377         $3,334         ($43)       ($8,169)
Fixtures                             1992           1994
$30,123        $4,000         $4,966         $966             $0
Furniture                            1992           1994
$128,339       $33,457        $34,909       $1,452       ($45,840)
Material Handling                    1992           1994       $1,292,595
$1,131,118     $1,129,165      ($1,953)       ($7,118)
Medical                              1992           1994
$2,243,134      $607,899       $713,599     $105,700      ($627,651)
Manufacturing & Production           1992           1994
$160,816       $85,334        $89,861       $4,527       ($30,668)
Office Equipment                     1992           1994
$15,083        $3,869         $3,866          ($3)       ($5,979)
Photography                          1992           1994
$3,696          $747           $747           $0        ($1,651)
Printing                             1992           1994
$12,680          $728           $728           $0        ($2,409)
Restaurant                           1992           1994
$85,349        $4,717         $3,740        ($977)       ($7,665)
Retail                               1992           1994
$14,260        $1,686         $1,686           $0        ($3,106)
Sanitation                           1992           1994
$2,333          $707           $707           $0             $0
Telecommunications                   1992           1994
$10,655        $3,409         $3,569         $160        ($3,119)
Transportation                       1992           1994
$2,452          $716           $442        ($274)       ($1,046)
Video Production                     1992           1994
$6,320        $2,055         $1,755        ($301)       ($2,283)
Medical                              1993           1994
$99,286       $21,595        $21,772         $178             $0
Restaurant                           1994           1994
$287,433      $276,973       $296,218      $19,245             $0

Computers                            1991           1995
$54,716        $6,105         $8,769       $2,664        $66,761
Fixtures                             1991           1995
$20,592        $6,858           $466      ($6,391)       ($5,577)
Furniture                            1991           1995
$671,313      $182,750       $320,524     $137,774        ($6,770)
Medical                              1991           1995
$4,238,594      $737,052       $700,553      $17,535       ($71,628)
Manufacturing & Production           1991           1995
$27,177        $1,358             $0      ($1,358)       ($1,358)
Retail                               1991           1995
$130,096       $31,986        $65,301      $33,315        ($1,749)
Sanitation                           1991           1995
$74,519        $8,525        $40,968      $32,443        ($3,429)
Agriculture                          1992           1995
$61,210       $12,058        $12,959       $1,475       ($15,540)
Audio                                1992           1995
$15,467        $2,721             $0      ($1,964)       ($1,964)
Automotive                           1992           1995
$21,561       $11,527            ($0)     ($1,840)       ($1,840)
Computers                            1992           1995
$212,151       $24,123        $20,948      ($2,754)      ($21,058)
Construction                         1992           1995
$39,933        $7,207         $6,398           $0            $38
Fixtures                             1992           1995
$18,898        $2,668         $2,668           $0          ($432)
Furniture                            1992           1995
$12,485        $1,209             $0      ($1,209)       ($1,209)
Material Handling                    1992           1995       $2,697,355
$3,586,072     $3,969,642   $1,139,585      ($724,447)
Medical                              1992           1995
$3,348,398      $714,943       $494,343    ($220,601)   ($1,322,760)
Manufacturing & Production           1992           1995
$1,101,940      $268,754       $269,476       $4,782       ($67,950)
Office Equipment                     1992           1995
$2,469            $0           $198         $198             $0
Restaurant                           1992           1995
$21,586        $3,710         $3,732          $22             $0
Retail                               1992           1995
$160,369       $29,643        $26,957       $1,227          ($751)
Sanitation                           1992           1995
$6,460        $1,545         $1,497         ($48)            $0
Telecommunications                   1992           1995
$224,337       $37,338        $70,923      $33,585          ($718)
Video Production                     1992           1995
$95,387       $25,897        $30,829       $5,442          ($428)
Medical                              1993           1995
$426,311            $0             $0           $0             $0
Material Handling                    1993           1995
$26,836       $19,079             $0     ($19,079)      ($19,078)
Agriculture                          1994           1995
$16,304        $9,913        $10,262         $348             $0
Computers                            1994           1995
$16,175       $15,485             $0     ($15,485)      ($15,485)
Medical                              1994           1995
$30,222        $5,772         $8,996       $3,225             $0
Manufacturing & Production           1994           1995
$17,817       $14,606        $15,678       $1,072             $0
Restaurant                           1994           1995
$312,000      $247,116       $271,401      $24,285             $0
Medical                              1995           1995
$10,146        $1,999         $2,000           $1             $0

Computers                            1991           1996
$16,882           ($2)          $105         $107             $0
Fixtures                             1991           1996
$25,308        $1,210         $3,244       $2,034         $4,404
Printing                             1991           1996
$20,891          ($95)          $556         $650         $1,280
Audio                                1992           1996
$16,137        $1,887         $1,905          $18        ($1,367)
Automotive                           1992           1996
$33,805        $5,441         $2,000      ($3,441)         ($722)
Computers                            1992           1996
$280,451       $31,923        $10,348     ($21,575)      ($20,806)
Construction                         1992           1996
$50,624        $5,797         $6,467         $670        ($1,915)
Copiers                              1992           1996
$11,160        $1,449             $0      ($1,449)         ($845)
Environmental                        1992           1996
$6,810          $936             $0        ($936)            $0
Fixtures                             1992           1996
$99,216       $11,745        $20,000       $8,255        ($1,825)
Furniture                            1992           1996
$20,459        $3,706             $0      ($3,706)          ($70)
Material Handling                    1992           1996      $20,615,957
$10,585,846    $12,476,033   $1,891,187       $303,725
Medical                              1992           1996
$2,462,850      $252,786       $243,792      ($8,994)     ($167,648)
Manufacturing & Production           1992           1996
$1,414,399      $117,455        $59,071     ($58,384)      ($74,762)
Office Equipment                     1992           1996
$60,154        $9,886         $9,300        ($586)         ($531)
Photography                          1992           1996
$7,252        $1,286             $0      ($1,286)            $0
Printing                             1992           1996
$16,757        $2,390             $0      ($2,390)       ($2,390)
Restaurant                           1992           1996
$108,729       $13,773         $6,318      ($7,455)       ($3,765)
Retail                               1992           1996
$14,165          $609           $768         $159             $0
Sanitation                           1992           1996
$44,503        $6,313         $4,821      ($1,491)       ($5,206)
Telecommunications                   1992           1996
$427,770       $44,812       $157,751     $112,939        $72,457
Video Production                     1992           1996
$21,426        $3,259         $2,455        ($804)            $0
Medical                              1993           1996
$133,170        $4,221        $61,949      $57,728         $6,191
Manufacturing & Production           1993           1996
$36,441         ($484)            $0         $484             $0
Office Equipment                     1993           1996
$24,195           ($4)            $0           $4             $0
Telecommunications                   1993           1996
$24,949           ($4)          $881         $885             $0
Computers                            1994           1996
$252,860        $4,417        $58,071      $53,654        $14,037
Fixtures                             1994           1996
$12,057            $0           $781         $781        ($6,175)
Furniture                            1994           1996
$27,035       $23,539        $26,106       $2,567         $5,735
Restaurant                           1994           1996
$16,307       $13,051         $4,750      ($8,301)       ($8,301)
Telecommunications                   1994           1996
$15,157       $10,262        $11,572       $1,310        ($7,857)
Computers                            1995           1996
$6,916          $201           $750         $549        ($4,753)
Fixtures                             1995           1996
$15,241        $9,204         $9,796         $593             $0
Medical                              1995           1996
$6,162        $1,353            $19           $0             $0
Manufacturing & Production           1995           1996
$26,538       $25,942             $0     ($25,942)      ($25,942)
Restaurant                           1995           1996
$508,782      $434,244       $487,909      $53,665             $0
Manufacturing & Production           1996           1996
$51,625       $44,861        $48,959       $4,098             $0

Medical                              1991           1997
$1,149,504      $276,606        $96,118           $0       $188,884
Automotive                           1992           1997
$24,515        $4,367         $3,040      ($1,328)        $1,981
Computers                            1992           1997
$347,614       $11,917        $19,814       $7,898        $36,824
Copiers                              1992           1997
$9,748          $976           $976           $0           $850
Fixture                              1992           1997
$104,162            $0             $0           $0             $0
Furniture                            1992           1997
$32,575        $5,708         $2,170      ($3,538)        $1,208
Manufacturing & Production           1992           1997
$141,478       $11,341         $7,043      ($4,298)        $6,046
Medical                              1992           1997
$954,760      $103,649       $109,333       $6,185        $84,846
Printing                             1992           1997
$85,513        $7,321         $5,849      ($1,472)        $5,523
Retail                               1992           1997
$362,443       $60,710        $84,800      $24,090        $79,536
Sanitation                           1992           1997
$32,997        $3,983             $0      ($3,983)           ($0)
Telecommunications                   1992           1997
$18,803        $2,524             $0      ($2,524)            $0
Video Production                     1992           1997
$20,356        $3,472         $3,494          $22         $2,691
Computers                            1993           1997
$39,800        $7,443         $7,997         $554             $0
Fixture                              1993           1997
$79,718        $3,455         $3,455           $0       ($12,386)
Furniture                            1993           1997
$23,436            $0         $1,307       $1,307             $0
Manufacturing & Production           1993           1997
$77,698          $421         $9,876       $9,455         $1,527
Restaurant                           1993           1997
$17,005           ($3)            $0           $3             $0
Retail                               1993           1997
$42,786        $5,800            $32      ($5,769)            $0
Telecommunications                   1993           1997
$76,929        $2,509         $2,622         $113             $0
Video Production                     1993           1997
$233,785       $52,954        $32,076     ($20,879)            $0
Computers                            1994           1997
$125,746        $3,499         $8,344       $4,845       ($14,285)
Fixture                              1994           1997
$90,785        $6,445         $9,149       $2,704       ($33,609)
Manufacturing & Production           1994           1997
$13,760          $962         $1,381         $419        ($3,712)
Restaurant                           1994           1997
$51,400          $488         $2,198       $1,710       ($18,580)
Retail                               1994           1997
$1,501,983      $319,666       $256,568           $2      ($295,191)
Telecommunications                   1994           1997
$56,505          $546         $1,770       $1,224        ($8,729)
Computers                            1995           1997
$1,754,928      $299,886       $568,598       $1,619       $983,173
Manufacturing & Production           1995           1997
$1,732,267            $0       $570,337     $235,733      ($603,350)
Medical                              1995           1997
$88,444          $784         $4,806       $4,022             $0
Printing                             1995           1997
$549,350       $58,767       $451,179           $0       $597,439
Retail                               1995           1997
$20,061       $11,468        $11,761         $292             $0
Computers                            1996           1997
$36,872       $34,667           $400     ($34,267)            $0
Fixture                              1996           1997
$51,207       $40,982             $0     ($32,982)            $0
Manufacturing & Production           1996           1997
$14,123       $12,443         $1,500     ($10,943)            $0
Printing                             1996           1997
$3,795            $0             $0           $0             $0
Computers                            1997           1997
$20,254       $17,290             $0     ($17,290)            $0
Restaurant                           1997           1997
$53,637       $55,316        $64,495       $9,179             $0

Manufacturing & Production           1992           1998
$1,773,568      $510,063       $119,788    ($390,275)            (4)
Medical                              1992           1998
$28,431        $2,072         $3,993       $1,921             (4)
Retail                               1993           1998
$14,272        $1,396             $0      ($1,396)            (4)
Computers                            1994           1998
$24,055            $0           $817         $817             (4)
Restaurant                           1994           1998
$379,600       $27,557        $27,437        ($120)            (4)
Retail                               1994           1998
$254,056       $52,524        $35,943     ($16,581)            (4)
Computers                            1995           1998
$376,491       $42,215        $56,599      $14,384             (4)
Manufacturing & Production           1995           1998
$24,669            $0             $0           $0             (4)
Restaurant                           1995           1998
$59,938            $0           $822         $821             (4)
Video Production                     1995           1998
$21,548            $0             $0           $0             (4)
Computers                            1996           1998
$6,368            $0             $0           $0             (4)
Manufacturing & Production           1996           1998
$49,800        $1,393         $4,500       $3,107             (4)










(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.











---------------------
Prior performance is not an indication of future results.
                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                Federal
           Type of                 Year of        Year of     Acquisition
Net Book        Net           GAAP       Taxable
          Equipment              Acquisition    Disposition     Cost (1)
Value (2)   Proceeds (3)   Gain (Loss)  Gain (Loss)
----------------------------     -----------    -----------  ------------
----------  -------------  ------------  -----------

Automotive                          1992           1993          $78,708
$20,578      $21,261          $683       ($1,297)
Computers                           1992           1993         $215,949
$106,608     $109,268        $2,660        $2,490
Construction                        1992           1993          $19,166
$19,167      $19,758          $591        $2,748
Copiers                             1992           1993          $20,119
$15,801      $16,186          $385        $2,162
Fixture                             1992           1993
$34,015       $9,860      $11,228        $1,368       ($3,366)
Furniture                           1992           1993          $35,126
$19,425      $19,425            $0            $0
Material Handling                   1992           1993
$10,885       $6,689       $6,261         ($428)      ($3,371)
Medical                             1992           1993
$64,989       $4,223       $7,894        $3,671      ($22,951)
Manufacturing & Production          1992           1993         $214,901
$175,434     $180,435        $5,001        $7,349
Office Equipment                    1992           1993          $56,763
$43,220      $45,905        $2,685        $2,491
Photography                         1992           1993          $26,342
$21,122      $21,730          $608       ($2,163)
Printing                            1992           1993
$5,275       $3,153       $3,153            $0       ($1,923)
Restaurant                          1992           1993         $409,680
$272,826     $287,325       $14,499       $12,819
Sanitation                          1992           1993          $16,288
$15,857      $16,556          $699        $2,098
Telecommunications                  1992           1993          $61,395
$61,417      $62,977        $1,560        $8,481
Video Production                    1992           1993          $17,990
$14,524      $15,710        $1,186        $1,867
Miscellaneous                       1993           1993         $120,994
$77,602      $83,587        $5,985            $0
Agriculture                         1993           1993         $116,298
$66,730      $83,866       $17,136      ($13,187)
Automotive                          1993           1993         $271,300
$116,885     $117,399          $514            $0
Computers                           1993           1993         $195,697
$48,654      $56,378        $7,724            $0
Construction                        1993           1993          $38,791
$21,486      $25,834        $4,348       ($5,210)
Copiers                             1993           1993
$80,019       $9,877      $13,724        $3,847            $0
Environmental                       1993           1993
$14,991           $0           $0            $0            $0
Fixture                             1993           1993         $111,120
$93,400     $109,342       $15,942            $0
Furniture                           1993           1993          $25,242
$19,885      $18,203       ($1,682)           $0
Material Handling                   1993           1993         $176,632
$155,737     $183,099       $27,362       ($1,077)
Medical                             1993           1993          $71,355
$57,939      $61,890        $3,951        $3,111
Manufacturing & Production          1993           1993          $26,412
$13,095      $15,580        $2,485            $0
Office Equipment                    1993           1993
$14,703       $6,487       $7,422          $935            $0
Printing                            1993           1993          $60,010
$12,274      $14,636        $2,362        $1,433
Restaurant                          1993           1993          $63,908
$27,607      $31,424        $3,817            $0
Retail                              1993           1993
$6,477           $1           $0           ($1)           $0
Sanitation                          1993           1993
$2,107          $82          $88            $6       ($1,893)
Telecommunications                  1993           1993       $6,178,527
$5,799,650   $7,119,747    $1,320,097    $1,417,499
Transportation                      1993           1993         $324,407
$260,480     $292,416       $31,936       $34,565
Video Production                    1993           1993          $20,683
$20,683      $25,715        $5,032            $0

Agriculture                         1992           1994          $49,841
$10,474      $10,474            $0       ($6,108)
Audio                               1992           1994
$32,788       $7,383       $7,782          $399            $0
Automotive                          1992           1994         $126,970
$11,657      $12,272          $615            $0
Computers                           1992           1994
$198,376       $8,722       $8,549         ($172)     ($14,333)
Construction                        1992           1994          $54,843
$17,730      $17,730            $0       ($4,433)
Copiers                             1992           1994
$15,376       $1,775       $1,775            $0       ($1,079)
Environmental                       1992           1994
$31,995           $0           $0            $0            $0
Fixture                             1992           1994
$20,674         $164       $1,064          $900       ($9,736)
Furniture                           1992           1994
$61,625       $5,370       $5,636          $266            $0
Manufacturing & Production          1992           1994         $101,122
$13,969      $14,432          $463      ($21,582)
Material Handling                   1992           1994       $2,734,334
$2,174,030   $2,212,133       $38,103            $0
Medical                             1992           1994         $314,509
$34,726      $59,635       $24,909     ($113,150)
Office Equipment                    1992           1994
$2,540         $118         $118            $0            $0
Photography                         1992           1994
$47,692       $6,973       $6,973            $0      ($16,375)
Printing                            1992           1994          $48,147
$36,679      $36,679            $0       $16,360
Restaurant                          1992           1994         $474,258
$92,399      $94,557        $2,158      ($10,127)
Retail                              1992           1994
$8,087         $878         $274         ($604)      ($2,014)
Sanitation                          1992           1994         $103,149
$38,401      $39,685        $1,284         ($358)
Telecommunications                  1992           1994          $66,815
$26,524      $27,991        $1,468       ($1,110)
Video Production                    1992           1994
$12,663       $1,074       $1,074            $0         ($663)
Agriculture                         1993           1994          $43,840
$19,762      $20,825        $1,063            $0
Automotive                          1993           1994         $786,378
$155,107     $163,558        $8,450         ($634)
Computers                           1993           1994         $771,516
$130,886     $181,111       $50,226       ($3,077)
Construction                        1993           1994         $274,175
$30,496      $38,465        $7,969      ($55,502)
Copiers                             1993           1994          $82,454
$24,366      $26,172        $1,806            $0
Environmental                       1993           1994
$49,112          $73          $93           $20            $0
Fixture                             1993           1994
$77,419         $302         $303            $1            $0
Furniture                           1993           1994         $280,317
$46,066      $50,280        $4,214            $0
Material Handling                   1993           1994         $192,609
$37,782      $45,441        $7,659      ($11,521)
Medical                             1993           1994          $77,005
$27,502      $29,111        $1,609            $0
Manufacturing & Production          1993           1994         $173,000
$18,644      $22,629        $3,986       ($2,632)
Miscellaneous                       1993           1994
$10,796       $2,469       $2,469            $0            $0
Office Equipment                    1993           1994
$43,986       $4,723       $5,910        $1,187         ($975)
Photography                         1993           1994
$4,929         $292         $293            $1            $0
Printing                            1993           1994
$77,122       $8,529       $8,530            $1      ($10,269)
Restaurant                          1993           1994         $626,431
$287,444     $335,720       $48,276         ($340)
Retail                              1993           1994
$103,594       $3,848       $4,856        $1,008         ($412)
Telecommunications                  1993           1994       $3,820,321
$919,560   $1,253,601      $334,040     ($102,561)
Transportation                      1993           1994         $287,586
$42,283      $51,224        $8,941            $0
Computers                           1994           1994         $534,310
($4,957)          $0        $4,957            $0
Telecommunications                  1994           1994
$1,787          $74          $95           $22            $0

Audio                               1992           1995
$67,722       $9,191       $8,143       ($1,048)      ($8,721)
Automotive                          1992           1995         $245,537
$55,390      $30,876      ($24,514)     ($62,029)
Computers                           1992           1995         $670,255
$143,868      $69,402      ($74,466)    ($139,420)
Construction                        1992           1995          $91,856
$12,337      $11,839         ($498)     ($12,399)
Copiers                             1992           1995          $68,193
$17,372       $8,598       ($8,775)     ($14,211)
Fixtures                            1992           1995         $191,523
$41,188      $15,314      ($25,874)     ($49,304)
Furniture                           1992           1995         $321,142
$35,203      $22,974      ($12,230)     ($28,301)
Material Handling                   1992           1995          $34,982
$10,003      $10,666          $662       ($1,678)
Medical                             1992           1995
$89,384       $3,814       $4,681          $867      ($11,772)
Manufacturing & Production          1992           1995         $315,323
$29,833      $26,162       ($3,671)     ($53,473)
Office Equipment                    1992           1995          $33,105
$17,344      $13,159       ($4,185)      ($4,487)
Photography                         1992           1995          $84,703
$13,769      $11,838       ($1,931)     ($17,573)
Printing                            1992           1995          $73,624
$14,780      $12,386       ($2,394)     ($19,388)
Restaurant                          1992           1995         $712,329
$90,616      $75,578      ($15,038)    ($124,260)
Retail                              1992           1995          $32,891
$10,703       $8,863       ($1,840)      ($2,270)
Sanitation                          1992           1995
$38,998         $767         $174         ($594)      ($5,619)
Telecommunications                  1992           1995          $79,770
$15,518      $12,517       ($3,001)     ($14,459)
Video Production                    1992           1995
$49,130       $2,010       $3,312        $1,302       ($6,072)
Agriculture                         1993           1995
$30,211           $1           $0           ($1)           $0
Automotive                          1993           1995       $4,282,836
$349,513     $264,887      ($84,626)    ($136,043)
Computers                           1993           1995       $2,229,596
$188,186     $300,197      $112,011     ($168,156)
Construction                        1993           1995         $156,808
$13,060      $13,838          $778       ($4,890)
Copiers                             1993           1995         $182,402
$34,023      $41,091        $7,068      ($10,107)
Environmental                       1993           1995
$72,193       $5,272      $10,169        $4,897       ($6,179)
Fixtures                            1993           1995
$46,183       $4,458      $11,658        $7,200            $0
Furniture                           1993           1995         $188,312
$22,536      $30,392        $7,856       ($2,545)
Material Handling                   1993           1995         $215,464
$49,495      $47,550       ($1,945)      ($8,613)
Medical                             1993           1995         $321,168
$95,551      $62,632      ($32,918)     ($11,098)
Manufacturing & Production          1993           1995         $214,562
$27,462      $18,400       ($9,062)     ($10,793)
Office Equipment                    1993           1995
$139,093       $6,376       $8,860        $2,485         ($240)
Printing                            1993           1995
$86,115       $4,822       $7,457        $2,635      ($13,293)
Restaurant                          1993           1995         $409,084
$48,198      $13,030      ($35,168)     ($34,988)
Retail                              1993           1995       $1,611,420
$1,042,917   $1,159,756      $116,839      $229,970
Telecommunications                  1993           1995       $4,286,056
$743,382     $725,892      ($17,490)    ($498,634)
Transportation                      1993           1995         $492,417
$107,360      $20,019      ($87,341)     ($41,603)
Video Production                    1993           1995
$44,694         $834       $2,186        $1,353          ($38)
Computers                           1994           1995
$87,124       $6,538       $6,681          $143      ($23,642)
Manufacturing & Production          1994           1995       $4,274,389
$3,282,651   $3,920,390      $637,739      $197,449
Restaurant                          1994           1995         $328,731
$249,347     $279,689       $30,342      ($13,335)
Telecommunications                  1994           1995         $216,656
$23,994     $131,743      $107,749      ($34,910)
Computers                           1995           1995          $36,958
$33,442      $33,448            $6            $0
Copiers                             1995           1995
$7,609       $6,148       $6,493          $346            $0
Medical                             1995           1995
$2,583       $1,128       $2,188        $1,059            $0
Manufacturing & Production          1995           1995
$6,457       $2,849       $2,850            $1            $0

Agriculture                         1992           1996
$31,460           $0           $0            $0         ($682)
Audio                               1992           1996          $92,826
($2,059)      $3,806        $5,865        $3,870
Automotive                          1992           1996
$287,713       $6,658      $17,197       $10,540       ($3,064)
Boats and Barges                    1992           1996      $11,212,811
$5,847,446   $6,484,930      $997,484    $1,494,529
Computers                           1992           1996         $898,409
$25,742      $43,694       $17,952      ($13,007)
Construction                        1992           1996         $123,305
$14,286       $8,278       ($6,008)     ($16,199)
Copiers                             1992           1996          $68,955
($1,779)      $1,015        $2,794       ($1,081)
Environmental                       1992           1996
$40,826       $3,783           $0       ($3,783)      ($4,085)
Fixtures                            1992           1996
$111,866       $6,089       $3,401       ($2,688)      ($6,541)
Furniture                           1992           1996
$146,474       $3,363       $5,462        $2,100       ($2,755)
Material Handling                   1992           1996
$21,393       $8,813       $2,100       ($6,713)      ($2,452)
Medical                             1992           1996         $146,946
$11,947       $9,110       ($2,837)      ($6,459)
Manufacturing & Production          1992           1996         $667,197
$65,774      $45,284      ($20,490)     ($46,664)
Mining                              1992           1996         $578,501
$170,022     $185,000       $14,978       $60,364
Office Equipment                    1992           1996
$16,072         $569         $689          $120         ($602)
Photography                         1992           1996         $141,810
$15,166       $6,252       ($8,914)     ($14,371)
Printing                            1992           1996         $145,378
$11,275      $15,431        $4,156        $6,849
Restaurant                          1992           1996         $884,581
$44,176      $26,729      ($17,446)     ($44,464)
Retail                              1992           1996
$96,493       $3,602       $6,900        $3,298       ($1,170)
Sanitation                          1992           1996
$98,510       $3,375         $493       ($2,882)      ($2,914)
Telecommunications                  1992           1996         $761,258
$59,641      $98,290       $38,650       $47,869
Video Production                    1992           1996
$121,200       $6,149       $7,489        $1,339       ($3,760)
Agriculture                         1993           1996
$21,432           $0          $70           $70            $0
Automotive                          1993           1996       $4,857,549
$272,271     $189,368      ($82,903)    ($162,026)
Computers                           1993           1996       $3,479,468
$395,869     $645,770      $249,901     ($677,445)
Construction                        1993           1996
$96,756       $7,966      $30,293       $22,327       $16,919
Copiers                             1993           1996
$106,667       $7,311       $9,624        $2,313         ($303)
Environmental                       1993           1996         $247,777
$17,423       $5,377      ($12,046)     ($30,332)
Fixtures                            1993           1996
$105,895           $0       $1,315        $1,315            $0
Furniture                           1993           1996         $279,345
$35,048      $49,121       $14,073      ($29,464)
Material Handling                   1993           1996
$101,226       $2,241       $3,333        $1,092         ($104)
Medical                             1993           1996
$540,339       $7,760      $17,215        $9,455        $1,594
Manufacturing & Production          1993           1996         $726,873
$36,559      $63,956       $27,397      ($15,009)
Miscellaneous                       1993           1996
$109,700          ($5)      $3,135        $3,141            $0
Office Equipment                    1993           1996
$325,028       $3,026      $12,953        $9,927      ($53,619)
Printing                            1993           1996         $185,965
$10,656      $20,955       $10,299       ($4,786)
Restaurant                          1993           1996
$280,383       $6,137      $12,560        $6,424         ($704)
Retail                              1993           1996         $440,090
$71,872      $57,200      ($14,672)     ($36,991)
Sanitation                          1993           1996
$18,319       $3,870      $14,042       $10,172        $7,122
Telecommunications                  1993           1996       $3,379,187
$417,507     $467,241       $49,735     ($193,057)
Transportation                      1993           1996
$87,016       $8,588      $27,917       $19,330       $14,920
Video Production                    1993           1996
$113,063       $9,869         $472       ($9,397)     ($31,337)
Computers                           1994           1996         $145,099
$18,104      $33,695       $15,591      ($51,596)
Fixtures                            1994           1996
$5,701        ($248)         $15          $263            $0
Furniture                           1994           1996
$43,911       $5,660           $0       ($5,660)     ($13,787)
Material Handling                   1994           1996
$40,874       $4,719       $8,180        $3,462      $265,046
Medical                             1994           1996         $600,290
$58,047      $64,059        $6,012     ($285,307)
Manufacturing & Production          1994           1996         $119,549
$31,979      $25,267       ($6,712)     ($42,424)
Printing                            1994           1996
$39,622       $6,853       $4,000       ($2,853)     ($15,129)
Restaurant                          1994           1996          $27,415
$14,772           $0      ($14,772)     ($16,490)
Telecommunications                  1994           1996
$15,173          ($6)        $302          $308            $0
Computers                           1995           1996         $173,672
$29,108      $20,133       ($8,975)      ($7,703)
Copiers                             1995           1996
$5,041           $0         $378          $378            $0
Fixtures                            1995           1996
$44,435       $9,918       $7,530       ($2,389)      ($2,388)
Furniture                           1995           1996
$11,279           $0           $0            $0       ($9,023)
Material Handling                   1995           1996
$3,725         $125         $420          $295            $0
Medical                             1995           1996         $104,042
$82,701      $37,325      ($45,376)     ($45,738)
Manufacturing & Production          1995           1996         $213,504
$115,772      $77,296      ($38,476)     ($36,655)
Printing                            1995           1996
$6,610       $2,807       $2,967          $160            $0
Restaurant                          1995           1996          $69,892
$66,077      $36,359      ($29,718)     ($29,718)
Retail                              1995           1996         $623,532
$524,555     $584,336       $59,781            $0
Telecommunications                  1995           1996
$57,101       $3,218       $1,541       ($1,677)      ($1,867)
Video Production                    1995           1996          $25,738
$12,618      $13,408          $790            $0
Computers                           1996           1996
$24,535       $7,962           $0       ($7,962)      ($7,962)
Manufacturing & Production          1996           1996          $52,320
$52,930           $0       $52,930            $0
Restaurant                          1996           1996
$7,247         $114       $1,500        $1,386       ($1,312)

Automotive                          1992           1997
$35,277           $0      $10,419       $10,419       $13,003
Computers                           1992           1997
$74,483           $0       $9,165        $9,165       $13,519
Construction                        1992           1997
$22,030       $4,101       $2,891         ($109)       $1,200
Environmntal                        1992           1997
$12,565       $2,224       $2,225            $0        $1,893
Fixture                             1992           1997
$28,886           $0           $0            $0        $2,401
Furniture                           1992           1997
$31,271       $1,531       $1,109         ($422)       $2,063
Manufacturing & Production          1992           1997
$6,943         $819       $1,311            $0        $1,072
Material Handling                   1992           1997       $4,110,891
$925,806   $1,116,242            $0      $858,263
Mining                              1992           1997         $217,414
$71,977      $20,000            $0       $20,000
Photography                         1992           1997
$31,894       $4,950       $3,622            $0        $2,338
Printing                            1992           1997         $168,741
$18,014      $12,537       ($1,610)      $11,395
Restaurant                          1992           1997
$26,616           $0           $0            $0        $2,847
Sanitation                          1992           1997
$9,361           $0           $0            $0        $2,119
Telecommunications                  1992           1997         $412,360
$39,967      $49,682       $12,232       $52,607
Agriculture                         1993           1997
$40,194           $0           $0            $0            $0
Automotive                          1993           1997         $888,312
$47,663      $24,773      ($22,890)           $0
Computers                           1993           1997         $734,252
$93,839      $90,756       ($3,083)       $3,687
Construction                        1993           1997
$63,042       $9,790      $10,459          $670            $0
Copiers                             1993           1997
$63,037           $0           $0            $0            $0
Environmntal                        1993           1997
$32,236       $4,298       $4,796          $497            $0
Fixtures                            1993           1997       $9,044,378
$1,170,547   $1,443,061      $504,440      $743,528
Furniture                           1993           1997         $315,502
$66,485      $67,421          $936            $0
Install Chgs                        1993           1997
$1,837           $0           $0            $0            $0
Manufacturing & Production          1993           1997         $536,057
$69,376      $86,814       $17,438       ($4,079)
Miscellaneous                       1993           1997
$11,404           $0         $262          $262            $0
Material Handling                   1993           1997
$208,966       $8,685       $6,409       ($2,276)           $0
Medical                             1993           1997         $980,345
$14,745       $9,015       ($5,730)      ($4,502)
Office Equipment                    1993           1997         $293,902
$39,096      $48,162        $9,066      ($10,334)
Photography                         1993           1997         $106,420
$25,078      $25,359          $281            $0
Printing                            1993           1997
$69,600       $1,744       $2,253          $508            $0
Restaurant                          1993           1997       $1,033,639
$178,664     $193,503       $14,838      ($13,767)
Retail                              1993           1997         $801,808
$81,489     $108,377       $26,888      ($56,651)
Sanitation                          1993           1997          $38,711
$10,814       $1,093       ($9,721)           $0
Telecommunications                  1993           1997       $2,215,528
$167,220     $191,182       $38,463       $73,235
Transportation                      1993           1997         $155,270
$27,237      $31,561        $4,324        $2,810
Video Production                    1993           1997
$30,290           $0           $0            $0            $0
Agriculture                         1994           1997
$16,669       $2,080       $1,356         ($724)           $0
Automotive                          1994           1997
$17,497       $2,193       $4,453        $2,260       ($2,429)
Computers                           1994           1997         $246,517
$23,978      $19,260         ($201)     ($50,581)
Furniture                           1994           1997
$77,796       $8,383      $13,210        $4,827      ($18,169)
Manufacturing & Production          1994           1997         $770,651
$221,135     $156,719       ($4,256)    ($168,342)
Medical                             1994           1997          $97,293
$13,074      $17,107        $4,033      ($15,151)
Printing                            1994           1997
$33,526           $0           $0            $0            $0
Restaurant                          1994           1997
$17,087         $346       $2,314        $1,968       ($4,605)
Telecommunications                  1994           1997
$17,862         $228           $0         ($228)           $0
Video Production                    1994           1997
$43,569           $0          $70           $70            $0
Audio                               1995           1997
$24,180           $0           $0            $0            $0
Computers                           1995           1997         $370,580
$19,725      $21,722        $1,997            $0
Copiers                             1995           1997
$10,564       $1,482           $0       ($1,482)           $0
Fixture                             1995           1997
$18,012           $0         $518          $518            $0
Furniture                           1995           1997
$25,418       $7,293       $8,354        $1,061            $0
Manufacturing & Production          1995           1997         $399,479
$78,533      $35,135      ($43,397)     ($10,332)
Medical                             1995           1997         $131,557
$30,567      $30,135        $1,728            $0
Office Equipment                    1995           1997
$12,041           $0           $1            $1            $0
Printing                            1995           1997
$10,883           $0         $523          $523            $0
Restaurant                          1995           1997
$41,979       $6,944       $7,090          $145            $0
Telecommunications                  1995           1997
$32,044         $644       $2,025        $1,382            $0
Transport                           1995           1997
$9,915           $0           $0            $0            $0
Video Production                    1995           1997
$5,116       $1,434       $1,619          $185            $0
Aircraft                            1996           1997       $5,690,161
$5,231,289   $5,305,164       $73,875            $0
Computers                           1996           1997          $69,115
$64,613      $28,495      ($36,118)           $0
Manufacturing & Production          1996           1997         $112,286
$2,317,341   $2,316,413         ($929)           $0
Printing                            1996           1997          $30,867
$24,284           $0      ($24,284)           $0
Restaurant                          1996           1997          $21,703
$19,339           $0      ($16,339)           $0
Retail                              1996           1997          $28,814
$24,695           $0      ($24,695)           $0
Telecommunications                  1996           1997         $646,908
$204,268      $81,062     ($123,206)    ($261,441)
Video Production                    1996           1997          $53,503
$41,768      $45,625        $3,857            $0
Computers                           1997           1997          $42,221
$41,673           $0      ($37,673)           $0
Manufacturing & Production          1997           1997          $56,217
$54,750      $89,370       $34,620            $0

Medical                             1992           1998
$28,945           $0      $13,065       $13,065            (4)
Office Equipment                    1992           1998
$3,486           $0       $3,151        $3,151            (4)
Photography                         1992           1998
$11,376       $1,738           $0       ($1,738)           (4)
Automotive                          1993           1998
$43,374           $0       $5,826        $5,826            (4)
Computers                           1993           1998       $1,644,491
$273,716     $392,988      $119,271            (4)
Manufacturing & Production          1993           1998
$19,974           $0           $0            $0            (4)
Materials                           1993           1998
$32,128       $4,221           $0       ($4,221)           (4)
Restaurant                          1993           1998
$115,199         $660         $106         ($554)           (4)
Retail                              1993           1998
$16,046         $774         $855           $81            (4)
Sanitation                          1993           1998
$48,315           $0           $0            $0            (4)
Telecommunications                  1993           1998         $101,076
$21,633      $34,819       $13,186            (4)
Computers                           1994           1998
$22,525          $51         $300          $249            (4)
Furniture                           1994           1998         $114,022
$31,477      $38,909        $7,432            (4)
Manufacturing & Production          1994           1998
$19,962         $485         $485           ($0)           (4)
Computers                           1995           1998
$91,349           $0       $2,178        $2,178            (4)
Manufacturing & Production          1995           1998
$82,681           $0       $3,163        $3,163            (4)
Medical                             1995           1998
$32,578           $0           $0            $0            (4)
Restaurant                          1995           1998
$23,799           $0           $0            $0            (4)
Retail                              1995           1998
$34,492           $0          $58           $58            (4)
Telecommunications                  1995           1998
$26,346           $0         $354          $354            (4)
Transport                           1995           1998
$36,258           $0           $0            $0            (4)
Audio                               1996           1998
$26,373       $1,409       $1,409            $0            (4)



(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.



---------------------
Prior performance is not an indication of future results.

                                   TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the two years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                     Federal
           Type of               Year of        Year of    Acquisition
Net Book         Net            GAAP         Taxable
          Equipment            Acquisition    Disposition    Cost (1)
Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------    -----------  -----------
-----------    -----------   ------------   -----------

Restaurant                        1994            1995        $326,412
$274,229       $292,998       $18,770       ($8,364)
Computers                         1995            1995         $40,355
$36,171         $4,310      ($31,861)           $0
Manufacturing & Production        1995            1995        $107,995
$70,846        $13,253      ($57,593)      ($6,821)
Printing                          1995            1995      $1,820,770
$1,218,354       $847,650     ($370,703)    ($189,624)

Computers                         1994            1996
$18,446         $5,353         $3,560       ($1,793)     ($10,985)
Manufacturing & Production        1994            1996
$17,177         $8,953         $9,433          $480            $0
Telecommunications                1994            1996         $24,655
$18,456        $20,460        $2,004            $0
Computers                         1995            1996      $1,347,917
$329,160       $125,734     ($203,426)    ($541,146)
Construction                      1995            1996     $22,064,270
$16,995,923    $16,995,923            $0     ($623,361)
Medical                           1995            1996        $103,056
$44,801        $50,884        $6,083            $0
Manufacturing & Production        1995            1996      $1,409,938
$812,883       $444,921     ($367,962)    ($374,116)
Printing                          1995            1996      $5,442,336
$2,288,789     $1,412,324     ($876,465)    ($414,037)
Restaurant                        1995            1996        $268,961
$253,439       $269,638       $16,199            $0
Telecommunications                1995            1996      $1,650,391
$1,200,958     $1,315,148      $114,190            $0

Automotive                        1994            1997         $27,829
$14,749             $0      ($14,749)           $0
Computers                         1994            1997        $180,776
$66,976        $75,905        $8,929      ($13,291)
Construction                      1994            1997         $32,848
$17,140             $0      ($17,140)           $0
Fixture                           1994            1997
$45,846         $1,789         $2,750          $961      ($15,349)
Restaurant                        1994            1997         $94,554
$47,563        $52,007        $4,444            $0
Retail                            1994            1997
$26,897             $0         $1,936        $1,936       ($8,598)
Computers                         1995            1997      $3,262,279
$489,867       $501,756     ($140,124)     $185,069
Fixture                           1995            1997         $29,651
$18,427             $0      ($18,427)           $0
Manufacturing & Production        1995            1997      $1,890,353
$255,830       $887,316       $28,163      $191,708
Medical                           1995            1997
$88,067         $1,722         $2,461          $739            $0
Office Equipment                  1995            1997
$27,724             $0             $0            $0            $0
Printing                          1995            1997      $4,015,970
$898,332       $821,964      ($50,660)     ($50,886)
Restaurant                        1995            1997         $39,793
$28,957             $0      ($28,957)           $0
Telecommunications                1995            1997
$19,948         $2,353         $2,428           $75            $0
Transport                         1995            1997
$12,332           $541           $544            $2            $0
Furniture                         1996            1997         $52,450
$51,399         $3,919      ($27,979)           $0
Manufacturing & Production        1996            1997        $640,182
$81,744       $128,607      ($27,601)    ($216,682)
Printing                          1996            1997        $349,511
$243,488       $223,338      ($20,150)           $0
Restaurant                        1996            1997
$30,415             $0            $99           $99            $0
Telecommunications                1996            1997        $216,401
$118,544         $3,044        $3,044       ($7,459)

VIDEO PROD                        1994            1998
$14,310           $100           $112          ($12)           (4)
COMPUTES                          1995            1998      $2,219,673
$187,957       $364,521     ($176,564)           (4)
FURNITURE                         1995            1998
$57,282             $0         $1,415       ($1,415)           (4)
M & P                             1995            1998
$181,790         $1,079        $64,199      ($63,120)           (4)
MEDICAL                           1995            1998
$40,799             $0         $1,154       ($1,154)           (4)
PRINTING                          1995            1998        $413,451
$12,413        $10,382        $2,030            (4)
RESTAURANT                        1995            1998
$10,838             $0             $4           ($4)           (4)
TELECOMM                          1995            1998
$7,707           $542         $1,250         ($708)           (4)
COMPUTERS                         1996            1998
$26,138             $0            $13          ($13)           (4)
M & P                             1996            1998
$11,497             $0             $6           ($6)           (4)
PRINTING                          1996            1998
$39,424             $0           $562         ($562)           (4)







(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.



---------------------
Prior performance is not an indication of future results.

                                   TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Seven for the year ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                  Federal
         Type of         Year of        Year of      Acquisition   Net
Book         Net           GAAP         Taxable
        Equipment      Acquisition    Disposition      Cost (1)    Value
(2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------     -----------    -----------    -----------
-----------   ------------   -----------   -----------

Construction              1996           1997           $50,702
$47,778            $0       ($47,778)           $0
Vessels                   1997           1997        $9,561,865
$4,154,528    $5,864,138     $1,709,610    $2,448,874
Computers                 1996           1997        $2,048,220
$1,660,987    $1,774,347        $18,900            $0
Telecommunications        1996           1997           $52,104
$13,681       $22,837             $0      ($23,396)

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.



---------------------
Prior performance is not an indication of future results.

Prior performance is not an indication of future results.

                                   EXHIBIT C

                            SUBSCRIPTION DOCUMENTS

     ICON    INCOME    FUND   EIGHT    INSTRUCTIONS    FOR    COMPLETING    THE
SUBSCRIPTION
AGREEMENT
========================================================================
INSTRUCTIONS:  To  purchase  or  acquire  ownership  interests  in ICON  Income
Fund
Eight,  please complete and sign the  Subscription  Agreement.  Please print or type
your          responses          clearly          in         the         spaces
provided.
========================================================================
Units
Purchased.  Indicate  the total  dollar  amount  and the number of 1. Units you wish
to purchase in ICON Income Fund EIGHT. Each whole  INVESTMENT:  Unit has a cost of
$100.00 and each 1/10,000th of a Unit costs $.01.  (Example:  For an investment of
$2,723.25,  the number of units  will equal  27.2325  Units.)  The  Partnership has a
minimum  Initial  Investment  requirement  of  $2,500  except  for  IRAs,  SEPs
and
Qualified  Pension,  Profit-Sharing  or  Stock  Option  Plans  including  Keogh
Plans
for   which   the   minimum    Investment   is   $1,000.    (Please   see   the
"INVESTOR
SUITABILITY    AND    MINIMUM     INVESTMENT     REQUIREMENTS;     SUBSCRIPTION
PROCEDURES"
section       in       the        Prospectus        for       details       and
restrictions).
------------------------------------------------------------------------------
------------------------------------------------------------------------------
A.  Subscriber  or  Investor  Information.  Fill in the  name,  address  2. and tax
identification     number    or    social     security    number    for    each
REGISTRATION
subscriber.  (If necessary,  attach an additional  sheet and have  INFORMATION:
the
additional   subscribers   sign  such   sheet.)   B.   Trustee   or   Custodian
Information.
Please have the Trustee(s) or  Custodian(s) of your fiduciary  account  complete
Section 2B, if the investment is to be held in a trustee or custodial account (such as your IRA, SEP or Qualified Plan), or in another fiduciary account.
(Note:    Section    2A   must   be    completely    filled    out   with   all
subscriber
information.)  C.  Citizenship.  Please  indicate  if you  are a U.S.  Citizen,
U.S.
Resident  Alien or the citizen of a country  other than the United  States.  If so,
please specify the country of which you are a citizen.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
(Mark only one box.  Information as to signatures that are required,  depending on
the    type    of    ownership,    is    provided    below.)    3.    FORM   OF
INDIVIDUAL
OWNERSHIP-investor's   signature   required.   OWNERSHIP:   HUSBAND  AND  WIFE,
AS
COMMUNITY PROPERTY-both parties' signature required.  JOINT  TENANTS-signatures of
all  parties  are  required.   TENANTS  IN  COMMON-signatures  of  all  parties
are
required.      PARTNERSHIP-signature      of     an     authorized      partner
required.
CORPORATION-signature  of an  authorized  officer.  IRA,  SEP,  KEOGH-signature of
trustee    or    custodian    required.    CUSTODIAL    ACCOUNT-signature    of
custodian
required.                TRUST-signature               of               trustee
required.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
4. If you want your distribution checks to be mailed to an address DISTRIBUTION other than shown in Section 2, please complete Section 4. If you ALTERNATIVES: desire multiple payees or direct deposit for your distributions, please complete the Special Payment Instruction Form (Page C-5).
------------------------------------------------------------------------------
------------------------------------------------------------------------------
5. Please  complete  the  Investor  Data Sheet of the  Subscription  SIGNATURES:
Agreement (Page C-3) and read the Investor Suitability Requirements and Representations on the reverse side of the Data Sheet (see Page C-4). After you have done so, please sign, initial and date the Subscription Agreement. (Please refer to Section 3 above for information as to who should sign.)
------------------------------------------------------------------------------
6. The Registered Representative must complete this section of the BROKER/DEALER Subscription Agreement. An authorized Branch Manager or Registered
INFORMATION:
Principal of the Broker/Dealer firm must sign the Subscription Agreement. Orders cannot be accepted without this Broker/Dealer authorization.
-----------------------------------------------------------------------------
------------------------------------------------------------------------------
Until you are notified that the escrow condition of the sale of 7. INVESTMENT 12,000 Units has been completed, please make checks payable to "The
CHECKS &
Chase      Manhattan     Bank     ICON     Income     Fund     EIGHT     Escrow
Account."
SUBSCRIPTIONS:  Thereafter,  checks  should  be made  payable  to "ICON  Income
Fund
EIGHT"  Your  check  should  be in the  amount  of your  subscription  as shown in
Section 1 of the Subscription Agreement. Mail your completed white and pink copies of the Subscription Agreement (Page C-3) together with your Special Payment Instruction Form (Page C-5) (if applicable) and subscription check, in the amount of the subscription price (as shown in Section 1 on page C-3)
to:
ICON  Securities  Corp.,  600  Mamaroneck  Avenue,  Harrison,  New York  10528.
An
original  executed pink copy of this  Subscription  Agreement  will be returned to
you for your files.
-----------------------------------------------------------------------------
NO   SUBSCRIPTION   AGREEMENT   WILL  BE  PROCESSED   UNLESS  FULLY   COMPLETED
AND
ACCOMPANIED   BY  PAYMENT  IN  FULL.   ANY   SUBSCRIPTION   PAYMENT   WHICH  IS
DISHONORED
WILL  CAUSE THE  SUBSCRIPTION  AND ANY  CERTIFICATE  FOR UNITS TO BE VOID AS OF
THE
SUBSCRIPTION  DATE AND  SHALL  OBLIGATE  THE  SUBSCRIBER  TO PAY ALL  COSTS AND
CHARGES
ASSOCIATED THEREWITH.

PLEASE   SEE   PAGE   C-2  FOR   GENERAL   INSTRUCTIONS   AND   PAGE   C-4  FOR
INVESTOR
SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.
     White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy


                          GENERAL INSTRUCTIONS

      1.  Each  Subscriber  is  hereby  instructed  that:  (a) no offer to sell
Units
may  be  made  except  by  means  of  the  Prospectus  and,  consequently,  (b)
SUBSCRIBER
SHOULD  NOT  RELY  UPON  ANY  ORAL  STATEMENTS  BY  ANY  PERSON,  OR  UPON  ANY
WRITTEN
INFORMATION   OTHER  THAN  AS   SPECIFICALLY   SET  FORTH  IN  THE   PROSPECTUS
AND
SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Subscriber is hereby further advised that an investment in Units of the Partnership involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Income Tax Considerations." Subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of Subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws.

      2. Subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for Subscriber to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section. Various states may also impose more stringent standards than the general requirements described under the "INVESTOR SUITABILITY AND
MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section in the Prospectus. In addition, the State of California has additional transfer requirements as summarized in the following legend, which are in addition to the provisions of Section 10 of the Partnership Agreement:

      "IT IS UNLAWFUL TO  CONSUMMATE  A SALE OR TRANSFER OF THIS  SECURITY,  OR
ANY
      INTEREST  THEREIN,  OR TO RECEIVE  ANY  CONSIDERATION  THEREFOR,  WITHOUT
THE
      PRIOR WRITTEN  CONSENT OF THE  COMMISSIONER  OF CORPORATIONS OF THE STATE
OF
      CALIFORNIA, EXCEPT AS PERMITTED IN THE COMISSIONER'S RULES."

     Page  13  ICON  INCOME  FUND  EIGHT  SUBSCRIPTION   AGREEMENT  A  Delaware
Limited
Partnership
-----------------------------------------------------------------------------
1.
A.        UNITS        PURCHASED        Dollar        ICON       USE       ONLY
INVESTMENT:
Amount________________________       No.       of      Units       Subscription
(Check
_________________   Received   Appropriate   B.   TYPE  OF   INVESTMENT   Date:
Boxes)
_____Initial  Investment   _____Additional   ________________   Investment  No.
of
Units:             __________             Blue            Sky            State:
--------
-----------------------------------------------------------------------------
---------------------------------------------------------------------------
A.     SUBSCRIBER     INFORMATION     (Please     specify     Mr.    or    Ms.)
Subscriber's
Name(s)______________________________________________________________________
________________________________________   Subscriber   Tax  I.D.   2.  No.  or
Social
Security     No.______________________________     REGISTRATION    Subscriber's
Residential
Address                                                            INFORMATION:
(Please
Street_______________________________________________________________________
type            or            City/Town________________________________________
print
State___________________         Zip         Code______________________________
clearly)
Telephone   No.   (Day)    _______________________________    B.   TRUSTEE   OR
CUSTODIAL
INFORMATION   (of   IRAs,   Qualified   Plans,   other   Trustees,   etc.,   if
applicable)
Trustee's                            or                             Custodian's
Name(s)______________________________________Trustee
Tax             I.D.             No.              _____________________________
FBO
_____________________________________________________________Acct.
No
______________________________________      Date      Trust     or      Account
Established
___________________  Year to  which  Subscription  applicable  19___  Trustee's
or
Custodian's
Address
Street_______________________________________________________________________
City/Town________________________________________      State___________________
Zip
Code____________________                                                Contact
Name_____________________________________
Phone__________________________________________     C.    CITIZENSHIP    (Check
One)
___U.S.      Citizen      ___U.S.      Resident      Alien      ___Non-Resident
(Specify
Country)________________
-------------------------------------------------------------------
--------------------------------------------------------------------
3. FORM OF _____  Individual  Ownership  _____  Partnership  FIDUCIARY  ACCOUNTS
OWNERSHIP: _____ Husband and Wife, as Community Property _____ Corporation (Mark only (All Sections in 2B must be filled out) one box) _____ Joint Tenants
-----
Trust  ___  IRA,   SEP,   Keogh  ___  Trust   _____   Tenants   in  Common  ___
Custodial
Account
--------------------------------------------------------------------------
------------------------------------------------------------------------
4.   Check   if:____   You   wish   Distributions   of   the   Partnership   to
be
DISTRIBUTION    reinvested   in   additional    Units   during   the   Offering
Period.
ALTERNATIVES:   ____  You  wish  Direct  Deposit  of   Distributions   or  that
(COMPLETE
they  be sent to more  than  one  Payee.  Complete  the  Special  Payment  ONLY
IF
Instruction  Form.  PAYEE  IS ____  You  wish  Distributions  to be sent to the
Payee
and  DIFFERENT  Address  listed  below.  Complete  the  following  information:
THAN
Payee Name: SECTION 2A
------------------------------------------------------------------------------
or      2B      Branch:       ___________________________________       Account
ABOVE)
Number:__________________________      ABA     #:___________________     Street
Address:
------------------------------------------------------------------------------
City/Town:                 ____________________________________________________
State
___________________                           Zip                          Code
------------
--------------------------------------------------------------------------
------------------------------------------------------------------------
(Initial   _________________)   The  undersigned   confirms  that  he/she:  has
received a
copy  of  the   Prospectus   and  has  read   page  C-2   hereof,   makes   the
representations
contained on Page C-4 hereof,  acknowledges  that an 5.  investment in Units is not
liquid;   declares  that,  to  the  best  of  SIGNATURES   his/her   knowledge,
all
information  in  Sections  1-4 of the  Page  C-3 is  AND  accurate  and  may be relied
upon by the  General  Partner;  and  appoints  INITIALS:  the  General  Partner as
his/her   attorney-in-fact   as   described   in   Paragraph  2  on  Page  C-4.
Sign
X______________________________________
Sign
X_______________________________________________________                   Here
Subscriber's
Signature           Date          Here           Authorized           Signature
(Custodian/Trustee/Officer/Partner)
Date
X______________________________________
X_______________________________________________________           Subscriber's
Signature
Date          Print          Name           (Custodian/Trustee/Officer/Partner)
Date
------------------------------------------------------------------------
-----------------------------------------------------------------
The  Selling  Dealer  must  sign  below to  complete  the order  and,  by doing so,
thereby   represents   that  (1)  both  it  and  its   registered   6.  BROKER/
representative
which solicited the  subscription  (the  "Registered  DEALER  Representative"):
(a)
is duly  licensed  by, and in good  standing  with,  INFORMATION:  the NASD and may
lawfully  offer  Units in the  State(s)  listed in (Please  Section  2.A above;
(b)
has  reasonable  grounds  to  believe,  based on type or  information  obtained from
the   Subscriber    concerning    his/her    investment    print    objectives,
other
investments,   financial   situation   and   needs  and  any   clearly)   other
information
known  by  the  Selling   Dealer  or   Registered   Representative,   that  the
Investment
described  in Section 1, above is  suitable  in light of  Subscriber's  income, net
worth and other  characteristics;  and (c) the  Registered  Representative  has
(i)
informed  the  Subscriber  as  to  the  limited  liquidity  of  the  Units  and
(ii)
delivered a current copy of the  Prospectus  to the  Subscriber  in  connection with
the       offering      of      Units.       PLEASE       PRINT       Brokerage
Firm
Name_______________________________________
Supervisor_______________________
Tele.              Number              _______________               Registered
Representative
Name_______________________________________    Rep.    Number    ______________
Tele.
Number                      ______________                       Representative
Street
Address_______________________________________________________________
City/Town_________________________________________________
State_______________________     Zip    Code     _______________     Authorized
signature
(Branch   Manager  or   Registered   Principal).   Order  cannot  be  completed
without
signature.
X_______________________________________________________
-----------------------------------------------------------------
--------------------------------------------------------------------
7.  Mail  the  completed   Subscription  Agreement  with  a  check  payable  as
INVESTMENT
indicated  in  the  instructions  to:  ICON  Securities  Corp.,  600  CHECKS  &
Mamaroneck
Avenue,             Harrison,             New            York            10528.
SUBSCRIPTIONS.
--------------------------------------------------------------------------
---------------------------------------------------------------------
ACCEPTANCE  BY  GENERAL  PARTNER  ICON  Capital  Corp.,  General  Partner  ICON
INCOME
FUND                                                                      EIGHT
By:_________________________________________________________
Authorized                                                            Signature
Date
-----------------------------------------------------------------

INVESTOR SUITABILITY SUBSCRIPTION; APPOINTMENT OF ATTORNEY-IN-FACT; AND
                            REPRESENTATIONS

      1.  Subscription  for Units.  Each subscriber (a  "Subscriber")  desiring to
   become  a  Limited   Partner  of  ICON  Income  Fund  Eight,   an  equipment
leasing
   program  consisting  of  two  Delaware  limited  partnerships,  ICON  Income
Fund
   Eight  A  L.P.,  a  Delaware  limited  partnership,  ("ICON  Eight  A")  and
ICON
   Income  Fund Eight B L.P.,  a Delaware  limited  partnership,  ("ICON  Eight
B")
   (collectively,  the  "Partnerships",  or,  individually,  a  "Partnership"), hereby
   signs  his/her  name in Section 5 on Page C-3,  and thereby  (a)  subscribes for
   the number  and dollar  amount of limited  partnership  units  ("Units")  as set
   forth in Section  1.A on Page C-3;  (b)  agrees to become a Limited  Partner of a
   Partnership  upon acceptance of his/her  subscription by the General Partner of
   such  Partnership,  ICON Capital  Corp.  (the  "General  Partner");  and (c)
adopts,
   and   agrees   to  be  bound   by  each  and   every   provision   of,   the
Partnership
   Agreement and this  Subscription  Agreement.  Subscriber  hereby  subscribes for
   the  number  of  Units  (whole  and  fractional),   and  has  tendered  good
funds
   herewith  in full  payment of the  "Dollar  Amount"  therefor  (computed  at
$100
   per whole  Unit/$.01  for each  1/10,000th of a Unit as shown in Section 1.A on
   Page  C-3,   subject  to  (i)   discounts   (as   described   in  the  "Plan
of
   Distribution"    Section   of   the   Prospectus)   and   to   the   minimum
investment
   requirements    (as   described   in   the   "INVESTOR    SUITABILITY    AND
MINIMUM
   REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus).

      2.  Appointment of the General Partner as Subscriber's  Attorney-in-Fact.
By
   signing  his/her  name  in  Section  5 on  Page  C-3,  (and  effective  upon admission
   to  the  Partnership),   each  Subscriber  thereby  makes,  constitutes  and
appoints
   the General  Partner,  each  authorized  officer of the General  Partner and each
   Person who shall  thereafter  become a  Substitute  General  Partner  during the
   term of the  Partnership,  with  full  power  of  substitution,  as the true
and
   lawful   attorney-in-fact  of,  in  the  name,  place  and  stead  of,  such
Limited
   Partner,  to the full extent,  and for the purposes and duration,  set forth in
   Section  15 of the  Partnership  Agreement  (all of the  terms of which  are hereby
   incorporated   herein   by   this   reference).   Such   purposes   include,
without
   limitation,   the  power  to  make,  execute,  sign,  acknowledge,   affirm,
deliver,
   record  and  file  any  (a)  document  or   instrument   which  the  General
Partner
   deems   necessary  or  desirable  to  carry  out  fully  the  provisions  of the
   Partnership  Agreement  (in the  manner  and for the  purposes  provided  in
Section
   15.1   of   the   Partnership   Agreement)   and   (b)   amendment   to  the
Partnership
   Agreement   and  to  the   Certificate   of  Limited   Partnership   of  the
Partnership
   (in  the  manner  and  for  the   purposes   provided  in  Section  15.2  of
the
   Partnership   Agreement,   including,   without  limitation,   admission  of
Limited
   Partners   to   the   Partnership   and   any   application,    certificate,
instrument,
   affidavit  or  other   document   required  or   appropriate  in  connection
with
   registration   or   documentation   of   the   Partnership's   Investments).
The
   foregoing  appointment  shall  not in any way  limit  the  authority  of the
General
   Partner as  attorney-in-fact  for each  Limited  Partner of the  Partnership under
   Section  15 of the  Partnership  Agreement.  The  power of  attorney  hereby granted
   is  coupled   with  an   interest,   is   irrevocable   and  shall   survive
Subscriber's
   death,  incapacity,   insolvency  or  dissolution  or  his/her  delivery  of
any
   assignment of all or any portion of his/her Units.

      3.   General    Subscriber    Representations.    As   a   condition   to
Subscriber's
   being  admitted  to  the  Partnership,  Subscriber  hereby  represents  that he/she:
   (a)  either  (i) has  annual  gross  income of  $30,000  plus a net worth of
$30,000
   (exclusive  of  his/her   investment  in  Units,   home,  home   furnishings
and
   automobiles)  or a net  worth of  $75,000  (determined  in the same  manner)
or
   (ii)   meets  any   higher   investor   gross   income   and/or   net  worth
standards
   applicable   to   residents   of  his/her   State,   as  set  forth  in  the
"INVESTOR
   SUITABILITY    AND    MINIMUM    INVESTMENT    REQUIREMENTS;    SUBSCRIPTION
PROCEDURES"
   Section  of the  Prospectus;  (b)  if  Subscriber  is an IRA or a  Qualified
Plan,
   it has been  accurately  identified  as such in  Sections  2.A and 3 on Page
C-3;
   (c) has  accurately  identified  himself/herself  in Section 2.C on Page C-3 as
   either a U.S.  Citizen or a  non-U.S.  Citizen  (Note:  a  Subscriber  which is a
   corporation,  a  partnership  or trust should  review the  requirements  for being
   considered  a U.S.  Citizen  described  in  the  "INVESTOR  SUITABILITY  AND
MINIMUM
   INVESTMENT   REQUIREMENTS;   SUBSCRIPTION   PROCEDURES"   Section   of   the
Prospectus);
   and (d) each  subscriber who is purchasing  Units for  Individual  Ownership
(as
   indicated in Section 3 on Page C-3) is purchasing for his or her own account.
   If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

      4.  Additional  Fiduciary  and  Entity  Representations.  If  the  person signing
   this  Subscription  Agreement  is doing so on  behalf of  another  person or entity
   who    is    the    Subscriber,    including,    without    limitation,    a
corporation,  a
   partnership,   an  IRA,  a  Qualified   Plan,  or  a  trust  (other  than  a
Qualified
   Plan),  such  signatory  by  signing  his/her/its  name in Section 5 of Page
C-3
   thereby  represents  and  warrants  that  (a) he is duly  authorized  to (i)
execute
   and    deliver    this    Subscription    Agreement,     (ii)    make    the
representations
   contained   herein  on  behalf  of  Subscriber  and  (iii)  bind  Subscriber thereby
   and  (b)  this  investment  is  an  authorized   investment  for  Subscriber
under
   applicable documents and/or agreements (e.g., articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

      5. Under the penalties of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that: (a) the
Taxpayer
   Identification  Number or Social  Security  Number  listed in Section 2.A on
Page
   C-3 is  correct;  and  (b)  he/she  is not  subject  to  backup  withholding either
   because  the   Internal   Revenue   Service  has  (i)  not   notified   such
Subscriber
   that  he/she  is  subject  to  backup  withholding  as a result of a failure to
   report all  interest  or  dividends  or (ii) has  notified  such  Subscriber that
   he/she  is no  longer  subject  to  backup  withholding.  (If you have  been notified
   that  you  are  currently   subject  to  backup   withholding,   strike  the
language
   under clause (b) of this paragraph 5 before signing).

      UPON   SUBSCRIBER'S   EXECUTION  OF  THIS   SUBSCRIPTION   AGREEMENT  AND
ACCEPTANCE
      THEREOF BY THE GENERAL PARTNER,  THIS SUBSCRIPTION  AGREEMENT (CONSISTING
OF
      PAGES C-1 THROUGH C-5) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

                            ICON INCOME FUND EIGHT
               600 Mamaroneck Avenue, Harrison, New York 10528


                       SPECIAL PAYMENT INSTRUCTION FORM

        DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE
                                 PAYEES

      Please  use this form only if you would like your cash  distributions  to be
      directly  deposited  into  an  account  and/or  sent  to  more  than  one account,
      location  or  payee.  A  maximum  of two  (2)  choices  are  allowed.  If these
      instructions    are   being    delivered    in    connection    with   an
additional
      investment  in  this   Partnership   which  is  being   combined  with  a
prior
      investment,  the  designations  of account,  location and  payee(s)  must be
      exactly  the  same  unless  we  are  advised  that  you  are   requesting
prior
      instructions be changed. Original signatures of all joint investors or custodial authorization are required.

                                 First Payee Direct Deposit

                                 Checks


      Bank Name____________________________________ Bank
      Address_____________________________________


      City             State              Zip

      Bank ABA#___________________________________  Bank Routing
      No.__________________________________

      Name of Account Holder_________________________    Account
      Type_____________________________________
                                     Account
      No.______________________________________

      % to be Paid*__________________________________    New
      instructions:        Yes                  No

===================================================================

                                   Second Payee Direct Deposit
                                Checking


      Bank Name___________________________________  Bank
      Address______________________________________


      City             State              Zip

      Bank ABA#__________________________________   Bank Routing
      No.___________________________________

      Name of Account Holder________________________Account
      Type______________________________________
                                     Account
      No._______________________________________

      % to be Paid*_________________________________New
      instructions:       Yes                 No


      *Please   note  that  the  total  of  First   Payee  and   Second   Payee
(if
      applicable) should equal 100% of distribution.



      --------------------------------------------
      ----------------------------------------------
      Original Signature - Subscriber - Limited Partner  Original
      Signature - Subscriber - Limited Partner or Authorized/Custodial Representative


      --------------------------------------------
      ----------------------------------------------
      Date Signed                         Original Signature -
      Subscriber - Limited Partner


                   Please make a copy for your records

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by the Partnership and referred to in this Prospectus or in Supplements thereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any person in any jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

  -------------------------------------------------------------
                     ICON Income Fund Eight
  -------------------------------------------------------------


                        $150,000,000 (Maximum Offering)
                 150,000 Units of Limited Partnership Interest
  (two Delaware limited partnerships, each having a minimum capitalization of
                                 12,000 Units)

                               $100.00 per Unit
                     Minimum Investment 25 Units ($2,500)
               (10 Units or $1,000 for IRAs or Qualified Plans)

                        ------------------
                        PROSPECTUS
                        ------------------

                             ICON SECURITIES CORP.
                                Dealer-Manager

                              September 23, 1998



                             ICON Securities Corp.
                             600 Mamaroneck Avenue
                           Harrison, New York 10528
                                (914) 698-0600

   UNTIL DECEMBER 21, 1998 (90 DAYS FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  *
ITEM 14.  *
ITEM 15.  *
ITEM 16.  *
ITEM 17.  *

* Filed in Amendment No. 2 to the S-1 Registration Statement filed on September 18, 1998 and is incorporated herein.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated.

                          ICON INCOME FUND EIGHT,
                          ICON INCOME FUND EIGHT A L.P.
                        (a Delaware limited partnership)
                          ICON INCOME FUND EIGHT B L.P.
                        (a Delaware limited partnership)

                          By:  ICON CAPITAL CORP.,
                               General Partner


                             By: _/s/ Paul B. Weiss
                            Paul B. Weiss, President

      Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 3 to the S-1 Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on this 8th day of June, 1999.

Signatures                     Title(s)

/s/ Beaufort J. B. Clarke                      Chief   Executive   Officer  and
Chairman
                             of ICON Capital Corp.,
                               the General Partner of the Registrant


/s/ Paul B. Weiss                              President and Vice Chairman
Paul B. Weiss                       of ICON Capital Corp.


/s/ Thomas W. Martin   _______      Executive Vice President and Director
Thomas W. Martin                    of ICON Capital Corp.


/s/ Kevin F. Redmond       _____          Treasurer and Chief Financial Officer
Kevin F. Redmond                    of ICON Capital Corp.

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549


                       ----------------------




                              EXHIBITS

                        POST-EFFECTIVE AMENDMENT NO. 3

                                      TO

                              FORM S-1

                       REGISTRATION STATEMENT

                                UNDER

                     THE SECURITIES ACT OF 1933




                       ----------------------



                       ICON INCOME FUND EIGHT

                            ICON INCOME FUND EIGHT
                              EXHIBIT INDEX

Exhibit
  No.      DESCRIPTION                                                  Page

1.    Underwriting agreements.
      1.1  Form of Dealer-Manager Agreement....................... E- 4
      1.2  Form of Selling Dealer Agreement....................... E- 1

4. Instruments defining the rights of security holders.
4.1   The Partnership's Amended and Restated Agreement
            of Limited Partnership is included as Exhibit A to the Prospectus.
      E-
      4.2  The Subscription Agreement, including the Limited
           Partner Signature Page and Power of Attorney,
           included in Exhibit C to the Prospectus. .............. E- 1
      4.3  Copy of the Partnership's Certificate of Limited
           Partnership filed with the Delaware Secretary of State
           On June 9, 1997........................................ E- 1

5. Opinion re legality.
      5.1  Opinion of Day, Berry & Howard LLP with
           respect to securities being registered................. E- 2

8.    Opinion re tax matters.
      8.1  Opinion of Day, Berry & Howard LLP with
           respect to certain tax matters......................... E-

10.   Material Contracts.
      10.2 Escrow Agreement....................................... E- 3

23.   Consents of experts and counsel.
      23.1 Consent of KPMG LLP.................................... E-
      23.2 Consent of Day, Berry & Howard LLP appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference.
      23.3 Consent of Day, Berry & Howard LLP appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference.

24.   Power of Attorney.
      24.1 Powers of Attorney .................................... E- 1

99.   Additional Exhibits.
      99.1 Table VI - Acquisition of Equipment by the Prior
           Public Programs........................................ E-

1 Filed as an Exhibit to the S-1 Registration Statement filed on May 29, 1998 and is incorporated herein by reference. 2 Filed as an Exhibit to Amendment No. 1 filed on July 24, 1998 and is incorporated herein. 3 Filed as an Exhibit to Amendment No. 2 filed on September 18, 1998 and is incorporated herein. 4 Filed as an Exhibit to Post-Effective Amendment No. 1 filed on January 29, 1999 and is incorporated herein.

                                  EXHIBIT 8.1


                              OPINION OF COUNSEL

                                    ON TAX

DAY, BERRY & HOWWARD LLP                            260 Franklin Street
 ......          .....                               Boston
 ......          .....                               Massachusetts 02110-3179


Counsellors at Law
Boston, Hartford and Stamford


 ......          .....               June 8, 1999

ICON Capital Corp.
600 Mamaroneck Avenue
Harrison, New York 10528

Ladies and Gentlemen:

 ......You  have asked us to review  changes to the  material  under the  heading
"RISK FACTORS 0 Federal Income Tax Risks and ERISA Matters" in the Prospectus you plan to file today which have been made since our opinion to you dated July 24, 1998 concerning the accuracy of such material. Such changes do not affect the validity of our July 24, 1998 opinion.

 ......          .....               Very truly yours,


 ......          .....               /s/ Day, Berry & Howard LLP
 ......          .....               Day, Berry & Howard LLP

                                 EXHIBIT 23.1


                                  CONSENT OF
                             KPMG PEAT MARWICK LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ICON Income Fund Eight A L.P.


We consent to the use of our reports on (i) ICON Income Fund Eight A L.P. and
(ii) ICON Capital Corp. included herein, and to the reference to our firm under the heading "Experts" in the prospectus.




 ......          .....               KPMG LLP







New York, New York
June 8, 1999

                                 EXHIBIT 99.1

                                   TABLE VI

                           ACQUISITION OF EQUIPMENT
                         BY THE PRIOR PUBLIC PROGRAMS

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series A at March 31, 1999:

        Original Lessee                                                      Date        Total          Cash       Acquisition
       or Equipment User            Location        Equipment             Purchased   Financing (1)  Expended (2)     Cost (3)
------------------------------------------------------------------------------------------------------------------------------

Campbell Soup Company             Sacramento, CA   Computers                Sep-91            $0        $27,411       $27,411
Center For The Media Arts         New York, NY     Audio Visual             Nov-88             0        377,126       377,126
Center For The Media Arts         New York, NY     Audio Visual             Mar-90             0         82,204        82,204
Chesebrough Ponds                 Westport, CT     Material Handling        Jun-88        23,058          4,475        27,533
Chesebrough Ponds                 Westport, CT     Material Handling        Jun-88             0         54,508        54,508
Ciba-Geigy Corp.                  Greensboro, NC   Copiers                  Sep-91             0         49,081        49,081
Ciba-Geigy Corp.                  Greensboro, NC   Computers                Sep-91             0         74,389        74,389
Ciba-Geigy Corp.                  Summit, NJ       Computers                Sep-91             0         39,459        39,459
Corporate Mailings, Inc.          Whippany, NJ     Office Copier            Jun-88       130,113         29,440       159,553
Data Broadcasting Corporation     Vienna, VA       Computers                Jun-90       771,520         56,283       827,803
Doran &  Doran PC                 Ames, IA         Medical                  Jun-88        25,642          4,115        29,757
First Boston Corp.                New York, NY     Copiers                  Feb-89        73,438          8,475        81,913
First Hudson Equipment Leasing CorWhite Plains, NY Computer                 Jun-88             0         75,224        75,224
Godiva Chocolatier, Inc.          Reading, PA      Computers                Sep-91             0         32,561        32,561
Gould, Inc.                       Ft. Lauderdale, FOffice Copier            Jun-88        34,982         14,857        49,839
Hospital Authority Of Gwinnett    Lawrenceville, GAMedical                  Jun-88        49,274          7,117        56,391
Ingalls Same Day Surgery          Tinley Park, IL  Medical                  Jun-88        71,572          9,490        81,062
Ingersoll-Rand Company            Mayfield, KY     Copiers                  Sep-91             0        117,238       117,238
Intelligent Light                 Fairlawn, NJ     Computers                Jun-88        46,131          7,662        53,793
Internal Revenue Service          Philadelphia, PA Office Equipment         May-89             0         83,114        83,114
Ivan C. Namihas MD                Las Vegas, NV    Medical                  Jun-88             0         29,784        29,784
L & H Abstracts                   White Plains, NY Telecommunications       Jul-89             0         41,229        41,229
Laclede Steel Company             St. Louis, MO    Computers                Jun-89        69,618          2,513        72,131
Ladera Heights Hospital           Los Angeles, CA  Computers                May-89             0        271,415       271,415
Liverpool Blueprint, Inc.         Liverpool, NY    Commercial Copier        May-89             0        114,048       114,048
Liverpool Blueprint, Inc.         Liverpool, NY    Reprographics            Jul-93             0         53,149        53,149
Marvin Sugarman Productions       Valencia, CA     Audio Visual             Aug-90       179,379          4,617       183,996
Massachusetts General Life        Englewood, CO    Computers                Dec-89       327,971         19,220       347,191
Mcginn Tool & Engineering Co.     Franklin, IN     Manufacturing & Prod.    Jun-95             0         27,000        27,000
Medical Center Of Independence    Independence, MO Medical                  Jun-88        59,838          8,192        68,030
New York Telephone                New York, NY     Copiers                  Jun-88       173,024         32,155       205,179
Newark Beth Israel Medical Ctr    Newark, NJ       Medical                  Sep-91             0         40,556        40,556
Pandick Technologies, Inc.        New York, NY     Office Copier            Jun-88       184,910         44,661       229,571
Payless Cashways/Parctec          New York, NY     Retail                   Dec-93       141,791          7,365       149,156
Professional Blueprinters         Norfolk, VA      Commercial Copier        Mar-89             0        120,682       120,682
Quality Plants                    Manorville, NY   Agriculture              May-89             0         37,991        37,991
Rainbow Abstracts                 White Plains, NY Office Copier            Jul-88             0        107,503       107,503
Ralph's Foods                     Edroy, TX        Printing                 May-89             0         83,027        83,027
Richman Gordman Stores, Inc.      Omaha, NE        Retail                   Dec-90       172,690         25,823       198,513
Richman Gordman Stores, Inc.      Omaha, NE        Retail                   Dec-93             0         39,887        39,887
Ridgebury Equestrian Center       New Hampton, NY  Agriculture              Sep-88             0         27,968        27,968
S.J.C. Video Corporation          Valencia, CA     Video Production         Aug-90             0        341,796       341,796
Santangelo dba Valley Shopping    Derby, CT        Agriculture              Dec-88             0         31,425        31,425
Sparta, Inc.                      La Jolla, CA     Computer                 Jun-88        33,587          7,593        41,180
Stamford Lithographics            Stamford, CT     Printing                 Feb-89             0         50,258        50,258
Staten Island Ob & Gyn Assoc.     Staten Island, NYMedical                  Jun-88             0         26,215        26,215
Taco Amigo                        Audubon, NJ      Restaurant               Mar-89             0        103,459       103,459
Texas Instruments, Inc.           Dallas, TX       Computers                Jun-88       175,382         35,954       211,336
The Guardian Life Insurance CompanSpokane, WA      Office Copier            Jun-88       221,181         46,190       267,371
Triangle Reproductions, Inc.      Houston, TX      Commercial Copier        Dec-90             0         74,677        74,677
Tucker Anthony                    New York, NY     Office Copier            Jun-88        22,813          7,083        29,896
V. Bruce Mccord                   Gardiner, NY     Agriculture              Sep-88             0         36,139        36,139
Wakefern Food Corp.               Elizabeth, NJ    Office Copier            Jun-88        41,749         22,756        64,505
William F. Hineser Dpm, P.C.      Arvada, CO       Medical                  Jun-88             0         25,695        25,695
                                  Total Equipment transactions less than $25,000         266,061      1,385,490     1,651,551

                                                                                   -------------- -------------- -------------
                                                                                      $3,295,724     $4,487,744    $7,783,468
                                                                                   ============== ============== =============

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under managment for ICON Cash Flow Partners, L.P., Series A at March 31, 1999 pursuant to leases or which secure its Financing Transactions.



                                   Equipment      Equipment        Total
       Equipment Category           Leases        Financings     Portfolio
  --------------------------      ----------      ----------     ---------

  Manufacturing & Production            $0         $27,000        $27,000
                                  ---------        --------       -------

                                        $0         $27,000        $27,000
                                  =========        ========       =======

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31, 1999:

       Original Lessee                                                       Date          Total         Cash       Acquisition
      or Equipment User           Location            Equipment           Purchased    Financing (1)   Expended (2)    Cost (3)
----------------------------------------------------------------------------------------------------------------------------

A & E Reprographics & Supply   Memphis, TN          Reprographics           Jan-90             $0       $102,003     $102,003
A Action Rental, Inc.          Pittsburg, PA        Environmental Equip.    Sep-91              0         45,514       45,514
Ad Art Design Co., Inc.        Gaitherburg, MD      Computers               Aug-94              0         26,405       26,405
Adams Optics                   Athens, GA           Furniture               Jun-90              0         26,278       26,278
Advance Waste                  Mableton, GA         Sanitation              Dec-91              0         24,282       24,282
Aladdin Carpet Cleaning & Rest Huntington Bch, CA   Manufacturing & Prod.   May-95              0         28,292       28,292
Alan Williams & Associates     N. Hollywood, CA     Computers               Jun-95              0         40,975       40,975
Aluminum Company of America    Pittsburgh, PA       Computers               Dec-89              0        107,733      107,733
American Disposal, Inc.        Palmyra, PA          Front Load Containers   Sep-91              0         57,847       57,847
American Senior Citizens All.  Orlando, FL          Computers               Jul-90              0         54,290       54,290
American Senior Citizens All.  Orlando, FL          Telecommunications      Aug-90              0         56,219       56,219
AP Propane, Inc.               King Of Prussia, PA  Computers               Nov-90        352,251         43,294      395,545
AP Propane, Inc.               King Of Prussia, PA  Computers               Nov-90      1,216,935        115,673    1,332,608
AP Propane, Inc.               King Of Prussia, PA  Computers               Nov-90        458,472         43,819      502,291
Ascom Communications, Inc.     Bronx, NY            Telecommunications      Apr-94              0         36,547       36,547
Assix International, Inc.      Tampa, MA            Computers               Nov-89        192,258         20,187      212,445
Assix International, Inc.      Tampa, FL            Furniture               Nov-89              0         75,299       75,299
B & D Hauling, Inc.            Columbus, OH         Front Load Containers   Sep-91              0         51,268       51,268
B & P Refuse Disposal, Inc.    Manassas, VA         Containers & Carts      Jul-90              0         47,913       47,913
Badalaty, DMD Madeline M.      Ocean Township, NJ   Medical                 Oct-90              0         25,882       25,882
Ballingers USA, Inc.           New York, NY         Furniture               May-92              0        188,807      188,807
Barry S. Kaplan Md Pa          Miami, FL            Computers               Jun-95              0         35,313       35,313
Bell Telephone of Pennsylvania Pittsburgh, PA       Office Equipment        Oct-89              0         85,048       85,048
Bendor Corp.                   Dallas, TX           Fixture                 Dec-90         24,599          3,048       27,648
BJ's Kountry Kitchen           Fresno, CA           Restaurant Equipment    Jun-91              0         60,255       60,255
Blispak, Inc.                  Whippany, NJ         Manufacturing & Prod.   Aug-90              0        125,371      125,371
Bluebonnet Milling Company     Ardmore, OK          Material Handling       Dec-90         34,378          3,014       37,391
BOC, Inc.                      Murray Hill, NJ      Computers               Sep-89        178,212         36,246      214,459
Bowers Sanitation              Vickery, OH          Sanitation              Dec-91              0         32,682       32,682
Braintec Corporation           Irvine, CA           Computers               Apr-95              0         27,291       27,291
Brenlar Investments, Inc.      Novaro, CA           Furniture               Oct-94              0        303,000      303,000
Bull Run Metal Fabricators     Powel, TN            Manufacturing & Prod.   Mar-90              0         31,129       31,129
Buntastic, Inc.                Savannah, GA         Restaurant Equipment    Dec-90         36,986          2,989       39,975
Business Application Soures    Costa Mesa, CA       Furniture               Dec-90              0         29,806       29,806
Cal Rentals & Sales, Inc.      Pittsburg, PA        Construction            Jun-91              0         24,724       24,724
Captain Cookie Company         Shreveport, LA       Restaurant Equipment    Jun-90              0         26,305       26,305
Card Brothers Equipment, Inc.  Merrill, MI          Computers               Dec-90         55,570          4,943       60,513
Career Systems, Inc.           Knoxville, TN        Computers               Mar-90              0         26,489       26,489
Centran Mississippi Farm       Vicksburg, MS        Agriculture             Sep-90              0        126,048      126,048
Channel 17 Associates Ltd.     Birmingham, AL       Video Prod.             Sep-92              0        104,457      104,457
Channel 17 Associates Ltd.     Birmingham, AL       Video Prod.             Sep-92              0        278,333      278,333
Channel 17 Associates Ltd.     Birmingham, AL       Telecommunications      Sep-92              0         64,731       64,731
Channel 17 Associates, Ltd.    Birmingham, AL       Audio Equipment         Aug-93              0        128,455      128,455
Chester Wojda Dba              Zephyrhills, FL      Material Handling       Oct-95              0         26,533       26,533
Chris & John's Auto Body, Inc. Milwaukie, OR        Material Handling       Dec-90         43,082          3,740       46,822
Chrysler Motor Corp.           Highland, MI         Computers               Mar-91      2,039,527        649,217    2,688,744
Ciba-Geigy                     Ardsley, NY          Computers               Sep-89        123,897          9,984      133,882
Circuit Wise, Inc.             North Haven, CT      Manufacturing & Prod.   Jan-91              0        108,613      108,613
Circuit Wise, Inc.             North Haven, CT      Manufacturing & Prod.   Jan-95              0         50,110       50,110
CIS Corp.                      College Park, GA     Telecommunications      Mar-97              0        822,592      822,592
Clark Bagels Inc.              Clark, NJ            Fixture                 Apr-95              0         27,790       27,790
Clear Film Printing, Inc.      Kaufman, TX          Printing                Sep-89              0         26,000       26,000
Coastal Blue, Inc.             S. J. Capistrano,CA  Copiers                 Nov-89              0        130,000      130,000
Colorgraphics of Arizona, Inc. Phoenix, AZ          Reprographics           Dec-90         48,787          4,289       53,076
Concord Chrysler Plymouth      Concord, MA          Manufacturing & Prod.   Jun-93              0         26,401       26,401
Consolidated Waste Ind., Inc., Washington, DC       Sanitation              Jun-90              0         31,990       31,990
Criterion Labs, Inc.           San Jose, CA         Manufacturing & Prod.   Mar-95              0         37,594       37,594
D & V Carting                  Wellington, FL       Sanitation              Dec-91              0         28,137       28,137
Dalane Machining, Inc.         Tampa, FL            Material Handling       Jul-92              0         30,692       30,692
Dalla Corte Lumber, Inc.       Stafford Spring, CT  Manufacturing & Prod.   Jul-90              0         28,875       28,875
Data Broadcasting Corp.        Vienna, VA           Satellite Dishes        Jun-90        771,520         56,283      827,803
Days Inn Motel                 Orlando, FL          Telecommunications      Dec-90         65,891          5,409       71,300
Dennis Owens Dba               Dekalb, IL           Manufacturing & Prod.   Apr-95              0         28,253       28,253
Dow Chemical Company           Midland, MI          Manufacturing & Prod.   Aug-90        612,686        187,631      800,317
Dr. Alexander A. Tocher, MD    Millerplace, NY      Furniture               Jun-90              0         56,460       56,460
Dr. Peter Williams             Brooklyn, NY         Medical                 Nov-89              0         25,919       25,919
Dr. Ronald C. Pluese           Boca Raton, FL       Medical                 Jun-90              0         41,659       41,659
Dr. Travis A. Gresham          Bonita Springs, FL   Medical                 Jun-90              0         28,408       28,408
DSC Corporate Services, Inc.   Plano, TX            Computers               Jun-90        934,676        476,765    1,411,441
Durand's Meat & Grocery Co.    Youngsville, LA      Computers               Sep-90              0         27,391       27,391
East Tennessee Warehousing     Ooltewah, TN         Material Handling       Apr-90              0        135,655      135,655
Edward Lewis and Sons          Mineola, NY          Furniture               Sep-89              0         25,392       25,392
EPI Technologies, Inc.         Richardson, TX       Medical                 May-90              0        168,516      168,516
Expedi Printing, Inc.          New York, NY         Manufacturing & Prod.   Jun-90              0         32,435       32,435
Express Food Stores, Inc.      Flagstaff, AZ        Restaurant Equipment    Dec-90         28,595          2,759       31,354
First Coast Paralegal Clinic   Jacksonville Bch, FL Computers               Sep-90              0         46,267       46,267
FMC Corporation                Chrcago, IL          Computers               Nov-90        326,531         41,141      367,673
Ford Motor Company             Dearborn, MI         Computers               Feb-91        194,951         32,193      227,144
Fred Meyer, Inc.               Portland, OR         Computers               Sep-90      1,288,916        130,877    1,419,794
Fred Meyer, Inc.               Portland, OR         Retail                  Sep-90      2,274,335        300,261    2,574,596
Fred Meyer, Inc.               Portland, OR         Computers               Oct-90      1,134,269        149,549    1,283,818
Fred Meyer, Inc.               Portland, OR         Computers               Oct-90      2,767,380        351,826    3,119,206
Fred Meyer, Inc.               Portland, OR         Retail                  Oct-90        585,706         59,424      645,130
Fred Meyer, Inc.               Portland, OR         Retail                  Oct-90        101,709         12,845      114,554
Fred Meyer, Inc.               Portland, OR         Computers               Jun-94        475,927        193,466      669,394
Fred Meyer, Inc.               Portland, OR         Computers               Jun-94        271,472        116,806      388,278
Frymaster Corporation          Shrevport, LA        Copiers                 Feb-91              0         40,840       40,840
Gary Baldwin                   Dallas, TX           Agriculture             Apr-90              0         26,036       26,036
Gaton St. Clement Corp.        Chavin, LA           Point Of Sale Registers Jul-90              0         27,679       27,679
GE Plastics                    Pittsfield, MA       Copiers                 Sep-89         45,069          5,579       50,648
GE Plastics                    Pittsfield, FL       Furniture               Dec-89              0         31,376       31,376
GE Plastics                    Pittsfield, MA       Furniture               May-90         91,362         14,539      105,901
GE Plastics                    Pittsfield, MA       Telecommunications      May-90         29,988          4,862       34,850
Gem City Engineering Co.       Dayton, OH           Electrical              Dec-90              0         68,755       68,755
Goshen Crossing Mobile         Gaithersburg, MD     Material Handling       Jul-90              0         26,219       26,219
Greystone Drugs, Inc.          Bronx, NY            Fixture                 Jan-95              0         28,449       28,449
Harlan M. Kretch Dba           Mankato, MN          Manufacturing & Prod.   Nov-95              0         31,312       31,312
Harnischfeger Industries       Pensacola, FL        Medical                 Dec-90              0         44,148       44,148
Harnischfeger Industries       Brookfield, WI       Computers               Oct-92         79,557              0       79,557
Henry Guzmah                   Fountain Valley, CA  Furniture               Jun-91              0         26,005       26,005
Hexcel Corp.                   Dublin, CA           Computers               Nov-90        566,036         76,534      642,571
HMS Property Management Group  Beachwood, OH        Furniture               Jul-90              0         34,265       34,265
Hometown Buffet, Inc.          San Diego, CA        Restaurant              Feb-95              0        618,000      618,000
Hughes Aircraft Company        Los Angeles, CA      Computers               Apr-90         37,907        502,692      540,599
Imperial Plastics, Inc.        Lakeville, MN        Manufacturing & Prod.   Aug-90              0        530,400      530,400
Indy Pro Audio Prod. Srvc      Indianapolis, IN     Manufacturing & Prod.   Aug-95              0         35,155       35,155
Institutional Laundry Services Lakewood, NJ         Manufacturing & Prod.   May-95              0         39,006       39,006
International Business SoftwareSt. Louis, MO        Computers               Feb-90              0         28,642       28,642
International Tollers, Inc.    Grand Haven, MI      Material Handling       Dec-90         28,688          2,540       31,228
Iowa Electric Light & Power Co.Cedar Rapids, IA     Computers               Nov-90              0         42,714       42,714
J & M Enterprises, Inc.        Fletcher, OH         Manufacturing & Prod.   Mar-94              0         27,927       27,927
J & P Party Supply             Garden City Park, NY Computers               Oct-90              0         26,174       26,174
J. K. & Susie L. Wadley        Dallas, TX           Medical                 Apr-90              0        140,608      140,608
JGQ Corp.                      Medina, OH           Computers               Aug-90              0         26,000       26,000
Jim Malhart Piano & Organ Co.  Mcallen, TX          Computers               May-90              0         69,222       69,222
Joe Ledbetter                  Visalia, CA          Material Handling       Dec-90         81,012          6,659       87,672
Joel Rubenstein MD PhD         Reno, NV             Medical                 Feb-91              0        527,280      527,280
Joseph A Seagrams & Sons, Inc. New York, NY         Telecommunications      May-90         67,199          6,068       73,266
Joseph A Seagrams & Sons, Inc. New York, NY         Computers               Oct-90         68,287          8,086       76,373
Joseph L. Taylor               Las Vegas, NV        Computers               Apr-95              0         26,752       26,752
K-Jon, Inc.                    Lake Charles, LA     Restaurant Equipment    Jun-90              0         29,620       29,620
K & M Fashion, Inc.            South Gate, CA       Retail                  Oct-90              0         44,385       44,385
Ken Davis                      Watertown, MA        Manufacturing & Prod.   Sep-89              0         42,659       42,659
Kimberling Inn, Inc.           Kimberling City, MO  Computers               Dec-90         23,230          1,884       25,113
L. Cade Havard                 Plano, TX            Computers               Jul-90              0         25,795       25,795
Lageroza, Inc.                 Atlantic City, NJ    Computers               Sep-90              0         25,549       25,549
Lee's Famous Recipe Ctry Chick Muskegon, MI         Restaurant Equipment    Dec-90        100,200          8,995      109,195
Legal Arts                     Dallas, TX           Reprographics           Feb-90              0         85,280       85,280
Letap of St. George, Inc.      St. George, SC       Furniture               Jan-91              0        239,742      239,742
Liberty Collection Bureau, Inc.Antamonte Spgs, FL   Computers               Dec-90         42,434          3,495       45,929
Logic Automation, Inc.         Beauerton, OR        Computers               Jul-90              0        249,135      249,135
Lorelei Prod.s, Inc.           Sevierville, TN      Video Prod.             Apr-90              0         26,174       26,174
Louisiana Interests Inc Dba Oz New Orleans, LA      Restaurant Equipment    Dec-95              0         36,672       36,672
Lusk Onion, Inc.               Clovis, NM           Manufacturing & Prod.   Dec-90         37,414          2,956       40,369
M.J.M. Research, Inc.          Mission, KS          Computers               Apr-96              0         52,676       52,676
Maddox Resources, Inc.         Riverbank, CA        Restaurant              May-96              0         49,262       49,262
Madison Auto Body Shop Inc.    Madison, NJ          Automotive              Apr-95              0         44,157       44,157
Main Street Cafe               Medina, OH           Point Of Sale Registers Aug-90              0         26,000       26,000
Maxtor Corp.                   San Jose, CA         Computers               Feb-91        233,149         32,500      265,649
McCaw-Benzi Insurnace Agency   Greenville, TX       Computers               Dec-90         33,922          2,845       36,767
Medfone Nationwide, Inc.       Wantagh, NY          Telecommunications      Feb-91              0         52,499       52,499
Medical Home Health, Inc.      Sallisaw, OK         Telecommunications      Mar-94              0         28,233       28,233
Melhart Piano                  McAllen, TX          Network System          May-90              0         69,222       69,222
Message X Communications, Inc. Hartford, CT         Telecommunications      Jun-90              0         41,237       41,237
Mosta Corp.                    Miami, FL            Manufacturing & Prod.   Sep-89              0         33,997       33,997
Mott General Contractors, Inc. Chaplin, CT          Agriculture             Dec-89              0         32,760       32,760
Mountain Air Systems           Burlington, VT       Computers               Oct-90              0         25,630       25,630
National News Network          Los Angeles, CA      Satellite Dishes        Jun-90      1,622,934        114,499    1,737,433
Neuro Electric Test Associates Oakland, CA          Printing                Oct-90              0         26,691       26,691
Nevada Medical Red Rock        Las Vegas, NV        Medical                 Dec-89              0         39,799       39,799
New Century Marble & Granite   Oakland, CA          Manufacturing & Prod.   Nov-94              0         30,157       30,157
New England Digital            Lebanon, NH          Office Equipment        Aug-90        136,268         13,828      150,096
Niagara Mohawk Power Corp.     Syracuse, NY         Computers               Feb-91        182,483         39,082      221,565
Niagara Mohawk Power Corp.     Syracuse, NY         Computers               Feb-91        168,889         45,288      214,176
Nice & Fresh Bakery            Bridgeport, CT       Manufacturing & Prod.   Nov-90              0         98,792       98,792
Nice & Fresh Bakery            Bridgeport, CT       Fixture                 Dec-90              0         54,500       54,500
One Hour Martinizing           Fresno, CA           Sanitation              Dec-90         53,640          4,430       58,070
Orman Brothers                 Rosser, TX           Agriculture             Dec-90         25,972          2,396       28,369
Packaging Plus Services        Middletown, NY       Furniture               Jul-90              0         27,572       27,572
Parametric Technology Corp.    Waltham, MA          Computers               May-90        302,349         57,334      359,683
Parctec, Inc.                  New York, NY         Retail                  Nov-93         42,759          1,976       44,736
Parctec, Inc.                  New York, NY         Retail                  Nov-93        143,882          6,651      150,533
Parctec, Inc.                  New York, NY         Retail                  Nov-93        304,074         14,055      318,130
Parctec, Inc.                  New York, NY         Retail                  Nov-93         84,329          3,898       88,227
Parctec, Inc.                  New York, NY         Retail                  Nov-93         82,018          3,791       85,810
Parctec, Inc.                  New York, NY         Retail                  Nov-93        123,588          5,713      129,301
Parctec, Inc.                  New York, NY         Retail                  Nov-93         80,898          3,739       84,637
Parctec, Inc.                  New York, NY         Retail                  Nov-93        427,938         19,781      447,719
Parctec, Inc.                  New York, NY         Retail                  Nov-93        165,227          7,637      172,864
Parctec, Inc.                  New York, NY         Retail                  Nov-93         41,570          1,921       43,491
Parctec, Inc.                  New York, NY         Retail                  Dec-93         42,395          1,946       44,341
Parctec, Inc.                  New York, NY         Retail                  Dec-93              0         45,788       45,788
Parctec, Inc.                  New York, NY         Retail                  Dec-93              0         86,612       86,612
Parctec, Inc.                  New York, NY         Retail                  Dec-93         30,941          1,420       32,361
Parctec, Inc.                  New York, NY         Retail                  Dec-93         35,099          1,611       36,710
Paul's Market & Deli           Knoxville, TN        Restaurant Equipment    Apr-90              0         27,487       27,487
Paul-Scott Industries          Tampa, FL            Manufacturing & Prod.   Nov-89              0         69,264       69,264
Pepperidge Farms, Inc.         Norwalk, CT          Computers               May-90        321,109        264,074      585,183
Pepperidge Farms, Inc.         Norwalk, CT          Manufacturing & Prod.   Aug-90        122,085         99,631      221,716
Performance Semiconductor      Sunnyvale, CA        Computers               Oct-90        513,117         55,895      569,012
Performance Semiconductor      Sunnyvale, CA        Medical                 Oct-90        591,377         76,009      667,386
Performance Semiconductor      Sunnyvale, CA        Computers               Oct-90        292,735         33,332      326,067
Performance Semiconductor      Sunnyvale, CA        Computers               Oct-90        401,560         47,546      449,107
Performance Semiconductor      Sunnyvale, CA        Construction            Oct-90        353,899         43,655      397,553
Perry Morris                   Irvine, CA           Manufacturing & Prod.   Mar-92              0        600,000      600,000
Pete Williams, MD              Brooklyn, NY         Medical                 Nov-89              0         25,919       25,919
Pfister Industries, Inc.       Fair Lawn, NJ        Manufacturing & Prod.   Nov-94              0         31,025       31,025
Phil's Place for Ribs          Mentor, OH           Restaurant Equipment    Jun-90              0         54,040       54,040
Phyliss Moriarty               Poughkeepsie, NY     Medical                 Jan-95              0         30,287       30,287
Physiologic Reps, Inc.         Glendadle, CA        Medical                 Jun-91              0         41,924       41,924
Pineville Piggly-Wiggly, Inc.  New Iberia, LA       Computers               Dec-90              0         44,854       44,854
Plante Construction, Inc.      Huntington, CT       Agriculture             Sep-89              0         44,200       44,200
Polk Opticians, Inc.           Lakeland, FL         Medical                 Dec-89              0         37,733       37,733
Prestige Auto Body, Inc.       Springfield, VA      Paint Booth             Jul-90              0         34,599       34,599
Putnam Companies, Inc.         Boston, MA           Computers               Nov-90        269,294         43,844      313,138
Pyramid Vitamins & Health      Metuchen, NJ         Fixture                 Dec-95              0         26,465       26,465
Qualicare Medical Labs         Astoria, NY          Medical                 Aug-90              0         47,403       47,403
R/T Enterprises, Inc.          Richmond, VA         Construction            Jun-90              0         43,914       43,914
Raleigh Athletic Equipment     New Rochelle, NY     Computers               Jun-93              0         25,907       25,907
Raleigh Crane Corp.            Raleigh, NC          Material Handling       Jun-90              0         33,613       33,613
Randy's General Merchandise    Boyce, LA            Computers               Sep-90              0         43,536       43,536
Raynet Corporation             Menlo Park, CA       Computers               Oct-90         98,601         12,540      111,140
Red Rock Surgical Center       Las Vegas, NV        Medical                 Dec-89              0         39,799       39,799
Refuse Systems, Inc.           Cleveland, OH        Sanitation              Jun-90              0         32,228       32,228
Registered Films Inc.          New York, NY         Video Prod.             May-96              0         53,797       53,797
Rehab Management, Inc.         Midlothian, VA       Furniture               Jun-90              0         33,055       33,055
Richman Gordman Stores, Inc.   Omaha, NE            Office Equipment        Dec-90        902,150        177,729    1,079,880
Richman Gordman Stores, Inc.   Omaha, NE            Office Equipment        Dec-90        518,068        101,291      619,360
Richman Gordman Stores, Inc.   Omaha, NE            Retail                  Dec-93              0        119,662      119,662
Robert A. Masters              San Pedro, CA        Video Prod.             Jun-91              0         56,632       56,632
Rocky Mountain                 Denver, CO           Computers               Oct-90        469,838         62,796      532,633
Romano's Pack & Save, Inc.     Baton Rouge, LA      Computers               Jul-90              0         32,186       32,186
Roulette P.C.H., Inc.          San Jose, CA         Computers               Aug-94              0         26,964       26,964
Royal Glass Corporation        Englewood, NJ        Manufacturing & Prod.   Jul-94              0         25,395       25,395
Rsvp Services                  Edmond, OK           Telecommunications      Dec-95              0         33,014       33,014
Safeguard Business Systems     Fort Washington, PA  Material Handling       Jul-90              0         99,148       99,148
Safeguard Business Systems     Fort Washington, PA  Manufacturing & Prod.   Jul-90              0        109,753      109,753
Safeguard Business Systems     Fort Washington, PA  Manufacturing & Prod.   Jul-90              0         99,148       99,148
Safeguard Business Systems     Fort Washington, PA  Manufacturing & Prod.   Jul-90              0         99,148       99,148
Schremp                        Fairfax, VA          Manufacturing & Prod.   Nov-89              0         26,067       26,067
Serologicals, Inc.             Brookfield, WI       Computers               Nov-90        551,499        140,680      692,179
Serologicals, Inc.             Pensacola, FL        Computers               May-91              0         70,789       70,789
Serologicals, Inc.             Pensacola, FL        Office Equipment        Nov-91              0         46,490       46,490
Serologicals, Inc.             Pensacola, FL        Computers               May-92              0         76,900       76,900
Sigmatel, Inc.                 Tenafly, NJ          Telecommunications      Aug-90              0         37,492       37,492
Snyder / Newell , Inc.         San Francisco, CA    Telecommunications      Dec-95              0         33,636       33,636
Solar Graphics Inc.            St. Petersburg, FL   Computers               Oct-95              0         34,749       34,749
Soltex Polymer Corp.           Houston, TX          Computers               Feb-90              0        170,882      170,882
Southeastern Microfilm Inc.    Raleigh, NC          Manufacturing &  Prod.  May-96              0         43,686       43,686
Star Liminators, Inc.          Anaheim, CA          Manufacturing &  Prod.  May-96              0         42,371       42,371
Steve Oglesby Prod.s Inc.      Evansville, IN       Video Prod.             Dec-95              0         42,495       42,495
Streets, Ltd.                  Long Island City, NY Computers               Jun-93              0         29,329       29,329
Structural Steel Inc.          Rockledge, FL        Manufacturing & Prod.   May-95              0         32,728       32,728
Sunrise Duplication Services   Englewood, CO        Video Prod.             Apr-95              0         27,067       27,067
Sunset Estates of Watonaga,    Watonga, OK          Fixture                 Dec-90         36,763          3,212       39,975
T.B.G. of Merrick, Inc.        Whitestone, NY       Furniture               Nov-94              0        204,779      204,779
Tarzar, Inc.                   Evansville, IN       Manufacturing & Prod.   Jul-91              0         51,311       51,311
Teel Lumber Company            Pocahontas, AR       Manufacturing & Prod.   Jun-93              0         26,412       26,412
Telebit Corp.                  Sunnyvale, CA        Computers               Mar-90        925,370        148,270    1,073,640
Telebit Corp.                  Sunnyvale, CA        Medical                 May-90        139,567         15,671      155,238
Telebit Corp.                  Sunnyvale, CA        Computers               May-90        367,953         47,582      415,535
Terrance Reay, Inc.            Mission Viejo, CA    Furniture               Jun-91              0         60,351       60,351
Terrance Reay, Inc.            Mission Viejo, CA    Furniture               Jun-91              0         59,064       59,064
The Gaton Clement Corp.        Chavin, LA           Computers               Jul-90              0         27,679       27,679
The Real Estate Collection     Hermosa Beach, CA    Furniture               Jun-91              0         27,732       27,732
Thermal Dynamics Corporation   West Lebanon, NH     Manufacturing & Prod.   Dec-90              0        189,364      189,364
Tri Star Optics, Inc.          New York, NY         Furniture               Jun-90              0         47,990       47,990
U.S. Communications of West.   Boca Raton, FL       Telecommunications      Sep-90              0        104,000      104,000
U.S. Pipeline Service, Inc.    Clearwater, FL       High Pressure Jetter    Jul-90              0         25,232       25,232
Unity Broadcasting Network     New York, NY         Telecommunications      Sep-89              0         80,231       80,231
Unity Broadcasting Network     New York, NY         Telecommunications      Jul-90              0         36,082       36,082
Upper Crust Pizza              San Luis Obispo, CA  Restaurant Equipment    Dec-90         40,991          3,341       44,332
USX Corporation                Pittsburgh, PA       Computers               Mar-90        862,520        156,933    1,019,453
USX Corporation                Pittsburgh, PA       Computers               Mar-90      1,295,084        228,447    1,523,531
USX Corporation                Pittsburgh, PA       Mining                  May-90      2,540,177        944,382    3,484,559
USX Corporation                Pittsburgh, PA       Mining                  Aug-90      5,454,428      1,078,257    6,532,685
Viridis Corp.                  Los Angeles, CA      Computers               Jul-95              0         29,409       29,409
Visual Prod.s, Inc.            San Diego, CA        Printing                Apr-96              0         48,047       48,047
Voice Genesis, Inc.            Brecksville, OH      Computers               May-96              0         49,905       49,905
Volvo North America CorporationRockleigh, NJ        Telecommunications      Nov-90        140,737         20,163      160,900
Walnut Valley Auto Body        Walnut, CA           Material Handling       Dec-90         32,567          3,172       35,739
Weissinger Steel Erection      Orlando, FL          Construction            Dec-90         29,666          2,692       32,358
Weron, Inc.                    Englewood, CO        Automotive              Dec-90              0         68,782       68,782
West Atlantic Medical Center   Delray Beach, FL     Medical                 Apr-90              0         27,594       27,594
Westside Sanitaion, Inc.       Miami, FL            Steel Refuse Cont.      Jul-90              0         35,548       35,548
Wil-Ray Cabinets & Millwork    Temple, TX           Material Handling       Feb-91              0         45,771       45,771
Wmd Green Inc.                 Gresham, OR          Printing                May-96              0         48,492       48,492
Xerox Corporation              Blauvelt, NY         Copiers                 Sep-89         40,053          5,373       45,426
Yumi Yogurt                    San Mateo, CA        Material Handling       Dec-90         24,201          2,246       26,447
                               Total Equipment transactions less than $25,000           1,312,672      6,122,204    7,434,876

                                                                                      -----------    -----------  -----------
                                                                                      $40,950,305    $26,850,666  $67,800,971
                                                                                      ===========    ===========  ===========

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.


                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series B at March 31, 1999 pursuant to leases or which secure its Financing Transactions.



                                       Equipment      Equipment        Total
    Equipment Category                  Leases       Financings      Portfolio
---------------------------          -----------     ----------     -----------

Telecommunications                      $685,831        78,396        $764,227
Restaurant Equipment                     618,000        85,934         703,934
Manufacturing & Production               147,027       270,512         417,539
Computer Systems                          26,405       227,065         253,470
Video Production                          21,919        96,292         118,211
Printing                                 103,602             0         103,602
Office Furniture&Fixtures                 27,789        57,705          85,494
Automotive                                55,776             0          55,776
Medical                                   42,490             0          42,490
Retail Systems                                 0        32,069          32,069
Office Equipment                               0        14,569          14,569
                                      ----------      --------      ----------

                                      $1,728,839      $862,542      $2,591,381
                                      ==========      ========      ==========

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31, 1999:

      Original Lessee                                                          Date         Total           Cash       Acquisition
     or Equipment User                Location             Equipment         Purchased   Financing (1)    Expended (2)    Cost (3)
----------------------------------------------------------------------------------------------------------------------------------

A & S Shotcrete Inc.              Phoenix, AZ         Manufacturing & Prod.    Apr-95            $0         $36,284      $36,284
Abco Cesspol Services, Inc.       Marston Mills, MA   Construction             Jun-91             0          34,858       34,858
Access, Inc.                      Birmingham, AL      Fixture                  Jun-96             0          54,244       54,244
Adamson Tire & Brake              Sun City, CA        Retail                   Jan-92             0          97,767       97,767
Adirondack Obstetrics & Gyn       Glens Falls, NY     Medical                  May-96             0          55,200       55,200
Adzima Funeral Home, Inc.         Stratford, CT       Computers                Dec-94             0          25,266       25,266
All Star Premium Products, Inc    Sturbridge, MA      Computers                Jun-96             0          31,452       31,452
Alliant Techsystems Inc.          Everett, WA         Manufacturing & Prod.    Oct-95             0          25,764       25,764
Alliant Techsystems, Inc.         Edina, MN           Video Prod.              Oct-91             0          38,401       38,401
Alliant Techsystems, Inc.         Edina, MN           Manufacturing & Prod.    Dec-91             0          76,982       76,982
American Assoc. of Retired PersonsWashington, DC      Computers                Mar-91       238,596          35,284      273,880
Andrew L. Pettit Architect        New York, NY        Computers                Jun-96             0          40,010       40,010
Aneree Associates                 Palmdale, CA        Retail                   Feb-92             0          53,003       53,003
Apollo Group, Inc.                Phoenix, AZ         Computers                Mar-91             0         238,708      238,708
Apollo Group, Inc.                Phoenix, AZ         Telecommunications       Jul-91             0          42,923       42,923
Arias Research Associates, Inc    Whittier, CA        Medical                  Jun-96             0          54,528       54,528
Avel Hotel of Naples              Boca Raton, FL      Furniture                Mar-91             0         267,800      267,800
Avel Hotel of Naples              Boca Raton, FL      Furniture                Jun-94             0          65,659       65,659
Baptist Health Care of Oklahoma   Oklahoma City, OK   Medical                  Jun-91       304,538         129,016      433,554
Barry'S Photography               La Porte, IN        Photography              May-96             0          40,299       40,299
Bath Ironworks Corp.              Bath, ME            Computers                Jun-91       720,683          80,405      801,088
Bath Ironworks Corp.              Bath, ME            Computers                Jun-91     1,036,469         244,135    1,280,604
Benson Brothers Disposal, Inc.    Wyantskill, NY      Sanitation               Mar-91             0          27,469       27,469
Benson Brothers Disposal, Inc.    Wynantskill, NY     Sanitation               May-91             0          28,205       28,205
Blackhawk Audio Inc.              Goodlettsville, TN  Audio Equipment          Feb-96             0          46,335       46,335
Bnk Industries, Inc.              Woburn, MA          Manufacturing &  Prod.   Jun-96             0          58,891       58,891
Bobby Rubino's USA, Inc.          Fort Lauderdale, FL Computers                Oct-91             0          96,121       96,121
Brad & Sharon Sessions            Lafayette, CO       Manufacturing & Prod.    Sep-91             0          25,529       25,529
Bradlees                          Braintree, MA       Fixture                  Feb-91        77,880           9,706       87,587
Bradlees                          Braintree, MA       Computers                Feb-91        94,175          10,954      105,129
Bradlees                          Braintree, MA       Computers                Feb-91        57,531           6,603       64,134
Bradlees                          Braintree, MA       Fixture                  Feb-91       228,418          27,426      255,844
Bradlees                          Braintree, MA       Fixture                  Feb-91       193,191          25,093      218,284
Bradlees                          Braintree, MA       Fixture                  Feb-91       219,521          26,358      245,878
Bradlees                          Braintree, MA       Fixture                  Feb-91       192,081          23,063      215,144
Bradlees                          Braintree, MA       Computers                Feb-91       157,979          17,611      175,590
Brenlar Investments, Inc.         Novaro, CA          Furniture                Oct-94             0         303,000      303,000
Brennick Constuction, Inc.        Marston Mills, MA   Construction             Jun-91             0          25,101       25,101
Bullet Proof, Inc.                Encino, CA          Restaurant Equipment     Aug-91             0          74,344       74,344
Cadbury Beverages, Inc.           Stamford, CT        Computers                May-91             0          57,654       57,654
California Micro Devices Corp.    Milpitas, CA        Computers                Sep-91       738,362         219,596      957,958
Carter Hill Sanitation, Inc.      Kingston, NC        Sanitation               May-91             0          27,334       27,334
Carter Mckenzie Inc.              West Orange, NJ     Computers                May-95             0          36,088       36,088
Centocor Inc.                     Malvern, PA         Furniture                Jan-96             0         470,368      470,368
Centocor, Inc.                    Malvern, PA         Furniture                Mar-91     1,383,374         286,946    1,670,320
Christ The King Regional          Middle Village, NY  Computers                Jun-95             0         167,544      167,544
Chrysler Corp.                    Highland Park, MI   Computers                Apr-91     2,258,176         718,751    2,976,927
Chrysler Financial Corp.          Southfield, MI      Computers                Jun-91     7,414,503         969,294    8,383,797
Ciba-Geigy Corp.                  Tarrytown, NY       Telecommunications       May-91             0          35,553       35,553
Ciba-Geigy Corp.                  Tarrytown, NY       Video Prod.              May-91             0         139,950      139,950
Ciba-Geigy Corp.                  Tarrytown, NY       Telecommunications       May-91             0          38,589       38,589
Clem Fab Associates               Atlantic City, NJ   Fixture                  Oct-94             0          25,973       25,973
Community Health Services, Inc.   Hartford, CT        Computers                May-91             0         117,739      117,739
Community Home Nursing Care       Atlanta, GA         Telecommunications       Aug-91             0          30,068       30,068
Consolidated Waste Industries     Washington, DC      Sanitation               Mar-91             0          29,081       29,081
Conway Excavating                 Lakeville, MA       Construction             Jun-91             0          34,334       34,334
Cup or Cone, Inc.                 Philadelphia, PA    Restaurant Equipment     Mar-95             0          36,144       36,144
Cuza Corp.                        Cathederal City, CA Transportation           Dec-91             0          94,354       94,354
Cyrus Hosiery Inc.                Gardena, CA         Manufacturing &  Prod.   May-96             0          54,115       54,115
D & V Carting, Inc.               Wellington, FL      Sanitation               Mar-91             0          31,982       31,982
Databank South, Inc.              Thompson, GA        Computers                Apr-91       763,377          79,680      843,057
Dave Sanborn                      San Bernadino, CA   Material Handling        Jun-93             0          26,724       26,724
Decorel                           Mundelein, IL       Retail                   Oct-91             0          30,855       30,855
Delmar's Body Shop, Inc.          Staunton, VA        Automotive               Mar-91             0          39,741       39,741
Dennis Aagard, Inc.               Sanford, FL         Construction             May-91             0          60,721       60,721
Detroit-Malcomb Hospital Corp.    Detroit, MI         Medical                  Jun-91       980,422         462,219    1,442,641
Diamond Head, Inc.                Leesville, LA       Sanitation               May-91             0          43,396       43,396
Douglas Pelleymounter             Rocklin, CA         Manufacturing & Prod.    Apr-91             0          33,612       33,612
Dr. Norman M. Kline, MD           Coral Springs, FL   Medical                  Jun-91             0          28,523       28,523
Dvonch Inc.                       Signal Hill, CA     Copiers                  Apr-95             0          32,912       32,912
EMJ/McFarland                     Binghamton, NY      Computers                Mar-91       268,119          34,957      303,076
Enkon Environmental Services      Livonia, MI         Environmental            Sep-91             0         210,728      210,728
Enviroclean Systems, Inc.         Vernon Parish, LA   Front Load Containers    May-91             0          43,396       43,396
Environmental Construction Co.    North Scituate, RI  Construction             Jun-91             0          34,613       34,613
Episcopal Hospital                Philadelphia, PA    Medical                  Sep-91       224,403         112,369      336,773
Executone Information             Darien, CT          Construction             May-91             0          85,692       85,692
Executone Information             Darien, CT          Office Equipment         May-91             0         139,427      139,427
Exterior Home Designs Inc.        Shawnee Mission, KS Telecommunications       Feb-96             0          37,927       37,927
F. Scott Ulch, Individual         Reno, NV            Construction             Jun-96             0          29,353       29,353
Forte Hotels International        El Cajon, CA        Computers                Feb-91     1,184,673         110,605    1,295,278
Forte Hotels International        El Cajon, CA        Computers                Feb-91       780,651          71,016      851,667
Fotoball Usa Inc.                 San Diego, CA       Printing                 Dec-95             0          71,477       71,477
Fourth Shift Corp.                Bloomington, MN     Computers                Aug-91             0         155,240      155,240
G.I. Apparel, Inc.                Farmingdale, NJ     Computers                Apr-96             0          43,814       43,814
G.S. Tire Center, Inc.            Grand Junction, CO  Manufacturing & Prod.    May-91             0          32,077       32,077
General Electric, CIT             Bridgeport, CT      Printing                 Mar-91       958,130         151,330    1,109,460
Getchell's Distributing Co.       Beaverton, OR       Automotive               Jun-96             0          28,051       28,051
Grant Dahlstrom, Inc.             Passadena, CA       Printing                 Jun-96             0          36,278       36,278
Guest Quarters Hotel Limited      Boston, MA          Furniture                Jun-91             0          33,790       33,790
Guest Quarters Hotel Limited      Boston, MA          Computers                Jun-91             0          48,041       48,041
Guest Quarters Hotel Limited      Boston, MA          Computers                Jun-91             0          30,924       30,924
Guest Quarters Hotel Limited      Boston, MA          Computers                Jun-91             0          48,065       48,065
Guest Quarters Hotel Limited      Boston, MA          Computers                Jun-91             0          47,969       47,969
Guest Quarters Hotel Limited      Boston, MA          Computers                Jun-91             0          47,969       47,969
Guest Quarters Hotel Limited      Boston, MA          Computers                Jun-91             0          48,129       48,129
H & K Tires, Inc.                 Rancho Cucamong, CA Automotive               Jan-92             0          97,543       97,543
H & O Technology, Inc.            Ballston Spa, NY    Computers                May-91             0          29,048       29,048
Hardy Construction Co., Inc.      Hillsboro, WI       Construction             May-96             0          28,878       28,878
Harte Toyota, Inc.                Dartmouth, MA       Manufacturing & Prod.    Jun-91             0          51,331       51,331
Healthtrust, Inc.                 Nashville, TN       Medical                  Sep-91       446,586         114,285      560,871
High Point Regional Hospital      High Point, NC      Medical                  Sep-91       657,013         471,709    1,128,722
Highlands Hospital Corp.          Prestonburg, KY     Medical                  Jun-91       341,892         200,517      542,409
Hometown Buffet, Inc.             San Diego, CA       Restaurant Equipment     Jan-95             0         618,000      618,000
Honling Food, Inc.                Brisbane, CA        Manufacturing & Prod.    Sep-91             0          99,407       99,407
Horizon Imaging & Therapy         Columbus, OH        Medical                  Sep-91        96,052          41,989      138,041
Horizon Imaging & Therapy         Columbus, OH        Medical                  Sep-91       327,493         150,741      478,234
I. Spence, N. Constantinople      Washington, DC      Medical                  Jun-91             0          90,150       90,150
Iberia General Hospital           New Iberia, LA      Medical                  Sep-91       259,382          77,855      337,237
Imperial Plastic                  Lakeville, MN       Manufacturing & Prod.    Jun-91             0         124,803      124,803
Imperial Plastic                  Lakeville, MN       Manufacturing & Prod.    Jan-92             0         122,247      122,247
In Time Entertainment Corp        Warren, OH          Computers                Oct-95             0          38,443       38,443
Ingersall Rand                    Woodcliff Lake, NJ  Computers                May-91             0          26,610       26,610
Interactive Telecom Network       Sherman Oaks, CA    Computers                Jun-96             0          27,235       27,235
James E. Connolly                 Manchester, NH      Furniture                Dec-93             0          54,942       54,942
James E. Houtz                    Midpines, CA        Restaurant Equipment     Aug-91             0          60,489       60,489
Jason Tynan & Company, Inc.       New York, NY        Telecommunications       Sep-94             0          28,289       28,289
Johnson & Dugan Ins. Services     Redwood City, CA    Computers                Mar-96             0          44,246       44,246
Kendall Diagnostic Center Ltd.    Miami, FL           Medical                  Jun-91       217,894         105,722      323,616
Kendall Diagnostic Center Ltd.    Miami, FL           Medical                  Sep-91     1,195,860         770,230    1,966,090
Kim Vanaman, Individual           Hayward, CA         Manufacturing &  Prod.   Jun-96             0          32,684       32,684
King Carpet Mart, Inc.            King Of Prussia, PA Fixture                  Dec-94             0          29,856       29,856
Landtech Data Corporation         W. Palm Beach, FL   Computers                Jun-95             0          29,774       29,774
Local Favorite, Inc.              Newport Beach, CA   Restaurant Equipment     Dec-94             0         525,049      525,049
Lone Star Disposal, Inc.          Cedar Park, TX      Sanitation               Mar-91             0          29,366       29,366
Malone Display Inc.               Decatur, GA         Computers                May-96             0          60,725       60,725
Marriott Corp.                    Washington, DC      Transportation           Aug-91        61,960           6,210       68,170
Marriott Corp.                    Scottsdale, AZ      Transportation           Aug-91        83,184           8,336       91,520
Marriott Corp.                    El Paso, TX         Transportation           Aug-91        25,189           2,524       27,713
Marriott Corp.                    Greensboro, NC      Transportation           Aug-91        24,004           2,406       26,410
Marriott Corp.                    Tampa, FL           Computers                Aug-91        65,637           6,578       72,215
Marriott Corp.                    Miami, FL           Video Prod.              Aug-91        29,941           3,001       32,942
Marriott Corp.                    Chicago, IL         Computers                Aug-91       140,201          14,051      154,251
Marriott Corp.                    Point Clear, AL     Sanitation               Aug-91       149,148          14,947      164,096
Marriott Corp.                    Scottsdale, AZ      Transportation           Aug-91        56,365           5,653       62,018
Marriott Corp.                    Miami, FL           Transportation           Aug-91        47,487           4,759       52,246
Marriott Corp.                    Albuquerque, NM     Furniture                Aug-91        58,628           5,876       64,503
Masterforce, Inc.                 Jordon, MN          Manufacturing & Prod.    Jul-91             0          48,422       48,422
MBS Business Products Inc.        Whippany, NJ        Computers                Feb-96             0          34,492       34,492
Message X Communications, Inc.    Hartford, CT        Telecommunications       May-91             0          25,594       25,594
Microwave Power Devices, Inc.     Hauppauge, NY       Computers                Apr-96             0          65,797       65,797
Mitech, Inc.                      Rockville, MD       Furniture                Aug-91             0         547,330      547,330
Mitzel's American Kitchen         Seattle, WA         Fixture                  Mar-95             0          35,143       35,143
MPQ Business Suppliers, Inc.      Upland, CA          Office Equipment         Sep-91             0          29,466       29,466
National Board for Prof. Teaching Cortez, FL          Furniture                Mar-91             0         152,675      152,675
Navarra Insurance Associates      Warrendale, PA      Computers                Feb-95             0          34,232       34,232
Network Telephone Services, Inc.  Woodland Hills, CA  Telecommunications       Aug-91             0         330,123      330,123
New England Marina                Dorchester, MA      Restaurant Equipment     Jun-91             0          27,528       27,528
New Liberty Hospital District     Liberty, MI         Medical                  Dec-91     1,368,794         251,343    1,620,137
Newark Beth Israel Medical Center Newark, NJ          Computers                May-91             0          38,181       38,181
Nissan Lift Trucks of Memphis     Memphis, TN         Forklifts                Jun-91             0         231,239      231,239
North Star Foods, Inc.            St Charles, MN      Computers                Mar-91             0         406,135      406,135
Paine's, Inc.                     Simsbury, CT        Environmental            Jan-92             0         157,907      157,907
Panoramic Press, Inc.             Phoenix, AZ         Printing                 May-96             0          51,086       51,086
Parctec, Inc.                     New York, NY        Retail                   Nov-93       243,961          11,166      255,128
Parctec, Inc.                     New York, NY        Retail                   Nov-93        91,777           4,110       95,887
Parctec, Inc.                     New York, NY        Retail                   Dec-93       374,247          17,130      391,377
Parctec, Inc.                     New York, NY        Retail                   Dec-93        51,592           2,361       53,954
Parctec, Inc.                     New York, NY        Retail                   Dec-93        45,585           2,086       47,671
Parctec, Inc.                     New York, NY        Retail                   Dec-93        40,779           1,867       42,645
Parctec, Inc.                     New York, NY        Retail                   Dec-93       132,493           5,933      138,426
Parctec, Inc.                     New York, NY        Retail                   Dec-93       220,006           9,851      229,857
Parctec, Inc.                     New York, NY        Retail                   Dec-93       262,388          11,749      274,137
Parctec, Inc.                     New York, NY        Retail                   Dec-93        45,369           2,031       47,400
Parctec, Inc.                     New York, NY        Retail                   Dec-93        33,035           1,512       34,547
Parctec, Inc.                     New York, NY        Retail                   Dec-93        76,610           3,559       80,169
Parctec, Inc.                     New York, NY        Retail                   Dec-93        31,034           1,420       32,455
Parctec, Inc.                     New York, NY        Retail                   Dec-93       121,275           5,550      126,825
Parctec, Inc.                     New York, NY        Retail                   Dec-93       169,961           7,610      177,571
Parctec, Inc.                     New York, NY        Retail                   Dec-93       206,603           9,251      215,854
Parctec, Inc.                     New York, NY        Retail                   Dec-93        47,944           2,147       50,091
Parctec, Inc.                     New York, NY        Retail                   Dec-93        38,352           1,755       40,108
Parctec, Inc.                     New York, NY        Retail                   Dec-93        39,391           1,803       41,194
Parctec, Inc.                     New York, NY        Retail                   Dec-93       204,537           9,159      213,696
Parctec, Inc.                     New York, NY        Retail                   Dec-93        78,596           3,597       82,193
Pepperidge Farm                   Newark, NJ          Telecommunications       May-91             0          50,938       50,938
Perry Morris                      Irvine, CA          Manufacturing & Prod.    Mar-92             0       1,000,000    1,000,000
Peter Kim                         Santa Monica, CA    Fixture                  Mar-95             0          25,958       25,958
Phar-Mor, Inc.                    Youngstown, OH      Fixture                  Feb-91     4,402,289         590,339    4,992,627
Phar-Mor, Inc.                    Youngstown, OH      Fixture                  Feb-91     5,060,835         672,186    5,733,022
Philadelphia HSR Ltd. Partners    Sharon Hills, PA    Manufacturing & Prod.    Jun-91             0          31,733       31,733
Phillips Prod.s, Inc.             Dallas, TX          Video Prod.              May-91             0          71,636       71,636
Pizza Factory                     Susanville, CA      Restaurant Equipment     Aug-91             0          25,003       25,003
Planned Parenthood of NYC, Inc.   New York, NY        Computers                Jun-91             0          26,637       26,637
Planning Sciences, Inc.           Littleton, CO       Furniture                Mar-96             0          51,853       51,853
Postal Systems, Inc.              San Mateo, CA       Printing                 Jun-96             0          50,702       50,702
Progress Realty, Inc.             Plympton, MA        Construction             Jun-91             0          43,260       43,260
Pullano'S Pizza, Inc.             Glendale, AZ        Restaurant               Apr-96             0          39,423       39,423
R & H Group, Inc.                 Oviedo, FL          Retail                   Feb-94             0          35,025       35,025
Read-Rite Corp.                   Milpitas, CA        Manufacturing & Prod.    Sep-91       867,854         250,377    1,118,231
Read-Rite Corp.                   Milpitas, CA        Manufacturing & Prod.    Sep-91       269,574          78,071      347,645
Read-Rite Corp.                   Milpitas, CA        Manufacturing & Prod.    Sep-91       447,292         120,375      567,667
Read-Rite Corp.                   Milpitas, CA        Computers                Sep-91       456,308         119,765      576,073
Read-Rite Corp.                   Milpitas, CA        Manufacturing & Prod.    Sep-91       655,369         191,571      846,940
Redman Movies And Stories, Inc    Salt Lake City, UT  Video Prod.              Jun-96             0          44,885       44,885
Rez-N-8 Prod.s, Inc.              Hollywood, CA       Video Prod.              Jun-96             0          65,815       65,815
Richard A. Rennolds Dba           Santa Clara, CA     Manufacturing & Prod.    Jun-95             0          30,477       30,477
Rico's Place, Inc.                San Carlos, CA      Restaurant Equipment     Jun-93             0          25,794       25,794
RJM Equipment Corp.               Boston, MA          Construction             Jun-91             0          41,194       41,194
Robert Dayan                      Los Angeles, CA     Computers                Jul-95             0          29,594       29,594
Robert Jones                      Mission Viejo, CA   Video Prod.              Sep-91             0          28,684       28,684
Robinson, Brebner & Moga          Lake Bluff, IL      Computers                Jun-91             0          36,530       36,530
Samuel & Sandy Stephens           Midland, VA         Construction             May-91             0          45,158       45,158
Sep Tech, Inc.                    South Chatham, MA   Material Handling        Jun-91             0          32,946       32,946
Separation Technology Inc.        St. Paul, MN        Computers                Aug-95             0          36,013       36,013
Sessions                          Lafayette, CO       Embroidery Equipment     Sep-91             0          25,529       25,529
Sfuzzi, Inc.                      New York, NY        Office Equipment         Aug-91             0         180,084      180,084
Sheraton Portland Airport Hotel   Portland, OR        Computers                Mar-96             0          31,193       31,193
Sliphod Graphics, Inc.            San Diego, CA       Video Prod.              May-94             0          29,696       29,696
South Shore Rehabilitation        Rockland, MA        Medical                  Jun-91             0          25,793       25,793
Southern Refrigerated             Ashdown, AR         Telecommunications       Nov-92             0         362,250      362,250
Southern Refrigerated Transprt    Ashdown, AR         Telecommunications       Dec-96             0          50,797       50,797
Specialty Metals, Inc.            Stamford, CT        Furniture                Jun-91             0          92,560       92,560
Spitz Clinic, PC                  Morton, PA          Medical                  Mar-91             0          30,956       30,956
St. Louis University              St. Louis, MO       Medical                  Sep-91       295,414         202,779      498,193
Star Tire And Service, Inc.       Columbus, IN        Fixture                  Oct-91             0          45,775       45,775
Stop & Shop                       Braintree, MA       Computers                Feb-91       116,332          14,454      130,786
Stop & Shop                       Braintree, MA       Computers                Feb-91       569,145          68,131      637,276
Stop & Shop                       Braintree, MA       Retail                   Feb-91       387,311          50,308      437,619
Stop & Shop                       Braintree, MA       Computers                Feb-91       114,090          14,773      128,863
Stop & Shop                       Braintree, MA       Retail                   Feb-91       175,093          21,822      196,915
Stop & Shop                       Braintree, MA       Computers                Feb-91        35,126           4,205       39,331
Stop & Shop                       Braintree, MA       Retail                   Feb-91       169,376          20,337      189,713
Stop & Shop                       Braintree, MA       Computers                Feb-91       141,920          17,634      159,554
Stop & Shop                       Braintree, MA       Retail                   Feb-91       118,084          13,053      131,136
Stop & Shop                       Braintree, MA       Retail                   Feb-91       367,507          40,617      408,124
Stop & Shop                       Braintree, MA       Retail                   Feb-91        99,072          11,896      110,968
Stop & Shop                       Braintree, MA       Computers                Feb-91        30,019           3,594       33,613
Stop & Shop                       Braintree, MA       Retail                   Feb-91        64,032           7,187       71,219
Stop & Shop                       Braintree, MA       Retail                   Feb-91       284,138          33,367      317,506
Stop & Shop                       Braintree, MA       Retail                   Feb-91        50,920           5,727       56,647
Stop & Shop                       Braintree, MA       Retail                   Feb-91       209,029          27,151      236,179
Stop & Shop                       Braintree, MA       Retail                   Feb-91       169,841          20,393      190,234
Stop & Shop                       Braintree, MA       Retail                   Feb-91       121,255          13,982      135,237
Stop & Shop                       Braintree, MA       Retail                   Feb-91       103,621          12,442      116,062
Stop & Shop                       Braintree, MA       Retail                   Feb-91        82,969           9,456       92,425
Stop & Shop                       Braintree, MA       Computers                Feb-91        26,428           2,946       29,374
Stop & Shop                       Braintree, MA       Retail                   Feb-91       184,177          22,114      206,291
Stop & Shop                       Braintree, MA       Retail                   Feb-91        62,067           7,736       69,803
Stop & Shop                       Braintree, MA       Computers                Feb-91       726,459          84,499      810,958
Stop & Shop                       Braintree, MA       Retail                   Feb-91       198,850          23,876      222,725
Sun Presentations, Inc.           Palm Springs, CA    Video Prod.              Nov-92             0          66,253       66,253
Super-Miami Ltd                   Concord, CA         Fixture                  Nov-91             0          96,968       96,968
Superior Disposal Service, Inc.   Newfield, NY        Sanitation               May-91             0          35,048       35,048
Superior Tire, Inc.               Canoga Park, CA     Transportation           Dec-91             0          92,236       92,236
Surface Specialists Inc.          Harvey, LA          Manufacturing & Prod.    Feb-96             0          59,358       59,358
Synoptic Systems Corp.            Springfield, VA     Computers                May-91             0         164,520      164,520
T.B.G. of Fresh Meadows, Inc.     Whitestone, NY      Restaurant Equipment     Dec-94             0         395,221      395,221
T.W. Productivity Centers         San Francisco, CA   Computers                Feb-96             0          46,549       46,549
Transportation Corp. of America   Minneapolis, MN     Telecommunications       Sep-91             0          38,224       38,224
Transportation Corp. of America   Minneapolis, MN     Telecommunications       Oct-91             0          51,588       51,588
U.S. Public Technologies Inc.     San Diego, CA       Computers                Jun-95             0          37,362       37,362
United Diagnostics, Inc.          Miami, FL           Medical                  Jun-91             0          27,181       27,181
USA Waste Services, Inc.          Dallas, TX          Material Handling        Mar-91             0          30,352       30,352
USA Waste Services, Inc.          Dallas, TX          Material Handling        Mar-91             0          32,422       32,422
USA Waste Services, Inc.          Dallas, TX          Telecommunications       Mar-91             0          45,637       45,637
Vacation Escape Inc.              Boca Raton, FL      Telecommunications       Apr-95             0          34,104       34,104
Valley Porge HSR Ltd              Wayne, PA           Manufacturing & Prod.    Jun-91             0          31,733       31,733
Vermont Sand & Stone, Inc.        Waterbury, VT       Construction             Jun-91             0          45,396       45,396
Walid J. Talia                    San Diego, CA       Fixture                  Dec-94             0          27,381       27,381
William N. Cann Inc.              Willington, DE      Computers                Dec-95             0          47,838       47,838
Wrap Up Prod.s                    Castro Valley, CA   Video Prod.              Oct-91             0          47,315       47,315
                                  Total Equipment transactions less than $25,000             55,673       4,247,670    4,303,343

                                                                                        -----------     -----------  -----------
                                                                                        $45,800,967     $26,853,123  $72,654,090
                                                                                        ===========     ===========  ===========

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series C at March 31, 1999 pursuant to leases or which secure its Financing Transactions.



                                    Equipment      Equipment        Total
    Equipment Category               Leases        Financings     Portfolio
--------------------------         ----------      ----------     ----------

Restaurant Equipment               $1,213,458             $0      $1,213,458
Computer Systems                      432,425        480,398         912,823
Manufacturing & Production            119,286        232,673         351,959
Printing                                    0        237,459         237,459
Office Furniture&Fixtures             125,971         54,244         180,215
Medical                                77,680         81,789         159,469
Video Production                       29,696         65,815          95,511
Telecommunications                     28,288         60,117          88,405
Copiers                                     0         50,566          50,566
Automotive                             15,232         28,051          43,283
Construction                                0         28,878          28,878
Retail Systems                         12,334         10,164          22,498
                                   ----------     ----------      ----------

                                   $2,054,370     $1,330,154      $3,384,524
                                   ==========     ==========      ==========

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                           Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment          Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- -----------------------------------------------------------------------------------------------

1st Choice Physicians           Rockville, MD       Medical                   Feb-97            $0        $33,992      $33,992
4Th Street Cleaners             St. Petersburg, FL  Manufacturing & Prod.     Mar-92             0         49,130       49,130
5Th Street Pharmacy, Inc.       Philadelphia, PA    Medical                   Mar-92             0         25,694       25,694
Aacro Precision Griding         Sparks, NV          Manufacturing & Prod.     Sep-92        24,200          3,047       27,247
ABC Cleaners                    Pasadena, CA        Manufacturing & Prod.     Mar-92             0         93,410       93,410
Abracadabra Presentation        Santa Ana, CA       Video Prod.               Sep-96             0         31,580       31,580
Absolute Maintenance, Inc.      Tampa, FL           Material Handling         Oct-93             0         26,836       26,836
Accrurate Color & Compound      Aurora, IL          Manufacturing &  Prod.    Feb-97             0         25,719       25,719
Active Periodicals              Deerfield Beach, FL Computers                 Feb-97             0         52,398       52,398
Adult Career Training Corp.     Farmington Hill, MI Medical                   Mar-92             0         32,035       32,035
Advanced Communication          Minneapolis, MN     Computers                 Feb-95             0         33,517       33,517
Advantage Metal Products        Tracy, CA           Manufacturing &  Prod.    Mar-97             0         51,296       51,296
Adventure Components Inc.       Westlake Villge, CA Manufacturing & Prod.     Apr-95             0         25,719       25,719
Aero Bookbinding                Sterling, VA        Manufacturing & Prod.     Mar-96             0         30,440       30,440
AHF Marketing Research, Inc.    New York, NY        Computers                 Dec-92             0        105,114      105,114
AHS/USC Imaging Equipment       Newport Beach, CA   Medical                   Dec-91             0      1,546,288    1,546,288
AHS/USC Imaging Equipment       Newport Beach, CA   Medical                   Dec-91             0      1,178,775    1,178,775
AHS/USC Imaging Equipment       Newport Beach, CA   Medical                   Dec-91             0        114,911      114,911
AHS-Kosciusko Community HospitalWarsaw, IN          Medical                   Dec-91             0        773,178      773,178
Ajc Associates Inc.             Fort Lauderdale, FL Manufacturing & Prod.     Apr-95             0         26,538       26,538
Alamance Knit Fabrics Inc.      Burlington, NC      Manufacturing & Prod.     Aug-92             0         46,776       46,776
Alexander & Alexander Srvs Inc  Owings Mill, MD     Computers                 Jan-96     3,263,945        548,331    3,812,276
Alpharetta-Woodstock Ob/Gyn     Canton, GA          Medical                   Mar-92             0         40,974       40,974
Ambe, Kishore S., Ph.D., MD     Anaheim, CA         Medical                   Mar-92        25,597          9,937       35,534
Ambel Precision Manuf. Corp.    Bethel, CT          Manufacturing & Prod.     Mar-95             0         39,487       39,487
Ambrose Dry Cleaners            South Yarmouth, MA  Manufacturing & Prod.     Mar-92             0         91,239       91,239
American Garment Care Co.       Huntington Park, CA Sanitation                Oct-92        29,030          3,283       32,313
Antelope Valley MRI             Lancaster, CA       Medical                   Dec-91       806,855        863,495    1,670,350
Ap Propane, Inc.                King Of Prussia, PA Computers                 Dec-92       359,756        152,563      512,319
Apollo Group, Inc.              Phoenix, AZ         Furniture                 Dec-91             0        120,110      120,110
Arter & Hadden                  Cleveland, OH       Telecommunications        Mar-92             0         62,795       62,795
Aspen Cleaners                  Cincinnati, OH      Manufacturing & Prod.     Mar-92             0         97,627       97,627
Associates In Family Care       Olathe, KS          Medical                   Mar-92             0         56,126       56,126
Associates In Family Care       Olathe, KS          Medical                   Mar-92             0         31,693       31,693
Atlantic Care Medical Center    Lynn, MA            Medical                   Dec-91         5,235         46,420       51,655
Atlas Stamp & Marking Supplies  Portland, OR        Manufacturing &  Prod.    Feb-97             0         40,211       40,211
Audio Mixers, Inc.              New York, NY        Manufacturing & Prod.     May-92             0         29,777       29,777
Bakery Concepts                 Medfield, MA        Restaurant                Jun-96             0         45,531       45,531
Bakowski, George M., O.D.       Shreveport, LA      Medical                   Mar-92             0         36,211       36,211
Ball-Incon Glass Packaging Corp.Muncie, IN          Manufacturing & Prod.     Dec-92       795,970        297,574    1,093,544
Ball-Incon Glass Packaging Corp.Muncie, IN          Manufacturing & Prod.     Dec-92       515,021        162,816      677,836
Barber Coleman, Co.             Loves Park, IL      Computers                 Jun-95     1,216,864         63,692    1,280,556
Barrios, Jose A., MD            Boynton Beach, FL   Medical                   Mar-92             0         44,322       44,322
Batniji, Sobhi A., D.D.S.       Laguna Niguel, CA   Medical                   Mar-92             0         39,802       39,802
Bay Center Corporation          Tampa, FL           Manufacturing & Prod.     Jul-92             0        108,814      108,814
Bayou Cleaners                  Tarpon Springs, FL  Manufacturing & Prod.     Mar-92             0         90,557       90,557
Beck-Ola Prod.s, Inc.           Santa Monica, CA    Computers                 Mar-96             0         53,292       53,292
Bell Family Health Center       Bell, CA            Medical                   Mar-92             0         35,146       35,146
Bell'S Answering Service Inc.   Greenwich, CT       Telecommunications        Jul-95             0         33,747       33,747
Blount, Inc.                    Portland, OR        Manufacturing & Prod.     Jun-95       720,176         43,877      764,053
Bob's Cylinder Head Service     Fresno, CA          Manufacturing & Prod.     Sep-92        23,958          3,360       27,318
Boca Raton Outpatient Surgery   Boca Raton, FL      Medical                   Mar-92             0         47,202       47,202
Bombay Duck Company Ltd.        Concord, MA         Fixture                   Feb-96             0         57,507       57,507
Bordwell And Bratton, D.D.S.    Memphis, TN         Medical                   Mar-92             0         43,328       43,328
Boulgourjian Brothers Corp.     West Hills, CA      Furniture                 Feb-96             0         46,132       46,132
Bourns, Inc.                    Riverside, CA       Telecommunications        Mar-92             0        129,155      129,155
Brenlar Investments, Inc.       Novaro, CA          Furniture                 Oct-94             0        315,120      315,120
Brookside                       Northbrook, IL      Manufacturing & Prod.     Mar-92             0         59,494       59,494
C.D. Grahn Auto Repair          Rockville, MD       Automotive                Aug-96             0         28,695       28,695
Caio Bella Gelato Co., Inc.     New York, NY        Fixture                   Feb-97             0         46,790       46,790
Campo, Alphonse, MD             Stamford, CT        Medical                   Mar-92             0         38,489       38,489
Cardiff Beach House             Laguna Beach, CA    Retail                    Jul-96             0         50,470       50,470
Cardinale Bread & Baking        Pittsburg, CA       Restaurant                Jul-96             0         26,384       26,384
Cardiovascular Consultants      Louisville, KY      Medical                   Mar-92             0        108,549      108,549
Carullo, Emilio J., MD          Coral Gables, FL    Medical                   Mar-92             0         25,389       25,389
Centennial Technologies Inc.    Billerica, MA       Computers                 Jan-96        29,261          2,606       31,867
Centennial Technologies Inc.    Billerica, MA       Office Equipment          Jan-96        29,691          2,659       32,350
Centennial Technologies Inc.    Billerica, MA       Manufacturing & Prod.     Jan-96       174,139         15,592      189,732
Centennial Technologies Inc.    Billerica, MA       Manufacturing & Prod.     Jan-96       248,039         22,215      270,254
Centennial Technologies Inc.    Billerica, MA       Manufacturing & Prod.     Jan-96       349,484         31,125      380,608
Center For Special Immunology   Ft. Lauderdale, FL  Medical                   Mar-92             0         65,945       65,945
Center For Special Immunology   Ft. Lauderdale, FL  Medical                   Mar-92             0         27,292       27,292
Central Bakery, Inc.            Albany, NY          Restaurant                Feb-97             0         26,226       26,226
Century Hosiery                 Denton, NC          Manufacturing &  Prod.    Aug-96             0         42,535       42,535
Chacko Dry Cleaner              Winchester, MA      Manufacturing & Prod.     Mar-92             0         80,875       80,875
Champlain Cable Corp.           Colchester, VT      Manufacturing & Prod.     Jan-96        24,790          2,041       26,831
Champlain Cable Corp.           Colchester, VT      Manufacturing & Prod.     Jan-96       827,839        123,382      951,220
Charcon Enterprises             Charlotte, NC       Manufacturing & Prod.     Mar-92             0         79,086       79,086
Charlie & Jakes Bar-B-Q Inc.    Melbourne, FL       Manufacturing & Prod.     Dec-95             0        285,762      285,762
Chef's Pride, Inc.              Seaside, CA         Restaurant                Oct-92        28,370          3,061       31,431
Childrens & Presbyterian        Plano, TX           Medical                   Mar-92             0         31,037       31,037
Chrysler Capital                Highland Park, MI   Computers                 Apr-92       390,050        249,974      640,025
Chrysler Corp.                  Highland Park, MI   Computers                 Sep-91       231,979        117,821      349,800
Chrysler Corp.                  Highland Park, MI   Computers                 Apr-92       128,043         58,753      186,797
Chrysler Corp.                  Highland Park, MI   Computers                 Sep-91       131,105        125,194      256,299
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       109,254        117,190      226,444
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       110,329         86,469      196,798
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       123,405        117,839      241,244
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       394,760        191,056      585,817
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       588,742        257,475      846,217
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91        33,771         16,346       50,116
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       122,627         51,378      174,004
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       435,087        173,683      608,770
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       567,404        217,122      784,526
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       640,401        245,050      885,450
Chrysler Motors Corp.           Highland Park, MI   Computers                 Sep-91       643,095        239,344      882,439
Chung King Studios              New York, NY        Audio                     Feb-97             0         47,933       47,933
Clancy's, Inc.                  Noblesville, IN     Restaurant Equipment      Dec-95             0        624,000      624,000
Cobe Laboratories               Pico Rivera, CA     Manufacturing &  Prod.    Feb-97             0         32,473       32,473
Co-Care Eye Centers, Inc.       Germantown, TN      Medical                   Mar-92        26,940         10,458       37,398
Colby, Harker Desoto            Bradenton, FL       Dry Cleaning Equipment    May-92             0        119,600      119,600
Commercial Printing             Virginia Beach, VA  Manufacturing & Prod.     Mar-96             0         29,218       29,218
Conceptions, Reproductive       Denver, CO          Medical                   Jun-92             0         27,338       27,338
Concepts Marketing              Aloha, OR           Telecommunications        Sep-96             0         52,264       52,264
Coopwestein Dry Cleaner         Brooklyn, NY        Manufacturing & Prod.     Jul-92             0         89,776       89,776
Copyman Copy & Printing         San Mateo, CA       Repographics              Sep-96             0         47,115       47,115
Corpus Christi Diagnostic       Corpus Christi, TX  Medical                   Aug-92        21,757          8,446       30,203
Costa, Giovanni, MD             Orchard Park, NY    Medical                   Mar-92             0         35,304       35,304
Coventry                        Cleveland Hghts,OH  Restaurant                Sep-93             0        350,000      350,000
Cox Brothers Dairy              Elkhorn, KY         Manufacturing &  Prod.    Feb-97             0         31,285       31,285
Cruttenden & Company            Irvine, CA          Telecommunications        Mar-92             0         33,494       33,494
D. Maddox, MD.                  Bakersfield, CA     Medical                   Feb-97             0         91,710       91,710
Daga, Inc.                      Hilton Head, SC     Fixture                   Nov-92             0         99,216       99,216
Danbury Ob/Gyn                  Danbury, CT         Medical                   Mar-92             0         25,921       25,921
David Klee                      Poway, CA           Manufacturing & Prod.     Mar-96             0         26,918       26,918
Defcon                          Carisbed, CA        Computers                 Jul-95             0         40,744       40,744
Delong Sportswear, Inc.         Grinnell, IA        Manufacturing & Prod.     Jun-95       479,073         12,042      491,115
Delta Point, Inc.               Monterey, CA        Computers                 Dec-91             0         67,293       67,293
Delta Point, Inc.               Monterey, CA        Computers                 Feb-92             0         78,920       78,920
Delta Point, Inc.               Monterey, CA        Computers                 Mar-92             0         91,459       91,459
Delta Point, Inc.               Monterey, CA        Computers                 Apr-92             0         32,190       32,190
Deltapoint, Inc.                Monterey, CA        Computers                 Sep-94             0         31,309       31,309
Deltapoint, Inc.                Monterey, CA        Computers                 Sep-94             0         36,743       36,743
Deltapoint, Inc.                Monterey, CA        Computers                 Sep-94             0         51,415       51,415
Denton Hall Burgin & Warrens    Los Angeles, CA     Telecommunications        Mar-92             0         30,906       30,906
Desert Diecutting, Inc.         Las Vegas, NV       Manufacturing &  Prod.    Feb-97             0         43,934       43,934
Design Design, Inc.             Rutland, VT         Manufacturing & Prod.     May-92             0         28,109       28,109
Dettmer Hospital                Troy, OH            Medical                   Mar-92             0         53,209       53,209
Dimaano, Cecilia D., MD, PC     Mesa, AZ            Medical                   Mar-92             0         28,431       28,431
Doctors Hospital                Houston, TX         Medical                   Mar-92             0         34,772       34,772
Dominion Medical Associates     Richmond, VA        Medical                   Mar-92             0         25,231       25,231
Doria Enterprises, Inc.         New York, NY        Retail                    Jul-96             0         27,135       27,135
Douglas General Hospital        Douglasville, GA    Medical                   Dec-91             0         45,129       45,129
Downtown Press Inc.             Baltimore, MD       Manufacturing & Prod.     Mar-96             0        134,240      134,240
Dr. Robert S. Guminey DDS       Tomball, TX         Medical                   Oct-91             0        162,864      162,864
Draffin, David S., MD, PA       Summerville, SC     Medical                   Mar-92             0         26,385       26,385
Drs. Eade, J.D. & Brooks, B.J.  Campbellsville, KY  Medical                   Mar-92             0         69,800       69,800
Dumfries Pharmacy, Inc.         Dumfries, VA        Medical                   Mar-92             0         68,276       68,276
Duracell, Inc.                  Bethel, CT          Computers                 Jun-95     2,152,323        101,227    2,253,550
Duracell, Inc.                  Bethel, CT          Computers                 Jun-95     1,078,280         28,573    1,106,853
East Mission Valley Copy        San Diego, CA       Printing                  Sep-96             0         58,216       58,216
East Point Hospital             Lehigh Acres, FL    Medical                   Dec-91             0        175,044      175,044
Eaton Coin Laundry              Dunwoody, GA        Manufacturing & Prod.     Mar-92             0         94,704       94,704
Emanuel Hospital & Health CenterPortland, OR        Medical                   Dec-91             0        438,498      438,498
Eskaton                         Carmichael, CA      Telecommunications        Mar-92             0        143,943      143,943
Ettrick Medical Center          Ettrick, VA         Medical                   Mar-92             0         40,539       40,539
Executive Dry Cleaners          Cranston, RI        Manufacturing & Prod.     Mar-92             0         70,054       70,054
Fawcett Memorial Hospital       Port Charlotte, IL  Medical                   Dec-91        77,159        190,178      267,337
FCR, Inc.                       Weymouth, MA        Manufacturing & Prod.     Dec-94             0         27,805       27,805
Federal Express                 Memphis, TN         Aircraft                  Sep-96             0      8,756,291    8,756,291
Ferson Dry Cleaner              Miami, FL           Manufacturing & Prod.     Mar-92             0         77,400       77,400
Festival Cleaners               Chantilly, VA       Manufacturing & Prod.     Mar-92             0        133,664      133,664
Fiesta                          Lilburn, GA         Manufacturing & Prod.     Mar-92             0        191,108      191,108
First Security                  Atlanta, GA         Manufacturing & Prod.     Mar-92             0        454,480      454,480
First Universal Trading, Inc    Long Beach, CA      Computers                 Mar-97             0         34,562       34,562
Florida Hospitality Resorts     Pompano Beach, FL   Furniture                 Jun-94             0        200,251      200,251
Florida Hospitality Resorts     Pompano Beach, FL   Furniture                 Jun-94             0        296,849      296,849
Foggy Bottom                    Washington, DC      Medical                   Mar-92             0         68,280       68,280
Fountain Valley Regional        Fountain Valley, CA Medical                   Dec-91             0        897,554      897,554
Fountain Valley Regional        Fountain Valley, CA Medical                   Oct-93             0        409,914      409,914
Frone'S Brokerage Inc.          Central Point, OR   Fixture                   Jan-96             0         80,468       80,468
G&S Foundry & Manufacturing Co. Red Bud, IL         Manufacturing & Prod.     Jan-95             0         36,288       36,288
G.T.R. Inc. Dba                 Atlanta, GA         Restaurant                Apr-95             0         55,991       55,991
Garmar Medical Group            Montebello, CA      Medical                   Mar-92             0         25,085       25,085
Gary J. Elmer                   Huntington Beach, CAManufacturing & Prod.     Nov-95             0         27,441       27,441
Gary'S Pub & Billiards          Marathon, FL        Retail                    Oct-96             0         31,248       31,248
General Electric Co.            Hartford, CT        Computers                 Dec-95       575,464        102,647      678,111
Geotek Communications Inc.      Montvale, NJ        Telecommunications        Mar-97             0        263,816      263,816
Gerlay Gary S., MD              Deming, NM          Medical                   Mar-92             0         51,551       51,551
Gilroy Printers & Office Sup.   Gilroy, CA          Computers                 Sep-95             0         44,482       44,482
Goldstar Cabinets, Inc.         Phoenix, AZ         Computers                 Jun-96             0         36,872       36,872
Graphic Consultants Inc         Paul Ramsey, MN     Manufacturing & Prod.     Mar-96             0         25,030       25,030
Graphix, Inc.                   Savage, MD          Printing                  Feb-97             0         29,020       29,020
Gray Television, Inc.           Greensboro, NC      Computers                 Mar-95             0         39,376       39,376
Great American Cleaners         Friendswood, TX     Manufacturing & Prod.     Mar-92             0         93,880       93,880
Greenbrier Family Medical Ctr.  Chesapeake, VA      Medical                   Mar-92             0         28,178       28,178
Greene Dot Inc.                 San Diego, CA       Video Prod.               Jul-92             0         25,273       25,273
Gustafson Master Cleaners       N. Providence, RI   Manufacturing & Prod.     Mar-92             0         94,241       94,241
Half Inch Video Dba, Scott, R.  San Francisco, CA   Video Prod.               Feb-97             0         25,598       25,598
Hamilton Communications         Wauwatosa, WI       Computers                 Jul-96             0         60,262       60,262
Hanley, III, James R., MD       Macclenny, FL       Medical                   Mar-92             0         28,330       28,330
Harbor Truck Bodies, Inc.       Brea, CA            Automotive                Feb-97             0         49,711       49,711
Hasley Dry Cleaner              Ft. Smith, AR       Manufacturing & Prod.     Mar-92             0         76,356       76,356
Hatfield, Bonnie                Louisville, KY      Medical                   Mar-92             0         52,195       52,195
Healthtrust, Inc.               Sun City, FL        Medical                   Dec-91             0        257,223      257,223
Hempstead Park Nursing Home     Hempstead, NY       Medical                   Mar-92             0         25,947       25,947
Hendrixson & Sons Install.      Round Lake, IL      Computers                 Feb-97             0         29,732       29,732
Highland Tap                    Atlanta, GA         Furniture                 Mar-92             0         39,866       39,866
Hometown Buffet, Inc.           San Diego, CA       Restaurant                Feb-95             0        642,720      642,720
Hookset Bagel & Deli            Hooksett, NH        Restaurant                Jul-96             0         60,852       60,852
Hope-Gill, Herbert F., MD       Sarasota, FL        Medical                   Mar-92             0         34,917       34,917
Horrigan Enterprises            Colton, CA          Computers                 Apr-96             0         32,587       32,587
Howard, Donald C., D.O.         Hallandale, FL      Medical                   Mar-92             0         33,618       33,618
Howard's Tavern Snacks, Inc.    Portland, OR        Fixture                   Mar-95             0         30,445       30,445
Hrangl Medical Development,Inc. Estherville, IA     Medical                   Mar-92             0         31,521       31,521
Human Resources Contract        Los Angeles, CA     Furniture                 Mar-97             0         58,248       58,248
Humana Inc.                     Louisville, KY      Medical                   Dec-92             0         37,181       37,181
Hurricane Graphics              Miami Lakes, FL     Manufacturing & Prod.     Mar-96             0         32,734       32,734
Hydratec, Inc.                  Baltimore, MD       Manufacturing &  Prod.    Feb-97             0         25,374       25,374
I.V.L. Inc.                     Ft. Lauderdale, FL  Computers                 Jan-96             0         55,589       55,589
IMP, Inc.                       San Jose, CA        Manufacturing & Prod.     Mar-95     1,376,519        315,061    1,691,580
IMP, Inc.                       San Jose, CA        Manufacturing &  Prod.    Mar-97             0      1,074,631    1,074,631
In The Mix Inc.                 New York, NY        Computers                 Feb-97             0         33,389       33,389
Information Storage Devices     San Jose, CA        Computers                 Jun-94             0        126,414      126,414
Information Storage Devices     San Jose, CA        Computers                 Jun-94             0        358,927      358,927
Information Storage Devices     San Jose, CA        Computers                 Aug-94             0         67,381       67,381
Inliner Americas,  Inc.         Houston, TX         Manufacturing &  Prod.    Feb-97             0         58,243       58,243
Innovo, Inc.                    Springfield, TN     Fixture                   Jun-94             0         90,785       90,785
Intermark Components, Inc.      Huntington Bch, CA  Manufacturing & Prod.     Feb-95             0         32,242       32,242
Internal Medicine Group         Little Rock, AR     Medical                   Mar-92             0         34,769       34,769
Internal Medicine Specialists   Las Vegas, NV       Medical                   Mar-92             0         34,803       34,803
International Communications    Elizabeth, NJ       Computers                 Jun-95             0         42,344       42,344
International Power Devices Inc.Boston, MA          Telecommunications        Jan-96        30,916          2,381       33,297
International Power Devices Inc.Boston, MA          Computers                 Jan-96        35,567          2,782       38,349
International Power Devices Inc.Boston, MA          Manufacturing & Prod.     Jan-96        35,567        782,577      818,144
International Rectifier Corp.   Temecula, CA        Telecommunications        Mar-92             0        118,882      118,882
International Rectifier Corp.   El Segundo, CA      Telecommunications        Jul-93             0        175,626      175,626
J & B Finishers                 Tucker, GA          Manufacturing & Prod.     Mar-96             0         31,949       31,949
Jack Vanden Brulle              Berkeley, CA        Printing                  Jun-96             0         45,929       45,929
Jimenez Soft Touch              Tampa, FL           Manufacturing & Prod.     Mar-92             0         85,349       85,349
John Corkery Jr.                Canton, MA          Printing                  Jun-95             0         38,679       38,679
John J. Prescott                Washington, DC      Video Prod.               Jun-96             0         57,930       57,930
Johnny P. Singh                 Brawley, CA         Material Handling         Sep-92        41,049          8,068       49,117
K & I Plastics, Inc.            Jacksonville, FL    Manufacturing & Prod.     Oct-91             0         25,720       25,720
Katz & Klein                    Sacramento, CA      Manufacturing &  Prod.    Mar-97             0         27,684       27,684
Ka-Va Inc Dba Clothes Clinic    Watertown, MA       Manufacturing & Prod.     Jun-95             0         39,148       39,148
Kehne, Susan M & Diaz, Luis MD  Las Vegas, NV       Medical                   Mar-92             0         34,859       34,859
Kerr Glass Manufacturing Corp.  Los Angeles, CA     Manufacturing & Prod.     Dec-92       239,822        103,386      343,208
Kerr Glass Manufacturing Corp.  Los Angeles, CA     Manufacturing & Prod.     Dec-92     1,046,565        348,824    1,395,388
King, Purtich & Morrice         Los Angeles, CA     Telecommunications        Apr-93             0         53,799       53,799
Kingman Hospital, Inc.          Kingman, AZ         Medical                   Dec-91             0        256,524      256,524
Kings Meat & Seafood Corp.      Houston, TX         Restaurant                Aug-96             0         32,701       32,701
Kissimee Memorial Hospital      Kissimee, FL        Medical                   Dec-91             0        487,203      487,203
Klasky & Csupo, Inc.            Hollywood, CA       Office Equipment          Sep-92        28,448          4,759       33,207
Klein, Roger MD                 Ashland, KY         Medical                   Mar-92             0         45,195       45,195
Knox Insurance Agency Inc.      Albany, NY          Computers                 Jun-95             0         28,558       28,558
Kopy King Inc.                  Chattanooga, TN     Manufacturing & Prod.     Mar-96             0         30,284       30,284
Kreegr Dry Cleaner              Arvada, CO          Manufacturing & Prod.     Mar-92             0         80,343       80,343
Kurusu, Shozo, MD               Charleston, WV      Medical                   Mar-92             0         50,433       50,433
L & S Enterprises               Dayton, OH          Office Equipment          Jul-96             0         54,021       54,021
L.W. Blake Hospital             Bradenton, FL       Medical                   Dec-91             0        319,245      319,245
Laclede Steel, Inc.             St. Louis, MO       Fixture                   Sep-93             0         79,718       79,718
Laguna Graphic Arts Inc         Irvine, CA          Manufacturing & Prod.     Mar-96             0         72,146       72,146
Lawrence Medical Laboratory     Monrovia, CA        Medical                   Mar-92             0         51,876       51,876
Lee Family Clinic               Durant, OK          Computers                 Aug-96             0         66,646       66,646
Lee-Koh Medical Corporation PC  Reseda, CA          Medical                   Mar-92             0         44,052       44,052
Leroy Gorzell                   Falls City, TX      Manufacturing & Prod.     Mar-95             0         34,762       34,762
Little Rock Internal Medicine   Little Rock, AR     Medical                   Mar-92             0         53,858       53,858
Littletown Pattern Works        Littlestown, PA     Manufacturing &  Prod.    Mar-97             0         26,426       26,426
Long Beach Acceptance Corp.     Oradell, NJ         Computers                 Jul-96             0         56,574       56,574
Long Beach Acceptance Corp.     Oradell, NJ         Computers                 Aug-96             0        146,238      146,238
Long Beach Acceptance Corp.     Oradell, NJ         Computers                 Sep-95             0        569,155      569,155
Long Beach Acceptance Corp.     Oradell, NJ         Computers                 Nov-95             0        110,452      110,452
Long, Nancy L., MD              Henderson, NV       Medical                   Mar-92             0         25,072       25,072
Loy Loy Restaurant              Clovis, CA          Restaurant                Sep-92        36,956          4,907       41,863
LTK Litho, Inc.                 Deer Park, NY       Manufacturing &  Prod.    Mar-97             0         39,504       39,504
Mallory Smith Management Srvc.  Santa Barbara, CA   Computers                 Apr-94             0         32,683       32,683
Marble & Granite Fabricators    Warren, MI          Manufacturing &  Prod.    Feb-97             0         49,386       49,386
Martin Paul, Ltd.               Boston, MA          Photography               Sep-96             0         50,672       50,672
Marvista Pub, Inc.              Longboat Key, FL    Retail                    Feb-97             0         31,122       31,122
Matassa'S Market - Dauphine     New Orleans, LA     Fixture                   Jan-96             0         51,207       51,207
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.     Dec-91             0        151,308      151,308
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.     Dec-91             0         81,041       81,041
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.     Dec-91             0         36,106       36,106
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.     Dec-91             0         33,980       33,980
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.     Dec-91             0         29,862       29,862
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.     Dec-91             0         29,549       29,549
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.     Dec-91             0         28,390       28,390
Mc Hargue, Chauncey A., MD      Culpeper, VA        Medical                   Mar-92             0         25,400       25,400
Med Access                      Stafford, TX        Medical                   Mar-92             0         26,344       26,344
Merle West Medical Center       Klamath Falls, OR   Medical                   Mar-92             0        108,517      108,517
Merritt, Melvin D., MD          Aurora, CO          Medical                   Mar-92             0         50,555       50,555
Metro Design Center             Saratoga, CA        Telecommunications        Sep-96             0         26,014       26,014
Metro-Continental, Inc.         Dayton, TX          Manufacturing & Prod.     Mar-92             0         78,792       78,792
MGM Enterprises, Inc.           Amarillo, TX        Fixture                   Jun-94             0         28,291       28,291
Micro Strategies, Inc.          Denville, NJ        Telecommunications        Jul-96             0         53,851       53,851
Milpitas Cleaners               Milpitas, CA        Sanitation                Sep-92        29,977          3,019       32,997
Mind's Eye Graphics, Inc.       Richmond, VA        Computers                 Mar-95             0         26,972       26,972
Missouri Eye Institute          Springfield, MO     Medical                   Mar-92             0         37,398       37,398
Mojabe Chiropractic             Rancho Cucamong, CA Medical                   Mar-92             0         30,595       30,595
Mondo Media                     San Francisco, CA   Computers                 May-96             0         49,405       49,405
Montgomery City Hospital        Rockville, MD       Medical                   Dec-91             0      1,148,225    1,148,225
Montgomery City Hospital        Rockville, MD       Medical                   Dec-91             0        296,171      296,171
Montgomery City Hospital        Rockville, MD       Medical                   Dec-91             0        171,735      171,735
Morgan's Creative Restaurant    Beachwood, OH       Restaurant                Mar-95             0        234,091      234,091
Morgan's Foods                  Saratoga, CA        Restaurant                Mar-95             0        189,746      189,746
Morgan's Foods                  Beachwood, OH       Computers                 Sep-94             0        102,805      102,805
Mount Pleasant Spinal Health    Mount Pleasant, SC  Medical                   Mar-92             0         26,797       26,797
Mount Sinai Medical Center      Miami Beach, FL     Medical                   Dec-91       954,276        195,228    1,149,504
Mount Sinai Medical Center      Miami Beach, FL     Medical                   Dec-91     1,138,257        356,746    1,495,003
Nadler'S Bakery & Deli          San Antonio, TX     Restaurant                Oct-96             0         32,362       32,362
Nair Dry Cleaner                Oak Lawn, IL        Manufacturing & Prod.     Mar-92             0         98,653       98,653
Nasco Sportswear, Inc.          Springfield, TN     Manufacturing & Prod.     Jun-92             0         87,360       87,360
Nasco Sportswear, Inc.          Springfield, TN     Manufacturing & Prod.     Jun-92             0         87,360       87,360
Nasco Sportswear, Inc.          Springfield, TN     Manufacturing & Prod.     Jun-92             0         87,360       87,360
Nasco Sportswear, Inc.          Springfield, TN     Computers                 Sep-92             0         46,691       46,691
Nasco, Inc.                     Springfield, TN     Computers                 Jun-92             0        780,000      780,000
New London Press Inc.           Alpharetta, GA      Manufacturing & Prod.     Mar-96             0         26,903       26,903
New World Rising, Inc.          Birmingham, AL      Computers                 Feb-97             0         45,888       45,888
Ngo Dry Cleaner                 Beltsville, MD      Manufacturing & Prod.     Mar-92             0         73,242       73,242
Norfolk Warehouse Distribution  Norfolk, VA         Furniture                 Jul-95             0         36,945       36,945
Norgetown Cleaners              Clarendon Hills, IL Manufacturing & Prod.     Mar-92             0         78,588       78,588
Norman's Food Store's, Inc.     Nebraska City, NE   Computers                 Dec-93             0         99,615       99,615
Ohio Power Company              Columbus, OH        Material Handling         Oct-92    11,846,000        473,840   12,319,840
Ohio Power Company              Columbus, OH        Material Handling         Oct-92             0      9,525,880    9,525,880
Olash And Van Vooren, MD        Louisville, KY      Medical                   Mar-92             0         35,430       35,430
Old Dominion Carstar            Eugene, OR          Computers                 Apr-94             0         29,854       29,854
Omni Mortgage Group, Inc.       Lawrenceville, GA   Computers                 Feb-97             0         34,676       34,676
One Hour Martinizing            Stone Mountain, GA  Manufacturing & Prod.     Mar-92             0         27,289       27,289
Oswego Cleaners                 Oswego, IL          Manufacturing & Prod.     Mar-92             0         71,745       71,745
Oswego Village Clinic           Lake Oswego, OR     Medical                   Mar-92             0         25,669       25,669
Pacific Equity Service          Vancouver, WA       Computers                 Aug-96             0         31,273       31,273
Palo Alto Car Wash Partners     San Francisco, CA   Manufacturing & Prod.     Jul-92             0        122,425      122,425
Panama Hatties                  Huntington Stat, NY Restaurant                Mar-97             0         53,637       53,637
Paolo'S Italian Kitchen         Melbourne, FL       Restaurant                Feb-97             0         49,404       49,404
Parker K. Bagley MD             Inverness, FL       Medical                   Feb-95             0         88,444       88,444
Parker K. Bagley, MD PA         Inverness, FL       Medical                   Dec-91             0        323,733      323,733
Parks, Sheryl L., MD, PC        Garden City, MI     Medical                   Mar-92             0         29,018       29,018
PCMAC Consultants               San Francisco, CA   Computers                 Feb-97             0         31,212       31,212
Performance A/V, Inc.           Alexandria, VA      Video Prod.               Sep-93             0        233,785      233,785
Perry Morris                    Irvine, CA          Manufacturing & Prod.     Mar-92             0      5,200,000    5,200,000
Phoenix Analysis & Design       Gilbert, AZ         Printing                  Aug-96             0         33,255       33,255
Photo Center, Inc.              Costa Mesa, CA      Manufacturing &  Prod.    Mar-97             0         40,986       40,986
Physician Hospital              Cedar Knolls, NJ    Medical                   Dec-91             0        234,870      234,870
Pivaroff Chiropractic Corp.     Corona Del Mar, CA  Medical                   Mar-92             0         35,324       35,324
Pleasant Hill Cleaners          Duluth, GA          Manufacturing & Prod.     Mar-92             0        115,657      115,657
Pro Photo Connection, Inc       Irvine, CA          Computers                 Mar-97             0         29,180       29,180
Pro Sew                         Cincinnati, OH      Manufacturing & Prod.     Dec-91             0         40,018       40,018
Quail Cleaners                  Missouri City, TX   Manufacturing & Prod.     Mar-92             0         90,402       90,402
Quality Baking L.L.C.           Maplewood, MO       Restaurant Equipment      Dec-95             0        296,400      296,400
R & M Baking Corp.              Oceanside, NY       Manufacturing & Prod.     Nov-93             0         27,490       27,490
R & M Levy                      Lafayette, CA       Manufacturing & Prod.     Sep-92             0         73,668       73,668
R.E. Smith Printing, Co.        Fall River, MA      Printing                  Jun-95       487,200         41,021      528,221
R.U.R. Enterprises, Inc.        Houston, TX         Furniture                 Dec-94             0         27,035       27,035
Radiology Assoc. of Mc Allen TX Mc Allen, TX        Medical                   Dec-91             0        190,800      190,800
Radiology Assoc. of Mc Allen TX Mc Allen, TX        Medical                   Dec-91             0         40,776       40,776
Radiology Assoc. of Mc Allen TX Mc Allen, TX        Medical                   Jun-93             0         97,644       97,644
Radiology Assoc. of Westport    Westport, CT        Retail                    May-92       309,873         39,188      349,061
Rain-Master Roofing             Portland, OR        Computers                 Jun-96             0         26,464       26,464
Raintree Cleaners               Roswell, GA         Manufacturing & Prod.     Mar-92             0        105,265      105,265
Re/Max Fireside                 Blue Jay Villag, CA Telecommunications        Sep-92        27,089          4,030       31,119
Re/Max International, Inc.      Englewood, CO       Furniture                 Sep-92        25,462         10,615       36,077
Red Bank Volvo, Inc.            Shrewsbury, NJ      Automotive                Feb-97             0         42,070       42,070
Red Bug Cleaners                Winter Springs, FL  Manufacturing & Prod.     Mar-92             0         58,238       58,238
Redwood Medical Offices         Crescent City, CA   Medical                   Mar-92             0         25,997       25,997
Reino Linen Service, Inc.       Gibsonburg, PA      Manufacturing & Prod.     Oct-91             0        759,040      759,040
Reino Linen Service, Inc.       Gibsonburg, OH      Material Handling         Dec-92             0         34,022       34,022
Reiter And Perkes, MD           Medford, NY         Medical                   Dec-91             0        282,435      282,435
Restaurant Management Nw Inc.   Portland, OR        Restaurant                Jun-95             0        373,379      373,379
RLL                             Miami, FL           Manufacturing & Prod.     Mar-92             0        110,112      110,112
Rmc Environmental Service       Spring City, PA     Computers                 Mar-92             0         27,592       27,592
Robert M. Jones                 Laguna Hills, CA    Video Prod.               Jun-96             0         58,497       58,497
Roberts, J.N., MD               Boaz, AL            Medical                   Mar-92             0         27,787       27,787
Rockwood Clinic, P.S.           Spokane, WA         Medical                   Dec-91     1,120,875        280,122    1,400,997
Roger Colby                     Cortez, FL          Manufacturing & Prod.     Mar-92             0        111,697      111,697
Rogers, Gene W., MD             Sonora, TX          Medical                   Mar-92             0         25,821       25,821
Rose Casual Dining, Inc.        Newtown, PA         Restaurant Equipment      Dec-95             0        135,403      135,403
S. Johnson And Sons, Inc.       Belvidere, NJ       Manufacturing & Prod.     Sep-93             0         77,698       77,698
S.C.W. Corporation              Scituate, MA        Restaurant                May-94             0         27,259       27,259
S.W. FL Regional Medical Center Fort Meyers, FL     Medical                   Dec-91        44,580        161,521      206,102
Sage Enterprises, Inc.          Des Plains, IL      Computers                 Jun-94             0        119,252      119,252
Salinas Construction            Pleasanton, TX      Construction              May-96             0         47,058       47,058
Salon 2000                      Eden Prairie, MN    Fixture                   Feb-96             0         37,237       37,237
Sam Houston Memorial Hospital   Houston, TX         Medical                   Dec-91             0        585,021      585,021
San Angelo Medical Practice     San Angelo, TX      Medical                   Mar-92             0         68,346       68,346
San Angelo Medical Practice     San Angelo, TX      Medical                   Mar-92             0         39,846       39,846
Sass, Friedman & Associates     Cleveland, OH       Medical                   Mar-92             0         39,205       39,205
Sass, Friedman & Associates     Cleveland, OH       Medical                   Mar-92             0         48,444       48,444
Sbs Commercial Leasing Inc.     Jericho, NY         Computers                 Jan-96             0        128,369      128,369
Schooley-Steen Medical          Fresno, CA          Furniture                 Sep-92        40,167          5,899       46,065
Sharon - John Dry Cleaner       Kensigton, CT       Manufacturing & Prod.     Mar-92             0         64,410       64,410
Shift & Goldman, Inc.           Somerset, NJ        Computers                 Sep-93             0         26,738       26,738
Shin & Washinsky, MD's          Las Vegas, NV       Medical                   Mar-92             0         32,602       32,602
Siebe North, Inc.               Rockford, IL        Computers                 Jun-95       411,535         19,451      430,986
Sierra Nevada Memorial Hospital Grass Valley, CA    Medical                   Mar-92             0         53,349       53,349
Sign America, Inc.              Richmond, OH        Manufacturing &  Prod.    Feb-97             0         28,109       28,109
Sirius Solutions                San Francisco, CA   Computers                 May-96             0         26,193       26,193
Skal Beverages East, Inc.       Easton, MA          Restaurant                Feb-95             0         37,626       37,626
Skolniks Bagel Bakery           Springfield, PA     Restaurant                Mar-92             0         68,997       68,997
Snaderson Group                 Escondido, CA       Computers                 Aug-96             0         34,444       34,444
Solomon Page Group Ltd.         New York, NY        Furniture                 Sep-94             0         42,697       42,697
Solom-Page Group Ltd.           New York, NY        Computers                 Feb-94             0         42,908       42,908
South Florida Family Physician  Pembroke Pines, FL  Medical                   Mar-92             0         68,320       68,320
Southhill Company               Beverly Hills, CA   Fixture                   Dec-91             0         25,308       25,308
Springfield Tool & Dye, Inc.    Springfield, NJ     Printing                  May-92             0         26,256       26,256
St. Elizabeth Hospital, Inc.    Appleton, WI        Medical                   Mar-92             0         90,033       90,033
St. Louis Leasing Corp.         Ellisville, MO      Manufacturing & Prod.     Oct-92             0        780,181      780,181
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        25,041          5,124       30,165
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        23,547          4,657       28,204
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        27,258          5,577       32,835
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        22,895          4,248       27,142
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        25,493          4,730       30,223
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        25,493          4,730       30,223
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        21,250          3,789       25,040
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        21,250          3,789       25,040
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        23,546          4,652       28,198
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        22,895          4,248       27,142
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        23,612          4,262       27,874
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        22,075          4,517       26,591
Staples, Inc.                   Framingham, MA      Retail                    Feb-94        23,329          4,609       27,938
Stater Brothers Markets         Colton, CA          Furniture                 Sep-91             0        551,203      551,203
Stater Brothers Markets         Colton, CA          Retail                    Sep-91       104,149         25,947      130,096
Stater Brothers Markets         Colton, CA          Sanitation                Sep-91        56,680         17,839       74,519
Staubach, Co.                   Dallas, TX          Telecommunications        Jun-95       455,273         21,858      477,131
Stein-Sloan                     Blue Bell, PA       Medical                   Mar-92             0         28,366       28,366
Steven B. Zelicof, MD           White Plains, NY    Medical                   Feb-96             0         57,971       57,971
Steven Braff, MD                Clifton Springs, NY Medical                   Dec-91        95,724        165,555      261,280
Subco East, Inc.                Wauwatosa, WI       Restaurant                Aug-96             0         60,031       60,031
Summit Cleaners                 Houston, TX         Manufacturing & Prod.     Mar-92             0        131,372      131,372
Summit Health Inc.              Fort Worth, TX      Computers                 Sep-95             0         55,952       55,952
Sun Presentations, Inc.         Palm Springs, CA    Computers                 Jun-92             0         25,909       25,909
Sun Presentations, Inc.         Palm Springs, CA    Video Prod.               Nov-92             0         68,903       68,903
Sunset Screening Room           Los Angeles, CA     Video Prod.               Jun-95             0         31,136       31,136
Super Miami Ltd                 Concord, CA         Fixture                   Jun-92             0        104,162      104,162
Svogun, John A., MD             Norwalk, CT         Medical                   Mar-92             0         31,203       31,203
Sweet Potato Pie, Inc.          Hawthorne, NJ       Manufacturing & Prod.     Oct-93             0         26,055       26,055
Synder Machine Co.              Somerville, NJ      Manufacturing &  Prod.    Feb-97             0         34,385       34,385
System Fuels Inc.               New Orleans, LA     Manufacturing & Prod.     Dec-95             0      2,648,916    2,648,916
T & L Creative Salads, Inc.     Brooklyn, NY        Computers                 Jan-95             0         27,307       27,307
T.B.G. of Little Neck, Inc.     Whitestone, NY      Restaurant                Oct-94             0        312,000      312,000
Tender Touch Dry Cleaners       Winter Haven, FL    Manufacturing & Prod.     Mar-92             0         61,819       61,819
The Beach House                 Laguna Beach, CA    Retail                    Feb-97             0         41,446       41,446
The Breakers Dba, Claddagh      New Smyrna Bch., FL Retail                    Feb-97             0         27,933       27,933
The Coin Laundry                Grayson, GA         Manufacturing & Prod.     Mar-92             0         99,672       99,672
The Foxboro Company             Foxboro, MA         Fixture                   Sep-95       117,682         12,711      130,393
The Foxboro Company             Foxboro, MA         Computers                 Sep-95       814,341         87,452      901,793
The Foxboro Company             Foxboro, MA         Manufacturing & Prod.     Sep-95       944,934         84,060    1,028,995
The Foxboro Company             Foxboro, MA         Furniture                 Jan-96        26,942          2,480       29,421
The Foxboro Company             Foxboro, MA         Fixture                   Jan-96       286,844         27,311      314,154
The Foxboro Company             Foxboro, MA         Manufacturing & Prod.     Jan-96     1,018,693         86,626    1,105,319
The Foxboro Company             Foxboro, MA         Computers                 Jan-96     1,388,929        133,331    1,522,260
The Gar Wood Restaurant         Carnelian Bay, CA   Retail                    Feb-97             0         53,928       53,928
The Imaging Bureau Ltd, Inc.    Arlington, TX       Printing                  Mar-97             0         50,151       50,151
The Mountain Corp.              Marlborough, NH     Computers                 Nov-95             0         26,299       26,299
The Printing Post               Orange, CA          Printing                  Sep-96             0         34,787       34,787
Thompson Medical Specialists    Lenoir, NC          Medical                   Mar-92             0         37,859       37,859
Triangle Eye Institute          Bakersfield, CA     Computers                 Jul-95             0         25,280       25,280
TSC Funding, Inc.               S.Burlington, VT    Computers                 Feb-97             0         44,158       44,158
Tuckers Square Laundry          Atlanta, GA         Manufacturing & Prod.     Mar-92             0         84,476       84,476
Tuttle Bowling Enterprises Inc. Scotia, NY          Restaurant Equipment      Mar-96             0         40,560       40,560
Twin Cities Hospital            Niceville, FL       Medical                   Dec-91             0        154,751      154,751
Ultimate Cleaners               Tempe, AZ           Manufacturing & Prod.     Mar-92             0         48,143       48,143
United Communications Center    Los Alamitos, CA    Medical                   Mar-92             0         35,534       35,534
United Consumers Club           Tacoma, WA          Telecommunications        Feb-97             0         53,548       53,548
Us Airways, Inc.                Arlington, VA       Aircraft                   35582     3,200,000      3,619,250    6,819,250
Usindo Corporation              Pasadena, CA        Computers                 Feb-97             0         29,365       29,365
USX Corp.                       Pittsburgh, PA      Mining                    Dec-91     5,952,703      1,205,308    7,158,011
Ventura Toyota                  Ventura, CA         Computers                 Sep-92        30,105          2,958       33,064
Victoria Cleaners               Ocala, FL           Manufacturing & Prod.     Mar-92             0         47,599       47,599
Video Eye                       Houston, TX         Video Prod.               Sep-96             0         49,335       49,335
Video Tape Magazines, Inc.      Sun Valley, CA      Telecommunications        Oct-93             0         27,247       27,247
Vihlene & Associates            Laguna Hills, CA    Computers                 Jun-96             0         56,746       56,746
Visiting Nurse Association      Carmichael, CA      Telecommunications        Mar-92             0        143,943      143,943
Watkins-Johnson Company         Palo Alto, CA       Telecommunications        Mar-92             0        373,874      373,874
Watkins-Johnson Company         Palo Alto, CA       Telecommunications        Mar-92             0         26,650       26,650
Wayfield Foods, Inc.            Atlanta, GA         Retail                    Sep-92        70,367          9,359       79,726
Wayfield Foods, Inc.            Atlanta, GA         Retail                    Sep-92        64,377          9,769       74,146
Weir Partners                   Rancho Santa, CA    Restaurant                Mar-94             0        365,000      365,000
Western Mailing Service         Las Vegas, NV       Printing                  Sep-92        37,970          4,552       42,522
Westgate Cleaners               Spring City, PA     Manufacturing & Prod.     Mar-92             0         85,984       85,984
Westlight                       Los Angeles, CA     Computers                 Nov-91             0         27,771       27,771
Wheaton Body Shop, Inc.         Wheaton, MD         Automotive                Sep-96             0         36,946       36,946
Wilkinson, Maurice G., MD       Shiner, TX          Medical                   Mar-92             0         30,692       30,692
Windy City Bagels, Inc.         Clinton, NY         Restaurant                Jun-94             0        138,653      138,653
Windy City Bagels, Inc.         Clinton, NY         Restaurant                Jun-94             0        160,277      160,277
Wright Way Sales                Longwood, FL        Telecommunications        Jun-96             0         40,486       40,486
Young Dry Cleaner               N. Dartmouth, MA    Manufacturing & Prod.     Mar-92             0        130,601      130,601
Young, Walter Russell, MD       Waldron, AZ         Medical                   Mar-92             0         60,625       60,625
Zan Prod.s, Inc.                New York, NY        Manufacturing &  Prod.    Feb-97             0         33,899       33,899
Zisman, Frank & Katerina, O.D.  Hercules, CA        Medical                   Mar-92             0         40,182       40,182
                                Total Equipment transactions less than $25,000           2,738,306      3,036,059    5,774,365

                                                                                       $55,577,669    $81,733,088 $137,310,757
                                                                                       ===========    =========== ============


(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series D at March 31, 1999 pursuant to leases or which secure its Financing Transactions.



                                     Equipment        Equipment        Total
    Equipment Category                 Leases         Financings     Portfolio
--------------------------          -----------       ----------    -----------

Manufacturing & Production          $10,169,491        $227,839     $10,397,330
Aircraft                              6,819,250         983,333       7,802,583
Computer Systems                      4,692,793         338,413       5,031,206
Restaurant Equipment                  1,201,472         436,649       1,638,121
Office Furniture&Fixtures             1,086,073          93,772       1,179,845
Telecommunications                       96,937          90,707         187,644
Medical                                 109,282          33,986         143,268
Printing                                 19,964          87,342         107,306
Automotive                               42,071          49,711          91,782
Video Production                          8,667          50,521          59,188
Retail Systems                           30,832          11,661          42,493
Agriculture                                   0          19,492          19,492
Audio                                         0          18,399          18,399
Sanitation                                    0          10,114          10,114
Photography                               8,102               0           8,102
                                    ------------     ----------     -----------

                                    $24,284,934      $2,451,939     $26,736,873
                                    ============     ==========     ===========

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31, 1999:

       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location           Equipment             Purchased   Financing (1)  Expended (2)     Cost (3)
------------------------------------------------------------------------------------------------------------------------------------

19 March Street, Inc.                Stamford, CT       Furniture                 Mar-93            $0         $47,942      $47,942
21-42 Meat Food Corp Dba Super       Whitestone, NY     Retail                    Feb-98             0          42,927       42,927
2Xtreme Performance International,   Addison, TX        Telecommunications        Sep-97             0          53,170       53,170
301 BP Service Station               Fayetteville, NC   Automotive                Nov-92             0          30,129       30,129
4 Star Laundry & Supply, Inc.        Plattsmouth, NE    Manufacturing & Prod.     Nov-92             0          31,043       31,043
4-Guys Supermarket                   Paterson, NJ       Fixtures                  Sep-96             0          29,433       29,433
8803 Castle Caterers, Inc.           Brooklyn, NY       Retail                    Nov-96             0          30,364       30,364
A & E Clothing Contractor            Brooklyn, NY       Manufacturing & Prod.     Nov-97             0          27,147       27,147
A & S Rental                         Tifton, GA         Computers                 Nov-92             0          30,183       30,183
A & V Photo Lab Dba Mvm Ent.         Fresno, CA         Photography               Sep-97             0          25,832       25,832
A. I. Leasing Inc.                   Herndon, VA        Aircraft                  Aug-96             0       5,690,161    5,690,161
A.C. Financial                       Ames, IA           Computers                 May-98             0       5,888,096    5,888,096
A.C. Financial                       Ames, IA           Computers                 Sep-98             0         504,309      504,309
Aaa Ansafone Answering Service       Santa Ana, CA      Manufacturing & Prod.     Aug-95             0          25,804       25,804
Aai / Terminal One,Inc.              Washington, DC     Furniture                 Aug-98             0         280,626      280,626
AATW, Inc.                           Oakland, CA        Material Handling         Aug-93             0          31,375       31,375
Abco Oil Corp.                       Montgomery, PA     Computers                 Dec-97             0          53,764       53,764
Abel Hosiery, Inc.                   Fort Payne, AL     Manufacturing & Prod.     Sep-97             0          38,316       38,316
Abington Obstetrical                 Windsor, CT        Medical                   Mar-93             0          49,501       49,501
Able Pallet Mfg                      Hilliard, OH       Manufacturing & Prod.     Dec-92        23,518           2,217       25,735
Accent Improvement, Inc.             Fargo, ND          Fixtures                  Dec-96             0          36,089       36,089
Access Medical Imaging, Inc.         Beverly Hills, CA  Medical                   Sep-97             0          77,601       77,601
Accutrac Recovery Systems, Inc       Memphis, TN        Computers                 Feb-98             0          29,925       29,925
Ace Tree Movers, Inc.                Gaithersburg, MD   Transportation            Mar-93             0          29,412       29,412
Action Technologies, Inc.            Alameda, CA        Computers                 Dec-92             0          66,976       66,976
Action Technologies, Inc.            Alameda, CA        Computers                 Apr-93             0          71,102       71,102
Addison Tool Inc                     Oxford, MI         Computers                 Aug-95             0          36,504       36,504
Adriano - T Co.                      Los Angeles, CA    Manufacturing & Prod.     Dec-97             0          55,252       55,252
Advance Presort Service Inc          Chicago, IL        Office Equipment          May-93             0         235,358      235,358
Advance Presort Service Inc          Chicago, IL        Retail                    May-93             0         101,761      101,761
Advanced Precision                   Newbury, MA        Manufacturing & Prod.     Mar-93             0          38,297       38,297
Advanced Research Concepts, Inc.     Simi Valley, CA    Sanitation                Nov-92             0          33,493       33,493
Advantage Kbs Inc.                   Edison, NJ         Computers                 Aug-95             0          27,195       27,195
Adventure Sportswear, Inc.           Doraville, GA      Manufacturing & Prod.     Nov-92             0          30,174       30,174
Advertising Specialty Co.            Reno, NV           Printing                  Sep-96             0          52,559       52,559
Advo System, Inc.                    Windsor, CT        Telecommunications        May-93             0          77,530       77,530
Advo System, Inc.                    Hartford, CT       Telecommunications        May-93             0          68,167       68,167
Advo System, Inc.                    Windsor, CT        Telecommunications        Jan-95             0          43,466       43,466
A-Grocery Warehouse                  Los Angeles, CA    Fixtures                  Aug-96             0          46,867       46,867
Air Show, Inc.                       Springfield, VA    Computers                 Jan-97             0          44,420       44,420
Alaska Airlines, Inc.                Seattle, WA        Transportation            Oct-94    16,808,912       4,778,717   21,587,628
Albert & Dolores Gaynor              Menlo Park, CA     Computers                 Feb-96             0          40,739       40,739
Albert Kemperle Inc.                 Valley Stream, NY  Manufacturing & Prod.     Aug-95             0          29,726       29,726
Alfa Color, Inc.                     Gardena, CA        Computers                 Oct-97             0          33,293       33,293
Alfa Color, Inc.                     Gardena, CA        Computers                 Nov-97             0          48,516       48,516
All New Remodeling Inc.              Yonkers, NY        Computers                 Feb-98             0          35,157       35,157
Allentuck Printing & Graphics        Gaithersburg, MD   Printing                  Jan-98             0          76,451       76,451
Alliance Business Center             New York, NY       Office Equipment          Mar-97             0          44,000       44,000
Allied Sporting Goods, Inc.          Louisville, KY     Fixtures                  Sep-97             0          25,670       25,670
Alpha Music Prod.s                   Lenexa, KS         Computers                 Nov-92             0          27,166       27,166
Alpine Pictures, Inc.                Van Nuys, CA       Printing                  Sep-96             0          55,473       55,473
Alternate Curcuit Technology         Ward Hill, MA      Manufacturing & Prod.     Aug-93             0         529,545      529,545
Alves Precision Engineered           Watertown, CT      Manufacturing & Prod.     Mar-93             0          41,366       41,366
AMCA International                   Newington, CT      Telecommunications        May-93             0          31,308       31,308
American Bingo Dba American Inc.     Sumter, SC         Fixtures                  Oct-97             0          47,077       47,077
American Deburring Dba Afab          Irvine, CA         Manufacturing & Prod.     May-95             0          29,755       29,755
American Energy Services, Inc.       Houston, TX        Telecommunications        Nov-92             0          30,824       30,824
American Red Cross Hartford          Farmington, CT     Telecommunications        Mar-93             0          25,138       25,138
American Rest Group                  Newport Beach, CA  Restaurant                Mar-94             0         652,404      652,404
American Rest Group                  Newport Beach, CA  Restaurant                Mar-94             0         526,016      526,016
American Rest Group                  Newport Beach, CA  Retail                    Mar-94             0          31,606       31,606
American T-Shirts                    Mesquite, TX       Computers                 Nov-92             0          30,502       30,502
AMI Resort Telecommunications        San Clemente, CA   Fixtures                  Nov-92             0          31,847       31,847
Amodeo Petti & Flatiron              New York, NY       Computers                 Aug-95             0          39,169       39,169
Anderson Film Industries             Universal City, CA Video Prod.               Jul-96             0          31,600       31,600
Anderson Glass Co. Inc.              Columbus, OH       Manufacturing & Prod.     Aug-95             0          26,645       26,645
Anthony V. Cillis, Dvm               Yorktown Hghts, NY Medical                   Aug-96             0          35,816       35,816
Anthony Vasselli Md PC               Princeton, NJ      Medical                   Aug-95             0          26,143       26,143
Anthony's Auto Body, Inc.            Bridgeport, CT     Telecommunications        Mar-93             0          26,661       26,661
Anton's Airfood Of Bakersfield       Bakersfield, CA    Restaurant                Nov-92             0          26,994       26,994
Ap Parts Manufacturing               Goldsboro, NC      Furniture                 Aug-96             0         101,538      101,538
Apec Display Inc.                    Clifton, NJ        Manufacturing & Prod.     Aug-95             0          35,567       35,567
Applause Management, Inc.            Little Falls, NJ   Computers                 Nov-92             0          25,588       25,588
Appleray, Inc.                       Longwood, FL       Restaurant                Oct-97             0          74,429       74,429
Apt Advertising,Inc.                 Farmingdale, NY    Fixtures                  Dec-97             0          48,230       48,230
Aqualon Incorporated                 Louisiana, MO      Environmental             Feb-93             0          25,243       25,243
Arby's                               Gainesville, FL    Fixtures                  Nov-92             0          28,892       28,892
Arden Nursing Home Inc               Hamden, CT         Telecommunications        May-93             0          29,232       29,232
ARG Enterprises                      Newport Beach, CA  Restaurant                Jul-94             0         436,451      436,451
Arianne Prod.s Corp.                 Clearwater, FL     Audio Equipment           Jan-96             0          48,014       48,014
Arnold Foradory Landscaping          Austin, TX         Material Handling         Sep-97             0          31,164       31,164
Ars Enterprises, Inc.                Alsip, IL          Audio Equipment           Nov-96             0          27,966       27,966
Art Leather Manufacturing Co.        Elmhurst, NY       Manufacturing & Prod.     Nov-97             0          51,031       51,031
Artistry Presentations               Mattapoisett, MA   Computers                 Oct-96             0          27,630       27,630
A's Match Dye Co., Inc.              Compton, CA        Manufacturing & Prod.     Oct-97             0          45,601       45,601
Asbestos Transportation              Moncks Corner, SC  Transportation            Mar-93             0          27,697       27,697
Ashland Machine Company              Ashland, VA        Manufacturing & Prod.     Jan-98             0          79,287       79,287
Associated Detailers                 Brandon, MS        Computers                 Aug-96             0          50,126       50,126
Atex Knitting Mills Inc.             Ridgewood, NY      Manufacturing & Prod.     Aug-95             0          31,120       31,120
Athena Healthcare Assoc. Inc.        Southington, CT    Computers                 Feb-98             0          38,219       38,219
Athens Obstetrics                    Windsor, CT        Medical                   Mar-93             0          48,302       48,302
Atlantic Baking Company, Inc.        Los Angeles, CA    Restaurant                Dec-97             0          37,669       37,669
Atlantic Coast Fulfillment, Inc.     North Haven, CT    Fixtures                  Nov-97             0          45,173       45,173
Atlantic Development                 Arnold, MO         Printing                  Jun-96             0          30,867       30,867
Atlantic Paste & Glue Co., Inc.      Brooklyn, NY       Manufacturing & Prod.     Nov-92             0          26,664       26,664
AU Technologies                      Providence, RI     Manufacturing & Prod.     Nov-92             0          27,685       27,685
Audioforce                           New York, NY       Telecommunications        Aug-95             0          33,295       33,295
Auto Lube Express                    Siloam Spring,     Automotive                Oct-97             0          37,658       37,658
Automated Building Systems, Inc.     Johnson City, TN   Computers                 Mar-93             0          35,807       35,807
Automated Component                  Hudson, MA         Manufacturing & Prod.     Mar-94             0         102,089      102,089
Automated Transaction Svcs.          W. Los Angeles,CA  Furniture                 Nov-97             0          59,492       59,492
Automation, Inc.                     Canton, MA         Telecommunications        Mar-93             0          25,240       25,240
Aziz Edib                            Poughkeepsie, NY   Fixtures                  Dec-95             0          74,135       74,135
B & B Coffee Service, Inc.           Fairfield, CT      Restaurant                Mar-93             0          31,923       31,923
B.M.F. Fitness Of Irving, Inc.       Irving, TX         Medical                   Nov-92             0          30,268       30,268
Baer Aggregates Inc.                 Phillipsburg, NJ   Manufacturing & Prod.     Aug-95             0          30,695       30,695
Bagel Boss America Corp.             Hicksville, NY     Restaurant                Nov-96             0          52,228       52,228
Bagel Boy, Llc                       So. Whitehall, PA  Restaurant                Dec-97             0          30,228       30,228
Bagel Chalet Inc.                    Commack, NY        Restaurant                Jan-96             0          39,003       39,003
Bagels & A Hole Lots More            Bohemia, NY        Restaurant                Nov-97             0          57,700       57,700
Bankers Direct Mortgage Corp.        W. Palm Beach, FL  Computers                 Jan-98             0          39,045       39,045
Bank-Up Dba, J.D.B. & Associates     San Ramon, CA      Computers                 Oct-97             0         180,712      180,712
Baron Consulting Co.                 Milford, CT        Medical                   Aug-95             0          26,444       26,444
Barton & Cooney Inc.                 Trenton, NJ        Manufacturing & Prod.     Aug-95             0          27,637       27,637
Base & Base Enterprises, Inc         Woodinville, WA    Computers                 Dec-96             0          56,380       56,380
Baskin Robbins                       Houston, TX        Restaurant                Nov-92             0          30,824       30,824
Bassetts of Ft. Lauderdale           Ft Lauderdale, FL  Restaurant                Nov-92             0          31,822       31,822
Bauer Sign Dba, Baseline, Inc.       Muskego, WI        Material Handling         Dec-97             0          28,410       28,410
Bay City Associates, Llc             Manning, SC        Fixtures                  Sep-97             0          47,674       47,674
Bay Foods, Inc.                      Providence, RI     Restaurant                Mar-93             0          28,766       28,766
Beirut Times                         Los Angeles, CA    Computers                 Oct-97             0          32,985       32,985
Bella Roma, Inc.                     Taunton, MA        Restaurant                Mar-93             0          29,291       29,291
Berol Corp.                          Brentwood, TN      Telecommunications        May-93             0          25,651       25,651
Besser Company                       Alpena, MI         Computers                 Aug-94             0          47,498       47,498
Besser Company                       Alpena, MI         Computers                 Feb-94       506,779          48,903      555,682
Best Approach Publications           Chandler, AZ       Printing                  Oct-97             0          54,998       54,998
Best Brew, Inc.                      Elk Grove Villa, ILRestaurant                Mar-93             0          41,386       41,386
Best Brew, Inc.                      Elk Grove Villa, ILRestaurant                Mar-93             0          40,221       40,221
Bethlehem Baptist Church             Fairfax, VA        Retail                    Mar-93             0          32,348       32,348
Beverly Hills Studio, Inc.           Santa Monica, CA   Video Prod.               Jan-97             0          44,233       44,233
Big "O" Tires                        Valencia, CA       Computers                 Sep-97             0          51,947       51,947
Big Star of Many, Inc.               Many, LA           Retail                    Feb-93             0          70,442       70,442
Biocontrol Technology, Inc.          Pittsburgh, PA     Computers                 Jan-98             0          48,895       48,895
Black Canyon Surveying, Inc.         Phoenix, AZ        Manufacturing & Prod.     Dec-97             0          51,828       51,828
Bless Your Hearts Dba, Hopeth        Midland, TX        Restaurant                Dec-97             0          19,351       19,351
Blimpie of Cornwell                  Cromwell, CT       Restaurant                Nov-92             0          30,093       30,093
Blue Cross & Blue Shield Of CT       North Haven, CT    Computers                 May-93             0          25,020       25,020
Blue Cross & Blue Shield Of CT       North Haven, CT    Telecommunications        May-93             0          93,286       93,286
Blue Cross & Blue Shield Of CT       North Haven, CT    Telecommunications        May-93             0         362,317      362,317
Blue Cross & Blue Shield Of CT       North Haven, CT    Telecommunications        May-93             0          92,259       92,259
Blue Cross & Blue Shield Of CT       North Haven, CT    Telecommunications        May-93             0         242,250      242,250
Blue Cross & Blue Shield Of CT       North Haven, CT    Telecommunications        May-93             0          38,924       38,924
Blue Grass Business Service          Lexington, KY      Office Equipment          May-93             0         263,303      263,303
Blume USA Auto Sales, Inc.           Pearland, TX       Manufacturing & Prod.     Nov-92             0          25,908       25,908
Bml Prod.s Inc.                      Raritan, NJ        Retail                    Oct-95             0          37,173       37,173
Bob's Cleaner                        Santa Ana, CA      Manufacturing & Prod.     Nov-92             0          30,824       30,824
Bodine Corp.                         Bridgeport, CT     Telecommunications        May-93             0          60,751       60,751
Bolkema Fuel Company Inc.            Wyckoff, NJ        Computers                 Sep-97             0          54,797       54,797
Boozer Lumber Co., Inc.              Columbia, SC       Computers                 Mar-93             0          27,382       27,382
Borealis Corp.                       Carson City, NV    Computers                 Jun-96             0          52,031       52,031
Borealis Incorporated                Ottertail, MN      Manufacturing & Prod.     Dec-97             0          37,017       37,017
Boston Pie, Inc.                     Melrose, MA        Restaurant                Apr-93             0          26,916       26,916
Bowling, Inc.                        Jackson, MS        Fixtures                  Mar-93             0          45,109       45,109
Boxley Enterprises, Inc.             Oviedo, FL         Restaurant                Aug-94             0          27,415       27,415
Bradley Memorial                     Southington, CT    Telecommunications        May-93             0          69,398       69,398
Brainard Pig, Inc.                   Fremont, NE        Fixtures                  Feb-98             0          54,296       54,296
Brandt Farms                         Versailles, OH     Fixtures                  Oct-96             0          56,207       56,207
Branford Hall Career Institute       Branford, CT       Furniture                 Dec-97             0          36,416       36,416
Brazos Valley Sand & Gravel, Inc.    Cameron, TX        Construction              Oct-97             0          32,171       32,171
Breaktime Refreshments, Ltd.         West Babylon, NY   Fixtures                  Feb-98             0          47,758       47,758
Breckenridge Food Systems Inc.       Rnch Santa Maria,CARestaurant                Sep-95             0         241,206      241,206
Brenlar Investments, Inc.            Novato, CA         Furniture                 Oct-94             0         840,320      840,320
Brewskis Gaslamp Pub, Inc.           San Diego, CA      Furniture                 Nov-92             0          30,359       30,359
Bridgeport Machines                  Bridgeport, CT     Telecommunications        May-93             0          32,411       32,411
Bridgeport Metal Goods               Bridgeport, CT     Fixtures                  Mar-93             0          52,425       52,425
Bristol Babcock Inc.                 Watertown, CT      Telecommunications        May-93             0          82,427       82,427
Bristol Babcock Inc.                 Watertown, CT      Telecommunications        Dec-95             0          42,646       42,646
Bronx Harbor Healthcare              Bronx, NY          Computers                 Sep-96             0          46,775       46,775
Buckeye Pressure Washes              Cambridge, OH      Manufacturing & Prod.     Nov-92             0          30,538       30,538
Burch Trash Service, Inc.            Capital Heights, MDTransportation            Mar-93             0          41,489       41,489
Burger King                          Naples, FL         Fixtures                  Nov-92             0          31,751       31,751
Burgess Marketing, Inc.              Waco, TX           Manufacturing & Prod.     Oct-97             0          28,195       28,195
Business Office Systems & Service    Peterborough, NH   Furniture                 Nov-92             0          29,913       29,913
Business Television                  Washington, DC     Video Prod.               Apr-93             0          28,754       28,754
C & B Cleaning                       Fairfax, VA        Sanitation                Nov-92             0          30,824       30,824
C & C Duplicators Inc.               Bohemia, NY        Manufacturing & Prod.     Jan-96             0          37,799       37,799
C & C Skate, Inc.                    Kissimee, FL       Restaurant                Jul-96             0          27,316       27,316
C & J Contracting, Inc.              Campbell, CA       Manufacturing & Prod.     Jun-94        30,444           3,105       33,549
C H Dexter                           Windsor Locks, CT  Computers                 May-93             0          68,086       68,086
Caa Marketing Inc.                   Westmont, IL       Manufacturing & Prod.     Aug-95             0          31,397       31,397
Cable Usa, Inc.                      Scottbluff, NE     Telecommunications        Nov-97             0          48,749       48,749
Cad Scan Reprographic                Vacaville, CA      Computers                 Dec-96             0          29,584       29,584
Cafe Chardonnay, Inc.                Palm Bch Garden, FLRestaurant                Dec-92             0         150,231      150,231
Cain's Drain & Plumbing Co., Inc.    Newport News, VA   Fixtures                  Dec-93             0          25,948       25,948
Calico Welding Supply Co.            Texas City, TX     Manufacturing & Prod.     Feb-98             0          34,508       34,508
California School Furnishings        Fresno, CA         Telecommunications        Feb-96             0          51,659       51,659
Callen Photo Mount Corp.             Jersey City, NJ    Manufacturing & Prod.     Oct-97             0          81,854       81,854
Camellia Color Corp.                 Sacramento, CA     Computers                 May-96             0          40,576       40,576
Cape Fear Supply Co., Inc.           Fayetteville, NC   Computers                 Mar-93             0          50,808       50,808
Capital Home Mortgage                Miami, FL          Computers                 Aug-96             0          28,253       28,253
Career & Eductn Consult              New York, NY       Computers                 Jul-96             0          51,027       51,027
Caregivers Home Health               Montgomery, AL     Computers                 May-93             0          29,142       29,142
Cargill Investor Services, Inc.      Chicago, IL        Computers                 Mar-93             0          56,109       56,109
Carolina Amusement                   Columbia, SC       Fixtures                  Dec-97             0          48,889       48,889
Carolina Mold Works, Llc             Fletcher, NC       Manufacturing & Prod.     Dec-96             0          54,484       54,484
Carolina Truss & Manufacturing       Monroe, NC         Computers                 Mar-93             0          32,415       32,415
Carolina Volkswagen                  Charlotte, NC      Automotive                Dec-97             0          31,878       31,878
Casa Ole Dba, Subway & Cay Chris     Wichita Falls, TX  Restaurant                Nov-97             0          55,167       55,167
Catalog Media Corp.                  Memphis, TN        Computers                 Nov-92             0          30,705       30,705
Cavalleria Rusticana, Inc.           Miami, FL          Restaurant                Nov-92             0          30,180       30,180
CDI Medical Services Inc.            Bloomfield, CT     Computers                 May-93             0          30,494       30,494
Cellular Systems,Llc                 Carlsbad, CA       Computers                 Sep-98             0         193,040      193,040
Centennial Printing                  King Of Prussia, PAComputers                 Mar-93             0          44,207       44,207
Center For Continuing Care           Stamford, CT       Telecommunications        Mar-93             0          27,468       27,468
Center Of Christian Fellowship       Phoenix, AZ        Audio Equipment           Oct-98             0          26,596       26,596
Centocor                             Malvern, PA        Computers                 May-96             0         361,672      361,672
Centocor, Inc.                       Melvern, PA        Medical                   Mar-94             0         557,191      557,191
Centra Collison, Inc.                Long Is. City, NY  Automotive                Mar-93             0          29,122       29,122
Century Consulting Group, Inc.       Kennesaw, GA       Computers                 Nov-97             0          47,697       47,697
Cercom, Inc.                         Vista, CA          Manufacturing & Prod.     Sep-97             0          49,492       49,492
Champions Pure Fitness, Inc.         Fayetteville, NY   Medical                   Nov-92             0          29,217       29,217
Charten, Inc.                        Southbury, CT      Restaurant                Mar-93             0          36,934       36,934
Chase Collections Ltd.               Fall River, MA     Manufacturing & Prod.     Mar-93             0          25,128       25,128
Chattanooga Men'S Medical            Roswell, GA        Medical                   Sep-96             0          54,751       54,751
Chef's Requested Foods, Inc.         Oklahoma City, OK  Restaurant                Mar-93             0          35,449       35,449
Chestnut Mart Of Bloomingburg        Bloomingburg, NY   Fixtures                  Jan-97             0         132,301      132,301
Chestnut Mart Of Bloomingburg        Bloomingburg, NY   Fixtures                  Feb-97             0          63,900       63,900
Chicago Food Corp.                   Chicago, IL        Manufacturing & Prod.     Nov-92             0          25,728       25,728
Chinnici & Associates                New York, NY       Computers                 Apr-96             0          39,515       39,515
Choice-Professional Overnight        New Orleans, LA    Copiers                   Jan-98             0          41,360       41,360
Christopher Prod.s & Ent.            Los Angeles, CA    Video Prod.               Sep-97             0          33,006       33,006
Cicer-Ranzenbach                     Hamlin, NY         Construction              Oct-98             0          44,690       44,690
Circuitboard Fabrications Co.        Waltham, MA        Manufacturing & Prod.     Jan-97             0          51,561       51,561
CIS Corporation                      Washington, DC     Telecommunications        Nov-96             0       1,142,103    1,142,103
City of West Haven                   West Haven, CT     Telecommunications        Mar-93             0          37,611       37,611
City of West Haven                   West Haven, CT     Telecommunications        Mar-93             0          26,365       26,365
Clarklift Of Orlando, Inc.           Orlando, FL        Computers                 Jan-97             0          28,326       28,326
Clarklift Of Orlando, Inc.           Orlando, FL        Office Equipmnt           Feb-98             0          40,189       40,189
Clearwater Health Club               Clearwater Bch, FL Medical                   Mar-93             0          42,058       42,058
Clearwater Health Club               Clearwater Bch, FL Medical                   Mar-93             0          35,565       35,565
Clement's Supermarket, Inc.          Chauvin, LA        Retail                    Mar-93             0          66,711       66,711
Cliquer'S Vernon Corp.               Mt. Vernon, NY     Telecommunications        Nov-97             0          55,082       55,082
Clonetics Corporation                San Diego, CA      Computers                 Apr-93             0          29,198       29,198
Club 2520                            Tucson, AZ         Video Prod.               Nov-92             0          30,176       30,176
Cm Clark Enterprises, Inc.           Bernardsville, NJ  Furniture                 Jun-95             0          27,551       27,551
Cnc Machining Service                Visalla, CA        Manufacturing & Prod.     Aug-96             0          40,159       40,159
Cnc Systems, Inc.                    Kennebunk, ME      Computers                 Mar-93             0          27,552       27,552
Coastal Carting, Ltd., Inc.          Hollywood, FL      Fixtures                  Aug-97             0          25,291       25,291
Coastal Septic                       Sharpes, FL        Transportation            Mar-93             0          36,493       36,493
Coburn & Meredith Inc.               Hartford, CT       Telecommunications        May-93             0          27,879       27,879
Coffee Time, Inc.                    Anaheim, CA        Restaurant                Mar-93             0          49,936       49,936
Coffee Time, Inc.                    Anaheim, CA        Restaurant                Mar-93             0          28,256       28,256
Coldwell Banker Apex Realtors        Rowlett, TX        Furniture                 Dec-97             0          42,955       42,955
Cole River Transportatiomn Llc       Winstead, CT       Construction              Feb-98             0          29,753       29,753
Color Masters Digital Imaging        Little Rock, AK    Manufacturing & Prod.     Nov-97             0          45,076       45,076
Color Xl, Inc.                       Middleton, WI      Printing                  Nov-97             0          53,929       53,929
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          42,117       42,117
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          43,872       43,872
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          43,932       43,932
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          38,225       38,225
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          45,436       45,436
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          41,342       41,342
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          57,433       57,433
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          42,117       42,117
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          60,818       60,818
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          43,266       43,266
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          75,268       75,268
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          39,471       39,471
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          87,592       87,592
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          42,117       42,117
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          41,562       41,562
Colorado Prime Corp.                 Farmingdale, NY    Telecommunications        Nov-92             0          91,474       91,474
Colour Impressions                   Anaheim, CA        Printing                  Dec-92        30,529           2,903       33,432
Columbia Services Group, Inc.        Arlington, VA      Fixtures                  Nov-92             0          32,543       32,543
Commercial Brick Corp.               Maspeth, NY        Construction              Oct-97             0          76,340       76,340
Commonwealth Associates              New York, NY       Telecommunications        Sep-97             0         105,616      105,616
Community Health Center Inc          Middletown, CT     Telecommunications        May-93             0          32,205       32,205
Community Health Service, Inc.       Hartford, CT       Telecommunications        Mar-93             0          29,344       29,344
Complete Tool & Grinding Inc.        Minneapolis, MN    Manufacturing & Prod.     Feb-96             0          28,720       28,720
Comprehensive Id Products            Burlington, MA     Furniture                 Jun-96             0          51,484       51,484
Computer Science Resources, Inc.     Williamsport, PA   Telecommunications        Sep-97             0          75,298       75,298
Comtec Computer Services, Inc.       Houston, TX        Computers                 Mar-93             0          27,306       27,306
Concord Teacakes Excetra Inc.        Concord, MA        Fixtures                  Mar-96             0          55,768       55,768
Conn Medical Adjustment              East Hartford, CT  Telecommunications        May-93             0          25,602       25,602
Connecticut College                  New London, CT     Telecommunications        May-93             0       2,211,435    2,211,435
Connecticut College                  New London, CT     Telecommunications        May-93             0         223,296      223,296
Connecticut College                  New London, CT     Telecommunications        May-93             0          81,898       81,898
Connecticut College                  New London, CT     Telecommunications        May-93             0          97,710       97,710
Connecticut State                    Newington, CT      Telecommunications        May-93             0          64,744       64,744
Connecticut Water Company            East Windsor, CT   Telecommunications        May-93             0          46,084       46,084
Connecticut Yankee Atomic            Hartford, CT       Telecommunications        May-93             0         304,754      304,754
Consolidated Fitness Enterprises     Bedford, TX        Manufacturing & Prod.     Nov-92             0          30,485       30,485
Consolidated Waste Industries        North Haven, CT    Material Handling         Mar-93             0          61,323       61,323
Consolidated Waste Industries        N.E. Washington, DCTransportation            Mar-93             0          66,455       66,455
Constantine G. Scrivanos             Atklnson, NH       Restaurant                Mar-93             0          29,182       29,182
Contento & Kaplan Optomet            Bronx, NY          Medical                   Aug-95             0          26,327       26,327
Continental Airlines, Inc.           Houston, TX        Aircraft                  Dec-96             0         702,508      702,508
Continental Coin Processors          Buffalo, NY        Manufacturing & Prod.     Feb-96             0          52,320       52,320
Continental Contractors              Audubon, PA        Material Handling         Mar-93             0          32,128       32,128
Convalescent Center Of Bloomfield    Bloomfield, CT     Medical                   May-93             0          30,761       30,761
Convention Express Inc.              Ocean City, NJ     Computers                 Feb-98             0          73,997       73,997
Core Group Ltd.                      Boston, MA         Video Prod.               Feb-98             0          45,566       45,566
Corporate Health                     New Haven, CT      Telecommunications        May-93             0          40,114       40,114
Corral Associates                    Rochester, NY      Telecommunications        May-96             0          53,461       53,461
Cosmopolitan Medical Communications  Phoenix, AZ        Computers                 Oct-97             0          44,665       44,665
Costello Lomasney & Denapoli         Manchester, NH     Computers                 Mar-93             0          29,771       29,771
Country Club Liquors                 Largo, FL          Restaurant                Nov-92             0          26,942       26,942
Countryside Manor, Inc.              Bristol, CT        Telecommunications        Mar-93             0          26,257       26,257
Covalent Systems Corp.               Fremont, CA        Computers                 Mar-93             0          27,216       27,216
Craftsman Auto Body                  Sterling, VA       Computers                 Aug-95             0          33,202       33,202
Creative Entertainment Group         Los Angeles, CA    Video Prod.               Nov-97             0          61,777       61,777
Creative Sound Prod.s                Houston, TX        Audio Equipment           May-96             0          37,940       37,940
Creative Vision Graphics             Marina Del Ray, CA Printing                  May-95             0          33,037       33,037
Crs Design, Inc.                     New York, NY       Computers                 Sep-97             0          26,032       26,032
Crs Design, Inc.                     New York, NY       Computers                 Jul-98             0          41,460       41,460
Crystal Clear Design Dba, R.Baker    Patterson, NJ      Computers                 Nov-97             0          55,021       55,021
Csk Auto                             Phoenix, AZ        Other                     Apr-98             0         358,401      358,401
Csk Auto Inc                         Phoenix, AZ        Other                     Mar-98             0         696,718      696,718
Csk Auto,Inc.                        Phoenix, AZ        Other                     Jun-98             0          58,880       58,880
CT Junior Rebulic Assoc.             Litchfield, CT     Telecommunications        Mar-93             0          26,061       26,061
CT Transit/HNS Management            Hartford, CT       Transportation            May-93             0          44,728       44,728
C-Town                               Jersey City, NJ    Retail                    Dec-96             0          28,658       28,658
Cumberland Capital Dba The Mcintyre  Brentwood, TN      Telecommunications        Oct-97             0          31,498       31,498
Cunningham Assoc.                    Mission Viejo, CA  Audio Equipment           Oct-97             0          63,534       63,534
Curagen Corp.                        New Haven, CT      Computers                 Aug-97             0          69,436       69,436
Custom Paint & Body                  Moncks Corner, SC  Automotive                Jan-97             0          33,354       33,354
Custom Print, Inc.                   Pleasanton, CA     Computers                 Mar-93             0          29,993       29,993
D & B Computing                      Wilton, CT         Telecommunications        May-93             0         132,764      132,764
D & L Offset Lithography Co., Inc.   New York, NY       Printing                  Oct-97             0          52,873       52,873
D & M Contractors, Inc.              Suwanee, GA        Construction              Dec-96             0          53,441       53,441
D & V Sound                          San Jose, CA       Audio Equipment           Aug-96             0          39,778       39,778
D B Basics, Inc.                     Raleigh, NC        Computers                 Dec-97             0          41,900       41,900
D' La Colmena Mexican Food           Watsonville, CA    Restaurant                Nov-92             0          28,211       28,211
D.A.O.R. Security, Inc.              Bronx, NY          Telecommunications        Sep-97             0          28,025       28,025
D2 Entertainment Corp.               Rosemead, CA       Audio Equipment           Nov-96             0          59,239       59,239
Dal Baffo                            Menlo Park, CA     Restaurant                Jan-97             0          53,520       53,520
Dallas Recording Co., Inc.           Denton, TX         Audio Equipment           Nov-92             0          27,036       27,036
Dallo & Co.                          National City, CA  Fixtures                  Aug-96             0          81,278       81,278
Danbury Eye Physicians               Danbury, CT        Telecommunications        Mar-93             0          25,267       25,267
Danbury Printing & Litho             Danbury, CT        Telecommunications        May-93             0          69,330       69,330
Danville Ob/Gyn Assoc.               Windsor, CT        Medical                   Mar-93             0          41,481       41,481
Dark House Comics, Inc.              Milwaukie, OR      Manufacturing & Prod.     May-94        57,129           6,362       63,492
Data Works                           Glen Avon, CA      Printing                  Nov-92             0          27,068       27,068
Datahr Rehabilitation                Brookfield, CT     Telecommunications        Mar-93             0          27,960       27,960
Dave Haynie Enterprises, Inc.        Edmond, OK         Construction              Oct-98             0          80,246       80,246
David A. Grossman DDA                Baldwin, NY        Medical                   Aug-95             0          86,381       86,381
David A. Kamlet, MD                  New York, NY       Medical                   Aug-95             0          27,479       27,479
Debra L. Bowers,  Dds                Largo, FL          Medical                   Sep-96             0          55,750       55,750
Deburr Company Inc.                  Plantsville, CT    Manufacturing & Prod.     May-95             0          34,928       34,928
Decarlo & Doll Inc.                  Hamden, CT         Telecommunications        May-93             0          25,611       25,611
Deitsch Plastic Co. Inc.             West Haven, CT     Telecommunications        May-93             0          32,671       32,671
Dejean Construction Co.              Texas City, TX     Computers                 Apr-95             0          36,633       36,633
Del Taco                             Laguna Hills, CA   Restaurant                Apr-96             0         492,266      492,266
Del Taco                             Laguna Hills, CA   Restaurant                Apr-96             0         459,026      459,026
Delta Video Duplicating              Anaheim, CA        Video Prod.               Nov-92             0          30,301       30,301
Delta Video, Inc.                    Anaheim, CA        Audio Equipment           Sep-97             0          27,595       27,595
Delta Video, Inc.                    Anaheim, CA        Video Prod.               May-94             0          43,569       43,569
Denville Bagel Baking                Denville, NJ       Restaurant                Nov-92             0          25,863       25,863
Detroit Osteopathic Hospital         Southfield, MI     Medical                   Mar-93             0          47,853       47,853
Digital Computing System, Inc.       Bryan, TX          Furniture                 Mar-93             0          39,735       39,735
Digital Operations Technical         New York, NY       Computers                 Mar-93             0          41,797       41,797
Dillon Video Prod.                   Ocala, FL          Video Prod.               Apr-93             0          28,363       28,363
Dino's                               Dallas, TX         Agriculture               Nov-92             0          31,460       31,460
Discovery Research Group             Salt Lake City, UT Copiers                   Nov-92             0          25,820       25,820
Distrib. Svcs. Of Atlanta,Inc        Hapeville, GA      Fixtures                  Nov-96             0          29,892       29,892
Distribution Svcs Of Atlnta          Hopeville, GA      Fixtures                  Sep-96             0          34,488       34,488
Diversified Business Svcs., Inc.     Newport Beach, CA  Telecommunications        Nov-97             0          31,019       31,019
Do Net Inc.                          Dayton, OH         Computers                 Sep-97             0          29,221       29,221
Donald L. Eger Jr., Inc.             Cincinnati, OH     Computers                 May-94        27,791           2,788       30,579
Double Day, Inc.                     Grand Island, NY   Mining                    Dec-97             0         558,796      558,796
Douglas F. Johnson                   Hillsboro, TX      Manufacturing & Prod.     Jun-94        25,853           2,848       28,701
Dralco, Inc.                         Weatherford, TX    Manufacturing & Prod.     Aug-96             0          46,589       46,589
Driscoll Motors, Inc.                Hartford, CT       Telecommunications        May-93             0          44,565       44,565
Drs. Nat-Grant Associates            Windsor, CT        Medical                   Mar-93             0          54,018       54,018
Drs. Tobin, Zwiebel & Aptman         Miami, FL          Telecommunications.       Aug-96             0          39,334       39,334
Drummey Donuts, Inc.                 Norwood, MA        Restaurant                Mar-93             0          34,171       34,171
Dubois Growers, Inc.                 Boynton Beach, FL  Retail                    Dec-96             0          29,755       29,755
Dunkin Donuts & Baskin Robbins       Austin, TX         Restaurant                Jan-98             0          26,586       26,586
Dynaco Corp.                         Tempe, AZ          Computers                 Nov-97             0          57,044       57,044
Dynatenn, Inc.                       Weymouth, MA       Computers                 Mar-93             0          55,262       55,262
Dynatenn, Inc.                       Weymouth, MA       Manufacturing & Prod.     Mar-93             0          55,208       55,208
E & V Bakery Dba, Morris Park        Bronx, NY          Restaurant                Dec-97             0          66,216       66,216
Eagle Vision, Inc.                   Stamford, CT       Video Prod.               Jan-97             0          33,538       33,538
East Hartford Ltd. Partnership       Windsor, CT        Medical                   Mar-93             0          37,746       37,746
Easter Seal Society                  Hebron, CT         Telecommunications        Mar-93             0          27,304       27,304
Eastway Metals                       Cleveland Heigh, OHManufacturing & Prod.     Nov-92             0          29,361       29,361
Edison Brothers Stores, Inc.         St. Louis, MO      Retail                    Jun-94     7,642,182         606,511    8,248,693
Edmond's Corner Body Shop            Chesapeake, VA     Automotive                Nov-92             0          28,783       28,783
Edward Greenberg                     Nyack, NY          Video Prod.               Mar-95             0          35,848       35,848
Eka Chemical                         Marietta, GA       Manufacturing & Prod.     Sep-98       526,499       1,402,960    1,929,459
Elderhaus Concepts, Ltd.             Madison, WI        Furniture                 Nov-96             0          39,966       39,966
Electronic Imaging Center, Inc.      Boston, MA         Printing                  Oct-97             0          31,245       31,245
Electronic Media Equip.              West Bond, WI      Material Handling         Dec-96             0          53,542       53,542
Ellen Fitzenrider                    Barnwell, SC       Medical                   Nov-92             0          27,619       27,619
Elliot'S Famous Hot Dogs Dba First   No.Chelmsford, MA  Restaurant                Sep-97             0          48,899       48,899
Ellman Hahn Schwartz                 Windsor, CT        Medical                   Mar-93             0          39,195       39,195
Emco Sales & Service Inc             North Bergen, NJ   Manufacturing & Prod.     Aug-95             0          28,568       28,568
Emerald Studios, Inc.                San Diego, CA      Video Prod.               Oct-97             0          52,446       52,446
Empac Design, Inc.                   Dallas, TX         Printing                  Mar-93             0          30,984       30,984
Empire of Orange Realtors            Pomona, NY         Furniture                 Nov-92             0          31,271       31,271
Engineers Country Club, Inc.         Rosalyn Harbor, NY Medical                   Mar-93             0          31,210       31,210
Enthone Omi, Inc.                    West Haven, CT     Telecommunications        Mar-93             0          29,686       29,686
Enthone Omi, Inc.                    West Haven, CT     Telecommunications        Nov-93             0          53,318       53,318
Enthone Omi, Inc.                    West Haven, CT     Telecommunications        May-93             0          34,295       34,295
Enthone Omi, Inc.                    West Haven, CT     Telecommunications        Mar-93             0          35,855       35,855
Eratex Enterprise, Inc.              Los Angeles, CA    Manufacturing & Prod.     Dec-97             0          28,769       28,769
Ernie Sandoval Enterprises           Oceanside, CA      Restaurant                May-96             0          38,992       38,992
Ernie'S Auto Parts Dba W.E.S. Corp.  Monrovia, CA       Computers                 Sep-97             0          29,575       29,575
Ernie'S Auto Parts Dba, W.E.S.       Monrovia, CA       Computers                 Dec-97             0          35,795       35,795
ESM/Exton, Inc.                      Blue Bell, PA      Restaurant                Dec-94             0         416,000      416,000
ETS Water & Waste Mgt.               Roanoke, VA        Manufacturing & Prod.     Jan-97             0          34,310       34,310
Eugene Shiffett                      Stafford, VA       Transportation            Mar-93             0          35,688       35,688
Evernet Education Services, Inc.     Los Angeles, CA    Computers                 May-94        24,423           3,043       27,466
Evolution Film & Tape                North Hollywood, CAVideo Prod.               Jul-96             0          43,749       43,749
Ewing Farms, Inc.                    Smyrna, DE         Transportation            Mar-93             0          39,403       39,403
Excel Mortgage Corp.                 Grand Rapids, MI   Computers                 Jan-97             0          56,631       56,631
Executrain of Texas                  Dallas, TX         Computers                 Apr-95             0          53,872       53,872
Extech Instruments Corp.             Waltham, MA        Computers                 Mar-93             0          34,725       34,725
Eye Care Centers                     San Antonio, TX    Retail                    Dec-97             0       1,506,853    1,506,853
F.D. Mcginn, Inc.                    Providence, RI     Material Handling         Jul-96             0          44,150       44,150
Fair Auto Supply                     Bridgeport, CT     Telecommunications        Mar-93             0          32,206       32,206
Fairmont Re-Bar Fabricators, Inc.    Miami, FL          Computers                 Aug-97             0          31,791       31,791
Faith Pleases God Church             Harlingen, TX      Fixtures                  Apr-95             0          30,127       30,127
Fallick Klein Partnership            Houston, TX        Manufacturing & Prod.     Apr-95             0          27,615       27,615
Family Foodservice, Inc.             Ft. Pierce, FL     Restaurant                Sep-97             0          51,164       51,164
Fantastic Sam'S Dba Alverben Ent.    St. Petersburg,FL  Fixtures                  Oct-97             0          27,759       27,759
Fantastic Sam'S Dba Gorski Ent.      Mobile, AL         Fixtures                  Sep-97             0          53,427       53,427
Farah H Vikoren, MD                  Windsor, CT        Medical                   Mar-93             0          48,666       48,666
Farish Media Dba Robert Farish       Kailua Kona, HI    Telecommunications        Aug-97             0          45,919       45,919
Farm Acquisitions Corporation        Pomfret, CT        Telecommunications        May-93             0          52,754       52,754
Farm To Market Inc.                  Laguna Niguel, CA  Retail                    Oct-96             0          55,257       55,257
Farmco, Inc.                         Seguin, TX         Manufacturing & Prod.     Jul-93             0         160,202      160,202
Felecia L. Dawson Md                 Atlanta, GA        Medical                   May-95             0          33,861       33,861
Fergy's Expresso                     Seattle, WA        Restaurant                Nov-92             0          32,458       32,458
Fi-Del, Inc.                         Bridgeville, PA    Fixtures                  Nov-97             0          49,896       49,896
Fidelity Funding Financial Group     Dallas, TX         Furniture                 Sep-97             0          42,052       42,052
Field's Bakery, Inc.                 Pleasentville, NJ  Restaurant                Mar-93             0          37,631       37,631
Figs                                 West Hollywood, CA Restaurant                Nov-92             0          25,400       25,400
Filterfresh Denver, Inc.             Denver, CO         Restaurant                Mar-93             0          33,886       33,886
First Quality Health Care            Chicago, IL        Medical                   Nov-92             0          31,460       31,460
First Stop Bagel, Inc.               Babylon, NY        Restaurant                Nov-92             0          31,460       31,460
Fiserv New Haven, Inc.               Wallingford, CT    Computers                 May-93             0          39,751       39,751
Fit Physique, Inc.                   Longview, WA       Manufacturing & Prod.     Nov-92             0          34,174       34,174
Flextex                              Pinellas Park, FL  Printing                  Nov-92             0          33,251       33,251
Flint Hill School                    Oakton, VA         Retail                    Mar-93             0          26,950       26,950
Floor Covering Interiors, Inc.       Tucson, AZ         Manufacturing & Prod.     Aug-94             0          28,449       28,449
Florida Health, Inc.                 Boca Raton, FL     Medical                   Oct-97             0          55,017       55,017
Florida Homes Showcase, Inc.         Lake City, FL      Telecommunications        Mar-93             0          26,532       26,532
Food Dude, Inc.                      Torrance, CA       Computers                 May-96             0          35,835       35,835
Food For Thought                     Exton, PA          Restaurant                Nov-92             0          30,609       30,609
Footprints Blueprinting              San Luis Bispop, CAPhotography               Aug-96             0          35,757       35,757
Forward Logistics Group              Orlando, FL        Material Handling         Feb-98             0          39,743       39,743
Foster Medical Supply Inc            Hartford, CT       Telecommunications        May-93             0          30,034       30,034
Foto 1 Dba, N Focus, Inc.            Morgantown, WV     Manufacturing & Prod.     Dec-97             0          25,902       25,902
Foto Motal,Inc.                      New York, NY       Photography               Oct-98             0          43,143       43,143
Francis Poirier                      Ellington, CT      Manufacturing & Prod.     Mar-93             0          33,236       33,236
Francis Poirier                      Ellington, CT      Printing                  Mar-93             0          42,219       42,219
Fred Talarico MD                     Utica, NY          Manufacturing & Prod.     Aug-95             0          26,788       26,788
Freedman & Lorry, P.C.               Philadelphia, PA   Computers                 Oct-97             0          77,364       77,364
Freemont House Of Pizza, Inc.        Fremont, NH        Restaurant                Nov-92             0          26,510       26,510
Fuel Cell Manufacturing              Danbury, CT        Telecommunications        May-93             0          25,265       25,265
Fuller Roberts Clinic, Inc.          Windsor, CT        Medical                   Mar-93             0          50,236       50,236
Future Hopes, Inc.                   Miami, FL          Restaurant                Dec-96             0          50,356       50,356
Future Prod.s, Inc.                  New York, NY       Video Prod.               Mar-93             0          41,473       41,473
G And M Music Co., Inc.              Sumter, SC         Fixtures                  May-97             0         100,000      100,000
Gale H. Pike                         Laguna Beach, CA   Furniture                 Dec-92             0          40,283       40,283
Gale H. Pike                         Laguna Beach, CA   Furniture                 Dec-92             0          63,573       63,573
Gale H. Pike                         Laguna Beach, CA   Furniture                 Dec-92             0          60,286       60,286
Game Creek Video Limited Partnership Amherst, NH        Video Prod.               Oct-97             0          63,004       63,004
Gamma One, Inc.                      North Haven, CT    Telecommunications        May-93             0          31,131       31,131
Garcia Masonry Inc.                  San Diego, CA      Computers                 Dec-96             0          39,688       39,688
Garrison Fuel Oil Of L.I.            Plainview, NY      Office Equipment          Aug-95             0          29,013       29,013
Gary Eagan                           Easton, MA         Restaurant                Mar-93             0          38,295       38,295
Gas Post, Inc. & Savemart Stores     Pelham Manor, NY   Fixtures                  Jan-97             0          31,718       31,718
Gasoline Merchants, Inc.             Waltham, MA        Automotive                Mar-93             0          29,568       29,568
Gasoline Merchants, Inc.             Waltham, MA        Environmental             Mar-93             0          35,439       35,439
Gaspari Corp.                        Ocean Township, NJ Medical                   Mar-93             0          48,434       48,434
GCSG Ob-Gyn Associates               Windsor, CT        Medical                   Mar-93             0          38,372       38,372
General Foam                         Sun Valley, CA     Construction              Mar-93             0          39,399       39,399
General Video-Tex Corp.              Cambridge, MA      Computers                 Mar-93             0          27,775       27,775
Genesis Mobile Diagnostic, Inc.      Miami, FL          Medical                   Nov-92             0          31,772       31,772
Geno's                               West Jefferson, NC Restaurant                Nov-92             0          27,626       27,626
Gibson Co.                           Norwalk, CT        Telecommunications        May-93             0         237,384      237,384
Glastonbury                          Glastonbury, CT    Telecommunications        May-93             0          57,940       57,940
Goldberg & Assoc. Dba Maxine B. RelojOmaha, NE          Manufacturing & Prod.     Sep-97             0          33,266       33,266
Goldbergs New York Bagels            Bethlehem, PA      Restaurant                Dec-97             0         106,434      106,434
Golden Corral Corporation            Raleigh, NC        Furniture                 Jul-98             0         264,314      264,314
Golden Corral Steakhouse             Hueytown, AL       Restaurant                Nov-92             0          28,005       28,005
Goldgate Enterprises, Inc.           Corpus Christi, TX Manufacturing & Prod.     Jun-95             0          27,357       27,357
Gold's Gym                           Canton, MA         Medical                   Nov-92             0          29,529       29,529
Gourmet Boutique, Llc                Jamaica, NY        Restaurant                Dec-97             0          68,231       68,231
Grace'S Marketplace Dba Doria Ent.   New York, NY       Restaurant                Sep-97             0          74,456       74,456
Grady & Dicks, A Law Corporation     San Diego, CA      Computers                 Jan-98             0          84,977       84,977
Grand Union                          Wayne, NJ          Retail                    Dec-93             0         331,713      331,713
Grand Union                          Wayne, NJ          Retail                    Dec-93             0         260,075      260,075
Grand Union                          Passaic, NJ        Retail                    Dec-93             0         217,409      217,409
Grandma'S Bagels, Inc.               Bend, OR           Restaurant                Dec-97             0          64,586       64,586
Graphic Data of New Jersey, Inc.     Mount Laurel, NJ   Computers                 Mar-93             0          46,867       46,867
Graphic Options Inc.                 Plainview, NY      Printing                  Jan-96             0          42,141       42,141
Graphic Press                        Flint, MI          Printing                  Dec-92        24,124           2,371       26,495
Graphic Services, Inc.               Tacoma, WA         Manufacturing & Prod.     Jun-94        39,350           4,899       44,249
Graphic Trends                       Paramount, CA      Printing                  Jan-97             0          53,233       53,233
Graphik Dimensions Ltd.              Flushing, NY       Computers                 Mar-93             0          29,999       29,999
Great American Remodeling, Inc.      Ft Walton Bch, FL  Construction              Sep-97             0          53,767       53,767
Greaves, Walker, Inc.                Mobile, AL         Retail                    Dec-96             0          49,573       49,573
Green Acres Land Develpoment         Powells Point, NC  Manufacturing & Prod.     Feb-98             0          33,617       33,617
Grolier, Inc.                        Danbury, CT        Telecommunications        Mar-93             0          32,525       32,525
Grolier, Inc.                        Danbury, CT        Telecommunications        Mar-93             0          29,427       29,427
Gruen Optika Corp.                   New York, NY       Medical                   Dec-97             0          47,076       47,076
Guadalajara Mexican Deli             Tracy, CA          Restaurant                Nov-92             0          26,037       26,037
Gulf Coast Landscaping Corp.         Mobile, AL         Construction              Aug-97             0          31,881       31,881
Gumby'S Pizza Systems Inc.           Gainesville, FL    Restaurant                Apr-95             0          26,879       26,879
Gun Hill Collision                   Bronx, NY          Manufacturing & Prod.     Apr-93             0          26,341       26,341
H & J Amoco                          Gambrills, MD      Fixtures                  Sep-96             0          98,987       98,987
H & R Block                          Lebanon, TN        Computers                 Nov-92             0          28,540       28,540
H & R Family Foods, Inc.             Lancaster, SC      Fixtures                  Sep-97             0          46,439       46,439
H & S Construction                   New Salisbury, IN  Construction              Feb-98             0          73,104       73,104
H & T Tool                           Fairfield, NJ      Manufacturing & Prod.     Nov-92             0          27,286       27,286
H. John Schutze DDS                  Queensbury, NY     Computers                 Aug-95             0          33,429       33,429
Hahner, Foreman & Harness, Inc       Wichita, KS        Computers                 Mar-96             0          41,888       41,888
Haig Press, Inc.                     Hauppauge, NY      Printing                  Sep-96             0          37,617       37,617
Harco Laboratories, Inc.             Branford, CT       Telecommunications        Mar-93             0          25,156       25,156
Harlan King & Associates             Reno, NV           Computers                 May-96             0          46,553       46,553
Harold Hawes                         Charlottesville, VATransportation            Mar-93             0          33,760       33,760
Harold Hawes                         Charlottesville, VATransportation            Mar-93             0          47,557       47,557
Harold Wasson, Jr.                   Corona, CA         Furniture                 Mar-93             0          38,041       38,041
Harrison & King Music Co., Inc.      Hartsville, SC     Fixtures                  May-97             0         100,000      100,000
Harr'S Surf & Turf Markets,Inc       Palm Harbor, FL    Fixtures                  Jan-98             0          55,740       55,740
Harry's Oyster Bar Club              Oklahoma City, OK  Restaurant                Nov-92             0          30,806       30,806
Hazen Inc                            East Moline, IL    Manufacturing & Prod.     Dec-92        27,486           4,926       32,412
Hazen, Inc.                          East Moline, IL    Environmental             Feb-93             0          52,425       52,425
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       843,016         113,310      956,326
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       269,389          49,673      319,063
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       385,363          69,995      455,358
HBO & Co.                            Atlanta, GA        Computers                 Sep-93        58,230          10,750       68,980
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       100,579          18,568      119,147
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       152,343          28,124      180,467
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       332,268          61,340      393,608
Headway Technologies,Inc.            Milpitas, CA       Manufacturing & Prod.     Aug-98             0       1,498,917    1,498,917
Health Systems International         Wallingford, CT    Telecommunications        May-93             0          55,360       55,360
Hearndon Construction, Inc.          Micco, FL          Construction              Nov-97             0          43,478       43,478
Hebrew Home & Hospital               West Hartford, CT  Telecommunications        May-93             0         110,600      110,600
Hedges, David C.                     Nashville, TN      Retail                    Mar-93             0          32,425       32,425
Helotes Contractors, Inc.            Austin, TX         Video Prod.               Nov-97             0          30,891       30,891
Helvetia Coal Company                Indiana, PA        Mining                    Dec-92       151,276          66,138      217,414
Helvetia Coal Company                Indiana, PA        Mining                    Dec-92       427,481         151,020      578,501
Hendersonville Obst.                 Windsor, CT        Medical                   Mar-93             0          44,348       44,348
Hesco, Inc.                          Watertown, SD      Manufacturing & Prod.     Jun-94        39,746           4,586       44,333
Hickey Chemists Ltd.                 New York, NY       Computers                 Aug-95             0          28,393       28,393
Hi-G Company Inc.                    Pitman, NJ         Telecommunications        May-93             0          26,945       26,945
Himani Enterprises, Inc.             Rego Park, NY      Restaurant                Mar-93             0          27,299       27,299
Historic Tours Of America,Inc.       Key West, FL       Automotive                Oct-98             0         388,303      388,303
Hi-Tech of DFW                       Hurst, TX          Automotive                Nov-92             0          29,299       29,299
Hms Steakhouse Of Tampa, Inc.        Tampa, FL          Retail                    Nov-97             0          56,990       56,990
Hocking Chemical Corp.               National City, CA  Manufacturing & Prod.     Apr-93             0          29,699       29,699
Holy Bagel                           Hackettstown, NJ   Restaurant                Nov-92             0          30,904       30,904
Homecare, Inc.                       Wallingford, CT    Computers                 Oct-97             0          43,764       43,764
Homesteaders Life Company            Des Moines, IA     Printing                  Feb-93             0          26,777       26,777
Hometown Buffet, Inc.                San Diego, CA      Restaurant                Feb-95             0         618,000      618,000
Honey Dew Associates, Inc.           Planville, MA      Restaurant                Mar-93             0          47,019       47,019
Hospitality Franchise Systems        Parsippany, NJ     Furniture                 Mar-93             0          40,219       40,219
Hospitality Springs                  Atlanta, GA        Restaurant                Dec-93             0         126,000      126,000
Hot Spot Casino, Inc.                Surfside, SC       Fixtures                  Aug-97             0          49,131       49,131
Hough Krating, Inc.                  Richburg, SC       Material Handling         Sep-97             0          27,771       27,771
Houston Sportsco, Inc.               Houston, TX        Restaurant                Jan-97             0          27,110       27,110
HPK Corporation                      Mesquite, TX       Manufacturing & Prod.     Mar-95             0          26,949       26,949
HTB Restaurant, Inc.                 Salt Lake City, UT Restaurant                Mar-94             0         425,871      425,871
HTB Restaurant, Inc.                 Salt Lake City, UT Restaurant                Mar-94             0         426,137      426,137
Huggos Restaurant Dba Olu Kai Ltd    Kailua-Kona, HI    Restaurant                Sep-97             0          52,935       52,935
Huston-Lynn Enterprises Inc.         Indianapolis, IN   Restaurant                Jan-96             0          26,384       26,384
Hyundai Electronics America          San Jose, CA       Computers                 Aug-98             0         500,756      500,756
Icm Conversion, Inc.                 Phoenix, AZ        Retail                    Dec-96             0          50,118       50,118
Idea Television                      Washington, DC     Video Prod.               Aug-96             0          49,286       49,286
Il Bacio, Inc.                       Marlboro, NJ       Restaurant                Nov-92             0          30,866       30,866
Ild Teleservices, Inc.               Dallas, TX         Telecommunications        Dec-97             0       1,080,625    1,080,625
Ild Teleservices,Inc.                Dallas, TX         Telecommunications.       Jul-98             0         983,835      983,835
Image Data Management Systems        Orange, CA         Manufacturing & Prod.     Nov-92             0          25,762       25,762
Immaculate Conception Church         Towson, MD         Retail                    Mar-93             0          25,891       25,891
Impressions, Inc.                    East Windsor, CT   Computers                 Mar-93             0          44,541       44,541
In Hyun Cho                          Whitestone, NY     Manufacturing & Prod.     Aug-95             0          34,285       34,285
Indiana Michigan Power Company       Columbus, OH       Material Handling         Sep-92     9,082,384         363,295    9,445,679
Indiana Michigan Power Company       Columbus, OH       Material Handling         Sep-92             0       4,610,840    4,610,840
Industrial Electric Service Co.      Hawthorne, NJ      Manufacturing & Prod.     Jan-97             0          61,390       61,390
Innerdyne Medical, Inc.              Sunnyvale, CA      Furniture                 May-94        24,481           2,600       27,081
Inquo, Inc.                          Draper, UT         Computers                 Oct-97             0          40,118       40,118
Inrad, Inc.                          Northvale, NJ      Computers                 Mar-93             0          57,087       57,087
Inrad, Inc.                          Northvale, NJ      Manufacturing & Prod.     Mar-93             0          41,547       41,547
Intense Bodyworks, Inc.              Edgewood, NY       Medical                   Mar-93             0          48,200       48,200
Inter-Church Residences Inc          Bridgeport, CT     Telecommunications        May-93             0          74,453       74,453
Intercommunictns Amer.               Adventura, FL      Computers                 Nov-96             0          54,788       54,788
Inter-Financial Group                Schaumburg, IL     Furniture                 Apr-93             0          27,943       27,943
International Biotechnologies        New Haven, CT      Telecommunications        May-93             0          68,672       68,672
International Equipment Logist       Avenel, NJ         Material Handling         Jun-98             0         289,593      289,593
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92        91,681          16,147      107,828
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92        59,963          10,194       70,157
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92        27,603           4,837       32,439
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92        40,710           7,022       47,732
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92       928,919         168,139    1,097,058
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92       366,711          60,948      427,660
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92       540,297          92,579      632,877
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92       337,702          56,148      393,850
International Software               Frederick, MD      Printing                  Dec-92        22,653           3,445       26,098
Internet Broadcasting Corp.          New York, NY       Video Prod.               Sep-97             0          54,042       54,042
Investors Fudiciary Services         Atlanta, GA        Computers                 Nov-92             0          27,580       27,580
Isx Corp.                            Westlake Vilage,CA Computers                 Nov-97             0          31,342       31,342
Item Nine                            Montpeller, VT     Restaurant                Mar-93             0          29,163       29,163
Itt Flygt Corporation                Trumbull, CT       Telecommunications        May-93             0          56,986       56,986
Iverson Financial  System, Inc       Sunnyvale, CA      Computers                 Jan-98             0          35,980       35,980
IVF America, Inc.                    Greenwich, CT      Medical                   Dec-92             0         165,805      165,805
IVF America, Inc.                    Greenwich, CT      Medical                   Dec-92             0         123,254      123,254
IVI Travel, Inc.                     Northbrook, IL     Furniture                 Mar-93             0          35,784       35,784
IVI Travel, Inc.                     Northbrook, IL     Furniture                 Mar-93             0          39,314       39,314
J & H Auto & Truck Repair            Peabody, MA        Fixtures                  Dec-96             0          63,141       63,141
J&J Burger, Inc. Dba Burger King     Harrisburg, PA     Restaurant                Dec-93             0         149,773      149,773
J&J Burger, Inc. Dba Burger King     Harnsburg, PA      Restaurant                Dec-93             0         167,885      167,885
J. Baker, Inc.                       Canton, MA         Manufacturing & Prod.     Mar-94             0         265,815      265,815
J. Sunset Enterprises                Sandy, UT          Furniture                 Oct-97             0          27,111       27,111
J. Walter Thompson                   New York, NY       Audio Equipment           Jul-96             0          43,506       43,506
J. Walter Thompson USA, Inc.         New York, NY       Video Prod.               Sep-93             0          80,952       80,952
J.L. Thompson Construction Co.       Mt. Holly, NC      Fixtures                  Nov-97             0          47,285       47,285
J.M. Ney Company                     Bloomfield, CT     Telecommunications        Apr-96             0          41,813       41,813
J.W. Wood & Associates, Inc.         Battle Creek, MI   Retail                    Feb-98             0          81,331       81,331
Jackson'S Bistro & Bar, L.C. Oidc    Tampa, FL          Telecommunications        Dec-97             0          38,989       38,989
Jacobs Mfg                           Bloomfield, CT     Telecommunications        May-93             0          48,356       48,356
James Hill, Inc.                     New Milford, CT    Automotive                Jul-96             0          39,121       39,121
James Lyver                          East Hartford, CT  Construction              Mar-93             0          46,909       46,909
Janin Corp.                          Perth Amboy, NJ    Computers                 Apr-93             0          26,047       26,047
Jardon & Howard Technologies         Winter Park, FL    Computers                 Jan-97             0          39,743       39,743
Jaymee Housefield                    Ft. Walton Bch, FL Medical                   Mar-93             0          30,539       30,539
Jefferson Harvey Paschal             Jeffersonville,GA Restaurant                Jul-96             0          30,796       30,796
Jetson'S Inc.                        Edison, NJ         Restaurant                Feb-98             0          48,904       48,904
Jetstream Cafe                       Avon, CT           Furniture                 Mar-93             0          28,537       28,537
Jim Whitman Studios, Inc.            Clifton, NJ        Computers                 Jun-94        35,732           4,183       39,914
Jimmy Mac'S Roadhouse Dba            Renton, WA         Retail                    Feb-98             0          36,861       36,861
Jo-Ann's Nut House                   Garden City, NY    Manufacturing & Prod.     Jun-93             0          28,691       28,691
John & Frank Chaung DDS              New York, NY       Medical                   Aug-95             0          36,143       36,143
John Baird, Inc.                     Palm Desert, CA    Construction              May-96             0          39,648       39,648
John F. Almeida Dairy                Tulare, CA         Agriculture               Nov-92             0          28,070       28,070
John Hassell's Dry Cleaning          Plano, TX          Sanitation                Nov-92             0          30,824       30,824
John Kruse DDS                       New York, NY       Medical                   Aug-95             0          31,470       31,470
John M. Hulbrook                     New York, NY       Furniture                 Mar-93             0          26,020       26,020
John Sandy Prod.s, Inc.              Englewood, CO      Video Prod.               Dec-97             0          56,633       56,633
Jones Body Shop                      Omaha, NE          Automotive                Oct-97             0          42,058       42,058
Joseph H. Tees & Son Inc.            Bensalem, PA       Manufacturing & Prod.     Aug-95             0          27,044       27,044
Joseph P. Mccain DMD PA              Miami, FL          Computers                 Aug-95             0          26,667       26,667
Joseph-Beth Booksellers Of Ohio      Cincinnati, OH     Audio Equipment           Jan-96             0          26,373       26,373
Joyland Country Enterprises          Clearwater, FL     Restaurant                Dec-92             0          52,369       52,369
Jpr Enterprises Inc.                 Marina Del Ray, CA Computers                 Jul-95             0          40,681       40,681
Jst Consultants, Inc.                St. Charles, MO    Computers                 Nov-96             0          41,495       41,495
Juliet Cafe Billiards                Poughkeepsie, NY   Furniture                 Nov-92             0          25,428       25,428
K & K Ellsperman, Inc.               Newburgh, IN       Restaurant                Sep-96             0          52,077       52,077
K & M Machine Co., Inc.              Newport, NH        Manufacturing & Prod.     Mar-93             0          32,185       32,185
K.S. Fashions Inc.                   Los Angeles, CA    Manufacturing & Prod.     May-95             0          37,210       37,210
Kallmart Telecom, Inc.               Satellite Beach, FLComputers                 Jan-98             0          49,152       49,152
Kaman Aerospace                      Bloomfield, CT     Telecommunications        May-93             0         276,151      276,151
Kaman Aerospace                      Bloomfield, CT     Telecommunications        May-93             0          55,660       55,660
Kaman Aerospace                      Bloomfield, CT     Telecommunications        Nov-95             0         131,743      131,743
Kaman Aerospace                      Bloomfield, CT     Telecommunications        Nov-95             0          70,544       70,544
Kaman Aerospace                      Bloomfield, CT     Telecommunications        Jan-94             0         208,323      208,323
Kaman Corp.                          Boston, MA         Manufacturing & Prod.     Mar-94     1,391,054         159,268    1,550,321
Kapco Enterprises ,Inc.              Boca Raton, FL     Medical                   Jul-98             0         233,484      233,484
Kapco Enterprises,Inc.               Boca Raton, FL     Medical                   Jul-98             0         233,484      233,484
Kapco Enterprises,Inc.               Boca Raton, FL     Medical                   Jul-98             0         233,484      233,484
Kapco Enterprises,Inc.               Boca Raton, FL     Medical                   Jul-98             0         233,484      233,484
Kapco Enterprises,Inc.               Boca Raton, FL     Medical                   Jul-98             0         233,484      233,484
Karen Lietz                          Ionia, NY          Material Handling         May-94        24,280           3,135       27,415
Keja Associates Inc.                 Vista, CA          Manufacturing & Prod.     Aug-95             0          29,942       29,942
Kent Hylton                          Santa Paula, CA    Construction              Jun-96             0          56,620       56,620
Kent School Corp.                    Kent, CT           Telecommunications        May-93             0          69,262       69,262
Kerr Steamship Company, Inc.         Rosemont, IL       Telecommunications        Mar-93        45,117           8,993       54,110
Kerrin Graphics & Printing, Inc.     Southbridge, MA    Printing                  Sep-97             0          35,863       35,863
Keywest Instant Images               Keywest, FL        Computers                 Nov-92             0          25,361       25,361
Kidco Enterprises, Inc.              New York, NY       Computers                 Mar-95             0          31,667       31,667
Kiddoo, Roger                        Joy, IL            Manufacturing & Prod.     Jan-97             0          47,304       47,304
Kings Restaurant, Inc.               Newark, NJ         Restaurant                Dec-97             0          28,601       28,601
Kinkos Of Thousand Oaks              W. Lake Village, CAFurniture                 Aug-95             0          25,418       25,418
Kinnett Dairies, Inc.                Columbus, GA       Manufacturing & Prod.     Aug-94             0         361,275      361,275
Klein Rubbish Removal                Sarasota, FL       Material Handling         Mar-93             0          42,636       42,636
Knight-Ridder, Inc.                  Washington, DC     Printing                  Mar-93             0          25,689       25,689
KNNC-FM                              Georgetown, TX     Audio Equipment           Nov-92             0          29,938       29,938
Koerner, Silberberg & Weiner, Llp    New York, NY       Furniture                 Aug-97             0          51,622       51,622
Koman Sportswear Manufacturing       Carlstadt, NJ      Computers                 Mar-95             0          35,731       35,731
Komplete Packaging Service           Arlington, TX      Manufacturing & Prod.     Dec-97             0          34,571       34,571
Kouri Capital Group, Inc.            New York, NY       Computers                 May-94        24,132           2,628       26,759
Kurzweil Applied Intelligence        Waltham, MA        Computers                 Mar-93             0          46,598       46,598
Kustaards Ltd.                       Bethel, CT         Fixtures                  Aug-95             0          49,980       49,980
L & N Label Co., Inc.                Clearwater, FL     Printing                  Mar-94             0          33,526       33,526
L.A. Food Services                   Sommerville, NJ    Restaurant                Nov-97             0          78,586       78,586
L.J. Construction, Inc.              S. Brunswick, NC   Construction              Sep-97             0          44,931       44,931
La Bella Sausage, Inc.               Brooksville, FL    Fixtures                  Nov-96             0          52,779       52,779
La Parisienne Bakery, Inc.           Austin, TX         Restaurant                Nov-92             0          29,234       29,234
Laminaide, Inc.                      Bayshore, NY       Manufacturing & Prod.     Oct-97             0          42,348       42,348
Landsdale Hotel Assoc. Lp T/A NorfalkNorfolk, VA        Retail                    Oct-97             0          39,319       39,319
Lane Foods, Inc.                     Providence, RI     Restaurant                Mar-93             0          39,811       39,811
Lane Randolph                        New Castle, DE     Transportation            Mar-93             0          39,868       39,868
Latham Tire                          St. Louis, MO      Automotive                Feb-93             0          37,371       37,371
Lawrence Delights Dba, Le-Liban      Atlanta, GA        Restaurant                Dec-97             0          33,981       33,981
Lawrence Friedman                    Brooklyn, NY       Furniture                 Mar-93             0          48,739       48,739
Lawrence Ob-Gyn                      Windsor, CT        Medical                   Mar-93             0          47,062       47,062
Lechters, Inc.                       Harrison, NJ       Copiers                   Mar-93             0          60,876       60,876
Lee Family Clinic                    Durant, OK         Computers                 Aug-96             0          25,945       25,945
Legal Eagles Copy Service            Irvine, CA         Copiers                   Nov-92             0          29,195       29,195
Lenders Bagel Bakery                 West Haven, CT     Computers                 Mar-93             0          49,402       49,402
Lester Telemarketing, Inc.           Branford, CT       Computers                 Dec-97             0          45,705       45,705
Life Reassurance Corp. of America    Stamford, CT       Telecommunications        Mar-93             0          48,004       48,004
Lilyblad Petroleum, Inc.             Tacoma, WA         Sanitation                Mar-93             0          32,085       32,085
Linc Systems Corp.                   Bloomfield, CT     Computers                 Mar-93             0          52,621       52,621
Linguistic Systems, Inc.             Cambridge, MA      Printing                  Mar-93             0          33,176       33,176
Lino Press                           New York, NY       Manufacturing & Prod.     Aug-95             0          49,039       49,039
Little Angel Foods, Inc.             Daytona Beach, FL  Restaurant                Jan-98             0          58,027       58,027
LNS Group, Inc.                      Yantic, CT         Telecommunications        May-93             0          34,809       34,809
Load Star, Inc.                      Lavonia, GA        Computers                 Mar-93             0          34,963       34,963
Lo-Est Printing Co., Inc.            Carmel, IN         Computers                 Mar-93             0          31,658       31,658
Loh Corporation                      Arlington, TX      Computers                 Apr-95             0          42,005       42,005
Long Beach Acceptance Corp.          Paramus, NJ        Computers                 Dec-97             0         345,530      345,530
Long Beach Acceptance Corp.          Oradell, NJ        Computers                 Mar-97             0         366,242      366,242
Long View Dyeing & Finishing Corp.   Hickory, NC        Manufacturing & Prod.     Oct-97             0          28,349       28,349
Longford Homes of Nevada, Inc.       Las Vegas, NV      Computers                 Nov-92             0          26,524       26,524
Louis Frey Co., Inc.                 New York, NY       Computers                 Mar-93             0          39,059       39,059
Louis Vinagro                        Johnston, RI       Construction              Mar-93             0          45,714       45,714
Louis Vinagro                        Johnston, RI       Manufacturing & Prod.     Mar-93             0          58,707       58,707
Lowes Service Center, Inc.           Northborough, MA   Automotive                Jan-98             0          86,125       86,125
Lung Diagnostics, Inc.               Glenridge, NJ      Medical                   Sep-96             0          35,492       35,492
Lustig & Brown                       Buffalo, NY        Computers                 Sep-96             0          45,976       45,976
M.B.R.Management Corp.               St.Charles, MO     Fixtures                  Oct-98             0         284,022      284,022
Mac Scan, Inc.                       Monterey Park, CA  Computers                 Nov-96             0          27,617       27,617
Machining Center Dba, Paul Gajda     Slippery Rock, PA  Manufacturing & Prod.     Dec-97             0          43,539       43,539
Madeux Vending                       Fernandina, FL     Restaurant                Nov-92             0          30,824       30,824
Madison Board of Education           Madison, CT        Computers                 Mar-93             0          56,540       56,540
Magnetek Century Electric            St. Louis, MO      Telecommunications        Dec-92        25,906           2,385       28,291
Magnitude Eight Prod.s               Arieta, CA         Audio Equipment           Aug-97             0          59,823       59,823
Magnolia Studios, Inc.               Burbank, CA        Audio Equipment           Nov-97             0          61,871       61,871
Management Professional              Redondo Beach, CA  Computers                 May-93             0          27,082       27,082
Manchester Ob/Gyn Associates         Windsor, CT        Medical                   Mar-93             0          43,662       43,662
Mancuso Sr. Inc.                     Houston, TX        Manufacturing & Prod.     Feb-96             0          35,600       35,600
Mandell Armor Design & Mfg, Inc.     Phoenix, AZ        Manufacturing & Prod.     Aug-97             0          54,192       54,192
Manhattan Cable Television           New York, NY       Copiers                   Mar-93             0          41,371       41,371
Manufacturer's Lease Company         Norwalk, CT        Printing                  Mar-93             0          40,538       40,538
Manzo Contracting Co.                Old Bridge, NJ     Construction              Aug-96             0          55,252       55,252
Marikina Engineers                   West Haven, CT     Construction              Mar-93             0          32,958       32,958
Marine Container, Inc.               Los Angeles, CA    Computers                 Jul-93             0          25,899       25,899
Marine Mgt Systems                   Stamford, CT       Computers                 May-96             0          33,038       33,038
Mario J. Dominquez, DC               La Puente, CA      Medical                   Mar-95             0          25,922       25,922
Marios Of Boca Dba                   Boca Raton, FL     Restaurant                Dec-96             0          59,923       59,923
Mario'S Of Boca Dba, M.O.B., Inc.    Boca Raton, FL     Retail                    Dec-97             0          25,899       25,899
Market Street Grill                  Columbus, OH       Computers                 Nov-92             0          26,808       26,808
Maro Electronic's                    Bristol, PA        Audio Equipment           Jun-93             0          27,123       27,123
Marshall Real Sign Co. Dba Real Sign Chicago, IL        Manufacturing & Prod.     Oct-97             0          31,052       31,052
Martin Mcgrath DPM                   New York, NY       Medical                   Aug-95             0          30,379       30,379
Martin'S, Inc.                       Baltimore, MD      Fixtures                  Sep-97             0         334,930      334,930
Marymount University                 Arlington, VA      Retail                    Mar-93             0          40,501       40,501
Marymount University                 Arlington, VA      Retail                    Mar-93             0          28,867       28,867
Masco Corporation of Indiana         Cumberland, IN     Computers                 Mar-93             0          28,127       28,127
Mashantucket Pequot Gaming           Ledyard, CT        Computers                 Mar-93             0          35,365       35,365
Mashantucket Pequot Gaming           Ledyard, CT        Computers                 Mar-93             0          28,576       28,576
Mashantucket Pequot Gaming           Ledyard, CT        Computers                 Mar-93             0          40,460       40,460
Mashantucket Pequot Gaming           Ledyard, CT        Fixtures                  Mar-93             0          44,078       44,078
Mashantucket Pequot Gaming           Ledyard, CT        Fixtures                  Mar-93             0          45,174       45,174
Mashantucket Pequot Gaming           Ledyard, CT        Fixtures                  Mar-93             0          29,456       29,456
Mashantucket Pequot Gaming           Ledyard, CT        Furniture                 Mar-93             0          26,271       26,271
Mashantucket Pequot Gaming           Ledyard, CT        Furniture                 Mar-93             0          40,895       40,895
Mashantucket Pequot Gaming           Ledyard, CT        Furniture                 Mar-93             0          41,487       41,487
Mashantucket Pequot Gaming           Ledyard, CT        Manufacturing & Prod.     Mar-93             0          32,783       32,783
Mashantucket Pequot Gaming           Ledyard, CT        Photography               Mar-93             0          41,581       41,581
Mashantucket Pequot Gaming           Ledyard, CT        Photography               Mar-93             0          36,441       36,441
Mashantucket Pequot Gaming           Ledyard, CT        Restaurant                Mar-93             0          40,352       40,352
Mashantucket Pequot Gaming           Ledyard, CT        Restaurant                Mar-93             0          33,126       33,126
Mashantucket Pequot Gaming           Ledyard, CT        Telecommunications        Mar-93             0          43,122       43,122
Master Power Brakes, Ltd.            Mooresville, NC    Computers                 May-96             0          33,623       33,623
Masterweld Products                  South Bend, IN     Manufacturing & Prod.     Nov-97             0          53,431       53,431
Mazzetti & Associates, Inc.          San Francisco, CA  Computers                 Jul-96             0          31,565       31,565
Mc Cue Mortgage Co., Inc.            New Britain, CT    Telecommunications        May-93             0          36,360       36,360
McCullough Oil Service               Glen Rock, PA      Fixtures                  Dec-96             0         130,515      130,515
McKibben Communications              Chatsworth, CA     Video Prod.               Dec-96             0          31,858       31,858
Med-Com & Health Services            Pleasantville, NJ  Computers                 Nov-97             0          40,569       40,569
Medeast, Inc.                        Pelham Manor, NY   Medical                   Sep-97             0         115,664      115,664
Medical Deveploment Corp Of          Hudson, FL         Medical                   Jan-98             0          67,679       67,679
Medical Industries Of America        Boynton Beach, FL  Computers                 Jan-98             0          31,543       31,543
Medserve, Inc.                       Huntington, NY     Medical                   Jan-98             0          32,691       32,691
Medstar Inc.                         Waterbury, CT      Telecommunications        May-93             0         115,110      115,110
Medstar, Inc.                        Waterbury, CT      Medical                   Nov-92             0          28,789       28,789
Mee Mee Bakery                       San Francisco, CA  Restaurant                Sep-96             0          35,995       35,995
Mefa, Inc.                           Medford, MA        Manufacturing & Prod.     Nov-92             0          31,429       31,429
Megawats Dba, Saladin Westco         San Francisco, CA  Computers                 Dec-97             0         429,880      429,880
Mei-Chi-Na Beauty International, Inc.Irvine, CA         Retail                    Oct-97             0          27,337       27,337
Meikejohn & Stone Clinic Pc          Windsor, CT        Medical                   Mar-93             0          53,763       53,763
Meirose & Friscia, P.A.              Tampa, FL          Computers                 Nov-96             0          38,362       38,362
Mekka Java                           San Diego, CA      Restaurant                Nov-92             0          27,416       27,416
Melvin J.Kordon, MD PA               Ellicott City, MD  Medical                   Nov-92             0          28,945       28,945
Meridian Off-Road Center, Inc.       Butler, PA         Automotive                Jan-98             0          38,733       38,733
Merlin Printing, Inc.                Amityville, NY     Computers                 Jan-98             0          29,262       29,262
Mesh, Inc.                           Iselin, NJ         Restaurant                Mar-93             0          27,921       27,921
Met Food & Jan Food Corp Dba Swf FoodJackson Hghts,NY   Fixtures                  Oct-97             0          50,581       50,581
Met Life Insurance Co.               Clayton, MO        Furniture                 Feb-94             0          37,773       37,773
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       256,817          61,114      317,931
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       241,282          54,650      295,931
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93     1,856,605         425,263    2,281,868
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       963,924         220,375    1,184,300
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       590,764         134,986      725,751
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       504,410         115,125      619,534
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       176,119          30,921      207,040
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93     1,636,613         389,489    2,026,102
Metric Display Corp. Dba,            Providence, RI     Manufacturing & Prod.     Feb-98             0          29,595       29,595
Metrology Systems, Inc.              Santa Ana, CA      Manufacturing & Prod.     Aug-93             0          29,446       29,446
Mhd, Inc.                            Wingate, TX        Fixtures                  Oct-97             0          46,655       46,655
Michael Gulotta DDS                  Holtsville, NY     Medical                   Aug-95             0          25,070       25,070
Microgenesys, Inc.                   Meriden, CT        Computers                 Mar-93             0          32,634       32,634
Microgenesys, Inc.                   Meriden, CT        Manufacturing & Prod.     Mar-93             0          27,458       27,458
Microgenesys, Inc.                   Meriden, CT        Manufacturing & Prod.     Mar-93             0          53,737       53,737
Microgenesys, Inc.                   Meriden, CT        Manufacturing & Prod.     Mar-93             0          34,763       34,763
Microgenesys, Inc.                   Meriden, CT        Material Handling         Mar-93             0          37,064       37,064
Micrographic Imaging                 Cameron Park, CA   Printing                  Oct-96             0          31,114       31,114
Microwave Satellite                  Wycoff, NJ         Computers                 Mar-93             0          37,346       37,346
Microwave Satellite Technologies     Wyckoff, NJ        Telecommunications        Mar-96             0          49,538       49,538
Mid America Truck & Equip            Rosemont, IL       Material Handling         Aug-95             0          29,476       29,476
Minute Mart Dba Breaux's Mart        Lafayette, LA      Computers                 May-93             0          57,277       57,277
Mirkin'S Ideal Cleaning              Springfield, MA    Manufacturing & Prod.     Aug-95             0          30,185       30,185
Mission Fitness Center               Mission, KS        Furniture                 Nov-92             0          28,092       28,092
Mission Fitness Center               Mission, KS        Office Equipment          Nov-92             0          29,404       29,404
Mntn Comprehensive Health            Whitesbury, KY     Computers                 Aug-96             0          25,864       25,864
Mobile Clean, Inc.                   Adel, IA           Construction              Oct-97             0          55,667       55,667
Mobile Imaging                       Smithtown, NY      Medical                   Oct-96             0          50,736       50,736
Mobile Radiology Services            Philadelphia, PA   Medical                   Aug-95             0          42,109       42,109
Mohawk Ltd.                          Chadwicks, NY      Manufacturing & Prod.     Aug-95             0          33,624       33,624
Mold Clinic Inc                      West Union, SC     Computers                 Oct-96             0          26,652       26,652
Mona Lisa Bakery                     Brooklyn, NY       Manufacturing & Prod.     Nov-96             0          32,391       32,391
Money Concepts, Inc.                 Dallas, TX         Computers                 Nov-97             0          44,014       44,014
Monmouth Mower, Inc.                 Middletown, NJ     Computers                 Jun-93             0          28,614       28,614
Moore Special Tool Co.               Bridgeport, CT     Telecommunications        May-93             0          92,193       92,193
Morande Ford, Inc.                   Berlin, CT         Telecommunications        May-93             0          45,398       45,398
Moreau & Moreau                      South Barre, VT    Fixtures                  Jul-96             0         102,455      102,455
Morgan's Creative Restaurant         Brachwood, OH      Restaurant                Dec-94             0         205,463      205,463
Morgan's Creative Restaurant         Beachwood, OH      Restaurant                Nov-94             0         191,984      191,984
Mt Administrative Corp               Roswell, NM        Restaurant                Dec-96             0          46,940       46,940
Murphy & Beane                       New London, CT     Telecommunications        Mar-93             0          34,887       34,887
Mutnick Prod.s                       Santa Monica, CA   Video Prod.               Sep-96             0          54,449       54,449
N & N Petroleum, Inc.                Pelham, NH         Fixtures                  Jan-97             0         270,523      270,523
N & T Supermarkets Inc.              Warminster, PA     Retail                    Aug-95             0          31,866       31,866
Nassau Mobil, LLC                    Nassau, NY         Fixtures                  Mar-96             0          56,035       56,035
National Bio Systems, Inc.           Rockville, MD      Copiers                   Mar-93             0          44,574       44,574
National Sales Services, Inc.        Danbury, CT        Computers                 Feb-97             0          41,485       41,485
National Tele-Communications, Inc.   Bloomfield, NJ     Computers                 Sep-97             0         363,630      363,630
Natural Pantry                       Simi Valley, CA    Environmental             Nov-92             0          25,027       25,027
Nature Labs,Llc.                     Wichita Falls, TX  Manufacturing & Prod.     Oct-98             0          49,346       49,346
Nedlloyd Unitrans                    Dueseldorf,Germany Material Handling         Jun-97             0         724,982      724,982
Nelco Rehab. Medical Services        Jackson Heights, NYComputers                 Aug-95             0          38,811       38,811
Neptune Dental Associates            Brooklyn, NY       Medical                   Aug-95             0          35,976       35,976
Network Programs Network Machines    Piscataway, NJ     Computers                 Oct-97             0          51,172       51,172
Neumonics, Inc.                      Hopkinton, MA      Computers                 Mar-93             0          25,436       25,436
New Age Auto Repair                  Culver City, CA    Automotive                Nov-97             0          43,444       43,444
New Britain Memorial Hospital        New Britain, CT    Telecommunications        Mar-93             0          48,190       48,190
New Canaan Public Schools            New Canaan, CT     Telecommunications        Mar-93             0          29,708       29,708
New Country Motors Cars              Hartford, CT       Telecommunications        Dec-95             0          27,644       27,644
New Horizons Computer Learning       Metairie, LA       Computers                 Nov-97             0          27,183       27,183
New Mexico Eye Clinic                Albuquerque, NM    Medical                   May-94        43,200           5,269       48,469
New Opportunities                    Waterbury, CT      Telecommunications        Mar-93             0          39,030       39,030
New Wave Graphics                    Costa Mesa, CA     Computers                 Nov-92             0          29,982       29,982
New York Institute                   Tarrytown, NY      Computers                 Mar-93             0          52,840       52,840
Nidec Corporation                    Torrington, CT     Telecommunications        May-93             0          48,477       48,477
Nissa High Resolution Cmyk           Woodland Hills,  CACopiers                   Dec-97             0          29,743       29,743
Nistico Inc.                         Yonkers, NY        Restaurant                Sep-97             0          38,514       38,514
Nordberg Capital Inc.                New York, NY       Computers                 Aug-95             0          26,936       26,936
Normandy Station, Inc.               Sanford, FL        Medical                   Mar-93             0          41,866       41,866
North Aurora Inn, Inc.               North Aurora, IL   Fixtures                  Dec-96             0          30,482       30,482
North Central Broadcasting, Inc.     Nappanee, IN       Furniture                 Nov-92             0          25,828       25,828
North Island Amusement, Inc.         Conway, SC         Fixtures                  Sep-97             0          46,838       46,838
Northeast Nuclear Energy Co.         Hartford, CT       Telecommunications        May-93             0         776,263      776,263
Nos Communications, Inc.             Bethesda, MD       Computers                 Aug-97             0         229,916      229,916
Novametrix Medical                   Wallingford, CT    Telecommunications        May-96             0          28,317       28,317
Novametrix Medical Sys. Inc.         Wallingford, CT    Telecommunications        May-93             0          62,676       62,676
NTN Communications, Inc.             Carsbad, CA        Telecommunications        Oct-96             0       1,137,500    1,137,500
Oak Park Electronics                 Raleigh, NC        Computers                 Nov-92             0          26,707       26,707
Oakdale Images Inc.                  Binghamton, NY     Video Prod.               Nov-96             0          55,008       55,008
Oakdale Locksmith                    Oakdale, CA        Manufacturing & Prod.     Apr-93             0          26,398       26,398
Oakdale Printing Company             Detroit, MI        Printing                  Nov-97             0          75,000       75,000
Oaks Mill, Inc.                      Gainsville, FL     Retail                    May-96             0          28,814       28,814
Oakwood Card & Gifts                 Edison, NJ         Fixtures                  Nov-92             0          28,886       28,886
Ob-Gyn Associates of Arlington       Windsor, CT        Medical                   Mar-93             0          44,475       44,475
Ob-Gyn Columbus                      Windsor, CT        Medical                   Mar-93             0          50,961       50,961
Obstetrics & Gynecolgoy              Windsor, CT        Medical                   Mar-93             0          38,828       38,828
Old World Foods, Inc. & Spaghetti    Portland, OR       Restaurant                Jan-97             0          44,710       44,710
Oldies 98 Diner                      Bartlett, TN       Restaurant                Nov-92             0          28,102       28,102
Olympian Discount Mart, Inc.         Los Angeles, CA    Fixtures                  Oct-97             0          52,760       52,760
Omni Surgical Cupply                 Farmingdale, NY    Office Equipment          May-96             0         117,539      117,539
On Line Data, Inc.                   Richardson, TX     Computers                 Mar-93             0          27,576       27,576
On Site Deland, Inc.                 Altamonte Sprgs,FL Telecommunications        Mar-93             0          35,575       35,575
On Site Dyer Square, Inc.            Altamonte Sprgs,FL Telecommunications        Mar-93             0          39,329       39,329
Onty Casting Corp.                   New York, NY       Manufacturing & Prod.     Oct-97             0          28,324       28,324
Orange Police                        Orange, CT         Telecommunications        Mar-93             0          33,493       33,493
Orient Exquisite                     Orlando, FL        Fixtures                  Apr-96             0          53,913       53,913
Our Front Porch                      Pittsford, NY      Computers                 Jun-93             0          29,125       29,125
Oxford Health Plans Inc              Norwalk, CT        Computers                 Apr-98             0       2,133,466    2,133,466
Oxford Health Plans, Inc.            Norwalk, CT        Computers                 Jul-98     3,575,197         284,233    3,859,430
Oxford Health Plans, Inc.            Norwalk, CT        Computers                 Sep-98       733,855          50,542      784,397
Oyster River Petroleum, Inc.         West Haven, CT     Transportation            Mar-93             0          33,045       33,045
Ozone Diagnostics Inc.               Ozone Park, NY     Medical                   Aug-95             0          27,759       27,759
P.D. Ricci                           Kent, NY           Construction              Feb-98             0          34,414       34,414
P.M.Place Stores Company             Bethany, MO        Material Handling         Oct-98             0         201,186      201,186
Pacific Access Computers             Rancho Cordova, CA Computers                 Jan-97             0          36,537       36,537
Pacific Bagel                        Rancho Margarit,CA Restaurant                Jun-96             0         220,000      220,000
Pacific Bagel Partners               Rancho Margarit,CA Restaurant                May-96             0         220,000      220,000
Pacific Diezo Products               Gardenia, CA       Fixtures                  Nov-97             0          51,870       51,870
Pacific Shore Funding                Lake Forest, CA    Furniture                 Dec-97             0          66,733       66,733
Palestrini Film Editing, Inc.        New York, NY       Video Prod.               Mar-93             0          30,290       30,290
Palm Beach Kennel Club               W.Palm Beach, FL   Telecommunications        Jan-97             0          29,457       29,457
Panagos Services Station, Inc.       Queens Village, NY Automotive                Mar-93             0          37,489       37,489
Panama City Disposal, Inc.           Panama City, FL    Construction              Aug-97             0          54,509       54,509
Panaram International                Belleville, NJ     Automotive                Oct-96             0          34,890       34,890
Panoram Technologies Inc.            Burbank, CA        Video Prod.               Jan-97             0          51,147       51,147
Papa Kelsey's Pizza                  Twin Falls, ID     Restaurant                Nov-92             0          28,098       28,098
Paragon Receivable Management Group  Goose Creek, SC    Computers                 Sep-97             0          50,899       50,899
Paragon Steak House                  San Diego, CA      Restaurant                Dec-93             0         412,517      412,517
Paragon Steak House                  San Diego, CA      Restaurant                Dec-93             0         427,214      427,214
Paragon Steakhouse Restaurant        San Diego, CA      Furniture                 Jul-94       326,431          38,238      364,669
Paragon Steakhouse Restaurant        San Diego, CA      Furniture                 Oct-94       390,849          45,968      436,817
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Dec-94       395,347          46,582      441,929
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                May-94       781,885          91,434      873,319
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Sep-94       418,639          48,960      467,599
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Mar-95     1,944,996         138,637    2,083,633
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Nov-94       269,224          31,488      300,712
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Jan-95        79,578           5,892       85,470
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Apr-95       186,883          21,789      208,672
Parctec, Inc.                        New York, NY       Retail                    Dec-93        39,158           3,565       42,723
Parctec, Inc.                        New York, NY       Retail                    Dec-93        79,437           7,231       86,669
Parctec, Inc.                        New York, NY       Retail                    Nov-93        88,165           7,670       95,836
Parctec, Inc.                        New York, NY       Retail                    Dec-93        83,894           7,299       91,192
Parctec, Inc.                        New York, NY       Retail                    Nov-93        40,752           3,545       44,298
Parctec, Inc.                        New York, NY       Retail                    Dec-93       119,197          10,851      130,048
Parctec, Inc.                        New York, NY       Retail                    Dec-93        41,400           3,769       45,168
Parctec, Inc.                        New York, NY       Retail                    Dec-93       131,040          11,400      142,440
Parctec, Inc.                        New York, NY       Retail                    Dec-93        74,954           6,823       81,778
Parctec, Inc.                        New York, NY       Retail                    Dec-93       321,220          29,242      350,462
Parctec, Inc.                        New York, NY       Retail                    Dec-93        49,912           4,544       54,456
Parctec, Inc.                        New York, NY       Retail                    Nov-93       203,367          17,693      221,059
Parker Oil Co., Inc.                 South Hill, VA     Fixtures                  Dec-96             0         320,737      320,737
Parkside Mill, Inc.                  Atlanta, GA        Retail                    Jul-96             0          49,393       49,393
Parkview Nursing Home                Bountiful, UT      Manufacturing & Prod.     Nov-92             0          31,620       31,620
Parthenon Glass, Inc                 Brooklyn, NY       Manufacturing & Prod.     Jan-98             0          28,153       28,153
Pasta Blitz, Inc.                    Rockaway, NJ       Restaurant                Mar-93             0          49,972       49,972
Pathmark Stores Inc                  Carteret, NJ       Fixtures                  Mar-98             0         745,612      745,612
Patterson Country Club               Fairfield, CT      Telecommunications        May-93             0          31,844       31,844
Paul Evans                           Germantown, MD     Transportation            Mar-93             0          55,519       55,519
Paul Evans                           Germantown, MD     Transportation            Mar-93             0          57,517       57,517
Paul Robinson                        Cannon Falls, NM   Agriculture               Feb-95             0          35,080       35,080
Pct Services                         Tucker, GA         Manufacturing & Prod.     Jun-93             0          28,348       28,348
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          42,591       42,591
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          48,624       48,624
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          48,853       48,853
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          49,577       49,577
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          46,337       46,337
Peacock Cleaners                     San Marcos, CA     Sanitation                Nov-92             0          31,460       31,460
Pegasus Communications               Encino, CA         Video Prod.               Jul-96             0          54,422       54,422
Penguin Natural Foods                San Francisco, CA  Manufacturing & Prod.     Dec-96             0          45,161       45,161
Peninsula Beauty Supply              Burlingme, CA      Retail                    Oct-96             0          27,419       27,419
Peninsular Printing                  Daytona Beach, FL  Manufacturing & Prod.     Jun-94        36,636           4,198       40,834
Penn National Race Course            Grantville, PA     Computers                 Mar-93             0          30,377       30,377
Penncro Asociates, Inc.              Southhampton, PA   Computers                 Feb-98             0          65,477       65,477
Perfect Impressions Hair Salon       Greenville, NC     Fixtures                  Nov-92             0          27,609       27,609
Perma-Fix Environmental              Gainsville, FL     Environmental             Oct-98             0         207,307      207,307
Perry & Perry, Inc.                  Rockland, MA       Sanitation                May-96             0          32,278       32,278
Pet Foods Plus, Inc.                 Houston, TX        Furniture                 Mar-93             0          34,822       34,822
Peterson's Guides, Inc.              Princeton, NJ      Computers                 Mar-93             0          34,845       34,845
Philbrick Booth & Spencer, Inc.      Hartford, CT       Construction              Mar-93             0          34,674       34,674
Phillips Medical Systems North       Shelton, CT        Telecommunications        May-93             0         558,853      558,853
Phillips Medical Systems North       Shelton, CT        Telecommunications        May-93             0          75,647       75,647
Phillips Medical Systems North       Shelton, CT        Transportation            May-93             0         233,501      233,501
Phipps Construction Dba,             Siloam Springs, AR Manufacturing & Prod.     Jan-98             0          68,131       68,131
Phone Power, Inc.                    San Antonio, TX    Office Equipmnt           Oct-98             0          41,862       41,862
Photo Price Dba, Sang Rok Kim        Van Nuys, CA       Photography               Jan-98             0          76,201       76,201
Photocircuits                        Glen Cove, NY      Manufacturing & Prod.     Apr-96             0       2,738,693    2,738,693
Photonika Inc.                       Richmond Hill, NY  Manufacturing & Prod.     Aug-95             0          52,556       52,556
Physical Therapy Services            Leesville, LA      Medical                   Aug-95             0          47,272       47,272
Physiologic Reps                     Glendale, CA       Manufacturing & Prod.     Mar-93             0          42,553       42,553
Physiques Unlimited, Inc.            Belleville, NJ     Medical                   Mar-93             0          31,341       31,341
Physiques Unlimited, Inc.            Belleville, NJ     Medical                   Mar-93             0          35,380       35,380
Piedmont Tool & Supply Co.,Inc       Bowling Green, SC  Fixtures                  Jan-98             0          28,730       28,730
Pinski Weiner Grasso, MD             Windsor, CT        Medical                   Mar-93             0          41,481       41,481
Pizza Innovative Equipment Co.       Rancho Cordova, CA Restaurant                Nov-92             0          25,351       25,351
Pizzas By Marchelloni                Mesa, AZ           Restaurant                Oct-98             0          74,099       74,099
Pk Graphics, Inc.                    Clarksville, MD    Computers                 Sep-97             0          33,330       33,330
Plainfield Medical Center            Windsor, CT        Medical                   Mar-93             0          46,899       46,899
Planet Video, Inc.                   Waukesha, WI       Fixtures                  Oct-97             0          53,954       53,954
Pleasanton Hilton                    Pleasanton, CA     Telecommunications.       Oct-98             0         387,640      387,640
Poli-Twine Western, Inc.             Dead Deal          Manufacturing & Prod.     Mar-95     1,082,910          92,090    1,175,000
Poly Tech Industries, Inc.           Madison Heights, MIComputers                 Mar-93             0          28,085       28,085
Polygraphex Systems, Inc.            Clearwater, FL     Computers                 Sep-97             0          86,475       86,475
Postma Dairy                         Stephenville, TX   Agriculture               Sep-97             0          29,159       29,159
Precision Automotive Engineers       Birmingham, AL     Automotive                Nov-92             0          26,170       26,170
Preferred Health Strategies          Rye, NY            Computers                 Aug-95             0          25,469       25,469
Preferred Leads                      Indianapolis, IN   Computers                 Feb-98             0          25,591       25,591
Preferred Packaging                  San Dimas, CA      Manufacturing & Prod.     Aug-96             0          51,578       51,578
Premier Graphics, Inc.               Phoenix, AZ        Printing                  Oct-97             0          38,541       38,541
Presbyterian Hospital In The         New York, NY       Material Handling         Feb-93        76,925           6,483       83,408
Presta & Associates                  San Bruno, CA      Computers                 Jan-98             0          37,876       37,876
Prestige Financial Services Corp.    Deerfield Bch, FL  Computers                 Nov-97             0          33,173       33,173
Prime Energy Mgmt Corp.              Stamford, CT       Telecommunications        May-93             0          26,479       26,479
Prime Tanning                        Berwick, ME        Manufacturing & Prod.     Mar-94             0          59,796       59,796
Princeton Armored Services           Trenton, NJ        Manufacturing & Prod.     Aug-95             0          37,790       37,790
Printing Plus, Inc.                  Tucson, AZ         Copiers                   May-96             0          58,996       58,996
Pro Car Care of Garland              Garland, TX        Automotive                Nov-92             0          25,738       25,738
Producto Machine Company, Inc.       Bridgeport, CT     Manufacturing & Prod.     Mar-93             0          50,289       50,289
Professional Dental Assoc.           Franklin, MA       Medical                   Dec-97             0          29,004       29,004
Professional Touch Answering         Grapevine, TX      Computers                 Nov-92             0          25,738       25,738
Pro-Lign                             Orange, CA         Manufacturing & Prod.     Aug-95             0          25,973       25,973
Pros, Inc.                           Stratford, CT      Computers                 Mar-93             0          35,512       35,512
Pro-Tech Manufacturing, Inc.         San Antonio, TX    Computers                 Mar-93             0          31,754       31,754
Prudential Empire of NY              Pomona, NY         Furniture                 Nov-92             0          28,211       28,211
PSCU Service Centers, Inc.           Tampa, FL          Computers                 Jul-93             0         110,031      110,031
PTC Aerospace                        Litchfield, CT     Telecommunications        May-93             0          25,565       25,565
Public Petroleum Inc.                Marshfield, MA     Fixtures                  Oct-96             0          52,025       52,025
Pulmonary Dis. Spec. Center          Passaic, NJ        Medical                   Aug-95             0          28,150       28,150
Purcell Natural Jojoba               Avila Beach, CA    Manufacturing & Prod.     Jul-96             0          56,559       56,559
Pure Software Inc.                   Sunnyvale, CA      Furniture                 Apr-93             0          94,119       94,119
Pure Software, Inc.                  Sunnyvale, CA      Computers                 Mar-93             0         124,107      124,107
Purvis Disposal                      Houston, TX        Transportation            Mar-93             0          57,589       57,589
Qmed, Inc.                           Laurence Harbor, NJFurniture                 Mar-93             0          30,872       30,872
Quality Care Review, Inc.            Middletown, CT     Computers                 Mar-93             0          27,033       27,033
Quality Web Dba Michael Roach Inc.   Gainsville, FL     Computers                 Aug-97             0          58,303       58,303
Queen Anne Hotel                     San Francisco, CA  Fixtures                  Jun-95             0          38,625       38,625
Quick Set Mailers, Inc.              Monroe, NY         Printing                  Oct-97             0          38,468       38,468
R.B. Ventures, Inc.                  Channelview, TX    Manufacturing & Prod.     Sep-97             0          55,247       55,247
Rain Tree Cafe                       San Francisco, CA  Restaurant                Dec-96             0          34,841       34,841
Rainbow Industries, Inc.             Chantilly, VA      Material Handling         Mar-93             0          44,799       44,799
Raje Inc.                            Ocean, NJ          Medical                   Aug-95             0          28,724       28,724
Ralin Medical, Inc.                  Buffalo Grove, IL  Medical                   Feb-98             0          39,863       39,863
Ramada Inn Dba Lifetime Fortunes,    Livingston, TX     Furniture                 Aug-97             0          52,091       52,091
Ramada Inn Mystic                    Mystic, CT         Telecommunications        May-93             0          54,027       54,027
Ramsey Taylor Johnston               Windsor, CT        Medical                   Mar-93             0          48,753       48,753
Rappoport/Metropolitan               New York, NY       Computers                 Mar-93             0          43,566       43,566
Ratchford & Mc Daniel                Windsor, CT        Medical                   Mar-93             0          37,917       37,917
Raymond Engineering, Inc.            Middletown, CT     Telecommunications        May-93             0          39,102       39,102
Ray'S Machines Dba, Ray Staples      Milton, NH         Manufacturing & Prod.     Nov-97             0          26,978       26,978
Re/Max Acclaimed Reality             Cincinnati, OH     Office Equipment          Nov-92             0          30,844       30,844
Red Blazer Restaurant & Pub          Concord, NH        Restaurant                Nov-92             0          30,824       30,824
Refuse Systems                       Cleveland, OH      Construction              Mar-93             0          51,059       51,059
Regan Engineering & Srvc Corp.       Providence, RI     Manufacturing & Prod.     May-95             0          30,268       30,268
Regency Telecommunications           Houston, TX        Computers                 Apr-95             0          29,883       29,883
Regina O. Hillsman MD                Naugatuck, CT      Medical                   Aug-95             0          27,389       27,389
Regional School District             Higganum, CT       Telecommunications        Mar-93             0          25,165       25,165
Rembrandt Stampng & Embos            Pennsauken, NJ     Manufacturing & Prod.     Aug-95             0          36,098       36,098
Remington Products Inc.              Bridgeport, CT     Telecommunications        May-93             0          80,745       80,745
Rent Savers V                        Ft Lauderdale, FL  Telecommunications        Dec-97             0          33,021       33,021
Reserve Iron & Metal                 Chicago, IL        Structure                 Mar-94             0         361,000      361,000
Restaurant Management Nw Inc.        Portland, OR       Retail                    Jun-95             0         605,814      605,814
Rhone-Poulenc Basic                  Shelton, CT        Computers                 Mar-93             0          35,517       35,517
Ricardo'S Of Las Vegas, Inc.         Las Vegas, NV      Restaurant                Jan-98             0          62,575       62,575
Richard Marrus, Md                   Cohoes, NY         Medical                   Dec-96             0          71,643       71,643
Richwood Food Stores Dba, Zenith     South Houston, TX  Restaurant                Nov-97             0          54,964       54,964
Rick's Quality Printing              Cocoa, FL          Printing                  May-93             0          25,077       25,077
Riverside Gas & Oil, Inc.            Chestertown, NY    Computers                 Nov-97             0          35,837       35,837
Riverside Sand Company               Jones, OK          Office Equipment          Nov-92             0          26,981       26,981
Riviera Quality Cleaners             Redondo Beach, CA  Computers                 Nov-92             0          28,342       28,342
Roadhouse Grill Dba,Roadhouse        Las Vegas, NV      Restaurant                Nov-97             0         435,339      435,339
Robert Gohrs Photography             Montoursville, PA  Computers                 Jan-97             0          42,221       42,221
Robert Morgan & Company, Inc.        Battle Creek, MI   Manufacturing & Prod.     Jun-94        28,137           3,141       31,278
Robustelli Coporate Services         Stamford, CT       Telecommunications        May-93             0          28,108       28,108
Robustelli Corporate Services        Stamford, CT       Telecommunications        May-93             0          48,281       48,281
Rockbestos Company, Inc.             East Granby, CT    Telecommunications        May-93             0         179,251      179,251
Rockville Family Physician           Windsor, CT        Medical                   Mar-93             0          29,106       29,106
Rocuant Crop.                        Culver City, CA    Computers                 Jun-96             0          55,212       55,212
Rod's Sign & Neon Company            Elberton, GA       Manufacturing & Prod.     Jan-95             0          26,935       26,935
Ron Baker Chevrolet/Isuzu            National City, CA  Automotive                Sep-97             0          31,149       31,149
Ron'S Wood World, Inc.               Richmond Hills, GA Manufacturing & Prod.     Jul-96             0          46,508       46,508
Rowland Inc.                         Rocky Hill, CT     Telecommunications        May-93             0          30,157       30,157
Royal Laundry Of Texas, Inc.         Arlington, TX      Fixtures                  Aug-97             0          53,030       53,030
Royal Metal Products                 Denver, CO         Manufacturing & Prod.     Jul-98             0         480,528      480,528
Rubber Craft Corp.                   Gardena, CA        Manufacturing & Prod.     Mar-93             0          46,391       46,391
Rudolph G. Bruhel, DDS               Bullhead, AZ       Medical                   Nov-92             0          30,428       30,428
S.J.A. Society Inc                   Virginia Beach, VA Computers                 Feb-96             0          37,165       37,165
S.M.F. American Inc.                 Billerica, MA      Furniture                 Mar-96             0          91,530       91,530
S.W.L. Corporation                   Denver, CO         Fixtures                  Sep-97             0         261,555      261,555
Sabena                               Manhasset, NY      Aircraft                  Jun-98             0       1,599,758    1,599,758
Safe-T-Child, Inc.                   Austin, TX         Video Prod.               Jul-96             0          35,206       35,206
Saigon Moi Supermarket, Inc.         Westminster, CA    Fixtures                  Nov-97             0          47,390       47,390
Sandefur Companies                   Sanford, FL        Medical                   Mar-93             0          31,538       31,538
Sandefur Companies                   Sanford, FL        Medical                   Mar-93             0          44,402       44,402
Sandvik Milford Corp.                Branford, CT       Telecommunications        Mar-93             0          27,414       27,414
Santa Anna Smog Repair               Santa Anna, CA     Manufacturing & Prod.     Dec-97             0          36,863       36,863
Saraga Oriental Market               Bloomington, IN    Fixtures                  Nov-97             0          26,472       26,472
Sargent Manufacturing Company        New Haven, CT      Telecommunications        May-93             0         202,316      202,316
Sat Link,  Inc.                      Stamford, CT       Telecommunications        Aug-96             0          60,148       60,148
Savco Drugs, Inc.                    Baton Rouge, LA    Computers                 Mar-93             0          27,197       27,197
Savings Bank Life Insurance          Hartford, CT       Telecommunications        May-93             0          45,086       45,086
Scan Code, Inc.                      East Hartford, CT  Retail                    Mar-93             0          42,670       42,670
Schmidt & Sons, Inc.                 Gonzales, TX       Fixtures                  Nov-97             0          25,628       25,628
Schwartz Coffee Enterprises          Deer Park, NY      Restaurant                Mar-93             0          43,741       43,741
Schwartz Coffee Enterprises          Deer Park, NY      Restaurant                Mar-93             0          43,202       43,202
Screen Printing Plus                 Indianapolis, IN   Manufacturing & Prod.     Nov-92             0          30,599       30,599
Scriver                              Oklahoma City, OK  Retail                    Sep-93     1,171,883         265,692    1,437,575
Scriver                              Oklahoma City, OK  Retail                    Sep-93        42,220           9,397       51,618
SDC Properties, Inc.                 Hilton Head, SC    Computers                 Jan-95             0          26,186       26,186
Sea Empress Seafood Restaurant       Gardenia, CA       Restaurant                Oct-97             0          60,996       60,996
Seaberg Audio Services               Fresno, CA         Computers                 Nov-92             0          30,144       30,144
Seabrite Corp.                       Denver, PA         Automotive                Dec-97             0          49,060       49,060
Seabury And Smith Inc.               Washington, DC     Telecommunications        Jun-97             0          95,077       95,077
Seacoast Telecommunciations          Dover, NH          Telecommunications        Nov-92             0          28,726       28,726
Seafare Seafood Restaurant           Murrells Inlet, SC Restaurant                Nov-92             0          32,713       32,713
Selective Chiropractic Services      Dillon, SC         Medical                   Sep-97             0          34,029       34,029
Senior Care Center Of America        Cherry Hill, NJ    Furniture                 Feb-98             0          49,567       49,567
Sentinal Printers Dba Gong Lin       Santa Cruz, CA     Printing                  Aug-97             0          39,772       39,772
Seoul House & Cheonwon Corp.         Edison, NJ         Restaurant                Jan-98             0          57,041       57,041
Shaffner Coffee Company, Inc.        Winston-Salem, NC  Restaurant                Mar-93             0          42,903       42,903
Shake The Nations Dba World Focus    Sacramento, CA     Video Prod.               Sep-97             0          33,380       33,380
Shalimar Sportswear                  Carle Place, NY    Computers                 Apr-96             0          37,083       37,083
Shelburg of Tucson                   Tucson, AZ         Computers                 Nov-92             0          30,750       30,750
Sheplers, Inc.                       Witchita, KS       Computers                 Oct-93             0         991,120      991,120
Sheppard Ambulance Transport         Philadelphia, NJ   Medical                   Oct-96             0          29,814       29,814
Shirey Thomason OD                   Thousand Oaks, CA  Medical                   Aug-95             0          32,187       32,187
Shoreline Care Ltd Partnership       North Branford, CT Telecommunications        May-93             0          80,886       80,886
Shutterbug Photo Centers             Aiken, SC          Telecommunications        Aug-95             0          43,769       43,769
Sibson & Co., Inc.                   Princeton, NJ      Computers                 Mar-93             0          29,009       29,009
Sigma Associates Dba Apogee Assoc.   Columbus, GA       Video Prod.               Oct-97             0          51,657       51,657
Signs Now Of Oregon                  Portland, OR       Printing                  Nov-97             0          29,574       29,574
Signs of the Times                   Las Vegas, NV      Telecommunications        Nov-92             0          31,772       31,772
Sikorsky Aircraft Divison            Stratford, CT      Telecommunications        May-93             0          65,692       65,692
Silver Systems, Inc.                 Wyndmoor, PA       Printing                  Sep-96             0          43,053       43,053
Skf Usa, Inc.                        King Of Prussia,PA Telecommunications        Jun-97             0         247,947      247,947
Smugglers Enterprises, Inc.          Punta Gorda, FL    Restaurant                Jul-93             0          25,081       25,081
SNA, Inc.                            Cincinnati, OH     Restaurant                Mar-93             0          44,367       44,367
SNA, Inc.                            Cincinnati, OH     Restaurant                Mar-93             0          48,187       48,187
SNA, Inc.                            Cincinnati, OH     Restaurant                Mar-93             0          45,248       45,248
SNA, Inc.                            Cincinnati, OH     Restaurant                Mar-93             0          45,350       45,350
Soaring Eagle Outerwear LLC          Minot, ND          Manufacturing & Prod.     Sep-95             0          29,329       29,329
Soccer World Dba Soccer Sports, Inc. Hayward, CA        Fixtures                  Sep-97             0          49,475       49,475
Softaware, Inc.                      Marina Del Rey,CA  Fixtures                  Oct-97             0          47,548       47,548
Solid Waste Disposal, Inc.           Larose, LA         Transportation            Mar-93             0          26,777       26,777
Somerset Diner                       Somerset, NJ       Restaurant                Nov-97             0          52,503       52,503
Somerville Foreign Auto Repair       Cambridge, MA      Automotive                Nov-92             0          26,298       26,298
Soothe Your Soul Dba,                Redondo Beach, CA  Furniture                 Jan-98             0          27,053       27,053
Sophtech Dba, Sophisticated Tech.    Torrance, CA       Computers                 Jan-97             0          48,293       48,293
Soup Exchange                        Hollywood, FL      Restaurant                Nov-92             0          31,157       31,157
South Bay Cardiovascular             Bayshore, NY       Computers                 Aug-95             0          40,506       40,506
South Shore Veterinary               Staten Island, NY  Computers                 Aug-95             0          29,256       29,256
South Texas Deli Partners            San Antonio, TX    Restaurant                Dec-97             0          57,980       57,980
South Windsor                        South Windsor, CT  Telecommunications        May-93             0          64,368       64,368
Southern Cross                       O'Fallon, MO       Computers                 Mar-93             0          30,431       30,431
Southern New England Federal         New Haven, CT      Telecommunications        Mar-93             0          25,489       25,489
Southwest Auto Supply                Little Rock, AR    Computers                 Mar-93             0          38,858       38,858
Southwest Nephrology                 Evergreen Park, IL Computers                 Sep-96             0          33,872       33,872
Spa Elysium Ltd.                     Erdenheim, PA      Retail                    Nov-92             0          26,558       26,558
Spectral Systems, Inc.               Irvington, NY      Manufacturing & Prod.     Mar-93             0          35,687       35,687
Spectrascan Imaging Services         Windsor, CT        Medical                   Mar-93             0          28,668       28,668
Spectrascan Imaging Systems          Windsor, CT        Medical                   Mar-93             0          38,828       38,828
Spectrum Color Images                San Luis Bispop, CAPrinting                  Jan-97             0          57,825       57,825
Speer Air Conditioning               Denville, NJ       Manufacturing & Prod.     Aug-95             0          47,513       47,513
Spic 'N Span Cleaners, Inc           Memphis, TN        Manufacturing & Prod.     Dec-96             0          48,200       48,200
Spring House Inn                     Lagrange, GA       Restaurant                Nov-92             0          34,054       34,054
Spruce Creek Development             Summerfield, FL    Agriculture               Mar-93             0          45,594       45,594
St John's Home Health Agency         Miramar, FL        Furniture                 May-94        23,857           2,668       26,525
Standard Knapp Inc.                  Portland, CT       Telecommunications        May-93             0          40,961       40,961
Standard Oil Of Connecticut          Bridgeport, CT     Telecommunications        May-93             0          29,552       29,552
Stanley Rockwell Co.                 Hartford, CT       Environmental             Mar-93             0          26,466       26,466
Staples, Inc.                        Framingham, MA     Computers                 Jun-94     1,818,271         277,723    2,095,995
Staples, Inc.                        Framingham, MA     Retail                    Jun-94       136,194          19,100      155,295
Starter Sportswear, Inc.             New Haven, CT      Telecommunications        May-93             0         274,772      274,772
Stat Medical, Inc.                   Seattle, WA        Telecommunications.       Oct-98             0          28,700       28,700
Stephen C. Allen MD PC               New York, NY       Medical                   Aug-95             0          37,267       37,267
Steve A. Hamric                      Memphis, TN        Restaurant                Apr-95             0          51,132       51,132
Stirling & Stirling Inc.             Milford, CT        Telecommunications        May-93             0          47,474       47,474
STM Industries, Inc.                 Randolph, MA       Computers                 Mar-93             0          25,753       25,753
Stockbridge Truck Painting &         Stockbridge, GA    Manufacturing & Prod.     Dec-97             0          30,254       30,254
Stone Safety Corp.                   Fairfield, CT      Telecommunications        May-93             0          28,286       28,286
Structured Computer Systems          Avon, CT           Telecommunications        Mar-93             0          26,453       26,453
Studio One, Inc.                     New York, NY       Fixtures                  Jan-97             0          34,135       34,135
Sturm Ruger & Company Inc.           Southport, CT      Telecommunications        May-93             0          28,340       28,340
Sturm Ruger & Company Inc.           Southport, CT      Telecommunications        May-93             0          63,815       63,815
Suarez, Omar E., D.M.D.              North Bergen, NJ   Medical                   Jan-97             0          26,701       26,701
Sublime Music, Inc.                  Hollywood, CA      Audio Equipment           Dec-96             0          33,001       33,001
Subway Enterprises, Inc.             Quincy, FL         Restaurant                Nov-92             0          29,283       29,283
Summit Asset Management              London, England    Various                   Apr-98    13,059,611       2,077,182   15,136,793
Summit Energy Corp.(Ca.)             Santa Monica, CA   Fixtures                  Oct-98             0         118,994      118,994
Summit Imaging Inc                   Akron, OH          Medical                   Oct-95             0          58,146       58,146
Sun & Skin Care Research, Inc.       Melbourne, FL      Manufacturing & Prod.     Dec-97             0          58,216       58,216
Sunshine Products Dba, Linkens       Cerritos, CA       Computers                 Nov-97             0          35,258       35,258
Super Star Video Dba, Tejal, Inc.    Winthrop, MA       Furniture                 Dec-97             0          30,449       30,449
Super Textile, Inc.                  Knoxville, TN      Manufacturing & Prod.     Mar-93             0          38,919       38,919
Superior Bar & Grill Inc.            Birmingham, AL     Restaurant                Oct-95             0         347,480      347,480
Susan Domuczicz                      West Brigwater, MA Restaurant                Mar-93             0          40,637       40,637
Sutter Audio                         Tallahassee, FL    Automotive                Nov-92             0          31,496       31,496
Sweet Water Restaurant               New York, NY       Computers                 Nov-92             0          26,681       26,681
Swen'S Schwinn Cyclery, Inc.         Salt Lake City,UT   Video Prod.               Oct-97             0          55,030       55,030
Synquest, Inc.                       Norcross, GA       Computers                 Dec-96             0          27,324       27,324
Synquest, Inc.                       Norcross, GA       Computers                 Jan-97             0          26,151       26,151
Syracuse Equipment Leasing Co.       No.Syracuse, NY    Construction              Oct-98             0         720,765      720,765
T & T Liquors Inc.                   Lake Hopatcong, NJ Retail                    Aug-95             0          34,492       34,492
T.B.G. of Great Neck, Inc.           Whitestone, NY     Restaurant                Oct-94             0         312,000      312,000
Taco Mac Dba, Subway & Cay Chris     Tucker, GA         Fixtures                  Nov-97             0          60,361       60,361
Tans R Us, Inc.                      West Palm Beach, FLManufacturing & Prod.     Nov-92             0          27,751       27,751
Technovision Communications          San Diego, CA      Video Prod.               Nov-97             0          54,948       54,948
Tectonic Industries                  Berlin, CT         Telecommunications        May-93             0          25,813       25,813
Tejas Tubular Processing,Inc.        Houston, TX        Manufacturing & Prod.     Oct-98             0       1,083,225    1,083,225
Tele-Pizza Gift Services             Vista, CA          Computers                 Nov-92             0          31,468       31,468
Telescope Casual Fixture, Inc.       Granville, NY      Computers                 Mar-93             0          33,398       33,398
Teltronics, Inc.                     Sarasota, FL       Computers                 Dec-97             0          39,377       39,377
Terence Murphy Md PC                 Mamaroneck, NY     Medical                   Aug-95             0          29,368       29,368
Texas Provisions, Inc.               Houston, TX        Manufacturing & Prod.     Dec-97             0          49,294       49,294
Texas State Communications           Houston, TX        Telecommunications        Nov-92             0          26,067       26,067
Textile Unlimited Corp.              Torrance, CA       Computers                 Feb-98             0          36,337       36,337
Thai Classic Corp.                   Chantilly, VA      Restaurant                Nov-92             0          28,207       28,207
Aaron, Thomas & Hogue                Chatsworth, CA     Printing                  Aug-97             0          53,349       53,349
The Allen Products Co.               Milford, CT        Computers                 Mar-93             0          32,047       32,047
The Alley Companies                  Little Rock, AR    Retail                    Dec-94             0         130,739      130,739
The Amity Street Cafe Dba Laux, C.   Homestead, PA      Restaurant                Jan-97             0          78,840       78,840
The Burbank Tennis Center            Burbank, CA        Fixtures                  Sep-97             0          33,444       33,444
The Connecticut Muffin Co.,Inc       New York, NY       Restaurant                Jan-98             0          32,702       32,702
The Consortium For Worker Education  New York, NY       Furniture                 Oct-97             0         388,702      388,702
The Cyberweb Cafe                    New City, NY       Computers                 Sep-97             0          60,444       60,444
The Electric Beach                   San Bruno, CA      Furniture                 Nov-92             0          27,492       27,492
The Futures Group Inc.               Glastonbury, CT    Telecommunications        May-93             0          25,019       25,019
The Grand Union Company              Wayne, NJ          Retail                    Mar-95             0         281,978      281,978
The Grand Union Company              Wayne, NJ          Retail                    Dec-93             0         344,982      344,982
The Herzog-Hart Group, Inc.          Boston, MA         Computers                 Jun-94        24,317           2,652       26,969
The Hollywood Stage Dba,             Hollywood, CA      Video Prod.               Jan-98             0          44,095       44,095
The Hull Printing Company, Inc.      Meriden, CT        Computers                 Mar-93             0          32,490       32,490
The J.M. Ney Company                 Bloomfield, CT     Telecommunications        May-93             0          75,786       75,786
The Keith Companies                  Costa Mesa, CA     Computers                 Nov-97             0          52,597       52,597
The LTA Group, Inc.                  North Bergen, NJ   Computers                 Mar-94             0          85,143       85,143
The Magnolia Studios, Inc.           Burbank, CA        Audio Equipment           Oct-97             0          57,208       57,208
The Maiden Foundry                   Sandy, OR          Computers                 Sep-96             0          28,629       28,629
The Negative Shop                    Charlotte, NC      Printing                  Jan-97             0          52,913       52,913
The Planet 4 Kidz, Inc.              Jackson, MS        Video Prod.               Jan-97             0          34,020       34,020
The Printing Press, Inc.             Boise, ID          Printing                  Mar-95             0          28,965       28,965
The Royal Bank Of Scotland           New York, NY       Computers                 Mar-93             0          37,575       37,575
The Sand Bar Restaurant              Anna Maria, FL     Retail                    Jan-97             0          46,563       46,563
The Sherwood Group Inc.              Northbrook, IL     Computers                 Jan-96             0          29,044       29,044
The Sports Center By Ron             Langhorne, PA      Medical                   Mar-93             0          35,904       35,904
The Women's Health Group             Windsor, CT        Medical                   Mar-93             0          50,236       50,236
Thornburg Logging                    Wallace, CA        Manufacturing & Prod.     Nov-97             0          39,693       39,693
Thunderbird Greely Inc.              San Diego, CA      Furniture                 Feb-98             0         139,688      139,688
Thurston Foods, Inc.                 Wallingford, CT    Computers                 May-93             0          41,872       41,872
Timex                                Waterbury, CT      Telecommunications        May-93             0         164,926      164,926
Tims Amusements Inc.                 Hickory Tavern,SC  Fixtures                  May-97             0         100,000      100,000
Tire Eagle, Inc.                     Apopka, FL         Material Handling         Mar-93             0          36,264       36,264
Titan Sports, Inc.                   Stamford, CT       Telecommunications        Mar-93             0          25,223       25,223
Titan Sports, Inc.                   Stamford, CT       Telecommunications        Mar-93             0          36,065       36,065
Tkc Reprographics                    Omaha, NE          Copiers                   Dec-97             0          73,810       73,810
Tokarczyk Enterprises, Inc.          Eastwood, KY       Manufacturing & Prod.     Jan-98             0          50,991       50,991
Tom Orza Distribution                Selden, NY         Restaurant                Mar-93             0          40,857       40,857
Tony's Guns & Police Supplies        Sumter, SC         Fixtures                  Nov-97             0          46,439       46,439
Topolewski America, Inc.             Encino, CA         Material Handling         Dec-96             0          46,177       46,177
Torrington Co                        Torrington, CT     Telecommunications        May-93             0         572,136      572,136
Torsys, Inc.                         Manhattan Beach,CA Computers                 Sep-97             0          34,968       34,968
Tournament Players Club              Cromwell, CT       Telecommunications        May-93             0         107,027      107,027
Town of Plymouth                     Terryville, CT     Telecommunications        Mar-93             0          26,456       26,456
Trad-A-House Corp.                   Slidell, LA        Fixtures                  Mar-94             0         850,949      850,949
Trading Merchandise                  Stafford, VA       Restaurant                Aug-96             0          51,620       51,620
Trager And Trager, PC                Fairfield, CT      Telecommunications        Mar-93             0          45,368       45,368
Transformer Service, Inc.            Concord, NH        Fixtures                  Mar-93             0          41,384       41,384
Transit Air Conditining              Winter Garden, FL  Restaurant                Jul-96             0          97,037       97,037
Transtrachael Systems, Inc.          Englewood, CO      Fixtures                  Sep-97             0          38,394       38,394
Travelers Insurance Company          Hartford, CT       Telecommunications        May-93             0          55,906       55,906
Travelers Insurance Company          Hartford, CT       Telecommunications        May-93             0          47,518       47,518
Treats Bakery Cafe                   Washington, DC     Restaurant                Nov-92             0          31,460       31,460
Tri Con Geophysics, Inc.             Denver, CO         Computers                 Nov-96             0          30,252       30,252
Tri State Communications             Tarrytown, NY      Telecommunications        Sep-97             0          26,681       26,681
Triangle Funding Corp.               Sterling, VA       Computers                 Nov-97             0          52,308       52,308
Tri-Star Machines                    Tewsbury, MA       Manufacturing & Prod.     Aug-96             0          34,176       34,176
Tri-State Communications, Llc        Tarrytown, NY      Telecommunications        Nov-97             0          30,444       30,444
Triton Fuel Group, Inc.              Dallas, TX         Fixtures                  Mar-93             0          28,892       28,892
Triton Fuel Group, Inc.              Dallas, TX         Fixtures                  Mar-93             0          28,892       28,892
Triton Fuel Group, Inc.              Dallas, TX         Fixtures                  Mar-93             0          57,783       57,783
Triton Fuel Group, Inc.              Dallas, TX         Material Handling         Mar-93             0          37,320       37,320
Triton Fuel Group, Inc.              Dallas, TX         Material Handling         Mar-93             0          37,320       37,320
Triumph Corporation                  Tempe, AZ          Manufacturing & Prod.     Jan-98             0         768,583      768,583
Tropical Screw Products              Miami, FL          Manufacturing & Prod.     Nov-92             0          31,460       31,460
TW Recreational Services, Inc.       Orlando, FL        Telecommunications        Mar-93             0          42,388       42,388
Tyler Cooper                         New Haven, CT      Telecommunications        May-93             0          73,532       73,532
Tyler Cooper & Alcorn                New Haven, CT      Computers                 May-93             0          39,170       39,170
Tyler Cooper & Alcorn                New Haven, CT      Computers                 May-93             0          30,544       30,544
Tyler Cooper & Alcorn                New Haven, CT      Computers                 May-93             0          34,673       34,673
Typed Letters Corp.                  Wichita, KS        Manufacturing & Prod.     Sep-92             0         106,105      106,105
Typed Letters Corp.                  Wichita, KS        Manufacturing & Prod.     Sep-92             0          40,019       40,019
Typography Plus                      Dania, FL          Computers                 Apr-96             0          26,129       26,129
U.S. Health Care Reports             Falmouth, ME       Computers                 Jan-97             0          32,331       32,331
U.S. Osiris Corp.                    Dallas, TX         Computers                 Dec-96             0          95,220       95,220
U3S Corp/Dba Must Software           Norwalk, CT        Telecommunications        May-93             0          27,440       27,440
U3S Corp/Dba Must Software           Norwalk, CT        Telecommunications        May-93             0          57,859       57,859
Udderside Dairy Dba                  Pingree, ID        Agriculture               Oct-98             0          43,602       43,602
Ultimate Dog, Inc.  & The Allstar    Pittsburgh, PA     Restaurant                Dec-97             0          55,131       55,131
Ultra Diagnostics, Inc.              Hingham, MA        Medical                   Mar-93             0          41,462       41,462
Ultra Mart, Inc.                     La Grange, GA      Computers                 Nov-97             0          78,341       78,341
Union Camp                           Richmond, VA       Telecommunications        May-93             0          44,735       44,735
United Credit Counseling Svc.        Columbia, MD       Furniture                 Nov-97             0          38,600       38,600
United Credit Counseling Svc.        Columbia, MD       Furniture                 Nov-97             0          75,198       75,198
United Credit Counseling Svc.        Columbia, MD       Furniture                 Nov-97             0         177,028      177,028
United Illuminating                  New Haven, CT      Telecommunications        May-93             0          26,306       26,306
United Medical Centers               Eagle Pass, TX     Computers                 Mar-95             0         299,376      299,376
United Way of Connecticut, Inc.      Hartford, CT       Telecommunications        Mar-93             0          43,407       43,407
Universal Seismic Assoc.             Sugerland, TX      Fixtures                  Apr-95             0          26,318       26,318
University Cardiovascular Med.       Los Angeles, CA    Medical                   Dec-97             0          47,444       47,444
University Of Southern Ca            Farmington Hill, MITelecommunications        Nov-96       315,847         195,912      511,759
Uno Mill, Inc.                       Tempe, AZ          Restaurant                Mar-94             0         602,000      602,000
Up Town Body & Fender                Oakland, CA        Automotive                Nov-92             0          32,654       32,654
Urban League of Greater Hartford     Hartford, CT       Telecommunications        Mar-93             0          29,690       29,690
Us Mortgage Reduction, Inc.          Jensen Beach, FL   Computers                 Aug-97             0          35,728       35,728
US Repeating Arms Company, Inc.      New Haven, CT      Telecommunications        May-93             0         219,508      219,508
USI Of Westchester                   Elmsford, NY       Computers                 May-93             0          27,309       27,309
USI, Inc.                            Branford, CT       Telecommunications        May-93             0          61,353       61,353
USX Corp.                            Pittsburgh, PA     Manufacturing & Prod.     Sep-94             0       2,862,296    2,862,296
USX Corp.                            Pittsburgh, PA     Manufacturing & Prod.     Sep-94     1,236,437          49,457    1,285,895
Uvalde County Clinic                 Uvalde, TX         Computers                 Apr-96             0          83,134       83,134
V & J Restaurant                     Red Bank, NJ       Restaurant                Jan-98             0          54,863       54,863
Vacation Escape, Inc.                Boca Raton, FL     Telecommunications        Jul-96             0          39,535       39,535
Valley Best Way Building             Spokane, WA        Computers                 Mar-93             0          26,664       26,664
Valley Stream Sch Dist.              Valley Stream, NY  Telecommunications        May-93             0          27,288       27,288
Valve Technologies, Inc.             Houston, TX        Manufacturing & Prod.     Jan-97             0          56,217       56,217
Van Den Bergh Foods Company          Atlanta, GA        Environmental             Feb-93             0          78,864       78,864
Van Gogh Offset Plat Co.             New York, NY       Manufacturing & Prod.     Aug-95             0          40,008       40,008
Van Gorderr Studios Inc              Fairfield, CT      Fixtures                  Aug-95             0          34,638       34,638
Vaxa International Inc.              San Diego, CA      Computers                 Apr-95             0          35,070       35,070
Venerable Companies, Ltd.            New York, NY       Fixtures                  Nov-97             0          38,176       38,176
Venice Bakery Dba,Ronic, Inc.        Garfield, NJ       Restaurant                Nov-97             0          42,899       42,899
Vermont Yankee Nuclear               Brattleboro, VT    Manufacturing & Prod.     Mar-94             0         165,888      165,888
Vertex Group, Inc.                   Los Angeles, CA    Telecommunications        Jan-98             0          26,856       26,856
Veterinary Emergency                 Richmond, VA       Medical                   Dec-96             0          37,865       37,865
Video-It, Inc.                       Culver City, CA    Video Prod.               Jan-97             0          44,072       44,072
Viking Air Tools, Inc.               Indanapolis, IN    Manufacturing & Prod.     Dec-93             0          89,992       89,992
Viking Air Tools, Inc.               Indianapolis, IN   Manufacturing & Prod.     Jan-94             0         110,663      110,663
Viking Air Tools, Inc.               Indianapolis, IN   Manufacturing & Prod.     Mar-94             0          43,874       43,874
Villa Enterprises Ltd.               Morristown, NJ     Restaurant                Mar-93             0          56,147       56,147
Villa Enterprises Ltd.               Morristown, NJ     Restaurant                Mar-93             0          31,568       31,568
Villa Enterprises Ltd.               Morristown, NJ     Restaurant                Mar-93             0          37,513       37,513
Virtuoso Dba, Wm. S. Sparling        Greensboro, NC     Telecommunications        Nov-97             0          29,502       29,502
Visicom Laboratories Inc.            San Diego, CA      Manufacturing & Prod.     Aug-95             0          32,964       32,964
Vitrex Corp.                         Ogden, UT          Computers                 Oct-97             0          27,945       27,945
Vk Prod.s, dba Van Karn              W. Hollywood, CA   Audio Equipment           Nov-96             0          55,145       55,145
Vnr-1 Video Public Relations, Inc.   Arlington, TX      Video Prod.               Oct-97             0          55,124       55,124
Vogt Construction Co., Inc.          Omaha, NE          Computers                 Mar-95             0          32,368       32,368
Volante's Ranch Market, Inc.         Rancho Santa Fe, CARetail                    Nov-92             0          29,972       29,972
Voyale Corp.                         Cleveland, OH      Computers                 Aug-95             0          34,843       34,843
Vraneberry'S, Inc.                   Brandon, OR        Manufacturing & Prod.     Dec-97             0          59,716       59,716
Waggoner Shumate Printing            Rogers, AR         Printing                  Dec-92        59,662           5,778       65,440
Wagner College                       Staten Island, NY  Environmental             Mar-93             0          44,174       44,174
Waltec American Forgings, Inc.       Waterbury, CT      Computers                 Mar-93             0          26,944       26,944
Wam!Net,Inc.                         Minneapolis, MN    Telecommunications.       Jul-98             0       1,090,768    1,090,768
Wang's International, Inc.           Memphis, TN        Fixtures                  Dec-93       591,042         285,442      876,484
Wang's International, Inc.           Memphis, TN        Material Handling         Dec-92       946,723         333,462    1,280,185
Warren/Kremer/Cmp/Advertising, Inc.  New York, NY       Computers                 Aug-97             0          52,558       52,558
Warren-Taylor Corp.                  New York, NY       Restaurant                Aug-96             0          56,630       56,630
Waterford Hotel Group, Inc.          Waterford, CT      Computers                 Mar-93             0          38,174       38,174
Welding Equip & Supply Corp.         Greenwich, CT      Material Handling         Mar-93             0          50,739       50,739
Well Built Radiator Manufact-        Gardena, CA        Manufacturing & Prod.     Oct-98             0         408,000      408,000
West Coast Video of Falls Church     Falls Church, VA   Computers                 Nov-92             0          32,713       32,713
West Hollywood Printing & Copy       Los Angeles, CA    Printing                  Jan-97             0          39,918       39,918
Western Franchise Development, Inc.  Dublin, CA         Restaurant                Sep-97             0         284,878      284,878
Western Franchise Development, Inc.  Dublin, CA         Restaurant                Oct-97             0         103,584      103,584
Western Giant Enterprises, Inc.      Los Angeles, CA    Medical                   Dec-97             0          66,888       66,888
Western Interstate Mortgage          Orange, CA         Computers                 Oct-97             0          52,679       52,679
Western Property Financial, Inc.     Irvine, CA         Telecommunications        Feb-93             0          27,205       27,205
Western State Univ. Of So. Ca        Fullerton, CA      Other - Books             Nov-97             0          51,233       51,233
West-Reeves, Inc.                    Waxahatchie, TX    Manufacturing & Prod.     Feb-95             0          34,101       34,101
WFSB TV-3                            Hartford, CT       Telecommunications        May-93             0          65,647       65,647
What's Cooking                       Newport Beach, CA  Computers                 Nov-92             0          31,460       31,460
Whelen Engineering Company           Chester, CT        Telecommunications        May-93             0          85,982       85,982
Whiting Products Inc                 Hamden, CT         Telecommunications        May-93             0          33,153       33,153
William A Schmidt & Sons, Inc.       Chester, PA        Manufacturing & Prod.     Mar-93             0          28,961       28,961
William Carter Company               Shelton, CT        Telecommunications        May-93             0          47,049       47,049
William Pressley & Associates        Cambridge, MA      Computers                 Nov-92             0          25,232       25,232
Willow Oaks Farm, Inc.               Columbia, SC       Restaurant                Dec-96             0          27,674       27,674
WINK Investment Group                Bloomingdale, IL   Restaurant                Nov-92             0          30,388       30,388
Winn Associates, Inc.                Foster City, CA    Copiers                   Aug-94             0          30,026       30,026
Winners Hotel And Casino             Winnemucca, NV     Fixtures                  Apr-98             0         416,159      416,159
Wisconsin Color Press, Inc.          Milwaukee, WI      Printing                  Jan-98             0          47,272       47,272
Wisconsin Truss, Inc.                Cornell, WI        Computers                 Mar-93             0          26,664       26,664
Witter Gas & Oil                     Port Allegany, PA  Fixtures                  Aug-96             0          37,346       37,346
Women's Health Consultants           Chicago, IL        Computers                 Feb-93             0          37,576       37,576
Women's Medical Care                 Newburgh, NY       Medical                   Mar-93             0          30,101       30,101
Woodlawn Construction Co., Inc.      Ashland, VA        Computers                 Oct-97             0          28,217       28,217
Woodway Country Club                 Darien, CT         Telecommunications        Mar-93             0          28,071       28,071
Worcester Brothers Company, Inc.     Baltimore, MD      Manufacturing & Prod.     Mar-93             0          30,735       30,735
World Gym Poughkeepsie, Inc.         Poughkeepsie, NY   Medical                   Mar-93             0          26,500       26,500
World Gym Stamford                   Stamford, CT       Medical                   Mar-93             0          25,883       25,883
World Wide Security Systems          Garden City, NY    Computers                 Dec-97             0          57,336       57,336
Wymore Ob-Gyn                        Windsor, CT        Medical                   Mar-93             0          47,995       47,995
Xerox Corp.                          Webster, NY        Fixtures                  Jan-97       243,065         111,141      354,206
Young Men's Christian Center         Stamford, CT       Fixtures                  Mar-93             0          34,635       34,635
Your Video Prod.s                    Costa Mesa, CA     Video Prod.               Sep-97             0          48,296       48,296
Yves' Bistro                         Anaheim, CA        Restaurant                Nov-92             0          28,556       28,556
YWC, Inc.                            Monroe, CT         Telecommunications        Mar-93             0          30,856       30,856
Zbr Publications, Inc.               Haverhill, MA      Printing                  Sep-97             0          46,025       46,025
                                     Total Equipment transactions less than $25,000          1,798,978      59,484,352   61,283,329

                                                                                           -----------    ------------ ------------
                                                                                           $80,961,864    $198,363,604 $279,325,468
                                                                                           ===========    ============ ============



(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series E at March 31, 1999 pursuant to leases or which secure its Financing Transactions.



                                        Equipment    Equipment         Total
     Equipment Category                  Leases     Financings       Portfolio
 ---------------------------         ------------   -----------    ------------

 Aircraft                            $ 22,307,742     $ 702,508    $ 23,010,250
 Computer Systems                      11,142,951     5,611,135      16,754,086
 Retail Systems                        15,477,428       703,587      16,181,015
 Manufacturing & Production            10,947,365     2,726,101      13,673,466
 Telecommunications                     8,903,369     2,160,452      11,063,821
 Office Furniture & Fixtures            4,915,636     6,105,844      11,021,480
 Restaurant Equipment                   4,627,928     2,717,863       7,345,791
 Medical                                1,700,131     1,487,308       3,187,439
 Automotive                               115,007     2,152,555       2,267,562
 Construction                             428,524     1,165,769       1,594,293
 Miscellaneous                          1,204,982       300,724       1,505,706
 Material Handling                        864,501       616,833       1,481,334
 Sanitation                               974,794        39,750       1,014,544
 Printing                                 454,117       416,761         870,878
 Video Production                         196,982       417,163         614,145
 Office Equipment                          34,985       273,531         308,516
 Copiers                                   90,152       175,105         265,257
 Audio                                    106,365       129,907         236,272
 Photography                              169,549        13,282         182,831
                                     ------------  ------------ ---------------

                                     $ 84,662,508  $ 27,916,178   $ 112,578,686
                                     ============  ============ ===============

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:

      Original Lessee                                                              Date        Total           Cash      Acquisition
     or Equipment User                Location             Equipment             Purchased  Financing (1)   Expended (2)   Cost (3)
------------------------------------------------------------------------------------------------------------------------------------

21-44 Utopia Parkway Restaurant    Washingtonville, NY   Fixture                   Mar-95           $0         $29,650      $29,650
3 East 48th Restaurant, Inc.       New York, NY          Retail                    Jun-94            0          26,897       26,897
A C Color Separators               Los Angeles, CA       Printing                  Feb-95            0          41,118       41,118
A. I. Leasing  Inc.                Herndon, VA           Aircraft                  Aug-96   18,186,117       1,409,839   19,595,956
A.F. Salciccia, Inc.               Campbell, CA          Retail                    Apr-94            0          27,931       27,931
A.J.L.C. Inc.                      Alamonte Spring, FL   Restaurant                Dec-95            0          31,118       31,118
A.J.L.C. Inc.                      Altamonte Spring, FL  Restaurant                Sep-95            0          39,620       39,620
A.W. Chesterton Company            Stoneham, MA          Copiers                   Jan-96      206,026          14,099      220,126
A.W. Chesterton Company            Stoneham, MA          Manufacturing & Prod.     Jan-96      118,415          12,062      130,477
A.W. Chesterton Company            Stoneham, MA          Manufacturing & Prod.     Jan-96      217,267          22,296      239,563
A.W. Chesterton Company            Stoneham, MA          Telecommunications        Jan-96      114,538          11,923      126,461
Act Manufacturing Inc.             Hudson, MA            Computers                 Jan-96      589,879          55,535      645,414
Act Manufacturing Inc.             Hudson, MA            Furniture                 Jan-96       71,318           6,643       77,961
Act Manufacturing Inc.             Hudson, MA            Manufacturing & Prod.     Jan-96      618,516          64,137      682,653
Act Manufacturing Inc.             Hudson, MA            Telecommunications        Jan-96      134,943          14,228      149,172
Action Printech, Inc.              Westland, MI          Printing                  Feb-95            0         163,066      163,066
Ad Press Communications            Greensboro, NC        Printing                  Feb-95            0          54,897       54,897
Ad-Mat Coasters USA, Inc.          Johnson City, TN      Printing                  Feb-95            0          55,658       55,658
Advance Mailing & Fulfillment      Marietta, GA          Printing                  Feb-95            0          32,885       32,885
Advanced Graphics, Inc.            Sandy, UT             Printing                  Feb-95            0          53,999       53,999
Advanco Fore Protection            Montclair, CA         Material Handling         Jul-96            0          44,189       44,189
Advertising Systems, Inc.          Marlton, NJ           Computers                 Jul-96            0          56,727       56,727
Aero Bookbinding                   Sterling, VA          Printing                  Feb-95            0          91,318       91,318
Afc Cable Systems Inc.             New Bedford, MA       Manufacturing & Prod.     Jan-96    2,083,928         233,936    2,317,864
Air Age Images                     Valencia, CA          Computers                 Apr-96            0          26,138       26,138
Alaska Air                         Seatle, WA            Transportation            Mar-95   16,316,603       3,630,337   19,946,940
Alberto's Printing                 San Francisco, CA     Printing                  Feb-95            0          26,813       26,813
Alden Graphics, Inc.               Lincoln Park, MI      Printing                  Feb-95            0          55,763       55,763
Alexander & Alexander              Owings Mills, MD      Computers                 Jan-96    2,699,221         347,976    3,047,197
All Pro Photo Lab,Inc.             River Grove, IL       Printing                  Oct-96            0          53,499       53,499
All Star Printing, Inc.            Woodstock, GA         Printing                  Feb-95            0          51,579       51,579
Allen Printing Co.                 Nashville, TN         Printing                  Feb-95            0         122,663      122,663
Allied Printing Services Inc.      Manchester, CT        Computers                 Jan-96       84,339           7,259       91,598
Allied Printing Services Inc.      Manchester, CT        Manufacturing & Prod.     Jan-96      401,449          54,708      456,157
Alvmar, Inc.                       Lawrence, KS          Agriculture               Mar-95            0          37,934       37,934
American Advertising Federation    Washington, DC        Printing                  Feb-95            0          35,792       35,792
American Foundrymen's Society      Des Plaines, IL       Printing                  Feb-95            0          36,551       36,551
Amvets National Headquarters       Lanham, MD            Printing                  Feb-95            0          29,071       29,071
Anderson Performance Printing      Cookeville, TN        Printing                  Feb-95            0         580,736      580,736
Antoine Bonsorte                   N. Hollywood, CA      Computers                 Aug-96            0          44,049       44,049
ARG Enterprises, Inc.              Newport Beach, CA     Restaurant                Dec-94            0         583,037      583,037
Arrow Comp, Inc.                   West Boylston, MA     Manufacturing & Prod.     Feb-95            0          55,110       55,110
Artco Printing, Inc.               Boiceville, NY        Printing                  Feb-95            0          69,370       69,370
Artcraft Photo Lab, Inc.           Statesville, NC       Printing                  Feb-95            0          40,079       40,079
Arthur Morgan Publishing Co.       Morton Grove, IL      Computers                 Feb-95            0         237,800      237,800
Asa  Solutions, Inc                Scottsdale, AZ        Computers                 Jan-97            0          39,262       39,262
Atlanta Printing & Design          Smyrna, GA            Printing                  Feb-95            0          48,510       48,510
Augat, Inc.                        Mansfield, MA         Computers                 Mar-95    1,111,386          97,107    1,208,493
Augustin Graphics                  Fullerton, CA         Printing                  Feb-95            0          72,442       72,442
Aveka, Inc.                        Woodbury, MN          Manufacturing & Prod.     Feb-97            0          49,904       49,904
Bailey Oil Co., Inc.               Heyburn, ID           Material Handling         Mar-95            0         115,273      115,273
Banana Blueprint, Inc.             Costa Mesa, CA        Printing                  Feb-95            0          68,351       68,351
Best Shot, Inc.                    Landover, MD          Printing                  Feb-95            0          43,209       43,209
Bet Inc.                           Atlanta, GA           Construction              Dec-95   16,990,448       5,073,822   22,064,270
Birchwood Marketing Graphics       Rancho Cucamong, CA   Computers                 Feb-95            0          27,414       27,414
Bistro 821 Dba, Mikli Enterprises, Naples, FL            Retail                    Jan-97            0          27,608       27,608
Black Lab, Inc.                    Richmond, VT          Printing                  Feb-95            0          35,945       35,945
Blacktop Industries                Kenova, WV            Manufacturing & Prod.     Aug-95            0          54,335       54,335
Blazing Pages, Inc.                Huntington Beac, CA   Printing                  Feb-95            0         118,039      118,039
Bmg Printing                       Holbrook, NY          Printing                  Feb-95            0         121,201      121,201
Boge/Nelson, Inc.                  Anaheim, CA           Manufacturing & Prod.     Feb-95            0          70,269       70,269
Brenlar Investments, Inc.          Novaro, CA            Furniture                 Oct-94            0         312,090      312,090
Brett Corp.                        San Diego, CA         Printing                  Feb-95            0          33,178       33,178
Brett Corp.                        San Diego, CA         Printing                  Feb-95            0          86,013       86,013
Brevard County School Board        Melbourne, FL         Printing                  Feb-95            0          43,978       43,978
Brian D. Mudd DDS                  Oceanside, CA         Computers                 Aug-95            0          35,593       35,593
Brookville Group, Inc.             Melville, NY          Medical                   May-96            0          37,239       37,239
Brt Video Inc.                     Ft. Lauderdale, FL    Computers                 Nov-95            0          50,193       50,193
Burns & Kent, Inc.                 Atlanta, GA           Printing                  Feb-95            0          25,609       25,609
Bybee Studios                      San Francisco, CA     Computers                 Oct-96            0          30,985       30,985
C&A Industries, Inc.               Omaha, NE             Printing                  Feb-95            0         104,341      104,341
California  Bottling Co.           Auburn, CA            Manufacturing & Prod.     Jan-97            0          34,230       34,230
Camino West Coast Service          Redlands, CA          Computers                 Aug-95            0          32,857       32,857
Carrousel Saloon, Inc.             West Mifflin, PA      Restaurant                Sep-94            0          94,554       94,554
Cartersville Letter Shop, Inc.     Cartersville, GA      Printing                  Feb-95            0          33,952       33,952
Central Typesetting, Inc.          San Diego, CA         Printing                  Feb-95            0         362,431      362,431
Chia Financial Group               Pico Rivers, CA       Retail                    Jan-96            0          30,958       30,958
CIS Corporation                    Montvale, NJ          Telecommunications        Nov-96            0       2,753,118    2,753,118
CIS Corporation                    Collegeville, PA      Telecommunications        Nov-96    8,265,902       2,880,326   11,146,228
Citi Habitats, Inc.                New York, NY          Computers                 Nov-98            0          72,747       72,747
CJ Printing                        Montclair, CA         Printing                  Feb-95            0          63,150       63,150
Clancy's Inc.                      Noblesville, IN       Restaurant                Oct-96            0         618,000      618,000
Coastal Offset Preparations        Santa Ana, CA         Printing                  Feb-95            0          42,061       42,061
Color On Line                      New Berlin, WI        Printing                  Feb-95            0          39,236       39,236
Coloredge, Inc.                    Newport Beach, CA     Printing                  Feb-95            0         185,685      185,685
Colour Concepts                    Riverside, CA         Manufacturing & Prod.     Feb-95            0         183,665      183,665
Colours Printing & Graphics        Irvine, CA            Printing                  Feb-95            0          64,543       64,543
Com/Tech Communication             New York, NY          Manufacturing & Prod.     Aug-95            0          58,004       58,004
Commercial Food Equipment Co.      Tempe, AZ             Computers                 Jan-97            0          33,299       33,299
Compuflex Systems                  Edison, NJ            Computers                 Jun-96            0          99,228       99,228
Concept II Graphics, Inc.          Baltimore, MD         Manufacturing & Prod.     Feb-95            0         117,790      117,790
Coppinger & Affiliates             Cleveland, TN         Printing                  Feb-95            0          47,018       47,018
Copy Corner, Inc.                  San Diego, CA         Printing                  Feb-95            0          25,592       25,592
Corporate Printing, Inc.           Tampa, FL             Printing                  Feb-95            0          30,602       30,602
Creative Directors, Inc.           Coral Gables, FL      Manufacturing & Prod.     Feb-95            0          26,041       26,041
Creative Playthings                Herndon, PA           Manufacturing & Prod.     Jun-95      343,336          35,301      378,637
Creative Playthings Ltd.           Framingham, MA        Manufacturing & Prod.     Jan-96      272,439          30,196      302,634
Creative Playthings Ltd.           Framingham, MA        Material Handling         Jan-96       39,397           4,607       44,004
Creative Printing & Graphic        Orlando, FL           Printing                  Feb-95            0          26,196       26,196
Crooks Printing Service, Inc.      Hollywood, FL         Printing                  Feb-95            0          27,801       27,801
Crooks Printing Service, Inc.      Hollywood, FL         Printing                  Feb-95            0          29,214       29,214
Cumberland Farms Inc.              Canton, MA            Manufacturing & Prod.     Oct-95            0       3,200,554    3,200,554
Curtin & Pease/Peneco, Inc.        Tampa, FL             Printing                  Feb-95            0          28,549       28,549
Custom Black & White               Santa Ana, CA         Printing                  Feb-95            0          55,227       55,227
D.G.A. Printing, Inc.              Sterling Height, MI   Printing                  Feb-95            0          25,710       25,710
D.S.I. Graphics, Inc.              Irvine, CA            Printing                  Feb-95            0          47,158       47,158
David  Levey                       Concord, CA           Restaurant                Sep-95            0         117,421      117,421
David Levey                        Concord, CA           Restaurant                Aug-95            0          85,143       85,143
Delco Oil, Inc.                    Deland, FL            Fixtures                  Oct-96            0         124,673      124,673
Developmental Dynamics,Inc.        Los Angeles, CA       Furniture                 Nov-98            0          35,500       35,500
Dicon Inc.                         Fairlawn, NJ          Manufacturing & Prod.     Aug-95            0          46,388       46,388
Digit Imaging Centers, Inc.        Minneapolis, MN       Computers                 Feb-95            0         163,080      163,080
Diversifax, Inc.                   Valley Stream, NY     Manufacturing & Prod.     Feb-97            0          59,690       59,690
DJ's Woodshop                      St. Augustine, FL     Computers                 Oct-96            0          33,377       33,377
DLD Partners                       Sand City, CA         Manufacturing & Prod.     Apr-96            0          30,875       30,875
Doran Printing Co. Inc.            New Brunswick, NJ     Manufacturing & Prod.     Aug-95            0          31,505       31,505
Doyle Printing & Offset Co., Inc.  Landover, MD          Printing                  Feb-95            0         126,596      126,596
Draughon Brothers, Inc.            Fayetteville, NC      Audio                     Nov-96            0          59,049       59,049
Duncan Oil Company, Inc.           Beavercreek, OH       Fixture                   Mar-94            0         116,421      116,421
E. John Schmitz & Sons, Inc.       Sparks, MD            Printing                  Feb-95            0          32,377       32,377
E.R.S. Wash Inc.                   Glouster, MA          Restaurant                Nov-95            0          52,487       52,487
Eagle Graphics, Inc.               Wall, NJ              Printing                  Feb-95            0          49,511       49,511
Eberle Communications Group        Mclean, VA            Furniture                 Nov-94            0         119,407      119,407
Economy Motels, Inc.               Shreveport, LA        Fixture                   Jun-94            0          42,320       42,320
Econ-O-Plate, Inc.                 Los Angeles, CA       Printing                  Feb-95            0          39,520       39,520
Econ-O-Plate, Inc.                 Los Angeles, CA       Printing                  Feb-95            0         316,135      316,135
Editran, Inc.                      Milwaukee, WI         Video Prod.               Oct-96            0          31,807       31,807
Edwards Graphic Arts, Inc.         Des Moines, IA        Printing                  Feb-95            0          38,291       38,291
Eka Chemical                       Marietta, GA          Manufacturing & Prod.     Sep-98      526,499       1,402,960    1,929,459
Electric Pencil                    Los Angeles, CA       Computers                 Feb-95            0          37,768       37,768
Electro Graphics                   Fountain Valley, CA   Printing                  Feb-95            0          58,499       58,499
Electronic Publishing Services     Kahului, HI           Printing                  Feb-95            0          88,012       88,012
Eli's, Inc.                        Omaha, NE             Computers                 Feb-95            0          33,797       33,797
Eli's, Inc.                        Omaha, NE             Manufacturing & Prod.     Mar-95            0         410,745      410,745
Eli's, Inc.                        Omaha, NE             Printing                  Feb-95            0         362,433      362,433
Elk Litho Service, Inc.            Fraser, MI            Printing                  Feb-95            0          35,633       35,633
Elmwood Park Physcl Therapy        Elmwood Park, NJ      Medical                   Aug-95            0          38,614       38,614
Enhanced Commnctns                 New Castle, DE        Furniture                 Jul-96            0          50,544       50,544
Entrepreneur, Inc.                 Irvine, CA            Printing                  Feb-95            0          43,448       43,448
Equinox Travel Inc.                Manhasset, NY         Manufacturing & Prod.     Aug-95            0          30,195       30,195
Eurocolor Corp.                    San Francisco, CA     Office Equipment          Aug-95            0          27,724       27,724
Ever Ready Printers                San Francisco, CA     Printing                  Feb-95            0          25,092       25,092
Executive Computer Services        Clearwater, FL        Printing                  Feb-95            0          27,373       27,373
Eye Four Color, Inc.               Marina Del Rey, CA    Printing                  Feb-95            0          47,067       47,067
F & F General Corp.                Brooklyn, NY          Computers                 Aug-95            0          47,752       47,752
Fairfield Center                   East Orange, NJ       Manufacturing & Prod.     Aug-95            0          50,393       50,393
Fender Mender, Inc.                Ft. Lauderdale, FL    Automotive                Jan-97            0          60,969       60,969
Fidelity Printing Corp.            Saint Petersbur, FL   Printing                  Feb-95            0          33,213       33,213
Fidelity Printing Corp.            Saint Petersbur, FL   Printing                  Feb-95            0          75,061       75,061
Field Fresh Foods Inc.             Inglewood, CA         Restaurant                Feb-97            0          55,524       55,524
Fitch Graphics Ltd.                New York, NY          Printing                  Feb-95            0          62,674       62,674
For Color                          Springfield, IL       Printing                  Feb-95            0          25,014       25,014
Fordick Corp.                      Lenexa, KS            Manufacturing & Prod.     Jan-95            0          28,250       28,250
Fox Family Printing                Las Vegas, NV         Printing                  Feb-95            0         115,553      115,553
Fox Family Printing                Las Vegas, NV         Printing                  Feb-95            0          51,829       51,829
France Croissant, Ltd.             New York, NY          Restaurant                Oct-96            0          52,450       52,450
Frantz Printing Service, Inc.      Dallas, TX            Printing                  Feb-95            0          43,863       43,863
Fredco Manufacturer's              Mission Viego, CA     Computers                 Apr-94            0          26,079       26,079
G & W Enterprises, Inc.            Sacramento, CA        Printing                  Feb-95            0          81,747       81,747
General Computer Corp.             Twinsburg, OH         Computers                 Aug-95            0          46,784       46,784
Gesek's, Inc.                      Glen Burnie, MD       Automotive                Nov-94            0          27,829       27,829
Girardo & Decaro Cardiolo          Philadelphia, PA      Medical                   Aug-95            0          31,874       31,874
Glenville Family Dental            Glenville, NY         Computers                 Aug-95            0          26,209       26,209
Global Graphics, Inc.              Elmhurst, IL          Computers                 Feb-95            0          51,499       51,499
Global Group, Inc.                 Fort Worth, TX        Printing                  Feb-95            0          33,277       33,277
Glory Bound                        Nashville, TN         Printing                  Feb-95            0          51,168       51,168
Gopher State Litho Corp.           Minneapolis, MN       Printing                  Feb-95            0          69,910       69,910
Graphicomm                         San Diego, CA         Printing                  Feb-95            0          26,212       26,212
Graphics Plus Printing, Inc.       Cortland, NY          Printing                  Feb-95            0         260,067      260,067
Great Impressions, Inc.            Nashville, TN         Printing                  Feb-95            0          42,082       42,082
Greece Central School District     North Greece, NY      Printing                  Feb-95            0          41,635       41,635
Grossmont Medical Center           La Mesa, CA           Computers                 Aug-95            0          27,239       27,239
Guffey Enterprises, Inc.           Mammoth Lakes, CA     Retail                    Jul-96            0          31,757       31,757
H.W. Shepherd & Sons, Inc          Richburg, SC          Manufacturing & Prod.     Dec-96            0          38,812       38,812
Hafer Marketing Corp.              Clearwater, FL        Manufacturing & Prod.     Oct-95            0          47,614       47,614
Haig Press, Inc.                   Plainview, NY         Printing                  Feb-95            0          48,906       48,906
Haig's Printing                    Palm Springs, CA      Printing                  Feb-95            0          33,566       33,566
Hamco Corp.                        Poughkeepsie, NY      Printing                  Feb-95            0         443,524      443,524
Hamco Corp.                        Poughkeepsie, NY      Printing                  Feb-95            0          26,382       26,382
Hampton Pediatric Dental           Southampton, NY       Medical                   Aug-95            0          28,955       28,955
Harvard Pinnacle Group             Harvard, MA           Manufacturing & Prod.     Aug-95            0          30,535       30,535
Hauppauge Record Manuf.            Hauppauge, NY         Manufacturing & Prod.     Nov-96            0          65,759       65,759
Healthsmart Inc.                   Ossining, NY          Manufacturing & Prod.     Aug-95            0          36,202       36,202
Heritage Printing & Graphics       Lexington Park, MD    Printing                  Feb-95            0          62,626       62,626
Hodgins Printing Co., Inc.         Batavia, NY           Printing                  Feb-95            0          36,113       36,113
Home Paramount Pest Control Co.    Baltimore, MD         Printing                  Feb-95            0          37,676       37,676
Hotopp Associates Limited          New York, NY          Computers                 Feb-96            0          58,646       58,646
Howard Schwartz Recording          New York, NY          Audio Equipment           Aug-95            0          43,608       43,608
Howard University                  Washington, DC        Printing                  Feb-95            0         125,401      125,401
HSM  Packaging                     Syracuse, NY          Printing                  Feb-95            0          26,008       26,008
Hunt Valley Motor Coach, Inc.      Hunt Valley, MD       Computers                 Mar-95            0          34,977       34,977
Ibbetson Enterprises               Mount Laurel, NJ      Manufacturing & Prod.     Apr-96            0          56,511       56,511
Idom Inc.                          Newark, NJ            Furniture                 Aug-95            0          35,487       35,487
Industrial Printing                Anaheim, CA           Manufacturing & Prod.     Feb-95            0          52,197       52,197
Ink On Paper Printing Co.          Farmington Hill, MI   Printing                  Feb-95            0          37,979       37,979
Inland Color Graphics              Corona, CA            Printing                  Feb-95            0         201,733      201,733
Inland Color Graphics              Corona, CA            Printing                  Feb-95            0          28,353       28,353
Inland Printworks                  Riverside, CA         Printing                  Feb-95            0         110,604      110,604
Institute Publishing, Inc.         Loganville, GA        Printing                  Feb-95            0         227,055      227,055
Institute Publishing, Inc.         Loganville, GA        Printing                  Feb-95            0          27,568       27,568
Institutional Laundry Services     Lakewood, NJ          Manufacturing & Prod.     Aug-95            0          39,636       39,636
Intellisys Technology Corp.        Fairfax, VA           Printing                  Feb-95            0          28,768       28,768
Interactive Sites, Inc.            Phoenix, AZ           Office Equipment.         Nov-96            0          28,701       28,701
Inter-Link Investment              Visalia, CA           Furniture                 Jun-96            0          55,078       55,078
International Circuits & ComponentsAnaheim, CA           Computers                 Jul-96            0          59,350       59,350
International Software             Frederick, MD         Printing                  Feb-95            0          50,695       50,695
International Software             Frederick, MD         Printing                  Feb-95            0         177,146      177,146
International Software             Frederick, MD         Printing                  Feb-95            0          42,216       42,216
Intersolv, Inc.                    Rockville, MD         Computers                 Dec-94      956,149          99,775    1,055,923
Intersolve, Inc.                   Rockville, MD         Computers                 Mar-95    2,373,543         314,047    2,687,590
Interstate Graphics                Dayton, OH            Printing                  Feb-95            0          58,119       58,119
IPS Corporation                    Gardena, CA           Printing                  Feb-95            0          26,606       26,606
Isons Kwick Printing Center        Winter Park, FL       Printing                  Feb-95            0          36,636       36,636
J & B Finishing                    Tucker, GA            Printing                  Feb-95            0          47,067       47,067
J & M Ventures                     Morgan Hill, CA       Manufacturing & Prod.     Apr-96            0          54,083       54,083
J & M Ventures, Inc.               Morgan Hill, CA       Manufacturing & Prod.     Mar-96            0          46,382       46,382
J & R Graphics, Inc.               Hanover, MA           Printing                  Feb-95            0         207,509      207,509
J K Strauss, Inc.                  Indianapolis, IN      Printing                  Feb-95            0          26,872       26,872
J.M. Rosen Corp.                   Petaluma, CA          Retail                    Jul-96            0          50,375       50,375
Jaguar Litho, Inc.                 Anaheim, CA           Computers                 Feb-95            0         166,979      166,979
Jimmy the Printer                  Upland, CA            Printing                  Feb-95            0          48,982       48,982
John M. Riddle                     Mendota, CA           Medical                   Feb-96            0          58,295       58,295
Joseph Sansevere DMD               Flemington, NJ        Medical                   Aug-95            0          41,026       41,026
JP Graphics & Printing             Lake Elsinore, CA     Printing                  Feb-95            0          27,996       27,996
JRS Trucking, Inc. &  A & J Con.   Springfld Gdns, NY    Material Handling         Jan-97            0          31,079       31,079
K T Press                          Orlando, FL           Printing                  Feb-95            0          49,745       49,745
K.C. Gutenberg, Inc.               Phoenix, AZ           Printing                  Feb-95            0         249,944      249,944
Kaminer & Thomson, Inc.            Charlottesville, VA   Printing                  Feb-95            0         122,579      122,579
Kandall Fabr. & Supply             East Rutherford, NJ   Computers                 Aug-95            0          32,696       32,696
Kennel-Aire, Inc.                  Plymouth, MN          Fixtures                  Nov-96            0          43,777       43,777
Kevin Berg & Assoc., Inc.          Chicago, IL           Office Equipment.         Nov-96            0          57,676       57,676
Keystone Custodian Funds           Boston, MA            Computers                 Mar-95    2,000,558         242,355    2,242,913
Keystone Investment Mgmt Co.       Boston, MA            Computers                 Sep-95      421,324          49,527      470,851
Kilpatrick Graphics                Marietta, GA          Manufacturing & Prod.     Feb-95            0          48,083       48,083
Kilpatrick Graphics                Marietta, GA          Printing                  Feb-95            0          34,382       34,382
Kilpatrick Graphics                Marietta, GA          Printing                  Feb-95            0          34,230       34,230
Kings Smile Dental & Medical       Brooklyn, NY          Medical                   Aug-95            0          34,647       34,647
Knight's Inc.                      Beebe, AR             Retail                    Oct-95            0         128,694      128,694
Knight'S Inc.                      Beebe, AR             Retail                    Jun-95            0         125,141      125,141
Kobayashi Electronics Corp.        Long Beach, CA        Furniture                 Jan-97            0          31,584       31,584
Kochar/Gurprett MD                 Ridley Park, PA       Medical                   Aug-95            0          41,546       41,546
Kohn, Inc.                         Owings Mills, MD      Printing                  Feb-95            0          51,178       51,178
Kolton/Shimlock & Gruss            New York, NY          Medical                   Aug-95            0          29,853       29,853
Korobkin & Associates              Irvine, CA            Computers                 Feb-95            0          25,614       25,614
Kovin Corp., Inc.                  San Diego, CA         Printing                  Feb-95            0          26,330       26,330
L.A.W. Development Corp.           N. Miami Beach, FL    Restaurant                Jul-96            0          36,386       36,386
La Grange Printers, Inc.           La Grange, IL         Printing                  Feb-95            0          36,537       36,537
Laberge Printers, Inc.             Orlando, FL           Printing                  Feb-95            0          27,512       27,512
Laguna Graphic Design              Irvine, CA            Printing                  Feb-95            0          25,076       25,076
Laguna Graphics Arts               Irvine, CA            Printing                  Feb-95            0          49,380       49,380
Lasergraphics Printing             Torrance, CA          Printing                  Feb-95            0          45,049       45,049
Laws Technology, Inc.              Hickory, NC           Manufacturing & Prod.     Jul-96            0          46,205       46,205
Leavens Awards Co Inc.             Attleboro, MA         Computers                 Aug-95            0          54,711       54,711
Legend Lithograph                  Van Nuys, CA          Printing                  Feb-95            0          30,884       30,884
Lenexa Dental Group Chartered      Lenexa, KS            Telecommunications        Dec-94            0          35,338       35,338
Lettermen Inc.                     Blane, MN             Manufacturing & Prod.     Sep-95            0          26,525       26,525
Limra International Inc.           Windsor, CT           Computers                 Jan-96      490,477          46,494      536,971
Lisa M Mcconnell, Inc.             San Diego, CA         Printing                  Feb-95            0         104,938      104,938
Litho Impressions, Inc.            Temple Hills, MD      Printing                  Feb-95            0         195,078      195,078
Litho Legends, Inc.                Fairfax, VA           Printing                  Feb-95            0          34,845       34,845
Lodge Laser Graphics               Las Vegas, NV         Printing                  Feb-95            0          40,214       40,214
Lote Enterprises                   Chicago, IL           Restaurant                Feb-96            0          30,415       30,415
Lotus Prod.s Inc                   Atlanta, GA           Video Prod.               Oct-96            0          43,639       43,639
Lowes & Kendis, Inc.               Tustin, CA            Computers                 Feb-95            0         343,309      343,309
M Copiers, Inc.                    San Diego, CA         Printing                  Feb-95            0          58,378       58,378
Mac Press Group, Inc.              Hyde Park, MA         Printing                  Feb-95            0         209,961      209,961
Main Office Supply                 Coshocton, OH         Printing                  Feb-95            0          42,963       42,963
Manufacturer's Products            Warren, MI            Manufacturing & Prod.     Sep-96            0         258,267      258,267
Manufacturers Products Co.         Warren, MI            Manufacturing & Prod.     Dec-95            0         846,717      846,717
Manufacturers Products Co.         Warren, MI            Manufacturing & Prod.     Apr-96            0         218,566      218,566
Marick, Inc.                       Phoenix, AZ           Printing                  Feb-95            0          52,869       52,869
Mario G. Loomis  MD PC             Middletown, NY        Computers                 Aug-95            0          31,252       31,252
Mark Levenson MD                   New York, NY          Medical                   Aug-95            0          37,475       37,475
Mark Popkin MD                     Morristown, NJ        Medical                   Aug-95            0          31,076       31,076
Marsh Printing, Inc.               Gainesville, FL       Printing                  Feb-95            0          28,217       28,217
Mates Graphics Corp.               Clifton, NJ           Computers                 Mar-96            0          36,865       36,865
Max Loftin's Quality Graphics      Santa Ana, CA         Printing                  Feb-95            0         326,634      326,634
Mazhar Elamir MD                   Jersey City, NJ       Medical                   Aug-95            0          41,805       41,805
McK's Tavern dba, Claddagh, Inc.   New Smyrna Bch., FL   Retail                    Feb-97            0          28,212       28,212
Mega Mart Inc.                     Astoria, NY           Retail                    Aug-95            0          45,774       45,774
Mekong Printing                    Santa Ana, CA         Printing                  Feb-95            0         137,276      137,276
Mekong Printing                    Santa Ana, CA         Printing                  Feb-95            0          65,238       65,238
Mel Printing Co., Inc.             Melvindale, MI        Printing                  Feb-95            0          36,206       36,206
Melco Group, Inc.                  Fishers, IN           Printing                  Feb-95            0          36,193       36,193
Meldrum Associates, Inc.           Sommersville, NJ      Computers                 Jul-96            0          29,419       29,419
Merlin Group                       Colorado Spring, CO   Fixtures                  Jul-96            0          44,404       44,404
Met Food Dba, JCA Food Corp        Jamaica, NY           Fixtures                  Jan-97            0          51,937       51,937
Metro Graphics, Inc.               Orlando, FL           Printing                  Feb-95            0          52,588       52,588
Michael Gershanok DDS              Scarsdale, NY         Medical                   Aug-95            0          27,174       27,174
Microtrek Enterprises Inc.         New York, NY          Telecommunications        Jun-95            0          44,888       44,888
Millflow Spice Corp.               Lindenhurst, NY       Manufacturing & Prod.     Aug-95            0          29,345       29,345
Miltburne Drug Co.                 Melrose Park, IL      Retail                    Aug-95            0          33,425       33,425
Mini-Maid Systems, Inc.            Coeur D Alene, ID     Printing                  Feb-95            0         289,781      289,781
Mise En Place Inc.                 Tampa, FL             Computers                 Mar-96            0          27,086       27,086
Mixed Media Dba, Martin Bamanian   Glendale, CA          Printing                  Feb-97            0          36,547       36,547
Modern Age Business Forms          Phoenix, AZ           Manufacturing & Prod.     Feb-95            0          52,456       52,456
Mohammed Jawed                     Garland, TX           Manufacturing & Prod.     Jun-95            0          31,828       31,828
Monabeth'S, Inc .                  Bluefield, WV         Restaurant                Nov-98            0          27,916       27,916
Monitor, Co.                       Cambridge, MA         Computers                 Jun-95      779,370          58,517      837,887
Moon & Stars Specialty Foods       Los Angeles, CA       Restaurant                Jun-95            0          28,043       28,043
Morgan's Creative Restaurant       Beachwood, OH         Restaurant                Jun-95            0         138,653      138,653
Morris Lithostrippers              Anaheim, CA           Printing                  Feb-95            0          30,619       30,619
Moss Beach Distillery              Moss Beach, CA        Restaurant                Oct-96            0          50,757       50,757
Multi-Image Graphics, Inc.         Buffalo, NY           Manufacturing & Prod.     Feb-95            0         115,349      115,349
My Own Printing Co.                Anaheim, CA           Printing                  Feb-95            0          27,654       27,654
N.Y.C.B.  Enterprises,Inc.         Parsipanny, NJ        Restaurant                Oct-96            0          32,948       32,948
Nanda D'Aleo DDS                   Inwood, NY            Medical                   Aug-95            0          34,230       34,230
Nassau County Eye Associcates      Garden City, NY       Medical                   Aug-95            0          29,907       29,907
National Wire Alloy, Inc.          Fountain Inn, SC      Manufacturing & Prod.     Nov-94            0          33,180       33,180
Nationwide Business Systems        Norcross, GA          Printing                  Feb-95            0          29,922       29,922
Needleworks Inc.                   Millersburg, PA       Manufacturing & Prod.     Aug-95            0          48,740       48,740
Nehoc Enterprises                  Coral Springs, FL     Manufacturing & Prod.     Jul-96            0          53,029       53,029
Network Circuit Technologies       Redmond, WA           Manufacturing & Prod.     Nov-95            0          93,598       93,598
Network Printing, Inc.             Gaithersburg, MD      Manufacturing & Prod.     Feb-95            0          39,297       39,297
News World Communications, Inc.    Washington, DC        Manufacturing & Prod.     Feb-95            0         204,921      204,921
Newscape Technology                Seattle, WA           Computers                 Jul-96            0          61,213       61,213
NFA Corp.                          Chestnut Hill, MA     Manufacturing & Prod.     Jan-96    2,251,872         260,524    2,512,396
Niehaus Ryan Group                 S.San Francisco, CA   Furniture                 Oct-96            0          50,255       50,255
Nix Printing                       Columbus, GA          Printing                  Feb-95            0          41,675       41,675
No Anchovies Italian Restaurant    Palm Beach, FL        Restaurant                Mar-95            0         205,485      205,485
Norman Smith MD                    Florham Park, NJ      Computers                 Aug-95            0          30,802       30,802
Nyt Video News International       Conshohocken, PA      Manufacturing & Prod.     Aug-95            0          25,421       25,421
Oakdale Printing                   Pleasant Ridge, MI    Printing                  Feb-95            0          40,176       40,176
Occupational & Hand Therapy        Orland Park, IL       Manufacturing & Prod.     Aug-95            0          26,237       26,237
Ocean Medical Group PC             Brooklyn, NY          Medical                   Aug-95            0          26,111       26,111
Ohio Clinic For Aesthetic C/O      Westlake, OH          Medical                   Aug-95            0          30,250       30,250
Old Dominion Freight Line          Highpoint, NC         Manufacturing & Prod.     Mar-95      402,443          42,460      444,903
Omni Printing, Inc.                Clearwater, FL        Printing                  Feb-95            0         141,345      141,345
Onfopower Internat'L.,Inc.         Heathrow, FL          Furniture                 Oct-96            0          52,450       52,450
Open Development Corp.             Norwood, MA           Computers                 Apr-96            0          55,125       55,125
Open Development Corp.             Norwood, MA           Computers                 Jun-96            0          53,303       53,303
Orange County Nameplate Co., Inc.  Santa Fe Spring, CA   Printing                  Feb-95            0          35,942       35,942
Orthodontics For Children          Haddonfield, NJ       Medical                   Aug-95            0          27,807       27,807
Output                             San Francisco, CA     Printing                  Feb-95            0          36,829       36,829
Ozark Printing, Inc.               Ozark, MO             Printing                  Feb-95            0          61,954       61,954
Pacific Bagel Partners, L.P.       Rancho Snta Mar, CA   Restaurant                Jan-97            0         304,273      304,273
Pacific Equity Services            Vancouver, WA         Computers                 Jul-96            0          50,127       50,127
Pacific Homes                      Woodland Hills, CA    Telecommunications        Mar-96            0          31,272       31,272
Pacific Homes                      Woodland Hills, CA    Telecommunications        Apr-96            0          32,562       32,562
Pacific West Litho, Inc.           Anaheim, CA           Printing                  Feb-95            0         118,017      118,017
Palm Print, Inc.                   West Palm Beach, FL   Printing                  Feb-95            0          27,921       27,921
Patricia L. Johnson DMD            Philadelphia, PA      Medical                   Aug-95            0          32,381       32,381
Peninsula Blueprint, Inc.          Mountain View, CA     Computers                 Mar-96            0          31,270       31,270
Peninsula Printing Corporation     Newport News, VA      Printing                  Feb-95            0          37,967       37,967
People'S Value Services, Inc.      West Orange, NJ       Fixtures                  Jan-97            0          25,461       25,461
Performance Press, Inc.            Orlando, FL           Printing                  Feb-95            0          67,956       67,956
Portland General Electric          Portland, OR          Material Hndlng           Dec-98            0       3,801,108    3,801,108
Phillips Prod.s, Inc.              Dallas, TX            Video Prod.               Jun-94            0          82,844       82,844
Phoenix Manufacturers Inc.         Mcallen, TX           Manufacturing & Prod.     Aug-95            0          27,816       27,816
Photo Finish                       Las Vegas, NV         Manufacturing & Prod.     Aug-95            0          26,758       26,758
Pioneer Press, Inc.                Rockville, MD         Printing                  Feb-95            0          49,752       49,752
Platinum Communications Inc.       Dallas, TX            Computers                 Feb-96            0          37,781       37,781
Ponte Vedra Printing, Inc.         Ponte Vedra Bea, FL   Printing                  Feb-95            0          43,480       43,480
Popcorn Press, Inc.                Troy, MI              Printing                  Feb-95            0         150,780      150,780
Post Modern Edit, Inc.             Santa Ana, CA         Video Prod.               Jan-97            0          37,456       37,456
Potomac Press, Inc.                Sterling, VA          Printing                  Feb-95            0          40,861       40,861
Precision Converter                Oxford, PA            Printing                  Feb-95            0          51,328       51,328
Precision Graphics                 Amherst, NY           Printing                  Feb-95            0          36,038       36,038
Precision Pallets & Lumber         Addison, PA           Manufacturing & Prod.     Aug-95            0          33,215       33,215
Precision Pre Press, Inc.          Burke, VA             Printing                  Feb-95            0          61,335       61,335
Press Express, Inc.                Hanover, MD           Printing                  Feb-95            0          35,157       35,157
Prestige Graphics, Inc.            New Berlin, WI        Printing                  Feb-95            0         135,363      135,363
Prestige Graphics, Inc.            Las Vegas, NV         Printing                  Feb-95            0          40,349       40,349
Prestige Graphics, Inc.            New Berlin, WI        Printing                  Feb-95            0          29,542       29,542
Primary Color Systems Corporation  Irvine, CA            Printing                  Feb-95            0          58,058       58,058
Prime Mover                        Irvine, CA            Printing                  Feb-95            0          33,823       33,823
Print Perfect, Inc.                Batavia, IL           Printing                  Feb-95            0          63,112       63,112
Print Rite Printing & Graphics     San Diego, CA         Printing                  Feb-95            0          25,416       25,416
Printastic, Inc.                   Carlsbad, CA          Printing                  Feb-95            0          75,619       75,619
Printing By Rodney                 Campbell, CA          Printing                  Feb-95            0          86,395       86,395
Printing Gallery                   Florence, KY          Printing                  Feb-95            0          77,448       77,448
Printing Impressions, Inc.         Pompano Beach, FL     Printing                  Feb-95            0          31,980       31,980
Prism Printing & Design            Warren, NJ            Printing                  Aug-95            0          35,752       35,752
Professional Litho Art, Inc.       Minneapolis, MN       Printing                  Feb-95            0         111,430      111,430
Professional Packaging             Fairfield, NJ         Manufacturing & Prod.     Aug-95            0          28,250       28,250
Prospect Park Press, Inc.          West Chesterfie, NH   Printing                  Feb-95            0         106,705      106,705
Proteus Typography, Inc.           Palo Alto, CA         Printing                  Feb-95            0          94,788       94,788
Prout/Ross Dds Inc.                Tarzana, CA           Medical                   Aug-95            0          28,304       28,304
PRW Holding Corporation            Greenwich, CT         Retail                    Apr-94            0          27,050       27,050
Psinet Inc.                        Herndon, VA           Telecommunications        Aug-95            0       1,626,078    1,626,078
Quality House Envelope             Grants Pass, OR       Printing                  Feb-95            0          37,306       37,306
Quality Printing Services, Inc.    Athens, TN            Printing                  Feb-95            0          83,981       83,981
Quick Print & Bindery of Florida   Tallahassee, FL       Printing                  Feb-95            0         100,769      100,769
R Martin Printing & Design, Inc.   Costa Mesa, CA        Printing                  Feb-95            0          34,916       34,916
Racing Technology Corp.            Milwaukee, WI         Video Prod.               Nov-96            0          53,819       53,819
Rainbow Printing, Inc.             Marietta, GA          Printing                  Feb-95            0         240,561      240,561
Rainbow Printing, Inc.             Marietta, GA          Printing                  Feb-95            0          29,592       29,592
Rainbow Property Mgt.              West Orange, NJ       Computers                 Aug-96            0          33,658       33,658
Raymond Access Limited             Mansfield, UK         Construction              Aug-98      560,462         142,269      702,731
Reading Cleaner & Tailoring In     Reading, MA           Manufacturing & Prod.     Jun-95            0          43,243       43,243
Rehabilitation Associates          Utica, NY             Manufacturing & Prod.     Aug-95            0          37,152       37,152
Reliance Graphics, Inc.            Marietta, GA          Printing                  Feb-95            0          56,332       56,332
River Valley Family Medical        Barryville, NY        Manufacturing & Prod.     Aug-95            0          45,114       45,114
Rmh Sales & Marketing              Wynnewood, PA         Manufacturing & Prod.     Aug-95            0          28,478       28,478
Robertshaw Controls Co.            New Stanton, PA       Manufacturing & Prod.     Oct-95       49,806           5,904       55,711
Robertshaw Controls Co.            Kittery, ME           Manufacturing & Prod.     Oct-95      114,190          14,239      128,428
Roc Communities, Inc.              Ellenton, FL          Manufacturing & Prod.     Aug-96            0          63,149       63,149
Rose Casual Dining Inc.            Newtown, PA           Restaurant                Sep-95            0         268,961      268,961
Royal Business Group, Inc.         Oceanside, CA         Printing                  Feb-95            0         393,783      393,783
Royal Press of Central Florida     Longwood, FL          Printing                  Feb-95            0          44,349       44,349
RPM Color Graphics                 San Diego, CA         Printing                  Feb-95            0          67,066       67,066
RSE, Inc.                          Bakersfield, CA       Printing                  Feb-95            0         184,184      184,184
Ryden, Inc.                        Austin, TX            Printing                  Feb-95            0         111,669      111,669
Santoro Printing                   North Hollywood, CA   Printing                  Feb-95            0          28,846       28,846
Satterwhite Printing Co., Inc.     Richmond, VA          Manufacturing & Prod.     Feb-95            0          41,603       41,603
Scannercraft, Inc.                 Salt Lake City, UT    Computers                 Feb-95            0          98,903       98,903
Schmidt-Fletcher Medical           Newton, NJ            Medical                   Aug-95            0          31,209       31,209
Schonfeld Securities, Inc.         Jericho, NY           Furniture                 Dec-94            0         362,371      362,371
Sciandra Enterprises, Inc.         Jacksonville, FL      Printing                  Feb-95            0          33,110       33,110
Scores International, Inc.         Boston, MA            Audio                     Feb-97            0          25,206       25,206
Scott E. Newman MD PC              Yonkers, NY           Medical                   Aug-95            0          28,054       28,054
Scott-Merriman, Inc.               Dallas, TX            Printing                  Feb-95            0          35,583       35,583
Sentinel Printing Co., Inc.        Saint Cloud, MN       Printing                  Feb-95            0          45,234       45,234
Shasta Graphics, Inc.              El Toro, CA           Printing                  Feb-95            0          35,003       35,003
Shasta Graphics, Inc.              El Toro, CA           Printing                  Feb-95            0         189,656      189,656
Shriji Corp.                       Gallup, NM            Furniture                 Mar-94            0         138,094      138,094
Siebe North Inc.                   Rockford, IL          Manufacturing & Prod.     Sep-95      242,278          23,016      265,294
Siebe North Inc.                   Cranston, RI          Manufacturing & Prod.     Sep-95      151,257          14,561      165,818
Simon/Drabkin & Margulies          New York, NY          Computers                 Aug-95            0          26,705       26,705
Sir Speedy Printing                Canoga Park, CA       Printing                  Feb-95            0          35,056       35,056
Smith Lithographic Arts, Inc.      Tustin, CA            Printing                  Feb-95            0         146,438      146,438
Smithkline Beecham Clinical Labs   Collegeville, PA      Telecommunications        Jun-97            0          78,627       78,627
Snewo Graphics, Inc.               Tempe, AZ             Printing                  Feb-95            0          41,548       41,548
So. Island Medical Associates      Far Rockaway, NY      Medical                   Aug-95            0          26,955       26,955
Somers Leasing Corp.               Somers, NY            Medical                   Feb-97            0          25,817       25,817
Sound Chamber Records              N. Hollywood, CA      Audio                     Jan-97            0          39,986       39,986
Spc Semaan Printing Co., Inc.      Placentia, CA         Printing                  Feb-95            0          57,450       57,450
Spectrum Graphics                  Roswell, GA           Printing                  Feb-95            0          26,888       26,888
Spectrum Press, Inc.               Richmond, VA          Manufacturing & Prod.     Feb-95            0          25,090       25,090
Spectrum Press, Inc.               Richmond, VA          Manufacturing & Prod.     Feb-95            0          72,886       72,886
Spectrum Press, Inc.               Richmond, VA          Printing                  Feb-95            0          32,051       32,051
Spectrum Press, Inc.               Richmond, VA          Printing                  Feb-95            0          28,300       28,300
Spectrum Press, Inc.               Richmond, VA          Printing                  Feb-95            0          48,353       48,353
Spectrum Press, Inc.               Richmond, VA          Printing                  Feb-95            0          98,636       98,636
Speedy Bindery, Inc.               San Diego, CA         Printing                  Feb-95            0          32,003       32,003
Speedy Bindery, Inc.               San Diego, CA         Printing                  Feb-95            0         150,175      150,175
Spindler/Andre & Bellovin          Bayside, NY           Medical                   Aug-95            0          31,398       31,398
St. Bernard R.C. Church            Levittown, NY         Manufacturing & Prod.     Aug-95            0          36,862       36,862
St. George Quality Car Wash, Inc.  St.George, UT         Manufacturing & Prod.     Feb-97            0          25,380       25,380
St. Joseph's University            Philadelphia, PA      Manufacturing & Prod.     Feb-95            0          38,535       38,535
St. Mary's Children                Syosset, NY           Computers                 Jun-94            0          42,682       42,682
St. Mary's Children                Syosett, NY           Computers                 Dec-94            0          91,213       91,213
Staines, Inc.                      Somerdale, NJ         Printing                  Feb-95            0          25,209       25,209
Standard-Hart Printing Co., Inc.   Topeka, KS            Manufacturing & Prod.     Feb-95            0         233,870      233,870
Starr Printing Co.                 Casselberry, FL       Printing                  Feb-95            0          25,970       25,970
Staunton-Chow Engineers            Jersey City, NJ       Furniture                 Oct-96            0          52,752       52,752
Sterling Litho                     Placentia, CA         Printing                  Feb-95            0         153,287      153,287
Stinnett Printing                  Maryville, TN         Printing                  Feb-95            0          26,032       26,032
Strube Packing Co.                 Rowena, TX            Restaurant                Jul-96            0          34,204       34,204
Sun Photo                          Morehead City, NC     Printing                  Feb-95            0          48,400       48,400
Supreme Printing Co.               Dallas, TX            Printing                  Feb-95            0         204,496      204,496
Swell Printing                     Irvine, CA            Printing                  Feb-95            0         191,289      191,289
T W Recreational Services, Inc.    Yellowstone Nat, WY   Printing                  Feb-95            0          34,014       34,014
T.B.G. of Flushing, Inc.           Whitestone, NY        Restaurant                Nov-94            0         309,000      309,000
Takahiro Kono, Inc.                Honolulu, HI          Printing                  Feb-95            0          29,220       29,220
Tani Farms, Inc.                   Santa Maria, CA       Manufacturing & Prod.     Oct-96            0          55,551       55,551
Taufig Ahmed                       Ft. Worth, TX         Manufacturing & Prod.     Apr-95            0          27,720       27,720
TBJ Graphic Arts Supply, Inc.      Coventry, RI          Computers                 Feb-95            0          29,602       29,602
Technical Graphics Services        Severna Park, MD      Manufacturing & Prod.     Feb-95            0          38,390       38,390
Technographics                     Pontiac, MI           Printing                  Feb-95            0          89,093       89,093
TeleProd. Systems                  Santa Monica, CA      Video Prod.               Nov-98            0          49,592       49,592
Tendler Printing, Inc.             Mableton, GA          Printing                  Feb-95            0         104,956      104,956
Terrapin Cleaners, Inc.            Ft. Lauderdale, FL    Manufacturing & Prod.     Sep-94            0          27,001       27,001
Terry W. Slaughter DDS             Salinas, CA           Computers                 Aug-95            0          40,120       40,120
Terry'S Autobody & Paint           Oceanside, CA         Computers                 Aug-95            0          27,953       27,953
Texas Utilities Services Inc.      Dallas, TX            Telecommunications        Mar-97            0          46,349       46,349
Texas Utilities Services Inc.      Dallas, TX            Telecommunications        Mar-97      186,715          31,830      218,545
Texas Utilities Services, Inc.     Dallas, TX            Telecommunications        Dec-97            0         139,209      139,209
Tex-World, Inc.                    Marietta, GA          Manufacturing & Prod.     Oct-96            0          50,287       50,287
The Art Department of Rome         Rome, GA              Printing                  Feb-95            0          30,291       30,291
The Automobile Club of Missouri    Saint Louis, MO       Manufacturing & Prod.     Feb-95            0         113,154      113,154
The Bagel Peddler Inc.             Tallahassee, FL       Restaurant                Nov-95            0          42,669       42,669
The Barton-Gillet Co., Inc.        Baltimore, MD         Computers                 Feb-95            0          36,207       36,207
The Big Room                       Irvine, CA            Printing                  Feb-95            0         124,780      124,780
The Elson Sudi Corporation         Pittsburgh, PA        Printing                  Feb-95            0          25,669       25,669
The Fisher Co.                     Grand Rapids, MI      Printing                  Feb-95            0          25,456       25,456
The Fisher Co.                     Grand Rapids, MI      Printing                  Feb-95            0          96,944       96,944
The Foxboro Company                Foxboro, MA           Computers                 Mar-95    2,719,251         344,980    3,064,231
The Foxboro Company                Foxboro, MA           Computers                 Jun-95    1,226,129          88,589    1,314,718
The Foxboro Company                Foxboro, MA           Manufacturing & Prod.     Dec-94    2,208,437         318,179    2,526,616
The George Group Inc.              Dallas, TX            Audio Equipment           Feb-96            0          47,167       47,167
The Grand Union Company            Wayne, NJ             Retail                    Mar-94            0         285,267      285,267
The Monitor Company                Cambridge, MA         Computers                 Mar-95    2,436,477         196,773    2,633,250
The Print Shop                     Orlando, FL           Printing                  Feb-95            0          42,838       42,838
The Print Shop                     Orlando, FL           Printing                  Feb-95            0          44,990       44,990
The Printery                       Greensboro, NC        Printing                  Feb-95            0          30,954       30,954
The Printing Gallery               Florence, KY          Printing                  Feb-95            0          39,198       39,198
The Printing Standard Corp.        Kennesaw, GA          Printing                  Feb-95            0          36,554       36,554
The Printmaker Ltd.                Santa Fe, NM          Manufacturing & Prod.     Feb-95            0          37,174       37,174
The Proceres Companies, Inc.       Savage, MD            Construction              Nov-94            0          32,848       32,848
The West Company                   Lionville, PA         Manufacturing & Prod.     Mar-95      754,335         100,354      854,689
The World & News Communications    Washington, DC        Computers                 Feb-95            0         107,248      107,248
Thorpe Printing Services, Inc.     Marysville, MI        Printing                  Feb-95            0         499,345      499,345
Thunder Audio Inc.                 Lincoln Park, MI      Audio Equipment           Jan-96            0          61,281       61,281
Thunderbird Press                  Titusville, FL        Printing                  Feb-95            0          90,708       90,708
TJ Printing, Inc.                  New Berlin, WI        Printing                  Feb-95            0          40,678       40,678
TLC Printing & Copying Co., Inc.   Metairie, LA          Printing                  Feb-95            0          50,498       50,498
Tollgate Laundry Ctr               Groton, CT            Manufacturing & Prod.     Aug-96            0          43,057       43,057
Tomken Die Cutting, Inc.           Opa Locka, FL         Printing                  Feb-95            0          47,916       47,916
Trade Bindery, Inc.                Fort Lauderdale, FL   Manufacturing & Prod.     Feb-95            0          26,310       26,310
Trade Bindery, Inc.                Fort Lauderdale, FL   Printing                  Feb-95            0          39,030       39,030
Truck Toys, Inc.                   Sedro Wooley, WA      Automotive                Jul-96            0          34,777       34,777
Turning Point Rock, Llc  Dba       Denver, CO            Manufacturing & Prod.     Nov-98            0          45,997       45,997
Twin Rivers Printing               Madison, NC           Manufacturing & Prod.     Feb-95            0          45,105       45,105
Typography Plus, Inc.              Dania, FL             Printing                  Feb-95            0          38,994       38,994
Ultrasound Health Systems          Brooklyn, NY          Medical                   Aug-95            0          29,194       29,194
Ultrasound Hlth.Sys Inc.           Brooklyn, NY          Medical                   Oct-96            0          48,823       48,823
United Consumers Club              San Diego, CA         Telecommunications        Jan-97            0          37,437       37,437
Universal Press Ltd.               San Clemente, CA      Printing                  Feb-95            0          34,585       34,585
Universal Press Ltd.               San Clemente, CA      Printing                  Feb-95            0          30,290       30,290
University Residential             Bridgeport, CT        Furniture                 Jun-96            0          58,986       58,986
Unlimited Design Resources, Inc.   Lawrenceville, GA     Manufacturing & Prod.     Jan-97            0          42,362       42,362
US Exterior Distributors           Phoenix, AZ           Telecommunications        Apr-96            0          33,478       33,478
U-Save Auto Rental of America      Hanover, MD           Printing                  Feb-95            0          38,371       38,371
V I P Printing, Inc.               Hauppauge, NY         Printing                  Feb-95            0          44,860       44,860
Versatype, Inc.                    Long Beach, CA        Printing                  Feb-95            0          39,883       39,883
Video Plaza                        Milford, CT           Furniture                 Mar-95            0          29,923       29,923
Viking Bakery dba, BCR Viking Bake Denville, NJ          Restaurant                Jan-97            0          27,938       27,938
Viking Color Separations, Inc.     Fairfield, CT         Printing                  Feb-95            0          79,584       79,584
Village Of Freeport Inc.           Freeport, NY          Office Equipment          Aug-95            0          39,090       39,090
Vinings Printing Co., Inc.         Atlanta, GA           Printing                  Feb-95            0          44,873       44,873
Vinro, Inc.                        Albuquerque, NM       Printing                  Feb-97            0          45,331       45,331
W C G P, Inc.                      Van Nuys, CA          Printing                  Feb-95            0          63,728       63,728
Warners,A Div.Of Warnaco           Bridgeport, CT        Fixtures                  Nov-96            0          27,722       27,722
Warren & Stiles, Inc.              Calhoun, GA           Printing                  Feb-95            0          58,612       58,612
Wayne Provision Co.                Vernon, CA            Manufacturing & Prod.     Apr-96            0          56,374       56,374
Wegman Companies, Inc.             Rochester, NY         Computers                 Nov-94            0         103,000      103,000
Westcott Press, Inc.               Altadena, CA          Printing                  Feb-95            0         316,150      316,150
Westwind Forms & Graphics          San Diego, CA         Printing                  Feb-95            0          28,787       28,787
Wholesale Printers, Inc.           Norfolk, VA           Printing                  Feb-95            0          27,575       27,575
Wilderness Plantation Holdings     Jane Lew, WV          Furniture                 Feb-97            0          49,667       49,667
Winnett Motels, Inc.               Asheville, NC         Fixture                   Sep-94            0          32,998       32,998
Winterhawk Graphics, Inc.          Hunt Valley, MD       Printing                  Feb-95            0         132,666      132,666
Wissing's, Inc.                    San Diego, CA         Printing                  Feb-95            0         131,986      131,986
Woodbridge Stereo                  Woodbridge, NJ        Computers                 Aug-95            0          38,287       38,287
Woodfine Printing Co., Inc.        Buffalo, NY           Printing                  Feb-95            0          26,646       26,646
XL Graphics, Inc.                  Phoenix, AZ           Printing                  Feb-95            0         105,295      105,295
York International Corp.           New York, NY          Telecommunications        Aug-95            0          37,252       37,252
Young Phillips                     Clemmons, NC          Computers                 Feb-95            0          29,055       29,055
Z T  Enterprisess, Inc.            Irving, TX            Manufacturing & Prod.     Apr-95            0          35,670       35,670
                                   Total Equipment transactions less than $25,000              168,351      11,009,432   11,177,783

                                                                                           -----------     ----------- ------------
                                                                                           $89,885,389     $76,226,372 $166,111,761
                                                                                           ===========     =========== ============




(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Six at March 31, 1999 pursuant to leases or which secure its Financing Transactions.



                                   Equipment       Equipment           Total
     Equipment Category              Leases        Financings        Portfolio
--------------------------       -------------     -----------     ------------

Aircraft                         $ 19,100,646              $ 0     $ 19,100,646
Manufacturing & Production         15,932,643          681,281       16,613,924
Telecommunications                 12,937,308          141,836       13,079,144
Computer Systems                    4,945,173          497,605        5,442,778
Restaurant Equipment                  915,355          374,883        1,290,238
Printing                            1,054,726          138,821        1,193,547
Office Furniture&Fixtures             758,674           19,249          777,923
Construction                          702,731                0          702,731
Medical                                     0          667,625          667,625
Retail Systems                        273,560           71,221          344,781
Material Handling                     129,488          153,542          283,030
Video Production                       49,592                0           49,592
Audio                                       0           42,338           42,338
Office Equipment                            0           37,951           37,951
                                 ------------      -----------     ------------

                                 $ 56,799,896      $ 2,826,352     $ 59,626,248
                                 ============      ===========     ============

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31, 1999:

     Original Lessee                                                              Date         Total           Cash      Acquisition
    or Equipment User              Location               Equipment            Purchased   Financing (1)  Expended (2)     Cost (3)
------------------------     -------------------     ---------------------     ---------   -------------  ------------   -----------

Agripac, Inc.                Salem, OR               Agriculture                 Nov-98              0       $201,725       201,725
AJK Associates               Islandia, NY            Manufacturing & Prod.       Oct-96              0        $56,361        56,361
Alexander & Alexander        Owings Mills, MD        Computers                   Jan-96      2,805,739       $366,163     3,171,902
All Car Distributors         Antigo, WI              Automotive                  Aug-96              0       $147,658       147,658
All Car Distributors         Antigo, WI              Automotive                  May-96              0       $129,745       129,745
All Car Distributors         Antigo, WI              Automotive                  May-96              0        $25,122        25,122
All Car Distributors         Antigo, WI              Automotive                  Mar-96              0       $101,445       101,445
Alpha 1 Products Inc,        Hauppauge, NY           Computers                   Oct-96              0        $36,546        36,546
America Online , Inc.        Dulles, VA              Computers                   Jun-97     11,770,673       $714,189    12,484,862
America Online, Inc.         Dulles, VA              Computers                   Feb-97      5,574,241       $801,620     6,375,861
ANS Communications, Inc.     Purchase, NY            Computers                   Oct-97      3,186,815       $301,047     3,487,862
ANS Communications, Inc.     Purchase, NY            Computers                   Oct-97      3,687,562       $348,351     4,035,913
ANS Communications, Inc.     Purchase, NY            Computers                   Oct-97      3,798,716       $358,851     4,157,568
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      2,141,857       $193,993     2,335,849
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      2,386,664       $217,433     2,604,096
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      2,457,862       $223,919     2,681,781
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      2,681,039       $244,251     2,925,291
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      3,641,398       $329,809     3,971,208
Arcade Printing Services     North Highlands, CA     Printing                    Nov-96              0        $27,652        27,652
Arcade Textiles, Inc.        Rock Hill, SC           Manufacturing & Prod.       Aug-96              0       $116,364       116,364
Audio By The Bay             Garden Grove, CA        Audio                       Aug-96              0        $59,925        59,925
Automotive Sevice & Parts    Wilmington, OH          Automotive                  Sep-96              0        $33,062        33,062
AZ 3, Inc.                   Vernon, CA              Manufacturing & Prod.       Feb-98              0       $523,640       523,640
Bio-Medical Devices, Inc.    Irvine, CA              Manufacturing & Prod.       May-96              0        $40,310        40,310
Blount Inc.                  Montgomery, AL          Computers                   Jan-96        471,271        $37,083       508,354
Boca Tecca Cleaners          Boca Raton, FL          Manufacturing & Prod.       Sep-96              0        $53,029        53,029
C & C Finishing              No. Babylon, NY         Manufacturing & Prod.       Sep-96              0        $25,792        25,792
C. Kirk Root Designs         Austin, TX              Manufacturing & Prod.       Nov-98              0        $32,207        32,207
C.J. Menendez Co.            Miami, FL               Construction                May-96              0        $50,702        50,702
C.M. Repographics, Inc.      Las Vegas, NV           Reprographics               Jul-96              0        $44,804        44,804
C.P. Shades Inc.             Sausalito, CA           Manufacturing & Prod.       Mar-96              0       $247,608       247,608
Car Tech Of Gwinnett, Inc.   Roswell, GA             Automotive                  Nov-98              0        $49,565        49,565
Carlos Remolina, Md          Roselle, NJ             Medical                     Dec-96              0        $55,028        55,028
Carnival Cruise Lines        Miami, FL               Computers                   Jun-96        877,527        $77,826       955,353
CCI Diversified, Inc.        Newport Beach, CA       Computers                   Jul-96              0        $57,766        57,766
CID Hosiery Mills, Inc.      Lexington, NC           Manufacturing & Prod.       Oct-96              0        $47,658        47,658
CIS Corp.                    Jersey City, NJ         Telecommunications          Nov-96      3,870,877     $1,319,304     5,190,181
Cleaners Plus                Boca Raton, FL          Manufacturing & Prod.       Oct-96              0        $63,937        63,937
Comm. Task Group,Inc.        Buffalo, NY             Telecommunications          Oct-96              0        $51,470        51,470
Comshare Inc.                Ann Arbor, MI           Computers                   Sep-96              0       $426,019       426,019
Continental Airlines         Houston, TX             Aircraft                    Jul-97     13,102,299     $1,663,700    14,765,999
Continental Airlines         Houston, TX             Aircraft                    Dec-96      9,309,759     $2,462,884    11,772,643
Creative Financial Svcs      Fayetteville, NC        Computers                   Jul-96              0        $37,193        37,193
Creative Host Services, Inc. San Diego, CA           Furniture                   Dec-98              0       $476,294       476,294
Csk Auto, Inc.               Phoenix, AZ             Other                       Aug-98              0        $53,429        53,429
Csk Auto, Nc.                Phoenix, AZ             Other                       Oct-98              0        $53,429        53,429
CT Plastics & Fabrications   Simsbury, CT            Manufacturing & Prod.       Oct-96              0        $39,769        39,769
C-Town Supermarket Dba Lye   Astoria, NY             Retail                      Oct-98              0        $95,463        95,463
Dads Farms                   Henderson, NE           Agriculture                 Oct-96              0        $50,835        50,835
DCR Communications Inc.      Washington, DC          Furniture                   Feb-96              0       $123,781       123,781
Diagnostic Health Systems,   Lakewood, NJ            Medical                     Nov-98              0        $26,752        26,752
Digio,  Inc.                 Woodland Hills, CA      Computers                   Sep-96              0        $45,176        45,176
Direct Technologies          Suwanee, GA             Telecommunications          Mar-97              0       $232,862       232,862
Dryclean USA Dba Osmar,Inc   Miami, FL               Manufacturing & Prod.       Nov-96              0        $61,964        61,964
Eka Chemicals                Marietta, GA            Manufacturing & Prod.       Sep-98      1,052,998     $2,921,688     3,974,685
Environmental Resources      Epping, NH              Material Handling           Dec-96              0        $55,854        55,854
Federal Express Corp.        Memphis, TN             Aircraft                    Aug-96     34,973,585     $7,229,208    42,202,793
First Consumer Funding       Kenilworth, NJ          Computers                   Oct-96              0        $43,207        43,207
Florida Power Corporation    St Petersburgh, FL      Telecommunications          Mar-97              0       $243,016       243,016
Forsyth & Associates, Inc.   West Covina, CA         Transportation              Dec-98              0        $69,219        69,219
G & G Amusement              Commerce, CA            Computers                   Sep-96              0        $27,375        27,375
Golden Blasting, Inc.        Windham, NH             Manufacturing & Prod.       Oct-96              0        $58,322        58,322
Golden City Chinese          Margate, FL             Restaurant                  Dec-96              0        $42,104        42,104
Golden Corral Corporation    Raleigh, NC             Furniture                   Nov-98              0       $431,468       431,468
Golden Pharmaceutical        Golden, CO              Computers                   Apr-96              0        $56,357        56,357
Greg Street Plating & Metal  Sparks, NV              Fixture                     Nov-98              0        $60,509        60,509
Grupo Aunt Chilada's ,LLC    Phoenix, AZ             Retail                      Nov-98              0        $60,028        60,028
Haemonetics Corp.            Braintree, MA           Telecommunications          Nov-96              0        $36,529        36,529
Hastings                     London, England         Computers                   Jun-98     27,402,357     $3,016,036    30,418,393
Headway Technologies, Inc.   Milpitas, CA            Manufacturing & Prod.       Nov-98              0       $155,952       155,952
Heartland Christian Center   Orlando, FL             Video Production            Dec-98              0        $29,679        29,679
High Bluff Construction Co.  Tempe, AZ               Computers                   Oct-98              0        $77,034        77,034
Hollywood Recording Srvcs    Hollywood, CA           Audio                       Nov-96              0        $45,631        45,631
Horizon Financial Corp       Fairfield, NJ           Computers                   Oct-96              0        $54,008        54,008
ICT Group, Inc.              Langhorne, PA           Furniture                   Aug-96        173,406        $61,034       234,440
ICT Group, Inc.              Langhorne, PA           Furniture                   Aug-96        211,809        $61,034       272,843
Infinity Studios, Inc.       Brooklyn, NY            Audio                       Jul-96              0        $53,561        53,561
Intersolv Inc.               Rockville, MD           Computers                   Jan-96        576,678        $47,155       623,834
IVL, Inc.                    Minneapolis, MN         Computers                   Jul-96              0        $49,526        49,526
J.C. Penney, Inc.            Plano, TX               Office Equipment            Jun-96      2,199,583       $406,402     2,605,985
Kent-Transamericas           Brooklyn, NY            Computers                   Aug-96              0        $34,946        34,946
Kim Hannaford, Dds           Los Alamitos, CA        Medical                     Apr-96              0        $38,775        38,775
Knoxville Men's Medical      Knoxville, TN           Medical                     Oct-96              0        $42,156        42,156
La Dolce Vita Of Mt Ver.     Mount Vernon, NY        Restaurant                  Oct-96              0        $26,952        26,952
LAN Chile                    Chicago, IL             Aircraft                    Mar-98     11,752,300     $1,457,821    13,210,121
Leomar Miami, Inc.           Miami, FL               Retail                      Jul-96              0        $43,506        43,506
Life Pro Financial Services  Solano Beach, CA        Furniture                   Nov-98              0        $37,114        37,114
Lindy Bixby Dds              Capitola, CA            Medical                     Oct-96              0        $27,794        27,794
Long Beach Acceptance        Oradell, NJ             Computers                   Sep-96              0       $721,382       721,382
Market Service, Inc.         Great Neck, NY          Telecommunications          Sep-96              0        $48,898        48,898
Mazda Motors of America, Inc.Irvine, CA              Computers                   Mar-97      5,874,729       $915,766     6,790,495
Michael Stephenson           Evanston, IL            Photography                 Aug-96              0        $35,648        35,648
Miracle Mortgage             Orem, UT                Computers                   Jul-96              0        $98,589        98,589
MNP Enterprises              Miami Lakes, FL         Retail                      Sep-96              0        $27,556        27,556
Modern Planning LI, Inc.     Brooklyn, NY            Computers                   Dec-96              0        $57,324        57,324
Nashville Men's Medical      Nashville, TN           Medical                     Oct-96              0        $42,161        42,161
New Horizons Computer        Fairborn, OH            Computers                   Sep-96              0        $53,974        53,974
Newport Shores Financial     Mission Viego, CA       Furniture                   Jul-96              0        $55,093        55,093
Northgate Communications,    Santa Monica, CA        Computers                   Dec-98              0        $74,565        74,565
Occidental                   Los Angeles, CA         Vessels                     Mar-97      5,853,364     $3,708,501     9,561,865
OEO, Inc.                    Springfield, VA         Telecommunications          Mar-97        160,103       $215,453       375,556
Pacific Bagel Partners       Rancho St. Margarita, CARestaurant                  Sep-96              0       $309,000       309,000
Pat's Bug Shop               Donalds, SC             Automotive                  Oct-96              0        $53,596        53,596
Peppino's Inc.               Irvine, CA              Restaurant                  Aug-96              0        $31,171        31,171
Petsmart, Inc.               Pheonix, AZ             Fixtures                    Dec-97              0     $2,658,049     2,658,049
Petsmart, Inc.               Phoenix, AZ             Fixture                     Jul-98              0       $362,790       362,790
Petsmart, Inc.               Phoenix, AZ             Furniture                   Sep-98              0     $3,250,130     3,250,130
Petsmart, Inc.               Phoenix, AZ             Furniture                   Oct-98              0     $2,017,116     2,017,116
Photocircuits                Glen Cove, NY           Computers                   Aug-96              0     $1,995,051     1,995,051
Pollinaise Intimate Apparel  Boyertown, PA           Computers                   Aug-96              0        $48,000        48,000
Press Point, Inc.            New York, NY            Furniture                   Dec-98              0       $377,788       377,788
Progressive Technology       Miami, FL               Manufacturing & Prod.       Sep-96              0        $32,397        32,397
Progrssve Extrsn Die Corp    Anahiem, CA             Manufacturing & Prod.       Dec-96              0        $46,832        46,832
Quality Baking, LLC          Maplewood, MO           Furniture                   Jul-96              0       $283,250       283,250
Quality Baking, LLC          Maplewood, MO           Furniture                   Sep-96              0       $315,404       315,404
R.B. Apparel Co., Inc.       Hialeah, FL             Manufacturing & Prod.       Sep-96              0        $46,114        46,114
Rainbow Abstracts Group      Glandale, CA            Video Production            Oct-96              0        $56,347        56,347
Ral III Trading Inc.         Biloxi, MS              Manufacturing & Prod.       Oct-96              0        $51,077        51,077
Rapid Link, Inc.             Atlanta, GA             Computers                   Dec-98              0       $102,237       102,237
Rehab Excel, Inc.            Lafayettle, CO          Computers                   Dec-96              0        $34,545        34,545
Roger Doss Catering, Inc.    Lyndhurst, NJ           Restaurant                  Dec-96              0        $29,222        29,222
Rowan Companies              Memphis, TN             Oil Rig                     Aug-96     12,325,000       $369,750    12,694,750
Sabena                       Chicago, IL             Aircraft                    Nov-97     $1,832,359     $1,979,380    $3,811,739
Sabena                       Manhasset, NY           Aircraft                    Aug-98              0     $1,236,010     1,236,010
Sabena                       Manhasset, NY           Aircraft                    Sep-98              0     $1,472,720     1,472,720
Sabreliner Corporation       St Louis, MO            Fixture                     Dec-98              0     $1,070,958     1,070,958
Seacor Smit, Inc.            Houston, TX             Vessels                     Sep-97     12,825,000     $4,793,150    17,618,150
Seacor Smit, Inc.            Houston, TX             Vessels                     Jan-98     14,232,634     $4,822,366    19,055,000
Seacor Smit, Inc.            Houston, TX             Vessels                     Mar-98     11,742,000     $2,935,500    14,677,500
Siamac A. Najah              Redondo Beach, CA       Video Production            Jul-96              0        $51,970        51,970
Sportscare Specialists       Troy, MI                Medical                     Sep-96              0        $29,411        29,411
Steamtech Environmental      Bakersfield, CA         Enviromental                Sep-96              0        $55,557        55,557
Stratford Studios            Phoenix, AZ             Printing                    Sep-96              0        $42,525        42,525
Sturgeon & Sturgeon,DDS      West Hills, CA          Medical                     Nov-96              0        $61,736        61,736
Sunfire Prod. Dba Sequoia    Aspen, CO               Video Production            Oct-96              0        $46,760        46,760
Tejas Tubular Processing,    Houston, TX             Manufacturing & Prod.       Dec-98              0       $102,971       102,971
Third Coast Productions      Ft. Worth, TX           Video Production            Aug-96              0        $52,682        52,682
Threespace Imagery           Reseda, CA              Computers                   Oct-96              0        $53,169        53,169
Tierce, Inc.                 Fort Worth, TX          Medical                     Jun-96              0        $33,310        33,310
Title Escrow Inc.            Nashville, TN           Computers                   Oct-96              0        $51,946        51,946
Traceanalysis, Inc.          Lubbock, TX             Medical                     Nov-98              0        $71,196        71,196
Tucson Bagel Company, LLC    Brainerd, MN            Restaurant                  Mar-96              0       $261,319       261,319
Tucson Bagel Company, LLC    Brainerd, MN            Restaurant                  Sep-96              0       $298,886       298,886
Uinta Brewing Company        Salt Lake City, UT      Manufacturing & Prod.       May-96              0       $183,600       183,600
United Consumers Club        Fishkill, NY            Telecommunications          Dec-96              0        $48,670        48,670
United Consumers Club        Elmsford, NY            Telecommunications          Oct-96              0        $48,670        48,670
Visual Impulse Co.           Quincy, FL              Computers                   Dec-96              0        $40,635        40,635
Wal-Mart Stores,Inc.         Bentonville, AR         Material Handling           Oct-96      1,751,640     $2,939,819     4,691,459
Waterwrks Restaurant         Winooski, VT            Retail                      May-96              0        $33,323        33,323
Westover Investment Corp     Richmond, VA            Computers                   Dec-96              0        $26,625        26,625
WH Smith Limited             London, England         Retail                      Mar-97     20,049,773     $1,495,109    21,544,881
White's Pastry Shop, Inc.    Brockton, MA            Restaurant                  Nov-98              0        $27,655        27,655
                             Total Equipment transactions less than $25,000                          0        972,160       972,160

                                                                                          ------------    -----------  ------------
                                                                                          $236,753,616    $74,628,068  $311,381,684
                                                                                          ============    ===========  ============

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at March 31, 1999 pursuant to leases or which secure its Financing Transactions.



                                      Equipment     Equipment         Total
    Equipment Category                 Leases       Financings      Portfolio
---------------------------         ------------   -----------    ------------

Aircraft                            $ 90,952,788            $0    $ 90,952,788
Computer Systems                      49,997,030        74,565      50,071,595
Vessels                               49,855,000             0      49,855,000
Retail Systems                        20,977,388       143,862      21,121,250
Manufacturing & Production            18,652,318       183,663      18,835,981
Office Furniture & Fixtures           13,654,898     1,239,209      14,894,107
Energy                                12,325,000             0      12,325,000
Automotive                             6,620,192        49,565       6,669,757
Telecommunications                     4,572,054        60,054       4,632,108
Medical                                3,898,595             0       3,898,595
Office Equipment                       2,764,522             0       2,764,522
Miscellaneous                          1,683,966       152,823       1,836,789
                                   -------------   -----------   -------------

                                   $ 275,953,751   $ 1,903,741   $ 277,857,492
                                   =============   ===========   =============

                                    TABLE VI
               Acquisition of Equipment - Current Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Eight A at March 31, 1999:

    Original Lessee                                                        Date             Total             Cash       Acquisition
   or Equipment User           Location          Equipment               Purchased      Financing (1)     Expended (2)     Cost (3)
------------------------------------------------------------------------------------------------------------------------------------

Petsmart, Inc.               Phoenix, AZ       Furniture                   Oct-98                0                0         958,962
Petsmart, Inc.               Phoenix, AZ       Furniture                   Dec-98               $0               $0      $1,567,526
Oxford Health Plans, Inc.    Norwalk, CT       Computers                   Dec-98        3,990,257          327,073       4,317,330
Oxford Health Plans, Inc.    Norwalk, CT       Computers                   Dec-98        4,427,213          362,889       4,790,102
Oxford Health Plans, Inc.    Norwalk, CT       Computers                   Dec-98        4,090,551          335,299       4,425,850
Oxford Health Plans, Inc.    Norwalk, CT       Computers                   Dec-98        4,016,690          329,240       4,345,930
Pharma Print, Inc.           Irvine, CA        Manufacturing & Prod.       Mar-99        1,408,127          278,708       1,686,834
Pharma Print, Inc.           Irvine, CA        Manufacturing & Prod.       Mar-99          448,408           88,752         537,160
Sabena Belgian World Airways Manhasset, NY     Aircraft                    Mar-99                0                0       3,067,695
Amazon.Com                   Seattle, WA       Computers                   Mar-99                0                0       5,222,100
Amazon.Com                   Seattle, WA       Computers                   Mar-99                0                0         962,760
Amazon.Com                   Seattle, WA       Computers                   Mar-99                0                0         750,668
Amazon.Com                   Seattle, WA       Computers                   Mar-99                0                0         751,788
BP Amoco Corp Dba Bp Oil Co. Cleveland, OH     Vessel                      Mar-99        7,294,424        6,015,821      13,310,245
America West                 Tempe, AZ         Aircraft                    Mar-99       10,069,375        3,629,625      13,699,000
Portland General Electric    Portland, OR      Material Handling           Mar-99        7,643,867        8,005,042      15,648,909
Portland General Electric    Portland, OR      Material Handling           Dec-98       12,228,718          366,856      12,595,574

                                                                                       -----------      -----------     -----------
                                                                                       $55,617,629      $19,739,305     $88,638,433
                                                                                       ===========      ===========     ===========

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Current Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Income Fund 8-A at March 31, 1999 pursuant to leases or which secure its Financing Transactions.



                                      Equipment      Equipment       Total
    Equipment Category                  Leases       Financings    Portfolio
--------------------------           ------------    ----------   ------------

Material Handling                    $ 27,038,665     $      0    $ 27,038,665
Computer Systems                       24,821,871            0      24,821,871
Aircraft                               16,278,345            0      16,278,345
Vessels                                12,922,568            0      12,922,568
Office Furniture&Fixtures               2,452,900            0       2,452,900
Manufacturing & Production              2,159,218            0       2,159,218
                                     ------------     --------    ------------

                                     $ 85,673,567     $      0    $ 85,673,567
                                     ============     ========    ============